     As filed with the Securities and Exchange Commission on June 23, 2000
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             HARRIS FINANCIAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Pennsylvania                          6712                          23-2889833
   (State or Other Jurisdiction of          (Primary Standard                (I.R.S. Employer
   Incorporation or Organization)      Industrial Classification)         Identification Number)

                            235 North Second Street
                                 P.O. Box 1711
                         Harrisburg, Pennsylvania 17101
                                 (717) 236-4041
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Charles C. Pearson, Jr.
                     President and Chief Executive Officer
                             Harris Financial, Inc.
                            235 North Second Street
                                 P.O. Box 1711
                         Harrisburg, Pennsylvania 17105
                                 (717) 236-4041
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                                Eric Luse, Esq.
                            Kenneth R. Lehman, Esq.
                      Luse Lehman Gorman Pomerenk & Schick
                           A Professional Corporation
                          5335 Wisconsin Avenue, N.W.
                                   Suite 400
                             Washington, D.C. 20015
                             Phone: (202) 274-2007

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.    [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                                      Proposed          Proposed
     Title of each class of         Amount to be       maximum           maximum            Amount of
   securities to be registered       registered    offering price       aggregate         registration
                                                      per share      offering price (1)        fee
=======================================================================================================
Common Stock, $.01 par value         30,417,500        $10.00         $304,175,000          $80,302
per share                              shares            --                 --                --
Participation Interests(2)           1,000,000
                                     interests
=======================================================================================================

____________________________________
(1)  Estimated solely for the purpose of calculating the registration fee.
(2) The securities to be purchased by the Harris Retirement Savings Incentive Plan, a 401(k) Plan, are included in the amount shown for Common Stock. However, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

                             HARRIS FINANCIAL, INC.

                    HARRIS RETIREMENT SAVINGS INCENTIVE PLAN

     Harris Financial, Inc. is providing this prospectus supplement to participants in the Harris Retirement Savings Incentive Plan (the "401(k) plan"). As a participant in the 401(k) plan, you will be able to direct the trustee of the 401(k) plan to purchase common stock of Harris Financial, Inc. in its offering with amounts allocated to your account under the 401(k) plan.

     This prospectus supplement relates to your initial election to direct that all or a portion of your account be invested in a fund made up of Harris Financial, Inc. common stock. The trustee will reinvest your account in the other funds available under the 401(k) plan if the offering is oversubscribed and the trustee cannot use the total amount you allocate to purchase Harris Financial, Inc. common stock. If you cannot acquire all the common stock you want in the offering you may direct the investment of your account in the Harris Financial, Inc. fund after the offering is completed.

     The prospectus of Harris Financial, Inc. dated ____________, 2000 attached to this prospectus supplement includes detailed information with respect to the offering and the financial condition, results of operations and business of Harris Savings Bank. You should read this prospectus supplement, which provides information with respect to the 401(k) plan, only in conjunction with the prospectus.

                              ____________________

     For a discussion of risks that you should consider, see "Risk Factors" beginning on page __ of the prospectus.

     The interests in the 401(k) plan and the offering of the common stock have not been approved or disapproved by the Office of Thrift Supervision, the Securities and Exchange Commission or any other Federal or state agency. Any representation to the contrary is a criminal offense.

     The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

     The 401(k) plan's investment in common stock is subject to loss.

     The date of this prospectus supplement is ________________, 2000.

                               TABLE OF CONTENTS

     THE OFFERING........................................................................................     1
     Securities Offered..................................................................................     1
     Election to Purchase Common Stock in the Offering; Priorities.......................................     1
     Value of 401(k) Plan Assets.........................................................................     2
     Method of Directing Transfer........................................................................     2
     Time for Directing Transfer.........................................................................     2
     Irrevocability of Transfer Direction................................................................     2
     Direction to Purchase Common Stock After the Offering...............................................     3
     Purchase Price of Common Stock......................................................................     3
     Nature of a Participant's Interest in the Common Stock..............................................     3
     Voting Rights of Common Stock.......................................................................     3

DESCRIPTION OF THE 401(k) PLAN...........................................................................     4
     Introduction........................................................................................     4
     Eligibility and Participation.......................................................................     4
     Contributions Under the 401(k) Plan.................................................................     5
     Limitations on 401(k) Plan Contributions............................................................     5
     Benefits Under the 401(k) Plan......................................................................     8
     Investment of Contributions and Account Balances....................................................     8
     Withdrawals and Distributions From the 401(k) Plan..................................................    12
     Trustee.............................................................................................    13
     Plan Administrator..................................................................................    13
     Reports to 401(k) Plan Participants.................................................................    14
     Amendment and Termination...........................................................................    14
     Merger, Consolidation or Transfer...................................................................    14
     Federal Income Tax Consequences.....................................................................    14
     Additional Employee Retirement Income and Security Act Considerations...............................    19
     Securities and Exchange Commission Reporting and Short-Swing Profit Liability.......................    19
     Financial Information Regarding 401(k) Plan Assets..................................................    20

LEGAL OPINION............................................................................................    20

                                  THE OFFERING

Securities Offered

     Harris Financial, Inc. is offering participation interests in the Harris Retirement Savings Incentive Plan (the "401(k) plan"). The participation interests represent indirect ownership of Harris Financial, Inc.'s common stock through the 401(k) plan. The 401(k) plan may acquire up to 770,000 shares of Harris Financial, Inc. common stock. Only employees of Harris Savings Bank may
become participants in the 401(k) plan.   Your investment in the Harris
Financial, Inc. stock fund is subject to the priorities listed below. Information with regard to the 401(k) plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of Harris Savings Bank is contained in the attached prospectus. The address of the principal executive office of Harris Savings Bank is 235 North Second Street, Harrisburg, PA 17101. Harris Savings Bank's telephone number is (717) 236-4041.

 Election to Purchase Common Stock in the Offering; Priorities

     In connection with the offering, Harris Savings Bank has amended the 401(k) plan to permit you to transfer all or part of your account balances in the 401(k) plan to the Harris Financial, Inc. stock fund, to be used to purchase common stock issued in the offering. The trustee of the Harris Financial, Inc. stock fund will purchase common stock in accordance with your directions. You will also be provided the opportunity to elect alternative investments from among the nine (9) other funds offered. In the event the offering is oversubscribed, i.e. there are more orders for common stock than shares available for sale in the offering, and the trustee is unable to use the full amount allocated by you to purchase common stock in the offering, the amount that cannot be invested in common stock will be reinvested in the other investment funds of the 401(k) plan in accordance with your then existing investment election (in proportion to your investment direction allocation percentages). If you fail to direct the investment of your account balances, your account balances will remain in the other investment funds of the 401(k) plan as previously directed by you.

     The shares of common stock are being offered for sale in the following priorities:

     (1) depositors of Harris Savings Bank with aggregate account balances of $50 or more as of December 31, 1998;

     (2) Harris Savings Bank's employee stock ownership plan;

     (3) depositors of Harris Savings Bank with aggregate account balances of $50 or more as of [____________, 2000];

     (4) other depositors of Harris Savings Bank who do not qualify under (1) or
        (3) above; and

     (5) certain members of the general public in a community offering. Alternatively, such shares may be issued to shareholders of any acquired corporation in exchange for shares of the acquired corporation or in any other manner that facilitates the acquisition.

     To the extent you fall into one of these categories, you may use funds in your plan account to subscribe or pay for the common stock being acquired. Common stock so purchased will be placed in the newly created Harris Financial, Inc. stock fund and allocated to your 401(k) plan account.

Value of 401(k) Plan Assets

     As of March 31, 2000, the market value of the assets of the 401(k) plan was approximately $7,701,348. The plan administrator informed each participant of the value of his or her account balance under the 401(k) plan as of March 31, 2000.

Method of Directing Transfer

     You will receive a form on which you can elect to transfer all or a portion of your account balance in the 401(k) plan to the Harris Financial, Inc. stock fund or to the other investment options established under the 401(k) plan. If you wish to use all or part of your account balance in the 401(k) plan to purchase common stock issued in the offering, you should indicate that decision on the investment allocation form.

Time for Directing Transfer

     If you wish to purchase common stock with your 401(k) account balances, you must return your election form to the Human Resources Department, Harris Savings Bank, no later than 12:00 noon on _____________, 2000.

Irrevocability of Transfer Direction

     You may not revoke your election to transfer amounts credited to your account in the 401(k) plan to the Harris Financial, Inc. stock fund. After the offering, however, you will be able to change the investment of your accounts under the plan as explained below.

Direction to Purchase Common Stock After the Offering

     Whether you choose to purchase stock in the offering, or attempt to purchase stock in the offering but are unable to do so because the offering is oversubscribed, you will also be able to purchase stock after the offering. You may direct that a certain percentage of your future contributions or your account balance in the 401(k) plan be transferred to the Harris Financial, Inc. stock fund and invested in common stock, or to the other investment funds available under the 401(k) plan. You may change your investment allocation at any time. Special restrictions may apply to transfers directed to and from the Harris Financial, Inc. stock fund by the participants who are subject to the provisions of section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of Harris Financial, Inc.

Purchase Price of Common Stock

     The trustee will use the funds transferred to the Harris Financial, Inc. stock fund to purchase common stock in the offering, except in the event of an oversubscription, as discussed above. The trustee will pay $10.00 per share for shares purchased in the offering, which will be the same price paid by all other persons in the offering.

     After the offering, the trustee will acquire common stock in open market transactions at the prevailing price. The trustee will pay transaction fees associated with the purchase, sale or transfer of the common stock after the offering.

Nature of a Participant's Interest in the Common Stock

     The trustee will hold the common stock, in trust, for the participants of the 401(k) plan. Shares of common stock acquired by the trustee at your direction will be allocated to your account. Therefore, investment decisions of other participants should not affect the earnings allocated to your account.

Voting Rights of Common Stock

     The trustee generally will exercise voting rights attributable to all common stock held by the Harris Financial, Inc. stock fund as directed by participants with accounts invested in the fund. When stockholders have a right to vote on a matter, you will have voting instruction rights reflecting your proportionate interest in the fund. The trustee will vote the common stock affirmatively and negatively on each matter, in proportion to the voting instructions the trustee receives from the participants.

DESCRIPTION OF THE 401(k) PLAN

Introduction

     Harris Savings Bank adopted the Harris Retirement Savings Incentive Plan ("401(k) Plan") effective October 1, 1988. The 401(k) Plan was amended and restated effective January 1, 1989. The most recent amendment to the Plan was adopted, effective December 31, 1999. The 401(k) plan is a tax-qualified plan that permits participants to defer current compensation to their account balances. The plan also permits participant direction of investment. In connection with the offering, the 401(k) Plan has been amended to permit investment by participants in stock of Harris Financial, Inc. As a result of the amendment, up to 100% of the assets of the 401(k) Plan can be invested in Harris Financial, Inc. common stock. In addition, the 401(k) Plan has been amended so that matching contributions contributed after __________, 2000 will be invested by the trustee in Harris Financial, Inc. stock.

     Harris Savings Bank intends that the 401(k) plan, in operation, will comply with the requirements of the Internal Revenue Code and the Employee Retirement Income Security Act. Harris Savings Bank may amend the 401(k) plan from time to time in the future, as it sees fit or to maintain compliance with Federal law. Since the 401(k) plan is governed by the Employee Retirement Income Security Act, Federal law provides you with various rights and protections as a participant in the 401(k) plan. Your benefits under the 401(k) plan are not governed by the Pension Benefit Guaranty Corporation.

     Reference to full text of plan. The following statements are summaries of
     ------------------------------
certain provisions of the 401(k) plan. They are not complete and are qualified in their entirety by the full text of the 401(k) plan. You may obtain a copy of the 401(k) plan by filing a request with Harris Savings Bank, Attention: Barbara
E. Roth, Vice President, Human Resources Manager. We urge each employee to read carefully the full text of the 401(k) plan.

Eligibility and Participation

     Any employee of Harris Savings Bank is eligible to become a participant in the 401(k) plan on the January 1 or July 1 following completion of six months of service and 1,000 hours of service during the first twelve months of employment with Harris Savings Bank. The 401(k) plan year is January 1 to December 31.

     As of June 19, 2000, there were 443 employees eligible to participate in the 401(k) plan and 335 employees participating by making elective deferral contributions.

Contributions Under the 401(k) Plan

     401(k) plan contributions.  As a participant in the 401(k) plan, you are
     -------------------------
permitted to defer a portion of your compensation on a pre-tax basis, and to have that amount contributed to the 401(k) plan on your behalf. The amount that you may defer may range from 0% to 13%, subject to the limitations of the Internal Revenue Code. For purposes of the 401(k) plan, "compensation" means any earnings reportable on Internal Revenue Service Form W-2 as wages for Federal income tax purposes and earned income, plus elective contributions, for the plan year. For purposes of allocating employer contributions but not elective deferrals, for participants who are employed as commissioned mortgage originators and are compensated on a straight commission basis, compensation (for the portion of a plan year an employee is employed under such status) shall be limited to $27,098 (as indexed for cost of living), prorated if less than a full plan year. Elective contributions are amounts excludible from your gross income and contributed to this 401(k) plan or a section 125 cafeteria plan. In 2000, the maximum amount of your annual compensation that can be taken into account under the 401(k) plan is limited to $170,000. Similarly, your total deferrals may not exceed a dollar limit, which is set by law. Limits established by the Internal Revenue Code are subject to increase pursuant to an annual cost of living adjustment. You may elect to modify the amount contributed to the 401(k) plan by filing a new elective deferral agreement with the 401(k) plan administrator which will be effective the first day of the each January 1 and July 1.

     Employer contributions.  If you make elective deferral contributions, and
     ----------------------
were hired by Harris Savings Bank prior to January 1, 1999, Harris Savings Bank may make matching contributions to the 401(k) plan equal to 25% of your elective deferral, on deferrals of up to 6% of your compensation. If you were hired on or after January 1, 1999, and are precluded from participating in the Harris Savings Bank defined benefit pension plan, Harris Savings Bank may make a matching contribution equal to 50% of your elective deferral, on deferrals of up to 6% of your compensation. Contributions in excess of 6% of your compensation will not be matched. Matching contributions will be made on the last day of each payroll period. Matching contributions vest according to the vesting schedule set forth below.

Limitations on 401(k) Plan Contributions

     Limitation on employee elective deferrals.  The amount of your elective
     -----------------------------------------
deferral contributions may not currently exceed $10,500 per calendar year. The Internal Revenue Service will periodically increase this annual limitation. If you defer salary in excess of this limitation, your gross income for Federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for Federal income tax purposes, as earned and received by the participant in the tax year in which the distribution is made.

     Limitations on annual additions and benefits.  The contributions and
     --------------------------------------------
forfeitures you receive under the 401(k) plan and employee stock ownership plan, in the aggregate, cannot exceed the lesser of $30,000 or 25% of your compensation, as defined in the 401(k) plan. To the extent contributions and forfeitures exceed these limitations, the plan administrator will:

     (1)  distribute any elective deferrals (within the meaning of the Code
          Section 402(g)(3)) or return any employee contributions (whether voluntary or mandatory), and for the distribution of gains attributable to those elective deferrals and employee contributions, to the extent that the distribution or return would reduce the "excess amount" in the participant's accounts; or

     (2) hold any "excess amount" remaining after the return of any elective deferrals or voluntary employee contributions in a "Section 415 suspense account"; or

     (3) use the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to reduce employer contributions for that participant if that participant is covered by the 401(k) plan as of the end of the "limitation year", or if the participant is not so covered, allocate and reallocate the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to all participant's in the 401(k) plan before any employer or employee contributions which would constitute "annual additions" are made to the 401(k) plan for such "limitation year"; or

     (4) reduce employer contributions to the 401(k) plan for such "limitation year" by the amount of the "Section 415 suspense account" allocated and reallocated during such "limitation year".

     If you are also covered under Harris Savings Bank's employee stock ownership plan and annual additions exceed the maximum permissible amount, your annual additions under this plan will be reduced to the extent necessary, so that the total annual additions do not exceed the maximum permissible amount.

     Limitation on plan contributions for highly compensated employees.  The
     -----------------------------------------------------------------
Internal Revenue Code limits the amount of elective deferral contributions and matching contributions that may be made to the 401(k) plan in any plan year on behalf of highly compensated employees in relation to the amount of elective deferral contributions made by or on behalf of all other employees eligible to participate in the 401(k) plan. Specifically, the actual deferral percentage, i.e., the average of the actual deferral ratios, expressed as a percentage, of each eligible employee's elective deferral contribution if any, for the plan year over the employee's salary, must meet either of the following tests:

     (1) the actual deferral percentage of the eligible highly compensated employees is not more than 125% of the actual deferral percentage of all other eligible employees; or

     Example: If the actual deferral percentage of non-highly compensated employees is 10%, the maximum deferral percentage of highly compensated employees cannot exceed 12.5% (or 10% x 125% = 12.5%)

     (2) the actual deferral percentage of the eligible highly compensated employees is not more than 200% of the actual deferral percentage of all other eligible employees, and the excess of the actual deferral percentage for the eligible highly compensated employees over the actual deferral percentage of all other eligible employees is not more than two percentage points.

     Example: If the actual deferral percentage of non-highly compensated employees is 4%, the actual deferral percentage of highly compensated employees cannot exceed 6% (or 4% x 200% = 8%, but not more than 2 percentage points, reducing the 8% to 6%).

     Similarly, the actual contribution percentage, i.e., the average of the actual contribution ratios, expressed as a percentage, of each eligible employee's matching contributions, if any, for the plan year over the employee's salary, must meet either of the following tests:

     (1) the actual contribution percentage of the eligible highly compensated employees is not more than 125% of the actual contribution percentage of all other eligible employees; or

     (2) the actual contribution percentage of the eligible highly compensated employees is not more than 200% of the actual contribution percentage of all other eligible employees, and the excess of the actual contribution percentage for the eligible highly compensated employees over the actual contribution percentage of all other employees is not more than two percentage points.

     Effective January 1, 1997, the actual deferral percentage and actual contribution percentage tests are performed by using the actual deferral percentage and the actual contribution percentage of non-highly compensated employees for the plan year preceding the 401(k) plan year that is being tested.

     In general, for plan years beginning in 1998, a highly compensated employee includes:

     (1) an employee who, during the plan year or the preceding plan year, was at any time a 5% owner of the stock of Harris Financial, Inc., or stock possessing more than 5% of the total combined voting power of all stock of Harris Financial, Inc.; or

     (2) an employee who, for the preceding plan year, received compensation from Harris Savings Bank in excess of $80,000, and, if Harris Savings Bank elects for a plan year, was in the group consisting of the top 20% of employees when ranked on the basis of compensation paid during the plan year. The dollar amounts set forth above are adjusted annually to reflect increases in the cost of living.

     The trustee will distribute amounts contributed by highly compensated employees that exceed the actual deferral percentage limitation in any plan year, together with any income allocable. These contributions must be distributed before the close of the following plan year first to highly compensated employees with the greatest dollar amount of deferrals, until the plan satisfies the actual deferral percentage test. Moreover, Harris Savings Bank will be subject to a 10% excise tax on these contributions unless, together with any income allocable thereto, they either are re-characterized or are distributed before the close of the first 2-1/2 months following the plan year to which the contributions relate. In addition, the trustee will distribute any contributions by highly compensated employees that exceed the actual contribution percentage limitation in any plan year, together with any income allocable thereto, before the close of the following plan year. A 10% excise tax will also be imposed on Harris Savings Bank with respect to these contributions, unless such contributions, plus any income allocable thereto, are distributed within 2-1/2 months following the close of the plan year in which they arose.

Benefits Under the 401(k) Plan

     Vesting.  At all times, you have a fully vested, nonforfeitable interest in
     -------
your elective deferral contributions. You are vested in any employer matching contributions, in accordance with the following schedule:

                Years of Service       Vesting Percentage
                ----------------       ------------------
                  Less than 2                    0%
                      2                         20%
                      3                         40%
                      4                         60%
                      5                         80%
                   6 or more                   100%

     You will also be 100% vested in employer matching contributions made to your account, regardless of your years of employment, upon attainment of early or normal retirement age under the 401(k) plan, or upon your death or disability. Any non-vested matching contributions which are forfeited shall be used to reduce employer matching contributions for the plan year in which the forfeiture occurs.

Investment of Contributions and Account Balances

     All amounts credited to your accounts under the 401(k) plan are held in the plan trust which is administered by the trustee appointed by Harris Savings Bank's board of directors.

     Prior to the effective date of the offering, you and the other participants were provided the opportunity to direct the investment of your accounts into one of the following funds:

A.   Stable Value Fund (with CGU Life Insurance Company)

B.   Fidelity Daily U.S. Treasury Money Market
C.   Loomis Sayles Bond Instl.
D.   Fidelity Puritan
E.   Fidelity Spartan U.S. Equity Index
F.   Putnam Vista A
G.   Heartland Value Plus
H.   Franklin Small Cap Growth A
I.   Ivy International A

     The 401(k) plan now provides that in addition to the funds specified above, you may direct the trustee to invest all or a portion of your account in the Harris Financial, Inc. stock fund.

     You may elect to have both past contributions and earnings, as well as future contributions to your account invested either in the Harris Financial, Inc. stock fund or among the funds listed above. Transfers of past contributions and the earnings thereon do not affect the investment mix of future contributions. If you make an election to direct investment of assets into the Harris Financial, Inc. stock fund, you may change your investment at a future date. This may be done by: (i) filing an Enrollment/Beneficiary form with the Human Resources Department; (ii) by calling (800) 304-6498; or (iii) by the internet at http://login.invesmart.com. The proceeds of the sale, net of
                --------------------------
expenses, will be allocated to your account and reinvested in accordance with the 401(k) plan. Until an initial investment election is made by a participant, the participant's account will be invested in the Stable Value Fund.

A.   Previous Funds

     Prior to the effective date of the offering, the trustee invested contributions under the 401(k) plan in the nine funds specified above. The following table provides performance data with respect to the investment funds available under the 401(k) plan, based on information provided to Harris Financial, Inc. by Invesmart of Eastern Pennsylvania, Inc. (formerly Alliance Benefit Group).

-----------------------------------------------------------------------------------------------------------------------------------
                                                                      1999       1998       1997
                                                          YTD %     -----------------------------               Total     Total
       Fund                     Investment                Total       Total      Total     Total     Total %      %         %
     Objective                     Fund                   Return        %          %         %       Return     Return    Return
                                                        (5/31/00)    Return     Return     Return     3 Yrs      5 Yrs     10 Yrs
-----------------------------------------------------------------------------------------------------------------------------------
    Stable Value         Stable Value Fund w/ CGU         5.25*      5.22       5.46        5.55       5.41      5.54       N/A
                                    Life
-----------------------------------------------------------------------------------------------------------------------------------
    Money Market        Fidelity Daily US Treasury        5.67*      4.46       4.93        5.00       4.80      4.93      4.76
                               Money Market
-----------------------------------------------------------------------------------------------------------------------------------
   Long-Term Bond        Loomis Sayles Bond Instl         0.00       4.50       4.70       12.70       7.23     12.41       N/A
(Corp Bond - General)
-----------------------------------------------------------------------------------------------------------------------------------
      Balanced                Fidelity Puritan            0.60       2.90      16.59       22.35      13.63     15.46     13.06
   (Bonds & Stocks)
-----------------------------------------------------------------------------------------------------------------------------------
   Large Cap Stocks       Fidelity Spartan US Equity     -2.90      20.70      28.48       33.04      27.29     28.27     17.90
   (Value & Growth)                 Index
-----------------------------------------------------------------------------------------------------------------------------------
     Mid-Cap Stocks            Putnam Vista A             3.30      53.20      19.53       23.23      31.17     30.94    20.66
        (Growth)
-----------------------------------------------------------------------------------------------------------------------------------
    Small Cap Stocks           Franklin Small            -3.70      97.10      -0.02       15.79      31.64     32.75       N/A
        (Growth)                Cap Growth A
-----------------------------------------------------------------------------------------------------------------------------------
    Small Cap Stocks          Heartland Value            -3.70      97.10      -0.02       15.79      31.64     32.75       N/A
        (Growth)                   Plus
-----------------------------------------------------------------------------------------------------------------------------------
     Foreign Stock                Ivy                    -7.40      21.00       7.34       10.38      12.77     14.10     11.75
                           International A
-----------------------------------------------------------------------------------------------------------------------------------
                                                        * Current annualized return is shown in the year to date column.
                                                       ** The seven-day yield is shown in the year to date column.
-----------------------------------------------------------------------------------------------------------------------------------
   - Past performance is no guarantee of future results. Actual investment performance may differ from what is reflected above based upon your beginning account balance, transfers within your account and the timing of deposits to your account. Investment return and principal value of the mutual funds will fluctuate so that shares, when redeemed, may be worth more or less than their original cost.
-----------------------------------------------------------------------------------------------------------------------------------
   - The mutual fund rates of return do not reflect the quarterly custodial / asset management charge of 10/100 of one percent or less.
-----------------------------------------------------------------------------------------------------------------------------------
   - References: Morningstar, Inc., The Wall Street Journal and CGU Life Insurance Company of America
-----------------------------------------------------------------------------------------------------------------------------------

     The following is a description of each of the 401(k) plan's nine investment funds:

     Stable Value Fund  This investment is with CGU Life Insurance Company of
     -----------------
America and seeks to provide a reasonable rate of return without being subjected to market value fluctuations.

     Fidelity Daily U.S. Treasury Money Market This fund invests in
     -----------------------------------------
instruments issued or guaranteed by the U.S. Government, its agencies or instrumentalities. Average portfolio maturity will not exceed 120 days.

     Loomis Sayles Bond Inst.  This fund seeks total return through a
     -----------------------
combination of current income and capital appreciation. The fund normally invests at least 65% of assets in investment grade debt securities and convertibles.

     Fidelity Puritan  This fund seeks income consistent with preservation of
     ----------------
capital, investing in a diversified array of high-yielding stocks and bonds. Approximate split: 60% Stocks and 40% Bond/Fixed Income.

     Fidelity Spartan U.S. Equity Index  This fund seeks to provide investment
     ----------------------------------
results that correspond to the total return performance of common stocks of companies publicly traded in the United States. It attempts to duplicate the composition and total return of the S&P 500.

     Putnam Vista A  This fund seeks capital appreciation. The fund invests
     --------------
primarily in common stocks issued by companies with market capitalizations between $300 million and $5 billion; it may also invest in preferred stocks, debt securities rated at least C, convertible securities, and warrants. The fund may invest up to 20% of assets in securities principally traded in foreign markets.

     Heartland Value Plus  This fund seeks capital growth and current income.
     --------------------
The fund invests primarily in income-producing equities with market capitalizations of less than $750 million. It normally invests at least 65% of assets in equities chosen on a value basis. It may invest up to 35% of assets in debt securities, up to 25% of which may be rated B or BB.

     Franklin Small Cap Growth A   This fund seeks long-term capital
     ---------------------------
appreciation. The fund invests primarily in income-producing equities with market capitalizations of less than $1 billion. It seeks to invest at least one third of assets in companies with market capitalizations of $550 million or less.

     Ivy International A  This fund seeks long-term growth; current income is
     -------------------
secondary. The fund normally invests at least 65% of assets in common stocks issued in at least three different countries. It mainly purchases stocks traded in Europe, the Pacific Basin, and Latin America markets.

B.   The Employer Stock Fund

     The Harris Financial, Inc. stock fund will consist of investments in common stock made on and after the effective date of the offering. After the offering, the trustee will, to the extent practicable, use all amounts allocated to the Harris Financial, Inc. stock fund, including cash dividends paid on common stock held in the Harris Financial, Inc. stock fund, to purchase shares of common stock of Harris Financial, Inc. Only whole shares of Harris Financial, Inc. will be purchased, unlike in the 401(k) plan's other investment options where fractional share interests may be purchased. Each person who elects to invest in the Harris Financial, Inc. stock fund will have two sub-accounts in such fund, i.e., a stock sub-account and a cash sub-account (a money market account holding cash that will be used to buy whole shares). Periodically, when the cash sub-account has sufficient cash, the plan adminstrator will use such cash to purchase stock. Any earnings that result therefrom will remain in the Harris Financial, Inc. stock fund in the event of an oversubscription and will not be reinvested among the other five funds. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the trustee may be required to limit the daily volume of shares purchased.

     As of the date of this prospectus supplement, none of the shares of common stock have been issued or are outstanding and there is no established market for the common stock. Accordingly, there is no record of the historical performance of the Harris Financial, Inc. stock fund. Performance will be dependent upon a number of factors, including the financial condition and profitability of Harris Financial, Inc. and Harris Savings Bank and market conditions for the common stock generally.

     For a discussion of risks that you should consider, see "Risk Factors" beginning on page ____ of the prospectus.

Withdrawals and Distributions From the 401(k) Plan

     Federal law requires the 401(k) plan to impose substantial restrictions on your right to withdraw amounts held for your benefit under the 401(k) plan prior to your termination of employment with Harris Savings Bank. A Federal tax penalty equal to 10% of the withdrawal, over and above the normal Federal and state income tax, may also be imposed on withdrawals made prior to your attainment of age 59-1/2, regardless of whether the withdrawals occur during your employment with Harris Savings Bank or after termination of employment.

     Distribution upon termination of employment or disability.  Payment of your
     ---------------------------------------------------------
benefits upon your retirement, disability, or other termination of employment shall be made in a lump-sum payment, in installments, over a fixed period, or in an annuity. Payments in installments or in annuity form cannot exceed your life expectancy or the joint life and last survivor expectancy of you and your beneficiary. If you are married, you must receive your benefits in the form of a qualified joint and survivor annuity with your spouse as your beneficiary, unless you elect another optional form with proper spousal consent. Alternatively, your benefit may be transferred to another qualified employee benefit plan or individual retirement account. Benefit payments generally commence as soon as administratively possible after the occurrence of the event creating the right to a distribution. However, if you terminate employment for reasons other than retirement, disability or death and your account balance ever exceeded $5,000, no distribution will be made until the end of the calendar quarter following the calendar quarter in which termination of employment occurs.

     Distribution upon death.  If you die prior to the benefit commencement date
     -----------------------
for retirement, disability or termination of employment, your benefit will be paid to your surviving spouse or beneficiary, in a lump sum, in installments,
over a fixed period, or in an annuity, as elected.   Alternatively, if your
spouse is your beneficiary, your benefit may be transferred to an individual retirement account. If you die after distribution of your interest has begun, the remaining portion of such interests will continue to be distributed as rapidly as under the method of distribution being used prior to your death.

     Withdrawals prior to termination of employment.  You may withdraw amounts
     ----------------------------------------------
from your accounts during employment only under limited circumstances: (i) if you are still employed after you attain age 65; (ii) if you suffer a financial hardship, provided that the amount you withdraw does not exceed the amount actually needed, or (iii) if you request a loan from the plan, subject to the limitations on loans set forth in the plan. Hardship distributions may only be made to you from your vested matching contribution account balance and from your rollover/transfer account, if any. Any in-service distributions to a married participant must be consented to by the participant's spouse.

     Nonalienation of benefits.  Except for Federal income tax withholding or a
     -------------------------
qualified domestic relations order, your benefits payable under the 401(k) plan cannot be alienated. Examples of alienation include transferring your benefits voluntarily and a creditor placing a lien on your benefits. Any attempt to alienate your benefits, whether voluntary or involuntary, shall be void.

Trustee

     The trustee with respect to the 401(k) plan is Fleet National Bank. The trustee is appointed by the board of directors of Harris Savings Bank. The trustee receives, holds and invests the contributions to the 401(k) plan in trust and distributes them to you and your beneficiaries in accordance with the terms of the 401(k) plan and the directions of the plan administrator. The trustee is responsible for investment of the assets of the trust.

Plan Administrator

     The 401(k) plan is administered by the plan administrator. James L. Durrell is the 401(k) plan administrator. The address of the plan administrator of the 401(k) Plan is 235 North Second Street, Harrisburg, PA 17101, telephone number (717) 236-4041. The 401(k) Plan administrator is responsible for the administration of the 401(k) plan, interpretation of the provisions of the 401(k) plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the 401(k) plan, maintenance of 401(k) plan records, books of account and all other data necessary for the proper administration of the 401(k) plan, preparation and filing of all returns and reports relating to the 401(k) plan which are required to be filed and for all disclosures required to be made to participants, beneficiaries and others.

Reports to 401(k) Plan Participants

     The plan administrator, or his designee, will furnish you with a quarterly statement showing:

     (1) the current market value of each fund as of the end of the quarter; and

     (2) the amount of contributions and earnings allocated to your account for that period.

Amendment and Termination

     It is the intention of Harris Savings Bank to continue the 401(k) plan indefinitely. Nevertheless, Harris Savings Bank may terminate the 401(k) plan at any time. If the 401(k) plan is terminated in whole or in part, then regardless of other provisions in the 401(k) plan, you will have a fully vested interest in your accounts. Harris Savings Bank reserves the right to make, from time to time, any amendment or amendments to the 401(k) plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Harris Savings Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with the Employee Retirement Income Security Act.

Merger, Consolidation or Transfer

     In the event of the merger or consolidation of the 401(k) plan with another 401(k) plan, or the transfer of the trust assets to another plan, the 401(k) plan requires that you would, if either the 401(k) plan or the other plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the plan had then terminated.

Federal Income Tax Consequences

     The following is a summary of the material Federal income tax aspects of the 401(k) plan. However, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. The consequences under state and local income tax laws may not be the same as under the Federal income tax laws. You are urged to consult your tax advisors with respect to any distribution from the 401(k) plan and transactions involving the 401(k) plan.

     The 401(k) plan is tax-qualified and the related trust is exempt from tax under the Internal Revenue Code. As a result, the 401(k) plan is afforded special tax treatment which include the following:

     (1) Harris Savings Bank is allowed an immediate tax deduction for the amount contributed to the 401(k) plan each year;

     (2) you pay no current income tax on amounts contributed by Harris Savings Bank on your behalf; and

     (3) earnings of the 401(k) plan are tax-exempt, thereby permitting the tax-free accumulation of income and gains on investments.

     The 401(k) plan will be administered to comply in operation with the requirements of the Internal Revenue Code as of the effective date of any change in the law. Harris Savings Bank expects to timely adopt any amendments to the 401(k) plan that may be necessary to maintain the qualified status of the 401(k) plan under the Internal Revenue Code.

     Assuming that the 401(k) plan is administered in accordance with the requirements of the Internal Revenue Code, participation in the 401(k) plan under existing Federal income tax laws will have the following effects:

     (1) The contributions to your account and the investment earnings on the account are not includable in your Federal taxable income until the contributions or earnings are actually distributed or withdrawn from the 401(k) plan. Special tax treatment may apply to the taxable portion of any distribution that includes common stock or qualifies as a lump-sum distribution, as described below; and

     (2) Income earned on assets held by the trust will not be taxable to the trust.

     Lump-sum distribution.  A distribution from the 401(k) plan to you or your
     ---------------------
beneficiary will qualify as a lump-sum distribution if it:

     (1) is made within one calendar year;

     (2) is on account of your death, disability or separation from service, or after you attain age 59- 1/2; and

     (3) consists of your balance under this 401(k) plan and all other profit sharing plans, if any, maintained by Harris Savings Bank. The portion of any lump-sum distribution that is required to be included in your taxable income for Federal income tax purposes, consists of the entire amount of the lump-sum distribution less the amount of after-tax contributions, if any, made by you to this or any other profit sharing plan maintained by Harris Savings Bank which is included as part of the lump-sum distribution.

     Averaging rules.  The portion of the total taxable amount of a lump-sum
     ---------------
distribution that is attributable to participation after 1973 in the 401(k) plan or in any other profit-sharing plan maintained by Harris Savings Bank, referred to as the ordinary income portion, will be taxable generally as ordinary income for Federal income tax purposes.

      Under a special rule adopted in the 1986 Tax Reform Act, if you turned 50 by 1985, you may elect to have your lump-sum distribution taxed under a ten-year income averaging rule which would allow you to pay a separate tax on the lump-sum distribution that would approximate the tax (under the rates in effect in 1986) that would have been due if the distribution had been received in ten equal annual installments; you also may elect to have that portion of the lump-sum distribution attributable to your pre-1974 participation in the 401(k) plan treated as a long-term capital gain and taxed at a rate of 20%.

     For years beginning after December 31, 1999, five-year income averaging is repealed. The special grandfather rule is modified so that, if you qualify, you can elect 10-year but not five- year averaging.

     Common stock included in lump-sum distribution.  If a lump-sum distribution
     ----------------------------------------------
includes common stock, the distribution generally will be taxed in the manner described above under lump-sum distributions, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such common stock, i.e., the net unrealized appreciation is the excess of the value of such common stock at the time of the distribution over the cost or other basis to the trust.

          Example: Assume the 401(k) plan purchases 100 shares of common stock in the offering at $10 per share. Ten dollars would be the cost basis of the stock to the 401(k) plan. If the 401(k) plan distributes the common stock to you in a lump-sum distribution when the stock is trading at $18 per share, you will be taxed in the year of distribution on the $10 cost basis of the stock to the 401(k) plan. The additional $8 per share, or the net unrealized appreciation, will not be taxed until you sell the stock.

     The tax basis of such common stock for purposes of computing gain or loss on its subsequent sale will be the value of the common stock at the time of distribution less the amount of net unrealized appreciation.

          Example: Assuming the same facts as above, your cost basis in the stock is $10, which is the $18 value of the stock at the time of distribution minus the $8 of net unrealized
                                         -----
                    appreciation.

     Any gain on a sale or other taxable disposition of such common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such common stock. Any gain on a sale or other taxable disposition of the common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered short-term, mid-term or long-term capital gain depending upon the length of the holding period of the common stock.

          Example: Assume you sell 50 shares of the stock in January, seven months after you receive the distribution, for $20 per share. You will be taxed as follows: You will not be taxed again on the $10 cost basis you recognized as income at the time of distribution. The $8 in net unrealized appreciation will be taxed at long-term capital gains rates. However, the $2 appreciation in the value of the stock that occurred since the distribution will be taxed at short-term capital gains rates since you have only held the stock for seven months following its distribution to you.

     As a recipient of a distribution you may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations to be issued by the Internal Revenue Service.

     Contribution to another qualified plan or to an individual retirement
     ---------------------------------------------------------------------
account.  You may defer Federal income taxation of all or any portion of the
-------
total taxable amount of a lump-sum distribution, including the proceeds from the sale of any common stock included in the lump-sum distribution, to the extent that such amount, or a portion thereof, is contributed, within 60 days after the date of its receipt by you, to another qualified plan or to an individual retirement account. If less than the total taxable amount of a lump-sum distribution is contributed to another qualified plan or to an individual retirement account within the applicable 60-day period, the amount not so contributed must be included in your income for Federal income tax purposes and will not be eligible for the special averaging rules or for capital gains treatment.

          Example: You receive a distribution of 500 shares of stock and $3,000 cash from the 401(k) plan on June 30. If you intend to roll your distribution over to another tax qualified plan or individual retirement account, you must do so no later than August 29, which is 60 days after you received the distribution. If you roll over all the stock but none of the cash, you must include the $3,000 cash in your income for the calendar year in which the distribution is made to you.

     You generally may defer the Federal income taxation of any portion of any other distribution made on account of your disability or separation from service, if the amount is distributed within one taxable year, and is contributed, within 60 days after the date of its receipt by you, to an individual retirement account.

     Effective January 1, 1993, you have the right to elect to have the trustee transfer all or any portion of an "eligible rollover distribution" directly to another qualified plan or to an individual retirement account. If you do not elect to have an eligible rollover distribution transferred directly to another qualified plan or to an individual retirement account, the distribution will be subject to a mandatory Federal withholding tax equal to 20% of the taxable distribution. An eligible rollover distribution means any amount distributed from the 401(k) plan except:

     (1) a distribution that is (a) one of a series of substantially equal periodic payments made, not less frequently than annually, over your life or the joint lives of you and your designated beneficiary, or (b) for a specified period of ten years or more;

     (2) any amount that is required to be distributed under the minimum distribution rules; and

     (3) any other distributions excepted under applicable Federal law.

     If your beneficiary is your surviving spouse, he or she also may defer Federal income taxation of all or any portion of a distribution from the 401(k) plan to the extent that such amount, or a portion thereof, is contributed within 60 days after the date of its receipt by your surviving spouse, to an individual retirement account. If all or any portion of the total taxable amount of a lump-sum distribution is contributed by your surviving spouse to an individual retirement account within the applicable 60-day period, any subsequent distribution from the individual retirement account will not be eligible for the special averaging rules or for capital gains treatment. Any amount received by your surviving spouse that is not contributed to another qualified plan or to an individual retirement account within the applicable 60-day period, and any amount received by a nonspouse beneficiary will be included in such beneficiary's income for Federal tax purposes in the year in which it is received.

     Additional Tax on Early Distributions.  If you receive a distribution from
     -------------------------------------
the 401(k) plan prior to attaining age 59- 1/2 it will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is:

     (1) made to a beneficiary, or to your estate, on or after your death;

     (2) attributable to your disability;

     (3) part of a series of substantially equal periodic payments not less frequently than annually made for your life or life expectancy or the joint lives or joint life expectancies of you and your beneficiary;

     (4) made to you after separation from service on account of early retirement under the 401(k) plan after attainment of age 55;

     (5) made to pay medical expenses to the extent deductible for Federal income tax purposes;

     (6) made to an alternate payee pursuant to a qualified domestic relations order; or

     (7) made to effect the distribution of excess contributions or excess deferrals.

Additional Employee Retirement Income and Security Act Considerations

     As noted above, the 401(k) plan is subject to certain provisions of the Employee Retirement Income Security Act, including special provisions relating to control over the 401(k) plan's assets by participants and beneficiaries. The 401(k) plan's feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of section 404(c) of the Employee Retirement Income Security Act of 1974 relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a "fiduciary" because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as your employer, the plan administrator, or the plan's trustee is liable under the fiduciary responsibility provision of the Employee Retirement Income Security Act for any loss which results from your exercise of control over the assets in your 401(k) plan account.

     Because you will be entitled to invest all or a portion of your account balance in the 401(k) plan in Harris Financial, Inc. common stock, the regulations under section 404(c) of the Employee Retirement Income Security Act require that the 401(k) plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with Federal or state laws not preempted by the Employee Retirement Income Security Act. These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights. Your investment and voting instructions should be returned directly to Invesmart of Eastern Pennsylvania, Inc. (formerly Alliance Benefit Group), the third-party administrator. In the case of an event that involves a potential for undue employer influence such as a tender offer, you will be instructed to return your instructions directly to Investmart of Eastern Pennsylvania, Inc.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

     Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Harris Financial, Inc. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Harris Financial, Inc., a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within 10 days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of Harris Financial, Inc.'s fiscal year. Discretionary transactions in and beneficial ownership of the common stock through the Harris Financial, Inc. stock fund of the 401(k) plan by officers, directors and persons beneficially owning more than 10% of the common stock of Harris Financial, Inc. generally must be reported to the Securities and Exchange Commission by such individuals.

     In addition to the reporting requirements described above, section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Harris Financial, Inc. of profits realized by an officer, director or any person beneficially owning more than 10% of Harris Financial, Inc.'s common stock resulting from non-exempt purchases and sales of Harris Financial, Inc. common stock within any six-month period.

     The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of section 16(b) persons.

     Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by section 16(b) are required to hold shares of common stock distributed from the 401(k) plan for six months following such distribution and are prohibited from directing additional purchases within the Harris Financial, Inc. stock fund for six months after receiving such a distribution.

Financial Information Regarding 401(k) Plan Assets

     Unaudited financial statements representing the net assets available for 401(k) plan benefits at [June 30, 2000],are attached to this prospectus supplement.

                                 LEGAL OPINION

     The validity of the issuance of the common stock will be passed upon by Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation, Washington, D.C., which firm acted as special counsel to Harris Financial, Inc. in connection with Harris Financial, Inc.'s stock offering.

PROSPECTUS

[Harris Financial Logo]                               New Harris Financial, Inc.
                                           (Successor to Harris Financial, Inc.)
                                         Up to 26,450,000 Shares of Common Stock

================================================================================

New Harris Financial, Inc. is a Pennsylvania corporation that is offering shares of common stock in connection with the mutual-to-stock conversion of Harris Financial, MHC. New Harris Financial, Inc. will be the holding company for Harris Savings Bank. Immediately after the stock offering is completed, New Harris Financial, Inc. will acquire by merger York Financial Corp.

================================================================================


                             TERMS OF THE OFFERING

                            Price: $10.00 per share

                                                            Adjusted
                                                             Minimum         Minimum         Maximum
                                                           ------------    -----------     -----------
 .    Number of shares offered for sale...................    14,550,000      19,550,000      26,450,000
 .    Underwriting commissions and expenses...............  $  8,641,000    $  8,641,000    $  9,403,000
 .    Net proceeds to New Harris Financial................  $136,859,000    $186,859,000    $255,097,000
 .    Net proceeds per share to New Harris Financial......  $       9.41    $       9.55    $       9.64

   New Harris Financial may sell up to 30,417,500 shares because of changes in the market and general financial and economic conditions without notifying prospective purchasers.

   This investment involves risk, including the possible loss of principal.

               Please read Risk Factors beginning on page ____.


New Harris Financial has applied to have its common stock quoted on the Nasdaq National Market under the symbol "______."


New Harris Financial is offering the common stock on a best efforts basis, subject to certain conditions. New Harris Financial may also offer shares in an underwritten public offering.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

None of the Securities and Exchange Commission, the Office of Thrift Supervision or the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Funds received prior to the completion of the offering will be held in an account at Harris Savings Bank which will bear interest at our passbook savings rate. This offering is expected to terminate on September ___, 2000.

                          [Logo of Ryan, Beck & Co.]

                               August ___, 2000

                              [MAP APPEARS HERE]

                               TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----
Questions and Answers............................................................................    4
Summary..........................................................................................    7
Risk Factors.....................................................................................   15
Selected Consolidated Financial and Other Data of Harris Financial and Subsidiaries..............   18
Selected Consolidated Financial and Other Data of York Financial Corp. and Subsidiaries..........   20
Selected Unaudited Pro Forma Consolidated Financial Data of New Harris Financial.................   22
New Harris Financial.............................................................................   23
Harris Financial.................................................................................   23
Harris Savings Bank..............................................................................   23
Use of Proceeds..................................................................................   24
Dividend Policy..................................................................................   25
Market for the New Harris Financial Common Stock.................................................   26
Historical and Pro Forma Capitalization..........................................................   27
Historical and Pro Forma Capital Compliance......................................................   28
Pro Forma Data...................................................................................   29
Certain Effects of the Merger of Harris Financial and York Financial.............................   37
Harris Financial and Subsidiaries Consolidated Statements of Operations..........................   41
Management's Discussion and Analysis of Financial Condition and Results of Operations............   42
Business of New Harris Financial.................................................................   60
Regulation.......................................................................................   83
Federal and State Taxation.......................................................................   93
Management of Harris Financial...................................................................   95
Beneficial Ownership of Common Stock.............................................................  109
Subscriptions by Executive Officers and Directors................................................  113
The Conversion and Stock Offering................................................................  114
Merger With York Financial.......................................................................  130
Restrictions on Acquisition of New Harris Financial..............................................  131
Description of Capital Stock of New Harris Financial.............................................  134
Transfer Agent and Registrar.....................................................................  135
Experts..........................................................................................  135
Legal Opinions...................................................................................  135
Additional Information...........................................................................  135
Harris Financial, Inc. and Subsidiaries
   Index to Consolidated Financial Statements....................................................  F-1
York Financial Corp. and Subsidiaries
   Index to Consolidated Financial Statements and Other Information..............................  G-1

                             QUESTIONS AND ANSWERS

     The following are frequently asked questions. You should read this entire document, including the Risk Factors beginning on page __, for more information.

Q:   WHAT IS THE NATURE OF NEW HARRIS FINANCIAL'S STOCK OFFERING?

A: New Harris Financial is offering shares of its common stock on a priority basis to eligible depositors of Harris Savings Bank in a subscription offering. If shares are still available after eligible depositors have subscribed for common stock in the subscription offering, New Harris Financial is offering its shares to others in a community offering with preference given to persons who reside in Harris Savings Bank's local community, and then to current stockholders of Harris Financial, Inc. and York Financial. New Harris Financial may also offer shares of common stock not purchased in the subscription offering or the community offering in an underwritten public offering.

Q:   WHO MAY PURCHASE SHARES OF STOCK IN THE SUBSCRIPTION OFFERING?

A: Generally, rights to purchase or subscribe for stock have been granted under the plan of conversion to the following persons in the following descending order of priority:

     (1) Harris Savings Bank depositors with $50.00 or more on deposit as of December 31, 1998;

     (2)  Harris Savings Bank's employee stock ownership plan;

     (3) Harris Savings Bank depositors with $50.00 or more on deposit as of June 30, 2000; and

     (4)  Harris Savings Bank depositors as of August _____, 2000.

Q:   HOW MANY SHARES OF STOCK ARE BEING OFFERED, AND AT WHAT PRICE?

A: New Harris Financial is offering between 19,550,000 and 26,450,000 shares of common stock for a subscription price of $10.00 per share. New Harris Financial may increase or decrease this amount under certain circumstances. These circumstances are described in this document.

Q: WHAT PARTICULAR FACTORS SHOULD DEPOSITORS CONSIDER WHEN DECIDING WHETHER TO PURCHASE STOCK?

A: There are many important factors to consider before making an investment decision. Therefore, you should read this entire document before making your investment decision, including the Risk Factors on page __.

Q:   ARE MY SUBSCRIPTION RIGHTS AS AN ELIGIBLE DEPOSITOR TRANSFERABLE?

A: No. Any attempt to transfer subscription rights to any other person is illegal and will cause offenders to lose their subscription rights.

Q:   WILL ANY COMMISSION BE CHARGED FOR STOCK I PURCHASE IN THE STOCK OFFERING?

A:   No.

Q:   WILL DIVIDENDS INITIALLY BE PAID ON THE STOCK?

A: New Harris Financial intends initially to pay quarterly dividends following the offering. The annual amount will be between $.26 and $.34 per share, depending on how many shares are sold in the stock offering. New Harris Financial has not yet decided on the exact amount of the dividend.

Q:   WILL I BE ABLE TO SELL MY NEW HARRIS FINANCIAL STOCK AFTER I PURCHASE IT?

A: Yes. New Harris Financial has applied to have its common stock trade on the Nasdaq National Market under the symbol "____."

Q: WILL THE STOCK BE COVERED BY DEPOSIT INSURANCE OR GUARANTEED BY ANY GOVERNMENT AGENCY?

A: No. Unlike insured deposit accounts at Harris Savings Bank and at York Federal, the stock of New Harris Financial will not be insured or guaranteed by the Federal Deposit Insurance Corporation, or FDIC, or any other government agency.

Q:   WHEN IS THE DEADLINE TO SUBSCRIBE FOR STOCK?

A: New Harris Financial must receive a properly completed and signed order form with the required payment on or before _______, local time, on ____________, 2000.

Q:   CAN THE OFFERING BE EXTENDED?

A: Yes. New Harris Financial can extend the offering beyond ____________, 2000. New Harris Financial must complete any offering to general members of the public within 45 days after the close of the subscription offering, unless it receives regulatory approval to further extend the offering.

Q:   HOW DO I PURCHASE THE STOCK?

A: First, you should read this document. Then, complete and return the enclosed stock order and certification form, together with your payment. Subscription orders must be returned to the Stock Information Center between _____ a.m. and _______ p.m., or by mail in the enclosed envelope marked STOCK ORDER RETURN.

Q:   CAN I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

A: No. After your stock order and certification form and payment are received, you may not cancel or modify your order. However, if New Harris Financial extends the offering beyond ___________, 2000 you will be able to change or cancel your order. If you cancel your order, you will receive a prompt refund plus interest at Harris Savings Bank's passbook value.

Q:   HOW CAN I PAY FOR THE STOCK?

A: You have several options, including sending a check or money order to Harris Savings Bank, or authorizing a withdrawal from your deposit account at Harris Savings Bank (without any penalty for early withdrawal). Please do not send cash in the mail. Please note, however, that regulations do not allow Harris Savings Bank to make loans to pay for the purchase of stock. However, other financial institutions may be able to make such a loan.

Q:   WILL I RECEIVE INTEREST ON MY SUBSCRIPTION PAYMENT?

A: Yes. Subscription payments will be placed in an interest-bearing escrow account at Harris Savings Bank, and will earn interest at the passbook rate. Depositors who elect to pay by withdrawal will continue to receive interest on their accounts until the funds are withdrawn.

Q: CAN I SUBSCRIBE FOR SHARES USING FUNDS IN MY INDIVIDUAL RETIREMENT ACCOUNT OR IRA AT HARRIS SAVINGS BANK?

A: Yes. However, you must first establish a self-directed IRA with an outside trustee to subscribe for stock using your IRA funds. Please call the Stock Information Center (_______________) to get more information. Please understand that the transfer of IRA funds takes time, so please make arrangements as soon as possible.

Q: WHAT HAPPENS IF THERE ARE NOT ENOUGH SHARES OF STOCK TO FILL ALL SUBSCRIPTION ORDERS?

A: If there is an oversubscription, then you may not receive any or all of the shares you want to purchase.

Q: WILL THE CONVERSION AND STOCK OFFERING HAVE ANY EFFECT ON MY HARRIS SAVINGS BANK DEPOSIT OR LOAN ACCOUNTS?

A: No. The amount, interest rate and other terms of deposit accounts will not change. Deposit accounts will continue to be insured by the FDIC. Likewise, the loan accounts and rights of borrowers will not be affected.

Q: WHO CAN HELP ANSWER ANY OTHER QUESTIONS I MAY HAVE ABOUT THE SUBSCRIPTION OFFERING?

A: For answers to other questions you are encouraged to read this entire document. Questions may also be directed to the Stock Information Center at ___________ Monday through Friday, between the hours of ____ a.m. and ____ p.m., local time.

TO ENSURE THAT EACH PERSON RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OF ___________, 2000 IN ACCORDANCE WITH FEDERAL LAW, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE DAYS PRIOR TO __________, 2000 OR HAND DELIVERED ANY LATER THAN TWO DAYS PRIOR TO __________, 2000.

                                    SUMMARY

     This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the stock offering fully, you should read this entire document carefully, including the consolidated financial statements and the notes to consolidated financial statements of Harris Financial, Inc. and York Financial Corp.

General

     New Harris Financial, Inc. is offering shares of common stock in a stock offering. New Harris Financial's stock offering is one transaction that is part of three primary transactions that are being conducted by six corporate entities. The three transactions include the mutual-to-stock conversion of Harris Financial, MHC, the stock offering by New Harris Financial, and the merger of York Financial into New Harris Financial. The six corporate entities that are participants in these transactions are: Harris Financial MHC, Harris Financial, Inc., New Harris Financial, Inc., Harris Savings Bank, York Financial Corp., and York Federal Savings and Loan Association.

Description of the Six Corporate Entities that are Participating in the Transactions

     There are six companies that are participating in the conversion, the stock offering and the acquisition by merger. These companies are Harris Financial, MHC, Harris Financial, Inc., New Harris Financial, Inc., Harris Savings Bank, York Financial Corp. and York Federal Savings and Loan Association. We will briefly describe these companies below, and we describe them in more detail in other parts of this document.

     Harris Financial, MHC. Harris Financial, MHC is a Pennsylvania mutual holding company that is re-chartering as a federal mutual holding company prior to the completion of the conversion and stock offering. Harris MHC was formed by Harris Savings Bank in 1994 when Harris Savings Bank converted from the mutual to capital stock form of organization. Harris MHC owns 25,500,000 shares of Harris Financial, Inc. and conducts no other activities. Harris MHC will no longer exist after the conversion and stock offering. Harris MHC's executive offices are located at 235 North Second Street, Harrisburg, Pennsylvania 17101, and its telephone number is (717) 236-4041.

     Harris Financial, Inc. Harris Financial, Inc. is a Pennsylvania corporation and the mid-tier stock holding company of Harris Savings Bank. Harris Financial was formed in 1997 as the mid-tier holding company of Harris Savings Bank. Harris Financial's shares are owned by Harris MHC and other stockholders. Harris Financial owns all of the outstanding shares of Harris Savings Bank. Harris Financial conducts its primary business activities through Harris Savings Bank. Harris Financial will no longer exist after the conversion and stock offering. Harris Financial's executive offices are located at 235 North Second Street, Harrisburg, Pennsylvania 17101, and its telephone number is (717) 236-4041.

     New Harris Financial, Inc. New Harris Financial, Inc. is a Pennsylvania corporation that will own 100% of the common stock of Harris Savings Bank upon completion of the conversion and stock offering. New Harris Financial will acquire York Financial in a merger. New Harris Financial was formed in March 2000 to facilitate the conversion and stock offering. New Harris Financial is the successor to Harris Financial and will conduct its primary business activities through Harris Savings Bank. New Harris Financial's executive offices are located at 235 North Second Street, Harrisburg, Pennsylvania 17101, and its telephone number is (717) 236-4041.

     Harris Savings Bank. Harris Savings Bank was formed in 1886. Harris Savings Bank is a Pennsylvania savings bank, but is re-chartering as a federal savings bank prior to the conversion and stock offering. It presently operates 37 full service offices, an operations center, a business center, a support center, five loan production offices, a mortgage lending office and a business banking office. Harris Savings Bank's primary business is attracting deposits from the general public and investing such deposits in loans secured by residential and commercial real estate, commercial business loans, consumer loans and investment securities. Harris Savings Bank primarily serves individuals and business customers in the five central Pennsylvania counties of Dauphin, Cumberland, York, Lancaster, and Lebanon and in the northern Maryland county of Washington. Harris Savings Bank offers residential mortgage loans in Pennsylvania and Maryland. Harris Savings Bank originates certain types of consumer loans throughout most of the eastern United States. Harris Savings Bank's executive offices are located at 235 North Second Street, Harrisburg, Pennsylvania 17101, and its telephone number is (717) 236-4041.

     York Financial Corp. York Financial Corp. is a Pennsylvania corporation and the holding company of York Federal Savings and Loan Association. York Financial is the sole stockholder of seven subsidiaries, including York Federal, Y-F Service Corp., First Capital Brokerage Services, Inc., First Capital Insurance Services Inc., New Service Corp., and Advanced Real Estate Associates. York Financial is also a partner in a joint venture, Meridian

Venture Partners. York Financial is a Pennsylvania corporation. York Financial's executive offices are located at 101 South George Street, York, Pennsylvania 17401, and its telephone number is (717) 846-8777.

     York Federal Savings and Loan Association. York Federal Savings and Loan Association was formed in 1955. It conducts its business through 25 offices located in south central Pennsylvania and northern Maryland. York Federal's primary business is attracting deposits from the general public, commercial and governmental entities and investing such deposits in loans secured by residential and commercial real property, commercial business loans, consumer loans and investment securities. York Federal maintains a commissioned mortgage origination staff as well as mortgage correspondent relationships which originate residential mortgage loans for York Federal primarily in Pennsylvania, Maryland and Virginia, and to a lesser extent in 11 other states within the Mid-Atlantic region. York Federal is the sole stockholder of three subsidiaries:
York Financial Investment Corp.; Advanced Real Estate Associates, Inc.; and Residential Mortgage Corp. York Federal's executive offices are located at 101 South George Street, York, Pennsylvania 17401, and its telephone number is (717) 846-8777.

     Diagram of Current Corporate Structure of Harris Financial. The following diagram shows the current corporate structure of Harris MHC, Harris Financial, and Harris Savings Bank.

          --------------------------    -----------------------------
               Harris MHC                    Minority stockholders
          --------------------------    -----------------------------
                    75.9% of                      24.1% of
                    common stock                  common stock
               ------------------------------------------------
                               Harris Financial
               ------------------------------------------------
                                        100 % of common stock
               ------------------------------------------------
                              Harris Savings Bank
               ------------------------------------------------

     Diagram of Current Corporate Structure of York Financial. The following diagram shows the current corporate structure of York Financial and York Federal.

               ------------------------------------------------
                              Public stockholders
               ------------------------------------------------
                                        100% of common stock
               ------------------------------------------------
                                York Financial
               ------------------------------------------------
                                        100% of common stock
               ------------------------------------------------
                                 York Federal
               ------------------------------------------------


The Transactions

     The three primary transactions that the six corporate entities described above will conduct are;

     .    a mutual-to-stock conversion of Harris MHC;

     .    a stock offering by New Harris Financial; and

     .    a merger of York Financial into Harris Financial.

The three transactions are all inter-related. The parties will not complete any of the transactions unless they complete all three. The transactions will be completed simultaneously.

     The Mutual-to-Stock Conversion of Harris MHC. Harris MHC currently owns the portion of the common stock of Harris Financial that was not offered for sale to depositors when Harris Savings Bank's mutual savings bank predecessor converted to stock form in 1994. Federal and state law requires that Harris MHC preserve that unsold mutual interest until it converts to stock form. Harris MHC is now converting to stock form and is offering its 75.9% ownership interest for sale in the stock offering. The conversion will be accomplished by merging both Harris MHC and Harris Financial into Harris Savings Bank, with Harris Savings Bank as the resulting institution. Harris MHC and Harris Financial will no longer exist after the conversion. New Harris Financial will be the successor to Harris Financial.

     New Harris Financial's Stock Offering. New Harris Financial is offering its common stock for sale in the stock offering. Harris Savings Bank depositors will receive priority subscription rights to purchase stock in the stock offering because the stock offering is part of the mutual-to-stock conversion of Harris MHC.

     The Merger of York Financial Corp. into New Harris Financial. Concurrently with the conversion and stock offering, New Harris Financial will issue additional shares of its common stock to York Financial stockholders in exchange for their shares of York Financial. At the same time as York Financial shares are exchanged for shares of New Harris Financial, York Financial will merge into New Harris Financial, and York Federal will merge into Harris Savings Bank. Following the mergers, the corporate existence of York Financial and York Federal will end.

Diagram of Corporate Structure After the Transactions

     The following diagram shows the proposed corporate structure after completion of the transactions.

               -----------------------------------------------
                              Public stockholders
               -----------------------------------------------
                                        100% of common stock
               -----------------------------------------------
                             New Harris Financial
               -----------------------------------------------
                                        100% of common stock
               -----------------------------------------------
                              Harris Savings Bank
               -----------------------------------------------

Reasons for the Conversion, Stock Offering and Merger

     The conversion of Harris MHC from the mutual holding company form of organization and New Harris Financial's stock offering are necessary to complete the merger with York Financial. The stock offering and merger will allow New Harris Financial to expand the products and services that are offered by Harris Financial and York Financial and to offer such products and services to a larger community. Because of the stock offering and merger, Harris Financial will be in a better position to:

     . increase its lending activities, especially to support the growth of business banking;

     .    expand its branch office network;

     .    invest in securities;

     .    further diversify the products and services that it offers;

     . improve and increase its delivery systems, such as expanding internet banking services; and

     . market its services to customers of other banks who have been adversely affected by recent consolidations in the local banking market.

     The stock offering is also intended to provide an additional source of capital for New Harris Financial to:

     . finance acquisitions of other financial institutions or other businesses related to banking; and

     .    pay dividends to stockholders.

     After the stock offering, New Harris Financial will be able to issue additional shares of common stock to raise capital or to finance acquisitions. At the present time, New Harris Financial is not planning any additional capital issuances, mergers, or material acquisitions. New Harris Financial believes that the stock offering will give customers and the local community the opportunity to become equity owners of New Harris Financial, and to participate in possible stock price appreciation and cash dividends. New Harris Financial believes that through expanded local stock ownership, existing customers and others who purchase common stock will try to support New Harris Financial by consolidating their banking business with, and increasing their referrals to, Harris Savings Bank.

Business of New Harris Financial

     New Harris Financial was recently formed and has no operating history. Following the transactions, the business of New Harris Financial will be the combined businesses of Harris Financial and York Financial. New Harris Financial will succeed to the business and operations of Harris Financial, and will acquire the business and operations of York Financial in the merger. In addition, New Harris Financial will raise additional capital through the stock offering. Following the stock offering and merger, New Harris Financial will be the largest Pennsylvania thrift holding company based on combined assets and deposits as of March 31, 2000. In considering the business and operations that will be conducted by New Harris Financial, please review the discussion of the businesses of Harris Financial and York Financial, and the management's discussion and analysis of financial condition and results of operations of Harris Financial and York Financial, both of which are included in this document.

Management of New Harris Financial Following the Transactions

     At the completion of the merger, the Board of Directors of New Harris Financial will consist of 17 persons, 10 of whom are currently directors of Harris Financial and seven of whom are currently directors of York Financial. Following the merger, the President, Chief Executive Officer and Co-Chairman of the Board of New Harris Financial will be Charles C. Pearson, Jr., who currently is the President, Chief Executive Officer and Chairman of the Board of Harris Financial. Following the merger, Robert W. Pullo, who currently serves as President, Chief Executive Officer and Chairman of York Financial, will be appointed Co-Chairman of the Board of Directors of New Harris Financial through 2002, and thereafter will serve as Vice Chairman of the Board of Directors and Vice Chairman of the Executive Committee of New Harris Financial. The remainder of New Harris Financial's management team will include members of both Harris Financial's and York Financial's current management teams.

Operating Strategies after the Merger

     New Harris Financial has recently been formed and currently has no business and operations. New Harris Financial's business after the transactions will be the combined businesses of Harris Financial and York Financial. Harris Financial, York Financial and New Harris Financial believe that these business strategies can be summarized as follows:

     .    Expanding business banking activities

     .    Increasing sources of non-interest income

     .    Leveraging the branch network of Harris Savings Bank and York Federal

     .    Growth and increasing market share

     .    Improving competitive position

     .    Maintaining credit quality

     .    Investment leveraging

     .    Realizing cost savings from the merger

     These strategies are described in greater detail in "Certain Effects of the Merger on Harris Financial and York Financial." There can be no assurances that New Harris Financial will be successful in implementing these strategies.

Description of the Conversion and Stock Offering

     The Conversion. Harris MHC owns 75.9% of Harris Financial's common stock. As part of the conversion, Harris MHC's existence will end, and Harris MHC's 75.9% ownership interest in Harris Financial will be offered for sale to Harris Savings Bank's depositors and the public in the stock offering. New Harris Financial will be the successor to Harris Financial, and will own 100% of the common stock of Harris Savings Bank.

     The Stock Offering. New Harris Financial will offer shares of its common stock on a priority basis to eligible Harris Savings Bank depositors and others in a subscription offering. Any unsubscribed shares are expected to be offered to the general public in an underwritten public offering. If New Harris Financial does not receive orders for at least 19,550,000 shares in the subscription and community offering, then, in New Harris Financial's discretion, in order to issue the minimum number of shares necessary to complete the stock offering, up to 5,000,000 of the unsubscribed shares may be applied to the acquisition by merger of York Financial. When this document refers to the stock offering, it means the issuance in the subscription offering, any community offering and underwritten public offering, and any issuance of unsubscribed shares to stockholders of York Financial in the merger.

     The Conversion Exchange. Harris Financial's stockholders, excluding Harris MHC, own approximately 24.1% of Harris Financial's outstanding shares. These minority shares will be exchanged for shares of New Harris Financial. The number of shares of New Harris Financial that Harris Financial stockholders will receive will be based on the Harris Financial conversion exchange ratio. Former Harris Financial stockholders will own between approximately 15.0% and 15.9% of New Harris Financial immediately following the transactions.

Description of the Merger of York Financial into New Harris Financial

     Concurrently with the conversion and stock offering, New Harris Financial will issue additional shares of its common stock to York Financial stockholders in exchange for their shares of York Financial. At the same time as York Financial shares are exchanged for shares of New Harris Financial, York Financial will merge into New Harris Financial, and York Federal will merge into Harris Savings Bank. Following the mergers, the corporate existence of York Financial and York Federal will end.

     The York Financial Merger Exchange. At the time the merger with York Financial is completed, each outstanding share of York Financial common stock will become shares of New Harris Financial common stock based on the York Financial merger exchange ratio. Under the terms of the merger agreement between Harris Financial and York Financial, the York Financial merger exchange ratio will be based, in part, on the final appraisal of the pro forma market value of the shares issued in the conversion and stock offering. The independent appraisal is described below.

     The Merger Agreement. Harris Financial and York Financial entered into the merger agreement on March 27, 2000. The merger agreement sets forth the terms of the merger. The merger agreement was unanimously approved by the boards of Harris MHC, Harris Financial, Harris Savings Bank, York Financial and York Federal. The merger agreement identifies the conditions to the merger, and the circumstances under which the merger may be terminated.

     As an inducement for Harris Financial to enter into the merger agreement, York Financial has granted Harris Financial an option to purchase up to 2,011,346 shares of York Financial common stock at an exercise price of $12.25 per share. The stock option agreement is intended to increase the likelihood that the merger will be completed in accordance with its terms because it has the effect of discouraging offers by third parties to acquire York Financial.

The Independent Appraisal

     New Harris Financial and Harris MHC have obtained an independent appraisal of the pro forma market value of New Harris Financial assuming the completion of the conversion, stock offering and merger. The appraisal was prepared by RP Financial, LC, an appraisal firm experienced in appraisals of savings institutions. The number of shares issued in the stock offering, the number of shares issued to Harris Financial minority stockholders in the conversion and the number of shares issued to York Financial stockholders in the merger will be based, in part, on the independent appraisal. The independent appraisal is expressed as a range of values.

     RP Financial has advised New Harris Financial and Harris MHC that, in its opinion, dated June 9, 2000, the midpoint of the estimated range of the market value of the common stock of New Harris Financial that will be issued in the conversion and stock offering, including;

     .    shares sold in the stock offering, and

     . shares issued to Harris Financial minority stockholders in exchange for their shares of Harris Financial, was $302.8 million, and ranged from a minimum of $257.4 million to a maximum of $348.3 million. Including the shares issued to York Financial stockholders in the merger, the midpoint of the pro forma range of the market capitalization of New Harris Financial was $477.2 million, and ranged from $414.1 million to $526.1 million. If New Harris Financial does not receive orders for 19,550,000 shares in the subscription and community offering, then, in New Harris Financial's discretion, in order to issue the minimum number of shares necessary to complete the stock offering, up to 5,000,000 of the unsubscribed shares may be applied to the acquisition by merger of York Financial. If all 5,000,000 shares are so issued, then the pro forma market capitalization of New Harris Financial can range as low as $364.1 million. The number of shares that will be offered for sale in the offering, based on the valuation range, will range from a minimum of 19,550,000 shares to a maximum of 26,450,000 shares. The maximum of the estimated valuation range may be increased by 15% and the number of shares of common stock to be issued in the stock offering may be increased to 30,417,500 shares due to changes in the market and general financial and economic conditions without the resolicitation of subscribers.

Ownership of Harris Financial After the Transactions

     Ownership Table. The following table shows information regarding the shares that New Harris Financial will issue in the stock offering. The table also shows the number of shares of New Harris Financial that will be owned by:

     .    purchasers in the stock offering;

     . Harris Financial minority stockholders who will receive shares of New Harris Financial in exchange for their shares of Harris Financial; and

     . York Financial stockholders who will receive shares of New Harris Financial in exchange for their shares of York Financial.

Information is presented at the minimum as adjusted for the discretionary issuance of unsubscribed shares to York Financial stockholders, minimum, midpoint, maximum and adjusted maximum of the offering range. The number of shares issued is based, in part, on independent appraisal of New Harris Financial.

                                      Shares Issued                                                                Shares Issued
                                       at Adjusted         Shares Issued       Shares Issued      Shares Issued     at Adjusted
                                         Minimum            at Minimum          at Midpoint        at Maximum         Maximum
                                       of Offering          of Offering         of Offering        of Offering      of Offering
                                         Range(1)               Range              Range              Range             Range
                                   -------------------  ------------------- ------------------- ----------------- -----------------
                                              Percent              Percent             Percent           Percent           Percent
                                     Number   of Total    Number   of Total   Number   of Total  Number  of Total  Number  of Total
                                   ---------- --------  ---------- -------- ---------- -------- -------- -------- -------- --------
Shares issued in stock offering:
Purchasers in the stock offering.. 14,550,000    74.4%  19,550,000    100%  23,000,000   100%   26,450,000   100% 30,417,500   100%
York Financial stockholders(1)....  5,000,000    25.6           --     --           --    --            --    --          --    --
                                   ----------  ------   ----------  -----   ---------- -----    ---------- -----  ---------- -----
    Total shares issued in
      stock offering.............. 19,550,000   100.0%  19,550,000    100%  23,000,000   100%   26,450,000   100% 30,417,500   100%
                                   ==========  ======   ==========  =====   ========== =====    ========== =====  ========== =====

Shares outstanding after
   conversion, stock
   offering, and merger:
Purchasers in the stock offering..  14,550,000   40.0%   19,550,000  47.2% 23,000,000  48.2% 26,450,000   50.3%  30,417,500   50.3
Harris Financial minority
 stockholders in the conversion...   6,191,274   17.0     6,191,274  15.0   7,283,852  15.3   8,376,430   15.9    9,632,894   15.9
York Financial stockholders
 in the merger(1).................  15,666,264   43.0(2) 15,666,264  37.8  17,435,036  36.5  17,781,470   33.8   20,448,691   33.8
                                    ---------- ------    ---------- -----  ---------- -----  ----------  -----   ----------  -----
    Total shares outstanding
    after conversion, stock
    offering, and merger(3).......  36,407,538  100.0%   41,407,538 100.0% 47,718,888 100.0% 52,607,900  100.0%  60,499,085  100.0%
                                    ========== ======    ========== =====  ========== =====  ==========  =====   ==========  =====

______________________
(1) If New Harris Financial does not receive orders for 19,550,000 shares in the subscription and community offering, then, in New Harris Financial's discretion in order to issue the minimum number of shares necessary to complete the stock offering, up to 5,000,000 of the unsubscribed shares may be applied to the acquisition by merger of York Financial. Assumes that 5,000,000 unsubscribed shares are so applied. All such shares are assumed to be issued in the stock offering.

(2) The shares received by York Financial stockholders in exchange for their shares of York Financial common stock must be less than 50% of the total shares issued in the stock offering, conversion and merger.

(3)  Does not include options that were unexercised as of March 31, 2000.

Use of Proceeds from the Sale of Common Stock

     New Harris Financial will use the $221.0 million of estimated net proceeds of the stock offering, assuming the sale of shares at the midpoint of the offering range as follows:

     .    50%, or $110.5 million, will be contributed to in Harris Savings
          Bank;

     . 42%, or $92.1 million, will be retained by New Harris Financial for general corporate purposes; and

     . 8%, or $18.4 million, will be loaned to the employee stock ownership plan to fund its purchase of New Harris Financial common stock in the stock offering.

     New Harris Financial intends to use the net proceeds retained from the offering to invest in securities, to finance the possible acquisition of other financial institutions and other businesses that are related to banking, to pay dividends, and for other general corporate purposes. Harris Savings Bank intends to use the offering proceeds it receives from New Harris Financial to increase its lending activities, especially business banking; expand its branch office network in selected markets; expand products and services and delivery systems; for other general corporate purposes such as the repayment of borrowings; and market to customers of other banks who have been adversely affected by recent consolidations in the local banking market.

Persons Who May Order Stock in the Subscription Offering and Community Offering

     New Harris Financial is offering shares of common stock in a "subscription offering" in the following order of priority:

     . First, to depositors with accounts at Harris Savings Bank with aggregate balances of at least $50 on December 31, 1998;

     .    Second, to Harris Savings Bank's employee stock ownership plan;

     . Third, to depositors with accounts at Harris Savings Bank with aggregate balances of at least $50 on June 30, 2000; and

     . Fourth, to depositors with accounts at Harris Savings Bank on August ____, 2000.

     Shares of common stock not purchased in the subscription offering may be offered to the general public in a community offering that is expected to be conducted during the subscription offering. New Harris Financial intends to give a preference in the community offering to orders submitted by persons residing in the counties where Harris Savings Bank has a branch office, and stockholders of Harris Financial and York Financial. If New Harris Financial does not receive orders for at least 19,550,000 shares in the subscription and community offering, then, in New Harris Financial's discretion in order to issue the minimum number of shares necessary to complete the stock offering, up to 5,000,000 of the unsubscribed shares may be applied to the acquisition by merger of York Financial. New Harris Financial also may offer shares of common stock not purchased in the subscription offering or in the community offering in an underwritten public offering. New Harris Financial has the right to accept or reject orders, in whole or in part, received in the community offering in its sole discretion.

     Ryan, Beck and Co., Inc. has agreed to use its best efforts to assist in soliciting subscriptions in the subscription offering and community offering.

The Public Offering

     Shares of common stock offered for sale, but not sold in the subscription and community offering or issued to York stockholders as part of the merger consideration, may be sold to underwriters for resale to the general public in a standby firm commitment underwritten public offering. If a public offering is conducted, it would be managed by Ryan, Beck and Legg Mason Wood Walker, Inc. Harris Financial intends to reserve for sale in the public offering 7,500,000 shares not subscribed in the subscription offering. In addition, for a period of 30 days following the public offering, Harris Financial expects to grant the underwriters an option to purchase additional shares, not to exceed 15% of the shares sold in the public offering, on the same terms as other shares purchased by the underwriters, for the purpose of covering over-allotments, if any. In the public offering, no person may purchase more than $5,000,000 of common stock.

New Harris Financial expects that the public offering will commence during or as soon as practicable following the expiration of the subscription offering.

How You May Pay for Your Shares

     In the subscription offering and the community offering you may pay for your shares only by:

     .    personal check, bank check or money order; or

     . authorizing us to withdraw funds from your deposit accounts maintained with Harris Savings Bank.

Limitations on Your Purchases of Common Stock

Your orders for common stock will be limited in the following ways:

     .    The minimum order is 25 shares or $250;

     . The maximum amount that an individual may purchase in any category of the stock offering is 500,000 shares, or $5,000,000, of common stock. New Harris Financial may increase or decrease this maximum purchase limitation at any time without notifying you;

     . The maximum amount that an individual together with persons acting in concert may purchase in all categories of the stock offering combined is 5.0% of the shares issued in the stock offering. New Harris Financial may increase or decrease this maximum purchase limitation at any time without notifying you.

     . Persons acting in concert may only purchase shares in the stock offering if they will own no more than 5.0% of the shares that will be outstanding after the conversion and stock offering. This means that if we sell 19,550,000 shares at the minimum of the offering range and issue 6,191,274 shares to the minority stockholders of Harris Financial in exchange for their Harris Financial shares, persons acting in concert will be permitted to submit orders to purchase a number of shares that, when combined with the shares they receive in exchange for Harris Financial shares, total 1,287,064 shares or less. If New Harris Financial sells 26,450,000 shares at the maximum of the offering range this limitation would be 1,741,322 shares. This limitation does not apply to shares of New Harris Financial received by York Financial stockholders in the York merger. New Harris Financial may increase or decrease this maximum purchase limitation at any time without notifying you.

     . If New Harris Financial receives orders for a greater number of shares than it is offering, then New Harris Financial will allocate the available shares. This may result in your receiving a smaller number of shares than you ordered, or no shares at all. See "The Conversion and Stock Offering."

     The purchase limitations described above do not apply to the employee stock ownership plan. The employee stock ownership plan is authorized to purchase up to 8% of the shares issued in the stock offering, including unsubscribed shares that are applied to the acquisition by merger of York Financial. For additional information on these purchase limitations see "The Conversion and Stock Offering
- Limitations on Common Stock Purchases."

You May Not Sell or Transfer Your Subscription Rights

     If you order stock in the subscription offering, you will be required to state that you are purchasing the stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action, including reporting persons to federal or state regulatory agencies, against anyone who we believe sold or gave away subscription rights. We will not accept your order if we have reason to believe that you sold or transferred your subscription rights.

Deadline for Orders of Common Stock

     If you wish to purchase shares in the subscription offering or the community offering, a properly completed stock order form, together with payment for the shares, must be received by New Harris Financial no later than 10:00 a.m., local time, on September ____, 2000, unless we extend this deadline. You must submit your order forms by mail, overnight courier or by dropping off your order at our Stock Information Center. The Stock Information

Center is located at our operations center at 449 Eisenhower Boulevard, Harrisburg, Pennsylvania 17111. We will not accept orders that are delivered to our branch offices.

Termination of the Offering

     The subscription offering will terminate at _____ a.m., local time, on September ___, 2000. We may extend the expiration date for the subscription offering without notice to you, until ______________, 2000, unless regulators approve a later date. The community offering is expected to be conducted during the subscription offering. The underwritten public offering will begin prior to or soon as practicable following the expiration of the subscription offering. The community offering and the underwritten public offering may be terminated at any time, but must be completed by 45 days after the end of the subscription offering.

Steps We May Take If We Do Not Receive Orders for the Minimum Number of Shares

     If we do not receive orders for 19,550,000 shares, we may apply up to 5,000,000 unsubscribed shares to the acquisition by merger of York Financial, and we may increase the maximum purchase limitations. In addition, we may seek regulatory approval to extend the offering.

Market for New Harris Financial's Common Stock

     New Harris Financial has applied to have its common stock trade on the Nasdaq National Market under the symbol "____." Ryan, Beck & Co. intends to make a market in the common stock but it is under no obligation to do so. See "Market for the Common Stock."

New Harris Financial's Policy Regarding Dividends

     New Harris Financial intends initially to pay quarterly dividends after the completion of the stock offering and acquisition. The exact amount of the dividend will depend on the number of shares sold in the stock offering. New Harris Financial intends to pay an annual dividend of $.34 if the minimum number of shares are sold in the offering, and $.26 if the adjusted maximum number of shares are sold in the stock offering. At the midpoint of the offering range, the dividend is expected to be $.305. New Harris Financial intends that the amount of the dividend will ensure that after the stock offering and merger, former Harris Financial minority stockholders and former York Financial stockholders will not experience a decrease in their dividends. New Harris Financial intends to pay a prorated dividend after the end of the fiscal quarter during which it completes the stock offering and merger.

     Declarations of dividends by New Harris Financial's Board of Directors will depend upon a number of factors. There can be no assurance that dividends will in fact be paid on New Harris Financial's common stock or that, if paid, dividends will not be reduced or eliminated in the future.

How You May Obtain Additional Information Regarding the Conversion and Offering

     If you have any questions regarding the offering or the conversion, please call the Stock Information Center at 800 _______________, Monday through Friday between ____ a.m. and ____ p.m., local time.

                                 RISK FACTORS

     You should carefully consider the following risk factors in deciding whether to invest in our common stock.

Changing interest rates may adversely affect our profits.

     To be profitable, we must earn more in interest and fees than we pay in interest and expenses. If interest rates continue to rise as they have recently, the interest we pay on interest-bearing liabilities, such as deposits and borrowings, would increase more quickly than interest earned on interest-earning assets, such as loans and investment securities. This would reduce our net interest income and thereby reduce our net income in the short-term. In addition, rising interest rates are likely to reduce our income because it may reduce the demand for loans and the value of our investment securities and make it more difficult for our borrowers to repay their loans. If interest rates decline, however, our loans may be refinanced at lower rates or prepaid and our investments may be prepaid earlier than expected, which may also lower our income. Interest rates will continue to fluctuate, and we cannot predict future Federal Reserve Board actions or other factors that will cause market rates to change.

Increases in market rates of interest are likely to adversely affect our stockholders' equity.

     At March 31, 2000, Harris Financial owned $1.3 billion of marketable securities that were available for sale. Generally accepted accounting principles require that these securities be carried at fair value on the consolidated balance sheet. Unrealized gains or losses on these securities, that is, the difference between the fair value and the amortized cost of these securities, is reflected in stockholders' equity. Recently, market rates of interest have increased. When interest rates increase, the fair value of Harris Financial's available for sale marketable securities generally decreases, which decreases stockholders' equity. As of March 31, 2000, Harris Financial's available for sale marketable securities portfolio had an unrealized loss, net of taxes, of $35.1 million, which resulted in a decrease in stockholders' equity by the same amount. New Harris Financial stockholders' equity is likely to be adversely affected by increases in market interest rates.

Interest rate risk may become more important after the completion of the conversion and stock offering, and acquisition by merger of York Financial.

     Harris Saving Bank will re-charter as a federal savings bank. As a federal savings bank, Harris Savings Bank will be regulated by the Office of Thrift Supervision. The Office of Thrift Supervision has indicated that it will focus considerable attention, both during upcoming examinations and in financial monitoring between examinations, on interest rate risk management. The OTS also has indicated that institutions with troubling interest rate risk levels or trends can expect heightened regulatory scrutiny of capital management. The Office of Thrift Supervision has reviewed the interest rate risk profile of York Federal, but not Harris Savings Bank. If the Office of Thrift Supervision were to determine that the interest rate risk level or trends of the combined operations of Harris Savings Bank and York Federal were of concern, then it could impose operating restrictions on Harris Savings Bank's activities following the re-chartering.

New Harris Financial's success depends on the success of the merger.

     New Harris Financial's future growth and profitability depend, in part, on its ability to successfully complete the York Financial merger and manage the combined operations. For the merger to be successful, New Harris Financial will have to succeed in combining the corporate cultures, personnel and operations of New Harris Financial and York Financial, and in achieving expense savings by eliminating selected redundant operations. New Harris Financial cannot assure you that its plan to integrate and operate the combined operations will be timely or efficient, or that it will successfully retain existing customer relationships.

Recently the stock market has been volatile and many stocks have not appreciated in value.

     Publicly traded stocks have recently experienced substantial market price volatility. This is due, in part, to investors' shifting perceptions of the effect on various industry sectors of changes and potential changes in the economy. Volatility, therefore, may be unrelated to the current operating performance of particular companies whose stock shares are traded. The purchase price of common stock sold in conversion transactions, including mutual-to-stock conversion transactions of mutual holding companies, is based on an independent appraisal. Independent appraisals are not intended, and should not be construed, as a recommendation as to the advisability of purchasing shares. After New Harris Financial's common stock begins to trade, the trading price will be determined by the marketplace. The trading price will fluctuate, because it will be influenced by many factors, including prevailing interest rates, other economic conditions, New Harris Financial's operating performance and investor perceptions of the outlook for New Harris Financial and the banking industry in general. We cannot assure you that, if you chose to sell shares you purchased in the stock offering, you will be able to sell them at or above the $10.00 per share offering price. You should not have a short term investment horizon in evaluating whether to purchase stock in the offering.

The issuance of shares to York Financial stockholders will be dilutive to the voting interests of purchasers in the stock offering.

     New Harris Financial will issue between 15,666,264 and 20,448,691 shares of its common stock to the former stockholders of York Financial in exchange for their shares of common stock of York Financial. The issuance of shares in the merger will dilute the voting interests of subscribers in the stock offering.

Because transactions that you would like may be prevented by provisions in our charter documents and other laws and regulations you may not be able to profit from the sale or merger of New Harris Financial.

     Provisions of our articles of organization and bylaws and applicable provisions of Pennsylvania and Federal law and regulations may delay, inhibit or prevent an organization or person from gaining control of New Harris Financial through a tender offer, business combination, proxy contest or some other method even though some of our stockholders might believe a change in control is desirable.

A decrease in demand for loans may lower our profitability.

     Making loans is our primary business and primary source of profits. If customer demand for loans decreases, our profits may decrease because our alternative investments, primarily investment securities, earn less revenue for us than loans. Customer demand for loans could be reduced by a weaker economy, an increase in unemployment, a decrease in real estate values, an increase in interest rates or increased competition.

Because of our emphasis on commercial lending, downturns in the real estate market or economy may adversely impact our profits.

     Commercial real estate loans and commercial business loans are generally believed to involve more credit risk than residential real estate loans. Because the repayment of commercial real estate loans and commercial business loans often depends on the successful operation and management of the borrower's property or business, repayment of such loans may be affected by adverse conditions in the economy. Moreover, unlike residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be easily ascertainable, commercial loans typically are made on the basis of the borrower's ability to make repayment from the cash flow of the property or the borrower's business. As a result, the availability of funds for the repayment of commercial loans may depend substantially on the success of the property or business itself. Further, any non-real estate collateral securing commercial business loans may depreciate over time, may be difficult to appraise and may fluctuate in value. In addition, much of the commercial loan portfolio is relatively new, and there can be no assurance that all loans will perform satisfactorily. Our focus on commercial lending therefore could adversely affect our profits.

We have broad discretion in allocating the proceeds of the offering. Our failure to effectively apply the proceeds of the offering could adversely effect our profits.

     The net cash proceeds from the stock offering will be between $136.9 million at the adjusted minimum of the offering range, and $255.1 million at the maximum of the offering range. We intend to contribute half the net proceeds of the offering to Harris Savings Bank, which will use the proceeds to support increased lending, selective branch expansion, diversification of products, and the expansion of product delivery systems. In addition, Harris Financial intends to use the proceeds it retains to invest in securities, to finance the possible acquisition of other financial institutions or other businesses related to banking, to pay dividends and for other general corporate purposes. We have not allocated specific amounts of proceeds for these purposes, and we will have significant flexibility in determining the amounts of net proceeds we apply to different uses and the timing of such applications. Our failure to apply these funds effectively could hurt our profits.

Your subscription funds could be held for an extended time period and will not be available to you for other investments if there is a delay in completing the stock offering.

     Although the subscription offering period ends on September ________, 2000, New Harris Financial may extend the subscription offering for an additional 45 days, or until November ___, 2000. If New Harris Financial conducts a community offering, the offering period may likewise be extended until as late as November ____, 2000. If the offering period is extended, subscribers will not have an opportunity to decrease their orders, or have their subscriptions refunded. New Harris Financial cannot extend the offering period beyond November ___, 2000 unless it obtains regulatory approval and gives subscribers the opportunity to cancel their orders and obtain a refund of their subscriptions.

                SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
                     OF HARRIS FINANCIAL AND SUBSIDIARIES

     Since New Harris Financial was formed only recently to effect the conversion and merger, it has no historical business or results of operations. However, since New Harris Financial will be the successor to Harris Financial, we are presenting the financial and other data of Harris Financial and its subsidiaries.

     The following tables set forth selected consolidated historical financial and other data of Harris Financial and its subsidiaries for the periods and at the dates indicated. The information is derived in part from, and should be read together with, the Consolidated Financial Statements and Notes thereto of Harris Financial contained elsewhere in this document. The selected consolidated financial condition and operating data at, and for the three months ended, March 31, 2000 and 1999 are derived from unaudited consolidated financial statements and, in the opinion of management of Harris Financial, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the results for the unaudited periods have been made. The results of operations data presented below for the three months ended March 31, 2000, are not necessarily indicative of the results of Harris Financial that may be expected for the entire year.


                                            At
                                         March 31,                         At December 31,
                                                    -------------------------------------------------------------
                                          2000          1999       1998           1997        1996        1995
                                       ----------   ----------  -----------    ----------  ----------  ----------
                                       (unaudited)                             (In Thousands)
Selected Financial Condition Data:

Total assets....................       $2,767,050   $2,691,400  $ 2,497,469    $2,207,481  $1,768,122  $1,255,864
Loans receivable, net...........        1,313,645    1,267,983    1,051,642       890,906     823,916     651,605
Loans held for sale, net........            1,761        1,646       14,418        14,886       9,053          --
Marketable securities...........        1,303,825    1,257,603    1,274,837     1,199,194     828,910     524,932
Deposits........................        1,439,688    1,373,870    1,205,379     1,146,238   1,173,423   1,073,710
Borrowings......................        1,123,375    1,118,000    1,069,254       853,978     420,631      19,180
Stockholders' equity............          167,198      169,324      189,970       179,034     152,752     151,459


                                        Three Months Ended
                                            March 31,                     Years Ended December 31,
                                       -----------------------  ---------------------------------------------------------
                                         2000           1999      1999       1998       1997           1996         1995
                                       ---------    ----------  --------   --------  ----------   ----------   ----------
                                       (unaudited)                            (In Thousands)
Selected Operating Data:

Interest income.................       $   47,236   $   41,708  $174,829   $164,012  $  141,067   $  107,988   $   80,625
Interest expense................           31,718       26,587   113,391    107,150      93,085       67,326       47,696
                                       ----------   ----------  --------   --------  ----------   ----------   ----------
 Net interest income............           15,518       15,121    61,438     56,862      47,982       40,662       32,929
Provision for loan losses.......              835          795     3,180      2,540         610        1,957           --
                                       ----------   ----------  --------   --------  ----------   ----------   ----------
 Net interest income after
  provision for loan losses.....           14,683       14,326    58,258     54,322      47,372       38,705       32,929
Noninterest income..............            2,734        4,021    10,757     15,545      14,559        3,996        2,564
Noninterest expense(1)(2).......           11,832       11,592    42,707     43,329      35,848       42,187       20,776
                                       ----------   ----------  --------   --------  ----------   ----------   ----------
Income before taxes.............            5,585        6,755    26,308     26,538      26,083          514       14,717
Provision for income taxes......            1,565        1,822     7,625      7,309       8,312         (517)       5,503
                                       ----------   ----------  --------   --------  ----------   ----------   ----------
 Net income.....................       $    4,020   $    4,933  $ 18,683   $ 19,229  $   17,771   $    1,031   $    9,214
                                       ==========   ==========  ========   ========  ==========   ==========   ==========

_______________
(1) Noninterest expense for 1996 includes a one-time special assessment of $7.0 million pre-tax ($4.4 million net of taxes) to recapitalize the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation. In 1996, a one-time special assessment was made on all depository institutions with deposits insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation.

(2) Noninterest expense for 1996 includes a $4.3 million pre-tax charge ($2.7 million net of taxes) for a fraud loss incurred with the acquisition of First Harrisburg Bancor.

                                                          At or for the
                                                       Three Months Ended
                                                          March 31, (1)              At or for the Year Ended December 31,
                                                       ------------------   ----------------------------------------------------
                                                         2000      1999       1999       1998       1997       1996       1995
                                                       --------  --------   --------   --------   --------   --------   --------
                                                          (unaudited)
Selected Operating Ratios and Other Data

Performance Ratios:
Return on average assets (net income divided
  by average total assets)...........................      0.60%     0.79%      0.72%      0.82%      0.89%      0.07%      0.81%
Return on average equity (net income divided
  by average equity).................................      9.65     10.37      10.10      10.33      10.89       0.68       6.34
Average net interest rate spread(5)..................      2.27      2.45       2.35       2.38       2.38       2.45       2.39
Net interest margin(4)...............................      2.46      2.67       2.57       2.66       2.66       2.87       3.00
Net interest income after provision for loan
 losses to total noninterest expenses................    124.10    123.59     136.41     125.37     132.15      91.75     158.50
Efficiency ratio(3)..................................     67.90     63.20      61.90      62.00      57.90      98.80      58.50
Noninterest expense to average assets................      1.76      1.86       1.65       1.84       1.80       2.46       1.85
Noninterest income to average assets.................      0.41      0.65       0.41       0.66       0.73       0.26       0.23
Average interest-earning assets to average
  interest-bearing liabilities.......................    103.85    105.00     104.82     105.84     105.92     109.40     113.75

Asset Quality Ratios:
Nonperforming loans to total loans...................      1.21      0.62       1.27       0.73       0.78       0.68       0.31
Nonperforming loans to total assets..................      0.57      0.28       0.60       0.31       0.31       0.32       0.16
Nonperforming assets as a percentage
  of total assets....................................      0.63      0.57       0.66       0.59       0.62       0.72       0.68
Nonperforming loans and real estate owned
  to total net loans and real estate owned...........      1.24      1.20       1.30       1.40       1.52       1.52       1.30
Allowance for loan losses to total loans.............       .92       .85        .94        .86        .92       1.01        .94
Allowance for loan losses to non-performing loans....       .77      1.09        .74       1.19       1.18       1.48       3.04

Equity and Dividend Ratios:
Tangible capital.....................................      6.70      6.70       6.80       6.80       6.80       7.30      11.00
Core capital.........................................      6.70      6.70       6.80       6.80       6.80       7.30      11.00
Risk-based capital...................................     11.00     11.00      11.10      11.10      13.00      13.80      20.50
Average equity to average assets.....................      6.19      7.64       7.15       7.91       8.25       9.88      12.83
Period end equity to assets..........................      6.04      7.62       6.29       7.61       8.11       8.64      12.06
Dividend payout ratio(6).............................     11.94      9.69      10.13       9.81       8.67     141.90      13.70

Per Share Data (2):
Basic earnings per share.............................  $   0.12  $   0.15   $   0.56   $   0.57   $   0.53   $   0.03   $   0.28
Diluted earnings per share...........................      0.12      0.15       0.55       0.57       0.52       0.03       0.28
Dividends per share..................................      0.06      0.06       0.24       0.22       0.20       0.19       0.17
Book value per share.................................      4.98      5.76       5.04       5.66       5.30       4.54       4.50

Other Data:
Number of:
Real estate loans outstanding........................     7,325     9,423      6,888      9,623      9,625     10,244     10,112
Loans serviced for others............................     2,758    14,810     10,675     26,054     14,348     10,284     10,156
Deposit accounts.....................................   153,247   146,767    154,432    146,425    141,672    133,893    120,755
Full-service offices.................................        37        35         37         35         33         32         25

________________________________________
(1)  Annualized where appropriate.

(2) All per share values have been adjusted to reflect the 1997 three for one stock split.

(3) Efficiency ratio is noninterest expense divided by the sum of net interest income after provision for loan losses and noninterest income.

(4) Represents annualized tax-effected net interest income before the provision for loan losses divided by average interest-earned assets.

(5) Represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(6)  Represents cash dividends paid divided by net income.

                SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
                   OF YORK FINANCIAL CORP. AND SUBSIDIARIES

     The following tables set forth selected consolidated historical financial and other data of York Financial Corp. and its subsidiaries for the periods and at the dates indicated. The selected consolidated financial condition and operating data at, and for the nine months ended, March 31, 2000 and 1999 are derived from unaudited consolidated financial statements and, in the opinion of management of York Financial, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the financial position and the results of operations for the unaudited periods have been made. The results of operations data presented below for the nine months ended March 31, 2000, are not necessarily indicative of the results of York Financial that may be expected for the entire year. The information is derived in part from, and should be read together with, the Consolidated Financial Statements and Notes thereto of York Financial contained elsewhere in this document.

                                           At                            At June 30,
                                        March 31,   --------------------------------------------------------------
                                          2000         1999         1998         1997         1996         1995
                                       ----------   ----------   ----------   ----------   ----------   ----------
                                       (unaudited)                              (In Thousands)
Selected Financial Condition Data:

Total assets........................   $1,630,290   $1,364,636   $1,229,268   $1,162,393   $1,109,804   $1,009,918
Loans receivable, net...............    1,127,976      909,193      951,641      997,841      938,570      845,205
Loans held for sale, net............        1,461       30,631       17,534        4,882        5,686        6,450
Marketable securities...............      395,464      326,285       61,700       83,708       90,859       70,490
Deposits............................    1,153,293    1,115,253    1,065,777      993,106      908,123      832,056
Borrowings..........................      348,005      113,962       27,861       46,236       74,380       65,759
Stockholders' equity................      109,938      110,410      109,225      100,083       93,540       85,330



                                              Nine Months Ended
                                                  March 31,                    Year Ended June 30,
                                              -----------------  -------------------------------------------------
                                               2000      1999      1999       1998       1997       1996     1995
                                              -------   -------  -------    -------   ---------    -------  -------
                                                 (unaudited)                     (In Thousands)
Selected Operating Data:

Interest income.......................        $79,999   $64,350  $86,365    $88,566   $  87,641    $80,880  $68,155
Interest expense......................         51,577    38,876   51,826     51,844      51,788     45,905   36,402
                                              -------   -------  -------    -------   ---------    -------  -------
 Net interest income..................         28,422    25,474   34,539     36,722      35,853     34,975   31,753
Provision for loan losses.............          1,550     2,772    3,632      3,737       2,424      2,300    2,340
                                              -------   -------  -------    -------   ---------    -------  -------
 Net interest income after provision
  for loan losses.....................         26,872    22,702   30,907     32,985      33,429     32,675   29,413
Noninterest income....................          5,105     7,192   12,038     10,152       8,696      8,630    5,706
Noninterest expense...................         23,275    20,595   28,234     27,323      31,163(1)  24,450   22,616
                                              -------   -------  -------    -------   ---------    -------  -------
Income before income taxes............          8,702     9,299   14,711     15,814      10,962     16,855   12,503
Provision for income taxes............          1,754     3,201    5,041      5,799       3,875      6,512    4,837
                                              -------   -------  -------    -------   ---------    -------  -------
Net income............................        $ 6,948   $ 6,098  $ 9,670    $10,015   $   7,087    $10,343  $ 7,666
                                              =======   =======  =======    =======   =========    =======  =======

--------------------------
(1) Includes one-time special assessment of $5.3 million pre-tax ($3.2 million net of taxes) to recapitalize the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation. In 1996, a one-time special assessment was made on all depository institutions with deposits insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation.

                                                      At or for the
                                                     Nine Months Ended
                                                       March 31, (1)               At or for the Year Ended June 30,
                                                 ----------------------   ----------------------------------------------------
                                                   2000          1999      1999         1998         1997       1996       1995
                                                 --------      --------   --------    --------     --------   --------   --------
Selected Operating Ratios and Other Data

Performance Ratios:
Return on average assets (net income
 divided by average total assets)...........         0.59%         0.65%      0.76%       0.84%        0.61%      0.99%      0.83
Return on average equity (net
 income divided by average equity)..........         8.50          7.24       8.64        9.61         7.46      11.57       9.39
Average net interest rate spread(5).........         2.30          2.53       2.56        2.92         3.01       3.24       3.49
Net interest margin(4)......................         2.55          2.88       2.90        3.28         3.27       3.54       3.70
Net interest income after
 provision for loan losses to
 total noninterest expenses.................       115.45        110.23     109.47      120.72       107.27     133.64     130.05
Efficiency ratio(3).........................        69.42         63.05      60.62       58.29        69.95      56.07      60.38
Noninterest expense to average assets.......         1.48          1.65       2.23        2.30         2.68       2.33       2.45
Noninterest income to average assets........         0.32          0.57       0.95        0.86         0.75       0.82       0.62
Average interest-earning assets to average
 interest-bearing liabilities...............       105.41        107.88     107.71      107.64       105.53     106.34     104.92

Asset Quality Ratios:
Nonperforming loans to total loans..........         0.70          1.23       1.07        1.63         1.43       1.28       1.53
Nonperforming loans to total assets.........         0.49          0.86       0.74        1.28         1.24       1.09       1.29
Nonperforming assets as a percentage
 of total assets............................         0.74          1.39       1.24        2.01         2.12       1.96       2.57
Nonperforming loans and real
 estate owned to total net
 loans and real estate owned................         1.06          2.00       1.83        2.56         2.46       2.38       3.06

Allowance for loan losses to
 total loans................................         0.99          1.19       1.17        0.92         0.64       0.70       0.69
Allowance for loan losses to
 non-performing loans.......................       141.50         95.50     107.46       56.18        44.57      54.65      44.70

Equity and Dividend Ratios:
Tangible capital............................          7.4           7.7        7.1         7.7          7.5        7.5        7.5
Core capital................................          7.4           7.7        7.1         7.7          7.5        7.5        7.5
Risk-based capital..........................         13.6          13.6       12.8        13.1         12.0       12.3       11.9
Average equity to average assets............         6.91          8.97       8.84        8.78         8.19       8.51       8.85
Period end equity to assets.................         6.74          8.82       8.09        8.89         8.61       8.43       8.45
Dividend payout ratio(6)....................        54.52         59.74      50.62       44.13        55.30      32.69      39.94

Per Share Data (2):
Basic earnings per share....................     $   0.70      $   0.61   $   0.96    $   10.3     $   0.75   $   1.14   $   0.88
Diluted earnings per share..................         0.68          0.58       0.92        0.96         0.71       1.08       0.83
Cash dividends paid.........................         0.38          0.36       0.49        0.46         0.42       0.37       0.34
Book value per share........................        10.88         11.11      10.99       11.05        10.36      10.14       9.44

Other Data:
Number of:
Real estate loans outstanding...............        7,695         7,209      7,401       8,795        9,471      9,724      9,786
Loans serviced for others...................        7,162         8,095      7,823       7,724        8,484      9,649      9,648
Deposit accounts............................      136,604       133,095    133,107     130,968      128,211    118,758    114,541
Full-service offices........................           25            25         25          23           22         22         22

__________________
(1)  Annualized where appropriate.

(2) All per share values have been adjusted for stock dividends affected through March 31, 2000.

(3) Efficiency ratio is noninterest expense divided by the sum of net interest income after provision for loan losses and noninterest income.

(4) Represents annualized tax-effected net interest income before the provision for loan losses divided by average interest-earned assets.

(5) Represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(6)  Represents cash dividends paid divided by net income.

                   SELECTED UNAUDITED PRO FORMA CONSOLIDATED
                    FINANCIAL DATA OF NEW HARRIS FINANCIAL

     The following tables present selected unaudited pro forma consolidated financial data with respect to New Harris Financial and its subsidiaries. For each period presented below, the "Pro Forma for Acquisition" information reflects the acquisition by merger of York Financial, but not the conversion. The "Pro Forma for Acquisition and Conversion" information reflects the consummation of both the conversion and merger, including the sale of shares in the offering and includes other assumptions as described in "Pro Forma Data--Pro Forma Conversion Data." This financial data assumes that these transactions occurred on each of the dates and at the beginning of each of the periods presented, that subscription shares are sold in the offering at the $10.00 subscription price per share at the midpoint of the offering range. For information on net income, net income per share, stockholders' equity and stockholders' equity per share at the adjusted minimum, minimum, midpoint, maximum and 15% above the maximum of the valuation range, see "Pro Forma Data-- Pro Forma Conversion Data." For additional assumptions used in calculating the pro forma data, see "Pro Forma Data--Unaudited Pro Forma Condensed Consolidated Financial Information." New Harris Financial intends to account for the acquisition by merger of York Financial as a pooling of interests in accordance with generally accepted accounting principles.

     The following selected unaudited pro forma financial data should be read in conjunction with the audited consolidated financial statements and related notes presented elsewhere in this document.

                                                              At March 31, 2000                   At December 31, 1999
                                                     ----------------------------------  --------------------------------------
                                                                          Pro Forma                              Pro Forma
                                                        Pro Forma      For Acquisition      Pro Forma         For Acquisition
                                                     For Acquisition    and Conversion   For Acquisition      and Conversion
                                                     ----------------  ----------------  ----------------  ---------------------
                                                                                (Dollars in Thousands)
Financial Condition
-------------------
Total assets.......................................       $4,390,031        $4,592,609        $4,334,746             $4,537,324
Loans receivable, net..............................        2,444,843         2,444,843         2,433,303              2,433,303
Securities available for sale......................        1,609,584         1,812,162         1,558,251              1,760,829
Securities held to maturity........................           22,665            22,665            22,650                 22,650
Excess of cost over fair value of assets acquired..           16,898            16,898            17,617                 17,617
Deposits...........................................        2,592,981         2,592,981         2,477,214              2,477,214
Borrowings.........................................        1,471,380         1,471,380         1,536,551              1,536,551
Total stockholders' equity.........................          269,827           472,405           271,135                473,713
Nonperforming loans................................           23,850            23,850            24,871                 24,871
Nonperforming assets...............................           28,618            28,618            30,810                 30,810

Asset quality ratios (period end)
---------------------------------------------------
Nonperforming assets as a percent of total assets..             0.65%             0.62%             0.71%                  0.68%
Allowance for loan losses to total loans...........             0.95%             0.95%             0.95%                  0.95%
Allowance for loan losses to nonperforming loans...            97.62%            97.62%            92.69%                 92.69%


                                                         For the Three Months Ended               For the Year Ended
                                                              At March 31, 2000                 At December 31, 1999(1)
                                                     ----------------------------------  ---------------------------------
                                                                          Pro Forma                           Pro Forma
                                                        Pro Forma      For Acquisition      Pro Forma      For Acquisition
                                                     For Acquisition    and Conversion   For Acquisition    and Conversion
                                                     ---------------   ----------------  ---------------   ---------------
                                                                                (Dollars in Thousands)
Results of Operations(2)
------------------------
Net interest income..................                $        25,030   $         28,210   $       97,969   $      110,083
Provision for loan losses............                          1,235              1,235            6,105            6,105
                                                     ---------------   ----------------  ---------------   ---------------
Net interest income after provision
     for loan losses.................                         23,795             26,975           91,864          103,978
Noninterest income...................                          4,565              4,565           20,826           20,826
Noninterest expense..................                         20,156             20,463           72,182           73,409
                                                     ---------------   ----------------  ---------------   ---------------
Income before taxes..................                          8,204             11,078           40,508           51,395
Provision for income taxes...........                          1,858              2,864           11,708           15,519
                                                     ---------------   ----------------  ---------------   ---------------
Net income...........................                $         6,346   $          8,214   $       28,800   $       35,877
                                                     ===============   ================  ===============   ===============

Diluted EPS..........................                $          0.14   $           0.18   $         0.63   $         0.78

Selected Ratios:
----------------
Performance ratios:
  Return on end of period assets(3)..                           0.58%              0.72%            0.66%            0.79%
  Return on end of period equity(3)..                           9.41%              6.96%           10.62%            7.57%

_____________________
(1) Reflects statements of operation of York Financial for the 12 months ended December 31, 1999, and Harris Financial for the fiscal year ended December 31, 1999.

(2) Does not reflect any cost savings or other benefits of the acquisition by merger of York Financial.

(3) Information for three months ended March 31, 2000 is annualized. Calculations are based on end of period equity or assets, as applicable.

                             NEW HARRIS FINANCIAL

     New Harris Financial, Inc. was organized in March 2000 to effect the conversion of Harris MHC and the merger with York Financial. New Harris Financial will succeed to the operations of Harris Financial after the conversion and will also succeed to the operations of York Financial after the merger. Neither Harris MHC, Harris Financial, nor York Financial will exist after the conversion and merger. As a result, you should review the business and operations of Harris Financial and York Financial contained in this document for an understanding of the business and operations of New Harris Financial after the conversion and merger.

     New Harris Financial's assets will consist primarily of 100% of the outstanding shares of Harris Savings Bank and investment securities. Following the stock offering and conversion, New Harris Financial's assets will also include the portion of the net proceeds of the offering not infused into Harris Savings Bank and the loan to the employee stock ownership plan. Following the merger with York Financial, New Harris Financial's assets also will include the assets held by York Financial at the time of the merger. As of March 31, 2000, York Financial's assets included primarily its ownership of 100% of the common stock of York Federal and six other subsidiaries, including Y-F Service Corp., First Capital Brokerage Services, Inc., First Capital Insurance Services Inc., New Service Corp., and Advanced Real Estate Associates, and its partnership interest in a joint venture, Meridian Venture Partners.

     New Harris Financial does not, and does not intend to own or lease any property, but instead will use the premises, equipment and furniture of Harris Savings Bank. New Harris Financial does not, and at the present time does not intend to, employ any persons other than officers, but will use the support staff of Harris Savings Bank from time to time. Additional employees will be hired as appropriate to the extent New Harris Financial expands its business.

     The offering will provide New Harris Financial with additional capital to support future growth. Management believes that the offering will provide New Harris Financial with additional flexibility to diversify its business activities through existing or newly formed subsidiaries, or through acquisitions of or mergers with other financial institutions and financial services related companies or for other business or investment purposes. Although there are no current material arrangements, understandings or agreements, written or oral, regarding any such opportunities or transactions, except for the acquisition by merger of York Financial, New Harris Financial will be in a position after the offering to take advantage of any such acquisition and expansion opportunities that may arise. Future activities of New Harris Financial are anticipated to be funded primarily by the offering proceeds retained by New Harris Financial or, alternatively, through dividends received from Harris Savings Bank.

     New Harris Financial's executive offices are located at 235 North Second Street, Harrisburg, Pennsylvania 17101, and its telephone number is (717) 236-4041.

                               HARRIS FINANCIAL

     Harris Financial, Inc. was organized in September 1997 as a Pennsylvania corporation and the mid-tier stock holding company of Harris Savings Bank.
Prior to September 1997, Harris Savings Bank's shares of common stock were owned by Harris MHC and other stockholders. When Harris Financial, Inc. was formed, it exchanged its shares for all of the outstanding shares of Harris Savings Bank. As a result, Harris Financial's shares are owned by Harris MHC and other stockholders, and all of Harris Savings Bank's outstanding shares are owned by Harris Financial, Inc. Harris Financial conducts its primary business activities through Harris Savings Bank. Harris Financial is a bank holding company regulated by the Board of Governors of the Federal Reserve system.
Prior to the completion of the conversion and merger, Harris Financial will re-charter as a savings and loan holding company regulated by the Office of Thrift Supervision. New Harris Financial will be the successor to Harris Financial upon completion of the conversion, and Harris Financial will no longer exist.

     Harris Financial's executive offices are located at 235 North Second Street, Harrisburg, Pennsylvania 17101, and its principal telephone number is
(717) 236-4041.

                              HARRIS SAVINGS BANK

     Harris Savings Bank was formed in 1886. Prior to the completion of the conversion and merger, Harris Savings Bank will convert from a Pennsylvania savings bank regulated by the Pennsylvania Department of Banking, to a federal savings bank regulated by the Office of Thrift Supervision. Harris Savings Bank presently operates 37 full service offices, an operations center, a business center, a support center, five loan production offices, a mortgage lending office and a business banking office. Harris Savings Bank's primary business is attracting deposits from the general public and investing these deposits in loans secured by residential and commercial real property, commercial business loans, consumer loans and investment securities. Harris Savings Bank primarily serves individual and business customers in the five central Pennsylvania counties of Dauphin, Cumberland, York, Lancaster, and Lebanon and in the northern Maryland county of Washington. Harris Savings Bank offers residential mortgage loans in Pennsylvania and Maryland. It offers certain types of consumer loans throughout most of the eastern United States.

     In addition to its internal loan and deposit growth during recent years, Harris Savings Bank has grown through acquisitions. In 1995, Harris Savings Bank acquired two branches in Hagerstown, Maryland, with $126 million in deposits and no loans. Harris Savings Bank recorded $10.4 million of goodwill in connection with that acquisition, which is being amortized over seven years. During 1996, Harris Savings Bank acquired First Harrisburg Bancorp, headquartered in Harrisburg, Pennsylvania, in a transaction that was accounted for as a purchase transaction. In the acquisition of First Harrisburg Bancorp, Harris Savings Bank acquired $276.6 million in assets and $252.2 million in deposits, and recorded goodwill totaling $13.8 million. The goodwill acquired in the First Harrisburg Bancorp acquisition is being amortized over 15 years. During 1999, Harris Savings Bank acquired two branches in Lebanon, Pennsylvania, one of which was subsequently closed, in a transaction accounted for as a purchase transaction. In the acquisition of the Lebanon County branches, Harris Savings Bank acquired $11.8 million of loans and $37.3 million of deposits, and recorded $3.3 million of goodwill which is being amortized over seven years.

     As part of the merger, York Federal will merge into Harris Savings Bank, and Harris Savings Bank's business and operations will include the business and operations formerly conducted by York Federal. York Federal conducts its business through 25 offices located in south central Pennsylvania and Maryland. York Federal's primary business is attracting deposits from the general public and from commercial and governmental entities, and investing these deposits in loans secured by residential and commercial real property, commercial business loans, consumer loans and investment securities. York Federal maintains a commissioned mortgage origination staff as well as mortgage correspondent relationships which originate residential mortgage loans for York Federal primarily in Pennsylvania, Maryland and Virginia, and to a lesser extent in eleven other states within the Mid-Atlantic region.

     Harris Savings Bank's executive offices are located at 235 North Second Street, Harrisburg, Pennsylvania 17101, and its telephone number is (717) 236-4041.

                                USE OF PROCEEDS

     The net proceeds from the offering will depend on the total number of shares of common stock sold in the offering. The total number of shares sold in the offering will depend on the final appraisal, regulatory and market considerations, and whether unsubscribed shares are applied to the acquisition by merger of York Financial. Net proceeds will also depend on the expenses incurred in connection with the stock offering. Although we will not be able to determine the actual net proceeds from the sale of the common stock until we complete the offering, we estimate the net proceeds to be between $136.9 million and $255.1 million, or $294.3 million if the offering is increased by15%.

     New Harris Financial intends to distribute the net proceeds from the offering as follows:

                                                                 Adjusted
                                                                  Minimum            Minimum            Maximum
                                                             19,550,000 Shares  19,550,000 Shares  26,450,000 Shares
                                                             -----------------  -----------------  -----------------
                                                                                 (In Thousands)
       Gross proceeds......................................  $         195,500  $         195,500  $         264,500
       Less:  offering shares issued to York Financial
          stockholders.....................................             50,000                 --                 --
       Less: offering expenses.............................              8,641              8,641              9,403
                                                             -----------------  -----------------  -----------------
       Net proceeds........................................            136,859            186,859            255,097

       Less:
            Proceeds contributed to Harris Savings Bank....             68,430             93,430            127,549
            Funds loaned to employee stock ownership plan..             15,640             15,640             21,160
                                                             -----------------  -----------------  -----------------
       Funds retained for general corporate purposes.......  $          52,789  $          52,789  $         106,388
                                                             =================  =================  =================

     The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses will change depending on the number of shares that are sold in the underwritten public offering. The net proceeds also will vary if the number of shares to be sold in the offering is increased to up to 30,417,500 shares to reflect an increase of up to 15% in the maximum of the estimated pro forma market value of New Harris Financial. Payments for shares made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment by Harris Savings Bank but will result in a reduction of Harris Savings Bank's deposits and interest expense as funds are transferred from interest bearing certificates of deposit or other deposit accounts.

     New Harris Financial may use the proceeds it retains from the offering:

     . to finance possible acquisitions of financial institutions or other businesses related to banking;

     .    to pay dividends to stockholders;

     .    to invest in securities; and

     .    for general corporate purposes.

     Harris Savings Bank may use the proceeds it receives from the offering:

     .    to fund new loans;

     .    to establish or acquire new branches;

     .    to diversify products and services that we offer;

     .    to expand and increase delivery systems;

     .    to invest in securities;

     .    to pay dividends to New Harris Financial; and

     .    for general corporate purposes.

     Our ability to repurchase our common stock may be subject to regulatory restrictions.

                                DIVIDEND POLICY

     New Harris Financial intends initially to pay quarterly dividends after the completion of the stock offering and merger. The exact amount of the dividend will depend on the number of shares sold in the stock offering. New Harris Financial intends to pay an annual dividend of $.34 per share at the adjusted minimum or minimum number of shares are sold in the offering, and $.26 per share if the adjusted maximum number of shares are sold in the stock offering. At the midpoint of the offering range, the dividend is expected to be $.305 per share. New Harris Financial intends that the amount of the dividend will ensure that after the stock offering and merger, former Harris Financial minority stockholders and former York Financial stockholders will not experience a decrease in their dividends. New Harris Financial intends to pay a prorated dividend after the end of the fiscal quarter during which it completes the stock offering and merger.

     Declarations of dividends by New Harris Financial's Board of Directors will depend upon a number of factors, including the amount of the net proceeds from the offering retained by New Harris Financial, investment opportunities available to New Harris Financial and Harris Savings Bank, capital requirements, regulatory limitations, New Harris Financial's and Harris Savings Bank's financial condition and results of operations, tax considerations and general economic conditions. There can be no assurance that dividends will in fact be paid on New Harris Financial common stock or that, if paid, dividends will not be reduced or eliminated in the future. For information concerning federal and state law and regulations which apply to New Harris Financial in determining the amount of proceeds which may be retained by New Harris Financial and regarding a savings institution's ability to make capital distributions, including payment of dividends to its holding company, see "Federal and State Taxation--Federal Taxation" and "Regulation--Limitation on Capital Distributions."

     The funds that New Harris Financial is able to receive from Harris Savings Bank will be regulated by the Office of Thrift Supervision, although New Harris Financial is not itself restricted by Office of Thrift Supervision regulations on the payment of dividends to its stockholders. New Harris Financial, however, is subject to the requirements of Pennsylvania law.

     Additionally, in connection with the conversion, New Harris Financial and Harris Savings Bank have committed to the Office of Thrift Supervision that during the one-year period following the consummation of the offering, New Harris Financial will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipient stockholders as a tax-free return of capital for federal income tax purposes without prior approval of the Office of Thrift Supervision.

               MARKET FOR THE NEW HARRIS FINANCIAL COMMON STOCK

     New Harris Financial Common Stock. New Harris Financial has not previously issued common stock, so there is currently no established market for the common stock. New Harris Financial has applied to have its common stock quoted on the Nasdaq National Market under the symbol "____" after completion of the transaction. Ryan, Beck has advised New Harris Financial that it intends to make a market in the common stock following the transactions, but is under no obligation to do so. New Harris Financial will encourage and assist additional market makers to make a market in its common stock.

     The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within New Harris Financial's control, or any market maker. The number of active buyers and sellers of the common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares on short notice, and, therefore, you should not view the common stock as a short-term investment. New Harris Financial cannot assure you that an active trading market for the common stock will develop or that, if it develops, it will continue, nor can we assure that you if you purchase shares you will be able to sell them at or above $10.00 per share.

     Harris Financial Common Stock. Harris Financial common stock currently trades on the Nasdaq National Market under the symbol "HARS." The shares of Harris Financial common stock owned by the public prior to the completion of the conversion and stock offering will automatically be converted into and become a right to receive a number of shares of New Harris Financial common stock that is determined pursuant to the Harris conversion exchange ratio.

     The following table sets forth the high and low bid quotes for Harris Financial common stock and the adjusted cash dividends per share declared for the periods indicated. The information is presented on a per share, historical basis. Prospective investors should consider that the table reflects quotations and dividends relating to currently outstanding shares of Harris Financial common stock, which will be exchanged for a greater or lesser number of shares of New Harris Financial based on the Harris conversion exchange ratio. The Harris conversion exchange ratio cannot be determined until the transactions are completed. The quotations shown in the table represent prices between dealers and do not include retail markups, markdowns, or commissions, and do not reflect actual transactions. This information has been obtained from monthly statistical summaries provided by the Nasdaq Stock Market.

                                       High         Low     Cash Dividend
Year ending December 31, 2000          Bid          Bid        Declared
                                       ---          ---        --------
Quarter ending September 30, 2000
  (through August __, 2000)
Quarter ended June 30, 2000
Quarter ended March 31, 2000          7 15/16          6         .0600

Year ended December 31, 1999
Quarter ended December 31, 1999        11 1/8    6 15/16        $.0600
Quarter ended September 30, 1999       12 5/8          9         .0600
Quarter ended June 30, 1999            12 3/4         10         .0600
Quarter ended March 31, 1999               15         12         .0600

Year ended December 31, 1998
Quarter ended December 31, 1998      16 15/16         11        $.0550
Quarter ended September 30, 1998       22 1/8         12         .0550
Quarter ended June 30, 1998            27 3/4     21 1/2         .0550
Quarter ended March 31, 1998           27 7/8     17 5/8         .0550

     At March 24, 2000, the business day immediately preceding the public announcement of the conversion and merger, and at August __, 2000, the last sale of Harris Financial common stock as reported on the Nasdaq National Market was at a price of $7.25 per share and $__________ per share, respectively. At March 31, 2000, Harris Financial had 3,522 stockholders of record. All currently outstanding shares of Harris Financial common stock held by stockholders other than Harris MHC, including shares held by Harris Financial's officers and directors, will at the time the conversion and stock offering are completed be automatically converted into and become the right to receive a number of shares of Harris Financial common stock determined pursuant to the Harris conversion exchange ratio, and options to purchase shares of Harris Financial common stock will be converted into options to purchase a number of shares of New Harris Financial common stock determined pursuant to the exchange ratio. See "Beneficial Ownership of Common Stock."

                    HISTORICAL AND PRO FORMA CAPITALIZATION

     The following table presents the historical consolidated capitalization of Harris Financial and York Financial at March 31, 2000, and the pro forma consolidated capitalization of New Harris Financial after giving effect to the offering and the acquisition by merger of York Financial, based upon the assumptions set forth in the "Pro Forma Data" section.

                                    Harris Financial      York Financial                         Pro Forma
                                     Historical at       Historical at        Acquisition      Consolidated
                                     March 31, 2000      March 31, 2000    Adjustments(1)(5)    Historical
                                     --------------      --------------    -----------------   -----------
                                                              (Dollars in Thousands)
Deposits(4)................          $1,439,688          $1,153,293                $    --      $ 2,592,981
Borrowings.................           1,123,375             348,005                     --        1,471,380
                                     ----------          ----------           ------------      -----------
Total deposits and
 borrowings................          $2,563,063          $1,501,298                $    --      $ 4,064,361
                                     ==========          ==========           ============      ===========
Stockholders' equity:
 Common Stock, $0.01 par
  value....................          $      340          $       --                $    --      $       441
 Common Stock, $1.00 par
  value (5)................                  --              10,107                     --               --
 Paid-in capital...........              30,348              97,105                     --          137,459
 Retained earnings(6)......             172,300              11,389                 (7,309)         176,380
 Accumulated other
  comprehensive income.....             (35,065)             (8,133)                    --          (43,198)
 Employee stock ownership
  plan(7)..................                (271)               (530)                    --             (801)
 Existing restricted stock
  plans....................                (454)                 --                     --             (454)
                                     ----------          ----------           ------------      -----------
  Total stockholders'
   equity..................          $  167,198          $  109,938                $(7,309)     $   269,827
                                     ==========          ==========           ============      ===========

Assets.....................          $2,767,050          $1,630,290                $(7,309)     $ 4,390,031
                                     ==========          ==========           ============      ===========

 Total stockholders'
  equity to total assets...                6.04%               6.74%                    --             6.15%
                                     ==========          ==========           ============      ===========

                                         Pro Forma New Harris Financial at March 31, 2000 Based upon the sale for $10.00 per share, or Other Issuance
                                    --------------------------------------------------------------------------------
                                         Minimum                                                           Maximum
                                      as Adjusted     Minimum         Midpoint          Maximum         as Adjusted
                                      19,550,000     19,550,000      23,000,000        26,450,000       30,417,500
                                       Shares(2)       Shares          Shares            Shares          Shares(3)
                                     ------------   ------------     -----------      -----------       -----------
                                                      (Dollars in Thousands)
Deposits(4)................          $ 2,592,981     $ 2,592,981     $ 2,592,981      $ 2,592,981       $2,592,981
Borrowings.................            1,471,380       1,471,380       1,471,380        1,471,380        1,471,380
                                     -----------     -----------     -----------      -----------       ----------
Total deposits and
 borrowings................          $ 4,064,361     $ 4,064,361     $ 4,064,361      $ 4,064,361       $4,064,361
                                     ===========     ===========     ===========      ===========       ==========
Stockholders' equity:
 Common Stock, $0.01 par
  value....................          $       364     $       414     $       477      $       526       $      605
 Common Stock, $1.00 par
  value (5)................                   --              --              --               --               --
 Paid-in capital...........              274,395         324,345         358,403          392,475          431,629
 Retained earnings(6)......              176,380         176,380         176,380          176,380          176,380
 Accumulated other
  comprehensive income.....              (43,198)        (43,198)        (43,198)         (43,198)         (43,198)
 Employee stock ownership
  plan(7)..................              (16,441)        (16,441)        (19,201)         (21,961)         (25,135)
 Existing restricted stock
  plans....................                 (454)           (454)           (454)            (454)            (454)
                                     -----------     -----------     -----------      -----------       ----------
  Total stockholders'
   equity..................          $   391,046     $   441,046     $   472,405      $   503,764       $  539,827
                                     ===========     ===========     ===========      ===========       ==========

Assets.....................          $ 4,561,250     $ 4,561,250     $ 4,592,609      $ 4,623,968       $4,660,031
                                     ===========     ===========     ===========      ===========       ==========

 Total stockholders'
  equity to total assets...                 9.67%           9.67%          10.29%           10.98%           11.58%
                                     ===========     ===========     ===========      ===========       ==========
---------------------------------------

(1) Acquisition adjustments include $7.430 million of after-tax merger expenses, net of $121,000 of Harris MHC net assets consolidated with Harris Financial.

(2) If New Harris Financial does not receive orders for at least 19,550,000 Shares in the subscription and community offering, then, in New Harris Financial's discretion, in order to issue the minimum number of shares necessary to complete the stock offering, up to 5,000,000 of the unsubscribed shares may be applied to the acquisition by merger of York Financial. Assumes that 5,000,000 unsubscribed shares are so applied. All such shares are assumed to be issued in the stock offering and conversion.

(3) As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect changes in market or general financial conditions following the commencement of the subscription and community offerings.

(4) Does not reflect withdrawals from deposit accounts for the purchase of common stock in the conversion. These withdrawals would reduce pro forma deposits by the amount of the withdrawals.

(5) York Financial has 20,000,000 authorized shares of York Financial common stock, par value $1.00 per share. York Financial common stock and additional paid-in capital have been reclassified to conform to the $0.01 par value of New Harris Financial common stock.

(6) The retained earnings of New Harris Financial will be substantially restricted after the conversion. See "The Conversion and Stock Offering-- Liquidation Rights" and "Regulation--Limitation on Capital Distributions."

(7) Assumes that 8% of the shares issued in the offering will be acquired by the employee stock ownership plan financed by a loan from New Harris Financial. The loan will be repaid principally from New Harris Financial's contributions to the employee stock ownership plan. Since New Harris Financial will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on New Harris Financial's consolidated financial statements. Accordingly, the amount of stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders' equity.

                  HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE

     At March 31, 2000, Harris Financial, Harris Savings Bank, and York Federal each exceeded all applicable regulatory capital requirements. The table below assumes that Harris Savings Bank and Harris Financial were regulated by the Office of Thrift Supervision as of March 31, 2000, and sets forth the historical regulatory capital of Harris Savings Bank and York Federal at March 31, 2000 and the pro forma regulatory capital of Harris Savings Bank after giving effect to the sale at $10.00 per share, or other issuance, of the number of shares shown in the table, and the merger of York Federal with and into Harris Savings Bank. The pro forma regulatory capital amounts reflect the receipt by Harris Savings Bank of 50% of the net offering proceeds. See "Pro Forma Data" for the assumptions used to determine the net proceeds of the offering. For purposes of the table below, the amount expected to be borrowed by the employee stock ownership plan has been deducted from pro forma regulatory capital.

                                 Harris Savings Bank           York Federal         Pro Forma Consolidated
                                    Historical at             Historical at             Historical at
                                   March 31, 2000            March 31, 2000            March 31, 2000 (1)
                                 -------------------        ------------------      -----------------------
                                           Percent                    Percent                    Percent
                                             of                         of                          of
                                   Amount  Assets(4)         Amount   Assets(4)      Amount     Assets(4)
                                  -------  ---------         ------   ---------      ------     ---------
Generally accepted
 accounting principles
 capital.......................  $167,198     6.04%         $109,938     6.74%        269,948     6.15%

Tier 1 Leverage Capital:
 Capital level.................   180,727     6.50           120,460     7.39         308,738     7.00
 Requirement...................   111,272     4.00            65,219     4.00         176,496     4.00
                                 --------     ----          --------     ----         -------     ----
   Excess......................  $ 69,455     2.50          $ 55,241     3.39         132,242     3.00

Tier 1 Risk-Based Capital:
 Capital level.................  $180,727    10.62%         $120,460    12.49%        308,738    11.58%
    Requirement(5).............    68,065     4.00            38,570     4.00         106,640     4.00
                                 --------     ----          --------     ----         -------     ----
     Excess....................  $112,662     6.62          $ 81,890     8.49         202,098     7.58

Total Risk-Based Capital:
 Capital level(6)..............  $194,379    11.42%         $130,861    13.57%        326,847     2.26%
  Requirement(6)...............   136,131     8.00            77,140     8.00         213,280     8.00
                                 --------     ----          --------     ----         -------     ----
  Excess.......................  $ 58,248     3.42          $ 53,721     5.57         113,567     4.26

                                                Pro Forma at March 31, 2000, Based upon the Sale or Issuance of
                               ------------------------------------------------------------------------------------------------
                                 19,550,000 Shares         19,550,000 Shares         23,000,000 Shares     26,450,000 Shares
                                  at the Adjusted           at the Minimum            at the Midpoint        at the Maximum
                                   Minimum of the              of the                      of the              of the
                                  Offering Range (2)       Offering Range              Offering Range       Offering Range
                               ---------------------     --------------------     ----------------------- ---------------------
                                           Percent                  Percent                     Percent              Percent
                                             of                       of                          of                   of
                              Amount      Assets(4)      Amount    Assets(4)         Amount    Assets(4)   Amount    Assets(4)
                              -------     ---------     --------- -----------     -----------  ---------- --------- -----------
                                (Dollars in Thousands)
Generally accepted
 accounting principles
 capital.....................    $322,738    7.26%     $347,738       7.78%         $362,037     8.08%    $376,337    8.37%

Tier 1 Leverage Capital:
 Capital level...............     361,528    8.10       386,528       8.61           400,827     8.90      415,127    9.19
 Requirement.................     178,607    4.00       179,607       4.00           180,179     4.00      180,751    4.00
                                 --------    ----      --------      -----          --------    -----     --------   -----
   Excess....................    $182,920    4.10      $206,920       4.61          $220,648     4.90     $234,375    5.19

Tier 1 Risk-Based Capital:
 Capital level...............    $361,528    3.51%     $386,528      14.41%         $400,827    14.93%    $415,127   15.45%
     Requirement(5)..........     107,062    4.00       107,262       4.00           107,377     4.00      107,491    4.00
                                 --------    ----      --------      -----          --------    -----     --------   -----
     Excess..................    $254,465    9.51      $279,265      10.41          $293,450    10.93     $307,635   11.45

Total Risk-Based Capital:
 Capital level(6)............    $379,637    4.18%     $404,637      15.09%         $418,936    15.61%    $433,236   16.12%
  Requirement(6).............     214,125    8.00       214,525       8.00           214,754     8.00      214,982    8.00
                                 --------    ----      --------      -----          --------    -----     --------   -----
  Excess.....................    $165,512    6.18      $190,112       7.09          $204,182     7.61     $218,253    8.12%

                                             -----------------------------
                                                  30,417,500 Shares
                                                   at the Adjusted
                                                   Maximum of the
                                                  Offering Range(3)
                                             -----------------------------
                                                                  Percent
                                                                     of
                                                Amount           Assets(4)
                                             ------------     ------------
Generally accepted
 accounting principles
 capital.....................                   $ 392,781          8.70%

Tier 1 Leverage Capital:
 Capital level...............                     431,571          9.52
 Requirement.................                     181,409          4.00
                                                ---------         -----
   Excess....................                   $ 250,162          5.52

Tier 1 Risk-Based Capital:
 Capital level...............                   $ 431,571         16.04
     Requirement(5)..........                     107,623          4.00
                                                ---------         -----
     Excess..................                   $ 323,948         12.04

Total Risk-Based Capital:
 Capital level(6)............                   $ 449,680         16.71%
  Requirement(6).............                     215,246          8.00
                                                ---------         -----
  Excess.....................                   $ 234,434          8.71%


___________________
(1)  Includes the capital of Harris Financial, MHC.

(2) If New Harris Financial does not receive orders for at least 19,550,000 shares in the subscription and community offering, then, in New Harris Financial's discretion in order to issue the minimum number of shares necessary to complete the stock offering, up to 5,000,000 of the unsubscribed shares may be applied to the acquisition by merger of York Financial. Assumes that 5,000,000 unsubscribed shares are so applied. All such shares are assumed to be issued in the stock offering and conversion.

(3) As adjusted to give effect to an increase in the number of shares sold which could occur due to a 15% increase in the maximum of the valuation range to reflect changes in market or general financial conditions following the commencement of the offering.

(4) Tier 1 (core) capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets. Pro forma total adjusted and risk-weighted assets used for the capital calculations include the proceeds of the employee stock ownership plan's purchase of 8% of the common stock sold in the offering.

(5) The current Office of Thrift Supervision core capital requirement for savings banks is 3% of total adjusted assets. The Office of Thrift Supervision has proposed core capital requirements which would require a core capital ratio of 3% of total adjusted assets for savings banks that receive the highest supervisory rating for safety and soundness, and a 4% to 5% core capital ratio requirement for all other savings banks. See "Regulation."

(6) Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk-weighting.

                                PRO FORMA DATA

Unaudited Pro Forma Condensed Consolidated Financial Information

     The following Unaudited Pro Forma Condensed Consolidated Balance Sheets at March 31, 2000 and December 31, 1999 and Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2000 and for the year ended December 31, 1999, give effect to the acquisition by merger of York Financial and the offering based on the assumptions set forth below. The unaudited pro forma consolidated financial statements are based on the unaudited consolidated financial statements of Harris Financial and York Financial for the three months ended March 31, 2000, the audited consolidated financial statements of Harris Financial for the year ended December 31, 1999, and the unaudited financial information of York Financial for the 12 months ended December 31, 1999. The unaudited pro forma consolidated financial statements give effect to the York Financial merger using the pooling method of accounting under generally accepted accounting principles.

     The Unaudited Pro Forma Condensed Consolidated Balance Sheets and the Unaudited Pro Forma Condensed Consolidated Statements of Operations reflect the impact of the offering at the midpoint of the valuation range, including the increase in stockholders equity resulting from the stock offering proceeds, the investment income from investment of conversion proceeds, and the anticipated employee stock ownership plan expense. For the assumptions underlying such effects, see "--Pro Forma Conversion Data."

     The unaudited pro forma information is provided for informational purposes only. The pro forma financial information presented is not necessarily indicative of the actual results that would have been achieved had the conversion and the merger been consummated on the dates or at the beginning of the periods presented, and is not necessarily indicative of future results. The unaudited pro forma financial information should be read in conjunction with the audited Consolidated Financial Statements and the Notes thereto of Harris Financial and York Financial contained elsewhere in this document.

     The pro forma stockholders' equity is based upon the value of the common stockholders' ownership of New Harris Financial computed in accordance with generally accepted accounting principles. This amount is not intended to represent fair market value and does not represent amounts, if any, that would be available for distribution to stockholders in the event of liquidation.

     The unaudited pro forma common stockholders' equity and net income derived from the above assumptions are qualified by the statements set forth under this caption and should not be considered indicative of the market value of New Harris Financial common stock or the actual or future results of operations of New Harris Financial, Harris Financial and York Financial for any period. The pro forma data may be materially affected by the actual gross and net proceeds from the sale of shares in the offering and other factors. See "Use of Proceeds."

Unaudited Pro Forma Condensed Consolidated Balance Sheets

                                                                           At March 31, 2000(1)
                                         -----------------------------------------------------------------------------------------
                                                                                                      Pro Forma        Pro Forma
                                                                                                      Offering       Consolidated
                                                                       Pro Forma                     Adjustments      At Midpoint
                                           Harris         York        Acquisition      Pro forma     at Midpoint      of Offering
                                          Financial     Financial    Adjustments(3)  Consolidated   Offering Range       Range
                                         -----------  -------------  --------------  -------------  ---------------  -------------
                                                                              (In Thousands)
Assets:
Cash and cash equivalents.............   $   54,532     $   35,262    $   (7,309)      $   82,485   $                 $   82,485
Securities available for sale.........    1,258,075        351,509                      1,609,584          202,578     1,812,162
Securities held to maturity...........           --         22,665                         22,665                         22,665
Loans held for sale...................        1,761          1,461                          3,222                          3,222
Loans, net............................    1,313,645      1,127,976                      2,441,621                      2,441,621
Real estate owned.....................          399          4,099                          4,498                          4,498
Office property and equipment.........       27,565         21,464                         49,029                         49,029
Federal Home Loan Bank stock..........       45,750         21,290                         67,040                         67,040
Accrued interest receivable...........       16,735         11,218                         27,953                         27,953
Excess of cost over fair value
  of assets acquired..................       16,898             --                         16,898                         16,898
  Other assets........................       31,690         33,346                         65,036                         65,036
                                         ----------     ----------    ----------       ----------                     ----------
  Total assets........................   $2,767,050     $1,630,290    $   (7,309)      $4,390,031       $  202,578    $4,592,609
                                         ==========     ==========    ==========       ==========       ==========    ==========

Liabilities and Stockholders' Equity:
Deposits..............................   $1,439,688     $1,153,293                     $2,592,981   $                 $2,592,981
Borrowed funds........................    1,123,375        348,005                      1,471,380                      1,471,380
Deferred income taxes.................           --          2,036                          2,036                          2,036
Other liabilities.....................       36,789         17,018                         53,807                         53,807
                                         ----------     ----------                     ----------                     ----------
  Total liabilities...................    2,599,852      1,520,352                      4,120,204                     $4,120,204

Stockholders' equity:
Common stock..........................          340         10,107                            441               36           477
Additional paid in capital............       30,348         97,105                        137,459          220,942       358,401
Retained earnings.....................      171,846         11,389    $   (7,309)         175,926                        175,926
Unearned compensation - Employee
  Stock Ownership Plan................         (271)          (530)                          (801)         (18,400)      (19,201)
Accumulated other
  comprehensive income................      (35,065)        (8,133)                       (43,198)                       (43,198)
                                         ----------     ----------    ----------       ----------       ----------    ----------
  Total stockholders' equity..........      167,198        109,938        (7,309)         269,827          202,578       472,405
                                         ----------     ----------    ----------       ----------       ----------    ----------

  Total liabilities and
    stockholders' equity..............   $2,767,050     $1,630,290    $   (7,309)      $4,390,031       $  202,578    $4,592,609
                                         ==========     ==========    ==========       ==========       ==========    ==========

                         (footnotes on following page)

Unaudited Pro Forma Condensed Consolidated Balance Sheets

                                                                          At December 31, 1999(2)
                                         ------------------------------------------------------------------------------------------
                                                                                                        Pro Forma       Pro Forma
                                                                                                         Offering      Consolidated
                                                                         Pro forma                    Adjustments At   At Midpoint
                                           Harris          York         Acquisition      Pro forma      Midpoint of    of Offering
                                          Financial      Financial     Adjustments(3)  Consolidated   Offering Range      Range
                                         -----------  ---------------  --------------  -------------  ---------------  ------------
                                                                               (In Thousands)
Assets:
Cash and cash equivalents.............   $   73,613       $   32,552        (7,309)      $   98,856   $                 $   98,856

Securities available for sale.........    1,212,203          346,048                      1,558,251          202,578     1,760,829
Securities held to maturity...........           --           22,650                         22,650                         22,650
Loans held for sale...................        1,646            3,672                          5,318                          5,318
Loans, net............................    1,267,983        1,160,002                      2,427,985                      2,427,985
Real estate owned.....................          396            5,199                          5,595                          5,595
Office property and equipment.........       23,228           21,249                         44,477                         44,477
Federal Home Loan Bank stock..........       45,400           20,850                         66,250                         66,250
Accrued interest receivable...........       18,302           10,137                         28,439                         28,439
Excess of cost over fair value
  of assets acquired..................       17,617               --                         17,617                         17,617
  Other assets........................       31,012           28,296                         59,308                         59,308
                                         ----------       ----------    ----------       ----------       ----------    ----------
  Total assets........................   $2,691,400       $1,650,655    $   (7,309)      $4,334,746       $  202,578    $4,537,324
                                         ==========       ==========    ==========       ==========       ==========    ==========

Liabilities and Stockholders' Equity:
Deposits..............................   $1,373,870       $1,103,344                     $2,477,214                      2,477,214
Borrowed funds........................    1,118,000          418,551                      1,536,551                      1,536,551
Deferred income taxes.................           --            1,827                          1,827                          1,827
Other liabilities.....................       30,206           17,813                         48,109                         48,019
                                         ----------       ----------                     ----------                     ----------
  Total liabilities...................    2,522,076        1,541,535                      4,063,611                      4,063,611

Stockholders' equity:
Common stock..........................          340           10,048                            440               36           476
Additional paid in capital............       30,323           96,518                        136,789          220,942       357,731
Retained earnings.....................      168,304           10,368    $   (7,309)         171,363                        171,363
Unearned compensation - Employee
  Stock Ownership Plan................         (296)            (662)                          (958)         (18,400)      (19,358)
Accumulated other
  comprehensive income................      (29,347)          (7,152)                       (36,499)                       (36,499)
                                         ----------       ----------    ----------       ----------       ----------    ----------
  Total stockholders' equity..........      169,324          109,120        (7,309)         271,135          202,578       473,713
                                         ----------       ----------    ----------       ----------       ----------    ----------

  Total liabilities and
    stockholders' equity..............   $2,691,400       $1,650,655    $   (7,309)      $4,334,746       $  202,578    $4,537,324
                                         ==========       ==========    ==========       ==========       ==========    ==========

-----------------
(1) Reflects the balance sheets of Harris Financial and York Financial as of March 31, 2000. York Financial common stock and additional paid in capital have been reclassified to conform to the $0.01 par value of Harris Financial common stock.

(2) Reflects the balance sheets of Harris Financial and York Financial as of December 31, 1999. York Financial common stock and additional paid in capital have been reclassified to conform to the $0.01 par value of Harris Financial common stock.

(3) Reflects estimated after-tax merger-related costs of $7.430 million and the addition of $121,000 of Harris MHC's assets to pro forma balance sheet.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

                                                                      Three Months Ended March 31, 2000(1)
                                          --------------------------------------------------------------------------------------
                                                                                                         Pro Forma     Pro Forma
                                                                                                         Offering     Consolidated
                                             Harris         York         Acquisition      Pro forma     Adjustments   With Offering
                                           Financial      Financial    Adjustments(3)  Consolidated(4)  At Midpoint    At Midpoint
                                          ------------ --------------- --------------- --------------- -------------  -------------
                                                                     (In Thousands, Except Per Share Data)
Interest income.........................   $    47,236  $    28,656    $       --      $    75,892           $ 3,180    $    79,072
Interest expense........................        31,718       19,144            --           50,862                --         50,862
                                           -----------  -----------    ----------      -----------           -------    -----------
 Net interest income....................        15,518        9,512            --           25,030             3,180         28,210
Provision for losses on loans...........           835          400            --            1,235                --          1,235
                                           -----------  -----------    ----------      -----------           -------    -----------
 Net interest income after provision
   for losses on loans..................        14,683        9,112            --           23,795             3,180         26,975
Noninterest income......................         2,734        1,831            --            4,565                --          4,565
Noninterest expense.....................        11,832        8,324            --           20,156               306         20,462
                                           -----------  -----------    ----------      -----------           -------    -----------
 Earnings before income taxes...........         5,585        2,619            --            8,204             2,874         11,078
Income taxes............................         1,565          293            --            1,858             1,006          2,864
                                           -----------  -----------    ----------      -----------           -------    -----------
 Net earnings...........................   $     4,020  $     2,326    $       --      $     6,346           $ 1,868    $     8,214
                                           ===========  ===========    ==========      ===========           =======    ===========

Earnings per share(4)
 Basic..................................   $      0.12  $      0.23            nm      $      0.14           $    nm    $      0.18
 Diluted................................          0.12         0.23            nm             0.14                nm           0.18

Shares used for calculating EPS:
 Basic..................................    33,578,078   10,007,061            nm       45,909,554                nm     45,909,554
 Diluted................................    33,620,210   10,161,308            nm       45,947,556                nm     45,947,556

                                                                       Year ended December 31, 1999(2)
                                          --------------------------------------------------------------------------------------
                                                                                                        Pro Forma      Pro Forma
                                                                                                         Offering     Consolidated
                                             Harris        York       Acquisition      Pro forma        Adjustments   With Offering
                                            Financial    Financial   Adjustments(3)   Consolidated(4)   At Midpoint   At Midpoint
                                          ------------- ----------- ---------------  ----------------- ------------- --------------
                                                                    (In Thousands, Except Per Share Data)
Interest income..........................  $   174,829   $    94,507  $         --      $   269,336      $12,114      $   281,450
Interest expense.........................      113,391        57,976            --          171,367           --          171,367
                                           -----------   -----------  ------------      -----------      -------      -----------
  Net interest income....................       61,438        36,531            --           97,969       12,114          110,083
Provision for losses on loans............        3,180         2,925            --            6,105           --            6,105
                                           -----------   -----------  ------------      -----------      -------      -----------
  Net interest income after
   provision for losses on loans.........       58,258        33,606            --           91,864       12,114          103,978
Noninterest income.......................       10,757        10,069            --           20,826           --           20,826
Noninterest expense......................       42,707        29,475            --           72,182        1,226           73,408
                                           -----------   -----------  ------------      -----------      -------      -----------
  Earnings before income taxes...........       26,308        14,200            --           40,508       10,888           51,396
Income taxes.............................        7,625         4,083            --           11,708        3,811           15,519
                                           -----------   -----------  ------------      -----------      -------      -----------
  Net earnings...........................  $    18,683   $    10,117  $         --      $    28,800      $ 7,077      $    35,877
                                           ===========   ===========  ============      ===========      =======      ===========

Earnings per share(5):
  Basic..................................  $      0.56   $      0.98            nm      $      0.63      $    nm      $      0.78
  Diluted................................         0.55          0.96            nm             0.63           nm             0.78
Shares used for calculating EPS:
  Basic..................................   33,595,772    10,319,359            nm       46,001,554           nm       46,001,554
  Diluted................................   33,666,557    10,591,143            nm       46,065,399           nm       46,065,399

------------------
(1) Reflects the statements of operations of Harris Financial and York Financial for the three months ended March 31, 2000.

(2) Reflects the statements of operations of Harris Financial for the fiscal year ended December 31, 1999 and York Financial for the 12 months ended December 31, 1999.

(3) Reflects lost yield on after-tax merger-related costs net of Harris MHC assets consolidated with Harris Financial of $7.309 million.

(4) Reflects the pro forma consolidated statements of operations of New Harris Financial, after giving effect to the conversion and merger.

(5) Earnings per share have been calculated using Harris Financial's historical shares--see Note 1 of Notes to Consolidated Financial Statements.

Pro Forma Conversion Data

     The tables on the following pages provide unaudited pro forma data with respect to New Harris Financial's stockholders' equity, net income and related per share amounts based upon the adjusted minimum, minimum, midpoint, maximum and 15% above the maximum of the estimated valuation range at March 31, 2000, and for the three months then ended and at December 31, 1999 and for the year then ended. The actual net proceeds from the sale of the subscription shares cannot be determined until the conversion is completed. The pro forma information is prepared based on the following assumptions:

     (1) all subscription shares will be sold in the subscription, community and public offerings;

     (2) no fees will be paid to Ryan Beck on shares purchased by the employee stock ownership plan or the shares assumed purchased by officers, directors, employees and members of their immediate families;

     (3) a total of 7,500,000 shares will be sold in the public offering with an aggregate fee equal to 7.0% of the aggregate purchase price for shares sold in the public offering;

     (4) Ryan Beck will receive an aggregate fee equal to 1.2% of the aggregate purchase price for sales in the subscription offering, excluding the sale of shares to the employee stock ownership plan, and to officers, directors, employees and members of their immediate families; and

     (5) total fixed expenses of the conversion will be $2.1 million, including an advisory and management fee to be paid to Ryan Beck that is not included in the fees described above.

     Pro forma net income has been calculated for the three months ended March 31, 2000 and the year ended December 31, 1999 as if the subscription shares had been sold on the dates indicated and the net investable proceeds had been invested at the yield on the one year U.S. Treasury Bill in effect at the end of the period for each of the periods presented, or at 6.28% and 5.98%, respectively. This yield is assumed to reflect the interest rate at which the conversion proceeds will be initially invested. The effect of withdrawals from deposit accounts at Harris Savings Bank for the purchase of subscription shares in the offering has not been reflected. A combined effective federal and state income tax rate of 35.0% has been assumed for pro forma adjustments in all periods. Pro forma earnings per share amounts have been calculated by dividing pro forma amounts by the number of outstanding shares of New Harris Financial common stock less employee stock ownership plan shares which have not been committed to be released.

     Pro forma unaudited stockholders' equity of New Harris Financial has been calculated in the same manner and based upon the same assumptions as set forth with respect to the preceding pro forma unaudited presentations. Pro forma stockholders' equity per share has been calculated by dividing pro forma amounts by the number of outstanding shares of New Harris Financial common stock assuming employee stock ownership plan shares are issued and outstanding.

     The following pro forma unaudited information is based, in part, on historical information related to Harris Financial and York Financial and on assumptions as to future events. For these and other reasons, the pro forma unaudited financial data may not be representative of the financial effects of the conversion and the acquisition by merger of York Financial at the date on which these transactions actually occur and should not be taken as indicative of future results of operations. Pro forma stockholders' equity represents the difference between the stated amount of assets and liabilities of New Harris Financial computed in accordance with generally accepted accounting principles.

     The pro forma stockholders' equity is not intended to represent the fair market value of New Harris Financial common stock and may be different than amounts that would be available for distribution to stockholders in the event of liquidation of New Harris Financial.

     The following table summarizes historical and pro forma data of New Harris Financial at or for the three months ended March 31, 2000 and for the fiscal year ended December 31, 1999, based on assumptions set forth above and in the table, and should not be used as a basis for projections of market value of the common stock following the conversion. No effect has been given in the tables to the possible issuance of additional shares reserved for future issuance pursuant to currently outstanding stock options, nor does book value give effect to the liquidation account to be established in the conversion, the bad debt reserve on liquidation or to intangibles in the event of liquidation. See "The Conversion and Stock Offering--Liquidation Rights" and "Management of New Harris Financial--Harris Financial and York Financial Executive Compensation" and "-- Compensation of Directors."

                                                                  At or for the Three Months Ended March 31, 2000
                                                           Based upon the Sale for $10.00 per share, or Other Issuance of
                                                        ----------------------------------------------------------------------
                                                           Minimum                                                  Maximum
                                                         As Adjusted       Minimum        Midpoint      Maximum    As Adjusted
                                                         19,550,000      19,550,000      23,000,000    26,450,000  30,417,500
                                                          Shares(1)        Shares          Shares        Shares    Shares(2)
                                                         -----------     -----------   -------------  ----------- -----------
                                                                      (Dollars in Thousands, Except Per Share Data)
Gross proceeds......................................      $   195,500   $   195,500  $   230,000     $   264,500   $   304,175
 Less:  Offering shares issued to York Financial
   stockholders.....................................          (50,000)           --           --              --            --
Estimated expenses..................................           (8,641)       (8,641)      (9,022)         (9,403)       (9,841)
                                                          -----------   -----------  -----------     -----------   -----------
 Estimated net proceeds.............................          136,859       186,859      220,978         255,097       294,334
 Less:  Common stock purchased by employee
   stock ownership plan(3)..........................          (15,640)      (15,640)     (18,400)        (21,160)      (24,334)
                                                          -----------   -----------  -----------     -----------   -----------
     Estimated net proceeds, as adjusted............      $   121,219   $   171,219  $   202,578     $   233,937   $   270,000
                                                          ===========   ===========  ===========     ===========   ===========

For the three months ended March 31, 2000:
Consolidated net income:
Historical combined with acquisition................      $     6,346   $     6,346  $     6,346     $     6,346   $     6,346
Pro forma income on adjusted net proceeds...........            1,237         1,747        2,067           2,387         2,755
Pro forma employee stock ownership plan
   adjustment(3)....................................             (169)         (169)        (199)           (229)         (264)
                                                          -----------   -----------  -----------     -----------   -----------
   Pro forma net income.............................      $     7,414   $     7,924  $     8,214     $     8,504   $     8,837
                                                          ===========   ===========  ===========     ===========   ===========

Net income per share(4):
Historical combined with acquisition................      $      0.18   $      0.16  $      0.14     $      0.13   $      0.11
Pro forma income on net proceeds....................             0.03          0.04         0.04            0.04          0.04
Pro forma employee stock ownership plan
    adjustment(3)...................................               --            --           --              --            --
                                                          -----------   -----------  -----------     -----------   -----------
   Pro forma net income per share(4)................      $      0.21   $      0.20  $      0.18     $      0.17   $      0.15
                                                          ===========   ===========  ===========     ===========   ===========

Pro forma price to earnings.........................            11.90x        12.50x       13.89x          14.71x        16.67x
                                                          ===========   ===========  ===========     ===========   ===========

Number of shares used in earnings per share
 calculations.......................................       34,869,605    39,869,605   45,909,554      50,527,167    58,106,242

At March 31, 2000:
Stockholders' equity:
 Historical combined with acquisition...............      $   269,827   $   269,827  $   269,827     $   269,827   $   269,827
 Estimated net proceeds.............................          136,859       186,859      220,978         255,097       294,334
 Less:  Common stock acquired by employee
    stock ownership plan(3).........................          (15,640)      (15,640)     (18,400)        (21,160)      (24,334)
                                                          -----------   -----------  -----------     -----------   -----------
   Pro forma stockholders' equity(5)................          391,046       424,046      472,405         503,764       539,827

Less: intangible assets.............................          (16,898)      (16,898)     (16,898)        (16,898)      (16,898)
                                                          -----------   -----------  -----------     -----------   -----------
   Pro forma tangible stockholders' equity..........      $   374,148   $   424,148  $   455,507     $   486,866   $   522,929
                                                          ===========   ===========  ===========     ===========   ===========

Stockholders' equity per share(4):
 Historical combined with acquisition...............      $      7.41   $      6.52  $      5.65     $      5.13   $      4.46
 Estimated net proceeds.............................             3.76          4.51         4.64            4.85          4.86
 Less:  Common stock acquired by employee
    stock ownership plan(3).........................            (0.43)        (0.38)       (0.39)          (0.40)        (0.40)
                                                          -----------   -----------  -----------     -----------   -----------
   Pro forma stockholders' equity per share(4)(6)...            10.74         10.65         9.90            9.58          8.92

 Less: intangible assets............................            (0.46)        (0.41)       (0.35)          (0.32)        (0.28)
                                                          -----------   -----------  -----------     -----------   -----------
   Pro forma tangible stockholders' equity per share      $     10.28   $     10.24  $      9.55     $      9.25   $      8.64
                                                          ===========   ===========   ==========     ===========   ===========

Offering price as a percentage of pro forma
   stockholders' equity per share...................            93.11%        93.90%      101.01%         104.38%       112.11%
                                                          ===========   ===========   ==========     ===========   ===========

Offering price as a percentage of pro forma
 tangible stockholders' equity per share............            97.28%        97.66%       104.71%       108.11%        115.74%
                                                          ===========   ===========   ===========   ===========   ============

Number of shares used in stockholders' equity
  per share calculations............................       36,407,538    41,407,538    47,718,888    52,607,900     60,499,085

                        (footnotes begin on next page)

                                                                      At or for the Year Ended December 31, 1999
                                                                  Based upon the Sale for $10.00 or Other Issuance of
                                                    ----------------------------------------------------------------------------
                                                         Minimum                                                     Maximum
                                                       As Adjusted     Minimum      Midpoint       Maximum         As Adjusted
                                                       19,550,000    19,550,000    23,000,000     26,450,000       30,417,500
                                                        Shares(1)       Shares       Shares         Shares          Shares(2)
                                                    --------------   -----------   ----------   -------------    ---------------
                                                                      (Dollars in Thousands, Except Per Share Data)
Gross proceeds.................................        $   195,500   $   195,500   $   230,000     $   264,500   $   304,175
 Less:  Offering shares issued to York
    Financial stockholders.....................            (50,000)           --            --              --            --
Estimated expenses.............................             (8,641)       (8,641)       (9,022)         (9,403)       (9,841)
                                                       -----------   -----------   -----------     -----------   -----------
 Estimated net proceeds........................            136,859       186,859       220,978         255,097       294,334
 Less:  Common stock purchased by employee
    stock ownership plan(3)....................            (15,640)      (15,640)      (18,400)        (21,160)      (24,334)
                                                       -----------   -----------   -----------     -----------   -----------
     Estimated net proceeds, as adjusted.......        $    72,669   $   171,219   $   202,578     $   233,937   $   270,000
                                                       ===========   ===========   ===========     ===========   ===========

For the year ended December 31, 1999:
Consolidated net income:
Historical combined with acquisition...........        $    28,800   $    28,800   $    28,800     $    28,800   $    28,800
Pro forma income on adjusted net proceeds......              4,712         6,655         7,874           9,093        10,495
Pro forma employee stock ownership
    plan adjustment(3).........................               (678)         (678)         (797)           (917)       (1,054)
                                                       -----------   -----------   -----------     -----------   -----------
     Pro forma net income......................        $    32,834   $    34,477   $    35,877     $    36,976   $    38,241
                                                       ===========   ===========   ===========     ===========   ===========

Net income per share(4):
Historical combined with acquisition...........        $      0.82   $      0.72   $      0.63     $      0.57   $      0.49
Pro forma income on net proceeds...............               0.14          0.17          0.17            0.18          0.19
Pro forma employee stock ownership
    plan adjustment(3).........................              (0.02)        (0.02)        (0.02)          (0.02)        (0.02)
                                                       -----------   -----------   -----------     -----------   -----------
     Pro forma net income per share(4).........        $      0.94   $      0.87   $      0.78     $      0.73   $      0.66
                                                       ===========   ===========   ===========     ===========   ===========

Pro forma price to earnings....................              10.64x        11.49x        12.82x          13.70x        15.15x
                                                       ===========   ===========   ===========     ===========   ===========

Number of shares used in earnings per share
 calculations..................................         34,947,805    39,947,805    46,001,554      50,632,967    58,227,912

At December 31, 1999:
Stockholders' equity:
 Historical combined with acquisition..........        $   271,135   $   271,135   $   271,135     $   271,135   $   271,135
 Estimated net proceeds........................            136,859       186,859       220,978         255,097       294,334
 Less:  Common stock acquired by employee
     stock ownership plan......................            (15,640)      (15,640)      (18,400)        (21,160)      (24,334)
                                                       -----------   -----------   -----------     -----------   -----------
     Pro forma stockholders' equity(5).........            392,354       442,354       473,713         505,072       541,135

Less:  intangible assets.......................             17,617        17,617        17,617          17,617        17,617
                                                       -----------   -----------   -----------     -----------   -----------
 Pro forma tangible stockholders' equity.......        $   374,737   $   424,737   $   456,096     $   487,455   $   523,518
                                                       ===========   ===========   ===========     ===========   ===========

Stockholders' equity per share(4):
 Historical combined with acquisition..........        $      7.45   $      6.55   $      5.68     $      5.15   $      4.48
 Estimated net proceeds........................               3.76          4.51          4.64            4.85          4.86
 Less:  Common stock acquired by employee
     stock ownership plan(3)...................              (0.43)        (0.38)        (0.39)          (0.40)        (0.40)
                                                       -----------   -----------   -----------     -----------   -----------
   Pro forma stockholders' equity per share(4)(6)            10.78         10.68          9.93            9.60          8.94

 Less: Intangible assets.......................              (0.48)        (0.43)        (0.37)          (0.33)        (0.29)
                                                       -----------   -----------   -----------     -----------   -----------
   Pro forma tangible stockholders equity
     per share.................................        $     10.29   $     10.26   $      9.56     $      9.27   $      8.65
                                                       ===========   ===========   ===========     ===========   ===========
Offering price as a percentage of pro
 forma stockholders' equity per share..........              92.76%        93.63%       100.70%         104.17%       111.86%
                                                       ===========   ===========   ===========     ===========   ===========

Offering price as a percentage of pro forma
 tangible stockholders' equity per share.......              97.18%        97.47%       104.60%         107.87%       115.61%
                                                       ===========   ===========   ===========     ===========   ===========

Number of shares used in stockholders' equity
 per share calculations........................         36,407,538    41,407,538    47,718,888      52,607,900    60,499,085

__________________________
(1) If New Harris Financial does not receive orders for at least 19,550,000 shares in the subscription and community offering, then, in New Harris Financial's discretion in order to issue the minimum number of shares necessary to complete the stock offering, up to 5,000,000 of the unsubscribed shares may be applied to the acquisition by merger of York Financial. Assumes that 5,000,000 unsubscribed shares are so applied. All such shares are assumed to be issued in the stock offering and conversion.

(2) As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect changes in market and financial conditions following the commencement of the offering.

(3) Assumes that 8% of shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from the net proceeds of the offering retained by New Harris

     Financial. New Harris Financial intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the principal of the debt. New Harris Financial's total annual payments on the employee stock ownership plan debt are based upon 15 equal annual installments of principal. Statement of Position 93-6 requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by New Harris Financial, the fair value of the common stock remains at the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate as set forth above. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders' equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes (i) that 26,067, 26,067, 30,667, 35,267, and 40,557 shares were committed to be released for the three months ended March 31, 2000, and that 104,267, 104,267, 122,667, 141,067 and 162,227 shares were committed to be released for the fiscal year ended December 31, 1999, in each case at the adjusted minimum, minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and (ii) in accordance with Statement of Position 93-6, only the employee stock ownership plan shares committed to be released during the respective period were considered outstanding for purposes of net income per share calculations. See "Management of Harris Financial."

(4) Per share computations are determined by adding: (i) the aggregate number of shares assumed to be issued in the offering, (ii) the number of shares assumed to be issued in exchange for shares of Harris Financial held by stockholders other than Harris MHC, and (iii) the number of shares assumed to be issued to York Financial stockholders in the acquisition by merger of York Financial. In accordance with Statement of Position 93-6, to determine net income per share, the employee stock ownership plan shares which have not been committed for release during the respective period have been subtracted from these amounts.

(5) The retained earnings of New Harris Financial will be substantially restricted after the conversion. See "Dividend Policy," "The Conversion and Stock Offering--Liquidation Rights" and "Regulation--Limitation on Capital Distributions."

(6) Includes Harris MHC's assets of $121,000, excluding Harris Financial Common Stock.

     CERTAIN EFFECTS OF THE MERGER OF HARRIS FINANCIAL AND YORK FINANCIAL

Business and Operating Strategy

     Harris Financial is a community-oriented financial services company that offers a wide range of deposit, loan, investment and insurance products to its customers. Historically, Harris Financial has operated as a traditional savings bank with an emphasis on residential mortgage lending. In recent years, Harris Savings Bank, like many mortgage lenders, has experienced a decrease in the difference, or "spread," between the interest income it earns on mortgage loans and the interest it pays on deposits and borrowings. This decrease in spread has resulted in lower levels of profitability in Harris Savings Bank's traditional mortgage lending and deposit-taking business. To enhance profitability and reduce exposure to interest rate risk, Harris Financial's strategy has been to expand its commercial lending and fee-generating services. Commercial loans offer higher yields, and greater fee income reduces Harris Financial's dependance on interest income. Harris Financial has done this by hiring experienced commercial bankers, including its current Chief Executive Officer, and by investing in systems and technology to support these activities. Today Harris Financial is a full-service community banking organization that offers a wide range of financial services and products, including commercial and consumer loans, a variety of deposit products, trust services, investment and brokerage services and insurance.

     New Harris Financial, the successor to Harris Financial, is merging with York Financial because it believes the merger will have both strategic and financial benefits to both entities, and will accelerate its efforts to become a full-service community financial services company. As a result of the merger, New Harris Financial will significantly expand its market presence in south-central Pennsylvania, including the growing York County market. New Harris Financial will have the second largest market share based on deposits in the five county market area that includes Dauphin, York, Cumberland, Lancaster, and Lebanon counties. Moreover, following the conversion and merger, New Harris Financial, which will represent the combined interest of Harris Financial and York Financial, will be a strongly capitalized financial services holding company with over $4.5 billion of assets. It will have the size and financial capacity to participate in further industry consolidation. The combination with York Financial will complement and strengthen Harris Financial's existing management team and add 25 branches (prior to any consolidations) to our branch network. In addition, potential pre-tax annual cost savings to New Harris Financial resulting from the merger may approximate $10.4 million, or $.22 per share assuming the number of shares at the midpoint of the offering range.

     New Harris Financial's business strategy can be summarized as follows:

     . Expanded Business Banking - In recent years, Harris Financial has significantly expanded its Business Banking Group, which is responsible for originating and overseeing commercial business lending and commercial real estate lending. Largely as a result of this effort, commercial business and commercial real estate loan originations increased from $19.0 million in 1996 to $168.1 million in 1999. In addition, in 1999 Harris Financial began offering mergers and acquisitions and investment advisory services to expand the financial products and services available to commercial customers. Harris Financial also assigns experienced relationship managers to corporate clients to ensure a high level of service. New Harris Financial intends to use the additional capital from the stock offering and the financial and managerial resources from the merger with York Financial, to further expand its Business Banking Group.

     . Increasing Sources of Non-interest Income - In 1999 Harris Financial established an insurance subsidiary, Harris Insurance Services, to offer a range of insurance products designed to meet the needs of its banking customers. Harris Financial also offers a variety of personalized securities brokerage services for individual and business banking clients. In addition, Harris Financial began offering trust and investment services in 1998 that are targeted to high net worth individuals and medium-sized businesses. Each of these new lines of business or services is intended to increase New Harris Financial's fee income. The merger is expected to further increase sources of noninterest income, as York Financial operates a securities brokerage, an insurance agency, and venture capital investments.

     .    Leveraging the Branch Network of Harris Savings Bank and York Federal
          - Harris Financial trains and encourages all branch office personnel to actively promote all products and services offered by the bank in order to take full advantage of Harris Financial's extensive branch network and large customer base. The purpose of this effort is to cross-sell products to retail customers and to increase lower-cost deposits. The merger with York Financial will significantly expand our market presence in south-central Pennsylvania, and New Harris Financial expects to use its increased size and market presence to further increase its customer base and expand its products and services available to all customers. In addition, the merger will increase and enhance the market presence in northern Maryland, where Harris Financial and York Financial currently serve non-overlapping markets.

     . Growth and Increasing Market Share - New Harris Financial intends to grow as market conditions permit as a means of increasing net income and operating efficiencies. The York Financial merger is illustrative of New Harris Financial's intention to increase its market share in a growing and desirable geographic area through whole bank acquisitions and de novo branching.

     . Improving Competitive Position - Harris Financial seeks to continually improve its competitive position in the markets it serves. In the merger with York Financial, Harris Financial anticipates that the complementary nature of the respective geographic markets, business products and skills of the employees and managements of the two companies will result in greater efficiencies as products are cross-marketed and distributed over broader geographic and customer bases.

     . Maintaining Credit Quality - Harris Financial continues to emphasize sound underwriting and high credit quality for its loan portfolio. To accomplish this objective, Harris Financial maintains separate credit and lending functions so that the increased volume of loan originations does not come at the expense of credit quality. New Harris Financial will continue to focus on credit quality after the merger with York Financial.

     . Investment Leveraging - New Harris Financial continues to use wholesale funding sources, such as Federal Home Loan Bank borrowings, to support an investment leveraging strategy and to supplement funding from deposits. The objective of this investment leveraging strategy is to use excess capital, including the capital expected to be raised in the offering, to increase net interest income and improve return on equity. However, this strategy tends to reduce overall net interest margins because of the higher cost of wholesale funds compared to retail deposits and the lower yield on investment securities compared to loans.

Business of Harris Financial and York Financial

     Harris Financial, through Harris Savings Bank, operates 37 full-service offices in five counties of south-central Pennsylvania and Washington County, Maryland. Harris Financial is the third largest Pennsylvania thrift holding company, based on assets as of March 31, 2000, and the fourth largest Pennsylvania thrift holding company based on deposits as of March 31, 2000. Harris Financial is also fourth in deposit market share in the five county south central region of Pennsylvania including Dauphin, York, Cumberland, Lancaster and Lebanon.

     York Financial, through York Federal, operates 25 full-service offices in four counties in south central Pennsylvania and Harford County, Maryland. York Financial is the sixth largest Pennsylvania thrift holding company, based on assets as of March 31, 2000, and the sixth largest Pennsylvania thrift holding company based on deposits as of March 31, 2000. York Financial is sixth in deposit market share in the five county south-central region of Pennsylvania including Dauphin, York, Cumberland, Lancaster and Lebanon.

     Following the merger, New Harris Financial will be the second largest Pennsylvania thrift holding company, based on pro forma combined assets and depositors of March 31, 2000. On a pro forma basis, New Harris Financial will be second in market share, based on deposits, and will have approximately 13.3% of the FDIC-insured deposits maintained by branches located in the five county south-central region of Pennsylvania including Dauphin, York, Cumberland, Lancaster and Lebanon.

Deposits of Harris Financial and York Financial

     The following table describes the deposits maintained by Harris Financial and York Financial as of March 31, 2000.

                                                        Harris Financial Historical                York Financial Historical
                                                     Three Months Ended March 31, 2000         Three Months Ended March 31, 2000
                                                  ---------------------------------------    --------------------------------------
                                                                    Percent                                Percent
                                                                   of total     Weighted                   of total      Weighted
                                                     Average        average     average         Average    average       average
                                                     balance       deposits       rate          balance    deposits        rate
                                                  -------------   ----------  -----------    ------------ ----------  -------------
NOW and money market accounts..................   $     288,496      20.62%       3.07%      $    431,435    38.18%        3.91%
Savings deposits...............................         124,200       8.88        2.18             44,843     3.97         2.49
Non-interest-bearing demand checking
 accounts......................................          45,533       3.25          --             21,990     1.95           --
                                                  -------------    -------      ------       ------------  -------      -------
   Total transaction deposit accounts..........         458,229      32.75%       2.53%           498,268    44.10%        3.61%

Certificate of deposit accounts:
    6 months or less...........................         222,393      15.89        5.08            102,897     9.11         4.14
    Over 6 months through 12 months............         254,305      18.17        5.17            101,121     8.95         4.92
    Over 12 months through 24 months...........         282,587      20.20        5.49            185,563    16.42         6.15
    Over 24 months.............................         181,686      12.98        5.94            242,014    21.42         6.10
                                                  -------------    -------      ------       ------------  -------      -------
      Total certificates of deposit accounts...         940,971      67.25        5.39            631,595    55.90         5.61
                                                  -------------    -------      ------       ------------  -------      -------
      Total average deposits...................   $   1,399,200     100.00%       4.45%      $  1,129,863   100.00%        4.72%
                                                  =============    =======      ======       ============  =======      =======

Loan Portfolio of Harris Financial and York Financial

     The following table describes the loan portfolios of Harris Financial and York Financial.

                                                Harris Financial Historical          York Financial Historical
                                                   At March 31, 2000                     At March 31, 2000
                                           -----------------------------------    ---------------------------------
                                                         Percent      Average                  Percent     Average
                                             Amount     of total       yield        Amount     of total     yield
                                           ----------   ----------   ---------    ----------  ----------  ---------
Mortgage loans:
 One- to four-family....................   $  537,225      40.88%       7.07%     $  736,619      64.77%     7.25%
 Construction...........................       19,383       1.47        7.37          85,470       7.52      5.97
                                           ----------    -------      ------      ----------   --------    ------
  Total mortgage loans..................   $  556,608      42.36%       7.08%     $  822,089      72.29%     7.12%
                                           ----------    -------      ------      ----------   --------    ------

Business Banking:
 Commercial real estate loans(1)........      228,995      17.43        8.12         123,029      10.07      8.15
 Commercial business loans..............      139,890      10.64        8.01          22,161       1.95      7.13
 Commercial and site development loans..        8,740       0.67        9.15          11,295       1.00      8.85
                                           ----------    -------      ------      ----------   --------    ------
  Total business banking loans..........      377,625      28.74        8.10         156,585      13.77      8.05
                                           ----------    -------      ------      ----------   --------    ------

Consumer and other loans:
 Manufactured housing...................       80,333       6.11        8.38           1,446       0.13      8.64
 Home equity and second mortgage........      184,104      14.01        9.02          62,435       5.49      9.05
 Indirect automobile and other..........      115,443       8.78        8.11          94,732       8.33      8.64
                                           ----------
  Total consumer loans..................      379,880       28.9        8.61         158,613      13.95      8.75
                                           ----------    -------      ------      ----------   --------    ------
  Loans receivable, gross...............    1,314,113      100.0%       7.73%      1,137,287     100.00%     7.48%
                                           ----------    -------      ------      ----------   --------    ------

Plus:
 Dealer reserves........................       21,165                                     --

Less:
 Unearned discounts.....................          274                                     --
 Net deferred loans origination fees....        9,327                                 (2,729)
 Allowance for loan losses..............       12,032                                 11,251
                                           ----------                             ----------
  Loans receivable, net.................   $1,313,645                             $1,128,765
                                           ==========                             ==========

Nonperforming loans as a percent of
  total loans...........................         1.21%                                  0.70%

Nonperforming assets as a percent of
  total assets.........................          0.63%                                  0.74%

______________________________
(1)  Includes income-producing real estate loans.

Forward Looking Statements

     This prospectus contains forward looking statements that are based on assumptions and describe future plans, strategies, and expectations of Harris Savings Bank and New Harris Financial. These forward looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. New Harris Financial's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have a material adverse effect on the operations of New Harris Financial and its subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality and composition of the loan and investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in New Harris Financial's market area, and changes in relevant accounting principles. These risks and uncertainties should be considered in evaluating forward looking statements and undue reliance should not be placed on such statements. New Harris Financial does not undertake--and specifically disclaims- -any obligation to publicly release the results of any revisions that may be made to any forward looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

                      HARRIS FINANCIAL AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

     The following Consolidated Statements of Operations of Harris Financial for the fiscal years ended December 31, 1999, 1998 and 1997 have been audited by Arthur Andersen LLP, independent certified public accountants, whose report thereon appears elsewhere herein. The Consolidated Statements of Operations for the three months ended March 31, 2000 and 1999 are unaudited and have been prepared in accordance with the requirements for a presentation of interim financial statements and are in accordance with generally accepted accounting principles. In the opinion of management, all adjustments, consisting of normal recurring adjustments, that are necessary for a fair presentation of the interim periods, have been reflected. The results of operations for the three months ended March 31, 2000 are not necessarily indicative of the results of operations that may be expected for the fiscal year ending December 31, 2000. These statements should be read in conjunction with the Consolidated Financial Statements of Harris Financial and Notes thereto included elsewhere in this prospectus.

                                                 Three Months Ended
                                                    March 31,                                    Years Ended December 31,
                                           -----------------------------------------------------------------------------------
                                               2000           1999                       1999            1998        1997
                                           ------------   ------------            ----------------    ------------  ----------
                                                    (Unaudited)
                                                                                (Dollars in thousands)
Interest income:
 Loans receivable:
     First mortgage loans..............       $ 9,744          $11,251                $ 44,444         $ 44,874         43,929
     Commercial loans..................         7,136            4,255                  22,197           11,694          6,767
     Consumer and other loans..........         7,791            5,681                  26,945           20,286         19,442
     Held for sale.....................            --              719                     866            3,719          1,879
 Taxable investments...................         7,298            7,998                  29,520           31,505         21,239
 Tax-free investments..................           861            1,583                   5,395            6,232          5,746
 Dividends.............................         1,752            2,226                   7,896            9,138          7,821
 Mortgage-backed securities............        12,621            7,979                  37,460           36,480         34,075
 Money market investments..............            33               16                     106               84            169
                                              -------          -------                --------         --------        -------
     Total interest income.............        47,236           41,708                 174,829          164,012        141,067
                                              -------          -------                --------         --------        -------
Interest expense:
 Deposits..............................        15,582           12,470                  52,807           50,532         54,383
 Borrowed funds........................        16,120           14,092                  60,494           56,528         38,586
 Escrow................................            16               25                      90               90            116
                                              -------          -------                --------         --------        -------
     Total interest expense............        31,718           26,587                 113,391          107,150         93,085
                                              -------          -------                --------         --------        -------
   Net Interest income.................        15,518           15,121                  61,438           56,862         47,982
Provision for loan losses..............           835              795                   3,180            2,540            610
                                              -------          -------                --------         --------        -------
 Net interest income after
  provision for loan losses............        14,683           14,326                  58,258           54,322         47,372
                                              -------          -------                --------         --------        -------
Non-interest income:
 Service charges on deposits...........         1,601            1,233                   5,907            4,186          2,156
 Other service
  charges/commissions/fees.............           293              324                   1,280              883          1,355
 Net servicing income..................           242               --                     737              137          2,183
 Gain (loss) on sale of
  mortgage-backed
  securities, net......................          (287)           1,313                   1,363            2,199          3,576
 Gain on sale of other
  securities, net......................           271               40                     337            2,385            481
 Gain on sale of loans, net............           508            1,172                     238            5,020          2,472
 Other.................................           106              (61)                    895              735          2,336
                                              -------          -------                --------         --------        -------
  Total noninterest income.............         2,734            4,021                  10,757           15,545         14,559
                                              -------          -------                --------         --------        -------
Non-interest expense:
 Salaries and benefits.................         5,730            5,772                  22,176           22,336         19,006
 Equipment expense.....................         1,016              962                   3,976            3,300          2,183
 Occupancy expense.....................         1,001              802                   3,152            3,012          2,886
 Advertising and public
  relations............................           430              483                   1,849            2,047          2,091
 FDIC insurance........................            68              169                     713              696            751
 Director fees.........................            94               83                     293              322            333
 Expense (income) from
  real estate operations...............             5             (216)                 (3,191)            (554)          (770)
 Amortization and
  write-off of intangibles.............           720              600                   2,640            2,487          2,393
 Consulting and other fees.............           740              465                   2,893            2,000          1,400
 Supplies, telephone and postage.......           886              888                   3,509            2,965          2,226
 Other.................................         1,142            1,584                   4,697            4,718          3,349
                                              -------          -------                --------         --------        -------
  Total noninterest expense............        11,832           11,592                  42,707           43,329         35,848
                                              -------          -------                --------         --------        -------
Income before income taxes.............         5,585            6,755                  26,308           26,538         26,083
Income tax expense.....................         1,565            1,822                   7,625            7,309          8,312
                                              -------          -------                --------         --------        -------
 Net income............................       $ 4,020          $ 4,933                $ 18,683         $ 19,229        $17,771
                                              =======          =======                ========         ========        =======
Basic earnings per share...............       $  0.12          $  0.15                $   0.56         $   0.57        $  0.53
                                              =======          =======                ========         ========        =======
Diluted earnings per share.............       $  0.12          $  0.15                $   0.55         $   0.57        $  0.52
                                              =======          =======                ========         ========        =======

See accompanying Notes to Consolidated Financial Statements

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Selected Consolidated Financial and Other Data and the Consolidated Financial Statements and related Notes appearing elsewhere in this prospectus. In addition to historical information, the following discussion contains forward-looking statements as a result of certain factors, including those discussed in "Risk Factors" contained elsewhere in this prospectus.

General

     Harris Financial is the holding company for Harris Savings Bank. New Harris Financial will be the successor to Harris Financial and will operate as the holding company of Harris Savings Bank following the conversion and merger. Harris Financial's business operations are conducted primarily through Harris Savings Bank and New Harris Financial's business operations will also be conducted primarily through Harris Savings. New Harris Financial has had no business activities or results of operations. As a result, the following is a discussion and analysis of the financial condition and results of operations of Harris Financial. Any references to Harris Financial in the following discussion generally refer to the consolidated operations of Harris Financial and Harris Savings Bank.

     The net income of Harris Financial depends primarily on its net interest income, which is the difference between interest income on loans and investments and interest expense on deposits and borrowings. Net interest income is a function of Harris Financial's interest rate spread, which is the difference between the average yield earned on interest-earning assets and the average rate paid on interest-bearing liabilities, as well as a function of the average balance of interest-earning assets as compared to interest-earning liabilities. Because of this reliance on net interest income, Harris Financial's net income is affected by changes in market interest rates and prevailing economic conditions. For example, as interest rates rise, Harris Financial's net interest income will tend to fall. Conversely, when interest rates fall, Harris Financial's net interest income will tend to rise. This condition is often referred to as "interest rate risk". Financial institutions that accept and manage substantial degrees of interest rate risk are generally susceptible to larger net interest income fluctuations when compared to peer institutions that accept less interest rate risk. Accordingly, managing interest rate risk successfully has a significant impact on Harris Financial's return on equity.

     Harris Financial also generates non-interest income primarily from fees and commissions charged on customers' accounts. Gains on the sales of securities and loans is another source of non-interest income. Harris Financial's non-interest expenses primarily consist of employee compensation and benefits, occupancy and equipment expense, advertising and other operating expenses. Harris Financial's results of operations also are affected by general economic and competitive conditions, notably changes in market interest rates, government policies and regulations.

Forward Looking Statements

     This prospectus contains forward looking statements that are based on assumptions and describe future plans, strategies, and expectations of Harris Savings Bank and Harris Financial. These forward looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. Harris Financial's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have a material adverse effect on the operations of Harris Financial and its subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality and composition of the loan and investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in Harris Financial's market area, and changes in relevant accounting principles. These risks and uncertainties should be considered in evaluating forward looking statements and undue reliance should not be placed on such statements. Harris Financial does not undertake--and specifically disclaims--any obligation to publicly release the results of any revisions that may be made to any forward looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

Comparison of Financial Condition at March 31, 2000 and December 31, 1999

     Total assets increased $75.7 million, or 2.8%, to $2.767 billion at March 31, 2000 from $2.691 billion at December 31, 1999. This growth reflected an increase of $45.7 million, or 3.6%, in net loans receivable to $1.314 billion at March 31, 2000 from $1.268 billion at December 31, 1999. The growth in the net loans receivable resulted primarily from a $27.8 million, or 26.3%, increase in commercial real estate loans to $133.6 million at March 31, 2000 from $105.8 million at December 31, 1999. The growth in this loan portfolio reflected the continued growth in Harris Financial's business lending portfolio generally, which increased by $30.3 million, or 8.7%, to $377.6 million at March 31, 2000 from $347.3 million at December 31, 1999. At the same time, total one-to four-family residential mortgage loans increased slightly by $3.6 million, although such loans decreased to 40.89% of Harris Financial's total loan portfolio at March 31, 2000 compared to 42.06% at December 31, 1999.

     Marketable securities available for sale increased by $46.2 million, or 3.7%, to $1.304 billion at March 31, 2000 from $1.258 billion at December 31, 1999. These investments were made in U.S. Government and agency obligations, corporate and municipal obligations, Federal Home Loan Bank stock and marketable equities, as well as mortgage-backed securities. The increase in the marketable securities portfolio was due primarily to an increase in mortgage-backed securities of $49.6 million, or 7.2%, to $737.2 million at March 31, 2000 from $687.6 million at December 31, 1999. At March 31, 2000, 49.8% of the marketable securities portfolio had an anticipated weighted average life of three years or less. While the rates earned on these securities are lower than rates earned on longer-term securities and loans, the investment in these securities may reduce Harris Financial's interest-rate risk exposure.

     Deposits increased by $65.8 million, or 4.8%, to $1.440 billion at March 31, 2000 from $1.374 billion at December 31, 1999. The increase in deposits resulted from the continued expansion of Harris Savings Bank's branch network. Other borrowing from non-deposit funding sources increased $5.4 million, or 0.5%, to $1.123 billion at March 31, 2000 from $1.118 billion at December 31, 1999. These borrowings consisted of Federal Home Loan Bank advances, which increased by $110.0 million, or 13.7%, and repurchase agreements, which decreased by $104.6 million, or 33.4%. At March 31, 2000, Harris Financial had maximum available Federal Home Loan Bank lines of credit of $1.009 billion, compared to $1.060 billion at December 31, 1999. The decrease in available credit of $51.0 million, or 4.8%, was due to a decrease in the amount of securities qualifying as security for Federal Home Loan Bank advances. Harris Financial had total borrowings outstanding to the Federal Home Loan Bank of $915.0 million at March 31, 2000, compared to $805.0 million at December 31, 1999.

     Non-accrual loans totaled $10.8 million at March 31, 2000, compared to $10.0 million at December 31, 1999. Loans 90 days past due but still accruing interest totaled $5.1 million at March 31, 2000 compared to $6.1 million at December 31, 1999. The combined total of non-accrual loans and loans 90 days past due but still accruing interest as a percentage of total loans receivable (excluding loans held-for-sale) before deducting the allowance for loan loss, was 1.21% at March 31, 2000 compared to 1.27% at December 31, 1999.

     Stockholders' equity totaled $167.2 million at March 31, 2000 compared to $169.3 million at December 31, 1999. The decrease in stockholders' equity of $2.1 million, or 1.3%, resulted primarily from a $5.7 million decline in the market value, net of tax effect, of Harris Financial's available-for-sale securities, reflecting the impact of recent market interest rate increases on the market value of these securities. The decrease in stockholders' equity also reflected $0.5 million in dividends paid during the period. Partially offsetting the impact of these items on stockholders' equity was net income of $4.0 million for the three months ended March 31, 2000.

Comparison of Financial Condition at December 31, 1999 and December 31, 1998

     Total assets increased $193.9 million, or 7.8%, to $2.691 billion at December 31, 1999 from $2.497 billion at December 31, 1998. This growth reflected an increase of $216.3 million, or 20.6%, in net loans receivable to $1.268 billion at December 31, 1999 from $1.052 billion at December 31, 1998. The increase in the loan portfolio was due primarily to a substantial increase in Harris Financial's business loan portfolio, which increased by $143.8 million, or 70.6%, to $347.3 million at December 31, 1999 from $203.6 million at December 31, 1998. Harris Financial increased all components of its business loan portfolio in 1999. Commercial real estate loans increased by $38.7 million, or 57.6%, commercial business loans increased by $56.9 million, or 68.9%, construction and site development loans increased by $3.6 million, or 183.9%, and income-producing real estate loans increased by $44.7 million, or 85.9%. At December 31, 1999, business banking loans comprised 27.38% of Harris Financial's loans receivable compared to 19.28% at December 31, 1998. In contrast, one to-four-family residential mortgage loans comprised 42.06% of Harris Financial's loan portfolio at December 31, 1999, compared to 53.65% of its loan portfolio at December 31, 1998.

     Total consumer loans increased $114.8 million, or 46.0%, to $364.5 million at December 31, 1999 from $249.7 million at December 31, 1998. The increase resulted primarily from the expansion of Harris Financial's indirect automobile lending program, as the balance of these loans increased to $106.5 million at December 31, 1999 from $30.6 million at December 31, 1998. The increase also reflected general increased consumer loan originations through the expanding branch network and loan production offices of Harris Financial.

     Marketable securities available for sale decreased slightly by $17.2 million, or 1.4%, to $1.258 billion at December 31, 1999 from $1.275 billion at December 31, 1998. Within this portfolio, mortgage-backed securities increased by $150.4 million, or 28.0%, to $687.6 million at December 31, 1999 from $537.2 million at December 31, 1998. Harris Financial's portfolio of U.S. Government and agency securities increased by $25.4 million, or 8.5%. These increases were offset by an $82.4 million, or 57.9%, decrease in corporate bonds, a $55.7 million, or 46.7%, decrease in municipal securities and a $39.2 million, or 24.3%, decrease in equity securities in 1999.

     Deposits increased by $168.5 million, or 14.0%, to $1.374 billion at December 31, 1999 compared to $1.205 billion at December 31, 1998. At December 31, 1999, Harris Financial's time deposits totaled $909.4 million, representing 66.2% of total deposits, while checking, money market and savings deposits totaled $464.5 million, or 33.8% of total deposits. At December 31, 1998, time deposits totaled $765.2 million, or 63.5% of total deposits, while checking, money market and savings deposits totaled $440.2 million, or 36.5% of total deposits. Included in Harris Financial's time deposits at December 31, 1999 were $77.1 million of brokered certificates of deposit, compared to $50.0 million of brokered certificates of deposit at December 31, 1998. Harris Financial has been able to maintain its mix of relatively low-cost checking, money market and savings deposits through its extensive branch network and through improved marketing and increased pricing discipline. Borrowings from non-deposit funding sources totaled $1.118 billion at December 31, 1999 compared to $1.069 billion at December 31, 1998. Federal Home Loan Bank advances increased to $805.0 million at December 31, 1999 from $746.6 million at December 31, 1998, while repurchase agreements decreased to $313.0 million at December 31, 1999 from $322.7 million at December 31, 1998. At December 31, 1999, Harris Financial had maximum available Federal Home Loan Bank lines of credit totaling $1.060 billion compared to $943.5 million in available Federal Home Loan Bank credits at December 31, 1998.

     Non-accrual loans totaled $10.0 million at December 31, 1999, compared to $7.7 million at December 31, 1998. The increase of $2.3 million in non-accrual loans in 1999 was primarily due to a $5.4 million loan, secured by a local golf course facility, that became non-performing in 1999. This loan was subsequently repaid in full after March 31, 2000. Loans 90 days past due but still accruing interest totaled $6.1 million at December 31, 1999. There were no such loans at December 31, 1998. The combined total of non-accrual loans and loans 90 days past due but still accruing interest as a percentage of total loans receivable (excluding loans held-for-sale) before deducting the allowance for loan losses was 1.27% at December 31, 1999 compared to 0.73% at December 31, 1998.

     Stockholders' equity totaled $169.3 million at December 31, 1999 compared to $190.0 million at December 31, 1998. The decrease in stockholders' equity of $20.6 million, or 10.9%, resulted primarily from a decrease of $37.5 million in the market value, net of tax effect, of Harris Financial's available-for-sale securities portfolio, reflecting the impact of market interest rate increases on the market value of these securities, from $1.9 million in dividends paid to stockholders, and from the repurchase of $0.4 million of Harris Financial's common stock. This decrease in stockholders' equity was partly offset by $18.7 million of net income during the year, $0.3 million from earned ESOP and management and recognition plan shares, and $0.1 million from the exercise of stock options.

Comparison of Operating Results for the Three Months Ended March 31, 2000 and
1999

     Net Income. Net income decreased by $913,000, or 18.5%, to $4.0 million for the three months ended March 31, 2000 from $4.9 million for the three months ended March 31, 1999. The decrease in net income was due primarily to a $1.3 million, or 32.0%, decrease in non-interest income to $2.7 million for the three months ended March 31, 2000 compared to $4.0 million for the three months ended March 31, 1999. This decrease in non-interest income was due primarily to a reduction in net gain on the sale of securities. For the three months ended March 31, 1999, Harris Financial realized a net gain from the sale of securities of $1.4 million; for the three months ended March 31, 2000, Harris Financial realized a net loss on the sale of securities of $16,000. To a lesser extent the decrease in net income also was attributable to an increase of $240,000, or 2.1%, in non-interest expense to $11.8 million for the three months ended March 31, 2000 from $11.6 million for the three months ended March 31, 1999. These items were partially offset by a $397,000, or 2.6%, increase in net interest income for the three months ended March 31, 2000 as compared to the three months ended March 31, 1999.

     Net Interest Income. Changes in net interest income are generally determined by changes in average account balances, changes in interest rates and the mix of interest-earning assets and interest-bearing liabilities. A delay exists between the time changes occur in market interest rates and when such changes are reflected in the rates earned on Harris Financial's interest-earning assets and rates paid on its interest-bearing liabilities. The average yield on interest-earning assets is influenced by the rate of repayments and prepayments, purchases and sales, and the mix of asset maturities, as well as current market interest rates. Similarly, the average cost of interest-bearing liabilities is influenced by redemptions, early withdrawals, deposit purchases, deposit-raising activities, borrowed funds activities, and the mix of liability maturities as well as current market interest rates. The following discussion of interest income and yields is presented on a tax equivalent basis to reflect Harris Financial's portfolio of tax-exempt securities.

     Net interest income, on a tax equivalent basis, increased by $9,000, or 0.06%, to $15.98 million for the three months ended March 31, 2000 from $15.97 million for the three months ended March 31, 1999. The increase was due primarily to increased interest income attributable to larger average balances of interest-earning assets, which increased by $206.4 million, or 8.6%, as well as a higher-average yield on such assets, which increased by 23 basis points to 7.35% for the three months ended March 31, 2000. In particular, interest income earned from Harris Financial's taxable marketable securities increased by $3.6 million, or 20.0%, to $21.4 million for the three months ended March 31, 2000 from $17.9 million for the three months ended March 31, 1999. The increase was due to an $85.1 million, or 7.5%, increase in the average balance of such securities to $1.217 billion for the three months ended March 31, 2000, as well as an improvement of 73 basis points in the average yield earned on such securities to 7.04% for the three months ended March 31, 2000.

     Harris Financial's commercial loan portfolio also contributed to increased interest income. Interest earned on this portfolio increased by $2.9 million, or 67.7%, to $7.1 million for the three months ended March 31, 2000 from $4.3 million for the three months ended March 31, 1999. The increase in interest income from this portfolio was attributable to an increase of $131.3 million, or 58.5%, in the average balance of such loans as well as an improvement of 44 basis points in the average yield on such loans for the three months ended March 31, 2000. Similarly, interest income earned on Harris Financial's indirect consumer loans increased by $1.4 million, or 50.0%, to $4.1 million for the three months ended March 31, 2000 from $2.7 million for the three months ended March 31, 1999. The increased interest income from this portfolio was attributable to an $87.7 million, or 65.5%, increase in the average balance of such loans for the three months ended March 31, 2000 as compared to the three months ended March 31, 1999. Finally, interest income from Harris Financial's direct consumer loan portfolio increased $741,000, or 25.2%, to $3.7 million for the three months ended March 31, 2000. The increased interest income derived from this portfolio was due to a $26.0 million, or 18.1% increase in the average balances of such loans as well as a 49 basis point improvement in the average yield on such balances to 8.67% for the three months ended March 31, 2000. The higher contribution to interest income from the commercial, direct consumer and indirect consumer loan portfolios reflected Harris Financial's increased emphasis on higher-margin commercial bank-like products, as well as healthy demand for such products in Harris Financial's primary market area.

     By contrast, interest income attributable to Harris Financial's mortgage loan portfolio decreased by $2.2 million, or 18.6%, to $9.7 million for the three months ended March 31, 2000 compared to $12.0 million for the three months ended March 31, 1999. The decrease reflected a decrease of $60.4 million, or 9.9%, in the average balance of net mortgage loans, as Harris Financial sold substantially all of the mortgage loans that it originated during the twelve month period ended March 31, 2000. To a lesser extent, the decreased interest income from this portfolio was also attributable to a decline of 76 basis points in the average yield on the portfolio to 7.10% for the three months ended March 31, 2000.

     Interest expense increased $5.1 million, or 19.3%, to $31.7 million for the three months ended March 31, 2000 from $26.6 million for the three months ended March 31, 1999. The increase in interest expense was attributable to higher average balances of interest-bearing liabilities, which increased by $223.9 million, or 9.8%, to $2.500 billion for the three months ended March 31, 2000 compared to $2.276 billion for the three months ended March 31, 1999. To a lesser extent, the increase in interest expense also was due to higher average costs on such liabilities, which increased to 5.08% for the three months ended March 31, 2000 from 4.67% for the three months ended March 31, 1999. The primary components of the increased interest expense were higher interest expense on borrowed funds which increased $2.0 million, or 14.4%, and higher-interest expense on time deposits, which increased $2.6 million, or 25.7%. The higher interest expense on borrowed funds was due to higher average balances of such borrowings, which increased by $36.6 million, or 3.5%, to $1.097 billion for the three months ended March 31, 2000, reflecting Harris Financial's reliance on wholesale funding sources to support its investment leveraging strategy and to supplement funding provided by savings and time deposits. The average cost of such borrowed funds increased 56 basis points to 5.88% for the three months ended March 31, 2000, reflecting generally higher market interest rates for the period.

     Harris Financial's interest rate spread (the difference between the yield on assets minus the cost of funds) decreased by 18 basis points to 2.27% for the three months ended March 31, 2000 from 2.45% for the three months ended March 31, 1999. Net interest margin decreased 21 basis points to 2.46% for the three months ended March 31, 2000 compared to 2.67% for the three months ended March 31, 1999. During the three months ended March 31, 2000 and December 31, 1999, Harris Financial experienced margin compression in its loan and deposit portfolios as average deposit interest costs rose faster than average loan yields. Within the leveraged investment portfolio during these periods, average investment yields increased slightly more than average borrowing costs. Despite this recent performance, management anticipates that Harris Financial's continued reliance on wholesale funding sources to support its investment leverage strategy will tend to compress its net interest margin due to the higher interest costs on non-deposit funds as opposed to core deposits.

     The following table summarizes the impact of the leveraging strategy on Harris Financial's return on average assets and net interest margin for the three month periods ended March 31, 2000, December 31, 1999, and March 31, 1999.

                                                 With                        Without           Difference in
                                              Leveraging                   Leveraging           Basis Points
                                              -----------                  -----------         --------------
Three month period ended March 31, 2000
 Return on average assets...................        0.60%                        0.37%                    23
 Net interest margin........................        2.46                         3.03                    (57)

Three month period ended December 31, 1999
 Return on average assets...................        0.73                         0.56                     17
 Net interest margin........................        2.51                         3.07                    (56)

Three month period ended March 31, 1999
 Return on average assets...................        0.79                         0.58                     21
 Net interest margin........................        2.67                         3.50                    (83)

     Provision for Loan Losses. Harris Financial establishes provisions loan losses, which are charged to operations, in order to maintain the al for loan losses at a level that is deemed appropriate to absorb charge-offs of loans deemed uncollectible. In determining the appropriate level allowance of loan losses, management considers past loss experience, evaluations of real estate collateral, current and anticipated economic conditions, volume and type of lending and the levels of nonperforming and other classified The amount of the allowance is based on estimates and the ultimate losses vary from such estimates. In addition, various regulatory agencies, as a integral part of their examination process, periodically review Harris Financial's allowance for loan losses. Such agencies may require Harris Financial to recognize additional provisions for loan losses based on the judgment about information available to them at the time of their examina Management of Harris Financial assesses the allowance for loan losses on a quarterly basis and makes provisions for loan losses in order to maintain the adequacy of the allowance.

     Harris Financial added $835,000 and $795,000 in loan loss provisions for the three months ended March 31, 2000 and 1999, respectively. The increased provision for loan losses for the three months ended March 31, 2000 reflected Harris Financial's increased emphasis on business and consumer lending and its decreased investment in residential mortgage loans. For the three months ended March 31, 2000, charge-offs from Harris Financial's consumer and other loans portfolio increased to $709,000, as compared to $170,000 for the three months ended March 31, 1999. The additional provision for loan losses for the three months ended March 31, 2000 resulted in an increase to the allowance for loan losses to $12.0 million (amounting to 0.91% of total loans receivable) from $11.9 million at December 31, 1999 (amounting to 0.93% of total loans receivable).

     Non-interest Income. Non-interest income consists primarily of fee income for bank services and profits from the sale of loans and securities. Non-interest income decreased by $1.3 million, or 32.0%, to $2.7 million for the three months ended March 31, 2000 compared to $4.0 million for the three months ended March 31, 1999. This decrease in non-interest income was due primarily to a reduction in the net gain on the sale of securities from a net gain of $1.4 million for the three months ended March 31, 1999 to a net loss on the sale of such securities of $16,000 for the three months ended March 31, 2000. The lower non-interest income from sales of securities was due primarily to the impact of rising market interest rates on the fair values of these securities as well as Harris Financial's decreased reliance on this revenue source. Also contributing to the decline in non-interest income was a reduction of $664,000, or 56.7%, in net gain on the sale of loans, due to the termination of mortgage operations at Harris Financial's mortgage banking subsidiary in 1999.

     These decreases were partially offset by an increase of $368,000, or 29.8%, in service charges on deposits due to the growth in deposit accounts at Harris Financial resulting, in part, from the addition of two new branch offices during the twelve months ended March 31, 2000. In addition, net servicing income generated on Harris Financial's servicing portfolio increased to $242,000 for the three months ended March 31, 2000; Harris Financial recorded no non-interest income from net servicing income for the three months ended March 31, 1999.

     Non-interest Expense. Non-interest expense increased by $240,000, or 2.1% for the three months ended March 31, 2000 compared to the three months ended March 31, 1999. The increase reflected a $54,000, or 5.6%, increase in equipment expense, and a $199,000, or 24.8%, increase in occupancy expense, reflecting the expansion of Harris Financial's branch network. However, this expansion of the branch network did not result in higher salaries and benefit expenses, as cost controls resulted in a reduction in salaries and benefits expense of $42,000, or 0.7%, to $5.73 million for the three months ended March 31, 2000 compared to $5.77 million for the three months ended March 31, 1999.

     Income Tax Expense. Income tax expense decreased by $257,000, or 14.1% to $1.6 million for the three months ended March 31, 2000 from $1.8 million for the three months ended March 31, 1999. Harris Financial's effective tax rate was 28.0% for the three months ended March 31, 2000 compared to an effective tax rate of 27.0% for the three months ended March 31, 1999. The effective tax rates were less than the statutory rates due to Harris Financial's tax-exempt sources of income.

Comparison of Operating Results for the Years Ended December 31, 1999 and 1998

     Net Income. Net income decreased by $546,000, or 2.8%, to $18.7 million for the year ended December 31, 1999 from $19.2 million for the year ended December 31, 1998. The decrease in net income was due primarily to a $4.8 million, or 30.8%, decrease in non-interest income to $10.8 million for the year ended December 31, 1999 from $15.5 million for the year ended December 31, 1998. The decrease in non-interest income was due primarily to reduced net gains on the sale of loans, mortgage-backed securities and other securities. For the year ended December 31, 1999, gains on the sales of these assets amounted to $1.9 million compared to gains of $9.6 million for the year ended December 31, 1998, a decrease of $7.7 million, or 79.8%. The decrease in non-interest income more than offset improved net interest income, on a tax equivalent basis, which increased by $4.1 million, or 6.9%, to $64.3 million for the year ended December 31, 1999 from $60.2 million for the year ended December 31, 1998, as well as lower non-interest expense, which decreased by $622,000, or 1.4%, to $42.7 million for the year ended December 31, 1999 from $43.3 million for the year ended December 31, 1998.

     Net Interest Income. Net interest income, on a tax equivalent basis, increased by $4.1 million, or 6.9%, to $64.3 million for the year ended December 31, 1999 from $60.2 million for the year ended December 31, 1998. The increase was due primarily to increased interest income of $177.7 million for the year ended December 31, 1999 compared to $167.4 million for the year ended December 31, 1998, reflecting primarily larger average balances of interest-earning assets, which increased by $235.1 million, or 10.4%. In particular, interest income earned on Harris Financial's commercial loan, direct consumer loan and indirect consumer loan portfolios increased by $10.5 million, or 89.8%, $1.3 million, or 10.6%, and $5.4 million, or 65.0%, respectively, reflecting the growing importance of these commercial bank-like portfolios to Harris Financial's operating results. The increased interest income generated by these portfolios was largely due to higher average balances, which more than offset generally declining average yields for the year ended December 31, 1999 compared to the year ended December 31, 1998. The average balance of Harris Financial's commercial loan, direct consumer loan and indirect consumer loan portfolios increased by $151.8 million, or 109.8%, $7.4 million, or 5.1%, and $78.4 million, or 76.7%, respectively. By contrast, interest income earned on Harris Financial's mortgage loan portfolio decreased by $3.3 million, or 6.8%, to $45.3 million for the year ended December 31, 1999 compared to $48.6 million for the year ended December 31, 1998.

     Interest income generated by Harris Financial's taxable and tax-free marketable securities decreased by $1.4 million, or 1.9%, and $1.3 million, or 13.4%, respectively, for the year ended December 31, 1999 compared to the year ended December 31, 1998. The decreases were due to lower average balances, which decreased by $14.1 million, or 1.2%, and $14.0 million, or 12.4%, respectively, as well as slightly lower average yields.

     Interest expense increased $6.2 million, or 5.8%, to $113.4 million for the year ended December 31, 1999 from $107.2 million for the year ended December 31, 1998. The increase in interest expense was attributable to higher average balances of interest-bearing liabilities, which increased by $245.2 million, or 11.5%, to $2.384 billion for the year ended December 31, 1999 from $2.139 billion for the year ended December 31, 1998. The increase in average balances more than offset a decrease of 25 basis points in the average cost of such interest-bearing liabilities to 4.76% for the year ended December 31, 1999. The primary components of the increased interest expense were higher interest expense on borrowed funds, which increased $4.0 million, or 7.0%, and time deposits, which increased $2.5 million, or 6.2%. In each case, the higher interest expense was attributable to higher average balances of such liabilities, which increased by 11.7% in the case of borrowed funds and 11.6% in the case of time deposits, in each case more than offsetting slight declines in the average cost on such interest-bearing liabilities for the period. The higher average balances of borrowings reflected Harris Financial's continued reliance on wholesale funding sources to support its investment leveraging strategy and to supplement funding provided by savings and time deposits.

     Harris Financial's interest rate spread decreased by three basis points to 2.35% for the year ended December 31, 1999 from 2.38% for the year ended December 31, 1998. Its net interest margin decreased by nine basis points to 2.57% for the year ended December 31, 1999 from 2.66% for the year ended December 31, 1998, due primarily to Harris Financial's reliance on higher-cost non-deposit borrowed funds to support its investment leveraging strategy.

     The following table summarizes the impact of the leveraging strategy on Harris Financial's return on average assets and net interest margin for the years ended December 31, 1999 and 1998.

For the year 1999              With Leveraging    Without Leveraging   Difference in Basis Points
-----------------              ---------------    ------------------   --------------------------
  Return on average assets           0.72%                0.54%                     18
  Net interest margin                2.57                 3.29                     (72)

For the year 1998
-----------------
  Return on average assets           0.82                 0.68                      14
  Net interest margin                2.66                 3.35                     (69)

     Provision for Loan Losses. Harris Financial increased its provision for loan losses by $640,000, or 25.2%, to $3.2 million for the year ended December 31, 1999 compared to $2.5 million for the year ended December 31, 1998. The increase reflected Harris Financial's larger loan portfolio, particularly larger balances of commercial and consumer loans, which had the effect of increasing Harris Financial's credit risk exposure.

     The increased provision for loan losses resulted in an increase in the allowance for loan losses to $11.9 million at December 31, 1999 from $9.1 million at December 31, 1998. At December 31, 1999, the ratio of total non-performing loans to total loans (excluding loans held-for-sale) was 1.27%, compared to 0.73% at December 31, 1998.

     Non-interest Income. Non-interest income decreased $4.8 million, or 30.8%, to $10.8 million for the year ended December 31, 1999 from $15.5 million for the year ended December 31, 1998. The decrease was due primarily to a decrease of $836,000, or 38.0%, in net gains on the sale of mortgage-backed securities and a decrease of $2.0 million, or 85.9%, in net gains on the sale of other securities, reflecting rising market interest rates in 1999 which decreased the market values of Harris Financial's securities portfolios. The decrease in non-interest income also reflected lower net gains on the sale of loans, which decreased by $4.8 million, or 95.3%, to $238,000 for the year ended December 31, 1999 from $5.0 million for the year ended December 31, 1998. This decrease was attributable to the winding up of Harris Financial's mortgage-banking subsidiary as well as the rising market interest rate environment during the latter half of 1999 which decreased mortgage loan production and limited the opportunities for generating gains on the sales of mortgage loans.

     The decrease in non-interest income occurred despite improvements in service charges on deposits, which increased $1.7 million, or 41.1%, other service charges, commissions and fees, which increased $397,000, or 45.0%, and net servicing income, which increased $600,000, or 438.0% for the year ended December 31, 1999 compared to the year ended December 31, 1998. These increases reflected Harris Financial's strategic initiative to increase non-interest revenue streams and the relative contribution of non-interest income to Harris Financial's earnings. The improvements in these categories were due to the on-going expansion of Harris Financial's ATM network and its branching network, as well as growth in Harris Financial's commercial services, including advisory services and commercial deposit services.

     Non-interest Expense. Non-interest expense decreased $622,000, or 1.4%, to $42.7 million for the year ended December 31, 1999 compared to $43.3 million for the year ended December 31, 1998. The primary reason for this improvement was a $2.6 million gain on the sale of an apartment complex in 1999 that was previously recorded as foreclosed real estate. The sale enhanced gains from real estate operations, which improved to a gain of $3.2 million for the year ended December 31, 1999 compared to a gain of $554,000 for the year ended December 31, 1998. Offsetting this improvement were consulting and other fees, which increased $893,000, or 44.7%, equipment expense which increased $676,000, or 20.5%, and supplies, telephone and postage expense, which increased $544,000, or 18.3%. All of these increased expenses were attributable to winding up unprofitable operations, including Harris Financial's mortgage-banking operations, and refocusing on and expanding core businesses. During the year ended December 31, 1999, Harris Financial restructured its mortgage operations, resulting in additional expense of $1.2 million, reflecting the net costs of winding up in its mortgage-banking subsidiary, as well as net losses on the sale of certain mortgage assets.

     Income Tax Expense. Income tax expense was $7.6 million for the year ended December 31, 1999 compared to $7.3 million for the year ended December 31, 1998. The income tax expense for 1999 resulted in an effective tax rate of 29.0%, which was lower than the statutory rate due to significant investments in tax-advantaged loans and marketable securities, including municipal bonds and certain preferred equities.

Comparison of Operating Results for the Years Ended December 31, 1998 and 1997

     Net Income. Net income increased $1.4 million, or 8.2%, to $19.2 million for the year ended December 31, 1998 compared to $17.8 million for the year ended December 31, 1997. The increase was due primarily to a $9.1 million, or 7.9%, increase in net interest income, on a tax equivalent basis, for the year ended December 31, 1998 compared to the earlier year, as well as an increase of $986,000, or 6.8%, in non-interest income. These increases more than offset the increase of $7.5 million, or 20.9%, in non-interest expense for the year ended December 31, 1998 compared to the earlier year.

     Net Interest Income. Net interest income, on a tax equivalent basis, increased $9.1 million, or 17.9%, for the year ended December 31, 1998 compared to the year ended December 31, 1997. The increase was due primarily to an increase of $23.2 million, or 16.1%, in interest income, reflecting larger average balances of interest-earning assets, which increased by $343.9 million, or 17.9%. In particular, interest income earned on Harris Financial's commercial loan, direct consumer and indirect consumer loan portfolios increased by $4.9 million, or 72.8%, $524,000, or 4.6%, and $320,000, or 4.0%, respectively, reflecting the increasing importance of these commercial bank-like portfolios to Harris Financial's operating results. The increased interest income generated by these portfolios reflected moderate increases in the average balances of the direct consumer loan portfolio (1.7%) and the indirect consumer loan portfolio (0.01%), and a substantial increase in the average balances of the commercial loan portfolio, which increased $59.7 million, or 75.9%. The contribution of Harris Financial's direct and indirect consumer loan portfolio was largely due to improved yields, which increased by 23 basis points to 8.32% and 31 basis points to 8.11%, respectively, notwithstanding the generally lower market interest rate environment for the year ended December 31, 1998.

     Interest income, on a tax equivalent basis, generated by Harris Financial's taxable and tax-free marketable securities increased by $13.7 million, or 22.8%, and $749,000, or 8.5%, respectively. The increases were due to higher average balances as the taxable securities portfolio, in particular, increased to $1.157 billion for the year ended December 31, 1998 compared to $916.3 million for the year ended December 31, 1997.

     Interest expense increased $14.1 million, or 15.1%, to $107.2 million for the year ended December 31, 1998 from $93.1 million for the year ended December 31, 1997. The increase in interest expense was primarily attributable to higher average balances of borrowed funds, which increased $342.8 million, or 52.4%, to $997.3 million for the year ended December 31, 1998 from $654.4 million for the year ended December 31, 1997. The higher average balances of borrowings reflected Harris Financial's use of wholesale funding sources to support its investment leveraging strategy and to supplement funding provided by savings and time deposits. The cost associated with this increased borrowing was reduced somewhat by the lower average cost of such borrowings to 5.67% for the year ended December 31, 1998 from 5.90% for the year ended December 31, 1997. The increase in interest expense was somewhat mitigated by lower interest expense on time deposits, which decreased $3.6 million, or 8.2%, due primarily to lower average balances of such liabilities as the use of borrowed funds to support investments and loans grew.

     Harris Financial's interest rate spread and net interest margin remained unchanged at 2.38% and 2.66%, respectively, for the year ended December 31, 1998 as compared to the year ended December 31, 1997.

     The following table summarizes the impact of Harris Financial's leveraging strategy on the return on average assets and net interest margin for the years ended December 31, 1998 and 1997.

                                           With        Without    Difference in
                                        Leveraging   Leveraging    Basis Points
                                        ----------   ----------   -------------

For the year 1998
-----------------
  Return on average assets.......           0.82%        0.68%           14
  Net interest margin............           2.66         3.35           (69)

For the year 1997
-----------------
  Return on average assets.......           0.89         0.80             9
  Net interest margin............           2.66         3.17           (51)

     Provision for Loan Losses. The provision for loan losses increased $1.9 million, or 316.4%, to $2.5 million for the year ended December 31, 1998 from $610,000 for the year ended December 31, 1997. The increase reflected the larger average loan portfolio, particularly the larger average balance of the commercial loan portfolio, which increased by $59.7 million, or 75.9%, to $138.2 million for the year ended December 31, 1998. At December 31, 1998, $4.9 million of the allowance for loan losses, or 19.3%, was allocated to commercial loans, compared to $2.2 million, or 9.1%, allocated to commercial loans at December 31, 1997. For the year ended December 31, 1998, total charge-offs amounted to $1.2 million, compared to total charge-offs of $368,000 for the year ended December 31, 1997. Of the total charge-offs in 1998, $591,000, or 49.6% of total charge-offs, were attributable to the commercial loan portfolio.

     Non-interest Income. Non-interest income increased $986,000, or 6.8%, to $15.5 million for the year ended December 31, 1998 compared to $14.6 million for the year ended December 31, 1997. The improvement in non-interest income was due primarily to a $2.0 million, or 94.2%, increase in service charges on deposits, which was attributable to increased ATM network fees and the continuation of Harris Financial's "High Performance Checking" program. Offsetting this improvement was a reduction in net servicing income, which decreased to $137,000 for the year ended December 31, 1998 compared to $2.2 million for the year ended December 31, 1997. The decrease reflected relatively low market interest rates and mortgage rates which resulted in high levels of mortgage refinancing in 1998. However, the relatively low market interest rate environment permitted Harris Financial to generate $5.0 million in net gains on the sale of loans for the year ended December 31, 1998 compared to $2.5 million for the year ended December 31, 1997, as well as net gains on the sale of other securities of $2.4 million for the year ended December 31, 1998 compared to $481,000 for the year ended December 31, 1997. Finally, other non-interest income decreased to $735,000 for the year ended December 31, 1998 from $2.3 million for the year ended December 31, 1997, reflecting the recognition in 1997 of $1.6 million as partial fraud recovery on a claim associated with Harris Financial's 1996 acquisition of another financial institution.

     Non-interest Expense. Non-interest expense increased $7.5 million, or 20.9%, to $43.3 million for the year ended December 31, 1998 from $35.8 million for the year ended December 31, 1997. The increase was due to increased salaries and benefits, which increased $3.3 million, or 17.5%, due to increased staffing to support Harris Financial's transition to a full-service community bank. Similarly, equipment expense increased by $1.1 million, or 51.2%, primarily because of higher depreciation expense associated with the new main frame computer system installed in 1997. The increase in occupancy expense (4.4%), consulting expenses (42.9%), and supplies, telephone and postage (33.2%), was attributed primarily to the continued expansion of Harris Financial's core businesses during the period.

     Income Tax Expense. Income tax expense decreased $1.0 million, or 12.1%, to $7.3 million for the year ended December 31, 1998 from $8.3 million for the year ended December 31, 1997. Harris Financial's effective tax rate was 27.5% for the year ended December 31, 1998, reflecting the impact of Harris Financial's investment in tax-free marketable securities.

Average Balance Sheet

     The following table sets forth information relating to Harris Financial's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated and the average yields earned and rates paid. These yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are daily averages.

                                                                         Three Months Ended March 31,
                                            ---------------------------------------------------------------------------------------
                                Rate at                            2000                                       1999
                                            ---------------------------------------------------------------------------------------
                               March 31,      Average                         Average     Average                         Average
                                2000(1)       Balance     Interest/(1)(2)/   Yield/Cost   Balance     Interest/(1)(2)/   Yield/Cost
                               ----------   ------------  ----------------   ----------   ----------  ----------------   ----------
                                                                             (Dollars in Thousands)
Assets:
 Interest earning assets:
  Mortgage loans, net........        7.08%  $    548,851  $          9,744         7.10% $   609,208  $         11,970         7.86%
  Commercial loans...........        8.10        355,772             7,136         8.02      224,465             4,255         7.58
  Direct consumer loans......        8.93        169,797             3,682         8.67      143,750             2,941         8.18
  Indirect consumer loans....        8.34        221,414             4,109         7.42      133,762             2,740         8.19
  Marketable securities -
  taxable, net...............        6.94      1,216,824            21,425         7.04    1,131,738            17,853         6.31
  Marketable securities -
  tax free, net..............        8.83         59,401             1,325         8.92      117,697             2,435         8.28
  Other interest-earning
  assets.....................        4.93         24,044               279         4.64       29,077               366         5.03
                               ----------     ----------  ----------------   ----------   ----------  ----------------   ----------
 Total interest earning
 assets......................        7.33      2,596,103            47,700         7.35    2,389,697            42,560         7.12
                               ----------                 ----------------   ----------               ----------------   ----------
 Noninterest earning assets..                     97,692                                     101,290
                                              ----------                                  ----------
 Total assets................               $  2,693,795                                 $ 2,490,987
                                              ==========                                  ==========

Liabilities and
Stockholders' Equity:
 Interest-bearing
 liabilities:
  Savings deposits...........        2.54%  $    124,200  $            676         2.18% $   143,872  $            686         1.91%
  Time deposits..............        5.45        940,971            12,689         5.39      768,883            10,094         5.25
  NOW and money market
  accounts...................        2.80        334,029             2,217         2.65      292,092             1,690         2.31
  Escrow.....................        1.53          3,664                16         1.75       10,729                25         0.93
  Borrowed funds.............        5.97      1,096,956            16,120         5.88    1,060,310            14,092         5.32
                               ----------     ----------  ----------------   ----------   ----------  ----------------   ----------
 Total interest-bearing
 liabilities.................        5.20      2,499,820            31,718         5.08    2,275,886            26,587         4.67
                               ----------     ----------  ----------------   ----------   ----------  ----------------   ----------
 Noninterest-bearing
 liabilities.................                     27,347                                      24,765
                                              ----------                                  ----------
 Total liabilities...........                  2,527,167                                   2,300,651
 Stockholders' equity........                    166,628                                     190,336
                                              ----------                                  ----------
 Total liabilities and
 stockholders' equity........               $  2,693,795                                 $ 2,490,987
                                              ==========                                  ==========

 Net interest income.........                             $         15,982                            $         15,973
                                                          ================                            ================
 Interest rate spread(3).....                                                      2.27%                                       2.45%
                                                                             ==========                                  ==========
 Net interest-earning assets.               $     96,283                                 $   113,811
                                              ==========                                  ==========
 Net interest margin(4)......                                                      2.46%                                       2.67%
                                                                             ==========                                  ==========
 Ratio of interest-earning
 assets to
  interest-bearing
  liabilities................                       1.04                                        1.05
                                              ==========                                  ==========

_______________________________________
(1) Includes income recognized on deferred loan fees of $211,000 and $444,000 for the three months ended March 31, 2000 and 1999, respectively, and the effect of estimated deferred loan fees of $1.1 million (annualized) at March 31, 2000.

(2) Interest income and yields are shown on a tax equivalent basis.

(3) Represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(4) Represents the annualized net interest income before the provision for loan losses divided by average interest-earning assets.

                                                                              Years Ended December 31,
                               ------------------------------------------------------------------------------------------------
                                   1999                                                     1998
                               -----------------------------------------   ----------------------------------------------------
                                   Average                     Average        Average                     Average       Average
                                   Balance    Interest(1)(2)  Yield/Cost      Balance    Interest(1)(2)  Yield/Cost     Balance
                               -----------    --------------  ----------   ----------    --------------  ----------  ----------
                                                                                  (Dollars in Thousands)
Assets:
 Interest earning assets:
  Mortgage loans, net......    $   608,137    $       45,310        7.45% $   580,303    $       48,593        8.37% $   556,995
  Commercial loans.........        290,014            22,197        7.65      138,229            11,694        8.46       78,567
  Direct consumer loans....        151,519            13,267        8.76      144,158            11,995        8.32      141,785
  Indirect consumer
    loans..................        180,588            13,678        7.57      102,203             8,291        8.11      102,190
  Marketable securities -
    taxable, net...........      1,142,922            73,815        6.46    1,157,064            76,225        6.50      916,265
  Marketable securities -
    tax free, net..........         99,096             8,300        8.38      113,106             9,588        8.48      103,708
  Other interest-earning
    assets.................         26,767             1,167        4.36       28,871             1,982        6.87       20,524
                               -----------    --------------  ----------  -----------    --------------  ----------  -----------
 Total interest earning
  assets...................      2,499,043           177,734        7.11    2,263,934           167,368        7.39    1,920,034
                                              --------------  ----------                 --------------  ----------
 Noninterest earning
  assets...................         95,163                                     88,977                                     75,123
                               -----------                                -----------                                -----------
 Total assets..............    $ 2,594,206                                $ 2,352,911                                $ 1,995,157
                               ===========                                 ==========                                ===========

Liabilities and
 Stockholders' Equity:
 Interest-bearing
  liabilities:
  Savings deposits.........    $   139,098    $        2,931        2.11% $   147,954    $        3,285        2.22% $   147,738
  Time deposits............        810,444            42,648        5.26      726,316            40,153        5.53      782,578
  NOW and money market
    accounts...............        315,812             7,228        2.23      258,504             7,094        2.74      220,557
  Escrow...................          5,034                90        1.79        8,997                90        1.00        7,444
  Borrowed funds...........      1,113,848            60,494        5.43      997,260            56,528        5.67      654,447
                               -----------    --------------  ----------  -----------    --------------  ----------  -----------
 Total interest-bearing
   liabilities.............      2,384,236           113,391        4.76    2,139,031           107,150        5.01    1,812,764
                                              --------------  ----------                 --------------  ----------
 Noninterest-bearing
   liabilities.............         24,552                                     27,667                                     17,853
                               -----------                                -----------                                -----------
 Total liabilities.........      2,408,788                                  2,166,698                                  1,830,617
 Stockholders' equity......        185,418                                    186,213                                    164,540
                               -----------                                -----------                                -----------
 Total liabilities and
  stockholders' equity.....    $ 2,594,206                                $ 2,352,911                                $ 1,995,157
                               ===========                                ===========                                ===========

 Net interest income.......                   $       64,343                             $       60,218
                                              ==============                             ==============
 Interest rate spread(3)...                                         2.35%                                      2.38%
                                                              ==========                                 ==========
 Net interest-earning
  assets...................    $   114,807                                $   124,903                                $   107,270
                               ===========                                ===========                                ===========
 Net interest margin(4)....                                         2.57%                                      2.66%
                                                              ==========                                 ==========
 Ratio of interest-earning
  assets to interest-bearing
  liabilities..............           1.05                                       1.06                                       1.06
                               ===========                                ===========                                ===========

                              --------------------------
                                     1997
                              --------------------------
                                               Average
                              Interest(1)(2)  Yield/Cost
                              --------------  ----------
Assets:
 Interest earning assets:
  Mortgage loans, net......   $     45,808          8.22%
  Commercial loans.........          6,767          8.61
  Direct consumer loans....         11,471          8.09
  Indirect consumer
    loans..................          7,971          7.80
  Marketable securities -
    taxable, net...........         61,561          6.72
  Marketable securities -
    tax free, net..........          8,839          8.52
  Other interest-earning
    assets.................          1,744          8.49
                              ------------    ----------
 Total interest earning
  assets...................        144,161          7.51
                              ------------    ----------
 Noninterest earning
  assets...................
 Total assets..............


Liabilities and
 Stockholders' Equity:
 Interest-bearing
  liabilities:
  Savings deposits.........   $      4,072          2.76%
  Time deposits............         43,760          5.59
  NOW and money market
    accounts...............          6,551          2.97
  Escrow...................            116          1.55
  Borrowed funds...........         38,586          5.90
                              ------------    ----------
 Total interest-bearing
   liabilities.............         93,085          5.13
                              ------------    ==========
 Noninterest-bearing
   liabilities.............

 Total liabilities.........
 Stockholders' equity......

 Total liabilities and
  stockholders' equity.....


 Net interest income.......   $     51,076
                              ============
 Interest rate spread(3)...                         2.38%
                                              ==========
 Net interest-earning
 assets....................

 Net interest margin(4)....                         2.66%
                                              ==========
 Ratio of interest-earning
  assets to interest-
  bearing liabilities......

____________________
(1) Includes income recognized on deferred loan fees of $1.6 million in 1999, $2.6 million in 1998, and $1.3 million in 1997.

(2)  Interest income and yields are shown on a tax equivalent basis.

(3) Represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(4) Represents the annualized net interest income before the provision for loan losses divided by average interest-earning assets.

Rate/Volume Analysis

     The table below sets forth information regarding changes in interest income and interest expense of Harris Financial for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to changes in average volume (changes in average volume multiplied by old rate) and changes in rate (change in rate multiplied by old average volume). Changes in interest income and interest expense arising from the combination of rate and volume variances are pro-rated across rate and volume variances.

                              Three Months Ended March 31,     Years Ended December 31,        Years Ended December 31,
                                   2000 vs. 1999                    1999 vs. 1998 vs.               1998 vs. 1997
                            -------------------------------   -------------------------------   ---------------------------------
                                 Increase (decrease)              Increase (decrease)              Increase (decrease)
                            -------------------------------   -------------------------------   ---------------------------------


                              Volume     Rate      Net          Volume      Rate       Net        Volume      Rate       Net
                            ---------  --------  --------     ----------  --------   --------   ----------  -------   -----------
                                                                      (In Thousands)
Interest earning assets:
 Mortgage loans, net....... $ (1,129)  $ (1,097) $  (2,226)   $    2,246  $ (5,529)  $  (3,283)      1,925  $   860   $     2,785
 Commercial loans..........    2,621        260      2,881        11,720    (1,217)     10,503       5,047     (120)        4,927
 Direct consumer loans.....      557        184        741           625       647       1,272         189      335           524
 Indirect consumer loans...    1,648       (279)     1,369         5,972      (585)      5,387           1      319           320
 Marketable
  securities-taxable.......    1,407      2,165      3,572          (938)     (472)     (1,410)     15,724   (2,060)       13,664
 Marketable securities-tax
  free.....................   (1,286)       176     (1,110)       (1,176)     (112)     (1,288)        795      (46)          749
 Other interest earning
  assets...................      (60)       (27)       (87)         (136)     (679)       (815)        617     (379)          238
                              -------  --------  ---------    ----------  --------   ---------  ----------  -------   -----------
Total interest earning
 assets....................    3,758      1,382      5,140        18,313    (7,947)     10,366      24,298   (1,091)       23,207
                              ------   --------  ---------    ----------  --------   ---------  ----------  -------   -----------

Interest bearing
 liabilities:
 Savings deposits..........     (100)        90        (10)         (194)     (160)       (354)          6     (793)         (787)
 Time deposits.............    2,319        276      2,595         4,514    (2,019)      2,495      (3,127)    (480)       (3,607)
 NOW and money market
  deposits.................      260        267        527         1,413    (1,279)        134       1,067     (524)          543
 Escrow....................      (23)        14         (9)          (51)       51          --          21      (47)          (26)
 Borrowed funds............      501      1,527      2,028         6,426    (2,460)      3,966      19,512   (1,570)       17,942
                              ------   --------  ---------    ----------  --------   ---------  ----------  -------   -----------
 Total interest bearing
  liabilities..............    2,957      2,174      5,131        12,108    (5,867)      6,241      17,479   (3,414)       14,065
                              ------   --------  ---------    ----------  --------   ---------  ----------  -------   -----------
Net change in interest
 income.................... $    801   $   (792) $       9    $    6,205  $ (2,080)  $   4,125  $    6,819  $ 2,323   $     9,142
                              ======   ========  =========    ==========  ========   =========  ==========  =======   ===========

Asset and Liability Management - Interest Rate Risk Analysis

     Nearly all of Harris Financial's interest rate risk exposure is associated with Harris Savings Bank because it holds all of Harris Financial's interest-bearing liabilities and almost all of its interest-earning assets. Fluctuations in market interest rates will impact both the level of net interest income and the market value of Harris Financial's assets and liabilities. In addition to interest rate risk associated with loans and deposits, Harris Financial manages interest rate risk associated with its leverage portfolios. The leverage portfolios include investments in marketable securities which are funded through wholesale borrowings, most of which are match funded. Harris Financial also sells a significant portion of its conforming 30-year mortgage loan originations to reduce its interest rate risk exposure. In addition, Harris Financial's investment and borrowing activities are managed to mitigate its interest rate risk profile.

     Harris Financial has an Asset/Liability Committee that meets at least monthly to monitor and manage interest rate risk exposure. Harris Financial primarily employs a dynamic interest rate sensitivity or "GAP" analysis and net interest income volatility analysis to assist in the management of interest rate risk. The Asset/Liability Committee communicates monthly to the Board of Directors on all matters relevant to interest rate risk exposures. In the context of this discussion, dynamic GAP refers to Harris Financial's refinement of standard repricing analysis procedures to include anticipated prepayments, option calls, and other factors not normally employed in static GAP analysis. Harris Financial's standard Asset/Liability Committee procedures include a review of monthly GAP results. The table below sets forth the amounts of Harris Financial's interest-earning assets and interest-bearing liabilities at March 31, 2000 that are anticipated to mature or reprice in each of the future time periods shown. As of that date, Harris Financial's cumulative one-year GAP ratio was -12.83% and three-year GAP ratio was -10.06%. These assumptions reflect the rising interest rates existing in the market at March 31, 2000.

                                                              At March 31, 2000
                               -----------------------------------------------------------------------------------------------------
                                   One Year            More than One Year          More than Three
                                   or Less               to three Years           Years to Five Years   More than Five Years
                               -----------------------------------------------------------------------------------------------------
                                   Balance     Rate       Balance          Rate      Balance         Rate       Balance      Rate
                               -----------------------------------------------------------------------------------------------------

                                                                                 (Dollars in thousands)
INTEREST-EARNING ASSETS:
Cash and cash equivalents....  $    26,737     4.93%   $       --          0.00%  $       --         0.00%   $   27,795      0.00%
Marketable securities/(1)
(3)/........................       607,587     6.93        71,161          6.77       65,302         6.91       617,662      6.89
Commercial loans............       188,054     8.31        92,054          8.05       74,640         7.81        22,877      7.45
Mortgage loans/(2)/.........       126,706     7.17       127,169          6.84       99,982         6.76       202,751      6.79
Consumer loans..............       143,733     8.75       154,447          8.42       66,478         8.59        15,222      9.16
                               -----------  -------    ----------      --------   ----------     --------    ----------   -------
 Total interest-earning
  assets....................   $ 1,092,817     7.39%   $  444,831          7.63%  $  306,402         7.45%   $  888,068      6.71%
                               -----------  -------    ----------      --------   ----------     --------    ----------   -------

INTEREST-BEARING
 LIABILITIES:
Savings accounts............   $    16,733     5.31%   $       --          0.00%  $       --         0.00%   $  128,960      2.18%

Interest-bearing
 Demand deposit accounts....            --     0.00            --          0.00           --         0.00       102,463      1.10
Non-interest bearing
 Demand deposit accounts....            --     0.00            --          0.00           --         0.00        48,780      0.00
Money market accounts
 (variable).................       178,670     4.54            --          0.00           --         0.00            --      0.00
Time deposits...............       480,803     5.20       304,831          5.79       88,392         6.46         3,406      5.87
Escrow......................            --     0.00            --          0.00           --         0.00         3,354      1.53
Other borrowings............       771,711     5.87        63,375          5.05      175,000         6.71       199,939      5.80
                               -----------  -------    ----------      --------   ----------     --------    ----------   -------
 Total interest-bearing
  liabilities...............   $ 1,447,917     5.48%   $  368,206          5.67%  $  263,392         6.63%   $  486,902      3.24%
                               -----------  -------    ----------      --------   ----------     --------    ----------   -------

Interest sensitivity gap
per period..................   $  (355,100)            $   76,625                 $   43,010                 $  399,405
                               ===========             ==========                 ==========                 ==========
Cumulative interest
 Sensitivity gap............   $  (355,100)            $ (278,475)                $ (235,465)                $  163,940
                               ===========             ==========                 ==========                 ==========

Cumulative interest
 sensitivity gap as a
 percent of total assets....        (12.83%)               (10.06%)                    (8.51%)                     5.92%
                               ===========             ==========                 ==========                 ==========
Cumulative net interest-
 earning assets as a
 percentage of net
 interest-bearing
 liabilities...............          75.48%                 84.67%                     88.68%                    106.39%
                               ===========             ==========                 ==========                 ==========
                               ---------------------------
                                                    Total
                               ---------------------------
                                   Balance          Rate
                               ---------------------------
INTEREST-EARNING ASSETS:
Cash and cash equivalents...     $   54,532       2.42%
Marketable securities/(1)
(3)/........................      1,361,712       6.90
Commercial loans............        377,625       8.10
Mortgage loans/(2)/.........        556,608       6.88
Consumer loans..............        379,880       8.61
                                 ----------   --------
 Total interest-earning
  assets....................     $2,730,357       7.21%
                                 ----------   --------

INTEREST-BEARING
 LIABILITIES:
Savings accounts............     $  145,693       2.54%

Interest-bearing
 Demand deposit accounts....        102,463       1.10
Non-interest bearing
 Demand deposit accounts....         48,780       0.00
Money market accounts
 (variable).................        178,670       4.54
Time deposits...............        964,282       5.45
Escrow......................          3,354       1.53
Other borrowings............      1,123,175       6.40
                                 ----------   --------
 Total interest-bearing
  liabilities...............     $2,566,417       5.20%
                                 ----------   --------

Interest sensitivity gap
per period..................        163,940
                                 ==========
Cumulative interest
 Sensitivity gap............


Cumulative interest
 sensitivity gap as a
 percent of total assets....

Cumulative net interest-
 earning assets as a
 percentage of net
 interest-bearing
 liabilities................

_____________
(1)  Book value (net of allowance for sale adjustment) of investment portfolio.

(2)  Excludes deferred loan costs and fees.

(3)  Includes amounts presented on a tax equivalent basis.

     Generally, the amount of assets and liabilities shown in the table were determined based upon the contractual terms of the underlying financial instruments. However, certain instruments have been presented based on the estimated effects of general repricing and prepayment assumptions. In the current economic environment, refinancing activity is expected to remain at historically low levels due to rising interest rates. Slow prepayment speeds have been assumed for both mortgage loans and mortgage-backed securities. Marketable securities that contain call provisions are assumed not to call. Consumer loans are also assumed to prepay at below average speeds. Time deposits, money market accounts, high rate savings accounts, escrow accounts, and wholesale borrowed funds reflect the contractual maturities of the underlying deposits. Remaining transaction accounts and most of the Harris Savings Bank's short-term savings accounts are considered not to be interest rate sensitive and are assumed to mature beyond five years. Certain borrowings that contain options to convert have been assumed to convert and refinance at expected higher rates.

     During January 2000, Harris Financial converted $100 million of short-term borrowings to fixed-rate borrowings with a weighted-average maturity of greater than four years. These actions were taken to reduce its three-year GAP to within Harris Financial's policy threshold of + or - 15%.

     Net interest income volatility analysis is used to measure the probable effect of significant changes in market interest rates upon Harris Financial's projected net interest income. Management considers one-year and two-year projections for net interest income volatility to be most relevant for managing Harris Financial's interest rate risk exposure. Harris Financial's standard Asset/Liability Committee procedures include a review of monthly analysis results for net interest income volatility. Using Harris Financial's asset and liability portfolios as of March 31, 2000, management projects net interest income for the one year projection to increase $0.3 million, or 0.4% if market rates decrease 200 basis points over the next twelve months and to decrease $3.9 million, or 5.9% if market rates increase 200 basis points over the next twelve months. These net interest income volatility values are within the thresholds established by the Board of Directors for market rate shocks.

        Interest Rate Scenarios                   -200 bp    -100 bp     0 bp      +100 bp       +200 bp
                                               ----------  ----------  ---------  ----------   -----------
     Absolute change in net interest            $     0.3    $   1.1    $ 0.0       ( $1.9)        ($3.9)
       income (in millions)
     Relative change in net interest income           0.4%       1.6%     0.0%       (2.8%)        (5.9%)
     Board of Directors' limit                       10.0%       5.0%     0.0%       (5.0%)       (10.0%)

Financial Instruments and Risk Management

     As of March 31, 2000, Harris Financial had entered into six total return swaps. The swaps are intended to hedge market value fluctuations in Harris Financial's retail construction loan portfolio that are caused by changes in market interest rates. Each swap contract has a duration of six to eight months and consists of two components:

     . Harris Financial exchanges fixed rate interest payments on a designated mortgage-backed security pool for a floating rate interest payment indexed to the London Interbank Offered Rate (LIBOR) minus 99 basis points. The settlement is made on a monthly basis between Harris Financial and the counter party.

     . A lump sum payment which reflects the change in market value of the designated mortgage-backed security pool from the inception of the swap contract to the end of the swap contract. This payment is made at the final date of the contract between Harris Financial and the counter party. Harris Financial receives a payment if the market value of the underlying mortgage-backed security pool declines. Conversely, Harris Financial must pay the counter party if the value of the mortgage-backed security pool increases.

The total return swaps are designed to hedge against the decline in the market value of a specifically identified pool of fixed rate construction loans that are to be sold upon their conversion to long term mortgage loans. Harris Financial has determined that there is a high degree of correlation between the changes in the market value of the underlying mortgage-backed security pool and the fair market value of the hedged loans. Accordingly, Harris Financial has recorded the change in market value of the contract on the balance sheet, with an offsetting entry to the carrying value of the hedged loans. The ultimate gain or loss incurred by Harris Financial as a result of the changes in the market value of the contract will be recognized upon the sale of the construction loans. Harris Financial has accounted for the interest rate swap portion of the contract using synthetic instrument accounting. Under this method, income or losses related to the interest rate swap are accrued as they occur. The notional amount of the contracts and the fair value gain or loss of the swap as of March 31, 2000, are shown in the following table:

Total Return Swaps (Dollars in thousands)

       Contract                           Notional        Fair Value
         Date           Category           Amount         Gain (loss)
     ------------    ---------------     ----------       -----------
       08/19/1999     7.0% FNMA Pool      $   7,500        $      138
       10/19/1999     7.0% FNMA Pool          5,000                60
       11/30/1999     7.0% FNMA Pool          5,000                58
       02/01/2000     7.0% FNMA Pool          5,000               (46)
       03/02/2000     7.5% FNMA Pool          5,000               (20)
       03/16/2000     7.5% FNMA Pool          5,000               (12)
                                         -----------      -----------
          Total                           $  32,500        $      178
                                         ===========      ===========


     As of March 31, 2000, Harris Financial had entered into three callable interest rate swaps totaling $41.0 million. The callable interest rate swaps are matched to callable certificates of deposits. The fixed interest rate received by Harris Financial as a result of the swap is passed on to the holder of the certificate of deposit. Each callable interest rate swap has the same call date as the callable certificate of deposit to which it is matched. The first callable interest rate swap was entered into on November 16, 1999. This interest rate swap is matched to a callable certificate of deposit with a 10-year final maturity and callable after one year. The second callable interest rate swap was entered into December 6, 1999. This interest rate swap is matched to a callable certificate of deposit with a seven year final maturity and callable after one year. The third callable interest rate swap was entered into on February 8, 2000. The interest rate swap is matched to a callable certificate of deposit with a three and a half year final maturity and callable after one year. For the first two interest rate swaps, Harris Financial pays a rate of three month LIBOR less 9 basis points. For the third interest rate swap, Harris Financial pays a rate of three month LIBOR less 8 basis points.
For the November 16, 1999 interest rate swap, Harris Financial receives an interest rate of 7.35%, creating an effective borrowing rate of 6.00% as of March 31, 2000. For the December 6, 1999 interest rate swap, Harris Financial receives an interest rate of 7.00%, creating an effective borrowing rate of 6.03% as of March 31, 2000. For the February 8, 2000 interest rate swap, Harris Financial receives an interest rate of 7.00%, creating an effective borrowing rate of 6.01% as of March 31, 2000.

     The notional amount of the contracts and the fair value of the callable interest rate swaps as of March 31, 2000, are shown in the following table:

Callable Interest Rate Swaps (Dollars in thousands)

                                                                Fair Value
            Contract          Maturity          Notional          as of
              Date              Date             Amount       March 31, 2000
          -----------       ------------        ---------     ---------------
           11/16/1999        11/16/2009         $  12,500     $          (130)
           12/06/1999        12/06/2006            13,500                (167)
           02/08/2000        08/08/2003            15,000                (262)
                                                ---------     ---------------
              Total                             $  41,000     $          (559)
                                                =========     ===============

Liquidity and Capital Resources

     Harris Financial is required to maintain minimum levels of liquid assets as defined by regulatory authorities. This requirement, which varies from time to time depending upon economic conditions and deposit flows, is based upon a percentage of deposits and short-term borrowings. Harris Financial historically has maintained a level of liquid assets in excess of regulatory requirements. Harris Financial adjusts its liquidity levels in order to meet funding needs for deposit outflows, payment of real estate taxes from escrowed funds, when applicable, and loan commitments. Harris Financial also adjusts liquidity as appropriate to meet its asset/liability objectives.

     Harris Financial's primary sources of funds are deposits, amortization and prepayment of loans and mortgage-backed securities, Federal Home Loan Bank advances, maturities of investment securities and other short-term investments, and funds provided from operations. While scheduled loan and mortgage-backed securities repayments are a relatively predictable source of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. Harris Financial manages the pricing of its deposits to maintain a steady deposit balance. In addition, Harris Financial invests excess funds in federal funds and other short-term interest-earning assets and other assets which provides liquidity to meet lending requirements.

     Deposits and borrowings are Harris Financial's primary source of externally generated funds. The level of deposit inflows during any given period is heavily influenced by factors outside of management's control, such as the general level of short- and long-term interest rates in the economy, as well as higher alternative yields that investors may obtain on competing investment instruments such as money market mutual funds. As noted previously, Harris Financial places substantial reliance on wholesale funding sources to support its investment leveraging strategy and, to a lesser extent, to supplement funding from local market deposits. Harris Financial primarily relies upon advances from the Federal Home Loan Bank of Pittsburgh and, to a lesser extent, repurchase agreements with private corporations and brokered deposits. At March 31, 2000, Harris Financial had $1.123 billion of borrowings, including $915.0 million of Federal Home Loan Bank borrowings. Harris Financial's maximum borrowing capacity with the Federal Home Loan Bank totaled $1.009 billion at March 31, 2000. Harris Financial has the ability to generate substantial additional funding, if required, through the use of additional repurchase agreements and brokered deposits, through investment collateral restructuring, and through the raising of out-of-market deposit funds.

     In recent years, Harris Financial has maintained substantial excess liquidity which, in this case, refers to the ability of Harris Financial to generate an amount of cash over and above its current commitments without taking any action that would diminish earnings or capital. Harris Financial anticipates that it will have sufficient funds available from normal operations to meet its current commitments. At March 31, 2000, Harris Financial had commitments to originate loans, including funds available on construction loans, of $62.6 million, and no commitments to purchase marketable securities. As of March 31, 2000, Harris Financial was also obligated to pay $5.4 million under its lease agreements for branch and administrative facilities. Certificates of deposits that are scheduled to mature in one year or less as of March 31, 2000, totaled $526.6 million, including $45.8 million of brokered certificates. Based upon historical experience, management estimates that a significant portion of its retail certificates of deposit will remain with Harris Financial. Harris Savings Bank is required to maintain a certain level of liquid assets, as determined by management and reviewed for adequacy by the FDIC during their regular examination. The FDIC, however, does not prescribe by regulation a minimum amount or percentage of liquid assets. The FDIC allows any marketable security whose sale would not impair the capital adequacy to be eligible for liquidity.

Impact of Inflation and Changing Prices

     The Consolidated Financial Statements of Harris Financial and Notes thereto, presented elsewhere herein, have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of Harris Financial's operations. Unlike most industrial companies, nearly all the assets and liabilities of Harris Financial are monetary. As a result, interest rates have a greater impact on Harris Financial's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

Effect of New Accounting Standards

     Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, establishes the standards for the reporting and display of comprehensive income in the financial statements. Comprehensive income represents net earnings and certain amounts reported directly in stockholders' equity, such as the net unrealized gain or loss on available-for-sale securities. Harris Financial adopted Statement of Financial Accounting Standards No. 130 on June 30, 1998.

     Statement of Financial Accounting Standards No. 131, Disclosure about Segments of an Enterprise and Related Information, establishes disclosure requirements for segment operations. Harris Financial adopted Statement of Financial Accounting Standards No. 131 on July 1, 1998.

     Statement of Financial Accounting Standards No. 132, Employers' Disclosures about Pensions and other Postretirement Benefits, revises the disclosure requirements for pension and other postretirement benefit plans. Harris Financial adopted Statement of Financial Accounting Standards No. 132 on July 1, 1998.

     During June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). The statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge criteria are met.
Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting treatment. SFAS 133 is effective for fiscal years beginning after June 15, 2000. A company may also implement the statement as of the beginning of any fiscal quarter after issuance. The statement cannot be applied retroactively. Management has not yet quantified the impact of adopting SFAS 133 on the financial statements and has not determined the timing of or method of adoption of the statement. However, the application of the statement could increase volatility in earnings and comprehensive income.

                       BUSINESS OF NEW HARRIS FINANCIAL

General

     New Harris Financial was formed in March 2000 to facilitate the conversion and merger and has no historical business activities or results of operations. New Harris Financial will be the successor to Harris Financial and York Financial after the conversion and merger. As a result, please refer to the Business of Harris Financial below and the Business of York Financial on pages ___ of this prospectus for a discussion of the business of New Harris Financial.

             BUSINESS OF HARRIS FINANCIAL AND HARRIS SAVINGS BANK

     Harris Financial conducts its business activities through its wholly-owned subsidiary, Harris Savings Bank. As a result, reference to Harris Financial in the following discussion generally refers to Harris Financial and Harris Savings Bank. Harris Savings Bank was formed in 1886. It presently operates 37 full service offices, an operations center, a business center, a support center, five loan production offices, a mortgage lending office and a business banking office. Harris Savings Bank's primary business is attracting deposits from the general public and investing such deposits in residential and commercial real estate loans, commercial business loans, consumer loans and investment securities. Harris Savings Bank primarily serves individuals and business customers in the five central Pennsylvania counties of Dauphin, Cumberland, York, Lancaster and Lebanon, and in the northern Maryland county of Washington. Harris Savings Bank offers residential mortgage loans in Pennsylvania and Maryland, and consumer loans throughout most of the eastern United States.

Market Area

     Harris Financial was the third largest Pennsylvania thrift holding company, based on assets as of March 31, 2000. Following the offering and the merger, New Harris Financial will be the second largest Pennsylvania thrift holding company. Harris Financial is headquartered and maintains its largest market presence in the Harrisburg metropolitan area. It also serves the south-central region of the state with 23 branch offices of Harris Savings Bank. Harris Financial maintains four additional branch offices in the Hagerstown, Maryland metropolitan area. Through the branch network of Harris Savings Bank, Harris Financial serves five counties, while several loan production offices serve three additional counties in southern and southeastern Pennsylvania. This network of branches provides access to a population base that exceeds 1.5 million persons, and includes both metropolitan areas and more rural sections of the state.

     York Financial is the fifth largest Pennsylvania thrift holding company, based on assets as of March 31, 2000, with 25 branch offices. York Financial is headquartered in the city of York, which is centrally located in York County. York Financial's largest market presence is York County, followed by Cumberland County which is north of York County. York Financial operates 23 branch offices through York Federal in four counties in south-central Pennsylvania, along with two branches in Harford County, Maryland, located in the northeastern section of Maryland.

     The primary market area includes a mixture of rural, suburban and urban markets, with the Harrisburg Metropolitan Statistical Area being the most populous and more urban of the markets served by Harris Savings and York Federal branches. Given the wide ranging presence of the branch network, the market area of Harris Financial and York Financial has a fairly diversified economy, with services, wholesale/retail trade, manufacturing, and state and local government constituting the basis of the economy.

Competition

     Harris Financial faces intense competition for deposits and loans in its primary market area. Harris Financial's most direct competition for deposits historically has come from commercial and savings banks operating in its primary market area, credit unions, and, to a lesser but increasing extent, from other financial services companies, such as brokerage firms and insurance companies. While these entities continue to provide a source of competition for deposits, Harris Financial increasingly faces significant competition for deposits from the mutual fund industry as the public continues to invest relatively more savings in securities than in insured deposits. Harris Financial also faces significant competition for investors' funds from short-term money market securities, corporate securities and government securities.

     Harris Financial faces significant competition for loans from savings banks and commercial banks in its market area, and from other financial service providers, such as mortgage companies and mortgage brokers. Competition is likely to increase as a result of the recent enactment of the Financial Services Modernization Act of 1999, which eases restrictions on entry into the financial services market by insurance companies and securities firms. Moreover, to the extent that these changes permit banks, securities firms and insurance companies to affiliate, the financial services industry could experience further consolidation. This could result in a growing number of larger financial institutions competing in Harris Financial's primary market area that offer a wider variety of financial services than Harris Financial currently offers. Competition for deposits, for the origination of loans and the provision of other financial services may limit Harris Financial's growth and adversely impact its profitability in the future.

Analysis of Loan Portfolio

     The following table sets forth selected data relating to the composition of Harris Financial's loan portfolio, by type of loan on the dates indicated.

                                       At
                                                   --------------------------------------------------------------
                                       March 31, 2000             1999                 1998                  1997
                                    --------------------  --------------------  --------------------  ------------------

                                      Amount    Percent     Amount    Percent     Amount    Percent    Amount   Percent
                                    ----------  --------  ----------  --------  ----------  --------  --------  --------
                                                                                     (Dollars in Thousands)
Residential mortgage loans:
 One- to four-family........        $  537,225    40.88%  $  533,605    42.06%  $  566,438    53.65%  $539,248    60.34%
 Construction...............            19,383     1.47       23,270     1.83       29,032     2.76     35,209     3.94
 Other......................                --     0.00           20     0.00        6,962     0.66      1,605     0.19
                                    ----------   ------   ----------   ------   ----------   ------   --------   ------
  Total residential mortgage
   loans....................           556,608    42.35      556,895    43.89      602,432    57.07    576,062    64.47
                                    ----------   ------   ----------   ------   ----------   ------   --------   ------

Business Banking:
 Commercial real estate
  loans.....................           133,630    10.17      105,791     8.34       67,138     6.36     20,948     2.34
 Commercial business loans..           139,890    10.64      139,384    10.99       82,525     7.82     27,743     3.11
 Construction and site
    development loans.......             8,740     0.67        5,517     0.43        1,943     0.18      5,278     0.59
 Income-producing real
  estate loans..............            95,365     7.26       96,631     7.62       51,980     4.92     27,285     3.05
                                    ----------   ------   ----------   ------   ----------   ------   --------   ------
 Total business banking
  loans.....................           377,625    28.74      347,323    27.38      203,585    19.28     81,255     9.09
                                    ----------   ------   ----------   ------   ----------   ------   --------   ------

Consumer and other loans:
 Manufactured housing.......            80,333     6.11       78,801     6.21       63,758     6.04     71,356     7.98
 Home equity and second
  mortgage..................           184,104    14.02      179,180    14.12      155,310    14.71    155,861    17.44
 Indirect automobile and
  other(1)..................           115,443     8.78      106,514     8.40       30,647     2.90      9,097     1.02
                                    ----------   ------   ----------   ------   ----------   ------   --------   ------
  Total consumer loans......           379,880    28.91      364,495    28.73      249,715    23.65    236,314    26.44
                                    ----------   ------   ----------   ------   ----------   ------   --------   ------
  Loans receivable, gross...         1,314,113   100.00    1,268,713   100.00    1,055,732   100.00    893,631   100.00
                                    ----------   ======   ----------   ======   ----------   ======   --------   ======

Plus:
 Dealer reserves(2).........            21,165                20,698                13,996              14,504

Less:
 Unearned premiums..........               274                   296                   471                 855
 Net deferred loans
  origination fees..........             9,327                 9,259                 8,527               8,182
 Allowance for loan losses..            12,032                11,873                 9,088               8,192
                                        ------                ------                ------              ------

  Loans receivable, net.....        $1,313,645            $1,267,983            $1,051,642            $890,906
                                    ==========            ==========            ==========            ========

Residential mortgage loans:
 ARM........................        $   58,444    10.50   $   58,474    10.50   $   65,725    10.91   $ 90,615    15.73
 Fixed-rate.................           498,164    89.50      498,421    89.50      536,707    89.09    485,447    84.27
                                    ----------   ------   ----------   ------   ----------   ------   --------   ------
  Total mortgage loans......        $  556,608   100.00%  $  556,895   100.00%  $  602,432   100.00%  $576,062   100.00%
                                    ==========   ======   ==========   ======   ==========   ======   ========   ======

                                          -----------------------------------------------
                                                  1996                      1995
                                          ---------------------    ----------------------
                                            Amount     Percent       Amount      Percent
                                          ---------   ---------    -----------  ---------
Residential mortgage loans:
 One- to four-family........               $514,694      62.31%      $472,998     71.54%
 Construction...............                 25,647       3.11         23,415      3.54
 Other......................                 21,777       2.63         23,015      3.48
                                           --------     ------       --------    ------
  Total residential mortgage
   loans....................               $562,118      68.05        519,428     78.56
                                           --------     ------       --------    ------

Business Banking:
 Commercial real estate
  loans.....................                 17,636       2.13          2,240      0.34
 Commercial business loans..                     --       0.00             --      0.00
 Construction and site
    development loans.......                     --       0.00             --      0.00
 Income-producing real
  estate loans..............                 21,299       2.58         27,171      4.11
                                           --------     ------       --------    ------
 Total business banking
  loans.....................                 38,935       4.71         29,411      4.45
                                           --------     ------       --------    ------

Consumer and other loans:
 Manufactured housing.......                 65,794       7.97         20,991      3.18
 Home equity and second
  mortgage..................                153,464      18.58         83,031     12.56
 Indirect automobile and
  other(1)..................                  5,672       0.69          8,289      1.25
                                           --------     ------       --------    ------
  Total consumer loans......                224,930      27.24        112,311     16.99
                                           --------     ------       --------    ------
  Loans receivable, gross...                825,983     100.00        661,150    100.00
                                           --------     ======       --------    ======

Plus:
 Dealer reserves(2).........                 13,880                     4,308

Less:
 Unearned premiums..........                   (327)                     (220)
 Net deferred loans
  origination fees..........                  7,952                     7,959
 Allowance for loan losses..                  8,322                     6,114
                                             ------                    ------

  Loans receivable, net.....               $823,916                  $651,605
                                           ========                  ========

Residential mortgage loans:                $133,544      22.89       $114,185     20.89
 ARM........................                449,873      77.11        432,414     79.11
 Fixed-rate.................
                                           $583,417     100.00%      $546,599    100.00%
  Total mortgage loans......               ========     ======       ========    ======

__________________________
(1)  Includes credit card loans, education loans and unsecured personal loans.

(2) Represents reserves established for indirect auto and manufactured housing loan portfolios.

Loan Maturity Schedule

     The following table sets forth information as of March 31, 2000, regarding the dollar amount of loans in Harris Financial's portfolio based on their contractual terms to maturity. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less. Adjustable and floating rate loans are included in the period in which interest rates are next scheduled to adjust rather than in which they mature, and fixed rate loans and mortgage-backed securities are included in the period in which the final contractual repayment is due.

                                                             Over             Over           Over            Over
                                                              One              Two           Three           Five
                                              Within        Through          Through        Through        Through
                                              One Year      Two Years       Three Years    Five Years     10 Years
                                              --------      ---------       -----------    ----------     --------
                                                                                               (In Thousands)
Fixed-Rate Loans
----------------
Residential mortgage loans:
 One- to four-family......................   $  4,233          $ 1,841        $ 3,204     $ 11,936          $ 41,001
 Construction.............................      1,101               --             --           --               102
                                             --------          -------        -------     --------          --------
   Total residential mortgage loans.......      5,334            1,841          3,204       11,936            41,103

Commercial loans:
 Commercial real estate loans.............      1,467               75          4,851       10,386             2,069
 Commercial business loans................     17,757            2,905          3,813       15,799             8,781
 Construction and site development loans..        303              299            297        1,167                --
 Income-producing real estate loans.......      3,136               39            322       15,281             5,158
                                             --------          -------        -------     --------          --------
   Total commercial loans.................     22,663            3,318          9,283       42,633            16,008

Consumer and other loans:
 Home equity and second mortgage..........        677            2,396          5,313       23,854            46,139
 Other....................................      3,129            1,739          5,737       80,406            27,146
                                             --------          -------        -------     --------          --------
   Total consumer and other loans.........      3,806            4,135         11,050      104,260            73,285
                                             --------          -------        -------     --------          --------
      Total fixed-rate loans..............     31,803            9,294         23,537      158,829           130,396

Adjustable-Rate Loans
----------------------
Residential mortgage loans:
 One- to four-family......................     31,921            5,304          8,123       12,298               798
 Construction.............................         --               --             --           --                --
                                             --------          -------        -------     --------          --------
   Total residential mortgage loans.......     31,921            5,304          8,123       12,298               798

Commercial loans:
 Commercial real estate loans.............     37,962            3,129          9,105       48,792            15,121
 Commercial business loans................     57,049            8,116            111        5,929             6,836
 Construction and site development loans..      6,674               --             --           --                --
 Income-producing real estate loans.......     21,788            4,831         12,677       25,951             6,183
                                             --------          -------        -------     --------          --------
   Total commercial loans.................    123,473           16,076         21,893       80,672            28,140

Consumer and other loans:
 Home equity and second mortgage..........     41,762               --             --           --                --
 Other....................................        131               --             --           --                --
                                             --------          -------        -------     --------          --------
   Total consumer and other loans.........     41,893               --             --           --                --
                                             --------          -------        -------     --------          --------
      Total adjustable-rate loans.........    197,287           21,380         30,016       92,970            28,938
                                             --------          -------        -------     --------          --------

Loans receivable, gross...................   $229,090          $30,674        $53,553     $251,799          $159,334
                                             ========          =======        =======     ========          ========

                                                            Over
                                                             10          Total
                                                          Through        After
                                                          15 Years      15 Years         Total
                                                        ------------  ------------   ------------
Fixed-Rate Loans
----------------
Residential mortgage loans:
 One- to four-family......................                 $ 94,206     $322,360     $  478,781
 Construction.............................                    2,027       16,153         19,383
                                                           --------     --------     ----------
   Total residential mortgage loans.......                   96,233      338,513        498,164

Commercial loans:
 Commercial real estate loans.............                       --          673         19,521
 Commercial business loans................                   12,793           --         61,848
 Construction and site development loans..                       --           --          2,066
 Income-producing real estate loans.......                       --           --         23,936
                                                           --------     --------     ----------
   Total commercial loans.................                   12,793          673        107,371

Consumer and other loans:
 Home equity and second mortgage..........                   60,523        3,441        142,343
 Other....................................                   13,558       63,929        195,644
                                                           --------     --------     ----------
   Total consumer and other loans.........                   74,081       67,370        337,987
                                                           --------     --------     ----------
      Total fixed-rate loans..............                  183,107      406,556        943,522

Adjustable-Rate Loans
----------------------
Residential mortgage loans:
 One- to four-family......................                       --           --         58,444
 Construction.............................                       --           --             --
                                                           --------     --------     ----------
   Total residential mortgage loans.......                       --           --         58,444

Commercial loans:
 Commercial real estate loans.............                       --           --        114,109
 Commercial business loans................                       --           --         78,041
 Construction and site development loans..                       --           --          6,674
 Income-producing real estate loans.......                       --           --         71,430
                                                           --------     --------     ----------
   Total commercial loans.................                       --           --        270,254

Consumer and other loans:
 Home equity and second mortgage..........                       --           --         41,762
 Other....................................                       --           --            131
                                                           --------     --------     ----------
   Total consumer and other loans.........                       --           --         41,893
                                                           --------     --------     ----------
      Total adjustable-rate loans.........                    9,183           --        370,591
                                                           --------     --------     ----------

Loans receivable, gross...................                 $183,107     $406,556     $1,314,113
                                                           ========     ========     ==========

     The following table sets forth the dollar amount of all loans maturing or repricing after March 31, 2000 which have predetermined interest rates and have floating or adjustable interest rates.


                                                       Floating or
                                      Predetermined    Adjustable
                                          Rates           Rates         Total
                                      -------------    -----------     -------
                                                      (In Thousands)

Mortgage loans....................    $   498,164       $  58,444     $  556,608
Commercial loans..................        107,371         270,254        377,625
Consumer and other loans..........        337,987          41,893        379,880
                                      -----------       ---------     ----------
  Total...........................    $   943,522       $ 370,591     $1,314,113
                                      ============      =========     ==========

Residential Mortgage Lending

     Mortgage lending traditionally has been Harris Financial's primary business. In recent years, Harris Financial has increased its emphasis on its business banking, and decreased its reliance on traditional one- to four-family residential real estate lending. Although the total amount of one- to four-family residential real estate loans has remained relatively stable over the last five years, such loans have decreased to 42.4% of total loans at March 31, 2000 from 78.6% of total loans at December 31, 1995, due primarily to the growth of Harris Financial's business loan portfolio.

     One- to Four-Family Real Estate Loans. Historically, Harris Financial's primary lending activity was the origination of loans secured by one- to four-family residential real estate located in its primary market area. At March 31, 2000, $537.2 million, or 40.9%, of Harris Financial's net loans consisted of one-to four- family mortgage loans. Of the one- to four-family loans outstanding at that date, 88.6% were fixed-rate mortgage loans with an average yield of 7.0%, and 11.4% were adjustable-rate loans with an average yield of 7.77%. More recently, Harris Financial has sold into the secondary mortgage market a substantial portion of the conforming one- to four-family residential real estate loans that it originates. For the three months ended March 31, 2000 and the year ended December 31, 1999, Harris Financial sold 58.1% and 33.7%, respectively, of its one- to four-family mortgage loan originations.

     Harris Financial originates fixed-rate fully amortizing loans with maturities generally ranging between 10 and 30 years, and adjustable-rate mortgage loans with an interest rate based on the one year Constant Maturity Treasury Bill index. Management establishes interest rates charged on loans based on market conditions. Harris Financial offers mortgage loans that conform to Fannie Mae and Freddie Mac guidelines, as well as jumbo loans, which presently are loans in amounts over $252,700. Most one- to four-family loans recently sold by Harris Financial have been sold on a non-recourse basis with the servicing rights released.

     Harris Financial also currently offers adjustable-rate mortgage loans with terms of up to 30 years, with an interest rate based on the one year Constant Maturity Treasury Bill index, which adjust annually from the outset of the loan or which adjust annually after a three or five year initial fixed period. Interest rate adjustments on such loans are typically limited to no more than 2% during any adjustment period and 6% over the life of the loan. Adjustable-rate loans may possess a conversion option whereby the borrower may convert the loan to a fixed interest rate after a predetermined period of time, generally between the 13th and 60th months of the loan term. Harris Financial currently retains in portfolio most of its adjustable-rate mortgage loan originations. Those adjustable-rate loans that are sold are sold on a servicing released basis.

     Adjustable-rate mortgage loans held in Harris Financial's portfolio help reduce Harris Financial's exposure to changes in interest rates. There are, however, unquantifiable credit risks resulting from the potential of increased costs due to changed rates to be paid by borrowers. It is possible that during periods of rising interest rates, the risk of default on adjustable-rate mortgage loans may increase as a result of repricing and the increased payments required to be paid by borrowers. In addition, although adjustable-rate mortgage loans allow Harris Financial to increase the sensitivity of its asset base to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits. Because of these considerations, Harris Financial has no assurance that yields on adjustable-rate mortgage loans will be sufficient to offset increases in Harris Financial's cost of funds during periods of rising interest rates. Harris Financial believes these risks, which have not had a material adverse effect on Harris Financial to date, generally are lower than the risks associated with holding long-term fixed-rate loans in its portfolio in a rising interest rate environment.

     Harris Financial underwrites fixed- and adjustable-rate one- to four-family residential mortgage loans with loan-to-value ratios of up to 95%, provided that a borrower obtains private mortgage insurance on loans that exceed

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80% of the appraised value or sales price, whichever is less, of the secured property. Harris Financial also requires that title insurance, hazard insurance and, if appropriate, flood insurance be maintained on all properties securing real estate loans made by Harris Financial. A licensed appraiser appraises all properties securing one- to four-family first mortgage loans.

     In an effort to provide financing for low and moderate income buyers, Harris Financial offers Pennsylvania Housing Finance Agency mortgage loans to qualified individuals. These loans are offered with fixed-rates of interest and terms of up to 30 years, and must be secured by one- to four-family residential property that is occupied by the owner. All of these loans are originated using modified underwriting guidelines, based on rates and terms established by the Pennsylvania Housing Finance Agency. These loans are generally offered with a discounted interest rate (approximately 75 to 100 basis points). All Pennsylvania Housing Finance Agency loans are originated in amounts of up to 95% of the lower of the property's appraised value or the sale price. Private mortgage insurance is required on all such loans. All of these loans are sold on a servicing released basis to the Pennsylvania Housing Finance Agency immediately after loan closing.

     Construction Loans. Harris Financial originates construction loans to individuals to acquire lots and construct personal residences. At March 31, 2000, residential construction loans amounted to $19.4 million, or 1.5% of Harris Financial's total loans. At March 31, 2000, the unadvanced portion of construction loans totaled $24.8 million.

     Harris Financial's residential construction loans generally provide for the payment of interest only during the construction phase, which is usually six months. At the end of the construction phase, the loan converts to a permanent mortgage loan. In most cases, Harris Financial buys a hedge for the six month construction period and then sells into the secondary market the permanent mortgage loan into which the construction loan converts. The cost of the hedge is usually passed through to the borrower in the form of a fee or higher interest rate.

     Construction loans can be made with a maximum loan to value ratio of 95%, provided that the borrower obtains private mortgage insurance on the loan if the loan balance exceeds 80% of the appraised value or sales price, whichever is less, of the secured property. At March 31, 2000, the largest outstanding residential construction loan commitment was for $700,000, of which $254,000 was outstanding. This loan was performing according to its terms at March 31, 2000.

     Before making a commitment to fund a residential construction loan, Harris Financial requires an appraisal of the property by an independent licensed appraiser. Harris Financial also reviews and inspects each property before disbursement of funds during the term of the construction loan. Loan proceeds are disbursed after inspection based on the percentage of completion method.

     Construction financing is generally considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the property's value at completion of construction compared to the estimated cost (including interest) of construction and other assumptions. Additionally, if the estimate of value proves to be inaccurate, Harris Financial may be confronted with a project, when completed, having a value less than the loan amount.

Business Banking

     Harris Financial created its Business Banking Group in 1996 to offer commercial financial products and services to businesses in its primary market area. The Business Banking group originates commercial real estate loans, commercial business loans, construction and site development loans and loans on income-producing real estate. At March 31, 2000, Harris Financial's commercial loan portfolio consisted of $133.6 million in commercial real estate loans, $139.9 million in commercial business loans, $8.7 million in construction and site development loans and $95.4 million in income-producing real estate loans. In addition, at such date, Harris Financial had $143.0 million of unadvanced commercial lines of credit.

     Commercial Real Estate Loans. Harris Financial's commercial real estate loans are generally secured by owner-occupied properties used for business purposes such as small office buildings, industrial facilities or retail facilities primarily located in Harris Financial's primary market area. Although there may be occasional exceptions to the loan policy, commercial real estate underwriting policies provide that such real estate loans may be made in amounts of up to 80% of the lower of cost or appraised value of the property provided such loans comply with Harris Financial's current in house loans-to-one borrower limit. Harris Financial's commercial real estate loans may be made with terms of up to ten years, amortization not to exceed 20 years, and with three to five year fixed interest rates or variable interest rates tied to market indices. In evaluating a commercial real estate loan application, Harris

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Financial considers the net operating income of the borrower's business, the borrower's expertise, credit history and profitability and the value of the underlying property. In addition, with respect to commercial real estate rental properties, Harris Financial will also consider the term of the lease and the quality of the tenants. Harris Financial has generally required that the properties securing these real estate loans have debt service coverage ratios (the ratio of cash flow before debt service to debt service) of at least 1.20x. Environmental surveys are generally required for commercial real estate loans. Generally, commercial real estate loans made to corporations, partnerships and other business entities require personal guarantees by principals of the borrower. At March 31, 2000, Harris Financial's largest commercial real estate loan had a carrying value of $13.4 million, was secured by a first mortgage lien, and was performing according to its original terms.

     Commercial real estate loans are generally considered to involve more risk than one- to four-family residential real estate loans. Loans secured by commercial real estate properties generally involve larger principal amounts. Because payments on loans secured by commercial real estate properties often depend on the successful operation or management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy. Moreover, unlike one- to four-family residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment or other income, and which are secured by real property with a more easily ascertainable value, commercial real estate loans typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial real estate loans may depend substantially on the success of the business itself.

     Commercial Business Loans. Harris Financial makes commercial business loans primarily in its market area to a variety of professionals, sole proprietorships and small- to medium-size businesses. At March 31, 2000, Harris Financial's portfolio of commercial business loans totaled $139.9 million, or 10.6% of Harris Financial's total loans. Harris Financial offers a variety of commercial lending products, including term loans for fixed assets and working capital, revolving lines of credit, letters of credit, and Small Business Administration guaranteed loans. Generally, the maximum amount of a commercial business loan is limited by Harris Financial's loans-to-one-borrower limit. Term loans are generally offered with initial fixed rates of interest for the first three to five years and with terms of up to ten years. Business lines of credit have floating rates of interest and are payable on demand, subject to annual review and renewal. Business loans with variable rates of interest adjust on a daily basis and are generally indexed to Harris Financial's prime rate. When making commercial business loans, Harris Financial considers the financial statements of the borrower, Harris Financial's lending history with the borrower, the debt service capabilities of the borrower, the projected cash flows of the business and the value of the collateral. Commercial business loans are generally secured by a variety of collateral, primarily accounts receivable, inventory and equipment, and are supported by personal guarantees. However, Harris Financial also makes unsecured commercial loans available to business clients with strong credit and who are well-known to Harris Financial. Unsecured commercial loans are generally limited to short-term single payment loans or lines of credit used to provide general corporate liquidity or to provide for seasonal liquidity needs. These loans generally are offered at floating rates of interest and are payable on demand or at a stated short-term maturity. At March 31, 2000, Harris Financial's largest commercial business loan was an $11.0 million unsecured line of credit, which was performing according to its original terms.

     Commercial business loans also generally are considered to involve more risk than one- to four-family residential real estate loans. Because commercial business loans often depend on the successful operation or management of the business, repayment of such loans may be affected by adverse conditions in the economy. Moreover, unlike one- to four-family residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial business loans typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial loans may depend substantially on the success of the business itself. Any collateral securing commercial business loans may depreciate over time, may be difficult to appraise and to liquidate, and may fluctuate in value. Further, to the extent the commercial business loan is unsecured, Harris Financial will depend exclusively on the cash flow of the business itself for repayment.

     Construction and Site Development Loans. Harris Financial also originates construction and site development loans to developers and builders primarily to finance the construction of single-family homes and subdivisions, the construction of commercial development projects, and site development projects. At March 31, 2000, such loans totaled $8.7 million, or 0.7% of Harris Financial's total loans. Loans to finance the construction of single-family homes and subdivisions are generally offered to experienced builders with whom Harris Financial has an established relationship. Residential development loans are typically offered with terms of up to 36 months. The maximum loan-to-value limit applicable to these loans is 80% of the appraised post-construction value. Construction loan proceeds are disbursed periodically in increments as construction progresses and as inspection by Harris

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Financial's approved appraisers warrants. At March 31, 2000, Harris Financial's largest construction and site development loan totaled $5.0 million and was secured by a first mortgage lien. This loan was performing according to its original terms at March 31, 2000.

     Harris Financial also makes construction loans for commercial development projects. The projects include multi-family, apartment, industrial, retail and office buildings. These loans generally have an interest-only phase during construction, and convert to permanent financing when construction is completed. Disbursement of funds is at the sole discretion of Harris Financial and is based on the progress of construction. The maximum loan-to-value limit applicable to these loans is 75% of the appraised post-construction value.

     Harris Financial also originates land loans to local contractors and developers for the purpose of improving the property, or for the purpose of holding or developing the land for sale. Such loans are secured by a lien on the property, are limited to 70% of the lower of the acquisition price or the appraised value of the land, and have a term of up to two years with a floating interest rate based on Harris Financial's internal base rate. Harris Financial's land loans are generally secured by property in its primary market area. Harris Financial requires title insurance and, if applicable, a hazardous waste survey reporting that the land is free of hazardous or toxic waste.

     Construction and site development financing is generally considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the property's value at completion of construction compared to the estimated cost (including interest) of construction and other assumptions. If the estimate of construction cost proves to be inaccurate, Harris Financial may be required to advance funds beyond the amount originally committed in order to protect the value of the property. Additionally, if the estimate of value proves to be inaccurate, Harris Financial may be confronted with a project, when completed, having a value that is insufficient to assure full repayment.

     Income-Producing Real Estate Loans. At March 31, 2000, income-producing real estate loans totaled $95.4 million, or 7.3% of Harris Financial's total loan portfolio. Harris Financial's income-producing real estate loans are construction or permanent mortgage loans secured by properties such as office buildings and multi-family buildings located in Harris Financial's primary market area. Typically, the borrower will occupy 50% or less of the property securing the loan. Although there may be occasional exceptions to this loan policy, income-producing real estate underwriting policies provide that such loans may be made in amounts up to 80% of the lower of cost or appraised value of the property provided such loans comply with Harris Financial's current loans-to-one-borrower limit. Income-producing real estate loans may be made with terms of up to ten years, with amortization not to exceed 20 years. Interest rates may be fixed for up to five years, or may be adjustable tied to market indices. When making a decision on a income-producing real estate loans, Harris Financial verifies historic income and expense information and, when possible, reviews copies of all current leases on the property. In addition, the terms of leases, creditworthiness of tenants and turn-over of tenants is considered. The term of the lease(s) is intended to correspond to the term of the loan request. A detailed cash flow analysis on the property is performed to ascertain how well the income from the property will support the loan. Harris Financial considers a debt coverage ratio of 1.2x to 1.3x standard for most loan requests. Environmental surveys are generally required for income-producing real estate loans.

     Income-producing real estate loans involve more risk than standard commercial real estate loans. Repayment of income-producing real estate loans largely depends upon the rental income. The loss of a large tenant or default by a tenant or tenants can have a significant impact on the cash flow of the borrower.

Consumer and Other Loans

     Harris Financial offers a variety of consumer and other loans, including loans secured by manufactured housing, home equity and second mortgage loans that are secured by owner-occupied one- to four-family residences, indirect home improvement loans, indirect automobile loans and other loans. At March 31, 2000, Harris Financial's total consumer and other loans totaled $379.9 million, or 28.9% of the total loan portfolio.

     Home Equity and Second Mortgage Loans. At March 31, 2000, home equity and second mortgage loans totaled $184.1 million, or 14.0% of Harris Financial's total loans. Of this amount, $133.2 million were fixed-term installment loans, $39.0 million were home equity lines of credit, and $11.9 million were indirect home improvement loans. Additionally, at March 31, 2000, the unadvanced amounts of home equity lines of credit totaled $59.1 million. The underwriting standards employed by Harris Financial for home equity and second mortgage loans include a determination of the applicant's credit history, an assessment of the applicant's ability to meet existing obligations and payments on the proposed loan and the value of the collateral securing the loan. Home equity lines of credit have adjustable rates of interest which are indexed to the prime rate as reported in The Wall Street Journal.

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Interest rates on home equity lines of credit may be adjusted to no more than
18%. Generally, the maximum loan-to-value ratio on home equity lines of credit, including the outstanding amount of any first mortgage loan, is 90%. A home equity line of credit may be drawn down by the borrower for a period of 10 years from the date of the loan agreement. During this period, the borrower has the option of paying, on a monthly basis, either principal and interest or only the interest. The borrower has to repay the amount outstanding under the line of credit at the end of a 20 year period. Harris Financial offers fixed- and adjustable-rate home equity and second mortgage loans with terms up to 20 years. The loan-to-value ratios of both fixed-rate and adjustable-rate home equity and second mortgage loans are generally limited to 90% of the appraised value of the real estate collateral.

     Indirect home improvement loans are installment sales contracts and installment loan agreements originated by home improvement contractors and assigned to Harris Financial. These contractors are approved by Harris Financial based on a review assessing their financial condition, industry reputation and trade references. Indirect home improvement loans are either unsecured or secured by deeds of trust or mortgages, which generally are subordinate to other mortgages on the same residential properties. Harris Financial originates Federal Housing Authority Title I insured dealer loans and conventional non-insured home improvement loans. FHA Title I loans are originated in accordance with FHA regulations. Each indirect home improvement loan is acquired by Harris Financial only after a review in accordance with its established underwriting procedures. The underwriting procedures of Harris Financial are designed to provide a basis for assessing the borrower's ability and willingness to repay the loan. In conducting this assessment, Harris Financial considers the borrower's ratio of debt to income and evaluates the borrower's credit history through a review of a written credit report compiled by a recognized consumer credit reporting bureau. For FHA Title I insured loans, equity is not a determining factor in deciding whether a loan will be granted. In underwriting the loan, Harris Financial emphasizes prior credit history and ability to repay regardless of whether the loan is secured or unsecured. The borrower's equity in the collateral is of secondary importance in Harris Financial's analysis. Generally, the value of the related mortgaged property is determined by Harris Financial based on the purchase price and value of such mortgaged property as represented by the borrower if the loan is originated within two years of such purchase or, if the loan is originated after two years of such purchase, based on such purchase price and value, recent tax assessments and other relevant factors. Generally, loans for amounts greater than $40,000 require appraisals performed by licensed appraisers to determine the value of the related mortgaged properties. Harris Financial's guidelines are intended only to provide a basis for lending decisions, and exceptions to such guidelines may, within certain limits, be made based upon the credit judgment of the lending officer. Harris Financial conducts quality audits to ensure compliance with its established policies and procedures.

     Prior to funding an indirect home improvement loan, Harris Financial requires the borrower to sign a certificate of completion that indicates that the project has been completed to the borrower's satisfaction. Harris Financial then contacts each borrower by phone in order to review the terms and conditions of the loan and to reconfirm that all work was completed according to the terms of the contractor's agreement with the borrower. Following receipt of the certificate of completion and telephone validation, Harris Financial funds the loan. Funds are disbursed to the related home improvement contractor by cashier's check. For certain large indirect home improvement loans, Harris Financial may offer staged funding in which portions of the contract amount are payable as the work is completed. Checks for staged funding are issued to both the contractor and the customer.

     Harris Financial offers borrowers the option to extend the contractual period between the funding date for an indirect home improvement loan and the first scheduled due date to 45, 60 or 90 days depending on the type of loan. Interest will accrue on the original principal balance of such indirect home improvement loan during the deferral period regardless of its length. The indirect home improvement loan will be considered current unless the borrower fails to make the first scheduled payment on its contractual due date. Scheduled payments will commence on the first contractual due date of the indirect home improvement loan and continue each month thereafter.

     Manufactured Housing Loans. At March 31, 2000, Harris Financial's portfolio of manufactured housing loans amounted to $80.3 million, or 6.1% of its total loans. Harris Financial originates manufactured housing loans through service companies that act as agent in brokering such loans. Each service company must be approved by Harris Financial after consideration of the service company's reputation, past experience, financial resources, and its ability to service loans throughout the geographic areas in which it originates such loans. Each service company is subject to an annual review by Harris Financial, including a review of annually updated financial statements and supporting documentation. At March 31, 2000, Harris Financial had in its portfolio manufactured housing loans originated by two service companies, but was doing origination business with one service company at that time.

     All manufactured housing loans are initially underwritten by the service company based on guidelines specified by Harris Financial. However, before the loan is closed, it is also separately underwritten by Harris Financial personnel. The loans are secured by the manufactured home for which the loan funds are advanced. Harris Financial will accept, as additional collateral, a perfected first lien against land that an applicant owns, free and clear of all liens, where the manufactured home will be located.

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     To underwrite its manufactured housing loans, Harris Financial reviews the applicant's written credit report and verifies all income and employment for the past two years. The maximum loan amount currently is $90,000. The unit must meet certain minimum standards for construction and safety, must be single-family residential and must be less than ten model years old.

     The minimum down payment is 5% in cash or trade, based on the sales price plus tax. If an applicant owns a tract of land free and clear, Harris Financial will accept a first lien position on the land in lieu of the down payment provided that 75% of the appraised value of the land is equal to or more than the 5% minimum down payment required. The maximum term for manufactured housing loans ranges from 180 months to 300 months, depending upon the amounts financed and the size of the unit.

     Each manufactured housing loan originated is acquired by Harris Financial at a premium to its net asset value. The premium paid to acquire the loan is capitalized and amortized as a yield adjustment over the term of the loan. One-third of the premium is advanced to the service company when a contract is purchased. The remaining two-thirds of the service fee is deposited into non-interest-bearing reserve accounts which are held on deposit at Harris Financial with restricted access. The amounts held in the reserve accounts are used for potential losses on a manufactured home loan and to recapture the unearned service fee due from the service company in the event of a payoff of a loan prior to its scheduled maturity. A service company's fee is fully-earned only when a loan reaches full maturity. At March 31, 2000, Harris Financial's deferred premium on manufactured housing loans totaled $17.1 million and amounts held in reserve accounts totaled $7.6 million.

     Indirect Auto and Other Consumer Loans. Harris Financial originates indirect auto loans through a network of auto dealers, and was actively doing business with approximately 47 dealers at March 31, 2000. Harris Financial has been in the indirect auto lending business since August 1998 and has increased its portfolio of indirect auto loans from $30.6 million at December 31, 1998 to $115.4 million at March 31, 2000 (net of unearned discount). No one dealership originated more than $11.8 million of the loan balances outstanding in Harris Financial's portfolio at March 31, 2000. In developing its network, Harris Financial has continued to focus on dealers in its primary market area. A consumer lending sales officer has been dedicated full time to serve dealers in order to expand on those relationships and to develop potential new dealer relationships. The growth of the dealer network has been achieved through an emphasis on quality service and the development of long term relationships with the owners and managers of the dealerships. Since the program began, no dealer has voluntarily ceased doing business with Harris Financial. Harris Financial does not currently engage in auto lease financing.

     Management believes that indirect auto lending has several advantages, including the following: (i) the dealer network creates numerous "loan centers" throughout Harris Financial's market area; (ii) Harris Financial can increase the network without increasing its operating expenses significantly; and (iii) the network develops a pool of customers to whom Harris Financial can cross-sell other products and services.

     Harris Financial makes indirect auto loans to purchase both new and used cars. The loans have terms up to six years for loans secured by new and used vehicles. As of March 31, 2000, approximately 35% of Harris Financial's indirect auto loans were secured by new cars and 65% were secured by used cars. Harris Financial originated $97.5 million and $16.9 million of indirect auto loans during 1999 and the first three months of 2000, respectively.

     To underwrite its indirect auto loans, Harris Financial reviews the credit history of applicants and determines appropriate debt to income and loan to value ratios. Harris Financial also believes that the quality of its indirect auto portfolio is positively affected by its efforts to build and maintain relationships with auto dealers who attract creditworthy customers. Harris Financial tries to identify such dealers based on Harris Financial's knowledge of car dealers in its market area.

     In connection with the origination of indirect auto loans, the interest rate charged to the borrower on the underlying loan is generally one to two percentage points higher than the "buy rate" or rate earned by Harris Financial. The difference between the two rates is referred to as the "spread." At loan inception, the dollar value of the spread over the contractual term of the loan is prepaid by Harris Financial to the auto dealer. Such prepaid amounts are generally subject to rebate to Harris Financial in the event the underlying loan is prepaid or goes into default resulting in a repossession. The risk of loss of amounts previously advanced to the dealer primarily depends upon loan performance but also depends upon the financial condition of the dealer. Consequently, the dealer's ability to refund any portion of the prepaid interest which is unearned is subject to economic conditions, generally, and the financial condition of the dealer. Since Harris Financial began indirect auto lending, it has not written off interest spread prepaid to dealers where the dealer failed to refund any portion of unearned prepaid interest. At March 31, 2000, Harris Financial's unearned pre-paid interest on indirect auto loans totaled $4.1 million.

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     Indirect auto lending entails greater risks than residential mortgage lending to owner occupants. Although Harris Financial has not experienced significant delinquencies in this portfolio to date, borrowers are more likely to default on an auto loan than on a residential mortgage loan secured by their primary residence. Moreover, automobiles depreciate rapidly and, in the event of a default, principal loss as a percent of the loan balance depends upon the mileage and condition of the vehicle at the time of repossession, over which Harris Financial has no control.

     Consumer loans entail greater risk than residential mortgage loans, particularly in the case of loans that are unsecured or secured by rapidly depreciating assets such as automobiles. In these cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections depend on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy.

     Loans to One Borrower. Harris Financial has an internal limitation on the amount of loans that it will extend to an individual borrower. In addition, banking regulations establish a maximum amount that may be loaned to an individual or related group of borrowers. At March 31, 2000, Harris Financial's internal limit on loans to a single borrower was $10.0 million, although exceptions are permitted subject to approval requirements set forth in the loan policy. Its statutory limit on loans to one borrower or related group of borrowers was $24.4 million. As of March 31, 2000, Harris Financial's five largest loans to a single borrower, including the borrower's related interests, were as follows:

     The largest lending relationship, including the borrower's related interests, was an approximately $20.0 million unsecured commitment and consisted of five separate short term notes. These loans were performing according to their original terms at March 31, 2000.

     The second largest lending relationship, including the borrower's related interests, was approximately $19.0 million and consisted of three separate loans with common guarantors. These loans are secured by income-producing real estate and were performing according to their original terms at March 31, 2000.

     The third largest lending relationship, including the borrower's related interests, was approximately $16.0 million and consisted of five different loans with common guarantors and ownership. These loans were secured by a combination of income-producing real estate and business assets and were performing according to their original terms at March 31, 2000.

     The fourth largest lending relationship, including the borrower's related interests, was approximately $12.0 million and consisted of one loan. This loan was secured by business assets and was performing according to its original terms at March 31, 2000.

     The fifth largest lending relationship, including the borrower's related interests, was approximately $9.0 million and consisted of one loan. This loan was secured by income-producing real estate and business assets and was performing according to its original terms at March 31, 2000.

     Loan Approval Procedures and Authority. Harris Financial's lending activities follow written, non-discriminatory, underwriting standards and loan origination procedures established by Harris Financial's board of directors and management. Harris Financial's policies and loan approval limits are established by management and are approved by the board of directors. The board of directors has designated certain individuals of Harris Financial and certain branch managers to consider and approve loans within their designated authority.

     All one- to four-family mortgage loans secured by the borrower's primary residence and all residential construction and second mortgage loans and home equity lines of credit may be approved by any two designated individuals.

     All commercial loans, including commercial real estate loans, multi-family loans, commercial construction and development loans and commercial business loans in amounts of up to $10.0 million may be approved by the two designated individuals, one of who must be Harris Financial's Chief Credit Officer. All commercial loans in excess of $10.0 million and up to $15.0 million require the approval of Harris Financial's loan committee and the Chief Executive Officer. All commercial loans in excess of $15.0 million require the approval of the executive committee of the board of directors or the full board of directors.

     Consumer loans, automobile loans and unsecured personal loans may be approved by either one or two designated individuals depending on the amount of the loan.

     Loan Originations, Purchases and Sales. Harris Financial's mortgage lending activities are conducted by its salaried and commissioned loan personnel. Currently, Harris Financial uses 12 loan originators who solicit and originate mortgage loans on behalf of Harris Financial. These loan originators accounted for all of the mortgage loans originated by Harris Financial in the first three months of 2000 and in 1999. Commercial loan originators are compensated by a commission, which currently is 50 basis points of the loan amount. All loans originated by the loan originators are underwritten in conformity with Harris Financial's loan underwriting policies and procedures. At March 31, 2000, Harris Financial serviced $223.5 million of loans for others. From time to time, Harris Financial will purchase loans or participation interests in loans, although only $22.7 million of loans have been purchased since December 31, 1995.

     The following table sets forth Harris Financial's gross loan originations, loans purchased and loans sold for the periods indicated.

                                            Three Months
                                                Ended
                                               March 31,                       Years Ended December 31,
                                          ------------------- ------------------------------------------------
                                              2000    1999      1999      1998      1997      1996      1995
                                          --------  --------  --------  --------  --------  --------  --------
                                                                       (In thousands)
Loans originated:
Residential mortgage loans:
 One- to four-family.................     $  8,400  $ 43,050  $114,000  $277,900   $128,900  $147,200  $ 69,000
 Construction........................       12,500    27,700   103,100   189,900    141,100   147,100    68,900
 Other...............................        1,000       750     6,100     8,900      6,100     6,000     2,800
                                          --------  --------  --------  --------   --------  --------  --------
  Total residential mortgage loans...     $ 21,900  $ 71,500  $223,200  $476,700   $276,100  $300,300  $140,700
                                          ========  ========  ========  ========   ========  ========  ========

Commercial loans:
 Commercial real estate loans........     $ 19,864  $ 17,000  $ 63,087  $ 46,005   $ 20,170  $    566  $     --
 Commercial business loans...........       13,903    32,500   105,024   102,810     13,762    18,403        --
 Construction and site
  development loans..................           --     2,800     7,155     2,863        989       482        --
 Income-producing real estate loans..       21,633     9,000    38,034    30,422     13,979     4,849        --
                                          --------  --------  --------  --------   --------  --------  --------
  Total commercial loans.............       55,400    61,300   213,300   182,100     48,900    24,300        --
                                          --------  --------  --------  --------   --------  --------  --------


Consumer and other loans:
 Manufactured housing................        3,400    10,900    26,300     5,400     11,900    37,700    13,300
 Home equity and second mortgage.....       13,400    14,700    94,900    68,000     46,900    73,200    42,800
 Indirect automobile and other.......       20,400    26,560   109,000    29,900      2,600       800       600
  Total consumer loans...............       37,200    51,160   230,200   103,300     61,400   111,700    56,700
                                          --------  --------  --------  --------   --------  --------  --------
  Total loans originated.............     $114,500  $183,960  $666,700  $762,100   $386,400  $436,300  $197,400
                                          ========  ========  ========  ========   ========  ========  ========

Loans purchased:
Residential mortgage loans:
 One- to four-family.................     $     --  $     --  $     --  $     --   $     --  $  8,500  $ 14,200
                                          --------  --------  --------  --------   --------  --------  --------

  Total loans purchased..............     $     --  $     --  $     --  $     --   $     --  $  8,500  $ 14,200
                                          ========  ========  ========  ========   ========  ========  ========

Loans sold:
Residential mortgage loans:
 One- to four-family.................     $ 12,700  $ 32,457  $199,400  $127,000   $ 81,500  $183,700  $ 18,300
 Construction........................           --        --        --        --         --        --        --
 Other...............................           --        --        --        --         --        --        --
                                          --------  --------  --------  --------   --------  --------  --------
  Total residential mortgage loans...       12,700    32,457   199,400   127,000     81,500   183,700    18,300
                                          --------  --------  --------  --------   --------  --------  --------

  Total loans sold...................     $ 12,700  $ 32,457  $199,400  $127,000   $ 81,500  $183,700  $ 18,300
                                          ========  ========  ========  ========   ========  ========  ========

     Loan Commitments. Harris Financial issues loan commitments to prospective borrowers conditioned on the occurrence of certain events. Commitments are made in writing on specified terms and conditions and are generally honored for up to 60 days from approval. At March 31, 2000, Harris Financial had loan commitments and unadvanced loans and lines of credit totaling $236.8 million.

     Loan Fees. In addition to interest earned on loans, Harris Financial receives income from fees derived from loan originations, loan modifications, late payments and for miscellaneous services related to its loans. Income from these activities varies from period to period depending upon the volume and type of loans made and competitive conditions. On loans originated by third-party originators, Harris Financial may pay a premium to compensate an originator for loans where the borrower is paying a higher rate on the loan.

     Harris Financial charges loan origination fees which are calculated as a percentage of the amount borrowed. As required by applicable accounting principles, loan origination fees, discount points and certain loan origination costs are deferred and recognized over the contractual remaining lives of the related loans on a level yield basis. At March 31, 2000, Harris Financial had approximately $9.6 million of net deferred loan fees. Harris Financial amortized $211,000 and $1.6 million of net deferred loan fees during the three months ended March 31, 2000 and the year ended December 31, 1999, respectively.

     Nonperforming Assets, Delinquencies and Impaired Loans. All loan payments on first mortgages are due on the first day of each month. When a borrower fails to make a required loan payment, Harris Financial attempts to cure the deficiency by contacting the borrower and seeking the payment. A late notice is mailed on the 16th day of the month. In most cases, deficiencies are cured promptly. If a delinquency continues beyond the 16th day of the month, the account is referred to an in-house collector. While Harris Financial generally prefers to work with borrowers to resolve problems, Harris Financial will institute foreclosure or other proceedings after the 90th day of a delinquency, as necessary, to minimize any potential loss.

     Management informs the board of directors monthly of the amount of loans delinquent more than 30 days and all foreclosed and repossessed property that Harris Financial owns. Harris Financial ceases accruing interest on mortgage loans when principal or interest payments are delinquent 90 days or more unless management determines the loan principal and interest to be fully secured and in the process of collection. Once the accrual of interest on a loan is discontinued, all interest previously accrued is reversed against current period interest income once management determines that interest is uncollectible.

     On January 1, 1995, Harris Financial adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118 "Accounting by Creditors for Impairment of a Loan--an amendment to SFAS No. 114." At March 31, 2000 and December 31, 1999 and 1998, Harris Financial had a $9.2 million, $9.5 million and $0, respectively, recorded investment in impaired loans, all of which had no specific allowances.

     Non-Performing Loans. The following table sets forth information regarding non-accrual loans, accruing loans delinquent 90 days or more, other non-performing assets and restructured loans at the dates indicated:

                                                     At
                                                  March 31,                   At December 31,
                                                            --------------------------------------------------
                                                    2000     1999         1998      1997      1996       1995
                                                  -------   -------     -------   -------   -------     ------
                                                                        (Dollars in Thousands)
Non-accrual mortgage loans......................  $ 9,909   $ 9,280     $ 5,762   $ 5,544   $ 4,827     $1,970
Non-accrual other loans.........................      865       727       1,889     1,394       798         40
                                                  -------   -------     -------   -------   -------     ------
 Total non-accrual loans/(1)/...................   10,774    10,007       7,651     6,938     5,625      2,010
Loans 90 days or more delinquent and still
  accruing......................................    5,125     6,128          --        --        --         --
                                                  -------   -------     -------   -------   -------     ------
 Total non-performing loans.....................   15,899    16,135       7,651     6,938     5,625      2,010
 Total foreclosed other.........................    1,127     1,149          --        --        --         --
 Total foreclosed real estate/(2)/..............      394       396       7,188     6,711     7,042      6,563
                                                  -------   -------     -------   -------   -------     ------
Total non-performing assets.....................  $17,420   $17,680     $14,839   $13,649   $12,667     $8,573
                                                  =======   =======     =======   =======   =======     ======

Total non-performing loans to total loans/(3)/..     1.21%     1.27%       0.73%     0.78%     0.68%      0.31%

Total non-performing loans and foreclosed real
 estate to total assets.........................     0.63%     0.66%       0.59%     0.62%     0.72%      0.68%

________________________

/(1)/ Harris Financial would have recorded additional interest income on non-accrual loans, had they been current, of $200,000 during the three months ended March 31, 2000, $300,000 in 1999, $400,000 in 1998, $400,000 in
      1997, $300,000 in 1996, and $100,000 in 1995. No interest was included in interest income in these periods related to these loans.

/(2)/ This amount includes a foreclosed apartment complex with a carrying value of $6.0 million that was sold in 1999.

/(3)/ Total loans excludes loans held for sale.

     Harris Financial's three largest nonaccruing loans at March 31, 2000 were as follows:

     The largest nonaccrual loan, which was secured by commercial real estate, had a carrying value of $5.4 million. Subsequent to March 31, 2000, the entire carrying value of this loan was paid off in full.

     The second largest nonaccrual loan, which was secured by commercial real estate, had a carrying value of $1.7 million. Subsequent to March 31, 2000, the entire carrying value of this loan was paid off in full.

     The third largest nonaccrual loan, which was secured by commercial real estate, had a carrying value of $600,000.

     Real Estate Owned. Real estate acquired by Harris Financial as a result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until sold. When property is acquired it is recorded at fair market value at the date of foreclosure, establishing a new cost basis. Holding costs and declines in fair value result in charges to expense after the property is acquired. At March 31, 2000, Harris Financial had $394,000 of net real estate owned.

     Asset Classification. Banking regulators have adopted various regulations and practices regarding problem assets of savings institutions. Under such regulations, federal and state examiners have authority to identify problem assets during examinations and, if appropriate, require their classification. There are three classifications for problem assets: substandard, doubtful and loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, it is charged off in the quarter in which it is so classified, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified as loss. All or a portion of general loan loss allowances established to cover probable losses related to assets classified substandard or doubtful can be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "special mention." Harris Financial performs an internal analysis of its loan portfolio and assets to classify such loans and assets similar to the manner in which such loans and assets are classified by the federal banking regulators. In addition, Harris Financial regularly analyzes the losses inherent in its loan portfolio and its nonperforming loans in determining the appropriate level of the allowance for loan losses.

     Allowance for Loan Losses. In originating loans, Harris Financial recognizes that losses will be experienced on loans and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the security for the loan. Harris Financial maintains an allowance for loan losses to absorb losses inherent in the loan portfolio. The allowance for loan losses represents management's estimate of probable losses based on information available as of the date of the financial statements. The allowance for loan losses is based on management's evaluation of the collectibility of the loan portfolio, including past loan loss experience, known and inherent risks in the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, and economic conditions.

     The loan portfolio and other credit exposures are regularly reviewed by management to evaluate the adequacy of the allowance for loan losses. The methodology for assessing the appropriateness of the allowance includes comparison to actual losses, peer group comparisons, industry data and economic conditions. In addition, the regulatory agencies, as an integral part of their examination process, periodically review Harris Financial's allowance for loan losses and may require Harris Financial to make additional provisions for estimated losses based upon judgments different from those of management.

     In assessing the allowance for loan losses, loss factors are applied to various pools of outstanding loans. Harris Financial segregates the loan portfolio according to risk characteristics (i.e., mortgage loans, home equity, commercial and consumer). Loss factors are derived using Harris Financial's historical loss experience and may be adjusted for significant factors that, in management's judgment, affect the collectibility of the portfolio as of the evaluation date.

     In addition, management assesses the allowance using factors that cannot be associated with specific credit or loan categories. These factors include management's subjective evaluation of local and national economic and business conditions, portfolio concentration and changes in the character and size of the loan portfolio. The allowance methodology reflects management's objective that the overall allowance appropriately reflects a margin for the imprecision necessarily inherent in estimates of expected credit losses.

     At March 31, 2000, Harris Financial had an allowance for loan losses of $12.0 million which represented 0.91% of total loans receivable and 75.68% of nonperforming loans at that date. Although management believes that it uses the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while Harris Financial believes it has established its existing allowance for loan losses in conformity with generally accepted accounting principles, there can be no assurance that regulators, in reviewing Harris Financial's loan portfolio, will not request Harris Financial to increase its allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect Harris Financial's financial condition and results of operations.

     Analysis of the Allowance for Loan Losses. The following table sets forth information regarding Harris Financial's allowance for loan losses and net charge-offs to average loans outstanding at the dates indicated.

                                                         At
                                                      March 31,                  At December 31,(1)
                                                                   ------------------------------------------
                                                      2000(1)      1999      1998      1997     1996     1995
                                                      ------       ----      ----      ----     ----     ----
                                                                               (Dollars in Thousands)
Balance at beginning of period................       $11,873     $ 9,088   $ 8,192    $8,322   $6,114   $6,269
Addition due to acquisition...................            --          --        --        --    1,074       --
Provision for loan losses.....................           835       3,180     2,540       610    1,957       --
Provision component related to unfunded
  commitments.................................            --         617      (503)     (422)      --       --

Charge-offs:
 Commercial...................................            --         (50)     (591)       --       --       --
 One- to four-family mortgage loans...........           (48)       (253)     (173)     (341)    (649)      (5)
 Other mortgage loans.........................            --          --       (83)      (19)     (35)     (71)
 Consumer and other loans.....................          (709)       (970)     (344)       (8)    (176)     (99)
                                                     -------     -------   -------    ------   ------   ------
 Total charge-offs............................          (757)     (1,273)   (1,191)     (368)    (860)    (175)
                                                     -------     -------   -------    ------   ------   ------
Recoveries:
 Commercial...................................             2          61        --        --       --       --
 One- to four-family mortgage loans...........            --          73        --        10       19       --
 Other mortgage loans.........................            --          --         2        14       --       --
 Consumer and other loans.....................            79         127        48        26       18       20
                                                     -------     -------   -------    ------   ------   ------
 Total recoveries.............................            81         261        50        50       37       20
                                                     -------     -------   -------    ------   ------   ------
 Balance at the end of the period.............       $12,032     $11,873   $ 9,088    $8,192   $8,322   $6,114
                                                     =======     =======   =======    ======   ======   ======

Net charge-offs to average loans outstanding..          0.21%       0.08%     0.12%     0.04%    0.10%    0.03%
                                                     =======     =======   =======    ======   ======   ======

_____________________
/(1)/  No foreign loans were held during the periods noted.

Allocation of Allowance for Loan Losses. The following table sets forth the allocation for loan losses by loan category at the dates indicated.

                                   At March 31,                                                                At December 31,
                                                         --------------------------------------------------------------------------
                                       2000                       1999                     1998                        1997
                               -----------------------   -----------------------   -----------------------   ----------------------
                                        % of Loans in             % of Loans in             % of Loans in            % of Loans in
                                        Each Category             Each Category             Each Category            Each Category
                               Amount   to Total Loans   Amount   to Total Loans   Amount   to Total Loans   Amount  to Total Loans
                               ------   --------------   ------   --------------   ------   --------------   ------  --------------
                                                                                                       (Dollars in Thousands)
One- to four-family loans..    $   838      42.36%      $   838        42.06%      $  969         53.65%     $1,352        60.34%
Commercial loans...........      7,218      28.74         7,154        27.38        4,909         19.28       2,160         9.09
Consumer and other loans...      3,250      28.90         3,073        30.56        2,358         27.07       3,041        30.57
 Unallocated...............        726        N/A           808          N/A          852           N/A       1,639          N/A
                               -------     ------       -------       ------       ------        ------      ------       ------
 Total.....................    $12,032     100.00%      $11,873       100.00%      $9,088        100.00%     $8,192       100.00%
                               =======     ======       =======       ======       ======        ======      ======       ======

Reserve for unfunded
  commitments..............    $   308                  $   308                    $  925                    $  422
                               -------                  -------                    ------                    ------

                                     ----------------------------------------------------------
                                                1996                           1995
                                     ---------------------------     --------------------------
                                                  % of Loans in                  % of Loans in
                                                  Each Category                  Each Category
                                     Amount       to Total Loans     Amount     to Total Loans
                                     ------       --------------     ------     --------------
One- to four-family loans..          $2,777             62.31%       $1,627            71.54%
Commercial loans...........           2,720              4.71         1,851             4.45
Consumer and other loans...           1,780             32.98           716            24.01
 Unallocated...............           1,045               N/A         1,920              N/A
                                     ------            ------        ------           ------
 Total.....................          $8,322            100.00%       $6,114           100.00%
                                     ======            ======        ======           ======

Reserve for unfunded
  commitments..............

Investment Activities

     The board of directors reviews and approves Harris Financial's investment policy on an annual basis. The President, Chief Financial Officer and Chief Investment Officer, as authorized by the Board, implement this policy based on the established guidelines within the written policy, and other established guidelines, including those set periodically by the Asset/Liability Management Committee. Investment decisions are based upon the quality of a particular investment, its inherent risks, the composition of the balance sheet, Harris Financial's maturity and amortization schedules, market expectations, liquidity, income and collateral needs, and how the investment fits within Harris Financial's interest rate risk strategy given its interest rate sensitivity.

     Harris Financial's investment policy is designed primarily to manage the interest rate sensitivity of its assets and liabilities, to generate a favorable return without incurring undue interest rate and credit risk, to complement its lending activities and to provide and maintain liquidity while minimizing Harris Financial's tax liability. Harris Financial also uses a leveraged investment strategy for the purpose of enhancing returns to stockholders. Pursuant to this strategy, during periods of relatively weak loan demand in its market area, Harris Financial has increased the size of its investment portfolio and has relied heavily on wholesale borrowing to support such investments.

Investment Portfolio

     Securities can be classified as trading, held to maturity, or available for sale at the date of purchase. Harris Financial does not currently engage in trading investment securities and does not anticipate doing so in the future. During 1998, Harris Financial discontinued the use of its held-to-maturity portfolio by selling certain assets from the held-to-maturity portfolio while transferring the remainder to the available-for-sale portfolio. The net unrealized after tax loss related to the available-for-sale securities was $29.3 million at December 31, 1999, compared to a net unrealized after tax gain of $8.1 million at December 31, 1998. At March 31, 2000, all of Harris Financial's securities were classified as "available-for-sale." Management emphasizes flexibility and liquidity in its investment portfolio, as evidenced by the discontinuance of the held-to-maturity portfolio. The weighted average yield of Harris Financial's investment portfolio was 6.72% at March 31, 2000.

     In an effort to maintain the credit quality of the investment portfolio, Harris Financial maintains a significant portion of the investment portfolio in U.S. Government and agency obligations, which amounted to $324.5 million, or 24.4% of the total investment portfolio at March 31, 2000. At March 31, 2000, over 89.0% of the securities in Harris Financial's investment portfolio were rated "AAA," with the remainder rated "AA" or "A."

     Harris Financial also invests significantly in mortgage-backed securities, including primarily floating-rate and fixed-rate collateralized mortgage obligations. The market value of this portfolio totaled $737.2 million at March 31, 2000. A portion of these mortgage-backed securities is directly insured or guaranteed by the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association. Harris Financial also maintains a substantial investment in "private label" collateralized mortgage obligations (i.e., non-agency collateralized mortgage obligations), the market value of which totaled $500.5 million (or 67.9% of the total mortgage-backed securities portfolio) at March 31, 2000. Private-issue collateralized mortgage obligations carry higher credit risks than collateralized mortgage obligations insured or guaranteed by agencies of the U.S. Government. At March 31, 2000, Harris Financial did not own any investment or mortgage-backed securities of a single issuer, other than U.S. Government and agency securities, which had an aggregate book value in excess of 10% of its capital at that date.

     Harris Financial invests in a large variety of mortgage-backed securities, including balloon and fixed-rate certificates. Harris Financial generally purchases short-term or planned amortization class collateralized mortgage obligations. At March 31, 2000, all of Harris Financial's mortgage-backed securities had contractual maturities greater than ten years. The weighted average yield of the mortgage-backed securities portfolio at March 31, 2000 was 6.88%. Based on current prepayment trends, management anticipates $564.7 million of its mortgage-backed securities will prepay or reprice within three years.

     In addition to the foregoing investment securities, Harris Financial maintains a significant portfolio of tax-advantaged instruments for the purpose of enhancing earnings. The market value of such investments was $181.7 million at March 31, 2000, consisting of $62.3 million of municipal bonds and $119.4 million of preferred equity investments. The weighted average yield on Harris Financial's municipal bond portfolio was 5.73% at March 31, 2000 and the weighted average yield on its preferred equity investments was 6.07%.

     Harris Financial's portfolio of equity securities totaled $119.4 million at March 31, 2000. Substantially all of Harris Financial's equity securities investments are held by Harris Savings Bank. Harris Savings Bank is prohibited from investing in equity securities other than those issued by certain government-sponsored agencies. For all periods presented, Harris Savings Bank's equity securities portfolio included only equity securities of government-sponsored entities.

     The remainder of the investment portfolio is invested in corporate bonds, primarily investment grade issues rated by Standard & Poors or Moody's. These bonds represent trust-preferred issues of major financial institutions. At March 31, 2000, Harris Financial had a corporate bond portfolio of $60.4 million, representing 4.5% of the total investment portfolio. The weighted average yield on this portfolio at March 31, 2000 was 7.01%. All of the securities in this portfolio had a scheduled maturity in excess of ten years.

     Harris Financial's investment policy permits it to be a party to financial instruments with off-balance sheet risk in the normal course of business in order to manage interest rate risk. The investment policy authorizes Harris Financial to be involved in and purchase various types of derivative transactions and products, including interest rate swap, cap and floor agreements. Currently, Harris Financial is using total return swap agreements designed to hedge against the decline in the market value of a specifically identified pool of fixed-rate construction loans that are to be sold upon their conversion to long-term mortgage loans. In addition, Harris Financial is using callable interest rate swaps matched against callable certificates of deposit.

     All of Harris Financial's securities and mortgage-backed securities carry market risk insofar as increases in market rates of interest may cause a decrease in their market values. They also carry pre-payment risk, insofar as they may be called or repaid before maturity in times of low market interest rates, so that Harris Financial may have to invest the funds at a lower interest rate. The marketable equities securities portfolio also carries equity-price risk in that, if equity prices decline due to unfavorable market conditions or other factors, Harris Financial's capital would decrease.

     Investment Portfolio. The following table sets forth the carrying value of Harris Financial's investment securities portfolio at the dates indicated.

                                           At
                                         March 31,                                      At December 31,
                                 ----------------------  ---------------------------------------------------------------------------
                                           2000                    1999                      1998                      1997
                                 ----------------------  ---------------------   --------------------------   ----------------------
                                 Amortized       Fair    Amortized      Fair     Amortized          Fair      Amortized      Fair
                                   Cost         Value      Cost         Value      Cost             Value       Cost         Value
                                 ----------  ----------  ----------   --------   ---------         -------    ----------    --------
                                                                        (In Thousands)
Held to maturity:
  U.S. Government and
     agencies..................  $       --  $       --  $       --  $       --  $       --       $       --  $   67,933  $   68,651
Mortgage-backed securities:
 FNMA PCs......................          --          --          --          --          --               --       4,050       4,150
 Private Issue CMOs............          --          --          --          --          --               --      24,429      24,744

Total securities
    held-to-maturity...........  $       --  $       --  $       --  $       --  $       --       $       --  $   96,412  $   97,545


Available for sale:
 U.S. government
    and agencies...............  $  348,108  $  324.545  $  348,705  $  324,619  $  298,247       $  299,196  $  184,033  $  184,503
 Corporate bonds...............      63,429      60,433      63,352      59,826     148,731          142,240      20,117      20,115
 Municipal securities..........      62,664      62,301      63,980      63,492     113,557          119,223     109,351     114,023
 Equity........................     116,232     119,382     118,434     122,111     149,982          161,344     146,829     154,817
 Asset-backed securities.......          --          --          --          --      15,146           15,661      24,551      24,837
 Mortgage-backed securities:
   FHLMC PC's..................          --          --          --          --       1,421            1,494       2,920       3,066
   GNMA CMO's..................      25,000      25,031          --          --          --               --          --          --
   FNMA CMO's..................      98,988      95,026      99,032      98,267     104,276          105,864     151,067     152,433
   FHLMC CMO's.................     123,413     116,650     139,328     136,584      75,137           75,157     272,927     274,281
   Private issue CMO's.........     523,878     500,457     473,170     452,704     355,199          354,648     173,419     174,707
                                 ----------  ----------  ----------  ----------  ----------       ----------  ----------  ----------
Total mortgage-backed
   securities..................     771,279     737,164     711,530     687,555     536,033          537,163     600,333     604,487
                                 ----------  ----------  ----------  ----------  ----------       ----------  ----------  ----------
Total securities available
   for sale....................   1,361,712   1,303,825   1,306,001   1,257,603   1,261,696        1,274,837   1,085,214   1,102,782

Other interest-earning
  securities:
 FHLB daily investment.........      26,737      26,737      36,860      36,860      22,423           22,423      11,840      11,840
                                 ----------  ----------  ----------  ----------  ----------       ----------  ----------  ----------
 Total marketable securities
   and interest earning
   investments.................  $1,388,449  $1,330,562  $1,342,861  $1,294,463  $1,284,119       $1,297,260  $1,193,466  $1,212,167
                                 ==========  ==========  ==========  ==========  ==========       ==========  ==========  ==========

Investment Portfolio Maturities

     The table below sets forth the scheduled maturities, carrying values, and average yields for Harris Financial's investment securities at March 31, 2000.

                                    ---------------------------------------------------------------------------------------------
                                           One Year                After One Through      After Five Through
                                            or Less                   Five Years               Ten Years         Over 10 years
                                    ------------------------    ----------------------  --------------------- -------------------
                                                   Weighted                 Weighted                Weighted             Weighted
                                    Amortized      Average      Amortized   Average      Amortized  Average   Amortized  Average
                                      Cost          Yield         Cost       Yield         Cost      Yield      Cost      Yield
                                    ---------      --------     ---------   ---------    ---------- --------- --------- ----------
                                                                             (Dollars in Thousands)
Available for sale:
U.S. government and
  agency obligations..............  $    --         0.00%      $  6,626       6.61%     $252,198     6.49%   $ 89,284     7.28%
Corporate bonds...................       --         0.00             --       0.00            --     0.00      63,429     7.01
Municipal securities(2)...........       --         0.00             --       0.00           482     5.74      62,182     5.73
Equity(1)(2)......................       --         0.00             --       0.00            --     0.00     116,232     6.07
Mortgage-backed securities(3)(4)
 FNMA CMO's.......................    5,371         6.93%        26,910       6.85%       28,572     6.88%     38,136     6.91%
 FHLMC CMO's......................    8,072         6.81         39,199       6.87        33,789     6.88      42,354     6.88
 GNMA CMO's.......................      326         7.42          4,886       7.42         5,265     7.42      14,521     7.42
 Private issue CMO's..............   27,566         6.86        141,210       6.86       135,306     6.87     219,796     6.86
                                    -------         ----       --------       ----      --------     ----    --------     ----
Total mortgage-backed
 securities.......................   41,335         6.86        212,205       6.87       202,932     6.89     314,807     6.89
                                    -------         ----       --------       ----      --------     ----    --------     ----
Total securities available
 for sale.........................  $41,335         6.86%      $218,831       6.87%     $455,612     6.67%   $645,934     6.70%
                                    =======         ====       ========       ====      ========     ====    ========     ====

                                              ---------------------------------------------
                                                                 Total
                                              ---------------------------------------------
                                                                                 Weighted
                                                Amortized       Market           Average
                                                  Cost          Value             Yield
                                              -------------  -----------     --------------
Available for sale:
U.S. government and
  agency obligations..............            $  348,108       $  324,545          6.69%
Corporate bonds...................                63,429           60,433          7.01
Municipal securities(2)...........                62,644           62,301          5.73
Equity(1)(2)......................               116,232          119,382          6.07
Mortgage-backed securities(3)(4)
 FNMA CMO's.......................                98,989           95,026          6.89%
 FHLMC CMO's......................               123,414          116,651          6.87
 GNMA CMO's.......................                24,998           25,031          7.42
 Private issue CMO's..............               523,878          500,456          6.86
                                              ----------       ----------          ----
Total mortgage-backed
 securities.......................               771,279          737,164          6.88
                                              ----------       ----------          ----
Total securities available
 for sale.........................            $1,361,712       $1,303,825          6.72%
                                              ==========       ==========          ====

_____________________

(1)  Includes FHLMC, FNMA and FHLB stocks.

(2) The yield on municipal obligations and certain equity issues have not been computed on a tax equivalent basis.

(3) Based on current prepayment trends, $564.7 million of mortgage-backed securities are anticipated to prepay or reprice within three years.

(4) Amortized cost on mortgage-backed securities include schedules principal repayments in each period.

Subsidiary Activities

     Harris Financial conducts its business activities through its wholly-owned subsidiary, Harris Savings Bank. Harris Financial has no other direct subsidiaries. The following are subsidiaries of Harris Savings Bank:

     Harris Delaware Corporation. Harris Delaware Corporation was incorporated in 1995 and manages certain investments in marketable securities on behalf of Harris Savings Bank.

     H.S. Service Corporation. H.S. Service Corporation was incorporated in 1974 and primarily invests in joint ventures engaged in residential and real estate development.

     First Harrisburg Service Corporation. First Harrisburg Service Corporation was incorporated in 1972 and is mainly involved with title, life, annuity and other insurance activities. It also serves as the holding company for Second Harrisburg Service Corporation, an inactive real estate development company.

     The remaining two subsidiaries, C.B.L. Service Corporation and AVSTAR Mortgage Corporation currently are inactive and have negligible assets and liabilities. Harris Savings Bank had originated VA/FHA and sub-prime loans through AVSTAR Mortgage Corporation, its mortgage subsidiary, until 1999 when these operations were discontinued.

Sources of Funds

     General. Deposits are the primary source of Harris Financial's funds for lending and other investment purposes. In addition to deposits, Harris Financial obtains funds from the amortization and prepayment of loans and mortgage-backed securities, the sale or maturity of investment securities, operations and advances from the Federal Home Loan Bank of Pittsburgh. Scheduled loan principal repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by market interest rates. Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds from other sources or on a longer term basis for general business purposes. Harris Financial has used wholesale funding sources such as Federal Home Loan Bank advances to support an investment leveraging strategy for the purpose of increasing interest income and increasing return on equity.

     Deposits. Consumer and commercial deposits are obtained primarily from Harris Financial's primary market area through the offering of a broad selection of deposit instruments including checking, regular savings, money market deposits and time deposits, including certificate of deposit accounts and individual retirement accounts. The maturities of Harris Financial's certificate of deposit accounts ranges from 30 days to 10 years. In addition, Harris Financial offers a variety of commercial business products to small businesses operating within its primary market area. Currently Harris Financial does not generally negotiate interest rates to attract jumbo certificates, but accepts deposits of $100,000 or more based on posted rates. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit, limits on the number of transactions, and the interest rate, among other factors. Harris Financial regularly evaluates the internal cost of funds, surveys rates offered by competing institutions, reviews Harris Financial's cash flow requirements for lending, monitors deposit withdrawal trends and liquidity and changes the rate as appropriate.

     While Harris Financial does not generally solicit funds outside its primary market area, it does accept brokered deposits as liquidity demands require. Included in Harris Financial's time deposits at March 31, 2000, December 31, 1999 and December 31, 1998 were $86.7 million, $77.1 million and $50.0 million, respectively, of brokered deposits. Historically, Harris Financial has rarely used premiums to attract deposits.

     Average Balance and Costs of Deposits. The following table sets forth the average balance, interest expense, and average cost of Harris Financial's deposits.

                                                 For the Three Months
                                                   Ended March 31,
                             -----------------------------------------------------------   ----------------------------
                                           2000                         1999                           1999
                             ----------------------------   ----------------------------   ----------------------------
                              Average               Average  Average             Average    Average             Average
                              Balance    Interest    Cost    Balance   Interest    Cost     Balance   Interest    Cost
                             ----------  --------    ----    -------   --------    ----     -------   --------    ----
                                                                                              (Dollars in Thousands)
Savings deposits...........  $  124,200  $   676     2.18%  $  143,872      686     1.91%  $  139,098  $ 2,931     2.11%
Time deposits..............     940,971   12,689     5.39      768,883   10,094     5.25      810,444   42,648     5.26
NOW and money
 market accounts...........     334,029    2,217     2.65      292,092    1,690     2.31      315,812    7,228     2.29
                             ----------  -------     ----   ----------  -------     ----   ----------  -------     ----
Total......................  $1,399,200  $15,582     4.45%  $1,189,694  $12,470     4.14%  $1,265,354  $52,807     4.17%
                             ==========  =======     ====   ==========  =======     ====   ==========  =======     ====

                                           For the Years Ended December 31,
                             -----------------------------------------------------------
                                         1998                           1997
                             ----------------------------   ----------------------------
                              Average              Average  Average               Average
                              Balance    Interest    Cost   Balance     Interest    Cost
                             --------    --------    ----   -------     --------    ----
Savings deposits...........  $  147,954  $ 3,285     2.22%  $  147,738  $ 4,072     2.76%
Time deposits..............     726,316   40,153     5.53      782,578   43,760     5.59
NOW and money
 market accounts...........     258,504    7,094     2.74      220,557    6,551     2.97
                             ----------  -------     ----   ----------  -------     ----
Total......................  $1,132,774  $50,532     4.46%  $1,150,873  $54,383     4.73%
                             ==========  =======     ====   ==========  =======     ====

    Time Deposits by Rates. The following table sets forth the time deposits in Harris Financial classified by rates as of the dates indicated.

                                         At
                                      March 31,       At December 31,
                                                ----------------------------
                                        2000      1999      1998      1997
                                      --------  --------  --------  --------
                                                  (In Thousands)
4% or less.........................   $  4,545  $  5,230  $  6,042  $  8,321
4.01-6.00%.........................    642,799   714,568   653,261   580,914
6.01-8.00%.........................    316,373   189,092   102,588   173,243
8.01-9.00%.........................        366       499     3,280     6,260
                                      --------  --------  --------  --------
Total..............................   $964,083  $909,389  $765,171  $768,738
                                      ========  ========  ========  ========

     Time Deposit Maturity Schedule. The following table sets forth the amount and maturities of certificates of deposit at March 31, 2000.

                                                   Amount Due
                                 -----------------------------------------------
 Weighted Average                Less Than   1-2       2-3      After
       Rate                      One Year   Years     Years    3 Years   Total
       ----                      --------  --------  -------  --------  --------
                                                 (In Thousands)
4% or less....................   $  4,545  $     --  $    --  $     --  $  4,545
4.01-6.00%....................    448,965   133,353   23,485    36,996   642,799
6.01-8.00%....................     64,409   138,627   17,537    95,800   316,373
8.01-9.00%....................        361         5       --        --       366
                                 --------  --------  -------  --------  --------
  Total.......................   $518,280  $271,985  $41,022  $132,796  $964,083
                                 ========  ========  =======  ========  ========

     Certificates of Deposit $100,000 and More. The following table indicates the amount of Harris Financial's certificates of deposit and other time deposits of $100,000 or more by time remaining until maturity.

                                         At March 31,            At December 31,
                                                        -------------------------------
                                             2000        1999         1998       1997
                                         ------------   --------     -------    -------
                                                            (In Thousands)
Three months or less...................  $ 14,056       $ 12,318     $11,237    $12,452
Over three months through six months...    12,456         17,455       8,959      7,149
Over six months through twelve months..    30,839         28,937      18,515     11,131
Over twelve months.....................    61,409         44,774      23,838     23,532
                                         --------       --------     -------    -------
 Total.................................  $118,760       $103,484     $62,549    $54,264
                                         ========       ========     =======    =======

     Borrowings. In recent years, Harris Financial has also borrowed from wholesale sources and the Federal Home Loan Bank system to support an investment leveraging strategy and to supplement funding provided by customer deposits.
The objective of the investment leveraging strategy is to increase interest income and return on equity by deploying excess capital into interest-earning investments. However, this strategy reduces net interest margins due to the higher cost of non-deposit funds as compared to core deposits. A significant portion of Harris Financial's wholesale borrowings are placed with the Federal Home Loan Bank of Pittsburgh. At March 31, 2000, Harris Financial had $1.123 billion of borrowings, including $915.0 million of Federal Home Loan Bank borrowings and $208.4 million of repurchase agreements.

     The Federal Home Loan Bank functions as a central reserve bank providing credit for Harris Financial and other member financial institutions. As a member, Harris Financial is required to own capital stock in the Federal Home Loan Bank and is authorized to apply for advances on the security of such stock and certain of its home mortgages and other assets provided certain standards related to creditworthiness have been met. Advances are made pursuant to several different programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of a member institution's net worth or on the Federal Home Loan Bank's assessment of the institution's creditworthiness. Harris Financial's maximum borrowing capacity with the Federal Home Loan Bank totaled $1.009 billion at March 31, 2000.

     Harris Financial has entered into sales of securities under agreements to repurchase with nationally-recognized securities dealers. Reverse repurchase agreements are accounted for as borrowings by Harris Financial and are secured by designated investment securities. The proceeds of these transactions are used to purchase investments yielding a higher rate than the borrowed funds and to meet cash flow needs of Harris Financial. Harris Financial intends to use these agreements in the future when management believes it is prudent to do so.

     The following table sets forth information regarding borrowings by Harris Financial at or for the dates indicated.

                                                 At or for
                                               Three Months
                                                   Ended
                                                 March 31,            At or for Years Ended December 31,
                                          -----------------------    ------------------------------------
                                              2000        1999          1999         1998         1997
                                          ----------    ---------    ----------   ----------   ----------
                                                                     (In Thousands)
Outstanding at end of period:
 FHLB...................................  $  915,000    $  751,520   $  805,000   $  746,581   $575,440
 Repurchase agreements..................     208,375       313,000      313,000      322,673    277,548
 ESOP...................................          --            --           --           --        990
                                          ----------    ----------   ----------   ----------   --------
   Total................................  $1,123,375    $1,064,520   $1,118,000   $1,069,254   $853,978
                                          ==========    ==========   ==========   ==========   ========

Weighted average rate at end of period:
 FHLB...................................        6.03%         5.31%        5.59%        5.32%      5.85%
 Repurchase agreements..................        5.60          5.36         5.63         5.41       5.87
 ESOP...................................        0.00          0.00         0.00         0.00       5.75
                                          ----------    ----------   ----------   ----------   --------
   Total................................        5.95%         5.32%        5.60%        5.35%      5.85%
                                          ==========    ==========   ==========   ==========   ========

Maximum amount outstanding at any month
 during the period:
 FHLB...................................  $  915,000    $  756,540   $  870,000   $  720,639   $600,702
 Repurchase agreements..................     208,375       313,000      313,000      358,157    279,366
 ESOP...................................          --            --           --           --        990
                                          ----------    ----------   ----------   ----------   --------
   Total................................  $1,123,375    $1,069,540   $1,183,000   $1,078,796   $881,058
                                          ==========    ==========   ==========   ==========   ========

Average amount outstanding during the
 period:
 FHLB...................................  $  790,569    $  744,301   $  800,105   $  644,727   $496,627
 Repurchase agreements..................     306,387       316,009      313,743      352,117    156,830
 ESOP...................................          --            --           --          416        990
                                          ----------    ----------   ----------   ----------   --------
   Total................................  $1,096,956    $1,060,310   $1,113,848   $  997,260   $654,447
                                          ==========    ==========   ==========   ==========   ========

Weighted average rate during the period:
 FHLB...................................        5.95%         5.28%        5.40%        5.67%      5.83%
 Repurchase agreements..................        5.70          5.40         5.50         5.67       5.79
 ESOP...................................          --            --           --         5.75       5.75
                                          ----------    ----------   ----------   ----------   --------
  Total.................................        5.88%         5.32%        5.43%        5.67%      5.82%
                                          ==========    ==========   ==========   ==========   ========

Properties

     Harris Financial currently conducts its business through its main office located in Harrisburg, Pennsylvania and 37 full-service offices. The aggregate net book value of Harris Financial's premises and equipment was $27.6 million at March 31, 2000.

     Harris Financial's accounting and record keeping activities are maintained on an in-house data processing system. Harris Financial owns data processing equipment it uses for its internal processing needs. The net book value of such data processing equipment and related software at March 31, 2000 was $4.6 million.

Legal Proceedings

     In March 1998 Plaintiffs Mr. and Mrs. Laureano brought a legal action in the Court of Common Pleas of Berks County, Pennsylvania against Avstar Mortgage Corporation, a presently inactive subsidiary of Harris Savings Bank, several of its former officers and employees and other individuals and corporations. Mr. and Mrs. Laureano in October of 1999 brought another action in Berks County Court against various additional defendants including Harris Savings Bank, Harris Financial and three other ex officers and employees of Avstar. Both cases arise out of the Laureanos' claims that they were sold a house and given a mortgage by Avstar for more than the house was worth. The Laureanos have characterized their complaints as class actions. Harris Financial, Harris Savings Bank, Avstar and its former employees are actively contesting both the legal and factual basis of the Laureanos' claims as well as their suitability for class action status. As of June 5, 2000 preliminary objections of all defendants to the Laureanos' third amended complaint are pending before the court. Because of the preliminary status of the proceedings, the extent of the potential damages, losses or costs, if any, of Harris Financial or its subsidiary is not ascertainable at this time and will not likely be determinable in the immediate future.

     Harris Financial is aware that as the result of the Laureano suit, the Department of Housing and Urban Development is engaged in an on-going investigation of the Federal Housing Administration insured lending activities of Avstar Mortgage Corporation. The Department of Housing and Urban Development has indicated the likelihood that it will initiate administrative and potentially civil proceedings for sanctions against Avstar and Harris Savings Bank as its parent. Because Harris Financial and Harris Savings Bank are not aware of the commencement of any legal action, and believe that there are currently no claims pending, the extent of the potential damages, losses or costs, if any, of Harris Financial or its subsidiary is not ascertainable at this time and will not likely be determinable in the immediate future.

     In addition, to the matter discussed above, there are various claims and lawsuits in which Harris Financial is periodically involved incident to Harris Financial's business. In the opinion of management, no material loss is expected from any of such pending claims or lawsuits.

                                  REGULATION

     Prior to the completion of the mutual-to-stock conversion, Harris Savings Bank will convert its charter to that of a federal stock savings bank, and will be subject to the regulation and supervision of the Office of Thrift Supervision ("OTS"). As a result of the Harris Savings Bank charter conversion, Harris Financial will become a unitary savings and loan holding company and will also be subject to the regulation and supervision of the OTS. After the charter conversion, the Pennsylvania Department of Banking will no longer regulate or supervise Harris Financial or Harris Savings Bank, and the Board of Governors of the Federal Reserve system will no longer regulate or supervise Harris Financial. Set forth below is a brief description of certain laws and regulations that relate to the regulation of New Harris Financial and Harris Savings Bank after the conversion, including a comparison of the principal differences between the regulation of Harris Savings Bank and Harris Financial before and after the conversion. This description does not purport to be complete and is qualified in its entirety by reference to the applicable laws and regulations.

General

     Harris Savings Bank currently is a Pennsylvania-chartered savings bank, and its deposit accounts are insured up to applicable legal limits by the Federal Deposit Insurance Corporation (the "FDIC") under the Savings Association Insurance Fund (the "SAIF"). Harris Savings Bank currently is subject to extensive regulation, examination and supervision by the Pennsylvania Department of Banking as its chartering agency, and by the FDIC as the insurer of its deposit accounts. Harris Savings Bank files reports with the Department and the FDIC concerning its activities and financial condition, and it must obtain regulatory approval prior to entering into certain transactions, such as mergers with, or acquisitions of, other depository institutions.

     Harris Financial, as the sole shareholder of Harris Savings Bank, currently is a bank holding company subject to comprehensive regulation, examination and supervision by the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, and the regulations of the Federal Reserve Board. The Federal Reserve Board also has extensive enforcement authority over bank holding companies, including the ability to assess civil money penalties, to issue cease and desist or removal orders and to require that a holding company divest subsidiaries (including its bank subsidiaries). In general, enforcement actions may be initiated for violations of law and regulations and for unsafe or unsound practices.

     Prior to the completion of the conversion, Harris Savings Bank will convert its charter to that of a federal stock savings bank, and the OTS will become Harris Savings Bank's chartering authority and primary regulator. The FDIC will continue to insure the deposits of Harris Savings Bank and will continue to have supervisory and enforcement authority over the savings bank. The Pennsylvania Department of Banking will no longer have authority to regulate or supervise Harris Savings Bank. As a result of the charter conversion, Harris Financial also will become subject to regulation and supervision by the OTS as a savings and loan holding company, and neither the Pennsylvania Department of Banking nor the Federal Reserve Board will continue to regulate and supervise Harris Financial. Both before and after completion of the conversion, Harris Financial will be required to file certain reports with, and otherwise comply with, the rules and regulations of the Securities and Exchange Commission under the Federal securities laws.

     Any change in the laws and regulations affecting New Harris Financial or Harris Savings Bank could have a material adverse impact on operations and stockholders.

Harris Savings Bank

     General. As a federally chartered, SAIF-insured savings bank, Harris Savings Bank will be subject to extensive supervision, examination and regulation by the OTS and the FDIC. Lending activities and other investments must comply with federal statutory and regulatory requirements. This comprehensive federal regulation and supervision is intended primarily for the protection of the capital of a savings bank, the SAIF and a savings bank's depositors. This regulatory structure gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies regarding the classification of assets and the establishment of adequate loan loss reserves.

     The OTS will examine Harris Savings Bank not less frequently than once every two years and will prepare a report of its examination findings for the Harris Savings Bank board of directors. Harris Savings Bank's relationship with its depositors and borrowers also will be regulated by federal law, especially in such matters as the ownership of savings accounts and the form and content of its mortgage documents. Harris Savings Bank also must file periodic reports with the OTS and the FDIC concerning its activities and financial condition, and must obtain regulatory approvals prior to entering into certain transactions such as mergers with or acquisitions of other financial institutions.

     Regulation of Harris Savings Bank as a federal savings bank following the conversion will be comparable in many respects to the regulation of Harris Savings Bank as a Pennsylvania savings bank prior to the conversion, but with several key differences. Set forth below is a summary description of certain laws and regulations that apply to Harris Savings Bank as a federal savings bank, as well as a summary of the material differences between such federal regulation and supervision and its regulation and supervision as a Pennsylvania savings bank prior to the charter conversion.

     Lending and Investment Powers and Limitations. As a federal savings bank, Harris Savings Bank will subject to the lending and investment powers and limitations set forth in the Home Owners' Loan Act. Under the Home Owners' Loan Act, a federal savings bank may originate or invest in loans secured by residential real estate without limitation as a percentage of the savings bank's total assets. Loans secured by nonresidential real estate may not in the aggregate exceed 400% of the savings bank's capital. Secured and unsecured commercial business loans may not exceed 20% of the total assets of a federal savings bank, and such loans in excess of 10% of assets must be for small business loans. A federal savings bank may invest up to 35% of its assets in consumer loans, and there are no limits on credit card loans and student loans. A federal savings bank may invest up to 3% of its assets in one or more service corporation subsidiaries, provided that at least 50% of any investment that exceeds 1% of assets is for community development purposes. Service corporations may engage in a broader range of activities than a federal savings bank may engage directly, including securities and insurance agency and real estate development. A Pennsylvania-chartered savings bank has no limitations as a percentage of assets on originations or investment in loans secured by residential or commercial real estate. There are no limitations as a percentage of assets on commercial business loans, provided that commercial business loans with terms of less than10 years may not exceed 20% of a Pennsylvania savings bank's assets. Consumer loans may not exceed 30% of assets. A Pennsylvania saving bank also may invest in a service corporation with the prior approval of the Pennsylvania Department of Banking, and a service corporation may engage in bank support activities and real estate development, director or through joint ventures.

     Qualified Thrift Lender Test. Federal savings banks must meet a qualified thrift lender test or they become subject to certain operating restrictions. The qualified thrift lender test requires that a federal savings bank maintain at least 65% of its assets in mortgages, mortgage-based securities, certain other securities issued by, or backed by the full faith and credit of, the United States, education loans, consumer loans and small business loans. This means that a significant portion of Harris Savings Bank's assets must be invested in mortgages or mortgage-related securities. A Pennsylvania savings bank is not subject to the qualified thrift lender test, although there are certain limitations on permissible investments by a Pennsylvania savings bank. As of March 31, 2000, Harris Savings Bank maintained 80.1% of its portfolio assets in qualified thrift investments.

     Regulatory Capital Requirements. OTS capital regulations require savings institutions to meet three capital standards. The standards are tangible capital equal to 1.5% of adjusted total assets, core capital equal to at least 3% of total adjusted assets, and risk-based capital equal to at least 8% of total risk-weighted assets. Harris Savings Bank's pro forma capital ratios are set forth under "Regulatory Capital Compliance."

     Tangible capital is defined as core capital less all intangible assets and mortgage servicing rights. Core capital is defined as common stockholders' equity, noncumulative perpetual preferred stock and minority interests in

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the equity accounts of consolidated subsidiaries, nonwithdrawable accounts and pledged deposits of mutual savings associations and qualifying supervisory goodwill, less nonqualifying intangible assets, and mortgage servicing rights.

     Federal savings banks must maintain total risk-based capital equal to at least 8% of risk-weighted assets. Risk-based capital consists of core and supplementary capital. Supplementary capital includes, among other items, cumulative perpetual preferred stock, perpetual subordinated debt, mandatory convertible subordinated debt, intermediate-term preferred stock, and the portion of the allowance for loan losses not designated for specific loan losses. The portion of the allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, supplementary capital is limited to 100% of core capital. A federal savings bank must calculate its risk-weighted assets by multiplying each asset and off-balance sheet item by various risk factors as determined by the OTS, which range from 0% for cash to 100% for delinquent loans, property acquired through foreclosure, commercial loans, and other assets.

     OTS rules require a deduction from capital for institutions which have unacceptable levels of interest rate risk. The OTS calculates the sensitivity of an institution's loan portfolio to interest rate risk based on data submitted by the institution in a schedule to its quarterly Thrift Financial Report and using the interest rate risk measurement model adopted by the OTS. The amount of the interest rate risk component, if any, is deducted from an institution's total capital in order to determine if it meets its risk-based capital requirement.

     The Pennsylvania Department of Banking has capital guidelines requiring 6% leverage capital and 10% risk-based capital. The components of leverage and risk-based capital are substantially the same as those defined by the FDIC, which are described below.

     Deposit Insurance. The deposit accounts of Harris Savings Bank are insured by the SAIF, a division of the FDIC, to a maximum of $100,000 as permitted by law, and such insurance will not be affected by the charter conversion. Insurance of deposits may be terminated by the FDIC if it finds that a savings bank has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC.

     The FDIC sets deposit insurance premiums based upon the risks a particular bank or savings institution poses to its deposit insurance funds. Under the risk-based deposit insurance assessment system, the FDIC assigns an institution to one of three capital categories based on the institution's financial information, as of the reporting period ending six months before the assessment period. The three capital categories are (i) well capitalized, (ii) adequately capitalized and (iii) undercapitalized. The FDIC also assigns an institution to one of three supervisory subcategories within each capital group. With respect to the capital ratios, institutions are classified as well capitalized, adequately capitalized or undercapitalized using ratios that are substantially similar to the prompt corrective action capital ratios discussed below. The FDIC also assigns an institution to a supervisory subgroup based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information that the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds (which may include, if applicable, information provided by the institution's state supervisor).

     An institution's assessment rate depends on the capital category and supervisory category to which it is assigned. Under the final risk-based assessment system, there are nine assessment risk classifications (i.e., combinations of capital groups and supervisory subgroups) to which different assessment rates are applied. Assessment rates for deposit insurance currently range from 0 basis points to 27 basis points. The capital and supervisory subgroup to which an institution is assigned by the FDIC is confidential and may not be disclosed. A bank's rate of deposit insurance assessments will depend upon the category and subcategory to which the bank is assigned by the FDIC. Any increase in insurance assessments could have an adverse effect on the earnings of insured institutions, including Harris Savings Bank.

     The FDIC may terminate the insurance of an institution's deposits upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated

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any applicable law, regulation, rule, order or condition imposed by the FDIC.
The management of Harris Savings Bank does not know of any practice, condition, or violation that might lead to termination of its deposit insurance.

     Dividend and Other Capital Distribution Limitations. The OTS imposes various restrictions or requirements on capital distributions by savings banks, which include (i) any distribution of cash or other property, such as a dividend, to a savings bank's owners, (ii) any payment to repurchase, redeem, retire, or otherwise acquire any of shares or stock of the savings bank, (iii) any payment to repurchase, redeem or otherwise acquire debt instruments included in capital, (iv) any extension of credit to finance an affiliate's acquisition of those shares or interests, (v) any direct or indirect payment of cash or other property to owners or affiliates made in connection with a corporate reorganization, and (vi) any transaction that the OTS or the FDIC determines, by order or regulation, to be in substance a distribution of capital. Finally, a capital distribution under OTS rules is any other distribution charged against a savings bank's capital accounts if the savings bank would not be well capitalized following the distribution.

     OTS rules require a savings bank to file a notice or an application for approval before making a capital distribution under the following circumstances. A savings bank must file an application if: (i) it is not eligible for expedited treatment under the applications processing rules of the OTS; (ii) the total amount of all capital distributions, including the proposed capital distribution, for the applicable calendar year would exceed an amount equal to the savings bank's net income for that year to date plus the savings banks's retained net income for the preceding two years; (iii) the savings bank is not adequately capitalized after the capital distribution; or (iv) the distribution would violate a statute, rule or agreement.

     A savings bank that does not have to file an application for approval to make a capital distribution must nevertheless file a notice with the OTS before making a capital distribution if: (i) the savings bank would not be adequately capitalized following the capital distribution; (ii) the capital distribution would reduce the amount of, or retire any part of the savings bank's common or preferred stock, or retire any part of debt instruments included in the savings bank's capital; or (iii) the savings bank is a subsidiary of a savings and loan holding company.

     No application or notice must be made to the OTS if none of the foregoing conditions or circumstances exists. Harris Savings Bank, as a subsidiary of New Harris Financial, will be required to file a capital distribution notice with the OTS before paying any dividend to New Harris Financial. However, capital distributions by Harris Financial, as a savings and loan holding company, are not subject to the OTS capital distribution rules.

     The OTS may disapprove a notice or deny an application if: (i) the savings bank would be undercapitalized, following the capital distribution; (ii) the proposed capital distribution raises safety and soundness concerns; or (iii) the proposed capital distribution would violate a prohibition contained in any statute, regulation or agreement.

     A Pennsylvania savings bank may pay dividends from accumulated net earnings provided that its surplus amount is at least equal to its capital.

     Loans to One Borrower. With certain limited exceptions, a deral savings bank may lend to a single or related group of borrowers on an unsecured basis an amount up to 15% of its unimpaired capital and surplus. An additional amount may be lent, up to 10% of unimpaired capital and surplus, if such loan is secured by readily marketable collateral. Readily marketable collateral is defined to include securities and bullion, but generally does not include real estate. A Pennsylvania savings bank is subject to substantially the same loans to-one-borrower restrictions as those applicable to a federal savings bank.

     Liquidity Requirements. A federal savings bank is required to maintain an average daily balance of liquid assets equal to a percentage of the sum of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less. Depending on economic conditions and savings flows, the OTS can vary the liquidity requirements from time to time between 4% and 10%. Monetary penalties may be imposed on institutions for liquidity requirement violations.

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     Transactions With Affiliates. Transactions between a federal savings bank or its subsidiaries and its affiliates must be on terms as favorable to the savings bank as comparable transactions with non-affiliates. In addition, some transactions are restricted to an aggregate percentage of the savings bank's capital. Collateral in specified amounts must usually be provided by affiliates in order to receive loans from the savings bank. In addition, a savings bank may not extend credit to any affiliate engaged in activities not permissible for a bank holding company or acquire the securities of any affiliate that is not a subsidiary. The OTS has the discretion to treat subsidiaries of savings bank as affiliates on a case-by-case basis.

     Transactions between a Pennsylvania savings bank and its affiliates are subject to Sections 23A and 23B of the Federal Reserve Act and regulations of the FDIC. Such restrictions are substantially similar to the restrictions applicable to transactions between a federal savings bank and its affiliates. Currently, a subsidiary of a bank that is not also a depository institution is not treated as an affiliate of the bank for the purposes of Sections 23A and 23B. However, the Federal Reserve Board has proposed treating any subsidiary of a bank that is engaged in activities not permissible for bank holding companies under the Bank Holding Company Act, as an affiliate for purposes of Section 23A and 23B. Sections 23A and 23B limit the extent to which the bank or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such bank's capital stock and surplus, and limit all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus. The statutory sections also require that all such transactions be on terms that are consistent with safe and sound banking practices. The term "covered transaction" includes the making of loans, purchase of assets, issuance of guarantees and other similar types of transactions. Further, most loans by a bank to any of its affiliates must be secured by collateral in amounts ranging from 100% to 130% of the loan amounts. In addition, any covered transaction by a bank with an affiliate and any purchase of assets or services by a bank from an affiliate must be on terms that are substantially the same, or at least as favorable, to the bank as those that would be provided to a non-affiliate.

     Prohibitions Against Tying Arrangements. Banks are subject to the prohibitions of 12 U.S.C. Section 1972 on certain tying arrangements. A depository institution is prohibited, subject to certain exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or certain of its affiliates or not obtain services of a competitor of the institution.

     Uniform Real Estate Lending Standards. The federal banking agencies have adopted uniform regulations prescribing standards for extensions of credit that are secured by liens on interests in real estate or made for the purpose of financing the construction of a building or other improvements to real estate. Under the joint regulations adopted by the federal banking agencies, all insured depository institutions must adopt and maintain written policies that establish appropriate limits and standards for extensions of credit that are secured by liens or interests in real estate or are made for the purpose of financing permanent improvements to real estate. These policies must establish loan portfolio diversification standards, prudent underwriting standards (including loan-to-value limits) that are clear and measurable, loan administration procedures, and documentation, approval and reporting requirements. The real estate lending policies must reflect consideration of the Interagency Guidelines for Real Estate Lending Policies that have been adopted by the federal bank regulators.

     The Interagency Guidelines, among other things, require a depository institution to establish internal loan-to-value limits for real estate loans that are not in excess of the following supervisory limits:

     . for loans secured by raw land, the supervisory loan-to-value limit is 65% of the value of the collateral;

     . for land development loans (i.e., loans for the purpose of improving unimproved property prior to the erection of structures), the supervisory limit is 75%;

     . for loans for the construction of commercial, multi-family or other non-residential property, the supervisory limit is 80%;

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     .    for loans for the construction of one- to four-family properties, the supervisory limit is 85%; and

     . for loans secured by other improved property (e.g., farmland, completed commercial property and other income-producing property, including non-owner occupied, one- to four-family property), the limit is 85%.

Although no supervisory loan-to-value limit has been established for owner-occupied, one to four-family and home equity loans, the Interagency Guidelines state that for any such loan with a loan-to-value ratio that equals or exceeds 90% at origination, an institution should require appropriate credit enhancement in the form of either mortgage insurance or readily marketable collateral.

     Federal Home Loan Bank System. Harris Savings Bank is a member of the Federal Home Loan Bank of Pittsburgh, which is one of 12 regional Federal Home Loan Banks. Each Federal Home Loan Bank serves as a reserve or central bank for its members within its assigned region. It is funded primarily from funds deposited by financial institutions and proceeds derived from the sale of consolidated obligations of the Federal Home Loan Bank System. It makes loans to members pursuant to policies and procedures established by the board of directors of the Federal Home Loan Bank.

     As a member, Harris Savings Bank is required to purchase and maintain stock in the Federal Home Loan Bank of Pittsburgh in an amount equal to at least 1% of its aggregate unpaid residential mortgage loans, home purchase contracts or similar obligations at the beginning of each year, or 20% of its outstanding advances, whichever is larger. Harris Savings Bank currently is in compliance with this requirement and will be in compliance following the conversion. The Federal Home Loan Bank imposes various limitations on advances such as limiting the amount of real estate related collateral to 30% of a member's capital and limiting total advances to a member.

     Federal Reserve System. The Federal Reserve System requires all depository institutions, regardless whether they are chartered under state or federal law, to maintain noninterest bearing reserves at specified levels against their checking, NOW, and Super NOW checking accounts and non-personal time deposits. The balances maintained to meet the reserve requirements imposed by the Federal Reserve System may be used to satisfy the OTS liquidity requirements. Savings banks have authority to borrow from the Federal Reserve System "discount window," but Federal Reserve System policy generally requires savings institutions to exhaust all other sources before borrowing from the Federal Reserve System.

     Interstate Acquisitions and Branching. A federal savings bank may branch nationwide without regard to state law. Pennsylvania law authorizes financial institutions (or their holding companies) located in Delaware, Kentucky, the District of Columbia, Maryland, New Jersey, Ohio, Virginia and West Virginia to acquire Pennsylvania-chartered institutions and to establish branches in Pennsylvania, in each case subject to the condition that their home state offers reciprocal rights to savings institutions located in Pennsylvania. Pennsylvania-chartered savings institutions may also branch interstate, subject to the Department of Banking's approval and certain other conditions. Currently, Delaware, Kentucky, Maryland, New Jersey, Ohio and West Virginia have laws that permit Pennsylvania institutions to branch into such states and/or acquire savings institutions located in such states.

     Community Reinvestment Act. Under the Community Reinvestment Act ("CRA"), any insured depository institution, including Harris Savings Bank, has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community. The CRA requires the OTS to assess the depository institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution, including applications for additional branches and acquisitions.

     The CRA requires an institution's primary federal banking regulator to provide a written evaluation of an institution's CRA performance utilizing a four-tiered descriptive rating system and requires public disclosure of an

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institution's CRA rating. Harris Savings Bank received a "satisfactory" overall rating in its most recent CRA examination. The CRA applied to Harris Savings Bank as a FDIC-insured Pennsylvania Savings Bank, and after the conversion will continue to apply to Harris Savings Bank as a federal savings bank.

     Safety and Soundness Standards. Each federal banking agency, including the OTS and the FDIC, has adopted guidelines establishing general standards relating to internal controls, information and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. In general, the guidelines require, among other things, appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. The guidelines prohibit excessive compensation as an unsafe and unsound practice and describe compensation as excessive when the amounts paid are unreasonable or disproportionate to the services performed by an executive officer, employee, director, or principal shareholder.

     In addition, applicable regulations require a federal savings bank that is given notice by the FDIC that it is not satisfying any of such safety and soundness standards to submit a compliance plan to the applicable federal banking regulator. If, after being so notified, a savings bank fails to submit an acceptable compliance plan or fails in any material respect to implement an accepted compliance plan, the federal banking regulator may issue an order directing corrective and other actions of the types to which a significantly undercapitalized institution is subject under the "prompt corrective action" provisions of federal law. If a savings bank fails to comply with such an order, the federal banking regulator may seek to enforce such an order in judicial proceedings and to impose civil monetary penalties.

     Prompt Corrective Action. Federal law authorizes the federal banking agencies to require prompt corrective action to resolve the problems of undercapitalized institutions. The federal banking regulators have adopted regulations governing the supervisory actions that may be taken against undercapitalized institutions. The regulations establish five categories, consisting of "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." The OTS's regulations define the five capital categories as follows: Generally, an institution will be treated as "well capitalized" if its ratio of total capital to risk-weighted assets is at least 10%, its ratio of Tier 1 capital to risk-weighted assets is at least 6%, its ratio of Tier 1 capital to total assets is at least 5%, and it is not subject to any order or directive by the OTS to meet a specific capital level. An institution will be treated as "adequately capitalized" if its ratio of total capital to risk-weighted assets is at least 8%, its ratio of Tier 1 capital to risk-weighted assets is at least 4%, and its ratio of Tier 1 capital to total assets is at least 4% (3% if the bank receives the highest rating under the Uniform Financial Institutions Rating System) and it is not a well-capitalized institution. An institution that has total risk-based capital of less than 8%, Tier 1 risk-based-capital of less than 4% or a leverage ratio that is less than 4% (or less than 3% if the institution is rated a composite "1" under the Uniform Financial Institutions Rating System) would be considered to be "undercapitalized." An institution that has total risk-based capital of less than 6%, Tier 1 capital of less than 3% or a leverage ratio that is less than 3% would be considered to be "significantly undercapitalized," and an institution that has a tangible capital to assets ratio equal to or less than 2% would be deemed to be "critically undercapitalized."

     The severity of the action authorized or required to be taken under the prompt corrective action regulations increases as a savings bank's capital decreases within the three undercapitalized categories. All savings banks are prohibited from paying dividends or other capital distributions or paying management fees to any controlling person if, following such distribution, the bank would be undercapitalized. The OTS is required to monitor closely the condition of an undercapitalized bank and to restrict the growth of its assets. An undercapitalized bank is required to file a capital restoration plan within 45 days of the date the bank receives notice that it is within any of the three undercapitalized categories, and the plan must be guaranteed by any parent holding company. If a bank fails to submit an acceptable plan, it is treated as if it were "significantly undercapitalized." Banks that are significantly or critically undercapitalized are subject to a wider range of regulatory requirements and restrictions.

     The FDIC has a broad range of grounds under which it may appoint a receiver or conservator for an insured savings bank. If one or more grounds exist for appointing a conservator or receiver for a savings bank, the FDIC

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may require the bank to issue additional debt or stock, sell assets, be acquired by a depository bank holding company or combine with another depository bank.
The FDIC is required to appoint a receiver or a conservator for a critically undercapitalized savings bank within 90 days after the savings bank becomes critically undercapitalized or to take such other action that would better achieve the purposes of the prompt corrective action provisions. Such alternative action can be renewed for successive 90-day periods. However, if the savings bank continues to be critically undercapitalized on average during the quarter that begins 270 days after it first became critically undercapitalized, a receiver must be appointed, unless the FDIC makes certain findings that the bank is viable.

     Loans to a Bank's Insiders. A bank's loans to its executive officers, directors, any owner of 10% or more of its stock (each, an insider) and any of certain entities affiliated with any such person (an insider's related interest) are subject to the conditions and limitations imposed by Section 22(h) of the Federal Reserve Act and the Federal Reserve Board's Regulation O thereunder. Under these restrictions, the aggregate amount of the loans to any insider and the insider's related interests may not exceed the loans-to-one-borrower limit applicable to national banks, which is comparable to the loans-to-one-borrower limit applicable to Harris Savings Bank's loans. See "--Loans-to-One Borrower Limitations." All loans by a bank to all insiders and insiders' related interests in the aggregate may not exceed the bank's unimpaired capital and unimpaired surplus. With certain exceptions, loans to an executive officer, other than loans for the education of the officer's children and certain loans secured by the officer's residence, may not exceed the lesser of $100,000 or the greater of $25,000 or 2.5% of the bank's capital and unimpaired surplus. Regulation O also requires that any proposed loan to an insider or a related interest of that insider be approved in advance by a majority of the board of directors of the bank, with any interested director not participating in the voting, if such loan, when aggregated with any existing loans to that insider and the insider's related interests, would exceed either $500,000 or the greater of $25,000 or 5% of the bank's unimpaired capital and surplus. Generally, such loans must be made on substantially the same terms as, and follow credit underwriting procedures that are not less stringent than, those that are prevailing at the time for comparable transactions with other persons.

     An exception is made for extensions of credit made pursuant to a benefit or compensation plan of a bank that is widely available to employees of the bank and that does not give any preference to insiders of the bank over other employees of the bank.

Harris Financial

     General. Prior to the conversion, Harris Financial was regulated as a bank holding company by the Federal Reserve Board under the Bank Holding Company Act and the regulations of the Federal Reserve Board. The Federal Reserve Board also has extensive enforcement authority over bank holding companies, including, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to require that a holding company divest subsidiaries (including its bank subsidiaries). In general, enforcement actions may be initiated for violations of law and regulations and unsafe or unsound practices. Following the conversion, Harris Financial will be regulated as a savings and loan holding company under the Home Owners' Loan Act, and will be subject to the exclusive regulation, reporting requirements and supervision of the OTS. Among other things, this authority permits the OTS to restrict or prohibit activities that are determined to be a serious risk to Harris Savings Bank.

     Regulatory Capital Requirements. Savings and loan holding companies do not have any regulatory capital requirements, and after the charter conversion Harris Financial will no longer be subject to the capital requirements of the Federal Reserve Board. As a bank holding company, Harris Financial was subject to the Federal Reserve Bank's capital adequacy guidelines on a consolidated basis. Under Federal Reserve Board policy, a bank holding company must serve as a source of strength for its subsidiary bank. Under this policy the Federal Reserve Board may require, and has required in the past, a holding company to contribute additional capital to an undercapitalized subsidiary bank.

     Savings and Loan Holding Company Powers. After the conversion and merger, New Harris Financial will be a unitary savings and loan holding company regulated by the OTS and will be permitted to engage in a moderately broader range of activities than those permitted to Harris Financial as a bank holding company. As a unitary savings

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and loan holding company formed or applied for after May 4, 1999, New Harris
Financial will be authorized to engage in (i) activities permissible for a "financial holding company," as defined in the Gramm-Leach-Bliley Act, which activities include insurance and securities agency and underwriting activities,
(ii) activities permissible for bank holding companies under the Bank Holding Company Act, and (iii) certain additional enumerated activities, such as real estate development.

     The Bank Holding Company Act generally prohibits a bank holding company, from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non-bank activities which, by statute or by Federal Reserve Board regulation or order, have been identified as activities closely related to the business of banking or managing or controlling banks. The list of activities permitted by the Federal Reserve Board includes, among other things, operating a savings association, mortgage company, finance company, credit card company or factoring company; performing certain data processing operations; providing certain investment and financial advice; underwriting and acting as an insurance agent for certain types of credit-related insurance; leasing property on a full-payout, non-operating basis; selling money orders, travelers' checks and United States Savings Bonds; real estate and personal property appraising; providing tax planning and preparation services; and, subject to certain limitations, providing securities brokerage services for customers. The Gramm-Leach-Bliley Act has expanded the permissible activities of bank holding companies that elect to be regulated as financial holding companies to include securities and insurance agency and underwriting activities.

     Mergers and Acquisitions. The Home Owners' Loan Act prohibits a savings and loan holding company from, directly or indirectly, acquiring more than 5% of the voting stock of another savings association or savings and loan holding company or from acquiring such an institution or company by merger, consolidation or purchase of its assets, without the prior written approval of the OTS. In evaluating applications by holding companies to acquire savings associations, the OTS would consider the financial and managerial resources and future prospects of New Harris Financial and the institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and the needs of the community and competitive factors. As a savings bank holding company prior to the conversion, Harris Financial was required to obtain the approval of the Pennsylvania Department of Banking and the Federal Reserve Board before merging with or acquiring another bank or thrift holding company. The approval standards used by the Federal Reserve Board are similar to those used by the OTS with some exceptions, including that the OTS does not impose capital requirements on savings and loan holding companies.

     Dividends. OTS regulations do not restrict the ability of a savings and loan holding company to pay dividends. The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve Board's view that a bank holding company should pay cash dividends only to the extent that the holding company's net income for the past year is sufficient to cover both the cash dividends and a rate of earning retention that is consistent with the holding company's capital needs, asset quality and overall financial condition. The Federal Reserve Board also indicated that it would be inappropriate for a company experiencing serious financial problems to borrow funds to pay dividends. Furthermore, under the prompt corrective action regulations adopted by the Federal Reserve Board, the Federal Reserve Board may prohibit a bank holding company from paying any dividends if the holding company's bank subsidiary is classified as "undercapitalized."

     Bank holding companies are required to give the Federal Reserve Board prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of their consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe or unsound practice or would violate any law, regulation, Federal Reserve Board order, or any condition imposed by, or written agreement with, the Federal Reserve Board. This notification requirement does not apply to any company that meets the well-capitalized standard for commercial banks, has a safety and soundness examination rating of at least a "2" and is not subject to any unresolved supervisory issues.

     Effect of Qualified Thrift Lender Test. To be regulated as a savings and loan holding company by the OTS (rather than as a bank holding company by the Federal Reserve Board), Harris Savings Bank must qualify as a Qualified Thrift Lender. To qualify as a Qualified Thrift Lender, Harris Savings Bank must maintain compliance with the test for a "domestic building and loan association," as defined in the Internal Revenue Code, or with a Qualified Thrift Lender Test. Under the Qualified Thrift Lender Test, a savings institution is required to maintain at least 65% of its "portfolio assets" (total assets less: (1) specified liquid assets up to 20% of total assets; (2) intangibles, including goodwill; and (3) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed and related securities) in at least nine months out of each 12 month period. As of March 31, 2000, Harris Savings Bank maintained 80.1% of its portfolio assets in qualified thrift investments. Harris Savings Bank also met the Qualified Thrift Lender test in each of the last 12 months and, therefore, met the Qualified Thrift Lender test.

     Federal Securities Laws. New Harris Financial has filed with the Securities and Exchange Commission a registration statement under the Securities Act for the registration of the common stock to be issued in the stock offering. Upon completion of the stock offering, Harris Financial's common stock will be registered with the Securities and Exchange Commission under the Exchange Act. New Harris Financial will, as now, have to observe the information, proxy solicitation, insider trading restrictions and other requirements under the Exchange Act.

     The registration under the Securities Act of shares of the issuance of common stock in the stock offering does not cover the resale of such shares. Shares of the common stock purchased by persons who are not affiliates of New Harris Financial may be resold without registration. The resale restrictions of Rule 144 under the Securities Act govern shares purchased by an affiliate of New Harris Financial. If New Harris Financial meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of New Harris Financial who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of other persons) would be able to sell in the public market, without registration, a number of aggregated shares not to exceed, in any three-month period, the greater of (1) 1% of the outstanding shares of New Harris Financial or (2) the average weekly trading volume in such shares during the preceding four calendar weeks. Provision may be made in the future by New Harris Financial to permit affiliates to have their shares registered for sale under the Securities Act under specific circumstances.

                          FEDERAL AND STATE TAXATION

Federal Taxation

     General. Harris MHC, Harris Financial and Harris Savings Bank are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to these entities.

     Method of Accounting. For federal income tax purposes, Harris Financial follows the accounting methodology set forth in SFAS 109, Account for Income Taxes. Under SFAS 109, Harris Financial establishes deferred tax assets and liabilities for temporary differences between the financial reporting and tax basis of Harris Financial's assets and liabilities based on enacted tax rates expected to be in effect when such amounts are realized or settled. Harris Financial uses a tax year ending December 31 for filing its consolidated federal income tax returns.

     Bad Debt Reserves. The Small Business Protection Act of 1996 (the "1996 Act") eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995. Prior to the 1996 Act, Harris Savings Bank was permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions could, within specified formula limits, be deducted in arriving at Harris Savings Bank's taxable income. Bad debt reserves were subject to recapture into taxable income if a savings bank failed to meet certain thrift based and definitional tests. As a result of the 1996 Act, Harris Savings Bank must use the specific charge off method in computing its bad debt deduction beginning with its 1996 Federal tax return. In addition, the 1996 Act requires the recapture (over a six year period) of the excess of tax bad debt reserves at

December 31, 1995 over those established as of December 31, 1987. The amount of such reserves subject to recapture as of March 31, 2000, was approximately $2.6 million. Pre-1988 reserves remain subject to recapture if a savings bank makes certain non-dividend distributions. At March 31, 2000, Harris Savings Bank's total federal pre-1988 reserve was approximately $29.2 million. This reserve reflects the cumulative effects of federal tax deductions by the bank for which no Federal income tax provision has been made.

     Minimum Tax. The Code imposes an alternative minimum tax ("AMT") at a rate of 20% on a base of regular taxable income plus certain tax preferences ("alternative minimum taxable income" or "AMTI"). The AMT is payable to the extent such AMTI is in excess of an exemption amount. Net operating losses can offset no more than 90% of AMTI. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. Harris Savings Bank has not been subject to the alternative minimum tax and has no such amounts available as credits for carryover.

     Net Operating Loss Carryovers. A financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. This provision applies to losses incurred in taxable years beginning after August 5, 1997. At March 31, 2000, Harris Savings Bank had no net operating loss carryforwards for federal income tax purposes.

     Corporate Dividends-Received Deduction. Harris Financial may exclude from its income 100% of dividends received from Harris Savings Bank as a member of the same affiliated group of corporations.

State and Local Taxation

     Pennsylvania Taxation. Harris Financial is subject to the Pennsylvania corporate net income tax and capital stock and franchise tax. The corporate net income tax rate for 2000 is 9.99% and is imposed on Harris Financial's unconsolidated taxable income for federal purposes with certain adjustments. In general, the capital stock tax is a property tax imposed at the rate of approximately .9% of a corporation's capital stock value, which is determined in accordance with a fixed formula based upon average net income and net worth.

     Harris Savings Bank is taxed under the Pennsylvania Mutual Thrift Institutions Tax Act (the "MTIT"), as amended to include thrift institutions having capital stock. Pursuant to the MTIT, Harris Savings Bank's tax rate is 11.5%. The MTIT exempts Harris Savings Bank from all other taxes imposed by the Commonwealth of Pennsylvania for state income tax purposes and from all local taxation imposed by political subdivisions, except taxes on real estate and real estate transfers. The MTIT is a tax upon net earnings, determined in accordance with GAAP with certain adjustments. The MTIT, in computing GAAP income, allows for the deduction of interest earned on state and federal securities, while disallowing a percentage of a thrift's interest expense deduction in the proportion of interest income on those securities to the overall interest income of Harris Savings Bank. Net operating losses, if any, thereafter can be carried forward three years for MTIT purposes.

                        MANAGEMENT OF HARRIS FINANCIAL

Directors and Executive Officers of Harris Financial

     Directors. Harris Financial's Board of Directors consists of ten members. Prior to the completion of the merger, the number of directors of Harris Financial will be increased by seven directors. At the completion of the merger, the Board of Directors of Harris Financial will elect seven directors of York Financial to fill the seven vacancies created by the increase in number of directors. Directors of Harris Financial are generally elected to serve for a three year period or until their respective successors shall have been elected and shall qualify. The following table sets forth certain information as of March 31, 2000 regarding the composition of Harris Financial's Board of Directors. In addition, the table presents information regarding persons who are currently directors of York Financial and who will become directors of New Harris Financial following the merger.

      Directors of                                                            Director    Current Term
    Harris Financial (1)           Age                  Position                Since       to Expire
-------------------------        -------       ---------------------------   ------------  ------------
Charles C. Pearson, Jr.           60            President, Chief Executive       1999          2001
                                                 Officer and Chairman of
                                                       the Board (2)
Ernest P. Davis                   67                     Director                1997          2001
Jimmie C. George                  70                     Director                1997          2002
Robert A. Houck                   67                     Director                1997          2002
Bruce S. Isaacman                 69                     Director                1997          2001
William E. McClure, Jr            58                     Director                1997          2003
Robert E. Poole                   55                     Director                1997          2001
William A. Siverling              58                     Director                1997          2002
Frank R. Sourbeer                 50                     Director                1997          2001
Donald B. Springer                64                     Director                1997          2003

Directors of York Financial
who will become Directors
of New Harris Financial:

Robert W. Pullo                   60                  Co-Chairman(2)(3)           NA           NA(4)
Randall A. Gross                  56                     Director(3)              NA           NA(4)
Carolyn E. Steinhauser            60                     Director(3)              NA           NA(4)
Thomas W. Wolf                    50                     Director(3)              NA           NA(4)
Robert L. Simpson                 52                     Director(3)              NA           NA(4)
Cynthia A. Dotzel                 45                     Director(3)              NA           NA(4)
Byron M. Ream                     55                     Director(3)              NA           NA(4)

----------------------
(1) The mailing address for each current Harris Financial director is 235 North Second Street, Harrisburg, Pennsylvania 17101. The mailing address for each current York Financial director is 101 South George Street, York, Pennsylvania 17401. Directors of Harris Financial are also Directors of Harris MHC.

(2) At the completion of the merger, Mr. Pearson will become the Co-Chairman, President and Chief Executive Officer of New Harris Financial, and Mr. Pullo will be appointed the Co-Chairman of the Board of Directors of New Harris Financial.

(3) Currently a director of York Financial who will become a director of New Harris Financial only upon completion of the merger.

(4) Two of the current directors of York Financial will be appointed to two of the three classes of New Harris Financial's Board of Directors, and three current directors of York Financial will be appointed to the third class.

     Executive Officers. The following table sets forth information as of March 31, 2000 regarding the current executive officers of Harris Financial, and their positions with Harris Financial. The table also identifies the executive officers of York Financial who will become executive officers of New Harris Financial upon the completion of the merger, and the positions such persons hold at York Financial.

     Name                        Age           Position
----------------                -----   --------------------
John W. Atkinson                  62     Executive Vice President and Chief Operating
                                         Officer
James L. Durrell                  63     Executive Vice President and Chief Financial
                                         Officer
Jane B. Tompkins                  47     Senior Vice President and Chief Credit Officer
William M. Long                   49     Senior Vice President - Lending
Richard C. Ruben                  56     Senior Vice President, Chief Legal Officer and
                                         Corporate Secretary
John C. Coulson                   48     Senior Vice President and Chief Information Officer
Andrew S. Samuel                  38     Senior Vice President - Business Banking Group

Executive Officers of York
Financial who will become
Executive Officers of Harris
Financial

Robert A. Angelo                  52     Executive Vice President of York Financial
James H. Moss                     46     Senior Vice President and Chief Financial Officer of York Financial
Harry Zimmerman                   53     Executive Vice President of York Federal
Lynn D. Kramer-Crenshaw           49     Executive Vice President of York Federal
Robert P. O'Hara                  48     Executive Vice President of York Federal

Harris Financial Directors' Biographical Information

     The business experience for at least the past five years of each of the persons who are currently directors of Harris Financial is as follows:

     Charles C. Pearson, Jr. is President and Chief Executive Officer of Harris Savings Bank, Harris Financial, Inc., and Harris Financial, MHC. He also assumed the position of Chairman of the Board in April 1999. Before his appointment as an officer and Director in 1998, Mr. Pearson was Regional President of PNC Bank, Central Pennsylvania Region. Prior to that, he was President and Chief Executive Officer of United Federal Bancorp of State College, Pennsylvania, which was acquired by PNC in 1994.

     Ernest P. Davis is an independent agent for New York Life Insurance Company and other insurance companies, offering a variety of insurance and financial products. He has been a member of Harris Savings Bank's Board since 1989.

     Jimmie C. George has been a co-owner of George's Flowers, a local flower shop, for the past 39 years. Mr. George is a partner in two non-profit housing development companies. He has been a member of Harris Savings Bank's Board since 1988.

     Robert A. Houck was formerly the Executive Vice President, Chief Financial Officer, Secretary and Treasurer of HERCO, Inc., a hotel resort company located in Hershey, Pennsylvania, until his retirement in 1988. He has been a member of Harris Savings Bank's Board since 1979.

     Bruce S. Isaacman is a partner in Isaacman Kern & Co., an accounting firm. Prior to the merger of First Federal Savings and Loan Association of Harrisburg and Harris Savings Bank, Mr. Isaacman was Chairman of the Board of First Harrisburg Bancorp, Inc., parent company of First Federal Savings and Loan Association of Harrisburg. On May 21, 1996, Mr. Isaacman was appointed to the Board of Directors of Harris Savings Bank. Mr. Isaacman intends to retire as an active member of the Board after the 2001 Annual Meeting pursuant to Harris Financial's By-Laws which provide 70 years of age as the superannuation retirement age for Board Members.

     William E. McClure, Jr., is Chief Executive Officer of McClure Co., Inc. a mechanical contracting and engineering company, a wholly owned subsidiary of PP&L, Resources. Mr. McClure was elected to the Board of Harris Savings Bank in April 1997.

     Robert E. Poole has been the President and Chief Executive Officer of S&A Custom Built Homes, builders of various types of single and multi-family housing, land development and commercial development since 1980. He has also been the President and Director on the Second Mile Board. He has been a member of Harris Savings Bank's Board since 1998.

     William A. Siverling is the President and co-owner of Commercial Industrial Realty Company, a commercial real estate brokerage firm with which he has been associated for over 24 years. He has been a member of Harris Savings Bank's Board since 1989. Mr. Siverling is also a director of H S Service Corporation, a wholly-owned subsidiary of Harris Savings Bank.

     Frank R. Sourbeer has been President, Chairman of the Board of Directors and controlling owner of Wilsbach Distributors, a beverage distribution company since 1988. He is also President of the Partnership for Regional Investment and Development Enterprises, an industrial development company. He has been a member of Harris Savings Bank's Board since 1989.

     Donald B. Springer is founder and President of Phoenix Contact, Inc., a manufacturer of electrical and electronic components. Mr. Springer was elected to the Board of Harris Savings Bank in April 1997.

Biographical Information Regarding York Financial Directors who will Become Directors of New Harris Financial

     The business experience for at least the last five years for each of the persons who are currently directors of York Financial and who will become directors of New Harris Financial is as follows:

     Robert W. Pullo of York, Pennsylvania, is President and Chief Executive Officer of York Financial. He is also Chairman of the Board of Directors and Chief Executive Officer of York Federal and serves as Chairman of the Board of Directors of its subsidiary company, York Financial Investment Corp. of Delaware. Mr. Pullo is a member of the Board of Directors and Chairman of the Board of subsidiaries of York Financial Corp.: First Capital Brokerage Services, Inc., New Service Corp., First Capital Insurance Services, Inc. and Y-F Service Corp. He also serves on the Advisory Board of Meridian Venture Partnership, a venture capital company. He is a member of the American Community Bankers' National Task Force for Electronic Banking and serves as a Pennsylvania State liaison to the America's Community Bankers' Legislative Committee. He is the founding Chairman of the Board of the White Rose Foundation, a member of the Board of York Foundation, and a member of the Board of Anna Huber Community Health Initiatives. He is a member and past President of the Penn State York Campus Advisory Board, and Co-Chairman of York College, York Federal Institute of Regional Affairs. Mr. Pullo serves as a member of the Board and Executive Committee of Memorial Hospital of York and the parent company, Memorial Health Systems Corporation. He is the current Chairman of the York County Alliance for Learning, a business, education and a school-to-work partnership, a member of the Advisory Board of Junior Achievement, the Junior League of York, the York YWCA, and Youth Build. Mr. Pullo was the charter Chairman of the United Way Housing Initiatives. He currently serves on the Steering Committee of the Crispus Attucks Boundary Avenue Urban Development Project. He is a founding board member of The Cultural Alliance of York County, Inc. and is a member of the York Area Capital Campaign Review Association and Better York, Inc. He is a Past Chairman of the York Area Chamber of Commerce. Mr. Pullo is the recipient of the Minority Businessmen Association's Volunteer of the Year Award and the Excellence Award from the Human Relations Commission for his work with minorities.

     Randall A. Gross of York, Pennsylvania, is President of RG Industries. He earned his BBA and MBA from the University of Cincinnati. Mr. Gross was formerly Chairman of the York Area Chamber of Commerce and also Chairman of its Reaccreditation Committee. He also served with the Chamber of Commerce as Chairman of the Local Government Committee, Vice President of Community Affairs, member of the Executive Committee, Budget and Finance Committee, and Board of Directors. Mr. Gross is a member of the Board of Trustees of York College, and Board of Directors of Tighe Industries, York Graphic Services and Valin Corporation. He is also a member of the Chief Executive Officers (CEO) Organization. He is Past Chairman of the Keystone Chapter of the Young Presidents' Organization where he had previously served as Education Chairman. Mr. Gross is licensed by the State of Georgia as a Certified Public Accountant.

     Carolyn E. Steinhauser of York, Pennsylvania, is Executive Director of York Foundation. A graduate of Middlebury College, Ms. Steinhauser is a member of the board of Commonwealth Community Foundations (PA) and a Trustee of York College of Pennsylvania. She was formerly Vice President/Campaign of the United Way of York County and Executive Director of the York YWCA.

     Thomas W. Wolf of Mount Wolf, Pennsylvania, is President of The Wolf Organization, Inc. where he has been affiliated since 1979. Mr. Wolf earned a Bachelor of Arts degree from Dartmouth College, a Master of Philosophy from the University of London, and a Ph.D. from the Massachusetts Institute of Technology. Mr. Wolf is past Chairman of the Board of the York Area Chamber of Commerce, Past Chairman of the Board of the United Way of York County, past Chairman of the Board of WITF Public Broadcasting Station, Vice Chairman of the Board of York College of Pennsylvania, and President of Better York, Inc. Mr. Wolf served in the U.S. Peace Corps in India.

     Robert L. Simpson of York, Pennsylvania, is Executive Director of the Crispus Attucks Association, a multi-purpose community center, a position he has held since 1979. Mr. Simpson serves on the Board of Directors and the Medical Affairs and Community Health Care Committees of the York Hospital, is a Trustee of York College of Pennsylvania and is a member of the Board of Directors of WITF Public Broadcasting Station. Mr. Simpson also serves on the Board of Directors of the York Health Bureau, the White Rose Foundation, the Martin Memorial Library, and the York County Industrial Development Corporation. A member of the Rotary Club of York, he serves on the Rotary and York City School District Drop-Out Prevention Program Committee, and serves on the Atkins House Advisory Committee. He has also served on the boards of the County Drug Task Force, York 2000 Committee, the YMCA, York Area Chamber of Commerce, and the Junior League.

     Cynthia A. Dotzel of York, Pennsylvania, is a Certified Public Accountant, practicing with Dotzel & Company, Inc., Certified Public Accountants. She earned a Bachelor of Science degree in Accounting from York College after completing undergraduate work at York College and Bloomsburg University. Ms. Dotzel is a member of the Cyber Center Management Group. She is a member of the Finance Committees of St. Patricks Church in York and the York Foundation.

     Byron M. Ream of York, Pennsylvania, is Executive Vice President of R&R Components, Inc. He formerly served as the Director of Property Management and as a realtor for Bennett Williams, Inc., York. Mr. Ream attended Wesleyan University and Pennsylvania State University, York Campus. He is a member of the Building Committee of the United Way of York County, a past President of the Board of Trustees of Asbury United Methodist Church, and a member of the Board of Directors of Bell Socialization Services and B.U.I.L.D., Inc.

Executive Officers of Harris Financial who are not Directors

     The following are executive officers of Harris Financial and/or Harris Savings Bank who are not also directors of Harris Financial.

     John W. Atkinson is Executive Vice President and Chief Operating Officer of Harris Financial and Harris Savings Bank since May, 1998. Mr. Atkinson was Executive Vice President and Chief Operating Officer of United Federal Bancorp and, after its acquisition, PNC Bank's State College region from 1992 until 1995. Mr. Atkinson was retired from 1996 until his employment by Harris Financial and Harris Savings Bank in 1998. Mr. Atkinson plans to retire following the merger.

     James L. Durrell is Executive Vice President and Chief Financial Officer of Harris Financial and Harris Savings Bank. Mr. Durrell was appointed Executive Vice President of Harris Savings Bank in 1995 and has been Chief Financial Officer of Harris Savings Bank since 1988 when he began his employment with Harris Savings Bank. Mr. Durrell is a Director of H.S. Service Corporation, First Harrisburg Service Corporation, Avstar Mortgage Corporation and Chairman of Harris Delaware Corporation wholly owned subsidiaries of Harris Savings Bank. Mr. Durrell plans to retire following the merger.

     Jane B. Tompkins was appointed Senior Vice President, Chief Credit Officer in April 1998, when she was employed by Harris Savings Bank. Mrs. Tompkins has spent the past 19 years working in the banking industry and most recently employed by PNC Bank as a Regional Chief Credit Policy Officer and Senior Credit Officer. Following the merger, Ms. Tompkins will continue to serve as Senior Vice President and Chief Credit Officer.

     William M. Long has been Senior Vice President of Lending for Harris Savings Bank since 1989, and was first employed by Harris Savings Bank in March 1989. Mr. Long is Chairman of the Board of Avstar Mortgage Corporation, a wholly owned subsidiary of Harris Savings Bank. Mr. Long plans to retire following the merger.

     Richard C. Ruben is Senior Vice President and Secretary of Harris Financial. Mr. Ruben has been Senior Vice President, Chief Legal Officer and Corporate Secretary of Harris Savings Bank since August, 1997. He was engaged in the private practice of Law in Harrisburg, Pennsylvania between 1978 and 1997. Mr. Ruben is President and a Director of H.S. Service Corporation, a wholly owned subsidiary of Harris Savings Bank. Following the merger, Mr. Rubin will continue to serve as Senior Vice President and Secretary of Harris Financial and Senior Vice President, Chief Legal Officer and Corporate Secretary of Harris Savings Bank.

     John D. Coulson was appointed Senior Vice President, Chief Information Officer of Harris Savings Bank in August, 1997. From 1993 to 1997, he was employed by Dauphin Deposit Bank & Trust Company in various positions including Chief Information Officer and as a member of First Maryland Bancorp's Merger, Acquisition and Consolidation Group. Following the merger Mr. Coulson will continue to serve as Senior Vice President and Chief Information Officer of Harris Savings Bank.

     Andrew S. Samuel was appointed Senior Vice President, Business Banking Group in April 1998. Mr. Samuel has been employed with Harris Savings Bank since 1996. He was previously employed by Fulton Bank. He serves on various Community Boards and Committees. Following the merger, Mr. Andrew will continue to serve as Senior Vice President of the Business Banking Group.

Executive Officers of York Financial who are not Directors, and who will Become
     Executive Officers of New Harris Financial

     The following are executive officers of York Financial and/or York Federal who are not also directors of York Financial. Each of the following executive officers of York Financial will serve as executive officers of New Harris Financial following the merger.

     Robert A. Angelo, Esq., of York, Pennsylvania, is Executive Vice President, Secretary and General Counsel of York Financial and President and Chief Operating Officer of York Federal. Prior to becoming Executive Vice President in August, 1991, Mr. Angelo was Senior Vice President of York Financial. He obtained a Bachelor of Science Degree from La Salle University, Philadelphia, Pennsylvania and his Juris Doctor Degree from the University of Baltimore, School of Law, Baltimore, Maryland. Mr. Angelo is a member of the Board of Directors of the Small Enterprise Development Company, South George Street Community Partnership, the York County

Chamber of Commerce and Misericordia Convalescent Home. Mr. Angelo is past Chairman of the Pennsylvania Association of Savings Institutions Legal Committee. Mr. Angelo is past Chairman of the Board and Executive Committee of the Housing Initiatives Corporation of the United Way of York County. Mr. Angelo is expected to be Chief Administrative Officer of New Harris Financial following the merger.

     James H. Moss joined York Federal in November 1984 and currently serves as Senior Vice President, Chief Financial Officer/Treasurer for York Financial and Executive Vice President of the Administrative Services Group and Chief Financial Officer/Treasurer for York Federal. Mr. Moss is a Certified Public Accountant and from January 1978 to November 1984 served in various audit capacities with Ernst & Young LLP. He is a graduate of Elizabethtown College. He is a member of the American and Pennsylvania Institutes of Certified Public Accountants. In addition, Mr. Moss serves as a member of the Board of Directors of the York County United Way and is the chairperson of the United Way's Fund Distribution Division. Mr. Moss is expected to be Chief Financial Officer of New Harris Financial following the merger.

     Harry M. Zimmerman of York, Pennsylvania, is the Executive Vice President of the Business Banking Group of York Federal and has over 30 years of experience in the banking industry. Mr. Zimmerman joined York Federal in April 1997. From 1992 to 1997, he was Senior Vice President and Corporate Banking Division Manager at Bank One in Youngstown, Ohio. He is a graduate of the University of Delaware with a Bachelor of Science Degree in Business Management and Psychology and has completed studies at the University of Oklahoma, Graduate School of Banking and the Rutgers University Stonier Graduate School of Banking. Current responsibilities include overseeing the activities of the Business Banking Group, which includes all commercial lending, commercial real estate lending and commercial cash management services. He is also a member of York Federal's Senior Loan Committee. He has been active in numerous civic and community organizations, including the York County Economic Development Corporation, the United Way of York County, the York YMCA, Salvation Army, Pen-Mar Organization, and the York Adams Area Council of the Boy Scouts of America.

     Lynn D. Kramer-Crenshaw is Executive Vice President of the Retail Group of York Federal. A graduate of Towson State University, Ms. Kramer-Crenshaw had over 15 years of commercial banking experience before joining York Federal as Vice President of Marketing in 1993. A resident of northern Baltimore County, Maryland, Ms. Kramer-Crenshaw is a member of the York County Private Industry Council. She is a past board member and chairman of the Marketing Committee for Child Care Consultants, a York County non-profit organization. She is a also a past board member of the Central Atlantic Bank Marketing Association and a past member of the Citizen Advisory Committee for the Gunpowder Falls State Park and North Central Hike and Bike Trail board.

     Robert P. O'Hara of Hunt Valley, Maryland, is Executive Vice President of the York Federal Savings and Loan Association Mortgage Banking Group. Mr. O'Hara joined York Federal Savings and Loan Association in February 1999. Prior to joining York Federal, Mr. O'Hara had over 20 years of experience in all aspects of Mortgage Banking. From 1989 through 1999, he worked for First Maryland Bancorp and served as President of the Mortgage Company from 1995 -1998. He is a graduate of Loyola College in Maryland. Mr. O'Hara is a member of the Board of Governors of the Maryland Mortgage Bankers Association and a past President of Maryland Mortgage Bankers Association and former Advisory Board member for Fannie Mae's South Eastern region. Mr. O'Hara is expected to supervise New Harris Financial's mortgage lending following the merger.

Harris Financial Executive Compensation

     Harris Financial executive officers receive compensation from Harris Savings Bank. Shown below is information concerning the annual compensation for services in all capacities to Harris Savings Bank for the fiscal years ended December 31, 1999, 1998 and 1997, of those persons who were, at December 31, 1999, the Chief Executive Officer, and the four other most highly compensated executive officers of Harris Savings Bank (together, Named Executive Officers).

====================================================================================================================================
                                              Annual Compensation                     Long-term Compensation
                                         --------------------------------------------------------------------------

                                                                                       Awards            Payouts
                                Year                                            -----------------------------------
     Name and                   Ended                            Other                         Options/                   All
Principal Position             December                          Annual         Restricted      Stock                    Other
                                 31,       Salary   Bonus(1)  Compensation(2)     Stock     Appreciation   LTIP    Compensation(3)
                                                                                 Awards         Rights     Payouts       (4)(5)
                                                                                                  (#)
=================================================================================================================================
Charles C. Pearson, Jr.,         1999     $356,056  $144,324            --             --        75,000          --       $31,181
President and Chief              1998      275,000   140,663      $175,221             --        25,000          --         2,063
Executive Officer(1)             1997(1)        --        --            --             --            --          --            --
---------------------------------------------------------------------------------------------------------------------------------
John W. Atkinson                 1999(6)   235,925    61,490            --             --        15,000          --        20,685
Executive Vice President         1998(7)   128,800    45,102            --             --        10,000(6)       --            --
and Chief Operating  Officer
---------------------------------------------------------------------------------------------------------------------------------
James L. Durrell                 1999      217,819    51,500            --             --        15,000          --        34,949
Executive Vice President         1998      148,034    56,742            --             --            --          --        37,979
and Chief Financial Officer      1997      136,780    39,848            --             --            --          --        11,558
---------------------------------------------------------------------------------------------------------------------------------
Jane B. Tompkins                 1999(6)   150,174    36,013            --             --         6,000          --        13,202
Senior Vice President and        1998(8)    94,962                      --             --         6,000(6)       --        28,241
Chief Credit Officer
---------------------------------------------------------------------------------------------------------------------------------
William M. Long                  1999      148,223    31,240            --             --         6,000          --        17,425
Senior Vice                      1998      101,697    35,656            --             --            --          --        18,367
President--Lending Division      1997       95,566    26,048            --             --            --          --        10,911
---------------------------------------------------------------------------------------------------------------------------------


(1) Charles C. Pearson, Jr., was appointed President and Chief Executive Officer effective January 5, 1998. No compensation was earned in 1997.

(2) Includes contractual one time payments of: $157,813 for loss of prior employment stock options, $2,063 for employer match for 401(k) prior to enrollment and $15,345 for house settlement fees.

(3)  Includes contributions in 1999 of $27,498, $16,498, $31,266, $13,965 and
     $9,884, respectively, for Messrs. Pearson, Atkinson, Durrell, Long and Mrs. Tompkins for the Supplemental Executive Retirement Plan.

(4) Includes employer matching contributions in 1999 of $2,400, $2,507 $2,400, $2,177 and $2,035, respectively, for Messrs. Pearson, Atkinson, Durrell, Long and Mrs. Tompkins under Harris Savings Bank's 401(k) Retirement Plan.

(5)  Includes contributions in 1999 of $1,283 for each of the following:
     Messrs. Pearson, Atkinson, Durrell, Long and Mrs. Tompkins to Harris Financial's Employee Stock Ownership Plan.

(6) These options were cancelled in 1999 and, in lieu thereof, Recognition Retention Plan Stock grant awards of 5,039 and 3,023 shares, at the closing price of $11.75 per share, were awarded respectively to Mr. Atkinson and Mrs. Tompkins.

(7)  Jane B. Tompkins started employment on April 14, 1998.

     Aggregate Option Awards and Exercises During 1999 and Option Values at December 31, 1999. Harris Savings Bank's 1994, 1996 and 1999 incentive stock option plans are available to officers and other employees of Harris Savings Bank and its affiliates. The plans are administered by a committee of outside directors. The plans authorize the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, "non-statutory options," which do not qualify as incentive stock options, and certain "Limited Rights," exercisable only upon a change of control of Harris Savings Bank, Harris Financial or Harris MHC. The following tables set forth certain information regarding awards under Harris Savings Bank's incentive stock option plans, including the options awarded during 1999, shares acquired and the value realized during 1999 by Named Executive Officers upon exercise of options and the number of shares of Harris Financial common stock underlying options and the value of options held by Named Executive Officers at December 31, 1999. Neither the conversion nor the merger will be considered a change in control for purposes of the incentive stock option plans.

     Set forth in the tables that follow is information relating to options granted under the stock option plan to the Named Executive Officers during 1999.

==================================================================================================================
                                        OPTION GRANTS IN LAST FISCAL YEAR
------------------------------------------------------------------------------------------------------------------
                                                Individual Grants
------------------------------------------------------------------------------------------------------------------
                                         Percent of
                                        Total Options                                 Potential Realized Value at
                                         Granted to                                  Assumed Annual Rates of Stock
                            Options     Employees in   Exercise or   Expiration      Price Appreciation for Option
          Name              Granted        FY 1999     Base Price      Date(3)                  Terms(1)
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                                                                                            5%              10%
------------------------------------------------------------------------------------------------------------------
Charles C. Pearson, Jr.      50,000(2)       24.4%      $14.5000       01/05/09           457,000        1,160,000
                             25,000          11.1%      $12.5000                                           500,000
------------------------------------------------------------------------------------------------------------------
John W. Atkinson             15,000           6.7%      $12.5000       02/16/09           116,000          300,000
------------------------------------------------------------------------------------------------------------------
James L. Durrell             15,000           6.7%      $12.5000       02/16/09           116,000          300,000
------------------------------------------------------------------------------------------------------------------
Jane B. Tompkins              6,000           2.7%      $12.5000       02/16/09            47,000          120,000
------------------------------------------------------------------------------------------------------------------
William M. Long               6,000           2.7%      $12.5000       02/16/09            47,000          120,000
==================================================================================================================

___________________________
(1)  Rounded to nearest thousand dollars.

(2)  Awarded pursuant to terms of employment agreement described elsewhere.

(3)  The effective date for vesting purposes is April 20, 1999.


                                                               Number of Securities      Value of Unexercised in-
                                                              Underlying Options at        the-Money Options at
                            Number of                           December 31, 1999           December 31, 1999
                             Shares
                           Acquired on       Value Realized          Exercisable/                Exercisable/
        Name                Exercise               --------          Unexercisable             Unexercisable(1)
        ----                --------                                 -------------             ----------------
------------------------------------------------------------------------------------------------------------------
Charles C. Pearson. Jr.               0              --            5,000/95,000                  $      0/$0
President and Chief
Executive Officer
------------------------------------------------------------------------------------------------------------------
John W. Atkinson                     --              --                0/15,000(2)               $      0/$0
Executive Vice
President and Chief
Operating Officer
------------------------------------------------------------------------------------------------------------------
James L. Durrell                  4,500         $28,764           30,500/15,000                  $111,935/$0
Executive Vice
President and Chief
Financial Officer
------------------------------------------------------------------------------------------------------------------
Jane B .Tompkins                     --              --                 0/6,000(3)               $      0/$0
Senior Vice President
Chief Credit Officer
------------------------------------------------------------------------------------------------------------------
William M. Long                   7,500         $78,127                 0/6,000                  $      0/$0
Senior Vice President
Lending Division
------------------------------------------------------------------------------------------------------------------

_______________________
(1)  Based on the last sale price of $7.00 on December 31, 1999.

(2) Of these options, 10,000 granted in 1998 were cancelled in 1999 by mutual consent.

(3) Of these options, 6,000 granted in 1998 were cancelled in 1999 by mutual consent.

          Employment Contracts. Harris MHC entered into a rolling three-year Employment Agreement with Mr. Pearson on December 19, 1997 effective January 5, 1998, through December 31, 2000. Mr. Pearson was employed as President and Chief Executive Officer of Harris MHC and its subsidiaries at an initial annual salary of $275,000 per year with a guaranteed first year bonus of 30% of base salary. In addition, Mr. Pearson was promised other material considerations.
He was awarded qualified stock options to purchase a total of 25,000 shares of Harris Financial common stock at an exercise price of $20.25 per share in equal installments on the first five anniversaries of the effective date of his employment. Harris Financial further agreed to an award of 50,000 non-qualified options to purchase common stock of Harris Financial, which were awarded subject to receipt of all required regulatory and shareholder approvals for the 1999 Plans out of which these options were intended to be granted. The agreement provides for re-pricing the non-qualified options based upon performance of Harris Financial stock relative to its peers and the S&P 500 Index. Mr. Pearson is also entitled to participate in all Harris Savings Bank benefit plans generally available to executive officers, a company vehicle, country club membership, a relocation allowance and legal fees. He was, furthermore, granted an alternative payment to compensate for in-the-money options lost as the result of his employment by Harris Financial. His contract includes a change-in-control provision which would pay a severance benefit to Mr. Pearson equal to
2.99 times his base compensation (defined as total cash remuneration received by the executive in all capacities with Harris Financial and affiliates, as reported on Form 10-2) if Mr. Pearson's employment is terminated within two years following a change in control. Under the employment agreement, Mr. Pearson may voluntarily terminate employment within one year of a change in control, in his sole discretion, and receive the severance benefit. Mr. Pearson will also be entitled to health benefits for himself and his spouse until each of them attain age 65 or become eligible for Medicare. If payments and benefits received in connection with a change in control would constitute an excess parachute payment under Section 280G of the Code, then such payments would be reduced to one dollar less than the excess parachute amount if the reduced amount would be greater the unreduced payments less the excise tax the executive would owe. Neither the conversion nor the merger will be considered a change in control for purposes of Mr. Pearson's employment. The employment agreement also contains a severance benefit if Mr. Pearson's employment is terminated without cause for reasons other than a change in control.

          Change in Control Agreements. Effective April 1, 1998, Harris Savings Bank and Harris MHC entered into a Change In Control Agreement with each of Messrs. Durrell, Ruben, Long and Coulson, and Mrs. Tompkins and Messrs. Atkinson and Samuel at the dates of their appointment. Each Change In Control Agreement has a three-year term. The Board of Directors votes annually on whether to renew the agreements for an additional year. The Board voted at its February, 2000, Board Meeting to renew the agreements for an additional year. Each Change In Control Agreement provides that, at any time following a change-in-control of Harris Savings Bank or Harris MHC, if Harris Savings Bank or Harris MHC terminates the executive's employment for any reason, other than for cause, or if the executive terminates employment following demotion, loss of title, loss of significant authority, reduction in compensation or relocation of principal place of employment, the executive, or in the event of death, his/her beneficiary, is entitled to receive a severance payment equal to three times the annual compensation. Each Change In Control Agreement also provides that Harris Savings Bank or Harris MHC will continue the executive's life, health, dental and disability coverage for a three-year period. A change-in-control is defined in the Change In Control Agreement to mean an event that would constitute a change-in-control of Harris Savings Bank or Harris MHC, as the case may be, under Harris Savings Bank Holding Company Act or the Change in Bank Control Act; a plan of reorganization, merger, merger conversion, consolidation or sale of all or substantially all of the assets of Harris Savings Bank or Harris MHC or a similar transaction in which Harris Savings Bank or Harris MHC is not the resulting entity; or a change in the composition of the Board of Directors of Harris Savings Bank or of Harris MHC that results in a change of a majority of such directors. If payments and benefits under a Change In Control Agreement would constitute an excess parachute payment under Section 280G of the Code, then such payment may be reduced to one dollar less than the excess parachute amounts if the reduced amount would be greater than the unreduced payments less the excise tax that the executive would owe under Section 4999 of the Internal Revenue Code. Neither the conversion nor the merger will be considered a change in control for purposes of the change in control agreements.

          Pension Plan. Harris Financial presently has no separate pension plan. Harris Savings Bank maintains a non-contributory defined benefit plan for all employees hired before January 1, 1999, who are at least 21 years of age and who have completed one year of service during which they worked at least 1,000 hours. The plan is intended to be a "qualified" plan under section 401(a) of the Code. The plan provides for a monthly benefit to the participant upon his or her retirement at the age of 65 with at least five years of service.
Benefits are also payable upon the participant's death or disability or early retirement at age 55 with at least five years of service. The benefit to which a participant is entitled is determined in accordance with a formula based upon the participant's average monthly compensation, which is defined in the plan to be monthly compensation averaged over the highest five years of service. The benefit formula is the sum of (a) 2% of average monthly compensation multiplied by years of service, up to 15 years, (b) .5% of average monthly compensation multiplied by years of service in excess of 15 years

(maximum 20 years under this part) and (c) .5% of average monthly compensation in excess of one-twelfth of Social Security covered compensation multiplied by years of service up to 35 years. Harris Savings Bank is required to make annual contributions to the plan based upon actuarial estimates provided by the actuary retained by the plan. During 1999 no contribution was required.

     Harris Savings Bank has discontinued the defined benefit pension plan for employees hired after December 31, 1998. Consequently, no additional persons will become eligible for benefits under the Pension Plan as a result of the merger. For employees hired on or after January 1, 1999, the defined benefit plan has been replaced by an increased employer contribution to the employee's 401(k) Plan.

     The following table illustrates monthly pension benefits at age 65 under the most advantageous defined benefit plan provisions available at various levels of compensation and years of service.

                                   YEARS OF SERVICE
                                   ----------------

  Compensation         15         20         25         30         35
  ------------         --         --         --         --         --

  $ 40,000            1,031      1,125      1,219      1,313      1,406
  $ 60,000            1,656      1,833      2,011      2,188      2,365
  $ 80,000            2,281      2,542      2,802      3,063      3,323
  $100,000            2,906      3,250      3,594      3,938      4,281
  $120,000            3,531      3,958      4,386      4,813      5,240
  $140,000            4,156       4667      5,177      5,688      6,198
  $170,000            5,094      5,729      6,365      7,000      7,636

     As of December 31, 1999, Messrs. Durrell, Long and Samuel had 12, 15 and four years of credited service, respectively. Messrs. Pearson, Ruben and Coulson and Mrs. Tompkins each had two years of credited service.

     Supplemental Executive Retirement Plan. Harris Savings Bank maintains a Supplemental Executive Retirement Plan (the "SERP") for certain employees designated by the Board of Directors. The Plan makes up benefits lost by the employee under Harris Savings Bank's three qualified retirement plans due to the Internal Revenue Service ("IRS") compensation limit effective January 1, 1994. The compensation limit for 1999 was $160,000, and is increased to $170,000 for 2000. The SERP includes a defined benefit component and a defined contribution component. The amount of the annual defined contribution is included in the Summary Compensation Table. The amount of the defined benefit component is described in the table below. The benefit may be paid in a lump sum, or over a 10 year period. The following table sets forth the present value at age 65 of the defined benefit that will be received based on a participant's years of service and average annual compensation over the last five years prior to reaching age 65.

                              YEARS OF SERVICE/(1)/
                             ----------------------

  Compensation        15        20        25        30        35
  ------------        --        --        --        --        --

  $170,000                0         0         0         0         0
  $200,000          117,000   133,000   149,000   164,000   180,000
  $225,000          215,000   244,000   273,000   301,000   330,000
  $250,000          313,000   355,000   396,000   438,000   480,000
  $275,000          411,000   465,000   520,000   575,000   630,000
  $300,000          509,000   576,000   644,000   712,000   780,000

___________________________
(1) Represents the present value at age 65 of the Supplemental Executive Retirement Plan benefit.

     As of December 31, 1999, Messrs. Durrell, Long and Samuel had 12, 15 and 4 years of credited service, respectively. Messrs. Pearson, Ruben and Coulson and Mrs. Tompkins each had 2 years of credited service.

     Neither the conversion nor the merger will have any effect on benefits provided under the Supplemental

Executive Retirement Plan.

York Financial Executive Compensation

     Summary Compensation Table. The following information is furnished for York Financial's chief executive officer and named executive officers for the year ended June 30, 1999. All compensation is paid by York Federal but allocated between York Financial and York Federal based on approximate time spent by the named executive officer on York Financial business.

=================================================================================================================
                                                      Annual Compensation         Long-Term Compensation
-----------------------------------------------------------------------------------------------------------------
                                                                         Other                      All Other
                                   Year Ended                            Annual                      Compen-
   Name and principal position     June 30,    Salary($)   Bonus($)     Compen-    Options(#)(2)  sation($)(3)
                                                                       sation(1)
                                                                          ($)
-----------------------------------------------------------------------------------------------------------------
Robert W. Pullo, President of        1999      $375,011   $123,708          --         3,970       $160,378
York Financial and York              1998       360,490    167,197(4)       --        24,970        111,910
Federal and Chief Executive          1997       330,502    105,884          --         3,970        111,739
Officer
-----------------------------------------------------------------------------------------------------------------
Robert A. Angelo, Executive          1999      $192,400   $ 64,389          --            --       $ 27,982
Vice President, Secretary and        1998       185,000     87,530(4)       --        15,750         10,873
General Counsel of York              1997       170,000     60,255          --            --         11,129
Financial; President of York
Federal
-----------------------------------------------------------------------------------------------------------------
James H. Moss, Senior Vice           1999      $143,929   $ 43,662          --            --       $  7,231
President, Chief Financial           1998       135,000     64,428(4)       --        10,500          7,817
Officer/Treasurer of York            1997       126,445     43,811          --            --          8,422
Financial; Executive Vice
President of York Federal
-----------------------------------------------------------------------------------------------------------------
Harry M. Zimmerman,                  1999      $131,323   $ 35,798          --            --       $  4,407
Executive Vice President of          1998       125,000     41,669          --        10,500          3,793
York Federal                         1997        19,231        829          --        13,125             --
-----------------------------------------------------------------------------------------------------------------
Lynn D. Crenshaw, Executive          1999      $118,448   $ 32,542          --            --       $  3,766
Vice President of York Federal       1998       112,000     38,282          --        10,500          4,060
                                     1997       109,444      5,884          --            --          5,480
 ================================================================================================================

_______________________
(1) Amounts not reportable as they do not exceed the lesser of $50,000 or 10% of salary and bonus.

(2) The number of stock options indicated have been adjusted for stock dividends.

(3)  Includes contributions of $3,180, $3,180, $3,180, $3,180 and $3,115, respectively, for Messrs. Pullo, Angelo, Moss and Zimmerman, and Ms. Crenshaw to the York Financial employee stock ownership plan. Includes contributions of $123,198, $23,902, $2,851,$1,227and $651, respectively, for Messrs. Pullo, Angelo, Moss, and Zimmerman, and Ms. Crenshaw for life insurance premiums and benefit accruals for Messrs. Pullo and Angelo for the Supplemental Executive Retirement Plan. Includes $32,800 in directors' fees paid to Mr. Pullo. Includes directors' fees of $1,200, $900 and $1,200, respectively, for Messrs. Pullo, Angelo and Moss for board meetings of York Financial Investment Corp., a subsidiary of York Federal.

(4) Includes bonuses received in November 1997 under York Financial's Bonus Plan for performance standards achieved in the 1996/1997 fiscal year.

     Option Grants Table. The following table sets forth, for the fiscal year ended June 30, 1999, all grants to York Financial's Chief Executive Officer, of options to purchase shares of York Financial common stock. No options were granted to the other York Financial named executive officers during the fiscal year ended June 30, 1999.


                                                         Individual Grants(1)
                     ------------------------------------------------------------------------------------------------
                                                                                   Potential Realizable Value at
                                                                                   Assumed Annual Rates of Stock
                                % of Total Options                             Price Appreciation for Option Term(2)
                                                                              ---------------------------------------
                                     Granted to
                        Options      Employees       Exercise
                        Granted      in Fiscal        Price      Expiration
         Name             (#)           Year          ($/Sh)        Date        0%($)          5%($)          10%($)
------------------   -----------   -------------   ----------  -------------  --------       --------       ---------
Robert W. Pullo          3,970         19.59%       $16.667      10/01/08         --          $41,613       $105,455

____________________
(1)  Only named executive officers receiving grants are listed.

(2) The amounts under the columns labeled "5%" and "10%" are included by York Financial pursuant to rules of the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of York Financial's common stock. Such amounts are based on the assumption that the named persons hold the options granted for their full 10 year term. The actual value of the options will vary in accordance with the market price of York Financial's. The column headed "0%" is included to demonstrate that the options were granted at fair market value and optionees will not recognize any gain without an increase in the stock price, which increase benefits all stockholders commensurately. York Financial did not use an alternative formula to attempt to value options at the date of grant, as management is not aware of any formula which determines with reasonable accuracy a present value of options of the type granted to the optionees.

     Option Exercise Table. The following table sets forth all exercises of options to purchase York Financial common stock by York Financial's Chief Executive Officer and York Financial named executive officers for the fiscal year ended June 30, 1999.

                                                                    Number of Securities            Value of Unexercised
                                                                Underlying Unexercised Options      In-the-Money Options
                                                                   at Fiscal Year End(#)(1)         at Fiscal Year End($)
                                                               --------------------------------- ------------------------------
                                 Shares
                               Acquired on         Value
        Name                   Exercise(#)      Realized($)      Exercisable      Unexercisable    Exercisable   Unexercisable
-------------------------   ----------------  ---------------  ---------------  ---------------- -------------- ---------------
 Robert W. Pullo                  91,579          $995,570         119,170             17,378          $631,293      $1,896
 Robert A. Angelo                 73,572           746,968          57,916             13,178           256,662       1,896
 James H. Moss                    32,625           333,667          25,099              8,978            94,610       1,896
 Harry M. Zimmerman                   --                --           9,975             13,650             2,670       1,780
 Lynn D. Crenshaw                  1,000             5,632          23,133              8,978            99,784       1,896

_____________________
(1) Number of shares acquired have been adjusted for 5% stock dividend paid November 17, 1998.

     On completion of the merger, each outstanding and unexercised stock option to purchase shares of York Financial will no longer represent the right to acquire shares of York Financial and will become the right to acquire shares of New Harris Financial. The number of shares of New Harris Financial that each option will be entitled to acquire will be based on the exchange ratio. The merger constitutes a change in control such that all options that are not then exercisable will become exercisable at the completion of the merger.

     Supplemental Executive Retirement Plan. The Supplemental Executive Retirement Plan is a non-qualified, unfunded deferred compensation plan evidenced by two separate agreements that provide supplemental executive retirement benefits to Messrs. Pullo and Angelo. The agreements are unfunded, but York Financial and York Federal have purchased life insurance policies on each executive that are actuarially designed to offset the annual expenses associated with the agreements and will, if the actuarial assumptions are accurate, offset all of the costs associated with the agreements during the life of the executive and provide a complete recovery of all plan costs upon the executive's death. York Financial and York Federal are the sole owners of all the insurance policies. The amount of an executive's benefit will be determined pursuant to the accrual of two accounts: (i) a pre-retirement account and (ii) an index retirement benefit account. The pre-retirement account is a liability reserve account on the books of York Financial and York Federal, and is increased or decreased each year by an amount determined by the aggregate annual after-tax income from specified life insurance contracts reduced by an "opportunity cost" which is calculated by taking into account York Federal's after-tax cost of funds. The index retirement benefit account is equal to the excess of the annual earnings of the insurance policies over the "opportunity cost." Upon retirement at age 70 (normal retirement) or at age 60 with 23 years of service (early retirement), the balance in the executive's pre-retirement account will be paid in a lump sum within 30 days following the executive's retirement (unless the plan administrator shall elect to pay such amount in annual installments). In addition, upon normal or early retirement the executives will receive an index retirement benefit annually until their death. Should the executives die prior to having received the entire amount of their pre-retirement account, the unpaid balance will be paid in a lump sum to their designated beneficiaries. The executives are entitled to receive their benefit if they retire prior to age 60, however, the payment of such benefits will not commence until the executive reaches age 60. In the event of a change in control of York Federal, or the executives' services with York Federal are terminated without cause, the executives will be entitled to receive the amounts accumulated in their pre-retirement account within 30 days of such event and will begin receiving the annual index benefit. The benefits under the agreements are forfeitable by the executives if they are terminated by York Federal for cause. At June 30, 1999, the estimated annual benefit payable to Messrs. Pullo and Angelo upon normal retirement would be approximately $294,313 and $240,192, respectively.

     Harris Financial has agreed to honor all obligations under the York Executive Supplemental Retirement Plans. Harris Financial has acknowledged that a change in control will occur at the effective time and that all benefits provided for therein will be 100% vested in accordance with the plans, fully earned and nonforfeitable for any reason, including cause. Any expense accruals which will arise after the acquisition under the executive supplemental retirement plans will be offset by the increase in cash surrender value of the life insurance policies that were purchased to informally fund the plans.

     Split Dollar Death Benefits. York Federal has also entered into Life Insurance Split Dollar Agreements with Messrs. Pullo and Angelo, whereby their beneficiaries shall be paid $5,000,000 and $2,500,000, respectively, for certain death benefits in the event that the executives should die while employed by York Federal. Life insurance policies have been purchased to provide this benefit. In the event that the executive should not be employed by York Federal at his death, then the executive's beneficiaries shall receive an amount equal to 4% of the amount that he would receive if the executive died while employed by York Federal, multiplied by the number of full years of service the executive had completed with York Federal, up to 25 year of service. York Federal is entitled to an amount equal the cash value of the insurance policies, less any policy loans and unpaid interest or cash withdrawals previously incurred by York Federal and any applicable surrender charges.

     Harris Financial has agreed to honor all obligations under the life
insurance split dollar agreements.   Harris Financial has acknowledged that a
change in control will occur at the effective time and that all benefits provided for therein will be 100% vested in accordance with the plans, fully earned and nonforfeitable for any reason, including cause. Harris Financial and New Harris Financial will incur no additional expense under the life insurance split dollar agreements as a result of the acquisition.

     Pension Plan Table. The following table indicates the annual retirement benefit that would be payable under the Retirement Plan (as discussed herein) upon retirement at age 65 to a participant electing to receive his or her retirement benefit in the standard form of benefit, assuming various specified levels of Retirement Plan compensation and various specified years of credited service.

                         Estimated Annual Pension For Representative Years of Service
                         ------------------------------------------------------------
Average Earnings               10          15         20         25           30
----------------         ------------ ---------- ---------- ----------   ------------
$  25,000                   $ 3,500     $ 5,250    $ 7,000    $ 8,750      $10,500
   50,000                     7,944      11,915     15,887     19,859       23,831
  100,000                    17,444      26,165     34,887     43,609       52,331
  150,000                    26,944      40,415     53,887     67,359       80,831
  200,000                    28,844      43,265     57,687     72,109       86,531

     The York Federal Pension Plan is a noncontributory defined benefit pension plan. An employee becomes a participant in the Plan after completing one year of service and attaining age 21. Plan participants with five or more years of service are entitled to monthly retirement benefits beginning at the retirement age of 65. The retirement pension is payable monthly as long as the participant lives.

     A participant's accumulated pension credits are equal to 1/12th of the sum of the benefits earned through June 30, 1996 plus the benefits earned after July 1, 1996. Benefits earned through June 30, 1996 are equal to the sum of (i) 1.1% of five year average compensation at June 30, 1996 for years of benefit service before July 1, 1991; plus (ii) 1.4% of five year average compensation at June 30, 1996 for years of benefit service from July 1, 199, to June 30, 1996; plus
(iii) 0.5% of average compensation over $25,920, multiplied by the number of years of service from July 1, 1991 to June

30, 1996, up to 35 years of cumulative service. Benefits earned after July 1, 1996 are equal to 1.4% of annual compensation for each year of service after July 1, 1996, plus 0.5% of pay over the Social Security Integration Level for each year of service after July 1, 1996, provided, however, that no pension benefit on compensation over the Social Security Integration Level accrues for any year of service over 35 years. The amount of pension earned during a fiscal year is based upon compensation during that year subject to limits imposed by the Internal Revenue Code of 1986, as amended. During the last fiscal year, compensation for the purposes of calculating benefits for a Plan participant was limited by the Code to $160,000. The Social Security Integration Level for each plan year is equal to 100% of the Maximum Social Security Covered Compensation as of the first day of the year.

     The Plan provides for normal retirement at age 65 and permits early retirement at ages between 55 and 64. Upon retirement, married participants automatically receive an actuarially equivalent joint and 50% survivor pension unless otherwise elected. The Plan also provides for other options for pension benefits which can be elected by a participant. If the present value of the monthly pension does not exceed $5,000, a lump sum payment is automatically paid. Employees terminating after completion of at least five years of service are entitled to a vested deferred pension equal to the benefit accrued to the date of termination.

     At June 30, 1999, the credited years of service for Messrs. Pullo, Angelo, Moss and Zimmerman, and Ms. Crenshaw were 24, 26, 15, 2 and 6, respectively.

     York Federal will have the right to freeze or terminate the pension plan at the effective time, and has retained the right to amend the plan, if the plan is overfunded, to increase benefits to participants to eliminate such overfunding.

Harris Financial Compensation of Directors

     Fees. Harris Financial has no separate compensation for its board members, all of whom are currently directors of Harris Savings Bank and are compensated by Harris Savings Bank. Harris Savings Bank directors receive an aggregate annual fee of $10,000 and $1,000 for each regular board meeting attended, including consolidated meetings of Harris Financial and Harris Savings Bank and $600 for each special board meeting. Members of committees receive $550 for each committee meeting attended. Employees who are also directors are not paid for attending board or committee meetings. Directors Emeritus receive $850 for each board meeting attended. In 1999, the Board of Directors received an aggregate of $230,900 of fees.

     Stock Option Plan for Outside Directors. Harris Savings Bank's 1994 Stock Option Plan for Outside Directors is self-administering, and a total of 236,250 shares (split adjusted) of Harris Financial common stock are authorized for issuance under the plan. The exercise price per share for each option issued under the plan is the fair market value of a share of the underlying common stock on the date of grant. A total of 225,000 options to purchase shares Harris Financial common stock at a price of $3.33 1/3 per share (split adjusted) were issued in connection with the initial grant in 1994. Since the initial grants, Mr. Isaacman, elected in 1996, received 5,625 options and Messrs. McClure and Springer, elected to the Board in 1997, and Mr. Poole elected to the Board in 1998, also received 5,625 options.

     Harris Financial's 1999 Stock Option Plan for Outside Directors was approved by shareholders at the 1999 Annual Meeting. The plan is administered by Harris Financial's Board as a whole. The plan authorized the issuance of grants of 2,000 options yearly to each non-employee director (4,000 options to the non-employee Chairman if applicable) exercisable at the fair market value on the date of the grant and for the options to vest over five years. The grants are subject to the meeting of at least 80% of performance objectives set for the previous year by the Board. Grants were authorized by the Board for fiscal year 1998 and 1999 performance. A total of 125,000 shares of Harris Financial common stock are authorized to be issued under the plan.

     Neither the conversion nor the merger will be considered a change in control for purposes of the 1994 or the 1999 Stock Option Plan for Outside Directors.

     Recognition and Retention Plan for Outside Directors. Awards of between 3,000 and 6,000 shares of common stock (split adjusted) were made in 1994 under Harris Savings Bank's Recognition and Retention Plan for Outside Directors to each outside director of Harris Savings Bank at such time. Awards under the plan were fixed pursuant to a formula based upon years of Service. Mr. Isaacman received 1,500 shares at the time of his appointment in 1996. Neither the conversion nor the merger will be considered a change in control for purposes of the Recognition and Retention Plan for Outside Directors.

York Financial Compensation of Directors

     For service in fiscal 1999 as a member of the Board of Directors of York Financial, each director received a fee of $500 for each meeting attended. For services as a member of the Audit Committee, the chair received a retainer of $4,000 and each committee member received a retainer of $1,000. For services as a member of the Compensation Committee and Nominating Committee, the respective committee chair received a retainer of $2,000 and each committee member received a retainer of $1,000. A fee of $400 was received by Audit Committee members for each meeting attended. A fee of $200 was received by Compensation Committee members and Nominating Committee members for each meeting attended.

     For service in fiscal 1999 as a member of the Board of Directors of York Federal, each director received a retainer of $10,000 and a fee of $500 for each meeting attended. For service as a member of the Executive Committee of York Federal, each member received a retainer of $4,500 and a fee of $400 for each meeting attended. For services as a member of the Pension Committee and Building Committee of York Federal, the respective committee chair received a retainer of $2,000 and each committee member received a retainer of $1,000. A fee of $200 was received by Pension Committee members and Building Committee members for each meeting attended.

     For service in fiscal 1999, directors of York Financial who also served as members of the Board of Directors of subsidiaries of York Financial, Y-F Service Corp. and New Service Corp., received a fee of $200 for each meeting attended and a retainer fee of $2,000.

     Directors of York Financial are participants in the 1984 Non-Incentive Stock Option Plan, the 1992 Non-Incentive Stock Option Plan for Directors and the 1995 Non-Qualified Stock Option Plan for Directors. The plans were designed to attract and retain the best available personnel as directors of York Financial and to provide additional incentive for directors to promote the success of the business. All options under the 1984 and 1992 Plans have been granted, and there are unexercised options that remain outstanding. The 1995 Plan is a formula plan providing for an annual grant of options on October 1 of each year (to the extent options are available) at the closing price of York Financial stock on the last business day prior to October 1 of each year.

     On completion of the merger, each outstanding and unexercised stock option to purchase shares of York Financial will no longer represent the right to acquire shares of York Financial and will become the right to acquire shares of New Harris Financial. The number of shares of New Harris Financial that each option will be entitled to acquire will be based on the exchange ratio. The merger constitutes a change in control such that all options that are not then exercisable will become exercisable at the completion of the merger.

     In 1979, York Federal established a directors' deferred compensation plan whereby York Federal agreed to pay retired or disabled directors with 10 or more years of service a joint and several annuity based on compensation received by a participating director during the last 60 months of service to York Federal. Benefits under the plan normally begin at age 70 and are paid monthly for a period of 10 years or until death of the director and spouse, whichever first occurs. The plan is unfunded and benefits accrued under the plan are 100% vested. In connection with the merger, additional accruals will be frozen. The annual benefit under the plan will be based on the plan's compensation formula as if each director's final year of service ended as of the effective time of the merger. Harris Financial and New Harris Financial will incur no additional expense under the 1979 Directors Deferred Compensation Plan as a result.

Compensation Committee Interlocks and Insider Participation

     During 1999, Directors George, Springer, Houck, Sourbeer and Poole, served on the Compensation and Benefits Committee. None of the committee's members is a current or former officer or employee of Harris Financial, Harris Savings Bank or any subsidiary of Harris Savings Bank. In addition, none of the members of the Committee had any relationship with Harris Financial or Harris Savings Bank that would require disclosure under Item 404 of Regulation S-K of the Securities and Exchange Commission, relating to insider transactions and indebtedness of management except for the single purchase of real estate identified below involving an entity associated with Mr. Poole.

Transactions By Harris Financial with Related Persons

     Harris Financial originates consumer loans and loans to purchase or refinance personal residences to its officers, directors and employees. All of these loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features. Harris Savings Bank makes loans available to its officers, directors and employees on a basis consistent with statutory requirements. In prior years, Harris Savings Bank waived application fees on loans made to officers and directors in accordance with regulations then in effect.

     Except as set forth below there have been no material transactions between Harris Savings Bank, nor are any material transactions proposed, with any director or executive officer of Harris Financial or Harris Savings Bank, or any associate of the foregoing persons.

     Harris Savings Bank used the services of NAI/Commercial Industrial Realty Company (NAI/CIR), a commercial real estate brokerage firm co-owned by Director William A. Siverling, to represent Harris Savings Bank in securing new branch locations and for marketing the sale of raw land taken into its portfolio as the result of a foreclosure. The total paid in 1999 to NAI/CIR for brokerage commissions was $70,000.

     In February 1999, Harris Savings Bank sold to Sears Run Associates a 40 plus acre parcel of undeveloped land in Hampden Township, Cumberland County, Pennsylvania acquired through foreclosure. Sears Run Associates is a partnership in which Mr. Robert E. Poole owns a substantial interest. The purchase price of $420,000 is consistent with Harris Savings Bank's independent appraisal and the market and was negotiated by Mr. William Long, Senior Vice President of Harris Savings Bank. After marketing the property for over a year this transaction represented the highest offer received.

     Harris Financial is not involved in any lending operations at this time. Harris Savings Bank has entered into, and intends to continue to enter into, banking and financial transactions in the ordinary course of business with directors and officers of Harris Savings Bank and Harris Financial and their associates on comparable terms and with similar interest rates as those prevailing from time to time as an employee benefit equally available to all Harris Savings Bank employees without preference to insiders over other employees of Harris Savings Bank. Total loans outstanding from Harris Savings Bank as of March 31, 2000, to Harris Savings Bank's officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was approximately $13.6 million (including available but unused lines of credit). The largest aggregate amount of indebtedness outstanding at any time during fiscal year 1999 to officers and directors of Harris Savings Bank as a group was approximately $13.6 million. Harris Savings Bank intends that all future transactions involving executive officers, directors, holders of 10% or more of the shares of any class of its stock , and affiliates thereof, will contain terms no less favorable to Harris Savings Bank than Harris Savings Bank makes available generally to its non-insider employees as an employee benefit. A majority of Harris Savings Bank's independent outside directors, not having any interest in the transaction, will approve future transactions.

York Financial Management's Indebtedness to York Federal

     Applicable law and regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any other employee) and does not involve more than the normal risk of repayment or present other unfavorable features. York Federal has adopted a policy to this effect. At June 30, 1999, loans to all employees, officers and directors of York Federal totaled $15.0 million.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

Beneficial Ownership of Harris Financial Common Stock

     The following table includes, as of March 31, 2000, information as to Harris Financial common stock beneficially owned by all directors and executive officers of Harris Financial, and by all such persons as a group, and by persons or entities, including any "group" as that term issued in Section 13(d)(3) of the Securities Exchange Act of 1934, who were known to Harris Financial to be the beneficial owner of more than 5% of the issued and outstanding Harris Financial common stock.

                               Amount of Shares
                               Owned and Nature    Percent of Shares
 Name and Address of            of Beneficial       of Common Stock
  Beneficial Owners               Ownership           Outstanding
---------------------         -------------------  ------------------
Beneficial Owners of More
Than 5%:

 Harris Financial, M.H.C.          25,500,000              76.0%
 235 North Second Street
 Harrisburg, PA  17101

Directors:
 Charles C. Pearson, Jr.               52,000 (1)              *
 Ernest P. Davis                       14,516 (2)              *
 Jimmie C. George                      40,782 (3)              *
 Robert A. Houck                       20,477 (4)              *
 Bruce S. Isaacman                     27,223 (5)              *
 William E. McClure, Jr                38,848 (6)              *
 Robert E. Poole                       15,121 (7)              *
 William A. Siverling                  44,499 (8)              *
 Frank R. Sourbeer                     57,423 (9)              *
 Donald B. Springer                    19,789(10)              *

Executive Officers:
 James L. Durrell                      74,420(11)              *
 William M. Long                       59,486(12)              *
 Lyle B. Shughart                      47,371(13)              *
 John C. Coulson                        4,650(14)              *
 Richard C. Ruben                      27,861(15)              *
 John W. Atkinson                      24,439(16)              *
 Jane B. Tompkins                       5,223(17)              *
 Andrew S. Samuel                       5,622(18)              *
 Total shares beneficially
 owned by all Directors
 and executive officers
 as a group (20 persons)              629,915(19)          1.8(19)

------------------------
(1) Includes 25,000 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined.

(2) Includes 400 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined.

(3) Includes 400 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined, and includes 13,316 shares held individually by Mr. George's spouse and 1,200 shares held in trust for Mr. George's children.

(4) Includes 9,275 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined.

(5) Includes 5,625 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined; includes 1,000 shares held individually by Mr. Isaacman's spouse; and 698 shares in Harris Savings Bank's Deferred Compensation Plan's Rabbi Trust.

(6) Includes 400 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined, and 500 shares in Harris Savings Bank's Recognition and Retention Plan, and 1,976 shares in Harris Savings Bank's Deferred Compensation Plan's Rabbi Trust.

(7) Includes 5,725 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined, and 698 shares in Harris Savings Bank's Deferred Compensation Plan's Rabbi Trust.

(8) Includes 8,817 shares of Harris Financial common stock held individually by Mr. Siverling's spouse and 5,241 shares held in a profit sharing plan of which Mr. Siverling is the beneficiary. Includes 4,498 shares held in Harris Savings Bank's Deferred Compensation Plan's Rabbi Trust and 400 shares that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined.

(9) Includes 1,000 shares of Harris Financial common stock held individually by Mr. Sourbeer's spouse, 400 shares that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined, and 3,072 shares held in Harris Savings Bank's Deferred Compensation Plan's Rabbi Trust.

(10) Includes 400 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined, 500 shares held in Harris Savings Bank's Recognition and Retention Plan and 3,092 shares held in Harris Savings Bank's Deferred Compensation Plan's Rabbi Trust.

(11) Includes 11,156 shares of Harris Financial common stock purchased and held by Harris Savings Bank's employee stock ownership plan that are allocated to Mr. Durrell's account and over which he exercises investment control and 33,500 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined.

(12) Includes 8,468 shares of Harris Financial common stock purchased and held by Harris Savings Bank's employee stock ownership plan that are allocated to Mr. Long's account and over which he exercises investment control and 1,200 of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined.

(13) Includes 7,831 shares purchased and held by Harris Savings Bank's employee stock ownership plan that are allocated to Mr. Shughart's account and over which he exercises investment control, and 8,700 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined.

(14) Includes 4,350 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined.

(15) Includes 852 shares of Harris Financial common stock held individually by Mr. Ruben's spouse, 7,200 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined, and 1,500 shares held in Harris Savings Bank's Recognition and Retention Plan.

(16) Includes 3,000 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined, and 10,900 shares held in Harris Savings Bank's Deferred Compensation Plan's Rabbi Trust.

(17) Includes 1,200 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest within 60 days of the date as of which beneficial ownership is determined.

(18) Includes 1,200 shares of Harris Financial common stock that may be received upon exercise of options that have vested or will vest prior to 60 after March 31, 2000, and 2,922 shares held by Harris Savings Bank's employee stock ownership plan that are allocated to Mr. Samuel's account over which he exercises investment control.

(19) Assumes all outstanding options issued to the directors and officers have been exercised.

Beneficial Ownership of York Financial Common Stock

     Persons and groups owning in excess of 5% of York Financial's common stock are required to file certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended. Based upon such reports and information, the following table sets forth, at the close of business on the September 1, 1999, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of York Financial common stock. Management knows of no persons other than the person set forth below who owned more than 5% of the outstanding shares of York Financial's common stock at the close of business on September 1, 1999. The table also sets forth information as to the shares of York Financial common stock beneficially owned by the Chief Executive Officer of York Financial, by York Financial's and York Federal's four other most highly compensated individuals and by all executive officers and directors of York Financial as a group.

                                                                                       Percent of Shares of
               Name and Address                   Amount and Nature of                 York Financial Common
               of Beneficial Owner                Beneficial Ownership(1)               Stock Outstanding(1)
          ---------------------------             ------------------------             ------------------------
          Beneficial Owners of More than 5%

          Robert W. Pullo                                588,096 (2)                            6.13%
          101 South George Street
          York, Pennsylvania 17405

          Directors

          Cynthia A. Dotzel                              105,580 (3)                            1.10
          Paul D. Mills                                  132,391                                1.38
          Byron M. Ream                                  95,239                                 0.99
          Robert W. Erdos                                168,459 (4)                            1.76
          Randall A. Gross                               112,519                                1.17
          Carolyn E. Steinhauser                         101,365 (5)                            1.06
          Thomas W. Wolf                                 316,699 (6)                            3.30
          Robert L. Simpson                               49,782 (7)                            0.52

          Named Executive Officers (8)

          Robert W. Pullo(9)                             588,096 (2)                            6.13
          Robert A. Angelo, Esq.                         244,699(10)                            2.60
          James H. Moss, CPA                             149,534                                1.56
          Harry M. Zimmerman                              10,280                                0.11
          Lynn D. Crenshaw                                27,061                                0.28

          All Executive Officers and Directors
          as a Group (19 Persons)                      2,109,991(11)                           21.98

____________________
(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of York Financial's common stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the close of business on the date as of which beneficial ownership is determined. Except as otherwise noted below, the table includes shares owned by spouses, other immediate family members in trust and other forms of ownership, over which the persons named in the table possess shared voting and investment power. This table also includes shares of York Financial common stock subject to outstanding options which will be exercisable within 60 days from the close of business on the date as of which beneficial ownership is determined.

(2) Excludes 329,265 shares owned by the York Federal Employee Stock Ownership Plan of which Mr. Pullo is the trustee. Also excludes 5,182 shares owned by the spouse of Mr. Pullo for which he disclaims any voting or investment power.

(3) Excludes 9,411 shares owned by the spouse of Ms. Dotzel, for which she disclaims any voting or investment power. Excludes 20,637 shares Ms. Dotzel holds as custodian for minor children under the Uniform Gifts to Minors Act.

(4) Excludes 12,313 shares owned by the spouse of Mr. Erdos, for which he disclaims any voting or investment power.

(5) Excludes 6,958 shares held by trusts for Ms. Steinhauser's children, of which Ms. Steinhauser is a trustee.

(6) Includes 105,855 shares owned by affiliated companies of Mr. Wolf of which he is an officer, director and principal stockholder. Excludes 5,897 shares owned by the spouse of Mr. Wolf, for which he disclaims any voting or investment power. Excludes 3,435 shares Mr. Wolf holds as custodian for minor children under the Uniform Gifts to Minors Act.

(7) Includes 5,383 shares held in trust in a Deferred Compensation Plan sponsored by Mr. Simpson's employer.

(8) Securities and Exchange Act regulations define the term "named executive officers" to include all individuals serving as chief executive officer during the next recently completed year, regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000. Messrs. Pullo, Angelo, Moss and Zimmerman, and Ms. Crenshaw were York Financial's "named executive officers" for the fiscal year ended June 30, 1999.

(9)  Mr. Pullo is also a director of York Financial.

(10) Excludes 4,753 shares owned by the spouse of Mr. Angelo for which he disclaims any voting or investment power. Includes 53,072 shares owned by the spouse of Mr. Angelo for which he shares voting and investment power.

(11) Includes 763,414 shares of common stock which may be received upon the exercise of stock options which are exercisable within 60 days of the date as of which beneficial ownership is determined.

               SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS

     The following table presents certain information as to the approximate purchases of New Harris Financial common stock by each director and executive officer of Harris Financial, by each director and executive officer of York Financial who will become a director or executive officer of New Harris Financial, and by all such persons as a group. Indicated purchases include purchases by associates of each person. The table does not include purchases by the employee stock ownership plan. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions by all persons, whether or not such person has priority subscription rights. All purchases by the persons identified below will be for the same purchase price as is paid by other subscribers.

                                     Proposed Subscriptions
                                 -----------------------------
                                   Number
                                     of
      Name(1)                      Shares              Amount
---------------------              ------              ------

Ernest P. Davis ..............
Jimmie C. George .............
Robert A. Houck ..............
Bruce S. Isaacman ............
William E. McClure, Jr. ......
Robert E. Poole ..............
William A. Silverling ........
Frank R. Sourbeer ............
Donald B. Springer ...........
Robert W. Pullo ..............
Cynthia A. Dotzel ............
Byron M. Ream ................
Randall A. Gross .............
Carolyn E. Steinhauser .......
Thomas W. Wolf ...............
Robert L. Simpson ............
John C. Coulson ..............
Richard C. Ruben .............
Jane B. Tompkins .............
Andrew S. Samuel .............
Robert A. Angelo. ............
James H. Moss ................
Harry M. Zimmerman ...........
Lynn D. Crenshaw .............
All current and proposed
  directors and executive
  officers as a group (__
  persons) ...................
_______________________

(1) Purchases by each individual represent less than 1.0% of the shares sold in the stock offering.

                       THE CONVERSION AND STOCK OFFERING

     The Board of Directors of Harris Financial and New Harris Financial and the Board of Trustees of Harris MHC have adopted the plan of conversion, and submitted it to the Office of Thrift Supervision for approval. The plan of conversion has not yet been approved by the Office of Thrift Supervision. Approval of the plan of conversion by the Office of Thrift Supervision, should such approval be given, will not constitute an endorsement of the offering by the Office of Thrift Supervision.

General

     On March 27, 2000, Harris MHC's Board of Trustees and New Harris Financial's and Harris Financial's Board of Directors unanimously adopted the plan of conversion, which has since been amended, pursuant to which the corporate existence of Harris MHC will end and the interest of Harris Financial owned by Harris MHC will be sold in a stock offering. The stock offering includes a subscription offering to qualifying depositors of Harris Savings Bank and Harris Savings Bank's employee stock ownership plan. Shares may also be offered for sale in a community offering and an underwritten public offering.

     New Harris Financial will be a savings and loan holding company regulated by the Office of Thrift Supervision. Harris MHC and Harris Financial have each applied to the Office of Thrift Supervision to become a savings and loan holding company, and Harris Savings Bank has applied to become a federally-chartered savings bank. The plan of conversion must be approved by Harris Savings Bank's depositors, Harris Financial's stockholders, and by the Office of Thrift Supervision. The plan of conversion has been submitted to the Office of Thrift Supervision for approval but has not yet been approved. The plan has also been submitted to a vote of Harris Savings Bank's depositors and Harris Financial's stockholders at a special meeting that will be held on September __, 2000.

     The aggregate price of the shares of common stock to be issued in the conversion will be within the stock offering range, subject to a 15% increase. The offering range has been established by Harris Financial and Harris MHC based upon an independent appraisal of the estimated pro forma market value of the common stock of New Harris Financial. The appraisal was prepared by RP Financial, a consulting firm experienced in the valuation and appraisal of banks and other financial institutions. The independent appraisal will be affirmed or, if necessary, updated at the termination of the offering. See "--How We Determined the Offering Range and the $10.00 Price Per Share" for additional information as to the determination of the estimated pro forma market value of the common stock.

     All shares sold in the stock offering will be sold at $10.00 per share.
New Harris Financial intends to offer shares of its common stock in the following general order of priority: (1) in a subscription offering; (2) in a community offering; and (3) in an underwritten public offering. If New Harris Financial does not receive orders for 19,550,000 shares in the subscription and community offering, then, in Harris Financial's discretion in order to issue the minimum number of shares necessary to complete the stock offering, up to 5,000,000 of the unsubscribed shares may applied to the acquisition by merger of York Financial. New Harris Financial intends to reserve for sale in the public offering 7,500,000 shares not subscribed in the subscription offering. If any community offering shares are not accepted in order to accommodate the public offering, Harris Financial and New Harris Financial will not allocated unsubscribed shares to York Financial stockholders. The subscription offering is expected to expire at 10:00 a.m., local time, on September __, 2000. The community offering is expected to be conducted concurrently. The public offering may commence during or as soon as practicable after the conclusion of the subscription offering.

     The following is a brief summary of the terms of the conversion. A copy of the plan of conversion is available from Harris Savings Bank upon request and is available for inspection at the offices of Harris Savings Bank and at the Office of Thrift Supervision. The plan is also filed as an exhibit to the Registration Statement of which this prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission. See "Additional Information."

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Reasons for the Conversion

     The conversion of Harris MHC from the mutual holding company form of organization and New Harris Financial's stock offering are necessary to complete the merger with York Financial. The stock offering and merger will allow New Harris Financial to expand the products and services that are offered by Harris Financial and York Financial and to offer such products and services to a larger community. Because of the stock offering and merger, Harris Financial will be in a better position to:

     . increase its lending activities, especially to support the growth of business banking;

     .    expand its branch office network;

     .    invest in securities;

     .    further diversify the products and services that it offers;

     . improve and increase its delivery systems, such as expanding internet banking services; and

     . market its services to customers of other banks who have been adversely affected by recent consolidations in the local banking market.

     The stock offering is also intended to provide an additional source of capital for New Harris Financial to:

     . finance acquisitions of other financial institutions or other businesses related to banking; and

     .    pay dividends to stockholders.

     After the stock offering, New Harris Financial will be able to issue additional shares of common stock to raise capital or to finance acquisitions. At the present time, New Harris Financial is not planning any additional capital issuances, mergers, or material acquisitions. New Harris Financial believes that the stock offering will give customers and the local community the opportunity to become equity owners of New Harris Financial, and to participate in possible stock price appreciation and cash dividends. New Harris Financial believes that through expanded local stock ownership, existing customers and others who purchase common stock will try to support New Harris Financial by consolidating their banking business with, and increasing their referrals to, Harris Savings Bank.

     Harris Financial intends to initially invest the proceeds from the sale of common stock in short-term investments, and later in longer-term investments and loans, in order to enhance our profitability and facilitate growth. Additionally, our stronger capital position after the offering will enhance operating flexibility, support additional expansion and provide a cushion for absorbing unanticipated losses. We will also use a portion of the cash proceeds from the offering to extend a loan to the employee stock ownership plan to permit it to purchase shares of common stock issued in the offering. Proceeds may also be used to pay dividends to stockholders or for other general purposes. See "How We Intend to Use the Proceeds From the Offering" for a description of our intended use of proceeds.

     After considering the advantages and risks of the conversion, as well as applicable fiduciary duties, the Board of Trustees of Harris MHC and the Board of Directors of Harris Financial and New Harris Financial unanimously approved the plan of conversion as being in the best interests of Harris MHC, Harris Financial, Harris Savings Bank, our depositors and the communities that we serve.

     The conversion, stock offering and merger are all inter-related. The parties will not complete any of the transactions unless they complete all three. The transactions will be completed simultaneously.

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How Harris Financial Determined the Offering Range and the $10.00 Price Per
Share

     The plan of conversion requires that the purchase price of the common stock must be based on the appraised pro forma market value of the common stock, as determined on the basis of an independent valuation. Harris MHC has retained RP Financial to make the independent valuation. RP Financial's fees for its services in making such appraisal are estimated to be $145,000. In addition, Harris MHC has agreed to pay RP Financial $35,000 to assist Harris Financial to prepare a business plan. Harris Financial and New Harris Financial will indemnify RP Financial and its employees and affiliates against losses (including any losses in connection with claims under the federal securities laws) arising out of its services as appraiser, except where RP Financial's liability results from its negligence or bad faith.

     RP Financial relied on information presented in this prospectus, including the consolidated financial statements, in preparing the appraisal. RP Financial also considered the following factors, among others:

     . the operating results and financial condition of Harris Financial, Harris MHC and Harris Savings Bank, and the economic and demographic conditions in Harris Savings Bank's existing market area;

     . a comparative evaluation of the operating and financial statistics of Harris Financial with those of other similarly situated financial institutions located in the Mid-Atlantic region;

     . the impact of the offering on Harris Financial's equity and earnings potential;

     . the pro forma impact of the acquisition of York Financial, including the issuance of shares to the York Financial stockholders consistent with the merger agreement;

     .    dividends that may be paid by New Harris Financial; and

     . the trading market for securities of comparable institutions and general conditions in the market for such securities.

     On the basis of the foregoing, RP Financial has advised Harris Financial and Harris MHC that, in its opinion, dated June 9, 2000, the midpoint of the estimated range of the market value of the common stock of New Harris Financial that will be issued in the mutual-to-stock conversion of Harris MHC, including;

     .    shares sold in the offering,

     . shares for which subscription have not been accepted in the offering and that are issued to York Financial stockholders as merger consideration, and

     . shares issued to Harris Financial stockholders in exchange for their shares of Harris Financial,

was $302.8 million, and ranged from a minimum of $257.4 million to a maximum of $348.3 million (the estimated valuation range). Including the shares issued to York Financial stockholders in the merger, the midpoint of the pro forma range of the market capitalization of New Harris Financial was $477.2 million, and ranged from $414.1 million to $526.1 million. If New Harris Financial does not receive orders for at least 19,550,000 shares in the subscription and community offering, then, in New Harris Financial's discretion, in order to issue the minimum number of shares necessary to complete the stock offering, up to 5,000,000 of the unsubscribed shares may be applied to the acquisition by merger of York Financial. If all 5,000,000 shares are so issued, then the pro forma market capitalization of New Harris Financial can range as low as $364.1 million. The number of shares that will be offered for sale in the offering, based on the valuation range, will range from a minimum of 19,550,000 shares to a maximum of 26,450,000 shares. The maximum of the estimated valuation range may be increased by 15% and the

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number of shares of common stock to be issued in the stock offering may be increased to 30,417,500 shares due to changes in the market and general financial and economic conditions without the resolicitation of subscribers.

     The Board of Trustees of Harris MHC and the Board of Directors of Harris Financial held meetings to review and discuss the appraisal report prepared by RP Financial. Representatives of RP Financial participated in the meeting to explain the contents of the appraisal report. The boards reviewed the methods that RP Financial used to determine the pro forma market value of the common stock and the appropriateness of the assumptions that RP Financial used in determining this value. The boards determined that the common stock will be sold at $10.00 per share, which is the price most commonly used in conversion stock offerings.

     The valuation prepared by RP Financial is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of New Harris Financial common stock. RP Financial did not independently verify the consolidated financial statements and other information provided by Harris Financial, Harris MHC, or Harris Savings Bank, nor did RP Financial value independently the assets or liabilities of Harris Financial. The valuation considers New Harris Financial as a going concern and should not be considered as an indication of the liquidation value of New Harris Financial. Moreover, because the valuation is necessarily based upon estimates and projections, all of which are subject to change from time to time, no assurance can be given that persons purchasing shares in the offering will thereafter be able to sell such shares at prices at or above the purchase price.

     The maximum of the estimated valuation range may be increased by up to 15% and the number of shares of common stock to be issued in the stock offering may be increased to up to 30,417,500 shares due to regulatory considerations, changes in the market and general financial and economic conditions without the resolicitation of subscribers. See "-- Limitations on Common Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the estimated valuation range.

     New Harris Financial will not sell any shares of common stock unless RP Financial confirms to Harris MHC, Harris Financial, New Harris Financial and to the Office of Thrift Supervision that, to the best of its knowledge, nothing of a material nature has occurred which, taking into account all relevant factors, would cause RP Financial to conclude that the appraisal report is incompatible with its estimate of the pro forma market value of the common stock upon the conclusion of the offering.

     If RP Financial concludes that the pro forma market value of the common stock is either more than 15% above the maximum of the estimated valuation range or less than the adjusted minimum of the estimated valuation range, Harris Financial and New Harris Financial may:

     . terminate the plan of conversion and return all subscription funds promptly, paying interest at Harris Savings Bank's passbook savings rate of interest and cancel all account withdrawal authorizations;

     .    establish a new estimated valuation range and either:

          -  hold a new offering; or

          - provide subscribers the opportunity to change or cancel their orders (a resolicitation); or

          - take such other actions as permitted by the Office of Thrift Supervision in order to complete the offering.

     If a resolicitation is commenced, unless an affirmative response is received from a subscriber within a designated period of time, all funds will be promptly returned to the subscriber and account withdrawal authorizations canceled as described above.

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     A copy of the appraisal report of RP Financial, including any amendments made to it, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of Harris Financial.

Subscription Offering and Subscription Rights

     New Harris Financial has granted subscription rights to the following persons in the following order of priority:

     . First, eligible accounts holders. Depositors with deposits in Harris Savings Bank with balances aggregating $50 or more ("qualifying deposits") as of December 31, 1998.

     . Second, Harris Savings Bank's employee stock ownership plan. Harris Savings Bank's employee stock ownership plan will have a second priority right to purchase up to 8% of the shares issued in the offering.

     . Third, supplemental eligible account holders. Depositors with balances aggregating $50 or more in Harris Savings Bank on June 30, 2000, other than those depositors who qualify as eligible account holders.

     . Fourth, other depositors. Harris Savings Bank depositors on August ______, 2000, other than those depositors who qualify as eligible account holders or supplemental eligible account holders.

     All subscriptions will be subject to the terms of the plan of conversion and the availability of common stock.

     Priority 1: Eligible Account Holders. Each eligible account holder will receive, as first priority and without payment, non-transferable rights to subscribe for up to 500,000, or $5,000,000, of the common stock offered in the offering. See "--Limitations on Common Stock Purchases."

     If there are not sufficient shares available to satisfy all subscriptions by eligible account holders, shares first will be allocated so as to permit each subscribing eligible account holder to purchase a number of shares equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated among the remaining eligible account holders whose subscriptions remain unfilled in the proportion that the amount of their respective qualifying deposit bears to the total amount of qualifying deposits of all eligible account holders whose subscriptions remain unfilled. However, no fractional shares shall be issued.

     To ensure a proper allocation of stock, each eligible account holder must list on his or her stock order form all deposit accounts in which such eligible account holder had an ownership interest at December 31, 1998. Failure to list an account or providing incorrect information could result in the loss of all or part of an allocation that would have been made if all accounts had been disclosed. The subscription rights of eligible account holders who are also directors, trustees, or officers of Harris Savings Bank or Harris MHC or their associates will be subordinated to the subscription rights of other eligible account holders to the extent attributable to increased deposits in the one-year period preceding December 31, 1998.

     Priority 2: The Tax-Qualified Employee Benefit Plans. Harris Savings Bank's employee stock ownership plan will receive, as a second priority and without payment, non-transferable subscription rights to purchase up to 8% of the common stock issued in the offering, including a number of shares equal to 8% of unsubscribed shares applied to the acquisition of York Financial. Subscriptions by the employee stock ownership plan will not be aggregated with shares of common stock purchased directly by or which are otherwise attributable to any other participants in the offering, including subscriptions of directors, officers or employees.

     Priority 3: Supplemental Eligible Account Holders. To the extent that there are shares remaining after

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satisfaction of the subscriptions by eligible account holders and the employee stock ownership plan, each supplemental eligible account holder will receive, as a third priority and without payment, non-transferable rights to subscribe for up to 500,000 shares, or $5,000,000, of the common stock offered in the offering. See "--Limitations on Common Stock Purchases."

     If there are not sufficient shares available to satisfy all subscriptions by supplemental eligible account holders, available shares first will be allocated among subscribing supplemental eligible account holders so as to permit each supplemental eligible account holder to purchase a number of shares equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated among the remaining supplemental eligible account holders whose subscriptions remain unfilled in the proportion that the amount of their respective qualifying deposit bears to the total amount of qualifying deposits of all supplemental eligible account holders whose subscriptions remain unfilled. However, no fractional shares shall be issued.

     To ensure proper allocation of stock, each supplemental eligible account holder must list on his or her stock order form all deposit accounts in which such supplemental eligible account holder had an ownership interest at June 30, 2000. Failure to list an account or providing incorrect information could result in the loss of all or part of an allocation.

     Priority 4: Other depositors. To the extent that there are shares remaining after satisfaction of the subscriptions by eligible account holders, the employee stock ownership plan and supplemental eligible account holders, each other depositor will receive, as a third priority and without payment, non-transferable rights to subscribe for up to 500,000 shares, or $5,000,000, of the common stock offered in the offering. See "--Limitations on Common Stock Purchases."

     If there are not sufficient shares available to satisfy all subscriptions by other depositors, available shares will be allocated among subscribing other depositors in proportion to their subscriptions. However, no fractional shares shall be issued.

     To ensure proper allocation of stock, each other depositor must list on his or her stock order form all deposit accounts in which such other depositor had an ownership interest at August ________, 2000. Failure to list an account or providing incorrect information could result in the loss of all or part of an allocation.

     Expiration Date for the Subscription Offering. The subscription offering and all subscription rights will expire at 10:00 a.m., local time, on September __, 2000, unless we extend the end of the offering period. We may extend the end of the offering period for up to 45 days without notifying you. We may further extend the end of the offering period with the approval of the Office of Thrift Supervision, however, we will notify subscribers if we do so, and give subscribers the opportunity to increase, decrease or rescind their subscriptions. If the stock offering is not completed, all funds delivered to Harris Financial will be returned promptly with interest at our passbook savings rate and all withdrawal authorizations will be canceled.

     Persons in Non-qualified States or Foreign Countries. We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the plan of conversion reside. However, we are not required to offer stock in the subscription offering to any person who resides in a foreign country.

Community Offering

     To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, New Harris Financial may offer shares for sale pursuant to the plan of conversion in a community offering to the public with preference given to natural persons residing in Harris Savings Bank's local community, stockholders of Harris Financial and York Financial as of the voting record date. No person may purchase more than 500,000 shares, or $5,000,000, of the common stock offered in the offering. We may accept or reject orders, in whole or in part, in the community offering at our discretion. As to the
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orders or partial orders we accept, if sufficient shares are available, we will satisfy each order up to 2% of the shares sold in the offering and thereafter remaining shares will be allocated on an equal number of shares per order basis.

     The community offering, if any, may commence concurrently with or subsequent to the commencement of the subscription offering and will terminate no later than 45 days after the expiration of the subscription offering unless extended by Harris Financial and New Harris Financial, with the approval of the Office of Thrift Supervision, if necessary. We may terminate the community offering as soon as we have received orders for at least the minimum number of shares available for purchase in the offering.

     The opportunity to subscribe for shares of common stock in the community offering is subject to our right, in our sole discretion, to accept or reject any order in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date. If we reject a subscription in part, the subscriber will not have the right to cancel the remainder of the subscription.

Marketing Arrangements in the Subscription and Community Offering

     We have engaged Ryan, Beck & Co. as financial and marketing agent in connection with the offering of the common stock. Ryan, Beck & Co. has agreed to use its best efforts to assist us with the solicitation of subscriptions for shares of common stock in the offering. Ryan, Beck is also Harris Financial's financial advisor in the merger with York Financial.

     Ryan, Beck & Co. will receive an advisory and management fee of $150,000, and a fee of 1.2% of the dollar value of shares sold in the subscription and community offering to persons other than officers, directors, employees, or immediate family members of such persons, and the employee stock ownership plan. Ryan, Beck & Co. will also be reimbursed for its reasonable out-of-pocket expenses, including legal fees of up to $75,000. These fees are in addition to the fees Ryan, Beck will receive as financial advisor in the merger.

     Directors, Officers and Employees. Directors and executive officers of Harris Financial and Harris Savings Bank may participate in the solicitation of offers to purchase common stock. Other employees of Harris Savings Bank may participate in the offering in ministerial capacities or provide clerical work in effecting a sales transaction. Such other employees have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock. Harris Financial and New Harris Financial will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit directors, officers and employees to participate in the sale of common stock. No director, officer or employee of Harris Financial, New Harris Financial or Harris Savings Bank will be compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in common stock.

Procedure for Purchasing Shares in Subscription and Community Offerings

     Use of Order Forms. To purchase shares in the subscription offering and the community offering, an executed order form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from a subscriber's deposit accounts at Harris Financial (which must be given by completing the appropriate blanks on the stock order form), must be received by Harris Savings Bank by 10:00 a.m., local time, on the indicated expiration date, unless extended. You may submit your order form by mail using the return envelope provided or by overnight courier to the indicated address, or by bringing your order form to our Stock Information Center. Order forms will not be accepted in Harris Savings Bank's branch offices. Stock order forms which are not received by such time or are executed defectively or are received without full payment (or correct withdrawal instructions) are not required to be accepted. In addition, we are not obligated to accept orders submitted on photocopied or facsimiled order forms. We have the power to waive or permit the correction of incomplete or improperly executed forms, but do not represent that we will do so. Once received, an executed order form may not be modified, amended or rescinded without our consent unless the conversion has not been completed within 45 days of the end of the subscription offering or we conduct a resolicitation of subscribers for some other reason. If

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resolicitation is commenced, subscribers will have an opportunity to change or cancel their orders. Unless an affirmative response is received from a subscriber by a designated time, all funds will be promptly returned to the subscriber with interest at Harris Savings Bank's passbook savings rate, and all account withdrawal authorizations will be canceled.

     In order to ensure that eligible account holders, supplemental eligible account holders and other depositors are properly identified as to their stock purchase eligibility, depositors must list on the stock order form all deposit accounts as of the applicable eligibility record date giving all names on each account and the account numbers.

     To ensure that each purchaser receives a prospectus at least 48 hours prior to the expiration date for the offering, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the stock order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed when preceded or accompanied by a prospectus.

     Payment for Shares. Payment for subscriptions may be made by personal check, bank check, money order or by authorization of withdrawal from your current deposit accounts maintained at Harris Savings Bank. Interest will be paid on payments made by check, bank check or money order at our passbook savings rate of interest from the date payment is received until the completion or termination of the stock offering. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn will remain in the account and continue to accrue interest at the contractual rates until completion or termination of the stock offering, but a hold immediately will be placed on such funds, thereby making them unavailable to the depositor.

     Harris Savings Bank will waive any applicable penalties for early withdrawal from certificates of deposit. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds are transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will be converted into a statement savings account and will earn interest at the passbook savings rate.

     The employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes. Rather, the employee stock ownership plan may pay for such shares of common stock subscribed for at the purchase price upon completion of the offering; provided, that there is in force from the time of its subscription until such time, a loan commitment to lend to the employee stock ownership plan the aggregate purchase price of the shares for which it subscribed. Harris Financial intends to provide such a loan to the employee stock ownership plan.

     Owners of self-directed individual retirement accounts may use the assets of such individual retirement accounts to purchase shares of common stock in the subscription and community offerings, provided that such individual retirement accounts are not maintained at Harris Savings Bank. Persons with individual retirement accounts maintained at Harris Savings Bank must have their accounts transferred to an unaffiliated institution or broker to purchase shares of common stock in the subscription and community offerings. In addition, the provisions of Employee Retirement Income Security Act and Internal Revenue Service regulations require that officers, trustees and 10% stockholders who use self-directed individual retirement accounts funds to purchase shares of common stock in the subscription and community offerings make such purchases for the exclusive benefit of the individual retirement accounts. Assistance on how to transfer individual retirement accounts maintained at Harris Savings Bank can be obtained by calling the Stock Information Center. Subscribers interested in using funds in an individual retirement account to purchase common stock should contact the Stock Information Center as soon as possible.

     Certificates representing shares of common stock purchased will be mailed to purchasers to the addresses specified in properly completed order forms, as soon as practicable following completion of the offering. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

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Stock Information Center

     If you have any questions regarding the offering, please call the Stock Information Center at (800) ______________, from _____ a.m. to _____ p.m., local time, Monday through Friday. The Stock Information Center will be located at Harris Savings Bank's operations center at 449 Eisenhower Boulevard, Harrisburg, Pennsylvania 17111.

Restrictions on Transfer of Subscription Rights and Shares of Common Stock

     Regulations prohibit any person with subscription rights from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. Such rights may be exercised only by the person to whom they are granted and only for such person's account. Each person exercising such subscription rights will be required to certify on the stock order form that such person is purchasing shares solely for such person's own account and that such person has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or an intent to make an offer to purchase such subscription rights or shares of common stock prior to the completion of the offering.

     We will pursue any and all legal and equitable remedies (including forfeiture) in the event we become aware of the transfer of subscription rights and will not honor orders known by us to involve the transfer of such rights.

Public Offering

     Shares of common stock offered for sale, but not sold in the subscription and community offering or issued to York Financial stockholders as part of the merger consideration, may be sold to underwriters for resale to the general public in a standby firm commitment underwritten public offering. In the public offering, no person may purchase more than $5,000,000 of common stock. The public offering will commence during or as soon as practicable following the expiration of the subscription offering. It may terminated at any time, but no later than 45 days after the expiration of the subscription offering.

     As co-managers of the public offering, Ryan, Beck and Legg Mason may form and manage a syndicate of underwriters that would include Ryan, Beck and Legg Mason. An underwriting agreement between the co-managers and Harris Financial and New Harris Financial specifying the terms of the underwriting, will not be negotiated and entered into until immediately prior to the public offering. Pursuant to the underwriting agreement, the underwriters will be obligated, subject to certain conditions to purchase an agreed upon number of shares of common stock offered for sale by Harris Financial and New Harris Financial that have not been sold in the subscription or community offerings or issued as part of the merger consideration in the merger with York Financial. Harris Financial and New Harris Financial intend to reserve for sale in the public offering 7,500,000 shares not subscribed in the subscription offering. If an agreement is entered into, the underwriters will purchase the shares from New Harris Financial at $10.00 per share, less an underwriting discount, estimated to be 7%, and will resell the shares to the general public at a price of $10.00 per share. If fewer than 7,500,000 shares are available, New Harris Financial will pay Ryan, Beck and Legg Mason a standby fee of 1.5% of the difference between $75.0 million and the gross proceeds of shares sold in the public offering, as compensation for acting as standby underwriters. This fee will be in addition to the underwriting discount on shares sold in the public offering. Harris Financial and New Harris Financial will reimburse the underwriters for their reasonable out-of-pocket expenses, including legal fees of up to $50,000.

     In addition, for a period of 30 days following the public offering, New Harris Financial expects to grant the underwriters an option to purchase additional shares, not to exceed 15% of the shares sold in the public offering, on

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the same terms as other shares purchased by the underwriters. The underwriters may exercise the option to purchase additional shares solely to cover over-allotments, if any, incurred in the public offering.

     Harris Financial and New Harris Financial have agreed that, without the prior consent of the underwriters, New Harris Financial will not, directly or indirectly, offer, sell or otherwise dispose of any shares of common stock or any securities which may be converted into common stock for a period of 180 days after the date of this document, except for the grant or exercise of options under stock option plans or the issuance of securities in connection with a merger, acquisition or similar transaction. All officers and directors of Harris Financial and New Harris Financial have agreed that, without the prior written consent of the underwriters, they will not, directly or indirectly, offer, sell or otherwise dispose of any share of common stock or any securities which may be converted into or exchanged for such shares for a period of 180 days after the date of this document.

     Harris Financial and New Harris Financial have agreed to indemnify the underwriters and persons who control the underwriters against liabilities, including liabilities under the Securities Act of 1933 and liabilities arising from breaches of the representations and warranties contained in the underwriting agreement, and to contribute to payment that the underwriters may be required to make for those liabilities.

Limitations on Common Stock Purchases and Ownership

     The plan of conversion includes the following limitations on the number of shares of common stock which may be purchased in the stock offering:

     (1)  No subscription for fewer than 25 shares will be accepted;

     (2)  No fractional shares will be allocated or issued;

     (3) The tax-qualified employee benefit plans are permitted to purchase up to 8% of the shares of common stock issued in the offering and, as a tax-qualified employee benefit plan, the employee stock ownership plan intends to purchase 8% of the shares of common stock issued in the offering;

     (4) The officers, directors, and trustees of Harris MHC, Harris Financial, New Harris Financial and Harris Savings Bank and their associates in the aggregate, excluding purchases by the tax-qualified employee benefit plans, may purchase up to 25% of the shares of stock issued in the offering; and

     (5) Individual Purchase Limitation. Except for the tax-qualified employee benefit plans, the maximum amount of common stock that may be purchased in any category of the offering by any person is 500,000 shares, or $5,000,000, of common stock subject to increase or decrease as described below.

     (6) Group Purchase Limitation. Except for the tax-qualified employee benefit plans, the maximum amount of common stock that may be purchased in all categories of the offering by any person, together with associates of, and groups of person acting in concert with, such person, shall not exceed 5% of the shares issued in the stock offering, subject to increase or decrease as described below. This limitation does not apply to shares of New Harris Financial received by York Financial stockholders in the York merger.

     (7) Ownership Limitation. Except for the tax-qualified employee benefit plans, no person or persons acting in concert may purchase shares in the stock offering if, prior to the issuance in the acquisition of York Financial, they will own more than 5.0% of the shares of New Harris Financial common stock that will be outstanding after the conversion and stock offering, subject to increase as described below.

     Subject to any required regulatory approval and the requirements of applicable laws and regulations, the maximum purchase and ownership limitations may be altered by Harris Financial, New Harris Financial and Harris MHC, in their sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, in the following manner: (i) the Individual and Group Purchase Limitations may each be increased to up to 9.99% of the total shares issued in the stock offering (including shares applied to the York Financial acquisition), provided that orders exceeding 5% of the shares issued; (ii) the Ownership Limitation may be increased from 5% to 9.99%, provided that orders exceeding 5% of the shares of New Harris Financial common stock that will be outstanding after the conversion and stock offering, shall not exceed in the aggregate 10% of the total shares of New Harris Financial common stock that will be outstanding after the conversion and stock offering;
(iii) the Individual and Group Limitation may be decreased to not less than .10% of the number of shares issued in the stock offering. If the purchase limitations are increased, subscribers for the maximum amount in the subscription offering will be given the opportunity to increase their subscriptions up to the then applicable limit. Requests to purchase additional shares of common stock under this provision will be determined by and in the sole discretion of the Board of Directors of Harris Financial and the Board of Trustees of Harris MHC and, if necessary, allocated giving priority in accordance with the priorities set forth in the plan of conversion and described in this prospectus.

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     If Harris Financial increases the maximum of the offering range, the additional shares will first be issued to the employee stock ownership plan to satisfy its order for 8% of the total shares issued in the offering and then will be allocated in accordance with the priorities and procedures described above.

     The term "acting in concert means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

     The term "associate" means (i) any corporation or organization (other than Harris Financial, New Harris Financial, Harris Savings Bank or a majority-owned subsidiary of Harris Savings Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity except that the term does not include any non-tax-qualified employee stock benefit plan or any tax-qualified employee stock benefit plan in which a person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and except that, for purposes of aggregating total shares that may be held by officers and directors the term does not include any tax-qualified employee stock benefit plan, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of Harris Financial, New Harris Financial, Harris Savings Bank, or Harris MHC, or any of their parents or subsidiaries.

     We have the sole discretion to determine whether prospective purchasers are "associates" or "acting in concert." Trustees, directors and officers are not treated as associates of each other solely by virtue of holding such positions.

     We have the right in our sole discretion to reject any order submitted by a person whose representations we believe to be false or who we otherwise believe, either alone or acting in concert with others, is violating or circumventing, or intends to violate or circumvent, the terms and conditions of the plan of conversion.

Restrictions on Purchase or Transfer of Shares After the Conversion

     All shares of common stock purchased in connection with the offering by an officer, director, or trustee of Harris Savings Bank, Harris Financial, New Harris Financial or Harris MHC, or an officer or director of York Financial who becomes an officer or director of New Harris Financial and Harris Savings Bank will be subject to a restriction that the shares generally may not be sold for a period of one year following the date of purchase, except in the event of the death of such officer, director, or trustee. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of New Harris Financial and Harris Savings Bank will also be subject to the federal insider trading rules and any other applicable requirements of the federal securities laws.

     Purchases of outstanding shares of common stock of New Harris Financial by directors, trustees or officers of Harris MHC, Harris Financial or Harris Savings Bank and any person who was a director, trustee or officer at any time after the date of the adoption of the plan of conversion, and their associates during the three-year period following the offering may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior approval of the Office of Thrift Supervision. This restriction does not apply,

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however, to negotiated transactions involving more than 1% of New Harris
Financial's outstanding common stock or to the purchase of stock pursuant to a stock option plan or any tax qualified employee stock benefit plan or non-tax qualified employee stock benefit plan of New Harris Financial or Harris Savings Bank, including any employee plans, recognition plans or restricted stock plans.

     Office of Thrift Supervision regulations applicable to New Harris Financial as a result of the conversion restrict New Harris Financial's ability to repurchase shares of its common stock for up to three years after the conversion. The regulations as of the date of this prospectus prohibit repurchases for a period of three years, except pursuant to a repurchase offer approved by the Office of Thrift Supervision and made to all stockholders on a pro rata basis, or the repurchase of qualifying shares of a Director. The regulations also provide that notwithstanding the foregoing restriction and except as provided below, beginning one year following completion of the conversion, New Harris Financial may repurchase its common stock so long as:

     (1) the repurchases within the following two years are part of an open-market program not involving greater than 5% of its outstanding capital stock during a 12-month period;

     (2) the repurchases do not cause Harris Savings Bank to become "undercapitalized" within the meaning of the Office of Thrift Supervision prompt corrective action regulation; and

     (3) New Harris Financial provides to the Regional Director of the Office of Thrift Supervision no later than ten days prior to the commencement of a repurchase program written notice containing a full description of the program to be undertaken and such program is not disapproved by the Regional Director.

     In addition, under current Office of Thrift Supervision policies, repurchases may be allowed in the first year following the conversion and in amounts greater than 5% in the second and third years following the conversion provided there are valid and compelling business reasons for such repurchases and the Office of Thrift Supervision does not object to such repurchases.

Interpretation, Amendment and Termination

     All interpretations of the plan of conversion by the Board of Trustees of Harris MHC and/or the Board of Directors of Harris Financial will be final, subject to the authority of the Office of Thrift Supervision. The plan of conversion provides that, if deemed necessary or desirable, the plan of conversion may be substantively amended as a result of comments from regulatory authorities or otherwise at any time prior to solicitation of proxies from depositors and stockholders with respect to the vote on the plan of conversion, and at any time thereafter by the Board of Trustees of Harris MHC with the concurrence of the Office of Thrift Supervision. Any amendment to this plan of conversion made after approval by depositors and stockholders with the approval of the Office of Thrift Supervision shall not necessitate further approval by depositors unless otherwise required by the Office of Thrift Supervision. The plan of conversion may be terminated by the Board of Trustees of Harris MHC at any time prior to the vote of depositors and stockholders, and at any time thereafter with the concurrence of the Office of Thrift Supervision.

Approvals Required

     The plan of conversion must also be approved by a majority of the total votes entitled to be cast by Harris Savings Bank depositors, and at least two-thirds of the outstanding common stock of Harris Financial, including at least a majority of the votes cast, in person or by proxy, by stockholders other than Harris MHC. By their approval of the plan of conversion, depositors of Harris MHC will also be deemed to approve the merger of the Harris MHC into Harris Savings Bank and the merger of an interim savings bank into New Harris Financial. Harris Savings Bank has filed an application with the Office of Thrift Supervision to convert from a Pennsylvania savings bank to a federal savings association. Accordingly, the plan of conversion must also be approved by the Office of Thrift Supervision.

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Liquidation Rights

     In the unlikely event of a complete liquidation of Harris Savings Bank prior to the conversion, all claims of creditors of Harris Savings Bank, including those of depositors to the extent of their deposit balances, would be paid first. Thereafter, if there were any assets of Harris Savings Bank remaining, these assets would be distributed to stockholders, including Harris MHC. Were Harris MHC and Harris Financial to liquidate prior to the conversion, all claims of creditors would be paid first. Then, if there were any assets of Harris MHC remaining, members of Harris MHC would receive these remaining assets, pro rata, based upon the deposit balances in their deposit account in Harris Savings Bank immediately prior to liquidation. In the unlikely event that Harris Savings Bank were to liquidate after conversion, all claims of creditors, including those of depositors, would also be paid first, followed by distribution of the "liquidation account" to certain depositors, with any assets remaining thereafter distributed to New Harris Financial as the holder of Harris Savings Bank's capital stock. Pursuant to applicable rules and regulations, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in these types of transactions, the liquidation account would be assumed by the surviving institution.

     The plan of conversion provides for the establishment, upon the completion of the conversion, of a special "liquidation account" for the benefit of eligible account holders and supplemental eligible account holders in an amount equal to the greater of:

     . the sum of Harris MHC's ownership interest in the surplus and reserves of Harris Financial as of the date of its latest balance sheet contained in this prospectus, and the restricted retained income account that reflects dividends waived by Harris MHC; or

     . the retained earnings of Harris Savings Bank at the time it reorganized into the mutual holding company structure.

The purpose of the liquidation account is to provide eligible account holders and supplemental eligible account holders who maintain their deposit accounts with Harris Savings Bank after the conversion with a distribution upon complete liquidation of New Harris Financial after the conversion. Each eligible account holder and supplemental eligible account holder, if he were to continue to maintain his deposit account at Harris Savings Bank, would be entitled, on a complete liquidation of New Harris Financial after the conversion to an interest in the liquidation account prior to any payment to the stockholders of New Harris Financial. Each eligible account holder and supplemental eligible account holder would have an initial interest in the liquidation account for each deposit account, including regular accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Harris Savings Bank on December 31, 1998, or June 30, 2000, respectively. Each eligible account holder and supplemental eligible account holder will have a pro rata interest in the total liquidation account for each such deposit account based on the proportion that the balance of each such deposit account on December 31, 1998, or June 30, 2000, respectively, bore to the balance of all deposit accounts in Harris Savings Bank on such dates.

     If, however, on any December 31 annual closing date of Harris Savings Bank, commencing after December 31, 2000, the amount in any such deposit account is less than the amount in the deposit account on December 31, 1998, or June 30, 2000, respectively, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of eligible account holders and supplemental eligible account Holders would be separate and apart from any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of eligible account holders and supplemental eligible account holders are satisfied would be distributed to New Harris Financial as the sole shareholder of Harris Savings Bank.

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Tax Aspects

     The conversion will be effected as follows:

     . Harris Savings Bank has formed New Harris Financial as a first-tier Pennsylvania stock holding company;

     . New Harris Financial will charter an interim federal savings bank ("Interim Savings Bank");

     . Harris Financial will convert to a federal subsidiary holding company and will then exchange its charter for an interim stock savings bank charter and simultaneous merge into Harris Savings Bank in a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code, stockholders of Harris Financial will constructively exchange their shares of all Harris Financial for shares of Harris Savings Bank;

     . Harris MHC will convert to a federal mutual holding company and will then exchange its charter for an interim stock savings bank charter and simultaneous merge into Harris Savings Bank in a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code, each eligible account holder and supplemental eligible account holder will receive an interest in a liquidation account of the Harris Savings Bank in exchange for such person's interest in Harris MHC; and

     . Interim Savings Bank will merge into Harris Savings Bank with Harris Savings Bank's stockholders exchanging their Harris Savings Bank common stock (which they constructively received when Harris Financial merged into Harris Savings Bank) for New Harris Financial common stock in a tax-free reorganization under Internal Revenue Code Section 368(a)(1)(A) by reason of Internal Revenue Code Section 368(a)(2)(E).

     . Contemporaneously with the mergers set forth above, New Harris Financial will offer its common stock for sale in a subscription and community offering.

Consummation of the conversion is expressly conditioned upon the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income taxation that indicates that the conversion will not be a taxable transaction to Harris MHC, Harris Financial, New Harris Financial, Harris Savings Bank, Interim Savings Bank, eligible account holders, supplemental eligible account holders, or members of Harris MHC.

     Pursuant to Revenue Procedure 00-3, the Internal Revenue Service has stated that it will not rule on whether a transaction qualifies as a tax-free reorganization under Internal Revenue Code Section 368(a)(1)(A), including a transaction that qualifies under Internal Revenue Code Section 368(a)(1)(A) by reason of Internal Revenue Code Section 368(a)(2)(E), or whether the taxpayer qualifies under those sections for nonrecognition of income treatment but that it would rule on significant sub-issues that must be resolved to determine whether the transaction qualifies under the above sections. In several instances, the Internal Revenue Service has ruled favorably on certain significant sub-issues associated with downstream mergers of mutual holding companies into their less than 80 percent owned subsidiary savings associations. In these cases, the Internal Revenue Service has ruled that:

     . the exchange of the member's equity interests in the mutual holding company for interests in a liquidation account established at the savings association will satisfy the continuity of interest requirement with respect to the merger of the mutual holding company into the savings association;

     . pursuant to the merger of an interim savings association into the savings association, the stock holding company will acquire "control," as defined in Internal Revenue Code Section 368(c), of the savings association as the interests in the liquidation account and the shares of savings association stock previously held by the mutual holding company will be disregarded; and

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     .    the continuity of interest requirement will not be violated by the exchange of stock holding company stock for savings association stock in the merger of an interim savings association into the savings association.

     In December 1994, the Internal Revenue Service issued Revenue Procedure 94-76 which states that the Internal Revenue Service will not issue private letter rulings with respect to downstream mergers of a corporation into a "less than 80% distributee," i.e., a corporation, such as Harris Financial, in which the merging corporation, i.e., Harris MHC, possesses less than 80% of the total voting power of the stock of the corporation and less than 80% of the total value of the stock of the corporation. The Internal Revenue Service assumed this "no-rule" position to study whether these downstream mergers circumvent the purpose behind the repeal of General Utilities & Operating Co. v. Helvering, 296 U.S. 200 (1935). In Notice 96-6, the Internal Revenue Service indicated that it intended to close its study project on this issue, however, Rev. Proc. 96-22 made permanent the Internal Revenue Service decision not to issue advance rulings on these downstream mergers. Counsel to Harris Financial is of a view that the downstream merger to effect the conversion of Harris MHC to stock form, where after consummation of the conversion, Harris Financial holds 100% of the shares of Harris Savings Bank and the untaxed appreciation of Harris Savings Bank remains in corporate solution, is not the type of downstream merger that can be considered as circumventing the repeal of General Utilities. If, however, the Internal Revenue Service were to conclude that these mergers circumvent the repeal of General Utilities, the Internal Revenue Service could issue correcting regulations that could have the effect of taxing to the merging corporation, as of the effective time of the merger, the fair market value of the assets of a corporation over its basis in these assets. If regulations are issued, it is expected that they would apply on a prospective basis and would have no effect on transactions consummated before their issuance. Harris Financial will receive an opinion of counsel that, in the absence of a change in the regulations prior to the consummation of the conversion, and based on current law and regulations, the merger of Harris MHC into Harris Financial will qualify as a tax-free merger under Internal Revenue Code Section 368(a)(1)(A), as more fully discussed below.

     Prior to the effective date of the conversion, Harris MHC and Harris Financial will receive an opinion of counsel, Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation, which will indicate that the federal income tax consequences of the conversion will be as follows:

     (1) the conversion of Harris MHC from a Pennsylvania mutual holding company to a federal mutual holding company and subsequent charter exchange to become an interim stock savings bank will each constitute a mere change in identity, form or place of reorganization within the meaning of Internal Revenue Code Section 368(a)(1)(F);

     (2) the conversion of Harris Financial to a federally chartered subsidiary holding company and subsequent charter exchange to become an interim stock savings bank will each constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code;

     (3) the simultaneous mergers of Harris MHC and Harris Financial with and into Harris Savings Bank will each qualify as a reorganization within the meaning of Internal Revenue Code Section 368(a)(1)(A);

     (4) Harris Financial will not recognize any gain or loss on the transfer of its assets to Harris Savings Bank in exchange for shares of common stock in Harris Savings Bank which are constructively received by the old Harris shareholders;

     (5) no gain or loss will be recognized by Harris Savings Bank upon receipt of the assets of Harris Financial;

     (6) the basis of the assets of Harris Financial to be received by Harris Savings Bank will be the same as the basis of such assets in the hands of Harris Financial immediately prior to the transfer;

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     (7)  the holding period of the assets of Harris Financial (other than stock in Harris Savings Bank) to be received by Harris Savings Bank will include the holding period of those assets in the hands of Harris Financial immediately prior to the transfer;

     (8) Harris Financial shareholders will not recognize any gain or loss upon their constructive exchange of Harris Financial common stock for Harris Savings Bank common stock;

     (9) the exchange of the members' equity interests in Harris MHC for interests in a liquidation account established at Harris Savings Bank will satisfy the continuity of interest requirement with respect to the merger of Harris MHC into Harris Savings Bank;

     (10) Harris MHC will not recognize any gain or loss on the transfer of its assets to Harris Savings Bank in exchange for an interest in a liquidation account established in Harris Savings Bank for the benefit of Harris MHC members who remain depositors of the Bank;

     (11) no gain or loss will be recognized by Harris Savings Bank upon the receipt of the assets of Harris MHC in exchange for the transfer to the Harris MHC members of an interest in a liquidation account in Harris Savings Bank;

     (12) the basis of the assets of Harris MHC, other than Harris Savings Bank common stock, to be received by Harris Savings Bank will be the same as the basis of those assets in the hands of Harris MHC immediately prior to the transfer, the basis of Harris Financial common stock will be zero;

     (13) the holding period of the assets of Harris MHC to be received by Harris Savings Bank will include the holding period of those assets in the hands of Harris MHC immediately prior to the transfer;

     (14) Harris MHC members will recognize no gain or loss upon the receipt of an interest in the liquidation account in Harris Savings Bank in exchange for their membership interest in Harris MHC;

     (15) the conversion of Harris Savings Bank to a federal stock savings bank will constitute a mere change in identity, form or place of reorganization within the meaning of Internal Revenue Code Section 368(a)(1)(F);

     (16) the merger of Interim Savings Bank into Harris Savings Bank with Harris Savings Bank as the surviving institution qualifies as a reorganization within the meaning of Internal Revenue Code Section 368(a)(1)(A), pursuant to Internal Revenue Code Section 368(a)(2)(E);

     (17) Interim Savings Bank will not recognize any gain or loss on the transfer of its assets to Harris Savings Bank in exchange for Harris Savings Bank stock and the assumption by Harris Savings Bank of the liabilities, if any, of Interim Savings Bank;

     (18) Harris Savings Bank will not recognize any gain or loss on the receipt of the assets of Interim Savings Bank in exchange for Harris Savings Bank stock;

     (19) Harris Savings Bank's basis in the assets received from Interim Savings Bank in the proposed transaction will, in each case, be the same as the basis of those assets in the hands of Interim Savings Bank immediately prior to the transaction;

     (20) Harris Savings Bank's holding period for the assets received from Interim Savings Bank in the proposed transaction will, in each instance, include the period during which those assets were held by Interim Savings Bank;

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     (21) New Harris Financial will not recognize any gain or loss upon its receipt of Harris Savings Bank stock solely in exchange for New Harris Financial common stock;

     (22) Harris Savings Bank stockholders (formerly stockholders of Harris Financial who constructively exchanged their shares of Harris Financial for Harris Savings Bank common stock in the merger of Harris Financial into Harris Savings Bank ) will not recognize any gain or loss upon their exchange of Harris Savings Bank stock solely for shares of New Harris Financial common stock;

     (23) cash received in the merger of Interim Savings Bank into Harris Savings Bank by a Harris Savings Bank stockholder in lieu of a fractional share interest of New Harris Financial common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of New Harris Financial common stock which the stockholders would otherwise be entitled to receive, and will qualify as capital gain or loss, assuming Harris Savings Bank common stock surrendered in exchange therefor was held as a capital asset by the stockholder;

     (24) each stockholder's aggregate basis in his or her New Harris Financial common stock received in the exchange, including fractional shares which the stockholders otherwise would be entitled to receive, will be the same as the aggregate basis of the Harris Savings Bank common stock surrendered in exchange therefor;

     (25) each stockholder's holding period in his or her New Harris Financial common stock received in the exchange, including fractional shares which such stockholder otherwise would be entitled to receive, will include the period during which Harris Savings Bank common stock surrendered was held (such period shall also include the stockholder's holding period of the Harris Financial common stock), provided that Harris Savings Bank common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange;

     (26) New Harris Financial's basis in the Harris Savings Bank common stock which it receives would be the same as the basis of the property exchanged for the Harris Savings Bank common stock;

     (27) no gain or loss will be recognized by New Harris Financial on the receipt of money in exchange for New Harris Financial common stock in the offering; and

     (28) no gain or loss will be recognized by eligible account holders and supplemental eligible account holders upon distribution to them of nontransferable subscription rights to purchase New Harris Financial common stock, provided that the amount paid for New Harris Financial common stock equals its fair market value.

The form of this opinion has been filed with the Securities and Exchange Commission as an exhibit to New Harris Financial's registration statement.

     An opinion on the Pennsylvania state income tax consequences which will be consistent with the federal tax opinion will be issued prior to the conversion by ________________, tax advisors to Harris MHC and New Harris Financial.

     In the view of RP Financial, which view is not binding on the Internal Revenue Service, the subscription rights do not have any value, based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the common stock at a price equal to its estimated fair market value, which will be the same price as the subscription price for the unsubscribed shares of common stock. If the subscription rights granted to eligible account holders and supplemental eligible account holders are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those eligible account holders and supplemental eligible account holders who exercise the subscription rights in an amount equal to the value and New Harris Financial could recognize gain on a distribution.

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Eligible account holders and supplemental eligible account holders are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

     Unlike private rulings, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached therein. Depending on the conclusion or conclusions with which the Internal Revenue Service disagrees, the Internal Revenue Service may take the position that the transaction is taxable to any one or more of Harris MHC and/or the members of Harris MHC, Harris Financial, the public stockholders of Harris Financial, and/or the eligible account holders and supplemental eligible account holders who exercise their subscription rights. In the event of a disagreement, there can be no assurance that the Internal Revenue Service would not prevail in a judicial or administrative proceeding.

                          MERGER WITH YORK FINANCIAL

     On March 27, 2000, Harris Financial, Harris MHC and Harris Savings Bank entered into a definitive agreement and plan of reorganization with York Financial and York Federal. The agreement provides for the acquisition of York Financial by Harris Financial, and the merger of York Financial with and into New Harris Financial. Based on the agreement and plan of reorganization, all outstanding shares of York Financial common stock will be automatically converted into and become shares of New Harris Financial common stock based upon an exchange ratio and other terms that the parties negotiated in the agreement and plan of reorganization. The agreement and plan of reorganization was unanimously approved by the boards of Harris MHC, Harris Financial, Harris Savings Bank, York Financial and York Federal Savings and Loan Association.

     Among the important provisions in the merger agreement are the following:

     . The merger will occur only after all of the conditions to its completion have been satisfied or waived, including approval of the merger agreement by York Financial stockholders and Harris Financial stockholders.

     . The merger agreement may be terminated even after Harris Financial and York Financial stockholders approve it under a variety of circumstances, including upon mutual agreement of Harris Financial and York Financial, by either of Harris Financial or York Financial if the other of them has materially breached the merger agreement, by either of them if the merger has not been completed by December 31, 2000, unless Harris Financial exercises its right to extend the termination date to March 31, 2001, by Harris Financial if the appraised value of the shares issued in the offering is less than $255.0 million, and by York Financial if the appraised value of the shares issued in the offering is less than $255.0 million and Harris Financial does not agree to maintain the York merger exchange ratio at 1.550.

     . If New Harris Financial does not receive orders for 19,550,000 shares in the subscription and community offering, then, in New Harris Financial's discretion, in order to issue the minimum number of shares necessary to complete the stock offering, up to 5,000,000 of the unsubscribed shares may applied to the acquisition by merger of York Financial.

     As an inducement for Harris Financial to enter into the merger agreement, York Financial has granted Harris Financial an option to purchase up to 2,011,346 shares of York Financial common stock at an exercise price of $12.25 per share. The stock option agreement is intended to increase the likelihood that the merger will be completed in accordance with its terms because it has the effect of discouraging offers by third parties to acquire York Financial.

              RESTRICTIONS ON ACQUISITION OF NEW HARRIS FINANCIAL

     The following discussion is a summary of certain provisions of federal law and regulations and Pennsylvania corporate law relating to stock ownership and transfers, the Board of Directors and business combinations, all of which may be deemed to have "anti-takeover" effects. The description of these provisions is necessarily general and reference should be made to the actual law and regulations.

     Harris Savings Bank is currently a Pennsylvania savings bank regulated by the Pennsylvania Department of Banking. Harris Savings Bank has filed an application to re-charter as a Federal savings bank regulated by the Office of Thrift Supervision. Harris Financial is currently a Pennsylvania corporation and bank holding company regulated by the Federal Reserve Board, although it has filed an application to re-charter as a Federal mid-tier stock holding company regulated by the Office of Thrift Supervision. New Harris Financial will be a savings and loan holding company regulated by the Office of Thrift Supervision. The following discussion assumes that these applications have been approved, and that Harris Savings Bank and Harris Financial are regulated by the Office of Thrift Supervision.

Conversion Regulations

     Office of Thrift Supervision regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the Office of Thrift Supervision, no person may make such an offer or announcement of an offer to purchase shares or actually acquire shares in the converting institution or its holding company, for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, that person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Office of Thrift Supervision has defined "person" to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to an association or its holding company, or an underwriter or member of a selling group acting on the converting institution's, or its holding company's, behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converting or converted institution or its holding company.

     As permitted by Office of Thrift Supervision regulations, Harris Savings Bank's charter will contain a provision whereby the acquisition or offer to acquire ownership of more than 10% of the issued and outstanding shares of any class of equity securities of Harris Savings Bank by any person, either directly or through an affiliate of such person, will be prohibited for a period of five years following the date of consummation of the conversion. Any stock in excess of 10% acquired in violation of the charter provision will not be counted as outstanding for voting purposes.

Change of Control Regulations

     Under the Change in Bank Control Act, no person may acquire control of an insured federal savings association or its parent holding company unless the Office of Thrift Supervision has been given 60 days' prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, Office of Thrift Supervision regulations provide that no company may acquire control of a savings association without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation by the Office of Thrift Supervision.

     Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the savings association's directors, or a determination by the Office of Thrift Supervision that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings association's voting stock, if the acquiror also is subject to any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the Office of Thrift Supervision, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings association's stock must file with the Office of Thrift Supervision a certification form that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Office of Thrift Supervision, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group "acting in concert" exists, including presumed action in concert among members of an "immediate family."

     The Office of Thrift Supervision may prohibit an acquisition of control if it finds, among other things, that:

     (i) the acquisition would result in a monopoly or substantially lessen competition;

     (ii) the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

     (iii) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

Restrictions in the New Harris Financial Articles of Incorporation and Bylaws and Pennsylvania Law

     Certain provisions of New Harris Financial's Articles of Incorporation and Bylaws and Pennsylvania law which deal with matters of corporate governance and rights of stockholders might be deemed to have a potential anti-takeover effect. Provisions in the New Harris Financial's Articles and Bylaws provide, among other things, (i) that the Board of Directors of New Harris Financial shall be divided into classes; (ii) that special meetings of stockholders may only be called by the Board of Directors of New Harris Financial; (iii) that stockholders generally must provide New Harris Financial advance notice of stockholder proposals and nominations for director and provide certain specified related information; (iv) that no person may acquire more than 10% of the issued and outstanding shares of any class of security of New Harris Financial; and (v) the authority to issue shares of authorized but unissued Common Stock and Preferred Stock and to establish the terms of any one or more series of Preferred Stock, including voting rights. Provisions of the Pennsylvania Business Corporation Law of 1988, as amended, applicable to New Harris Financial provide, among other things, that (i) New Harris Financial may not engage in a business combination with an "interested shareholder" (generally a holder of 20% of a corporation's voting stock) during the five-year period after the interested shareholder became such except under certain specified circumstances,
(ii) holders of Common Stock may object to a "control transaction" involving New Harris Financial (generally the merger by a person or group of persons acting in concert of at least 20% of the outstanding voting stock of a corporation) and demand that they be paid a cash payment for the "fair value" of their shares from the "controlling person or group," and (iii) any "profit," as defined, realized by any person or group who is or was a "controlling person or group" with respect to New Harris Financial from the disposition of any equity security of New Harris Financial to any person shall belong to and be recoverable by New Harris Financial when the profit is realized in a specific manner.

     The foregoing provisions of the Article of Incorporation and Bylaws of New Harris Financial and Pennsylvania law could have the effect of discouraging an acquisition of New Harris Financial or stock purchases in furtherance of a merger, and could accordingly, under certain circumstances, discourage transactions which might otherwise have a favorable effect on the price of the Common Stock.

     In addition, certain provisions of certain existing stock option plans and recognition and retention plans provide for accelerated benefits to participants in the event of a change in control of New Harris Financial or Harris Savings Bank. See "Management of New Harris Financial--Benefits." In addition, certain employment agreements to which New Harris Financial will be made a party provide for specified benefits in the event of a change in control of New Harris Financial or Harris Savings Bank. See "Management of New Harris Financial-- Employment Agreements." The foregoing provisions and limitations may make it more costly for companies or persons to acquire control of New Harris Financial.

     The Board of Directors believes that the provisions described above are prudent and will reduce vulnerability to takeover attempts and certain other transactions that are not negotiated with and approved by the Board of Directors of New Harris Financial. The Board of Directors believes that these provisions are in the best interests of New Harris Financial and its stockholders. In the Board of Directors' judgment, the Board of Directors is in the best position to determine the true value of New Harris Financial and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interests of New Harris Financial and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the Board of Directors' view that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of the true value of New Harris Financial and where the transaction is in the best interests of all stockholders.

             DESCRIPTION OF CAPITAL STOCK OF NEW HARRIS FINANCIAL

General

     New Harris Financial is authorized to issue capital stock consisting of 100,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, which may be issued in series and classes having such rights, preferences, privileges and restrictions as New Harris Financial's Board of Directors may determine. Each share of common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. New Harris Financial's Board of Directors is authorized to approve the issuance of common stock up to the amount authorized by the Articles of Incorporation without stockholder approval. The common stock represents nonwithdrawable capital, is not an account of an insurable type, and is not insured by the Federal Deposit Insurance Corporation or any other government agency. The common stock is not guaranteed by New Harris Financial or Harris Savings Bank. Upon payment of the purchase price for the shares of common stock issued in the offering, all such shares will be fully-paid, duly issued and nonassessable.

Common Stock

     Voting Rights. The holders of the common stock possess exclusive voting rights in New Harris Financial except to the extent that shares of serial preferred stock issued in the future may have voting rights. Each holder of the common stock is entitled to one vote for each share held, except that the Articles of Incorporation eliminates voting rights with respect to those shares that are beneficially owned by any person in excess of 10% of the common stock then outstanding excluding tax-qualified employee benefit plans. Stockholders will not be permitted to cumulate their votes in the election of directors.

     Dividends. The holders of the common stock will be entitled to receive and to share equally in such dividends as may be declared by the Board of Directors out of legally available funds.

     Liquidation. In the unlikely event of any liquidation, dissolution, or winding up New Harris Financial, the holders of common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) will be entitled to receive all assets of New Harris Financial available for distribution in cash or in kind after the payment of all debts and liabilities, the satisfaction of obligations to depositors having an interest in any liquidation account maintained by Harris Savings Bank, and the payment of any accrued dividend claims. If New Harris Financial issues preferred stock, the holders thereof may also have priority over the holders of the common stock in the event of liquidation or dissolution.

     Preemptive Rights; Redemption. Holders of the common stock will not be entitled to preemptive rights with respect to any additional shares which may be issued. The common stock is not subject to call for redemption. If New Harris Financial determined to issue authorized but unissued shares in the future to persons other than, or in addition to the existing stockholders, the interests of existing stockholders would be diluted to the extent of the additional issuance.

Serial Preferred Stock

     None of the 10,000,000 authorized shares of serial preferred stock of New Harris Financial will be issued in the offering. The Board of Directors is authorized, without stockholder approval, to issue serial preferred stock and to fix and state voting powers, designations, preferences or other special rights of such shares. If and when issued, the serial preferred stock may rank senior to the common stock as to dividend rights, liquidation preferences, or both, and may have full, limited or no voting rights. Accordingly, the issuance of preferred stock could adversely affect the voting and other rights of holders of common stock.

                         TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the common stock is ________________.

                                    EXPERTS

     The consolidated financial statements of Harris Financial included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are included herein in reliance upon the report of said firm as experts in accounting and auditing in giving said reports.

     The consolidated financial statements of York Financial Corp. at June 30, 1999 and 1998, and for each of the three years in the period ended June 30, 1999, appearing in this Prospectus have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     RP Financial has consented to the publication herein of the summary of its report to Harris Financial and Harris MHC setting forth its opinion as to the estimated pro forma market value of Harris Financial's common stock and its view with respect to subscription rights.

     The opinion regarding the state tax treatment of the mutual-to-stock conversion referred to in this prospectus and elsewhere in the Registration Statement has been rendered by Arthur Andersen, independent public accountants and has been referred to herein in reliance upon the authority of such firm as expert in giving said opinion.

                                LEGAL OPINIONS

     The legality of the common stock and the federal income tax consequences of the conversion will be passed upon for Harris MHC and Harris Financial by Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation, Washington, D.C., special counsel to New Harris Financial and Harris Financial. Certain legal matters will be passed upon for Ryan, Beck and Co. and Legg Mason Wood Walker, Incorporated by Foley, Hoag & Eliot, LLP, Boston, Massachusetts.

                            ADDITIONAL INFORMATION

     Harris Financial has filed with the Securities and Exchange Commission a registration statement under the Securities Exchange Act of 1933 with respect to the common stock. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information included in the registration statement. This information, including the conversion valuation appraisal report which is an exhibit to the Registration Statement as well as other reports, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of this material can be obtained from the Securities and Exchange Commission at prescribed rates. In addition, the Securities and Exchange Commission maintains a website; the address of the website is "http://www.sec.gov." The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete.

     Harris MHC and New Harris Financial have filed an application for conversion with the Office of Thrift Supervision. Pursuant to the rules and regulations of the Office of Thrift Supervision, this prospectus omits certain information contained in that application. The application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552 and at the Office of the Regional Director of the Office of Thrift Supervision located at 10 Exchange Place, 18th Floor, Jersey City, New Jersey 07302.

     New Harris Financial has registered its common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, and Harris Financial and the holders of its stock are subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, New Harris Financial has undertaken that it will not terminate the registration for a period of at least three years following the conversion.

     A copy of the conversion valuation appraisal report is available for inspection at Harris Financial's headquarters. A copy of the plan of conversion, including the Articles of Incorporation and the Bylaws of New Harris Financial and Harris Savings Bank are available without charge from Harris Financial.

                            HARRIS FINANCIAL, INC.
                               AND SUBSIDIARIES


                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                        Page
Independent Auditor's Report...........................................................  F-1

Consolidated Statements of Financial Condition
  as of March 31, 2000 (Unaudited) and December 31, 1999 and 1998......................  F-2

Consolidated Statements of Income
  for the three months ended March 31, 2000 and 1999 (Unaudited) and the years ended
  December 31, 1999, 1998 and 1997.....................................................   31

Consolidated Statements of Shareholders' Equity
  for the three months ended March 31, 2000 (Unaudited) and the years ended
  December 31, 1999, 1998 and 1997.....................................................  F-4

Consolidated Statements of Cash Flows
  for the three months ended March 31, 2000 and 1999 (Unaudited) and the years ended December 31, 1999, 1998 and 1997.........................................  F-5

Notes to Consolidated Financial Statements.............................................  F-7

All schedules are omitted as the required information is not applicable or the information is presented in the consolidated financial statements.

Financial statements of Harris MHC are not presented herein because Harris MHC has insignificant assets other than stock of Harris Financial, and has no significant liabilities and conducts no other business.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES
                Consolidated Statements of Financial Condition
                     (in thousands, except for share data)

                                                                              March 31,            December 31,
                                                                                           ----------------------------
                                                                                2000            1999         1998
                                                                           -------------   ----------------------------
Assets                                                                       (unaudited)
 Cash and cash equivalents                                                 $      54,532   $       73,613  $     56,741
 Marketable securities available-for-sale (note 4)                             1,303,825        1,257,603     1,274,837
 Loans receivable, net (note 5)                                                1,313,645        1,267,983     1,051,642
 Loans held for sale, net                                                          1,761            1,646        14,418
 Loan servicing rights (note 6)                                                    1,839            7,616        10,996
 Investments in real estate and other joint ventures                                  40               51         7,262
 Premises and equipment, net (note 7)                                             27,565           23,228        21,614
 Intangible assets (note 8)                                                       16,735           17,617        16,909
 Accrued interest receivable                                                      16,898           18,302        15,523
 Income taxes receivable                                                               -                -           635
 Deferred tax asset, net (note 16)                                                22,191           17,402             -
 Other assets                                                                      8,019            6,339        26,892
                                                                           -------------   ----------------------------
  Total assets                                                             $   2,767,050   $    2,691,400  $  2,497,469
                                                                           =============   ============================

Liabilities and Stockholders' Equity
 Deposits (note 9)                                                         $   1,439,688   $    1,373,870  $  1,205,379
 Escrow                                                                            3,354            3,511         7,906
 Accrued interest payable                                                         16,867           10,292         6,965
 Other borrowings (note 10)                                                    1,123,375        1,118,000     1,069,254
 Postretirement benefit obligation (note 13)                                       2,670            2,538         2,452
 Deferred tax liability, net (note 16)                                                 -                -         5,472
 Income taxes payable                                                              2,377            2,302             -
 Other liabilities                                                                11,521           11,563        10,071
                                                                           -------------   ----------------------------
  Total liabilities                                                            2,599,852        2,522,076     2,307,499
                                                                           -------------   ----------------------------

Commitments (notes 12 and 18)

Common stock $.01 par value, authorized 100,000,000 shares;
 34,024,875 shares issued and 33,575,575 outstanding at
 March 31, 2000 and 34,023,625 shares issued and 33,574,325
 shares outstanding at December 31, 1999 and 33,993,500 shares
 issued and 33,584,200 shares outstanding at December 31, 1998                       340              340           340
Paid in capital                                                                   30,348           30,323        29,960
Retained earnings                                                                178,698          175,158       158,386
Accumulated other comprehensive income (note 25)                                 (35,065)         (29,347)        8,106
Employee stock ownership plan (note 14)                                             (271)            (296)         (396)
Recognition and retention plans (note 15)                                           (454)            (456)         (456)
Treasury stock, 449,300 shares at March 31, 2000 and December
 31, 1999 and 409,300 shares at December 31, 1998 (note 1)                        (6,398)          (6,398)       (5,970)
                                                                           -------------   ----------------------------
 Total stockholders' equity                                                      167,198          169,324       189,970
                                                                           -------------   ----------------------------

Total liabilities and stockholders' equity                                 $   2,767,050   $    2,691,400  $  2,497,469
                                                                           ============================================

See accompanying notes to financial statements.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES
                       Consolidated Statements of Income
                   (in thousands, except for per share data)

                                                               Three Months Ended March 31,         Years Ended December 31,
                                                              ------------------------------   ------------------------------------
Interest income:                                                    2000        1999              1999        1998         1997
                                                              ------------------------------   ------------------------------------
Loans receivable:                                                     (unaudited)
 First mortgage loans                                         $        9,744    $     11,251   $   44,444   $   44,874   $   43,929
 Commercial loans                                                      7,136           4,255       22,197       11,694        6,767
 Consumer and other loans                                              7,791           5,681       26,945       20,286       19,442
 Held-for-sale                                                             -             719          866        3,719        1,879
Taxable investments                                                    7,298           7,998       29,520       31,505       21,239
Taxfree investments                                                      861           1,583        5,395        6,232        5,746
Dividends                                                              1,752           2,226        7,896        9,138        7,821
Mortgage-backed securities                                            12,621           7,979       37,460       36,480       34,075
Money market investments                                                  33              16          106           84          169
                                                              ------------------------------   ------------------------------------
 Total interest income                                                47,236          41,708      174,829      164,012      141,067
                                                              ------------------------------   ------------------------------------
Interest expense:
Deposits (note 9)                                                     15,582          12,470       52,807       50,532       54,383
Borrowed funds (note 10)                                              16,120          14,092       60,494       56,528       38,586
Escrow                                                                    16              25           90           90          116
                                                              ------------------------------   ------------------------------------
 Total interest expense                                               31,718          26,587      113,391      107,150       93,085
                                                              ------------------------------   ------------------------------------
 Net interest income                                                  15,518          15,121       61,438       56,862       47,982
Provision for loan losses (note 5)                                       835             795        3,180        2,540          610
                                                              ------------------------------   ------------------------------------
 Net interest income after provision for loan losses                  14,683          14,326       58,258       54,322       47,372
                                                              ------------------------------   ------------------------------------
Noninterest income:
Service charges on deposits                                            1,601           1,233        5,907        4,186        2,156
Other service charges/commissions/fees                                   293             324        1,280          883        1,355
Net servicing income                                                     242               -          737          137        2,183
Gain (loss) on sale of mortgage-backed securities, net                  (287)          1,313        1,363        2,199        3,576
Gain (loss) on sale of other securities, net                             271              40          337        2,385          481
Gain on sale of loans, net                                               508           1,172          238        5,020        2,472
Other                                                                    106             (61)         895          735        2,336
                                                              ------------------------------   ------------------------------------
 Total noninterest income                                              2,734           4,021       10,757       15,545       14,559
                                                              ------------------------------   ------------------------------------
Noninterest expense:
Salaries and benefits                                                  5,730           5,772       22,176       22,336       19,006
Equipment expense                                                      1,016             962        3,976        3,300        2,183
Occupancy expense                                                      1,001             802        3,152        3,012        2,886
Advertising and public relations                                         430             483        1,849        2,047        2,091
FDIC insurance (note 9)                                                   68             169          713          696          751
Director fees                                                             94              83          293          322          333
Income from real estate operations                                         5            (216)      (3,191)        (554)        (770)
Amortization and write-off of intangibles (note 8)                       720             600        2,640        2,487        2,393
Consulting and other fees                                                740             465        2,893        2,000        1,400
Supplies, telephone and postage                                          886             888        3,509        2,965        2,226
Other                                                                  1,142           1,584        4,697        4,718        3,349
                                                              ------------------------------   ------------------------------------
 Total noninterest expense                                            11,832          11,592       42,707       43,329       35,848
                                                              ------------------------------   ------------------------------------
Income before income taxes                                             5,585           6,755       26,308       26,538       26,083
Income tax expense (note 16)                                           1,565           1,822        7,625        7,309        8,312
                                                              ------------------------------   ------------------------------------
 Net income                                                   $        4,020    $      4,933   $   18,683   $   19,229   $   17,771
                                                              ==============================   ====================================
Basic earnings per share (notes 1, 3, and 21)                 $         0.12    $       0.15   $     0.56   $     0.57   $     0.53
                                                              ==============================   ====================================
Diluted earnings per share (notes 1, 3, and 21)               $         0.12    $       0.15   $     0.55   $     0.57   $     0.52
                                                              ==============================   ====================================

See accompanying notes to financial statements.
All per share data has been restated to give effect of a 3 for 1 stock split in 1997.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES
                Consolidated Statements of Shareholders' Equity
             The Three Months Ended March 31, 2000 (unaudited) and
                The Years Ended December 31, 1999, 1998 and 1997
                (in thousands, except share and per share data)

                                                                                                         Compre-
                                                              Common    Paid in        Retained          hensive
                                                               Stock     Capital        Earnings        Income (Loss)
                                                     ----------------------------------------------------------------
Balance at December 31, 1996                                   $336       $25,678        $124,812       $  3,615
Net income                                                                                 17,771
Dividends paid at $.20 per share                                                           (1,540)
Exercised stock options                                           2           480
Unrealized gains (losses) on securities (1)                                                                7,117

Comprehensive income (loss)

ESOP stock committed for release
Earned portion of RRP plan
Excess of fair value above cost of
   ESOP stock committed for release                                         1,139
Excess of fair value above cost of
   earned portion of RRP stock                                                492
Tax benefit of RRP shares awarded
   and options exercised                                                      227
                                                     ----------------------------------------------------------------
Balance at December 31, 1997                                    338        28,016         141,043         10,732
Net income                                                                                 19,229
Dividends paid at $.22 per share                                                           (1,886)
Exercised stock options                                           2           731
Unrealized gains (losses) on securities (1)                                                               (2,626)

Comprehensive income (loss)

ESOP stock committed for release
Earned portion of RRP plan
Excess of fair value above cost of
   ESOP stock committed for release                                           641
Excess of fair value above cost of
   earned portion of RRP stock                                                306
Tax benefit of RRP shares awarded
   and options exercised                                                      266
Treasury stock purchased 409,300 shares
                                                     ----------------------------------------------------------------
Balance at December 31, 1998                                    340        29,960         158,386          8,106
Net income                                                                                 18,683
Dividends paid at $.24 per share                                                           (1,911)
Exercised stock options                                                       112
Unrealized gains (losses) on securities (1)                                                              (37,453)

Comprehensive income (loss)

ESOP stock committed for release
Excess of fair value above cost of
   ESOP stock committed for release                                           238
Tax benefit of RRP shares awarded
   and options exercised                                                       13
Treasury stock purchased 40,000 shares
                                                     ----------------------------------------------------------------
Balance at December 31, 1999                                   $340       $30,323        $175,158       $(29,347)
Net income                                                                                  4,020
Dividends paid at $.06 per share                                                             (480)
Exercised stock options                                                         4
Unrealized losses on securities (1)                                                                       (5,718)

Comprehensive income (loss)

ESOP stock committed for release
Earned portion of RRP plan
Excess of fair value above cost of
   ESOP stock committed for release                                            18
Excess of fair value above cost of
   earned portion of RRP plan                                                   3
                                                     ----------------------------------------------------------------
Balance at March 31, 2000 (unaudited)                          $340       $30,348        $178,698       $(35,065)
                                                     ================================================================

                                                     Stock         And                               Compre-
                                                   ownership    Retention    Treasury                hensive
                                                      Plan         Plan        Stock      Total       Income
                                                   ----------------------------------------------------------
Balance at December 31, 1996                         $(1,024)        $(665)   $     -    $152,752
Net income                                                                                 17,771    $ 17,771
Dividends paid at $.20 per share                                                           (1,540)
Exercised stock options                                                                       482
Unrealized gains (losses) on securities (1)                                                 7,117       7,117
                                                                                                    ---------
Comprehensive income (loss)                                                                          $ 24,888
                                                                                                    =========
ESOP stock committed for release                         495                                  495
Earned portion of RRP plan                                              99                     99
Excess of fair value above cost of
   ESOP stock committed for release                                                         1,139
Excess of fair value above cost of
   earned portion of RRP stock                                                                492
Tax benefit of RRP shares awarded
   and options exercised                                                                      227
                                                    ---------------------------------------------
Balance at December 31, 1997                            (529)         (566)         -     179,034
Net income                                                                                 19,229    $ 19,229
Dividends paid at $.22 per share                                                           (1,886)
Exercised stock options                                                                       733
Unrealized gains (losses) on securities (1)                                                (2,626)     (2,626)
                                                                                                    ---------
Comprehensive income (loss)                                                                          $ 16,603
                                                                                                    =========
ESOP stock committed for release                         133                                  133
Earned portion of RRP plan                                             110                    110
Excess of fair value above cost of
   ESOP stock committed for release                                                           641
Excess of fair value above cost of
   earned portion of RRP stock                                                                306
Tax benefit of RRP shares awarded
   and options exercised                                                                      266
Treasury stock purchased 409,300 shares                                        (5,970)     (5,970)
                                                    ---------------------------------------------
Balance at December 31, 1998                            (396)         (456)    (5,970)    189,970
Net income                                                                                 18,683    $ 18,683
Dividends paid at $.24 per share                                                           (1,911)
Exercised stock options                                                                       112
Unrealized gains (losses) on securities (1)                                               (37,453)    (37,453)
                                                                                                    ---------
Comprehensive income (loss)                                                                          $(18,770)
                                                                                                    =========
ESOP stock committed for release                         100                                  100
Excess of fair value above cost of
   ESOP stock committed for release                                                           238
Tax benefit of RRP shares awarded
   and options exercised                                                                       13
Treasury stock purchased 40,000 shares                                           (428)       (428)
                                                    ---------------------------------------------
Balance at December 31, 1999                         $  (296)        $(456)   $(6,398)   $169,324
Net income                                                                                  4,020    $  4,020
Dividends paid at $.06 per share                                                             (480)
Exercised stock options                                                                         4
Unrealized losses on securities (1)                                                        (5,718)     (5,718)
                                                                                                    ---------
Comprehensive income (loss)                                                                          $ (1,698)
                                                                                                    =========
ESOP stock committed for release                          25                                   25
Earned portion of RRP plan                                               2                      2
Excess of fair value above cost of
   ESOP stock committed for release                                                            18
Excess of fair value above cost of
   earned portion of RRP plan                                                                   3
                                                    ---------------------------------------------
Balance at March 31, 2000 (unaudited)                $  (271)        $(454)   $(6,398)  $167,198
                                                    =============================================

(1) Net of reclassification adjustment and net of tax effect of $(3,771) in 2000, $(24,086) in 1999, $(1,801) in 1998, and $4,658 in 1997. See
accompanying notes to consolidated financial statements.
All share and per share data have been restated to give effect for the 3 for 1 stock split on November 18, 1997.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES
                     Consolidated Statements of Cash Flows
                                 (in thousands)

                                                                                            Three Months Ended March 31,
                                                                                           ------------------------------
                                                                                                     2000        1999
                                                                                           ------------------------------
Cash flows from operating activities:
   Net income                                                                                    $   4,020   $   4,933
   Adjustments to reconcile net income to net cash provided
      by operating activities:
         Provision for loan losses                                                                     835         795
         Net depreciation, amortization and accretion                                                 (276)      1,286
        (Increase) decrease  in loans held for sale                                                   (115)      3,526
         Net gain on sales of interest-earning assets                                                 (492)     (2,525)
         (Gain) loss on the sale of foreclosed real estate                                               -        (123)
         Equity (income) losses from joint ventures                                                    (45)         57
         Decrease (Increase) in accrued interest receivable                                          1,567         331
         Increase in accrued interest payable                                                        6,575       5,373
         Amortization                                                                                  720         600
         Earned ESOP shares                                                                             43         101
         Earned RRP shares                                                                               5           -
         Provision for deferred income taxes                                                        (1,019)        559
         Decrease in income taxes receivable                                                            75       1,199
         Other, net                                                                                 (4,123)     12,244
                                                                                                -----------------------
      Net cash provided by operating activities                                                      7,770      28,356
                                                                                                -----------------------

Cash flows from investing activities:
   Proceeds from maturities and principal reductions of
      marketable securities:
               Held-to-maturity                                                                          -           -
               Available-for-sale                                                                    7,517     136,651
   Proceeds from sales of marketable securities; available-for-sale                                 59,192     133,841
   Purchase of marketable securities:
               Held-to-maturity                                                                          -           -
               Available-for-sale                                                                 (119,579)   (227,766)
   Loans sold                                                                                       13,215      33,629
   Net increase in loan originations less principal
      payments of loans                                                                            (59,483)   (118,027)
   Loan servicing rights sold                                                                        7,643           -
   Acquisition of loan servicing rights                                                               (424)       (570)
   Investments in real estate held for investment and other joint ventures                               -          61
   Proceeds from payments on real estate held for investment                                            58         161
   Purchases of premises and equipment, net                                                         (5,556)     (1,114)
   Cash proceeds received from the sale of foreclosed
      real estate                                                                                        6         706
   Cash proceeds received from the sale of premises
      and equipment                                                                                      -           -
   Branch purchase                                                                                       -           -
   Payments for holding company formation                                                                -           -
                                                                                                ------------------------
      Net cash used in investing activities                                                      $ (97,411)  $ (42,428)
                                                                                                ------------------------

                                                                                         Years Ended December 31,
                                                                             ---------------------------------------------
                                                                                        1999         1998         1997
                                                                             ---------------------------------------------
Cash flows from operating activities:
   Net income                                                                      $  18,683    $  19,229    $  17,771
   Adjustments to reconcile net income to net cash provided
      by operating activities:
         Provision for loan losses                                                     3,180        2,540          610
         Net depreciation, amortization and accretion                                  4,669        7,534        4,131
        (Increase) decrease  in loans held for sale                                   14,099        3,630       (4,008)
         Net gain on sales of interest-earning assets                                 (1,938)      (9,604)      (6,529)
         (Gain) loss on the sale of foreclosed real estate                            (2,844)         107         (112)
         Equity (income) losses from joint ventures                                       65         (187)          43
         Decrease (Increase) in accrued interest receivable                           (2,779)      (1,985)      (1,486)
         Increase in accrued interest payable                                          3,327        2,668        1,285
         Amortization                                                                  2,640        2,487        2,393
         Earned ESOP shares                                                              338          774        1,634
         Earned RRP shares                                                                 -          416          591
         Provision for deferred income taxes                                           1,234         (638)         (76)
         Decrease in income taxes receivable                                           2,936        5,122            -
         Other, net                                                                   22,446      (20,497)         799
                                                                             --------------------------------------------
      Net cash provided by operating activities                                       66,056       11,596       17,046
                                                                             --------------------------------------------

Cash flows from investing activities:
   Proceeds from maturities and principal reductions of
      marketable securities:
               Held-to-maturity                                                            -        1,032       13,454
               Available-for-sale                                                    182,150      497,828      118,079
   Proceeds from sales of marketable securities; available-for-sale                  353,809      491,903      499,633
   Purchase of marketable securities:
               Held-to-maturity                                                            -            -         (500)
               Available-for-sale                                                   (574,038)  (1,062,717)    (985,709)
   Loans sold                                                                        199,595      132,093       83,980
   Net increase in loan originations less principal
      payments of loans                                                             (414,015)    (300,973)    (152,193)
   Loan servicing rights sold                                                          2,119
   Acquisition of loan servicing rights                                                 (908)      (1,372)        (943)
   Investments in real estate held for investment and other joint ventures              (148)        (159)          45
   Proceeds from payments on real estate held for investment                             504          259          826
   Purchases of premises and equipment, net                                           (5,487)      (5,246)      (5,685)
   Cash proceeds received from the sale of foreclosed
      real estate                                                                     10,590        1,383        1,381
   Cash proceeds received from the sale of premises
      and equipment                                                                    1,236            -            -
   Branch purchase                                                                    22,054            -            -
   Payments for holding company formation                                                  -            -          (94)
                                                                             ---------------------------------------------
      Net cash used in investing activities                                        $(222,539)   $(245,969)   $(427,726)
                                                                             ---------------------------------------------

                                  (continued)

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES
                     Consolidated Statements of Cash Flows
                                  (continued)
                                (in thousands)

                                                             Three Months Ended March 31,           Years Ended December 31,
                                                           ---------------------------------  ------------------------------------
                                                                2000              1999             1999        1998       1997
                                                           ---------------------------------  ------------------------------------
Cash flows from financing activities:                                (unaudited)
 Net increase (decrease) in deposits                       $      65,818    $         18,805   $   131,218  $   59,141  $  (27,185)
 Net increase (decrease) in other borrowings                       5,375              (4,734)       48,746     215,276     433,347
 Net (decrease) increase in escrow                                  (157)              3,787        (4,395)       (646)        349
 Cash dividends                                                     (480)               (478)       (1,911)     (1,886)     (1,540)
 Payments to acquire treasury stock                                    -                   -          (428)     (5,970)          -
 Proceeds from the exercise of stock options                           4                  33           125         733         482
                                                           -----------------------------------------------------------------------

 Net cash provided by financing operations                        70,560              17,413       173,355     266,648     405,453
                                                           -----------------------------------------------------------------------

 Net (decrease) increase in cash and cash equivalents            (19,081)              3,341        16,872      32,275      (5,227)

Cash and cash equivalents at beginning of period                  73,613              56,741        56,741      24,466      29,693
                                                           -----------------------------------------------------------------------

Cash and cash equivalents at end of period                 $      54,532    $         60,082   $    73,613  $   56,741  $   24,466
                                                           =======================================================================

Supplemental disclosures:

Cash paid during the years for:

 Interest on deposits, advances and other borrowings
   (includes interest credited to deposit accounts)        $      24,720    $         21,314   $   110,132  $  104,482  $   74,260
 Income taxes                                                      2,528                 125         3,657       6,823      10,238

Cash received during the years for:

 Income tax refunds                                        $           -    $              -   $         -  $    3,894  $        -

Non-cash investing activities:

 Transfers from loans to foreclosed real estate            $           9    $            144   $       952  $    1,581  $      862

Branch acquisition:
 Fair value of assets acquired                             $           -    $              -   $    11,870  $        -  $        -
 Deposit premium paid                                                                                3,349           -           -
 Fair value of liabilities assumed                                                                  37,273           -           -

See accompanying notes to consolidated financial statements.

                    HARRIS FINANCIAL, INC. AND SUBSIDIARIES
                  Notes To Consolidated Financial Statements
  March 31, 2000 and 1999 (unaudited) and December 31, 1999, 1998, and 1997
         (All dollar amounts presented in the tables are in thousands)


(1)  Summary of Significant Accounting Policies

The accounting and reporting policies of Harris Financial, Inc. (HFI) and its subsidiaries conform to generally accepted accounting principles and to general practices within the banking industry. The following is a description of the more significant of those policies.

(a)  Basis of Financial Statements

The Consolidated Financial Statements include the accounts of Harris Financial, Inc. and its wholly owned subsidiary Harris Savings Bank ("HSB"). HSB is the sole owner of the following subsidiaries: AVSTAR Mortgage Corporation, Harris Delaware Corporation, H.S. Service Corporation, First Harrisburg Service Corporation, and C.B.L. Service Corporation. All significant intercompany transactions and balances are eliminated in consolidation.

HSB is primarily engaged in attracting deposits from the general public and investing deposit funds primarily in commercial loans, residential real estate loans, consumer loans and marketable securities. HSB also provides commercial services, sells non-deposit investment products, provides trust and asset management services, and sells insurance products. Harris Delaware manages certain investments in marketable securities. AVSTAR Mortgage Corporation is a mortgage banking company that originates and sells primarily one-to-four family residential loans. H.S. Service Corporation is primarily engaged in residential real estate investments in joint ventures. First Harrisburg Service Corporation is mainly involved with title, life, annuity, and other insurance activities and an investment in a wholly owned subsidiary that is primarily engaged in real estate investments in joint ventures. C.B.L Service Corporation is inactive and has negligible assets and liabilities. HFI and HSB are subject to the regulations of certain federal agencies and undergo periodic examinations by those regulatory authorities.

(b)  Use of Estimates
In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for loan losses and foreclosed real estate, management obtains independent appraisals for significant properties.

(c)  Cash and Cash Equivalents
For purposes of the statement of cash flows, HFI defines cash equivalents as demand deposits with other financial institutions.

(d)  Marketable Securities
Marketable securities are classified and accounted for as follows:

          . Debt securities that HFI has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost. HFI liquidated their held-to-maturity portfolio in January 1998 and as a result, no securities purchased subsequent to this time were classified in this category.

          . Debt and equity securities not classified as held-to-maturity are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses, net of tax, excluded from earnings and reported as a component of comprehensive income.

Premiums and discounts are amortized or accreted over the term of the related securities using a method that approximates the interest method, adjusted for prepayments. Gains or losses upon sale are determined using the specific identification method.

Federal law requires a member institution of the Federal Home Loan Bank ("FHLB") system to hold stock of its district FHLB according to a predetermined formula. This stock is recorded at cost and may be pledged to secure FHLB advances.

(e)  Loans Receivable
Loans receivable are stated at unpaid principal balances, adjusted for the allowance for loan losses, net deferred loan origination fees and unearned discounts and premiums.

Discounts and premiums on first mortgage loans are amortized to income using a method that approximates the interest method over the remaining period to contractual maturity, adjusted for prepayments. Discounts on consumer loans are recognized over the lives of the loans using methods that approximate the interest method.

Recognition of interest income on loans is computed using the interest method. Interest on loans that are contractually past due ninety days and over is reserved in accordance with regulatory requirements. Loans are returned to accrual status when the collectibility of past due principal and interest is reasonably assured.

Management considers current information and events regarding the borrowers' ability to repay their obligations and considers a loan to be impaired when it is probable that HFI will be unable to collect all amounts due according to the contractual terms of the loan agreement. In evaluating whether a loan is impaired, management considers not only the amount that HFI expects to collect but also the timing of collection. Generally, if a delay in payment is insignificant (e.g., less than 30 days), a loan is not deemed to be impaired.

When a loan is considered to be impaired, the amount of impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, at the loan's market price or fair value of the collateral if the loan is collateral dependent. The majority of loans deemed to be impaired by management are collateral dependent. Loans are evaluated individually for impairment. HFI excludes smaller balance, homogeneous loans (e.g., primarily consumer and residential mortgages) from the evaluation for impairment.

Interest income on impaired loans is generally recorded as payments are collected. Interest on impaired loans that are contractually past due ninety days and over is reserved in accordance with regulatory requirements.

(f)  Loans Held for Sale
Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or market, net of deferred fees relating to the specific loans. Gains and losses on the sale of loans are determined using the specific identification method.

(g)  Allowance for Loan Losses
The allowance for loan losses represents management's best estimate of probable, incurred losses at the end of the respective reporting periods. An analysis of the reserve is prepared on a quarterly basis. The reserve required for commercial loans is developed via an analysis of each loan within the portfolio for evidence of a loss confirming event. Such events include delinquencies, loss activity, decreases in cash flow or other adverse economic or demographic events. Reserves for mortgage and consumer loans are determined by applying reserve factors to pools of loans with similar risk attributes. These factors are developed by considering charge-off history, delinquencies and credit concentrations. Reserve factors are modified as specific events warrant.

Management believes that the allowances for losses on loans and foreclosed real estate are adequate. While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in economic conditions and asset mix.

In addition, various regulatory agencies, as an integral part of their examination process, periodically review HFI's allowances for losses on loans and foreclosed real estate. Such agencies may require HFI to recognize additions or deletions to the allowances based on their judgments of information available to them at the time of their examination.

(h)  Real Estate Held for Investment and Foreclosed Real Estate
HFI follows the provisions of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121). SFAS 121 provides guidance for recognition and measurement of impairment of long-lived assets, certain identifiable intangibles and goodwill related to both assets to be held and used and assets to be disposed of. Real estate properties acquired through loan foreclosure are initially recorded at the lower of the carrying or fair value less estimated costs to sell at the date of foreclosure. At the time of foreclosure, the excess, if any, of the carrying value over the estimated fair value of the property is charged to the allowance for loan losses. Real estate properties held for investment are carried at the lower of cost, including cost of improvements and amenities incurred subsequent to acquisition, or estimated net realizable value. Costs relating to development and improvement of property are capitalized, whereas costs relating to holding property are expensed.

Valuations are periodically performed by management on both real estate held for investment and foreclosed real estate. An allowance for losses is established by a charge to operations if the carrying value of real estate held for investment exceeds its estimated net realizable value, or the carrying value of foreclosed real estate exceeds its estimated fair value.

(i)  Premises and Equipment
Buildings, leasehold improvements, furniture, fixtures and equipment are carried at cost, less accumulated depreciation and amortization. Buildings, furniture, fixtures and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is being amortized using the straight-line method over the lesser of the estimated useful lives or the terms of the related leases.

(j)  Loan Origination and Commitment Fees and Related Costs
Loan fees and certain direct loan origination costs are deferred and the net fee or cost is recognized as an adjustment to interest income using the interest method over the contractual life of the loans. Calculation of the interest method is done on a loan-by-loan basis. The amortization of deferred fees and costs is discontinued on non-performing loans.

(k)  Intangible Assets
Deposit premiums are amortized using the straight-line method over the estimated benefit period of approximately 7 years. The amortization period for deposit premiums is subject to periodic review for reasonableness by management.

(l)  Goodwill
Goodwill results when, under the purchase method of accounting for acquisitions, the amount paid for the acquired entity is greater than the fair value of the net assets acquired. HFI amortizes goodwill over its estimated useful life of 15 years of the assets acquired. The amortization period for goodwill is subject to periodic review by management.

(m)  Loan Servicing
HFI adopted the provisions of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights, an amendment of FASB Statement No. 65" (SFAS 122). SFAS 122 amended Statement 65 to require an institution to recognize as separate assets the rights to service mortgage loans for others when a mortgage loan is sold or securitized and servicing rights retained. On January 1, 1997, HFI adopted SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" (SFAS 125) which supersedes SFAS 122. SFAS 125 expands the method of accounting for loan servicing rights to apply to purchased mortgage servicing rights. When capitalizing mortgage servicing rights, HFI allocates the total cost of the mortgage loans (the recorded investment in the mortgage loans including net deferred fees or costs and any purchase premium or discount) to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. Such fair value is primarily based on observable market prices. Mortgage servicing rights (including purchased mortgage servicing) are amortized in proportion to, and over the period of, estimated net servicing revenue based on management's best estimate of remaining loan lives.

HFI measures the impairment of servicing rights based on the difference between the carrying amount of the servicing rights and their current fair value. Impairment of servicing rights is recognized through a valuation allowance. The amount of impairment recognized is the amount by which the capitalized mortgage servicing rights exceed their fair value. For the purpose of evaluating and measuring impairment of capitalized mortgage servicing rights, HFI stratifies those rights based on the predominant risk characteristics of the underlying loans. HFI primarily stratifies mortgage servicing rights by loan type (for example, conventional or government guaranteed and adjustable rate or fixed rate mortgage loans) and interest rate. Valuation techniques for measuring fair value incorporate assumptions that market participants use in estimating future servicing income and expense, including assumptions about prepayment, default and interest rates.

(n)  Income Taxes
HFI accounts for income taxes using the liability method. The objective of the liability method is to establish deferred tax assets and liabilities for temporary differences between the financial reporting and tax basis of HFI's assets and liabilities based on enacted tax rates expected to be in effect when such amounts are realized or settled.

(o)  Derivative Financial Instruments
The Bank utilizes derivative financial instruments to hedge its exposure to fluctuations in market interest rates. This exposure includes the impact of interest rates on cash flows from interest-bearing assets and liabilities, as well as the impact of interest rates on the market value of certain loans held-for-sale. The Bank does not utilize derivative financial instruments for trading purposes.

To qualify for hedge accounting, the contracts must meet defined correlation and effectiveness criteria, be designated as hedges and result in cash flows and financial statement effects that substantially offset those of the position being hedged. Amounts receivable or payable under derivative financial instrument contracts, when recognized, are reported on the consolidated balance sheet. Gains and losses related to the fair value of the hedge contracts are recorded as an adjustment to the value of the hedged item. The gains and losses on the hedge contracts are recognized in the income statement upon sale of the hedged item.

In relation to interest rate swaps, the differentials to be received or paid are recognized in income over the life of the contract as an adjustment to interest expense.

(p)  Earnings Per Share
Effective December 15, 1997, HFI adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires earnings per share to be reported as basic earnings per share and diluted earnings per share. Basic earnings per share is based on the total weighted average shares outstanding for a given period. Diluted earnings per share is based on total weighted average shares outstanding, and also assumes the exercise or conversion of all potentially dilutive instruments currently outstanding.

In addition, the earnings per share calculations retroactively reflects the impact of a three for one stock split effected in the form of a stock dividend to shareholders of record as of November 4, 1997. The number of shares used to compute diluted earnings per share were 33,620,210 for the three months ended March 31, 2000, 33,683,114 for the three months ended March 31, 1999, 33,666,557 in 1999, 34,011,752 in 1998 and 34,076,061 in 1997.

(q)  Dividends
HFI may not pay dividends on or repurchase any of its common stock if the effect thereof would reduce net worth below the level of adequate capitalization as defined by the FDIC and the Pennsylvania Department of Banking.

During the three month and twelve month periods in 2000, 1999, 1998 and 1997, HFI's mutual holding company parent, Harris Financial, MHC, waived all of its dividends due from HFI. These dividends, had they not been waived, would have totaled $1,530,000 for the three months ended March 31, 2000, $1,530,000 for the three months ended March 31, 1999, $6,119,000 in 1999, $5,610,000 in 1998, and
$5,100,000 in 1997.

(r)  Stock-Based Compensation
HFI adopted Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) for disclosure purposes only. SFAS 123 defines a fair value based method of accounting for employee stock compensation plans. The pro forma disclosure of net income and earnings per share is included in Note 15. HFI continues to account for stock-based compensation using the intrinsic value based method under APB Opinion No. 25.

(s)  Comprehensive Income
On January 1, 1998, HFI adopted SFAS No. 130, "Reporting Comprehensive Income" (SFAS 130). This statement established standards for reporting and display of comprehensive income and its components. SFAS 130 requires unrealized gains or losses on HFI's marketable securities to be included in other comprehensive income. In accordance with SFAS 130, HFI presents comprehensive income within the consolidated statements of stockholders' equity.

(t)  Treasury Stock
On February 28, 1998, HFI received authorization from the Pennsylvania Department of Banking to repurchase 450,000 shares of its outstanding common stock. On June 2, 1999, HFI received approval from the Department of Banking to extend the period for repurchasing 450,000 shares of its outstanding common stock until June 1, 2000.

HFI purchased 409,300 shares with a market value of $5,970,000 during 1998 and 40,000 shares with a market value of $428,125 in 1999. The shares will be used to fund stock ownership and stock option plans.

(2)  Regulatory Structure

HFI's primary regulators are the Pennsylvania Department of Banking ("the Department"), the Federal Deposit Insurance Corporation ("FDIC") and the Federal Reserve Bank ("FRB"). Both HFI and HSB are also bound by many of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA").

Both HFI and HSB are subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on HFI's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, HFI must meet specific capital guidelines that involve quantitative measures of HFI's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. HFI's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require HFI to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined by the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1999, that HFI meets all capital adequacy requirements to which it is subject. As of August 24, 1999, the Department categorized HFI as "satisfactorily capitalized" under the regulatory framework for prompt corrective action. As of March 18, 1998, the most recent notification from the FDIC categorized HFI as "well capitalized".

HFI's and HSB's actual capital amounts and ratios are presented in the following table:

                                                                                           To Be Well Capitalized
                                                                                                Under Prompt
                                                                        For Capital              Corrective
                                                  Actual            Adequacy  Purposes        Action Purposes
                                                  ------            ------------------        ---------------
HARRIS FINANCIAL, INC. (HFI)
     As of December 31, 1999                  Amount   Ratio       Amount          Ratio     Amount         Ratio
                                              ------   -----       ------          -----     -------        ------
  Total Capital/Risk Weighted Assets         $ 194,582  12.0%   *     $130,173  *     8.0% *  $162,716  *    10.0%
  Tier 1 Capital/Risk Weighted Assets          181,053  11.1%   *       65,086  *     4.0% *    97,630  *     6.0%
  Tier 1 Capital/Average Assets                181,053   6.8%   *      106,502  *     4.0% *   133,127  *     5.0%

     As of December 31, 1998                  Amount   Ratio       Amount          Ratio     Amount         Ratio
                                              ------   -----       ------          -----     -------        ------
  Total Capital/Risk Weighted Assets         $ 179,157  12.0%   *     $119,160  *     8.0% *  $148,949  *    10.0%
  Tier 1 Capital/Risk Weighted Assets          164,955  11.1%   *       59,580  *     4.0% *    89,370  *     6.0%
  Tier 1 Capital/Average Assets                164,988   6.8%   *       97,553  *     4.0% *     1,941  *     5.0%

HARRIS SAVINGS BANK (HSB)
     As of December 31, 1999                  Amount   Ratio       Amount          Ratio     Amount         Ratio
                                              ------   -----       ------          -----     ------         -----
  Total Capital/Risk Weighted Assets         $ 189,925  11.7%   *    $ 129,880  *     8.0% *  $162,350  *    10.0%
  Tier 1 Capital/Risk Weighted Assets          176,262  10.9%   *       64,940  *     4.0% *    97,410  *     6.0%
  Tier 1 Capital/Average Assets                176,262   6.6%   *      106,347  *     4.0% *   132,934  *     5.0%

     As of December 31, 1998                  Amount    Ratio      Amount           Ratio    Amount         Ratio
                                              ------    -----      ------           -----    ------         -----
  Total Capital/Risk Weighted Assets         $ 174,663  11.8%   *     $118,879  *     8.0% *  $148,598  *    10.0%
  Tier 1 Capital/Risk Weighted Assets          160,317  10.8%   *       59,439  *     4.0% *    89,159  *     6.0%
  Tier 1 Capital/Average Assets                160,317   6.6%   *       97,395  *     4.0% *   121,744  *     5.0%

* denotes greater than or equal to.

The Department also required minimum regulatory leverage capital of 3% and risk-based capital of 8% as of December 31, 1999 and December 31, 1998. Both HFI and HSB exceeded minimum regulatory capital levels at December 31, 1999 and 1998.

(3)  Corporate Reorganization and Stock Issuance

On January 25, 1994, Harris Savings Bank ("HSB") reorganized into a Pennsylvania chartered mutual holding company through a purchase and assumption of assets and liabilities whereby:

     .    HSB incorporated a Pennsylvania capital stock savings bank,

     . HSB transferred most of its assets (except $1.0 million) and all of its liabilities, including all of its deposit liabilities, to the newly formed bank in exchange for all of the common stock of HSB not sold in the Offering, and

     . HSB adopted a new charter issued by the Pennsylvania Department of Banking changing its form to that of a state chartered mutual holding company.

Each savings account of HSB at the time of the reorganization became a savings account in the newly formed bank in the same amount and upon the same terms and conditions, except the holder of each such deposit account retains liquidation rights with respect to the holding company rather than HSB.

On September 17, 1997, Harris Savings Bank and its existing mutual holding company, Harris Financial, MHC, reorganized into a two-tier mutual holding company structure with the establishment of a state chartered holding company, HFI, as the parent of HSB. Under the terms of this reorganization, each share of Harris Savings Bank stock was exchanged for one share of Harris Financial, Inc. stock.

Prior to the consummation of this reorganization, HFI received the approval of the Federal Reserve, the Pennsylvania Department of Banking, and the FDIC.

On October 21, 1997, the Board of Directors of HFI declared a 3 for 1 stock split to be effected in the form of a dividend to stockholders of record as of November 4, 1997, and payable on November 18, 1997. All share and per share information in this report have been restated to reflect the stock split as if it had been in effect during all periods presented.

(4)  Marketable Securities

The amortized cost, gross unrealized holding gains, gross unrealized holding losses and fair value for the available-for-sale securities by major security type at March 31, 2000 were as follows:

                                                                            Gross               Gross
                                                                          Unrealized           Unrealized
                                             Amortized                     Holding             Holding                     Fair
                                                Cost                        Gains               Losses                     Value
                                   ------------------------------------------------------------------------------------------------
Available-for-sale:
U. S. government and agencies               $            348,108      $              16     $         (23,579)         $    324,545
Corporate bonds                                           63,429                      -                (2,996)               60,433
Municipal obligations                                     62,664                    896                (1,259)               62,301
FHLB stock                                                45,750                      -                     -                45,750
Other equities                                            70,482                  4,616                (1,466)               73,632
Mortgage-backed securities:
     GNMA CMO's                                           25,000                     31                     -                25,031
     FNMA CMO's                                           98,988                     19                (3,981)               95,026
     FHLMC CMO's                                         123,413                    450                (7,213)              116,650
     Private issue CMO's                                 523,878                    108               (23,529)              500,457
                                   ------------------------------------------------------------------------------------------------
Total mortgage-backed
 securities                                              771,279                    608               (34,723)              737,164
                                   ------------------------------------------------------------------------------------------------
Total securities
 available-for-sale                         $          1,361,712      $           6,136     $         (64,023)      $     1,303,825
                                   ================================================================================================

The amortized cost, gross unrealized holding gains, gross unrealized holding losses and fair value for the available-for-sale securities by major security type at December 31, 1999 were as follows:

                                                                          Gross                 Gross
                                                                       Unrealized             Unrealized
                                             Amortized                   Holding               Holding                    Fair
                                               Cost                       Gains                 Losses                   Value
                                     --------------------------------------------------------------------------------------------
Available-for-sale:
U. S. government and agencies            $            348,705      $               2     $         (24,088)      $        324,619
Corporate bonds                                        63,352                      -                (3,526)                59,826
Municipal obligations                                  63,980                    958                (1,446)                63,492
FHLB stock                                             45,400                      -                     -                 45,400
Other equities                                         73,034                  5,551                (1,874)                76,711
Mortgage-backed securities:
     FNMA CMO's                                        99,032                     92                  (857)                98,267
     FHLMC CMO's                                      139,328                    967                (3,711)               136,584
     Private issue CMO's                              473,170                  1,043               (21,509)               452,704
                                     --------------------------------------------------------------------------------------------
Total mortgage-backed
 securities                                           711,530                  2,102               (26,077)               687,555
                                     --------------------------------------------------------------------------------------------
Total securities                         $
 available-for-sale                                 1,306,001      $           8,613     $         (57,011)      $      1,257,603
                                     ============================================================================================

                                                    Amortized            Fair
                                                       Cost             Value
                                                   --------------------------

     Available-for- sale:
     Due in one year or less                       $    5,000      $    5,002
     Due after one year through five years              1,500           1,500
     Due after five years through ten years           254,004         239,947
     Due after ten years                              215,533         201,488
     Equity securities                                118,434         122,111
     Mortgage-backed securities                       711,530         687,555
                                                   --------------------------
       Total securities available-for-sale         $1,306,001     $1,257,603
                                                   ==========================

Marketable securities having a market value of $8,741,000 at December 31, 1999 were pledged to secure public deposits. Marketable securities having a market value of $348,015,000 were pledged as collateral for FHLB advances at December 31, 1999.

The amortized cost, gross unrealized holding gains, gross unrealized holding losses and fair value for held-to-maturity and available-for-sale securities by major security type at December 31, 1998, were as follows:

                                                                         Gross            Gross
                                                                      Unrealized       Unrealized
                                                        Amortized       Holding          Holding              Fair
                                                          Cost           Gains           Losses               Value
                                                       ------------------------------------------------------------
     Available-for-sale:
     U.S. government and agencies                      $  298,247      $   1,851       $    (902)        $  299,196
     Corporate bonds                                      148,731             16          (6,507)           142,240
     Municipal obligations                                113,557          5,713             (37)           119,233
     FHLB stock                                            37,579              -               -             37,579
     Other equities                                       112,403         11,686            (324)           123,765
     Asset-backed securities                               15,146            515               -             15,661
     Mortgage-backed securities:
          FHLMC PC's                                        1,421             73               -              1,494
          FNMA CMO's                                      104,276          1,805            (217)           105,864
          FHLMC CMO's                                      75,137            787            (767)            75,157
     Private issue CMO's                                  355,199          1,373          (1,924)           354,648
                                                       ------------------------------------------------------------
     Total mortgage-backed securities                     536,033          4,038          (2,908)           537,163
                                                      --------------------------------------------------------------
     Total securities available-for-sale               $1,261,696      $  23,819       $ (10,678)        $1,274,837
                                                      ==============================================================

Activity from the sale of marketable securities is as follows:

                                 Three Months Ended March 31,                 Years Ended December 31,
                         -------------------------------------------   --------------------------------------------------
                                     2000                 1999            1999                 1998           1997
                         -------------------------------------------   --------------------------------------------------
Proceeds                          $  59,192             $ 133,841        $353,809             $491,903       $499,633
                         ===========================================   ==================================================

Gross gains                       $     404             $   2,215        $  4,774             $  4,635       $  4,280
Gross losses                           (420)                 (862)         (3,074)                 (51)          (223)
                         -------------------------------------------   --------------------------------------------------
Net (loss) gain                   $     (16)             $  1,353        $  1,700             $  4,584       $  4,057
                         ===========================================   ==================================================

(5)    Loans Receivable

Loans receivable at March 31, and December 31 are summarized as follows:

                                                                 March 31,              December 31,
                                                                                 --------------------------
                                                                     2000            1999              1998
                                                               --------------------------------------------
     First mortgage loans (principally conventional):
     Principal balances:
       Secured by 1-4 family residences                        $  537,225      $  533,605        $  566,438
       Construction loans (net of undistributed portion of
         $24,761, $27,281 and $37,319)                             19,383          23,270            29,032
     Other                                                              -              20             6,962
                                                               --------------------------------------------
                                                                  556,608         556,895           602,432

     Less:
       Unearned discounts                                             274             296               471
       Net deferred loan origination fees                           7,367           7,514             8,478
                                                               --------------------------------------------
       Total first mortgage loans                                 548,967         549,085           593,483
                                                               --------------------------------------------
     Commercial loans:
     Principal balances:
       Commercial                                                 377,625         347,323           203,585

     Less:
       Net deferred loan origination fees                             845             776               543
                                                               --------------------------------------------
       Total commercial loans                                     376,780         346,547           203,042
                                                               --------------------------------------------
     Consumer and other loans:
     Principal balances:
       Manufactured housing                                        80,333          78,801            63,758
       Home equity and second mortgage                            184,104         179,180           155,310
       Other                                                      115,443         106,514            30,647
                                                               --------------------------------------------
                                                                  379,880         364,495           249,715
     Plus:
       Net deferred loan origination (fees)/costs                  (1,115)           (969)              494
       Dealer reserve                                              21,165          20,698            13,996
                                                               --------------------------------------------
     Total consumer and other loans                               399,930         384,224           264,205
                                                               --------------------------------------------
     Less:
       Allowance for loan loss                                     12,032          11,873             9,088
                                                               --------------------------------------------
       Net loans                                               $1,313,645      $1,267,983        $1,051,642
                                                             ==============================================

Loans having a carrying value of $589,065,000 and $595,831,000 were pledged as collateral for FHLB advances at March 31, 2000 and December 31, 1999, respectively.

During 1999, the Bank sold a portion of its conforming 30 year residential mortgage loans resulting in a net loss of $1,955,935. The loans sold had a carrying value of $125,796,623 on the date of sale.

Activity in the allowance for loan loss is summarized as follows for the three months ended March 31, and the years ended December 31:


                                                Three Months Ended March 31,                Years Ended December 31,
                                         -------------------------------------   -------------------------------------------
                                                   2000              1999                1999           1998           1997
                                         -------------------------------------   -------------------------------------------
Balance at the beginning of the year              $11,873            $9,088           $  9,088        $ 8,192         $8,322
Provision charge to income                            835               795              3,180          2,540            610
Less: Portion of provision related to
  unfunded commitments                                  -                 -                617           (503)          (422)
Charge-offs and recoveries, net                      (676)             (228)            (1,012)        (1,141)          (318)
                                         ----------------------------------      -------------------------------------------
Balance at the end of the year                    $12,032            $9,655           $ 11,873        $ 9,088         $8,192
                                         ==================================      ===========================================

Non-accrual and renegotiated loans for which interest has been reduced totaled approximately $10,007,000 in 1999, $7,651,000 in 1998, and $6,938,000 in 1997.
Interest income foregone on these loans amounted to $289,000 in 1999, $366,000 in 1998, and $360,000 in 1997.

At December 31, 1999 the Bank had $9,517,000 in impaired loans. The December 31, 1999 allowance for loan losses has a reserve of $1,767,550 for these impaired loans.

At December 31, 1998, the Bank had no impaired loans. In 1998, all impaired loans were deemed uncollectible and charged off as of the respective year end. Consequently, HFI recorded no impairment loss reserves at December 31, 1998. No interest income was recognized on impaired loans during 1998.

(6)   Loan Servicing

Mortgage loans serviced for others are not included in the accompanying consolidated statements of financial condition. The unpaid principal balances of these loans at December 31 are summarized as follows:

                                                 March 31,                                     December 31,
                                           --------------------     --------------------------------------------------------------
                                                  2000                     1999                1998                    1997
                                           --------------------     --------------------------------------------------------------
Mortgage loan portfolios serviced for:
FHLMC                                             $154,432              $560,074             $  775,630             $  670,426
FNMA                                                43,373               232,520                330,065                328,086
Other investors                                     25,687                26,023                    977                 68,389
                                           --------------------     --------------------------------------------------------------
                                                  $223,492              $818,617             $1,106,672             $1,066,901
                                           ====================     ==============================================================

Activity associated with mortgage servicing rights is summarized as follows:

                                                        Purchased                     Originated                 Total
                                           ---------------------------------------------------------------------------------
Balance at December 31, 1997                          $ 8,682                          $ 3,148                    $11,830
Additions                                               2,630                            1,099                      3,729
Amortization                                           (2,280)                          (1,190)                    (3,470)
Net change in valuation allowance                         (83)                               -                        (83)
Fair value of hedge on servicing rights                (1,010)                               -                     (1,010)
                                           ------------------------------------------------------------------------------
Balance at December 31, 1998                             7,939                           3,057                     10,996
Additions                                                    -                             613                        613
Servicing rights sales                                  (2,169)                              -                     (2,169)
Amortization                                            (1,450)                           (374)                    (1,824)
                                           ------------------------------------------------------------------------------
Balance at December 31, 1999                             4,320                           3,296                      7,616
Additions                                                    -                             423                        423
Servicing rights sales                                   4,246)                         (2,123)                    (6,369)
Amortization                                               (10)                            (21)                       (31)
Net change in valuation allowance                          200                               -                        200
                                           ------------------------------------------------------------------------------
Balance at March 31, 2000                             $    264                         $ 1,575                    $ 1,839
                                           ==============================================================================

Custodial escrow balances maintained in connection with the foregoing loan servicing were approximately $1,694,000 at March 31, 2000, $7,348,000 at December 31, 1999, and $8,493,000 at December 31, 1998.

During 1998, HFI purchased an interest rate floor to hedge against the deterioration in the carrying value of its mortgage servicing rights portfolio resulting from prepayments of the underlying loans. The notional amount of the hedge was $75,000,000 with a two- year term expiring in April 2000. The derivative investment qualified for hedge accounting treatment. At December 31, 1998, the floor's fair value of $1,010,000 was recorded within other assets and as an adjustment to the carrying value of mortgage servicing rights. Cash payments received under the derivative contract were recorded as an adjustment to the carrying value of the contract. Gains or losses resulting from the contract were deferred and amortized over the remaining lives of the related servicing rights. A premium of approximately $368,000 was paid in order to obtain the interest rate floor. The premium was amortized over the two-year life of the contract. During March, 1999, HFI sold both the mortgage servicing rights portfolio associated with the floor and the floor itself at a combined net loss of $220,000.

HFI performs a market value analysis of its mortgage servicing rights on a quarterly basis. If the calculated market value is less than the carrying value of the servicing rights, amortization is recorded to write down the servicing rights to the market value. As of December 31, 1999, the mortgage servicing rights reflected a fair market value of $11,217,367. HFI engages an external consultant to perform the market value analysis. The analysis calculates the net present value of the future cash flows expected from the servicing rights. The underlying loans are stratified into homogenous pools by 100 basis point interest rate bands. Once the loans are stratified, each pool is individually valued using assumptions that are unique and characteristic of that pool. The following table shows the significant factors used at December 31, 1999, to value the servicing rights as well as the average value of each factor.

         Factor                               Average Value
         ------                               -------------
Foreclosure rate (first year)                          .5608%
Foreclosure costs (per loan)                         $865.98
Escrow reserve requirement                                95%
Future interest rate                                    5.50%
Future cost of funds                                    8.25%
Discount rate                                           9.50%
Inflation rate - escrows                                 2.0%
Average prepayment rate                                 9.81%

During 1999, HFI sold or committed to sell substantially all of its purchased mortgage servicing rights. HFI expects to record a net gain of approximately $1.5 million in the first quarter of 2000 related to a sales commitment entered into in December, 1999.

(7)   Premises and Equipment

A summary of premises and equipment at March 31and December 31 follows:


                                      March 31,                      December 31,                       Estimated
                                                           --------------------------------------
                                       2000                        1999               1998             Useful Lives
                              ----------------------       -----------------------------------------------------------
Land                                        $  2,283                  $  2,283           $  2,315
Buildings and improvements                    18,296                    14,792             13,827         5-50 years
Leasehold improvements                         4,423                     3,764              2,483         5-10 years
Furniture and equipment                       15,794                    14,859             16,374         5-10 years
Automobiles                                      214                       214                241         3 years
Software                                       2,840                     2,800              3,604         3-5 years
Accumulated depreciation                     (16,285)                  (15,484)           (17,230)
                              ----------------------       --------------------------------------
                                            $ 27,565                  $ 23,228           $ 21,614
                              ======================       ======================================

Depreciation expense for the three months ended March 31, 2000 and 1999 was $803,996 and $727,484, respectively, and for the years ended December 31, 1999, 1998, and 1997 was $2,969,988, $2,358,222, and $1,551,000, respectively.

(8)   Intangible Assets

Total amortization expense recorded on intangible assets was $.7 million during the first quarter 2000, $2.6 million during the year 1999, $2.5 million during the year 1998 and $2.4 million during the year 1997. Accumulated amortization was $10.7 million and $10.0 million as of March 31, 2000 and December 31, 1999, respectively.

Effective June 25, 1999, HFI acquired a branch in the Lebanon market from another regional bank. The acquisition included the purchase of $37.3 million in deposits, $11.4 million in loans, and cash and other assets totaling $.7 million. The acquisition was accounted for as a purchase and resulted in a core deposit intangible of $3.3 million, which is being amortized over a seven year period using the straight-line method.

(9)   Deposits

HFI pays deposit insurance premiums to the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). HFI's deposit insurance premium rate was .005% for the first quarter 2000, .059% for the year 1999, .061% for the year 1998 and .064% for the year 1997 of its assessed deposit base. This resulted in total premiums assessed of $68,000 for the first quarter 2000, $713,000 for the year 1999, $696,000 for the year 1998, and
$751,000 for the year 1997.

On October 21, 1998 and December 11, 1997, HFI participated in brokered certificate of deposit transactions with Merrill Lynch. The amount of the 1998 transaction was $25,000,000 with a maturity of 6 months. The amount of the 1997 transaction was $25,000,000 with a maturity of 3 years. During 1999, HFI participated in brokered certificate of deposit transactions with Paine Webber and Morgan Stanley/Dean Witter totaling $52,111,000. The certificates of deposits have maturities ranging from 6 months to 7 years. During the first quarter of 2000, HFI issued brokered certificates of deposit totaling $15,000,000 with a maturity of 3.5 years. The transaction was with Morgan Stanley/ Dean Witter. The certificates of deposits were issued in denominations less than $100,000 and participated out by the broker.

(10)    Other Borrowings

Borrowed funds at March 31 and December 31 are summarized as follows:

                                     March 31,                  December 31,
                                                          ----------------------------------------------
                                      2000                         1999                   1998
                            -------------------------     ----------------------------------------------
FHLB advances                       $  915,000                    $  805,000             $  746,581
Repurchase agreements                  208,375                       313,000                322,673
                            -------------------------     ----------------------------------------------
  Total other borrowings            $1,123,375                   $1,118,000              $1,069,254
                            =========================     ==============================================

Pursuant to collateral agreements with the FHLB, advances are fully secured by certain debt securities and qualifying first mortgage loans. There were available lines of credit totaling $1,009.4 million at March 31, 2000, $1,059.5 million at December 31, 1999 and $943.5 million at December 31, 1998.

As of March 31, 2000 and December 31, 1999, FHLB advances consisted of the following:

                   March 31, 2000                                     December 31, 1999
        --------------------------------------------    ------------------------------------------              ------------------
           Amount             Average Rate                 Amount                    Average Rate               Maturities
        ------------------       ------------------      ------------------       ----------------            --------------------
            $ 425,000                      6.046%              $415,000                  5.618%                      2000
               25,000                      6.157%               175,000                  5.916%                      2001
                    -                      0.000%                75,000                  5.837%                      2002
               50,000                      5.075%                50,000                  5.075%                      2003
               75,000                      7.110%                     -                  0.000%                      2004
              340,000                      5.898%                90,000                  4.894%                      2005 and beyond
    ------------------        -------------------       ---------------           ------------
            $ 915,000                      6.028%              $805,000                  5.588%
     ==================       ====================       ==============           ============


During the three months ended March 31, 2000 and the years ended 1999 and 1998, HFI sold repurchase agreements, the average balance of which was $306.4 million for the first quarter 2000, $313.7 million for the year 1999, and $352.1 million for the year 1998. The highest month-end balance outstanding was $208.4 million during the three months ended March 31, 2000, $313.0 million during the year of 1999, and $358.2 million during the year of 1998. The securities underlying the agreements were under HFI's control. As of March 31, 2000 and December 31, 1999, repurchase agreements consisted of:


         March 31, 2000                                            December 31, 1999
---------------------------------------             ------------------------------------------------
    Amount              Average Rate                        Amount                   Average Rate               Maturities
--------------     --------------------             ------------------------------------------------------------------------------

$          -                      0.000%                       $      -                         -               2000
      20,000                      6.550%                              -                         -               2001
           -                      0.000%                        100,000                     5.830%              2002
      38,375                      5.531%                         63,000                     5.605%              2003
           -                      0.000%                         50,000                     5.720%              2004
      150,000                     5.496%                        100,000                     5.385%              2005 and beyond
--------------     --------------------             ------------------------------------------------
$     208,375                     5.603%                       $313,000                     5.625%
==============     ====================             ================================================


(11)   Restrictions

HFI is required by the Federal Reserve Bank to maintain certain statutory cash reserves. At March 31, 2000 and December 31, 1999, HFI's reserve requirement was $11,993,000 and $12,318,000, respectively.

(12)   Commitments to Extend Credit

HFI issues financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments include commitments to extend credit and performance standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.

At March 31, 2000, December 31, 1999 and 1998, HFI had the following off-balance sheet commitments:

                                                        March 31,                               December 31,
                                                                         ------------------------------------------------------
                                                          2000                      1999                        1998
                                                      --------------     ------------------------------------------------------
Commitments:
    To extend credit:
        Unused open-end consumer lines of credit           $101,688                   $57,311                     $44,006
        Unused open-end commercial lines of credit           59,321                    96,481                      39,429
        Funds available on construction loans                24,761                    27,281                      37,319
        Loan originations and purchases                      37,866                    31,087                      86,286
    To sell loans                                             8,871                     7,633                      14,418
    Performance standby letters of credit                    13,165                     7,372                       4,703


Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

HFI evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by HFI upon extension of credit, is based on management's credit evaluation of the customer. Collateral held includes residential and income producing commercial properties.

Performance standby letters of credit are conditional commitments issued by HFI to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The terms of the letters of credit vary from 6 months to 36 months and may have renewal
features.   The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. HFI holds collateral supporting those commitments for which collateral is deemed necessary.

Most of HFI's business activity is with customers located within HFI's defined market area. HFI grants commercial, residential and consumer loans throughout central Pennsylvania and northern Maryland. Since the majority of HFI's loan portfolio is located in central

Pennsylvania and northern Maryland, a substantial portion of HFI's debtors' ability to honor their contracts and increases or decreases in the market value of the real estate collateralizing such loans may be significantly affected by the level of economic activity in this area.

(13)   Employee Benefits

HFI has a qualified non-contributory defined benefit pension plan covering substantially all of its employees. Benefits are based on years of service and the employee's average monthly pay using the five highest years of employment. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future. HFI's policy is to make the minimum contribution, as calculated by the Plan's actuary. The following sets forth the plan's funded status and amounts recognized in HFI's statement of financial condition at December 31, 1999 and 1998:

                                                                1999             1998
                                                            --------------------------
Change in benefit obligation:

Benefit obligation at beginning of year                     $   11,791      $    9,799
Service cost                                                       963             714
Interest cost                                                      759             721
Actuarial loss                                                      86              17
Actuarial loss due to changes in assumptions                         -             957
Benefits paid                                                     (454)           (417)
                                                            --------------------------
Benefit obligation at the end of plan year                      13,145          11,791
                                                            --------------------------

Change in plan assets:
Fair value of plan assets at beginning of year                  13,180          12,192
Actual return on plan assets                                     1,847           1,405
Benefits paid                                                     (454)           (417)
                                                            --------------------------
Fair value of plan assets at end of year                        14,573          13,180
                                                            --------------------------

Funded status                                                    1,428           1,389
Unrecognized net actuarial (gain)                               (2,187)         (1,467)
Unrecognized prior service cost                                    150             165
Unrecognized net asset                                            (346)           (384)
                                                            --------------------------
  Accrued benefit cost                                      $     (955)     $     (297)
                                                            ==========================


The components of net pension expense for the years ended December 31, 1999, 1998 and 1997 are as follows:

                                                                        1999             1998            1997
                                                                    ------------------------------------------

Service cost benefits earned during the period                      $      963      $      714      $      679
Interest cost on projected benefit obligation                              759             721             652
Actual return on plan assets                                            (1,847)         (1,405)         (1,695)
Net amortization and deferral of gains (1)                                 783             385             807
                                                                    ------------------------------------------
  Net pension expense                                               $      658      $      415      $      443
                                                                    ==========================================

(1)  This item is comprised of:
 Current year's net asset gain deferred for later recognition       $      809      $      446      $      837
 Amortization of prior service cost                                         15              15              15
 Amortization of unrecognized net asset                                    (38)            (38)            (38)
 Amortization of net (gain)                                                 (3)            (38)             (7)
                                                                    ------------------------------------------
                                                                    $      783      $      385      $      807
                                                                    ==========================================

Assumptions used to develop the net pension expense were:

                                                    1999       1998      1997
                                                    ----       ----      ----
Discount rate                                       6.5%       6.5%      7.5%
Expected long-term rate of return on assets         8.0%       8.0%      8.0%
Rate of increase in compensation levels             4.0%       4.0%      5.0%

Assets of the plan consist primarily of U.S. Government securities, corporate bonds, and equity securities. During 1999, HFI amended its defined benefit pension plan to exclude all employees hired after January 1, 1999.

HFI also has a defined contribution plan covering substantially all employees. HFI provides a matching contribution of 25% of employee contributions to a maximum of 6% of employee compensation. Expense related to the defined contribution plan was $19,000 for the first quarter 2000, $150,000 for the year 1999, $123,000 for the year 1998, and $93,000 for the year 1997. During 1999,
HFI amended its defined contribution pension plan to provide a matching contribution of 50% of employee contributions to a maximum of 6% of employee compensation for all employees hired after January 1, 1999.

HFI also provides supplemental retirement benefits for executives. The following sets forth the amounts recognized in HFI's statement of financial condition as of December 31, 1999 and 1998:

                                                    1999      1998
                                                --------------------
Change in benefit obligation:
Benefit obligation at beginning of year         $    491    $    322
Service cost                                          26          23
Interest cost                                         16          24
Actuarial loss                                       145         104
Actuarial loss due to changes in assumptions           -          18
                                                --------------------
Benefit obligation at the end of plan year           678         491
                                                --------------------

Fair value of plan assets at end of year               -           -

Funded status                                       (678)       (491)
Unrecognized net loss                                285         146
Unrecognized prior service cost                      125         141
                                                --------------------
  Accrued benefit cost                          $   (268)   $   (204)
                                                ====================

The components of net pension cost for the supplemental retirement benefits for executives for the years ended December 31, 1999, 1998 and 1997 are as follows:

                                                      1999      1998     1997
                                                      -----------------------

Service cost                                          $  26    $  22    $  15
Interest cost                                            16       24       18
Amortization of unrecognized prior service cost          16       16       16
Amortization of net loss                                  7        -        -
                                                      -----------------------
Total net periodic post-retirement benefit cost       $  65    $  62    $  49
                                                      =======================


The accumulated benefit obligation for the supplemental retirement benefits for executives was determined using a discount rate of 6.5%.

HFI also provides certain health care benefits for retired employees that accumulate 25 years of service and were hired before October 1, 1995. HFI accounts for these post-retirement benefits under the accrual method of accounting.

                                                       1999          1998
                                                     ---------------------
     Change in benefit obligation:
     Benefit obligation at beginning of year         $  2,553     $  1,721
     Service cost                                          61           81
     Interest cost                                         99          127
     Actuarial loss                                         -          194
     Plan change                                          (51)           -
     Actuarial loss due to changes in assumptions        (941)         463
     Benefits paid                                        (32)         (33)
                                                     ---------------------
     Benefit obligation at the end of plan year         1,689        2,553
                                                     ---------------------

     Fair value of plan assets at year end                  -            -

     Funded status                                     (1,689)      (2,553)
     Unrecognized net (gain) loss                        (528)         391
     Unrecognized prior service cost                     (321)        (290)
                                                     ---------------------
       Accrued benefit cost                          $ (2,538)    $ (2,452)
                                                     =====================

The components of net post-retirement benefit cost for the years ended December 31, 1999, 1998 and 1997 are as follows:


                                                       1999    1998   1997
                                                     ---------------------

     Service cost                                    $  61   $  81   $  71
     Interest cost                                      99     127     116
     Amortization of unrecognized prior
      service cost                                     (20)      -       -
     Amortization of net (gain)                        (22)    (20)    (22)
                                                     ---------------------
     Total net periodic post-retirement
      benefit cost                                   $ 118   $ 188   $ 165
                                                     =====================


The post-retirement benefit obligation was determined using a discount rate of 7.0%. The assumed health care cost rate used in measuring the accumulated post retirement benefit obligation was 5.0% for medical costs and 5.0% per year for dental costs. The health care cost trend assumption has a significant impact on the amounts reported. For example, a 1.0% increase in the health care trend rate would increase the accumulated post-retirement benefits obligation by approximately $365,219 at December 31, 1999 and increase the aggregate of the service and interest cost components by $40,967 for the year ended December 31, 1999.

(14)  Employee Stock Ownership Plan

On January 25, 1994, HFI established a leveraged employee stock ownership plan ("ESOP") for the benefit of substantially all employees. HFI makes annual contributions to the ESOP equal to the ESOP's debt service less dividends received on unearned shares. The ESOP shares initially were pledged as collateral for its debt. As the debt is repaid, shares are released from collateral and become eligible for allocation to employee accounts. Actual ESOP share allocations to employee accounts are based on each employee's relative portion of HFI's total eligible compensation recorded during the year shares are earned. ESOP compensation expense was $43,000 for the first quarter 2000, $338,000 for the year 1999, $773,000 for the year 1998, and $1,633,000 for the year 1997.

HFI accounts for its ESOP in accordance with Statement of Position 93-6. Accordingly, the shares pledged as collateral on ESOP borrowings are reported as unearned ESOP shares in HFI's statement of condition. As shares are earned, HFI reports compensation expense equal to the current market price of the shares and the shares become outstanding for earnings-per-share ("EPS") computations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings. Dividends on unallocated ESOP shares are recorded as a reduction of accrued interest.

The ESOP shares as of December 31, 1999, 1998 and 1997 were as follows:

                                                               1999          1998           1997
                                                          -----------------------------------------
     Allocated shares                                          519,407       399,509        277,344
     Shares released for allocation                             29,700       148,500        147,300
     Earned shares not yet released for allocation              29,700        29,700        148,500
     Shares distributed                                        (18,356)      (28,602)       (25,135)
     Unearned shares                                            89,100       118,800        148,500
                                                          -----------------------------------------
                                                               649,551       667,907        696,509
                                                          =========================================

     Fair value of unearned shares                        $        668      $  1,619     $    2,951
                                                          =========================================

(15) Stock Award and Option Plans

HFI's stock award plans include the Recognition and Retention Plan for Officers and Employees and the Recognition and Retention Plan for Outside Directors ("the RRPs") that were established on January 25, 1994. The RRPs provide for the granting of restricted stock awards to key employees and unrestricted stock awards to outside directors. Restricted stock awards will only vest if HFI achieves certain financial goals over one-year performance periods. Recipients of restricted and unrestricted stock awards are not required to provide consideration to HFI other than rendering service and have the right to vote the shares and receive dividends. The following table summarizes the activity in HFI's RRPs during 1999, 1998 and 1997:

                                                    Restricted        Unrestricted         Shares in            Total
                                                    Shares (1)         Shares (1)         Suspense (1)        Shares (1)
                                                 ----------------------------------------------------------------------
     Unearned on December 31, 1996                      72,450             15,006              156,750          244,206

     Plan activity during 1997:
     Forfeited                                         (16,875)                 -               16,875                -
     Awarded                                                 -              4,500               (4,500)               -
     Earned                                            (36,225)           (15,506)                   -          (51,731)
                                                 ----------------------------------------------------------------------
     Unearned on December 31, 1997                      19,350              4,000              169,125          192,475

     Plan activity during 1998:
     Forfeited                                               -                  -                    -                -
     Awarded                                             4,500                  -               (4,500)               -
     Earned                                            (11,175)            (1,500)                   -          (12,675)
                                                 ----------------------------------------------------------------------
     Unearned on December 31, 1998                      12,675              2,500              164,625          179,800

     Plan activity during 1999:
     Forfeited                                               -                  -                    -                -
     Awarded                                            12,330                  -              (12,330)               -
     Earned                                            (21,505)            (1,500)                   -          (23,005)
                                                 ----------------------------------------------------------------------
     Unearned on December 31, 1999                       3,500              1,000              152,295          156,795
                                                 ======================================================================

  (1) The number of shares granted under the Stock Option Plan and the weighted average exercise price are adjusted for a three for one stock split that was effective November 18, 1997.

At the time of inception of the RRPs, the cost of the plan shares was recorded as unearned compensation in stockholders' equity. As granted shares are earned, compensation is charged to expense at market value (restricted shares) or at cost (unrestricted shares), unearned compensation is reduced at share cost ($3.33 per share), thereby increasing stockholders' equity, and paid in capital is increased by the appreciated portion of the restricted shares' market value. HFI recorded compensation expense for earned RRP shares totaling $6,000 for the first quarter 2000, $173,000 for the year 1999, $173,000 for the year 1998, and $592,000 for the year 1997.

HFI's stock option plans include the 1994 Incentive Stock Option Plan for key employees and the 1994 Stock Option Plan for Outside Directors ("the Option Plans") which were established on January 25, 1994. Recipients of options under the Option Plans are required to pay consideration to the Bank to exercise option shares as well as render service over the applicable vesting periods. Recipients of options have no rights with respect to share voting or receipt of dividends on unexercised option shares. Stock options under the Option Plans vest over periods of one to five years, or at the time of certain qualified events, and are exercisable within a ten-year period from the date the options were granted.

The Board of Directors adopted the Harris Savings Bank 1996 Stock Option Plan ("the 1996 Stock Option Plan") and reserved 75,000 shares of Common Stock for issuance under the plan. This plan was approved by the stockholders at the annual meeting of stockholders on April 16, 1996. Recipients of options under the 1996 Stock Option Plan are required to pay consideration to HFI to exercise option shares as well as render service over the applicable vesting periods. Recipients of options have no rights with respect to share voting or receipt of dividends on unexercised option shares. Stock options under the 1996 Stock Option Plan vest over a period of three years, or at the time of certain qualified events, and are exercisable within a ten-year period from the date the options were granted.

In 1999, the Board of Directors adopted the Harris Financial, Inc. 1999 Incentive Stock Option Plan and the Harris Financial, Inc. 1999 Stock Option Plan for Outside Directors ("the 1999 Stock Option Plans"). The Board of Directors reserved 1,000,000 shares of Common Stock for issuance under the Harris Financial, Inc. 1999 Incentive Stock Option Plan and 125,000 shares of Common Stock for issuance under the Harris Financial, Inc. 1999 Stock Option Plan for Outside Directors. The plans were approved by the stockholders at the annual meeting of stockholders on April 20, 1999. Recipients of options under the 1999 Stock Option Plans are required to pay consideration to the Bank to exercise option shares as well as render service over the applicable vesting periods. Recipients of options have no rights with respect to share voting or receipt of dividends on unexercised option shares. Stock options under the 1999 Stock Option Plans vest over a period of five years, or at the time of certain qualified events, and are exercisable within a ten-year period from the date the options were granted.

The following table presents the activity in HFI's option plans during the periods ending December 31:

                                                   1999                        1998                        1997
                                             ------------------------------------------------------------------------------------
                                                                 Weighted                    Weighted                    Weighted
                                                                  Average                     Average                     Average
                                                                 Exercise                    Exercise                    Exercise
                                                Number (1)       Price (1)    Number (1)     Price (1)    Number (1)     Price (1)
                                             ------------------------------------------------------------------------------------
     Balance at beginning of year                 178,650       $     9.50     332,125      $    3.92        479,550      $  3.41
     Granted (forfeited)                          226,850   (4)      11.76      49,625 (3)      22.49         (6,225) (2)    1.76
     Exercised                                    (30,125)            3.72    (203,100)          3.61       (141,200)        3.39
                                             ------------------------------------------------------------------------------------
     Balance at end of year                       375,375       $    11.33     178,650         $ 9.50        332,125      $  3.92
                                             ====================================================================================

     Exercisable at end of year                   117,275                       77,925                       220,975
                                             ============                 ============                  ============

     Weighted average grant date
      fair value of options granted
      during the year                        $       6.16                 $       6.48                  $       3.93
                                             ============                 ============                  ============

     (1) The number of shares granted under the Stock Option Plan and the weighted average exercise price are adjusted for a three for one stock split that was effective November 18, 1997.
     (2)  Includes 39,750 forfeited shares
     (3)  Includes 1,500 forfeited shares
     (4)  Includes 29,150 forfeited shares


The following table presents the options outstanding and exercisable at December 31, 1999:

                                                                        $0 - $5    $5 - $10    $10 - $15    $20-$25    Total
                                                                      ----------------------------------------------------------
          Options Outstanding:
          Number of options (1)                                           73,625      17,275      259,475    25,000     375,375
          Weighted average exercise price (1)                         $     3.33  $     7.01  $     13.03  $  20.25   $   11.33
          Weighted average remaining contract life in years                    4           7            9         8           8

          Options Exercisable:
          Number of options (1)                                           73,625      11,725       26,925     5,000     117,275
          Weighted average exercise price (1)                         $     3.33  $     6.55  $     13.66  $  20.25   $    6.74

(1) The number of shares granted under the Stock Option Plan and the weighted average exercise price are adjusted for a three for one stock split that was effective November 18, 1997.

HFI applies APB Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its stock option plans. Had compensation costs for HFI's 1996 and 1999 stock option plans been determined consistent with FASB Statement No. 123, HFI's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                        1999          1998             1997
                                    ------------------------------------------
     Net income
      As reported                    $  18,683     $  19,229        $  17,771
      Pro forma                      $  17,932     $  19,099        $  17,738

     Basic earnings per share (1)
      As reported                    $    0.56     $    0.57        $    0.53
      Pro forma                      $    0.53     $    0.56        $    0.53

     Diluted earnings per share (1)
      As reported                    $    0.55     $    0.57        $    0.52
      Pro forma                      $    0.53     $    0.56        $    0.52

(1) All per share values have been adjusted to reflect the November 18, 1997 three for one stock split.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1999: dividend yield of 2.18 percent to 3.96 percent; expected volatility of 42.265 percent; risk-free interest rate of 4.67 percent to 6.16 percent; and expected lives of seven years. The following weighted average assumptions are used for grants in 1998: dividend yield of 1.57 percent; expected volatility of 43.89 percent; risk-free interest rate of 4.52 percent; and expected lives of seven years. The following weighted average assumptions are used for grants in 1997: a dividend yield of 3.34 percent; expected volatility of 41.32 percent; risk-free interest rate of 5.60 percent; and expected lives of seven years. The effects of applying SFAS No. 123 may not be representative of the effects on reported net income in future years.

(16) Income Taxes

Income tax expense for the years ended December 31, 1999, 1998 and 1997 is summarized as follows:

                                       For the years ended December 31,
                                    --------------------------------------
                                          1999         1998         1997
                                    --------------------------------------
Federal:
 Current                              $      4,589   $  6,609    $   6,905
 Deferred                                    1,212       (903)         (31)
                                    --------------------------------------
                                             5,801      5,706        6,874

State:
 Current                                     1,802      1,338        1,483
 Deferred                                       22        265          (45)
                                    --------------------------------------

Income tax expense                    $      7,625   $  7,309    $   8,312
                                    ======================================


Total income tax expense differed from the amounts computed by applying the U.S. Statutory income tax rate for the years ended December 31, 1999, 1998 and 1997 to income before taxes as a result of the following:

                                                                           1999           1998            1997
                                                                      ------------------------------------------
     Estimated income tax expense at federal rate                       $    9,208     $    9,288      $   9,129
     State tax expense net of federal income taxes                           1,180          1,041            979
     Tax-exempt interest income                                             (2,219)        (2,271)        (2,013)
     Amortization of goodwill                                                  322            322            318
     Dividends received deduction                                           (1,216)        (1,677)        (1,501)
     Non-deductible employee stock option plan expense                          83            224            399
     Interest disallowance                                                     291            352            306
     Other, net                                                                (24)            30            695
                                                                      ------------------------------------------
       Total                                                            $    7,625     $    7,309      $   8,312
                                                                      ==========================================

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 1999 and 1998 are presented below:

                                                                                          1999           1998
                                                                                     ---------------------------
     Deferred tax asset:
     Reserve for uncollected interest                                                 $       -         $     77
     Deferred compensation expense                                                          336              404
     Post-retirement benefits expense                                                     1,035              973
     Pension expense                                                                        334              117
     Excess loan servicing fees                                                              47               69
     Allowance for loan losses                                                            4,264            3,505
     Deposit intangible amortization                                                      1,218              898
     Accrued severance costs                                                                 61              134
     Deferred interest income                                                               290              242
     Non-accrual interest                                                                   126              126
     Stock-based compensation expense                                                       (27)             115
     Net unrealized losses on marketable securities available for sale                   19,051                -
     Sale of loan servicing rights                                                          559                -
     Other                                                                                  289              460
                                                                                     ---------------------------
      Total                                                                              27,583            7,120
                                                                                     ---------------------------
     Deferred tax liabilities:
     Deferred loan costs and dealer reserves, net                                         6,715            3,877
     Prepaid expenses                                                                       301              359
     Depreciation                                                                           976              545
     Net unrealized gains on marketable securities available for sale                         -            5,035
     Deferred depreciation and amortization on acquistion related assets                    155              224
     Originated mortgage servicing rights                                                   958            1,069
     Excess tax bad debt reserves over base year                                            908            1,367
     Other                                                                                  168              116
                                                                                     ---------------------------
      Total                                                                              10,181           12,592
                                                                                     ---------------------------

       Net deferred tax asset (liability)                                             $  17,402         $ (5,472)
                                                                                     ===========================

Management has determined that it is not required to establish a valuation reserve for its gross deferred tax asset of $27.6 million since it is more likely than not that the deferred tax assets will be realized through future reversals of existing temporary differences, future taxable income and the implementation of prudent tax planning strategies.

(17) Leases

At December 31, 1999, HFI was obligated under non-cancelable operating leases for office space. Certain leases contain escalation clauses providing for increased rentals based on increases in the average consumer price index. Rental expenses for these facilities aggregated $278,000 for the first quarter 2000, $1,070,000 for the year 1999, $993,000 for the year 1998, and $1,022,000 for the year 1997.

The projected minimum rental payments under the terms of the leases at December 31, 1999, net of projected sub-lease rentals, are as follows:

       Years ending
       December 31,                  Amount
    -----------------           --------------
     2000                        $       903
     2001                                795
     2002                                744
     2003                                620
     2004                                458
     2005 and thereafter               1,254
                                -------------
                                 $     4,774
                                =============

(18) Fair Value Accounting

For HFI, as for most financial institutions, the majority of its assets and liabilities are considered financial instruments as defined in SFAS 107. Many of HFI's financial instruments, however, lack an available trading market as characterized by a willing buyer and a willing seller engaging in an exchange transaction. Since it is HFI's general practice not to engage in trading activities, significant assumptions and estimations were used in calculating present values in discounted cash flow models. Estimated fair values at December 31, 1999 and 1998 have been determined by HFI using the best available data, as generally provided in Harris Savings Bank's call report as submitted to the FDIC with an estimation methodology suitable for each category of financial instrument.

Fair value estimates, methods and assumptions are set forth below for HFI's financial instruments.

Cash and Cash Equivalents. The carrying amounts for short-term instruments approximate fair value because of the short maturity of, and negligible credit concerns within those instruments.

                                               1999                                         1998
                                     ------------------------------------------------------------------------
                                        Estimated          Carrying            Estimated           Carrying
                                        Fair Value          Amount              Fair Value          Amount
                                     ------------------------------------------------------------------------
     Cash and cash equivalents        $      73,613        $ 73,613             $    56,741        $ 56,741
                                     ==============================            ==============================

Marketable Securities. The fair value of marketable securities, all of which are maintained as available-for-sale, has been valued based on quotations received from an independent pricing service.

                                                1999                                            1998
                                       -----------------------------------------------------------------------------------------
                                              Estimated            Amortized                  Estimated            Amortized
                                             Fair Value              Cost                    Fair Value               Cost
                                       -----------------------------------------------------------------------------------------
     Securities available-for-sale          $  1,257,603         $  1,306,001              $  1,274,837          $  1,261,696
                                       -----------------------------------------------------------------------------------------
                                            $  1,257,603         $  1,306,001              $  1,274,837          $  1,261,696
                                       ===========================================    ==========================================

Deposit, Escrow, and Other Borrowings. Under SFAS 107, the fair value of deposits with no stated maturity, such as demand deposit accounts, NOW accounts, money market accounts and savings accounts, is equal to the amount payable on demand. The fair value of time deposits and other borrowings is based on the discounted value of contractual cash flows and current rates for debt with similar terms and remaining maturities. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities. The fair value of escrow, which has no stated maturity, is equal to the amount on deposit.

                                       1999                                1998
                           ----------------------------------------------------------------
                             Estimated       Carrying            Estimated      Carrying
                             Fair Value      Amount              Fair Value     Amount
                           ----------------------------------------------------------------
Demand and NOW accounts      $  156,118      $  156,118          $  144,689     $  144,689
Money market accounts           172,550         172,550             152,057        152,057
Savings                         135,813         135,813             143,462        143,462
Time deposits                   915,405         909,389             722,244        765,171
                           ----------------------------------------------------------------
   Total deposits            $1,379,886      $1,373,870          $1,162,452     $1,205,379
                           ================================================================
Escrow                       $    3,511      $    3,511          $    7,906     $    7,906
                           ================================================================
Other borrowings             $1,094,348      $1,118,000          $1,065,173     $1,069,254
                           ================================================================

Loans. Fair values are estimated for portfolios of loans with similar characteristics. Residential mortgages make up a substantial percentage of HFI's loan portfolio. These residential mortgages, which are generally underwritten to standards substantially in conformity with Federal Home Loan Mortgage Corporation ("Freddie Mac") standards, have been estimated based on the discounted value of expected cash flows.

Fair values for all commercial and other loans have been calculated by discounting scheduled cash flows. The discount rate used in these calculations is the market rate for similar instruments adjusted for noninterest operating costs, credit risk and assumed prepayment risk.

                                                    1999                             1998
                                    ------------------------------------------------------------------
                                         Estimated       Carrying        Estimated          Carrying
                                         Fair Value      Amount          Fair Value         Amount
                                    ------------------------------------------------------------------
Commercial loans                         $  342,175      $  347,323      $  203,543         $  203,585
Mortgage loans                              539,794         556,895         603,086            602,432
Consumer loans                              366,094         364,495         254,401            249,715
Less:  Allowance for loan losses                  -         (11,873)              -             (9,088)
                                     -----------------------------------------------------------------
                                         $1,248,063      $1,256,840      $1,061,030         $1,046,644
                                     =================================================================

Commitments to Extend Credit and Performance Standby Letters of Credit. The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of performance standby letters of credit is based upon fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties.

                                                                 1999                                 1998
                                             ------------------------------------------------------------------------------
                                                Contract       Carrying      Estimated    Contract   Carrying    Estimated
                                                Amount         Amount (1)    Fair Value   Amount     Amount (1)  Fair Value
                                             ------------------------------------------------------------------------------
Commitments:
Commitments to extend credit:
  Unused open-end consumer lines of credit     $ 57,311        $    -        $    -       $ 44,006   $    -      $    -
  Unused open-end commercial lines of credit     96,481           391           391         39,429      275         275
  Funds available on construction loans          27,281           704           704         37,319      902         902
  Loan originations and purchases                31,087           436           436         86,286      477         477
  Performance standby letters of credit           7,372            34            34          4,703       31          31
                                             ------------------------------------------------------------------------------
                                               $219,532         $1,565       $1,565       $211,743   $1,685      $1,685
                                             ==============================================================================

Commitments to sell loans                      $  7,633         $    -       $    -       $ 14,418   $    -      $    -

Commitments to purchase securities             $      -         $    -       $    -       $      -   $    -      $    -


(1) The amounts shown under "carrying amount" represent accruals or deferred income arising from these unrecognized financial instruments.

Limitations. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering for sale at one time HFI's entire holdings or of a particular financial instrument. Because no market exists for a significant portion of HFI's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial institutions and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Management is concerned that reasonable comparability between financial institutions may not be likely due to the wide range of permitted valuation techniques and the estimates and assumptions that must be made.

(19)  Derivative Financial Instruments

As of March 31, 2000, HFI has entered into six total return swaps. The swaps are intended to hedge market value fluctuations in HFI's retail construction loan portfolio that are caused by changes in market levels of interest rates. Each swap contract has a duration of 6 to 8 months and consists of two components:

          . HFI exchanges fixed rate interest payments on a designated mortgage backed security (MBS) pool for a floating rate interest payment indexed to the London Interbank Offered Rate (LIBOR) minus 99 basis points. The settlement is made on a monthly basis between HFI and the counter party.

          . A lump sum payment which reflects the change in market value of the designated MBS pool from the inception of the swap contract to the end of the swap contract. This payment is made at the final date of the contract between HFI and the counter party. HFI receives a payment if the market value of the underlying MBS pool declines. Conversely, HFI must pay the counter party if the value of the MBS pool increases.

The total return swaps are designed to hedge against the decline in the market value of a specifically identified pool of fixed rate construction loans that are to be sold upon their conversion to long term mortgage loans. HFI has determined that there is a high degree of correlation between the changes in the market value of the underlying MBS pool and the fair market value of the hedged loans. Accordingly, HFI has recorded the change in market value of the contract on the balance sheet, with an offsetting entry to the carrying value of the hedged loans. The ultimate gain or loss incurred by HFI as a result of the changes in the market value of the contract will be recognized upon the sale of the construction loans. HFI has accounted for the interest rate swap portion of the contract using synthetic instrument accounting. Under this method, income or losses related to the interest rate swap are accrued as they occur. The notional amount of the contracts and the fair value gain or loss of the swap as of March 31, 2000, are shown in the following table:

Total Return Swaps (All dollar amounts presented in table are in 000's)

        Contract                        Notional   Fair Value
          Date           Category        Amount    Gain/(loss)
       ----------    --------------     --------   -----------
       08/19/1999    7.0% FNMA Pool        7,500           138
       10/19/1999    7.0% FNMA Pool        5,000            60
       11/30/1999    7.0% FNMA Pool        5,000            58
       02/01/2000    7.0% FNMA Pool        5,000           (46)
       03/02/2000    7.5% FNMA Pool        5,000           (20)
       03/16/2000    7.5% FNMA Pool        5,000           (12)
                                         -------          ----
Total                                    $32,500          $178
                                         =======          ====

As of March 31, 2000, the Bank has entered into three callable interest rate swaps totaling $41.0 million. The callable interest rate swaps are matched to callable certificates of deposits. The fixed interest rate received by the Bank as a result of the swap is passed on to the holder of the certificate of deposit. Each callable interest rate swap has the same call date as the callable certificate of deposit to which it is matched. The first callable interest rate swap was entered into on November 16, 1999. This interest rate swap is matched to a callable certificate of deposit with a 10 year final maturity and callable after one year. The second callable interest rate swap was entered into December 6, 1999. This interest rate swap is matched to a callable certificate of deposit with a 7 year final maturity and callable after one year. The third callable interest rate swap was entered into on February 8, 2000. The interest rate swap is matched to a callable certificate of deposit with a 3-1/2 year final maturity and callable after one year. For the first two interest rate swaps, the Bank pays a rate of 3 month LIBOR less 9 basis points. For the third interest rate swap, the Bank pays a rate of 3 month LIBOR less 8 basis points. For the November 16, 1999 interest rate swap, the Bank receives an interest rate of 7.35%, creating an effective borrowing rate of 6.00% as of March 31, 2000. For the December 6, 1999 interest rate swap, the Bank receives an interest rate of 7.00%, creating an effective borrowing rate of 6.02875% as
of March 31, 2000.   For the February 8, 2000 interest rate swap, the Bank
receives an interest rate of 7.00%, creating an effective borrowing rate of 6.01% as of March 31, 2000.

The notional amount of the contracts and the fair value of the callable interest rate swaps as of March 31, 2000, are shown in the following table:

Callable Interest Rate Swaps (All dollar amounts presented in table are in 000's)

     Contract        Maturity      Notional        as of
       Date            Date         Amount       03/31/2000
    ----------      ----------     --------      ----------
    11/16/1999      11/16/2009     $12,500       $     (130)
    12/06/1999      12/06/2006      13,500             (167
    02/08/2000      08/08/2003      15,000             (262)
                                   -------       ----------
    Total                          $41,000       $     (559)
                                   =======       ==========

As of December 31, 1999, HFI has entered into five total return swaps. The swaps are intended to hedge market value fluctuations in HFI's retail construction loan portfolio that are caused by changes in market levels of interest rates. The swaps have contract durations of 6 to 8 months and consist of two components:

       . HFI exchanges fixed rate interest payments on a designated mortgage backed security (MBS) pool for a floating rate interest payment indexed to the London Interbank Offered Rate (LIBOR) minus 42 basis points. The settlement is made on a monthly basis between HFI and the counter party.

       . A lump sum payment which reflects the change in market value of the designated MBS pool from the inception of the swap contract to the end of the swap contract. This payment is made at the final date of the contract between HFI and the counter party. HFI receives a payment if the market value of the underlying MBS pool declines. Conversely, HFI must pay the counter party if the value of the MBS pool increases.

The total return swaps are designed to hedge against the decline in the market value of a specifically identified pool of fixed rate construction loans that are to be sold upon their conversion to long term mortgage loans. HFI has determined that there is a high degree of correlation between the changes in the market value of the underlying MBS pool and the fair market value of the hedged loans. Accordingly, HFI has recorded the change in market value of the contract on the balance sheet, with an offsetting entry to the carrying value of the hedged loans. Management has estimated the market value of the contract by determining the change in the fair market value of the underlying MBS pool. Management believes this amount is approximately equal to the fair market value of the contract. The ultimate gain or loss incurred by HFI as a result of the changes in the market value of the contract will be recognized upon the sale of the construction loans. HFI has recorded the impact of the interest rate swap portion of the contract using synthetic instrument accounting. Under this method, income or losses related to the interest rate swap are accrued as they occur. The notional amount of the contracts and the fair value of the swap as of December 31, 1999, are shown in the following table:

       Contract                           Notional    Fair Value
         Date              Category        Amount     Gain/(loss)
      ----------        --------------    --------    -----------
      06/04/1999        6.5% FNMA Pool     $ 5,000           $131
      07/26/1999        7.0% FNMA Pool       5,000             56
      08/19/1999        7.0% FNMA Pool       7,500             96
      10/19/1999        7.0% FNMA Pool       5,000             29
      11/30/1999        7.0% FNMA Pool       5,000             28
                                          --------    -----------
      Total                                $27,500           $340
                                          ========    ===========

As of December 31, 1999, the Bank has entered into two callable interest rate swaps totaling $26.0 million. The callable interest rate swaps are matched to callable certificates of deposits. The fixed interest rate received by the Bank as a result of the swap is passed on to the holder of the certificate of deposit. Each callable interest rate swap has the same call date as the callable certificate of deposit to which it is matched. The first callable interest rate swap was entered into on November 16, 1999. This interest rate swap is matched to a callable certificate of deposit with a 10 year final maturity and callable after one year. The second callable interest rate swap was entered into December 6, 1999. This interest rate swap is matched to a callable certificate of deposit with a 7 year final maturity and callable after one year. For both interest rate swaps, the Bank pays a rate of 3 month LIBOR less 9 basis points. For the November 16, 1999 interest rate swap, the Bank receives a fixed interest rate of 7.35%., creating an effective borrowing rate of 5.980% as of December 31, 1999. For the December 6, 1999 interest rate swap, the Bank receives a fixed interest rate of 7.00%, creating an effective borrowing rate of 6.031% as of December 31, 1999.

The notional amount of the contracts and the fair value of the callable interest rate swaps as of December 31, 1999, are shown in the following table:

                                                 Fair Value
     Contract      Maturity        Notional        as of
       Date          Date           Amount       12/31/1999
    ----------    ----------       --------      ----------
    11/16/1999    11/16/2009       $12,500       $      369
    12/06/1999    12/06/2009        13,500              374
                                   --------      ----------
    Total                          $26,000       $      743
                                   ========      ==========

(20) New Accounting                                           Standards

During June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). The Statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting treatment.

SFAS 133 is effective for fiscal years beginning after June 15, 2000. A company may also implement the Statement as of the beginning of any fiscal quarter after issuance. The Statement cannot be applied retroactively.

Management has not yet quantified the impact of adopting SFAS 133 on the financial statements and has not determined the timing of or method of adoption of the Statement. However, the application of the Statement could increase volatility in earnings and comprehensive income.

21)  Earnings Per Share
The following tables show the allocation of earnings per share to basic earnings per share and diluted earnings per share.

                                                                                                        Per Share
For the three months ended March 31, 2000                   Income                     Shares              Amount
                                                     -------------------------------------------------------------
Basic earnings per share:
  Income available to common shareholders                  $   4,020                 33,578,078              $0.12
                                                     -------------------------------------------------------------
  Dilutive effect of management and director                                             42,132
   stock options                                                         ----------------------
Diluted earnings per share:
  Income available to common shareholders plus
  assumed conversions                                      $ 4,020            33,620,210                     $0.12
                                                     =============================================================


For the year ended December 31, 1999
Basic earnings per share:
  Income available to common shareholders
                                                           $18,683            33,595,772                     $0.56
                                                     -------------------------------------------------------------
  Options held by management and                                                         70,785
   directors                                                             ----------------------

Diluted earnings per share:
  Income available to common shareholders plus
   assumed conversions                                     $18,683            33,666,557                     $0.55
                                                     =============================================================

For the three months ended March 31, 1999
Basic earnings per share:
  Income available to common shareholders                  $ 4,933            33,593,065                     $0.15
                                                     -------------------------------------------------------------
  Dilutive effect of management and director                                             90,049
   stock options
                                                     -------------------------------------------------------------
Diluted earnings per share:
  Income available to common
   shareholders plus assumed conversions                   $ 4,933            33,683,114                     $0.15
                                                     =============================================================

For the year ended December 31, 1998
Basic earnings per share:
  Income available to common shareholders                  $19,229            33,885,369                     $0.57
                                                     -------------------------------------------------------------
  Options held by management                                                            126,383
   and directors                                                         ----------------------

Diluted darnings per share:
  Income available to common shareholders plus
  assumed conversions                                      $19,229            34,011,752                     $0.57
                                                     =============================================================

For the year ended December 31, 1997
Basic earnings per share:
  Income available to common shareholders                  $17,771            33,779,379                     $0.53
                                                     -------------------------------------------------------------
  Options held by management                                                            296,682
   and directors                                                         ----------------------
Diluted earnings per share:
  Income available to common shareholders plus
   assumed conversions                                     $17,771            34,076,061                     $0.52
                                                     =============================================================

Basic earnings per common share were computed by dividing net income by the weighted average number of shares of common stock outstanding for the year. Diluted earnings per common share were computed by dividing net income by the sum of the weighted average number of common shares outstanding, plus the amount of shares outstanding assuming the conversion of stock options.

Options to purchase 276,031 shares of common stock, with exercise prices ranging from $12.10 to $20.25, were outstanding during 1999 but were not included in the computation of diluted earnings per share because the exercise prices are greater than the average market price of the common shares during the period. The options, which expire at various dates through March 15, 2009, were still outstanding as of December 31, 1999.

Options to purchase 38,837 shares of common stock, with exercise prices ranging from $20.25 to $26.50, were outstanding during 1998 but were not included in the computation of diluted earnings per share because the exercise prices are greater than the average market price of the common shares during the period. The options, which expire at various dates through June 2, 2008, were still outstanding as of December 31, 1998.

An option to purchase 3,181 shares of common stock, with an exercise price of $12.10, was outstanding during 1997 but was not included in the computation of diluted earnings per share because the exercise price is greater than the average market price of the common shares during the period. The option, which expires on August 25, 2007, was still outstanding as of December 31, 1997.

(22)  Harris Financial Corporation Financial Information (Parent Company Only)

                                                                   March 31,                       December 31,
                                                                                      ---------------------------------
Consolidated Balance Sheet                                           2000                       1999             1998
--------------------------                                    ------------------      ---------------------------------
                                                                                                (unaudited)
Assets:
  Cash                                                                  $    883            $    709         $     491
  Marketable securities available for sale                                 3,300               3,450             3,450
  Loans receivable                                                           297                 396               495
  Investment in bank subsidiary                                          162,822             164,881           185,520
  Other assets                                                               992                 830               176
                                                              ------------------      --------------------------------
Total assets                                                            $168,294            $170,266          $190,132
                                                              ==================      ================================

Liabilities and Stockholders' Equity:
  Accounts payable and other liabilities                                $  1,096            $    942          $    162
  Stockholders' equity                                                   167,198             169,324           189,970
                                                              ------------------      --------------------------------
Total liabilities and stockholders' equity                              $168,294            $170,266          $190,132
                                                              ==================      ================================



                                                              Three Months Ended                Years Ended
                                                                  March 31,                    December 31,
                                                             ----------------------------------------------
Consolidated Statement of Income                              2000         1999          1999          1998
--------------------------------                             ----------------------------------------------
                                                                 (unaudited)                 (unaudited)
Income:
  Interest income                                              $   52    $   43          $   185    $   411
  Loss on sale of securities                                        -         -                -         (6)
  Harris/Wharton income                                           (73)        -             (127)         -
  Other income                                                      -         1                1          -
                                                             ----------------------------------------------
Total income                                                      (21)       44               59        405
Expense:
  Other expense                                                   165       126              777        609
                                                             ----------------------------------------------
Net loss before equity in undistributed
  net income of subsidiaries                                     (186)      (82)            (719)      (204)
  Equity in undistributed net income of subsidiaries            4,206     5,015           19,402     19,433
                                                             ----------------------------------------------
Net income                                                     $4,020    $4,933          $18,683    $19,229
                                                             ==============================================

                                                                               Three Months                 Years Ended
                                                                                   Ended
                                                                                 March 31,                  December31,
                                                                        ---------------------------   ------------------------
Consolidated Statement of Cash Flows                                          2000           1999         1999          1998
------------------------------------                                    ---------------------------   ------------------------
                                                                                (unaudited)                 (unaudited)
Cash flows from operating activities:
Net income                                                                        $ 4,020   $ 4,933        $ 18,683   $ 19,229
Adjustments to reconcile net income to net cash provided by
operating activities:
  Undistributed earnings of subsidiary                                             (4,206)   (5,015)        (19,402)   (19,433)
  Net depreciation, amortization, and accretion                                         -        11              79        150
  Loss on sale of investments                                                           -         -               -          6
  Equity losses from joint venture                                                     73         -             127          -
  Decrease(Increase) in loan to subsidiary                                             99        99              99       (495)
  Decrease (increase) in other                                                        154       106              59        122
                                                                        ---------------------------   ------------------------
Net cash used by operating activities:                                                140       134            (355)      (421)
                                                                        ---------------------------   ------------------------

Cash flows from investing activities:
Purchase of available-for-sale securities, net                                          -         -               -       (510)
Sale of available-for-sale securities, net                                              -         -               -      6,571
Investment in joint venture                                                             -         -            (300)         -

                                                                        ---------------------------   ------------------------
Net cash provided by (used in) investing activities                                     0         0            (300)     6,061
                                                                        ---------------------------   ------------------------

Cash flows from financing activities:
Payments to acquire treasury stock                                                      -         -            (428)    (5,970)
Payments from exercise of stock options                                                 4        33             112        733
Dividends paid                                                                       (480)     (478)         (1,911)    (1,886)
Dividends received                                                                    510     1,000           3,100      1,888

                                                                        ---------------------------   ------------------------
Net cash (used in) provided by financing activities                                    34       555             873     (5,235)
                                                                        ---------------------------   ------------------------

  Net increase in cash                                                                174       689             218        405

Cash at the beginning of the period                                                   709       491             491         86
                                                                        ---------------------------   ------------------------

Cash at the end of the period                                                     $   883   $ 1,180        $    709   $    491
                                                                        ===========================   ========================

(23) Segment Reporting

Effective January 1, 1998, HFI adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131), which requires disclosures about reportable segments of an enterprise. The determination of these segments is based upon the manner in which the chief operating decision maker of a particular enterprise evaluates its financial information.

HFI consists of a holding company and a wholly-owned bank subsidiary, Harris Savings Bank. Harris Savings Bank and its affiliated companies perform financial service activities, which include making loans to individuals and businesses, selling loans on the secondary market, attracting and reinvesting deposits, providing other financial services through its bank delivery channels and making investments in marketable securities. These services are concentrated in southcentral Pennsylvania and northern Maryland. Both of these markets possess similar characteristics. The operating results of Harris Savings Bank as a single entity are used by HFI's executives to make operating decisions. Therefore, the consolidated financial statements of HFI, as presented, represent the results of a single financial services segment.

(24)  Consolidated Quarterly Financial Data

                                                2000                                              1999
                                       -----------------------       --------------------------------------------------------------
                                                First                      First             Second         Third         Fourth
                                               Quarter                    Quarter            Quarter       Quarter        Quarter
                                       -----------------------       --------------------------------------------------------------
                                             (unaudited)                                      (unaudited)
Interest income                                        $47,236                $41,708          $42,428        $44,989       $45,704
Interest expense                                        31,718                 26,587           27,227         29,421        30,156
                                       -----------------------       --------------------------------------------------------------
  Net interest income                                   15,518                 15,121           15,201         15,568        15,548
Provision for loan loss                                    835                    795              795            795           795
Noninterest income                                       2,734                  4,021            3,511          2,477           748
Noninterest expense                                     11,832                 11,592           11,333         11,564         8,218
                                       -----------------------       --------------------------------------------------------------
  Income before income taxes                             5,585                  6,755            6,584          5,686         7,283
Income taxes                                             1,565                  1,822            1,847          1,556         2,400
                                       -----------------------       --------------------------------------------------------------
  Net income                                           $ 4,020                $ 4,933          $ 4,737        $ 4,130       $ 4,883
                                       =======================       ==============================================================


Basic earnings per share                               $  0.12                $  0.14          $  0.13        $  0.12       $  0.14
Diluted earnings per share                             $  0.12                $  0.14          $  0.13        $  0.12       $  0.14
                                       ============================================================================================

                                                                                      1998
                                              ------------------------------------------------------------------------------------
                                                          First                Second                 Third               Fourth
                                                         Quarter               Quarter               Quarter             Quarter
                                              ------------------------------------------------------------------------------------
                                                                                        (unaudited)
Interest income                                            $40,407               $40,102              $41,402              $42,101
Interest expense                                            26,309                26,042               27,220               27,579
                                              ------------------------------------------------------------------------------------
  Net interest income                                       14,098                14,060               14,182               14,522
Provision for loan loss                                        830                   570                  570                  570
Noninterest income                                           4,928                 3,052                4,198                3,367
Noninterest expense                                          9,823                10,399               10,856               12,251
                                              ------------------------------------------------------------------------------------
  Income before income taxes                                 8,373                 6,143                6,954                5,068
Income taxes                                                 2,624                 1,668                2,040                  977
                                              ------------------------------------------------------------------------------------
  Net income                                               $ 5,749               $ 4,475              $ 4,914              $ 4,091
                                              ====================================================================================


Basic earnings per share                                   $  0.17               $  0.13              $  0.15              $  0.12
Diluted earnings per share                                 $  0.17               $  0.13              $  0.15              $  0.12
                                              ====================================================================================

(25)  Components of Comprehensive Income

                                                                  Before-                 Tax            Net-of-
                                                                    Tax               Expense or           Tax
                                                                   Amount               Benefit          Amount
                                                             ---------------------------------------------------
For the quarter ended March 31, 2000
Unrealized losses on securities:
  Unrealized holding losses arising during period                    $(10,697)          $  4,251       $  (6,446)
  Plus: Reclassification adjustment for losses
            included in net income                                      1,208               (480)            728
                                                             ---------------------------------------------------
      Net unrealized losses                                          $ (9,489)          $  3,771       $  (5,718)
                                                             ===================================================

For the year ended December 31, 1999
Unrealized losses on securities:
  Unrealized holding losses arising during period                    $(62,743)          $ 24,557       $ (38,186)
  Plus: Reclassification adjustment for losses
            included in net income                                      1,204               (471)            733
                                                             ---------------------------------------------------
      Net unrealized losses                                          $(61,539)          $ 24,086       $ (37,453)
                                                             ===================================================

For the year ended December 31, 1998
Unrealized losses on securities:
  Unrealized holding losses arising during period                    $ (3,367)          $  1,370       $  (1,997)
  Less: Reclassification adjustment for gains
            included in net income                                     (1,060)               431            (629)
                                                             ---------------------------------------------------
      Net unrealized losses                                          $ (4,427)          $  1,801       $  (2,626)
                                                             ===================================================

For the year ended December 31, 1997
Unrealized gains on securities:
  Unrealized holding gains arising during period                     $ 13,720           $ (5,427)      $   8,293
  Less: Reclassification adjustment for gains
           included in net income                                      (1,945)               769          (1,176)
                                                             ---------------------------------------------------
      Net unrealized gains                                           $ 11,775           $ (4,658)      $   7,117
                                                             ===================================================

                             YORK FINANCIAL CORP.
                               AND SUBSIDIARIES

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                             AND OTHER INFORMATION

I.  Excerpts from York Financial's Annual Report on Form 10-K for the Year Ended June 30, 1999

Part II, Item 7.  Audited Consolidated Financial Statements of York Financial Corp.
                  and Subsidiaries and Report of Independent Auditors:

                  Report of Independent Auditors............................................................... G-1

                  Consolidated Balance Sheets as of June 30, 1999 and 1998..................................... G-2

                  Consolidated Statements of Income for the years ended June 30, 1999,
                    1998 and 1997.............................................................................. G-3

                  Consolidated Statements of Stockholder's Equity for the years ended
                    June 30, 1999, 1998 and 1997............................................................... G-4

                  Consolidated Statements of Cash Flows for the years ended June 30, 1999,
                    1998 and 1997.............................................................................. G-5

                  Notes to Consolidated Financial Statements................................................... G-7

Part II, Item 6.  Management's Discussion and Analysis of Consolidated Financial Condition
                    And Results of Operations of York Financial Corp........................................... G-35

Part I, Item 1.   Description of Business...................................................................... G-51

II.  Excerpts from York Financial's Quarterly Report on Form 10-Q for the Quarter Ended
March 31, 2000

Part I, Item 1.   Unaudited Consolidated Financial Statements of York Financial Corp.
                  and Subsidiaries:

                  Consolidated Balance Sheets as of March 31, 2000 and June 30, 1999........................... G-66

                  Consolidated Statements of Income for the three and nine months ended
                    March 31, 2000 and 1999.................................................................... G-67

                  Consolidated Statements of Changes in Stockholders' Equity for the nine months ended March 31, 2000 and 1999....................................................... G-67

                  Consolidated Statements of Cash Flows for the nine months ended
                    March 31, 2000 and 1999.................................................................... G-68

                  Notes to Consolidated Financial Statements................................................... G-69

Part II, Item 2.  Management's Discussion and Analysis of Financial Condition and Results
                  of Operations................................................................................ G-75

Report of Independent Auditors

-------------------------------------------------------------------------------


The Board of Directors
York Financial Corp.

  We have audited the accompanying consolidated balance sheets of York Financial Corp. and subsidiaries as of June 30, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1999. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of York Financial Corp. and subsidiaries at June 30, 1999 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 1999, in conformity with generally accepted accounting principles.



Baltimore, Maryland                /s/Ernst & Young LLP
July 21, 1999

York Financial Corp. and Subsidiaries
Consolidated Balance Sheets
--------------------------------------------------------------------------------

                                                                      June 30
                                                                 1999         1998
                                                             ---------------------------
                                                                   (In Thousands)


Assets
 Cash and due from banks:
  Noninterest-earning                                        $   22,813       $   17,934
  Interest-earning                                                8,958          126,613
                                                             ---------------------------
                                                                 31,771          144,547

Loans held for sale, net                                         30,631           17,534
Securities available for sale                                   295,691           47,940
Securities held to maturity (fair value of $22,635--1999
 and $5,775--1998)                                               22,618            5,784
Loans receivable, net                                           909,193          951,641
Real estate, net                                                  8,633           10,994
Premises and equipment, net                                      20,842           19,634
Federal Home Loan Bank stock, at cost                             7,976            7,976
Accrued interest receivable                                       8,581            8,088
Other assets                                                     20,952            9,451
Investments in joint ventures                                     7,738            5,679
                                                             ---------------------------
Total assets                                                 $1,364,626       $1,229,268
                                                             ===========================

Liabilities and stockholders' equity
Liabilities:
  Deposits                                                    1,115,253        1,065,777
  Federal Home Loan Bank advances and other
   borrowings                                                   113,962           27,861
  Advances from borrowers for taxes and insurance                 4,281            4,634
  Other liabilities                                              20,720           21,771
                                                             ---------------------------
Total liabilities                                             1,254,216        1,120,043

Stockholders' equity:
  Preferred stock: 10,000,000 shares authorized and
   unissued
  Common Stock, $1.00 par value:
   Authorized 20,000,000 shares; issued
   1999-9,565,467 shares; 1998--8,968,031 shares                  9,565            8,968
  Additional capital                                             90,417           81,848
  Retained earnings                                              15,028           18,886
  Accumulated other comprehensive income                         (3,938)             318
  Unearned ESOP shares                                             (662)            (795)
                                                             ---------------------------
Total stockholders' equity                                      110,410          109,225
                                                             ---------------------------
Total liabilities and stockholders' equity                   $1,364,626       $1,229,268
                                                             ===========================

See accompanying notes

York Financial Corp. and Subsidiaries
Consolidated Statements of Income
-------------------------------------------------------------------------------

                                                                                      Year Ended June 30
                                                                               1999           1998           1997
                                                                          ----------------------------------------------
                                                                          (Dollars in Thousands, Except Per Share Data)

Interest income:
     Interest and fees on loans                                               $   69,880        $   80,893     $   80,820
     Interest on securities held for trading                                         601               688          1,329
     Interest and dividends on securities available for sale                       8,120             3,770          3,711
     Interest and dividends on securities held to maturity                         1,308               930            951
     Other interest income                                                         6,456             2,285            830
                                                                          -----------------------------------------------
        Total interest income                                                     86,365            88,566         87,641
Interest expense:
     Interest on deposits                                                         49,997            49,744         46,365
     Interest on borrowings                                                        1,829             2,100          5,423
                                                                          -----------------------------------------------
        Total interest expense                                                    51,826            51,844         51,788
                                                                          -----------------------------------------------
        Net interest income                                                       34,539            36,722         35,853
Provision for loan losses                                                          3,632             3,737          2,424
                                                                          -----------------------------------------------
     Net interest income after provision for loan losses                          30,907            32,985         33,429
Other income:
     Mortgage banking                                                              3,256             3,757          3,610
     Gain on sales of securities available for sale                                  794               174              -
     Gain on sales of real estate                                                  1,599               193             91
     Gain on sale of limited partnership interest                                      -                 -          1,214
     Fees and service charges                                                      3,601             3,216          2,842
     Income (loss) from joint ventures                                             1,241             1,411           (118)
     Other operating income                                                        1,547             1,401          1,057
                                                                          -----------------------------------------------
        Total other income                                                        12,038            10,152          8,696
                                                                          -----------------------------------------------
Other expenses:
     Salaries and employee benefits                                               14,140            13,154         11,565
     Occupancy                                                                     3,802             3,597          3,484
     Federal deposit insurance                                                       646               628          1,250
     SAIF assessment                                                                   -                 -          5,310
     Real estate                                                                     872             1,403          1,602
     Data processing                                                               1,365             1,110          1,086
     Advertising                                                                   1,157             1,081            978
     Other                                                                         6,252             6,350          5,888
                                                                          -----------------------------------------------
        Total other expenses                                                      28,234            27,323         31,163
                                                                          -----------------------------------------------
Income before income taxes                                                        14,711            15,814         10,962
Provision for income taxes                                                         5,041             5,799          3,875
                                                                          -----------------------------------------------
Net income                                                                    $    9,670        $   10,015     $    7,087
                                                                          ===============================================

Per share data:
     Net income                                                               $     1.01        $     1.09     $     0.80
                                                                          ===============================================
     Net income-assuming dilution                                             $     0.97        $     1.01     $     0.75
                                                                          ===============================================
     Cash dividends paid                                                      $     0.51        $     0.48     $     0.44
                                                                          ===============================================
Weighted average shares                                                        9,564,761         9,213,608      8,894,327
                                                                          ===============================================
Weighted average shares-
     assuming dilution                                                         9,919,118         9,892,913      9,423,215
                                                                          ===============================================

See accompanying notes

York Financial Corp. and Subsidiaries
Consolidated Statements of Stockholders' Equity

-------------------------------------------------------------------------------

                                                                                       Accumulated
                                                                                          Other           Unearned
                                            Common      Additional      Retained      Comprehensive         ESOP
                                            Stock         Capital       Earnings          Income           Shares         Total
                                          ------------------------------------------------------------------------------------------
                                                                            (In Thousands)
Balance, June 30, 1996                     $  6,088     $ 67,809        $ 21,154      $   (451)           $(1,060)        $  93,540
  Comprehensive income:
    Net income                                    -            -           7,087             -                  -             7,087
    Net change in unrealized gains
     on available-for-sale securities,
     net of income tax of $331                    -            -               -           530                  -               530
                                                                                                                          ---------
      Total comprehensive income                                                                                              7,617
                                                                                                                          ---------
  Cash dividends paid                             -            -          (3,919)            -                  -            (3,919)
  Stock options exercised                       242        1,383               -             -                  -             1,625
  Common stock issued under dividend
   reinvestment plan                            132        2,001               -             -                  -             2,133
  10% Common stock dividend - 611,694
   shares at fair value                         611       10,399         (11,032)            -                  -               (22)
  Release of ESOP shares                          -           40               -             -                133               173
  Retirement of common stock                    (65)        (999)              -             -                  -            (1,064)
                                          -----------------------------------------------------------------------------------------
Balance, June 30, 1997                        7,008       80,633          13,290            79               (927)          100,083
  Comprehensive income:
    Net income                                    -            -          10,015             -                  -            10,015
    Net change in unrealized gains
     on available-for-sale securities,
     net of income tax of $128                    -            -               -           239                  -               239
                                                                                                                          ---------
      Total comprehensive income                                                                                             10,254
                                                                                                                          ---------
  Cash dividends paid                             -            -          (4,419)            -                  -            (4,419)
  Stock options exercised                       118          723               -             -                  -               841
  Income tax benefit of stock options
   exercised                                      -          531               -             -                  -               531
  Common stock issued under dividend
   reinvestment plan                            107        2,223               -             -                  -             2,330
  5-for-4 stock split effected in the
   form of a 25% common stock
   dividend-1,762,158 shares                  1,762       (1,783)              -             -                  -               (21)
  Release of ESOP shares                                     172               -             -                132               304
  Retirement of common stock                    (27)        (651)              -             -                  -              (678)
                                          -----------------------------------------------------------------------------------------
Balance, June 30, 1998                        8,968       81,848          18,886           318               (795)          109,225
  Comprehensive income:
    Net income                                    -            -           9,670             -                  -             9,670
    Net change in unrealized losses on
     available-for-sale securities,
     net of income tax benefits of $2,292         -            -               -        (4,256)                 -            (4,256)
                                                                                                                          ---------
      Total comprehensive income                                                                                              5,414
                                                                                                                          ---------
  Cash dividends paid                             -            -          (4,896)            -                  -            (4,896)
  Stock options exercised                       287        1,542               -             -                  -             1,829
  Income tax benefit of stock options
   exercised                                      -          794               -             -                  -               794
  Common stock issued under dividend
   reinvestment plan                            151        2,114               -             -                  -             2,265
  5% Common stock dividend--459,408
   shares at fair value                         459        8,155          (8,632)            -                  -               (18)
  Release of ESOP shares                          -           61               -             -                133               194
  Retirement of common stock                   (300)      (4,097)              -             -                  -            (4,397)
                                          -----------------------------------------------------------------------------------------
Balance June 30, 1999                      $  9,565     $ 90,417        $ 15,028      $ (3,938)           $  (662)        $ 110,410
                                          =========================================================================================

See accompanying notes

York Financial Corp. and Subsidiaries
Consolidated Statements of Cash Flows

--------------------------------------------------------------------------------

                                                                                     Year Ended June 30
                                                                          1999            1998           1997
                                                                      ------------------------------------------
                                                                                     (In Thousands)
Operating Activities
Net income                                                            $    9,670     $    10,015    $      7,087
Adjustments to reconcile net income to
 net cash provided by (used in) operating activities:
   Amortization and accretion on securities and loans, net                   (22)           (181)           (622)
   Provision for loan losses                                               3,632           3,737           2,424
   Provision for real estate losses                                          250             914           1,188
   Depreciation and amortization                                           2,161           1,834           1,705
   Deferred income taxes                                                   3,174            (793)            847
   Loans originated for sale                                            (196,803)       (158,494)       (125,918)
   Proceeds from sales of trading securities                             175,963         152,221         127,145
   Realized gains on trading securities                                   (2,240)         (2,377)           (906)
   Realized gains on sales of securities available for sale                 (794)           (174)              -
   Gain on sale of limited partnership interest                                -               -           1,214
   (Increase) decrease in accrued interest and other assets               (9,082)          2,161             392
   Increase (decrease) in other liabilities                               (1,337)          3,858         (12,343)
   Other                                                                  (2,868)         (2,251)         (4,214)
                                                                      ------------------------------------------
Net cash provided by (used in) operating activities                      (18,296)         10,470          (2,001)

Investing Activities
Proceeds from sales and maturities of securities available for sale       61,582          14,191               -
Purchase of securities available for sale                               (268,815)        (10,344)            (50)
Proceeds from sale of limited partnership interest                             -               -           1,343
Purchases of securities held to maturity and Federal Home Loan
 Bank stock                                                              (22,352)         (2,069)         (1,231)
Proceeds from maturities of securities
 held to maturity                                                          5,500           5,090              57
Principal repayments on securities                                        21,673          10,137           8,162
Net decrease in short-term investments                                        77               -               -
Loans originated or acquired, net of increase in deferred loan
 fees                                                                   (319,140)       (256,092)       (251,212)
Principal collected on loans                                             293,498         260,215         179,981
Proceeds from sales of loans                                               1,669          33,426           1,642
Purchases of real estate                                                    (370)           (412)           (425)
Proceeds from sales of real estate                                         7,069           6,072           6,324
Purchases of premises, equipment, and leasehold
 improvements, net                                                        (3,039)         (4,078)         (2,452)
Other                                                                     (2,324)          2,321           3,205
                                                                      ------------------------------------------
Net cash provided by (used in) investing activities                     (224,972)         58,457         (54,656)


York Financial Corp. and Subsidiaries
Consolidated Statements of Cash Flows (continued)

--------------------------------------------------------------------------------

                                                                                         Year Ended June 30
                                                                               1999                1998              1997
                                                                          ---------------------------------------------------
                                                                                              (In Thousands)
Financing Activities
Net increase in noninterest-bearing demand deposits,
 interest-bearing transaction accounts, savings
 accounts, and 31-day certificates of deposit                                   65,838                53,645            3,163
Net increase (decrease) in certificates of deposit                             (16,363)               19,026           81,820
Net increase (decrease) in short-term advances received from
 Federal Home Loan Bank                                                         84,400               (20,000)         (53,000)
Increase in convertible advance received from Federal Home Loan Bank                 -                     -           25,000
Net increase (decrease) in other Federal Home Loan Bank advances and
 other borrowings                                                                1,701                 1,625             (144)
Issuance of common stock:
 Dividend Reinvestment Plan                                                      2,265                 2,330            2,133
 Stock Option Plans                                                              1,455                   163              561
Cash dividends paid                                                             (4,896)               (4,419)          (3,919)
Retirement of stock                                                             (4,023)                    -                -
Cash paid in lieu of fractional shares                                             (18)                  (21)             (22)
Release of ESOP shares                                                             133                   132              133
                                                                          ---------------------------------------------------
Net cash provided by financing activities                                      130,492                52,481           55,725
                                                                          ---------------------------------------------------
Increase (decrease) in cash and cash equivalents                              (112,776)              121,408             (932)
Cash and cash equivalents at beginning of year                                 144,547                23,139           24,071
                                                                          ---------------------------------------------------
Cash and cash equivalents at end of year                                  $     31,771         $     144,547      $    23,139
                                                                          ===================================================

See accompanying notes

York Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
June 30, 1999, 1998, and 1997
-------------------------------------------------------------------------------

1. Summary of Significant Accounting Policies

Description of Business
   York Financial Corp. (Corporation) is a unitary savings and loan holding company. York Federal Savings and Loan Association (Association), a federally chartered savings and loan association, is the primary operating unit of the Corporation. The Association is a member of the Federal Home Loan Bank (FHLB) of Pittsburgh and is subject to supervision, examination and regulation by the Office of Thrift Supervision (OTS) and the Federal Deposit Insurance Corporation
(FDIC). The Association is primarily engaged in the business of attracting deposits and investing these deposits into loans secured by residential and commercial real property, commercial business loans, consumer loans and investment securities. York Federal conducts its business through twenty-five offices located in south central Pennsylvania and Maryland. In addition, York Federal maintains a commissioned mortgage origination staff as well as mortgage correspondent relationships which originate residential mortgage loans for the Association primarily in Pennsylvania, Maryland and Virginia. The Association's deposits are insured up to applicable limits by the Savings Association Insurance Fund (SAIF) of the FDIC.

Basis of Presentation
   The consolidated financial statements include the accounts of York Financial Corp. and its wholly-owned subsidiaries including York Federal Savings and Loan Association. All significant intercompany accounts and transactions have been eliminated in consolidation. Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from the estimates. Certain reclassifications have been made to the 1998 and 1997 consolidated financial statements to conform with the 1999 presentation.

Loans Held for Sale
   The Corporation originates mortgage loans and creates mortgage-backed securities generally through government sponsored agencies for sale in the secondary market. During the period of origination, mortgage loans are designated as held either for investment purposes or for sale. Loans held for sale are carried at lower of cost or market based on quoted market prices of securities collateralized by similar loans. Gains or losses on the sales of loans held for sale are determined using the specific identification method.

Securities Held for Trading
   The Corporation may at times have securities classified as "held for trading" which are principally mortgage-backed securities held for sale in conjunction with the Association's mortgage banking activities. These securities are carried at fair value which is based on Statement of Financial Accounting Standards No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise". Unrealized gains and losses are reported in the statements of income.

Securities Available for Sale and Held to Maturity
   The classification of securities is determined at the time of acquisition and is reevaluated at each reporting date. Securities are classified as "held to maturity" based upon management's ability and positive intent to hold such securities to maturity. Held to maturity securities are carried at amortized cost.

York Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
-------------------------------------------------------------------------------

   Securities not classified as trading or held to maturity are classified as "available for sale." Available for sale securities are carried at fair value, with unrealized gains and losses, net of taxes, reported as a component of other comprehensive income in stockholders' equity.

   The cost of securities classified as held to maturity or available for sale is adjusted for amortization of premiums and accretion of discounts, both computed using the interest method. Such amortization/accretion, as well as interest and dividends, is included in interest income. Realized gains and losses and declines in value judged to be other than temporary are included in net gains on sales of securities available for sale in the statement of income. The cost of securities sold is based on the specific identification method, and all sales are recorded as of the trade date.

Loans Receivable
   Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balance adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans.

   Interest on loans is accrued and credited to operations based upon principal amounts outstanding.

   Loan origination and commitment fees and certain direct loan origination costs are deferred and the net amount amortized as an adjustment of the related loan's yield, generally over the contractual life of the related commitments or loans.

   The Association accounts for loans in accordance with Statement of Financial Accounting Standards (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan" as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures". As a result of applying the rules, certain loans which are deemed to be impaired are reported at the present value of expected future cash flows using the loan's effective interest rate, or as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent.

   Loans (including loans impaired under Statement No. 114) are generally placed on nonaccrual status when principal or interest is past due 90 days or more, dependent upon type of loan and related collateral. After a loan is placed on nonaccrual status, income is recognized only to the extent of cash received and collection of principal is not in doubt.

   The allowance for loan losses is maintained at a level believed adequate by management to absorb losses in its existing loan portfolio. It is management's policy to establish reserves for losses on loans when deemed necessary. These reserves are based on estimates, and ultimate losses are likely to vary from such estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in operations in the period in which they become known. Management's determination of the adequacy of the allowance reflects judgments of current loss exposure at the end of the period which is based on the known and inherent risk characteristics in the portfolio, past loss experience, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, current economic conditions, and such other relevant factors which in management's judgment deserve recognition. The allowance for loan losses related to impaired loans was determined in accordance with the provisions of Statement No. 114 as amended by Statement No. 118. Actual losses or recoveries are charged or credited directly to the allowance.

York Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
-------------------------------------------------------------------------------

Real Estate
   Real estate consists of property held for investment and foreclosed assets held for sale. Properties held for investment are carried at cost unless they are determined to be impaired, in which case they are written down to fair value. Costs related to development and improvement of real estate are capitalized until the real estate reaches a saleable condition. Those costs incurred related to holding the real estate are charged to real estate expenses.

   Foreclosed assets held for sale are valued at the lower of cost or fair value less costs to sell, and are reported net of valuation reserves thereby establishing a new cost basis. Current valuations of real estate are periodically performed by management. An allowance for real estate losses is maintained at a level believed adequate by management to absorb potential real estate losses.

   Losses on sales of real estate are recognized at the time sales occur. Gains on sales of real estate are recognized when the criteria for gain recognition have been met in accordance with SFAS No. 66, "Accounting for Sales of Real Estate".

Mortgage Servicing Rights
   When the Association sells or securitizes mortgage loans and retains the mortgage servicing rights, a separate asset for mortgage servicing rights is recognized. The total cost of the mortgage loans is allocated to the loan and the servicing right based on their relative fair value. A valuation allowance is recorded where the fair value is below the carrying amount of certain mortgage servicing assets, even though the overall fair value of the mortgage servicing assets exceeds amortized cost. The mortgage servicing rights are amortized in proportion to, and over the period of, estimated net servicing revenues.

Premises and Equipment
   Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed on the straight-line method over the estimated useful lives of the various assets. Estimated useful lives of buildings and improvements are 15 to 39 years; and furniture, fixtures and equipment lives are 5 to 7 years. Leasehold improvements are amortized over the life of asset or lease term whichever is shorter except leasehold improvements with related companies which use the life of the asset.

Income Taxes
  The Corporation files a consolidated federal income tax return. Certain items of income and expense are included in one period for financial reporting purposes and another for income tax purposes. Deferred tax assets and liabilities are determined based on the differences between financial statement carrying amounts and the tax bases of existing assets and liabilities. These differences are measured at the enacted tax rates that will be in effect when these differences reverse.

Stock-Based Compensation
  The Corporation has elected to follow the intrinsic value method to account for compensation expense related to the award of stock options and to furnish the pro forma disclosures required under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation".

York Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
-------------------------------------------------------------------------------

Comprehensive Income
   The Corporation adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," as of July 1, 1998. Statement No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general - purpose financial statements. The adoption of Statement No. 130 had no impact on the Corporation's consolidated financial statements. The Corporation has elected to disclose the required information in the Consolidated Statements of Stockholders' Equity and accompanying notes. For purposes of comparability, prior year financial statements have been reclassified to conform to the Statement's requirements.

Business Segments
   Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information," was effective July 1, 1998. This Statement establishes standards for the way public enterprises report information about operating segments in the financial statements. Based on the guidance provided by the Statement, the Corporation does not have more than one operating segment which would require additional disclosures in accordance with the Statement.

Cash Flow Information
   For purposes of the statements of cash flows, cash equivalents include cash and amounts due from banks. During 1999, 1998 and 1997, the Association exchanged loans for mortgage-backed securities in the amounts of $241,282,000, $145,473,000 and $125,037,000, respectively. During 1999, 1998 and 1997, the
Association transferred unpaid loan balances from loans to real estate acquired due to foreclosure of $4,919,000, $4,926,000 and $9,454,000, respectively. During 1999, there was a noncash capital distribution from an investment in joint venture of $2,205,000. There were no such distributions in 1998 or 1997. In connection with the exercise of stock options, a portion of the exercise price was represented by the surrender of shares which amounted to $374,000, $678,000 and $1,064,000 in 1999, 1998 and 1997, respectively.

  The Corporation paid $51,399,000, $51,810,000 and $51,758,000 in interest on deposits and other borrowings during 1999, 1998 and 1997, respectively.

Recently Issued Accounting Guidance
   In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." Statement No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. The effective date of the Statement was deferred in June 1999 under Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133". This Statement is effective for financial statements issued for all quarters of all fiscal years beginning after June 15, 2000. The adoption of Statement No. 137 is not expected to have a material impact on the Corporation's consolidated financial statements.

York Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
-------------------------------------------------------------------------------

2: Earnings Per Share

   The Corporation computes earnings per share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share". Earnings per common share ("basic") is computed using net income applicable to common stock and weighted average common shares outstanding during the period. Earnings per common share - assuming dilution ("diluted") is computed using net income applicable to common stock and weighted average common shares outstanding during the period after consideration of the potential dilutive effect of common stock equivalents based on the treasury stock method using an average market price for the period. The Corporation's common stock equivalents are solely related to stock options.

   Cash dividends paid per share are based on the number of shares outstanding at each record date, adjusted for stock dividends and splits.

   The following table sets forth the computation of basic and diluted earnings per share:

                                                               Year Ended June 30
                                                          1999         1998         1997
                                                       -------------------------------------
                                                     (Dollars in Thousands, Except Per Share Data)
Basic:
 Net Income                                             $    9,670  $   10,015  $    7,087
                                                        ==========  ==========  ==========
 Weighted average shares                                 9,564,761   9,213,608   8,894,327
                                                        ==========  ==========  ==========
 Net income per share                                   $     1.01  $     1.09  $     0.80
                                                        ==========  ==========  ==========
Diluted:
 Net income                                             $    9,670  $   10,015  $    7,087
                                                        ==========  ==========  ==========
 Weighted average shares                                 9,564,761   9,213,608   8,894,327

 Dilutive effect of stock options                          354,357     679,305     528,888
                                                        ----------  ----------  ----------
  Weighted average shares - assuming dilution
                                                         9,919,118   9,892,913   9,423,215
                                                        ==========  ==========  ==========
 Net income per share - assuming dilution
                                                        $     0.97  $     1.01  $     0.75
                                                        ==========  ==========  ==========

York Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements (continued)

-------------------------------------------------------------------------------

3: Restrictions on Cash and Due from Bank Accounts

  The Association was required to meet reserve balance requirements as established by the Federal Reserve. Reserve balance requirements are based on outstanding transaction account balances and were satisfied by vault cash positions held by the Association. During the year ended June 30, 1999 and 1998, average reserve balances at the Federal Reserve necessary to meet requirements were $0 and $8,000, respectively. The actual reserve balance at June 30, 1999 and 1998 was $0 and $16,000, respectively.


4: Securities Available for Sale and Held to Maturity

The following is a summary of available for sale and held to maturity securities:

                                                                      June 30, 1999
                                                 ---------------------------------------------------------
                                                                    Gross            Gross
                                                  Amortized       Unrealized       Unrealized      Fair
                                                    Cost             Gains           Losses        Value
                                                 ---------------------------------------------------------
                                                                    (In Thousands)
Available for Sale:
Equity securities                                $     2,796      $     -         $  (1,461)   $    1,335
U.S. Treasury and other U.S.
 Government agencies                                 164,750           49            (2,943)      161,856
Mortgage-backed securities and
 collateralized mortgage obligations                 134,204          212            (1,916)      132,500
                                                 ---------------------------------------------------------
                                                 $   301,750      $   261         $  (6,320)   $  295,691
                                                 =========================================================

Held to Maturity:
U.S. Treasury and other U.S.
 Government agencies                             $     3,498      $     -         $     (14)   $    3,484
Corporate debt securities                             18,903          103               (86)       18,920
Mortgage-backed securities                               217           14                 -           231
                                                 ---------------------------------------------------------
                                                 $    22,618      $   117         $    (100)   $   22,635
                                                 =========================================================

                                                                      June 30, 1998
                                                 ---------------------------------------------------------
Available for Sale:
Equity Security                                  $       319      $    19         $       -    $      338
U.S. Treasury and other U.S.
 Government agencies                                  14,721           89                 -        14,810
Mortgage-backed securities                            32,411          414               (33)       32,792
                                                 ---------------------------------------------------------
                                                 $    47,451      $   522         $     (33)   $   47,940
                                                 =========================================================
Held to Maturity:
U.S. Treasury and other U.S.
 Government agencies                             $     5,500      $     -         $     (31)   $    5,469
Mortgage-backed securities                               284           22                 -           306
                                                 ---------------------------------------------------------
                                                 $     5,784      $    22         $     (31)   $    5,775
                                                 =========================================================

York Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements (continued)

-------------------------------------------------------------------------------

  The amortized cost and fair value of debt securities at June 30, 1999, as presented in the following table are segregated by contractual maturity; where applicable, contractual principal amortization schedules, adjusted for annual prepayment assumptions based on consensus market forecasts, were utilized. Expected maturities may differ from contractual maturities because the issuers of the securities may have the right to prepay obligations without prepayment penalties.

                                                                       Mortgage-backed
                           U.S. Treasury                                securities and
                          and other U.S.                            collaterialzed mortgage
                        Government agencies      Corporate debt           obligations                Total
                        --------------------------------------------------------------------------------------------
                        Amortized    Fair      Amortized     Fair    Amortized      Fair     Amortized    Fair
                          Cost      Value         Cost       Value     Cost        Value       Cost      Value
                        --------------------------------------------------------------------------------------------
                                                             (In Thousands)
Available for Sale:
Due in one year or
 less                    $  1,048  $  1,052     $     -   $     -       $   23,288    $ 23,017   $ 24,336  $ 24,069
Due after one year
 through five years        82,833    81,358           -         -           63,821      63,060    146,654   144,418
Due after five years
 through ten years         79,187    77,757           -         -           29,050      28,656    108,237   106,413
Due after ten years         1,682     1,689           -         -           18,045      17,767     19,727    19,456
                        --------------------------------------------------------------------------------------------
                         $164,750  $161,856     $     -   $     -       $  134,204    $132,500   $298,954  $294,356
                        ============================================================================================
Held to Maturity:
Due in one year or
 less                    $      -  $      -     $     -   $     -       $       50    $     54   $     50  $     54
Due after one year
 through five years             -         -           -         -              135         144        135       144
Due after five years
 through ten years          3,498     3,484       4,882     4,968               32          33      8,412     8,485
Due after ten years             -         -      14,021    13,952                -           -     14,021    13,952
                        --------------------------------------------------------------------------------------------
                         $  3,498  $  3,484     $18,903   $18,920       $      217    $    231   $ 22,618  $ 22,635
                        ============================================================================================

  Securities with an amortized cost of $302,669,000 and $52,916,000 on June 30, 1999 and 1998, respectively, were pledged to secure public deposits, repurchase agreements, and for certain other purposes as required by law.

  Gross realized gains of $794,000, $174,000 and $0 were realized on sales of available for sale securities during 1999, 1998 and 1997, respectively. There were no gross realized losses realized on sales of available for sale securities during 1999, 1998 and 1997.

  For the year ended June 30, 1999, trading securities with a fair value of $5,223,000 were transferred to securities available for sale with related gains of $45,000 included in earnings. For the year ended June 30, 1997, trading securities with a fair value of $2,844,000 were transferred to securities available for sale with related losses of $35,000 included in earnings. No such transfers occurred in year ended June 30, 1998.

  At June 30, 1999 and 1998, the aggregate book value of debt securities from a single issuer did not exceed 10% of stockholders' equity.

York Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements (continued)

-------------------------------------------------------------------------------

5: Loans Receivable

Loans receivable, net are summarized as follows:

                                    June 30
                                1999        1998
                             ---------------------
                                 (In Thousands)
First mortgage loans:
Conventional:
Residential                   $595,854    $680,779
Commercial                      82,485      56,047
                             ---------------------
                               678,339     736,826

Construction:
Residential                    159,138     111,032
Commercial                      30,269      14,258
                             ---------------------
                               189,407     125,290

Commercial business loans       12,364       3,737
Consumer loans                 144,558     139,040
                             ---------------------
                               156,922     142,777
Less:
Undisbursed portion of
 loans in process              106,088      45,382
Deferred expenses, net          (1,416)       (940)
Allowance for loan losses       10,803       8,810
                             ---------------------
                               115,475      53,252
                             ---------------------
                              $909,193    $951,641
                             =====================


  Generally, when the accrual of interest is discontinued, all unpaid accrued interest is reversed. The interest excluded from interest income on loans on nonaccrual status amounted to $0, $0 and $430,000 for the years ended June 30, 1999, 1998 and 1997, respectively. Effective June 30, 1999, the Association implemented the Uniform Retail Credit Classification Policy. With the implementation of the policy, a one-time charge to the allowance for loan losses of $408,000 was recognized representing the total amount due on certain loans identified in accordance with the policy, in excess of the net realizable value of the underlying collateral. At June 30, 1999 and 1998, nonaccrual loans totaled $919,000 and $0, respectively.

York Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements (continued)

-------------------------------------------------------------------------------

  At June 30, 1999 and 1998, the recorded investment in loans considered to be impaired under Statement No. 114 was $0. During the years ended June 30, 1999 and 1997, the Corporation did not receive any cash payments representing interest income on impaired loans. For the year ended June 30, 1998, a net recovery totaling $186,000 of interest previously excluded from interest income was recognized. The related allowance for loan losses associated with impaired loans at June 30, 1999 and 1998 was $0. The average recorded investment in impaired loans for the years ended June 30, 1999, 1998 and 1997 was $0, $275,000 and $1,500,000, respectively.

  The primary market area for the Association's loan originations is Pennsylvania, Maryland and Virginia.

  The commercial loan portfolio is comprised of loans secured by commercial and single family condominiums, land for development, hotel/motel/restaurant, multifamily residential, office, industrial and retail buildings and other properties. The total commercial loan portfolio of $107,765,000 at June 30, 1999 is collateralized by properties in Pennsylvania (75%), Maryland (10%), Virginia (13%), and other (2%).

  The Corporation does not have customer or group (borrowers engaged in similar activities) concentrations in excess of 10% of total loans.

  Related party loans to directors, executive officers and their associates were less than 5% of stockholders' equity throughout the year and at June 30, 1999.

  At June 30, 1999, the Association had outstanding commitments to sell $25,300,000 in loans. The Association expects to satisfy these commitments with loans currently classified as held for sale and loans originated/settled in the commitment period.

An analysis of the allowance for loan losses is as follows:

                                                 Year ended June 30
                                           1999            1998      1997
                                        ----------------------------------
                                                (In Thousands)
Balance at beginning of year                   $ 8,810   $ 6,413   $ 6,609
Provision charged to expense                     3,632     3,737     2,424
Recoveries credited to allowance                   355       518       730
Less: Loan losses charged to
 allowance                                      (1,994)   (1,858)   (3,350)
                                        ----------------------------------
Balance at end of year                         $10,803   $ 8,810   $ 6,413
                                        ==================================

York Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements (continued)

-------------------------------------------------------------------------------

6: Mortgage Banking

The components of mortgage banking income are as follows:

                                                                                Year Ended June 30
                                                                          1999       1998          1997
                                                                      -----------------------------------
                                                                                (In thousands)
Gain on sales of loans and trading securities                         $     2,240   $    2,377   $    906
Unrealized gain (loss) on loans and trading securities                         45          (37)       972
Loan servicing fee income, net of amortization                                496          677      1,222
Gain on sale of mortgage servicing rights                                     475          740        510
                                                                      -----------------------------------
                                                                      $     3,256   $    3,757   $  3,610
                                                                      ===================================


  Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of mortgage loans serviced for others were $494,687,000, $487,092,000 and $548,202,000 at June 30,
1999, 1998 and 1997, respectively. Custodial escrow balances maintained in connection with the foregoing loan servicing, and included in demand deposits, were approximately $5,983,000, $7,151,000, and $3,468,000 at June 30, 1999, 1998
and 1997, respectively.

The changes in the Corporation's mortgage servicing assets are as follows:

                                       Year Ended June 30
                                       1999          1998
                                    ------------------------
                                        (In Thousands)

Balance at beginning of year        $    3,118    $    2,704
Additions                                2,490         1,414
Less: Sales                                462           558
 Amortization                              735           442
                                    ------------------------
Balance at end of year before
 valuation allowance                     4,411         3,118
Valuation allowance                       (260)         (218)
                                    ------------------------
Net mortgage servicing assets       $    4,151    $    2,900
                                    ========================


  The estimated fair values of the mortgage servicing assets are $4,440,000 and $2,938,000 at June 30, 1999 and 1998, respectively. Fair value is estimated by discounting estimated future cash flows from the mortgage servicing assets stratified based on loan type and interest rate using discount rates that approximate current market rates and using current expected future prepayment rates. A valuation allowance is recorded where the fair value is below the carrying amount of certain mortgage servicing assets, even though the overall fair value of the mortgage servicing assets exceeds amortized cost.

York Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements (continued)

-------------------------------------------------------------------------------

The changes in the Corporation's valuation allowance for mortgage servicing assets are as follows:
                                          Year Ended June 30
                                       1999     1998      1997
                                    ----------------------------
                                             (In Thousands)

Balance at beginning of year        $ (218)   $ (145)     $ (227)
Provision for impairment               (42)      (73)         54
Sales                                    -         -          28
                                    ----------------------------
Balance at end of year              $ (260)   $ (218)     $ (145)
                                    ============================



7: Real Estate

A summary of real estate is as follows:

                                                                          June 30
                                                                     1999          1998
                                                                --------------------------
                                                                       (In Thousands)
Held for investment (net of accumulated depreciation
  of $827 in 1999 and $863 in 1998)                             $     1,733    $     2,017
Foreclosed assets held for sale                                       6,945          9,093
                                                                --------------------------
                                                                      8,678         11,110
Less: Allowance for real estate losses                                   45            116
                                                                --------------------------
                                                                $     8,633    $    10,994
                                                                ==========================


An analysis of the allowance for real estate losses is as follows:

                                                          Year Ended June 30
                                                      1999       1998      1997
                                                    --------------------------------
                                                              (In Thousands)
Balance at beginning of year                        $    116     $   365     $   955
Provision charged to real estate expense                 250         914       1,188
Recoveries credited to allowance                           -           -           1
Less: Real estate losses charged to allowance           (321)     (1,163)     (1,779)
                                                    --------------------------------
Balance at end of year                              $     45     $   116     $   365
                                                    ================================

York Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements (continued)

--------------------------------------------------------------------------------

8: Premises and Equipment

A summary of premises and equipment is as follows:

                                                          June 30
                                                       1999     1998
                                                 -----------------------
                                                       (In Thousands)

Land and improvements                             $    5,687   $   4,833
Buildings                                             13,620      12,794
Leasehold improvements                                 1,842       1,709
Furniture, fixtures, and equipment                    12,046      11,063
                                                  ----------------------
                                                      33,195      30,399
Less: Accumulated depreciation and amortization      (12,353)    (10,765)
                                                  ----------------------
                                                  $   20,842   $  19,634
                                                  ======================


  The Corporation records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. During the years ended June 30, 1999 and 1998, the Corporation did not have any long-lived assets considered to be impaired.


9: Investments in Joint Ventures

  The Corporation is a partner in an unconsolidated joint venture in which its ownership percentage is greater than 20%. The Corporation's investment in this joint venture is accounted for under the equity method of accounting. At June 30, 1999 and 1998, the carrying value of this investment was approximately $3,787,000 and $4,157,000. The Corporation's share of the venture's net income
(loss) for the years ended June 30, 1999, 1998 and 1997 was $1,433,000, $1,490,000 and ($297,000), respectively.

  A subsidiary of the Corporation is a partner in an unconsolidated joint venture in which its ownership percentage is greater than 20%. The purpose of the venture is to acquire and develop real property for ultimate resale or for management of the resulting income-producing property. At June 30, 1999 and 1998, the carrying value of this investment was approximately $333,000 and $368,000, respectively. The Corporation's share of the venture's net income for the years ended June 30, 1999, 1998 and 1997 was $21,000, $79,000 and $259,000,
respectively.

  The Association is a limited partner in several partnerships (approximate ownership position of 99%) for the purpose of acquiring, renovating, operating and leasing qualified low income housing and historic properties. At June 30, 1999 and 1998, aggregate net equity investment in these partnerships approximated $3,618,000 and $1,154,000, respectively. The Corporation's share of the partnerships' net loss of $213,000, $260,000 and $80,000 for the years ended June 30, 1999, 1998 and 1997, respectively, is included in operations under the equity method of accounting.

York Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements (continued)

-------------------------------------------------------------------------------

10: Deposits

Deposits are summarized as follows:

                                             June 30
                                        1999         1998
                                  ----------------------------
                                          (In Thousands)
Demand and savings accounts:
  Noninterest-bearing             $      22,470  $      15,497
  NOW accounts                          107,107         99,491
  Savings accounts                       54,179         64,189
  Money market accounts                 328,775        267,515
                                  ----------------------------
                                        512,531        446,692
Certificate accounts                    602,722        619,085
                                  ----------------------------
                                  $   1,115,253  $   1,065,777
                                  ============================


  At June 30, 1999, the scheduled maturities of certificate accounts for the succeeding five fiscal years are as follows: 2000-$337,781,000; 2001- $185,499,000; 2002-$43,246,000; 2003-$20,630,000; 2004-$8,281,000 and
thereafter-$7,285,000.

  The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was approximately $90,999,000 and $85,608,000 at June 30, 1999 and
1998, respectively.

York Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements (continued)

-------------------------------------------------------------------------------

11: Federal Home Loan Bank (FHLB) Advances and Other Borrowings

Borrowings consist of the following:

                                                                                June 30
                                                                           1999         1998
                                                                      --------------------------
                                                                            (In Thousands)
FHLB advances payable to FHLB Pittsburgh, secured by all
  FHLB stock and certain first mortgage loans:

   Short-term advances:
     Due August 27, 1999, 5.12%                                       $    70,000    $         -
     Due July 1, 1999, 5.57%                                               14,400              -
                                                                      --------------------------
                                                                           84,400              -
   Convertible advance:
     Due 2002, 5.46%                                                       25,000         25,000

   Other advances:
     Due 2008, 2.00%                                                          285            297
     Due 2024, 4.25%                                                          727            517
                                                                      --------------------------
                                                                          110,412         25,814
                                                                      --------------------------
Other borrowings:
   Advance to ESOP
     Due 2004, prime plus .75%                                                662            795

   Repurchase agreement:
     Due July 1, 1999, 3.60%                                                2,888          1,252
                                                                      --------------------------
                                                                      $   113,962    $    27,861
                                                                      ==========================


  Maturities of FHLB advances and other borrowings are as follows: 2000- $112,451,000; 2001-$164,000; 2002-$165,000; 2003-$166,000; 2004-$167,000;
thereafter-$849,000. The convertible advance of $25,000,000, due in the year 2002, is a five-year fixed rate advance which the FHLB has the option of converting to a LIBOR adjustable rate advance quarterly. Upon conversion, management has the right to exercise a return option to the FHLB with no prepayment penalty. Accordingly, this amount is included in the 2000 maturities based on the next conversion date.

  The FHLB of Pittsburgh has an established credit policy which permits the Association to borrow amounts up to twenty times the amount of the Association's holding of FHLB stock at negotiated interest rates. At June 30, 1999, additional borrowings available under this policy were approximately $49,114,000. The Association may increase its borrowings over amounts currently available by purchasing additional FHLB stock.

  The Association has a credit agreement with the Federal Reserve Bank of Philadelphia whereby the Association can borrow to meet short-term liquidity requirements in amounts up to approximately $6,600,000. Mortgage loans in the amount of $8,247,000 are held in safekeeping by the Federal Reserve Bank to collateralize borrowings under this credit agreement. At June 30, 1999, there were no borrowings under this credit agreement.

York Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements (continued)

-------------------------------------------------------------------------------

     During 1994, the Corporation on behalf of the Employee Stock Ownership Trust arranged for a loan in the amount of $1,325,000 payable in equal annual installments of $132,500 plus interest at prime plus .75% for a period of 10 years. The final maturity will be March 31, 2004. The proceeds were used to acquire shares of the Corporation's stock for the benefit of the corporate sponsored employee stock ownership plan (See note 13).


12: Income Taxes

The provision for income taxes in the consolidated statements of income consists of the following:

                                              Year Ended June 30
                                       1999           1998            1997
                                    ----------------------------------------
                                                 (In Thousands)
Current:
   Federal                          $    1,846     $    5,792    $     2,501
   State                                    21            800            527
                                    ----------------------------------------
                                         1,867          6,592          3,028
Deferred:
   Federal                               2,971           (795)           901
   State                                   203              2            (54)
                                    ----------------------------------------
                                         3,174           (793)           847
                                    ----------------------------------------
Total provision for income taxes    $    5,041     $    5,799    $     3,875
                                    ========================================


     The provision for income taxes includes $342,000, $394,000 and $253,000 in 1999, 1998 and 1997, respectively, of applicable income taxes related to gains on sales of securities of $1,108,000, $1,044,000 and $670,000, respectively.

Income tax expense for the Corporation is different than the amounts computed by applying the statutory federal income tax rate to income before income taxes because of the following:


                                                  Percentage of Income
                                                  Before Income Taxes
                                        ------------------------------------
                                                   Year Ended June 30
                                             1999         1998        1997
                                        ------------------------------------
Income tax expense at federal
 statutory rate                                35.0 %       35.0 %      35.0 %
Tax-exempt income                              (0.3)        (0.1)       (0.1)
State income taxes, net of federal
 benefit                                        1.0          3.3         2.8
Federal tax credits                            (1.3)        (0.6)       (2.1)
Other                                          (0.2)        (0.9)       (0.2)
                                        ------------------------------------
Effective tax rate                             34.2 %       36.7 %      35.4 %
                                        ====================================

York Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements (continued)

-------------------------------------------------------------------------------

     The Corporation made income tax payments of $3,467,000, $5,912,000, and $3,404,000 during 1999, 1998, and 1997, respectively.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 30 are as follows:

                                                      1999       1998
                                                  -----------------------
                                                      (In Thousands)
Deferred tax assets:
   Bad debt                                       $     3,775  $   3,102
   Securities valuation adjustment                          -         57
   Other                                                1,123      1,541
                                                  -----------------------
    Total gross deferred tax assets                     4,898      4,700
                                                  -----------------------

Deferred tax liabilities:
   Deferred loan expenses                                 529        297
   Depreciation and amortization                          509        549
   Joint ventures                                       1,042        549
   Securities valuation adjustment                         95          -
   Servicing rights                                     1,549      1,114
   Other                                                1,078      1,213
                                                  -----------------------
    Total gross deferred tax liabilities                4,802      3,722
                                                  -----------------------
     Net deferred tax asset                       $        96  $     978
                                                  =======================


     The Corporation has determined that a valuation reserve for the net deferred tax asset is not required since it is more likely than not that the net deferred tax asset can be principally realized through carryback to taxable income in prior years and future reversals of existing taxable temporary differences.

     The before-tax amounts and tax effects of unrealized holding gains (losses) on available for sale securities were ($5,754,000) and ($2,014,000), respectively, at June 30, 1999, $541,000 and $189,000, respectively, at June 30, 1998 and $861,000 and $331,000, respectively, at June 30, 1997.

     The before-tax amounts and tax effects of the reclassification adjustments for gains included in net income were $794,000 and $278,000, respectively, at June 30, 1999, $174,000 and $61,000, respectively, at June 30, 1998 and $0 and
$0, respectively, for June 30, 1997.

13:  Employee Stock Ownership Plan and Pension Plan

     The Corporation sponsors an employee stock ownership plan (ESOP) which provides all eligible employees an opportunity to share in the ownership of the Corporation's common stock. The ESOP generally acquires shares of common stock with contributions made to the ESOP. Expenses related to ESOP contributions amounted to $281,000, $395,000 and $346,000 in 1999, 1998 and 1997,
respectively. In May 1994, the ESOP borrowed $1,325,000 and acquired 111,552 shares (as adjusted for subsequent stock dividends) of the Corporation's common stock to be released and allocated to eligible employees as the borrowing is repaid. In accordance with

York Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements (continued)

-------------------------------------------------------------------------------

the provisions of AICPA Statement of Position 93-6 "Employers' Accounting for Employee Stock Ownership Plans", the borrowing is reflected as a liability and the related shares as a contra equity account, unearned ESOP shares, on the Corporation's consolidated balance sheet. At June 30, 1999 and 1998, the ESOP debt outstanding was $662,000 and $795,000 and the fair value of related shares (65,825 and 72,505, respectively, including shares acquired through the dividends paid on unearned ESOP shares) was $963,000 and $1,514,000, respectively. The Corporation has committed to make contributions sufficient to provide for ESOP debt service requirements.

     The Corporation and its subsidiaries have a noncontributory pension plan covering all eligible employees. The benefits are based on the employee's compensation and years of service. The Corporation's funding policy is to contribute amounts required under ERISA.

The following table sets forth the pension plan's funded status and amounts recognized in the Corporation's consolidated financial statements.

                                                       June 30
                                                    1999      1998
                                                 -------------------
                                                    (In Thousands)

Change in benefit obligation:
Benefit obligation at beginning of year          $  6,282   $  5,141
Service cost (net of expenses)                        381        327
Interest cost                                         435        388
Benefits paid                                        (155)      (148)
Change in assumptions                                (509)       467
Experience loss                                         2        107
                                                 -------------------
Benefit obligation at end of year                   6,436      6,282
                                                 -------------------
Change in plan assets:
Fair value at beginning of year                     6,884      5,450
Actual return on plan assets (net of expenses)        487      1,121
Employer contribution                                 125        461
Benefits paid                                        (155)      (148)
Adjustment for payable at beginning of year           (11)         -
                                                 -------------------
Fair value at end of year                           7,330      6,884
                                                 -------------------
Funded status                                         894        602
Unrecognized net asset at transition                 (246)      (295)
Unrecognized prior service costs                      149        171
Unrecognized net (gain) loss                          (13)       408
                                                 -------------------
Prepaid pension expense                          $    784   $    886
                                                 ===================


     Plan assets include investments in York Financial Corp.'s stock with a fair value of $761,000 and $999,000 in 1999 and 1998, respectively. Other plan assets include debt and equity funds. At June 30, 1999, the plan held 52,021 shares of the Corporation's stock which earned dividends of $25,814 during the year.

York Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements (continued)

-------------------------------------------------------------------------------

     The weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation was 7.5% and 4.5%, respectively, at June 30, 1999, 7.0% and 4.0%, respectively, at June 30, 1998 and 7.5% and 4.5%, respectively, at June 30, 1997. The expected long-term rate of return on plan assets in 1998, 1997, and 1996 was 9.0%.

Net pension cost included the following components:

                                                     Year Ended June 30
                                             1999          1998         1997
                                           -----------------------------------
                                                     (In Thousands)
Service cost-benefits earned during the
 period                                    $    441    $      385     $    358
Interest cost on projected benefit
 obligation                                     435           388          345
Actual return on plan assets                   (547)       (1,178)        (843)
Amortization of unrecognized net
 transition asset                               (49)          (49)         (49)
Amount of unrecognized prior service
 cost                                            22            22           22
Amortization of unrecognized net loss             -             7           46
Asset gain (loss) deferred                      (75)          672          465
                                           -----------------------------------
Net periodic pension cost                  $    227    $      247     $    344
                                           ===================================


     Beginning in fiscal 1999, the Corporation provided a Supplemental Executive Retirement Plan (SERP) to certain key executives. The SERP is funded through life insurance policies. The cash surrender value of the policies was $9.4 million at June 30, 1999 and is included in other assets in the accompanying consolidated balance sheet. Total income recognized on the SERP for the year ended June 30, 1999 amounted to $198,000. For the year ended June 30, 1999, salaries and employee benefits expense included $67,000 in connection with the SERP.

14: Stockholders' Equity

     Retained earnings of the Association includes $14,470,000 of accumulated earnings for which no provision for federal income tax has been made. The amount represents deductions for bad debt reserve for tax purposes only which were allowed to savings institutions which met certain definitional tests prescribed by the Internal Revenue Code of 1986, as amended. The Small Business Job Protection Act of 1996 passed on August 20, 1996 eliminates the special bad debt deduction granted solely to thrifts. Under the terms of the Act, there would be no recapture of the pre-1988 (base year) reserves. However, these pre-1988 reserves would be subject to recapture under the rules of the Internal Revenue Code section 593(e), if the Association itself redeems its shares, pays a cash dividend in excess of earnings and profits, or liquidates.

     The Association is subject to various regulatory capital requirements administered by the OTS. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators, that if undertaken, could have a direct material effect on the Association's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective

York Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
-------------------------------------------------------------------------------

action, the Association must meet specific capital guidelines that involve quantitative measures of the Association's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Association's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Association to maintain minimum amounts and ratios (set forth in the table below) of tangible, core and risk-based capital as defined in the regulations. At June 30, 1999, the Association meets all capital adequacy requirements to which it is subject.

     At June 30, 1999, the most recent notification from the OTS categorized the Association as well capitalized under the regulatory framework for prompt corrective action. There were no conditions or events since that notification that management believes have changed the Association's category.

The following table sets forth OTS capital requirements as compared to the capital position of the Association as of June 30, 1999 and 1998:

                                                                                                   To be well
                                                                                                Capitalized Under
                                                                       For Capital              Prompt Corrective
                                                Actual              Adequacy Purposes           Action Provisions
                                     ---------------------------------------------------------------------------------
                                                                     Minimum Required            Minimum Required
                                        Amount        Ratio        Amount          Ratio       Amount          Ratio
                                     ------------------------------------------------------  -------------------------
As of June 30, 1999:                                              (Dollars In Thousands)

Tangible capital                     $    96,473         7.1%   $    20,344           1.5%   $        N/A         N/A

Tier 1 (core) capital                     96,473         7.1%        54,250           3.0%         67,812         5.0%

Tier 1 risk-based capital                 96,473        11.7%           N/A           N/A          49,431         6.0%

Total risk-based capital                 105,654        12.8%        65,930           8.0%         82,384        10.0%


As of June 30, 1998:

Tangible capital                     $    93,439         7.7%   $    18,273           1.5%   $        N/A         N/A

Tier 1 (core) capital                     93,439         7.7%        48,727           3.0%         60,904         5.0%

Tier 1 risk-based capital                 93,439        12.0%           N/A           N/A          46,732         6.0%

Total risk-based capital                 102,102        13.1%        62,310           8.0%         77,887        10.0%

     The Association may make dividend distributions to the Corporation up to 100% of its net income in the calendar year plus an amount that would reduce its surplus risk-based capital ratio at the beginning of the calendar year by one-half. At June 30, 1999 and 1998, the total allowable dividend distribution was $20,651,000 and $20,197,000, respectively.

York Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
-------------------------------------------------------------------------------

15:  Stock Option Plans

     At June 30, 1999, the Corporation has reserved 1,462,031 shares of common stock for options granted or available for grant to certain directors and officers under Stock Option Plans (Plans), as amended. Incentive stock options granted under the Plans become exercisable over periods of five to eight years on a cumulative basis, beginning on the date of grant, and expire ten years after the date of grant. Nonincentive stock options granted under the Plans become exercisable over periods determinable at the date of grant and expire ten years after the date of grant. Performance-based options granted under the Plans become exercisable when the Corporation achieves certain performance measurement targets. Options under the Plans are granted at prices not less than 100% of the fair market value at the date of option grant. During 1999 and 1998, 6,300 and 47,775 shares, respectively, of performance-based options were granted under the Plans. If performance measurement targets are not achieved in accordance with the terms of the option, the options are forfeited. In case of termination of employment, options and grants not yet exercisable are subject to the risk of forfeiture.

     Under the Plans, the Corporation may also grant stock appreciation rights, either singly or in tandem with stock options. No stock appreciation rights were outstanding at June 30, 1999 and 1998.

Stock options transactions, adjusted for stock dividends, under the Plans were as follows:

                                                                              Year Ended June 30
                                                                 Weighted               Weighted               Weighted
                                                                 Average                Average                Average
                                                                 Exercise               Exercise               Exercise
                                                       1999       Price        1998      Price        1997       Price
                                                  -----------------------------------------------------------------------
Options outstanding at beginning of year            1,145,349    $  9.64    1,155,806   $   8.25    1,427,45   $   7.36
Options granted at $12.21 to $20.95 per share          52,030      16.70      122,880      19.51      57,520      12.72
Options exercised at $3.76 to $12.59 per share       (298,124)      6.13     (129,006)      7.00    (318,057)      6.41
Options forfeited                                      (6,463)     18.99       (4,331)     10.48     (11,116)      9.76
                                                  ------------             -----------            -----------
Options outstanding at end of year                    892,792      11.16    1,145,349       9.64   1,155,806       8.25
                                                  ============             ===========            ===========

Options available for grant at June 30                569,239
                                                  ============
Options exercisable at June 30 at $3.76
   to $19.62 per share                                800,678      10.35    1,011,719       8.81   1,048,436       8.00
                                                  ============             ===========            ===========

The following options were outstanding and exercisable at June 30, 1999:

                                 Options Outstanding                     Options Exercisable
                    ----------------------------------------------  ----------------------------
                                       Weighted        Weighted                       Weighted
                                        Average        Average                         Average
      Range of          Number of      Exercise       Remaining        Number of      Exercise
  Exercise Prices         Shares        Price        Life (Years)        Shares        Price
------------------------------------------------------------------  ----------------------------
$0.00-$5.00               75,565      $   3.76           1.6              75,565     $    3.76
$5.01-$10.00             439,179          9.29           5.0             439,179          9.29
$10.01-$15.00            218,388         11.85           6.0             198,724         11.68
$15.01-$20.00            159,660         18.86           8.9              87,210         18.38
                    ------------                                    ------------
                         892,792         11.16           5.7             800,678         10.35
                    ============                                    ============

York Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
-------------------------------------------------------------------------------

     The Corporation uses the Black-Scholes Option Pricing Model to calculate the grant-date fair value. The weighted average grant-date fair value of options granted during 1999, 1998 and 1997 was $3.25, $4.42 and $3.39, respectively. The following significant assumptions were used to calculate the estimated fair value of the options granted:

                                            June 30
                                  1999        1998        1997
                             -------------------------------------
Risk free interest rate          5.725%      5.470%      6.625%
Expected life                   4 years     4 years     4 years
Expected volatility               24.5%       30.3%       21.7%
Expected dividends                3.59%       2.50%       3.37%

     Under Accounting Principles Board Opinion No. 25, because the exercise price of the Corporation's stock options equals the market value of the underlying stock on the date of grant, no compensation expense was recognized. If the fair value method had been used to measure compensation expense, the Corporation's net income and earnings per share would be the pro forma amounts indicated below:

                                           Year Ending June 30
                                    1999          1998          1997
                             -----------------------------------------------
                              (Dollars in Thousands, Except Per Share Data)
Net Income
  As reported                  $   9,670      $  10,015      $   7,087
  Pro forma                        9,422          9,848          7,053

Earnings Per Share
  As reported                       1.01           1.09           0.80
  Pro forma                         0.99           1.07           0.80

Earnings Per Share
 Assuming Dilution
  As reported                       0.97           1.01           0.75
  Pro forma                         0.95           1.00           0.75

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Corporation's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of the stock options granted.

York Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
--------------------------------------------------------------------------------

16:  York Financial Corp. (Parent Company Only)
     Financial Information

                                                                                June 30
Balance Sheets                                                             1999         1998
--------------                                                          -----------------------
                                                                            (In Thousands)
Assets
Cash                                                                    $   6,421     $   5,266
Securities                                                                  1,336           338
Loan receivable, net                                                        2,315         2,382
Prepaid expenses and other assets                                             189           127
Investment in joint venture                                                 3,787         4,157
Investments in subsidiaries:
  York Federal Savings and Loan Association                                93,649        94,190
  Other                                                                     4,264         4,095
                                                                        -----------------------
Total investments in subsidiaries                                          97,913        98,285
                                                                        -----------------------
                                                                        $ 111,961     $ 110,555
                                                                        =======================
Liabilities
Other borrowings                                                        $     662     $     795
Accrued expenses and other liabilities                                        889           535
Stockholders' equity                                                      110,410       109,225
                                                                        -----------------------
                                                                        $ 111,961     $ 110,555
                                                                        =======================

                                                                          Year Ended June 30
Statements of Income                                                1999         1998          1997
--------------------                                            ---------------------------------------
Dividend income:                                                           (In Thousands)
  York Federal Savings and Loan Association                      $  5,579      $  1,870      $  2,630
  Other                                                                29            37            29
Interest Income                                                       470           485           387
Gain on sales of real estate                                          589            16            14
Income (loss) from joint venture                                    1,433         1,490          (297)
Other Income                                                            9            10             7
                                                                ---------------------------------------
                                                                    8,109         3,908         2,770
Other expenses                                                        714           659           612
                                                                ---------------------------------------

Income before equity in undistributed net
 income of subsidiaries and income taxes                            7,395         3,249         2,158
Equity in undistributed net income of
 subsidiaries:
  York Federal Savings and Loan Association                         2,753         7,303         3,991
  Other                                                               264            12           732
                                                                ---------------------------------------
Income before income taxes                                         10,412        10,564         6,881
Provision for income taxes (benefit)                                  742           549          (206)
                                                                ---------------------------------------
Net Income                                                       $  9,670      $ 10,015      $  7,087
                                                                =======================================

York Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements (continued)

-------------------------------------------------------------------------------

Statements of Cash Flows
------------------------                                                 Year Ended June 30
                                                                  1999       1998       1997
                                                               --------------------------------
                                                                        (In Thousands)
Operating activities
Net income                                                     $    9,670 $   10,015  $   7,087
Adjustments to reconcile net income
 to net cash provided by operating
 activities:
   Equity in undistributed
    net income of subsidiaries                                     (3,017)    (7,315)    (4,723)
   Other                                                              310     (1,254)       713
                                                               --------------------------------
Net cash provided by operating
 activities                                                         6,963      1,446      3,077

Investing activities
Purchase of securities
 available for sale                                                  (271)      (320)         -
Loans originated or acquired                                            -        (33)      (684)
Principal collected on loans                                           33         28         16
Disposal (Purchase) of equipment                                        4          -        (26)
Increase in investment in joint venture                              (415)
Distribution from joint venture                                         -      1,196          -
Increase in investments in
 subsidiaries                                                          (8)       (25)      (322)
Other                                                                   4          -          -
                                                               --------------------------------
Net cash provided by (used in)
 investing activities                                                (653)       846     (1,016)

Financing activities
Issuance of common stock:
 Dividend Reinvestment Plan                                         2,265      2,330      2,133
 Stock Option Plans                                                 1,455        163        561
Retirement of common stock                                         (4,023)         -          -
Cash dividends paid                                                (4,896)    (4,419)    (3,919)
Cash in lieu of fractional shares                                     (18)       (21)       (22)
Release of ESOP shares                                                133        132        133
Other                                                                 (71)        39        (93)
                                                               --------------------------------
Net cash used in financing
 activities                                                        (5,155)    (1,776)    (1,207)
                                                               --------------------------------
Increase in cash                                                    1,155        516        854
Cash at beginning of year                                           5,266      4,750      3,896
                                                               --------------------------------
Cash at end of year                                            $    6,421 $    5,266  $   4,750
                                                               ================================

York Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements (continued)

-------------------------------------------------------------------------------

17: Financial Instruments with Off-Balance Sheet Risk

   The Association is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers.

Financial instruments with off-balance sheet risk are summarized as follows:

                                            June 30
                                         1999      1998
                                      --------------------
                                         (In Thousands)

Commitments to extend credit:
 Loan origination commitments:
  Fixed interest rates                $   8,530 $  21,085
  Variable interest rates                28,269    12,264
                                      --------------------
                                         36,799    33,349

 Unused home equity lines of credit      57,596    50,672
 Unused unsecured lines of credit        28,701     7,025
                                      --------------------
                                      $ 123,096 $  91,046
                                      ====================

Standby letters of credit             $   3,044 $   2,744
                                      ====================
Loans sold with recourse              $  27,356 $  35,701
                                      ====================


   Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the commitment. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The Association evaluates each customer's credit worthiness on a case-by-case basis using the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. The amount of collateral obtained, if deemed necessary by the Association upon extension of credit, is based on management's credit evaluation of the customer and generally consists of real estate.
   Standby letters of credit are conditional commitments issued by the Association to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The Association holds collateral, when deemed necessary, supporting those commitments.
   The Association has sold loans to the Federal National Mortgage Association
(FNMA) which include certain recourse provisions for the life of the loans whereby the Association is required to repurchase the buyer's interest in individual loans on which foreclosure proceedings have been completed. The Association does not believe that its recourse obligations subject it to material risk of loss in the future. There were no sales of loans with recourse in fiscal years ending June 30, 1999 and 1998.

York Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements (continued)

-------------------------------------------------------------------------------

18: Fair Value of Financial Instruments

   SFAS No. 107, "Disclosure about Fair Value of Financial Instruments," requires disclosure of the fair value of financial instruments. A substantial portion of the Corporation's assets and liabilities are considered financial instruments. Significant assumptions were used in the calculation of fair market values. The following assumptions and methods were used by the Corporation to estimate the fair values of each type of the Corporation's Financial Instruments.

Cash and Due from Banks - Noninterest and Interest Earning
   The fair value for cash and due from banks is book value, due to the short maturity of, and negligible credit concerns within, those instruments.

Loans Held for Sale
   Loans held for sale are generally fixed rate mortgage loans. The fair value for such loans is based on quoted market prices of securities collateralized by similar loans.

Securities Available for Sale
   The fair value for securities available for sale is based on available market quotes. If a market quote is not available, fair value is approximated by using the market price of a similar security.

Securities Held to Maturity
   The fair value for securities held to maturity which includes the Federal Home Loan Bank (FHLB) stock is based on available market quotes and the cost for the FHLB stock. If a market quote is not available, fair value is approximated by using the market price of a similar security.

Loans
   The fair value of adjustable rate loans that reprice frequently is approximately their carrying value. The fair value of fixed rate loans and adjustable rate loans with repricing frequencies of greater than one year is estimated by discounting the future cash flows using the current rate at which similar loans would be made to borrowers with similar credit ratings. Mortgages and certain consumer loans include prepayment assumptions.

Other Financial Assets
   Currently other financial assets consist of mortgage servicing rights whose fair values are calculated based on the present values of their estimated future cash flows.

York Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements (continued)

-------------------------------------------------------------------------------

Deposits
   The fair value of deposits with no stated maturity, such as noninterest bearing deposits, NOW accounts, savings accounts, and money market accounts is, by definition, equal to the amount payable on demand (i.e., their carrying amounts). The fair value of fixed rate certificates of deposit is based on the discounted value of cash flows, using Federal Home Loan Bank borrowing rates with similar remaining maturities. The carrying amounts for variable rate certificates of deposit approximate their fair values. The estimated fair value of core deposits does not include the benefits commonly referred to as a core deposit intangible resulting from low-cost funding compared to the cost of borrowing funds in the financial markets nor is such benefit recorded as an intangible asset on the balance sheet.

FHLB Advances and Other Borrowings
   The fair value of adjustable rate borrowings that reprice frequently is approximately their carrying value. The fair value of long term borrowings is calculated based on the discounted value of contractual cash flows, using rates currently existing for borrowings from the Federal Home Loan Bank with similar remaining maturities.

Off-Balance Sheet Financial Instruments
  The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account market interest rates, the remaining terms and present creditworthiness of the counterparties. The fair value of guarantees and letters of credit is based on fees currently charged for similar agreements.


  The fair values estimated are dependent upon subjective assumptions and involve significant uncertainties resulting in estimates that vary with changes in assumptions. Any changes in assumptions or estimation methodologies may have a material effect on the estimated fair values disclosed.

York Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements (continued)

-------------------------------------------------------------------------------

The Corporation's estimated fair values of financial instruments based on assumptions disclosed above are as follows:

                                                                  June 30
                                                      1999                     1998
                                             -------------------------------------------------
                                             Carrying       Fair      Carrying      Fair
                                              Amount        Value      Amount       Value
                                             -----------------------------------------------
                                                              (In Thousands)
Cash and Due from banks - Noninterest
 and interest-earning                        $  31,771    $  31,771    $ 144,547   $ 144,547

Loans held for sale                             30,631       30,631       17,534      17,534
Securities available for sale                  295,691      295,691       47,940      47,940
Securities held to maturity                     30,594       30,611       13,760      13,751
Loans:
  Residential                                  666,257      662,420      753,627     760,074
  Commercial                                   107,765      107,135       66,844      67,212
  Consumer                                     144,558      145,757      139,040     139,564
                                             -----------------------------------------------
Total Gross Loans                              918,580      915,312      959,511     966,850
Other Financial Assets                           4,127        4,403        2,862       2,887

Noninterest-bearing deposits                    22,470       22,470       15,497      15,497
NOW accounts                                   107,107      107,107       99,491      99,491
Savings accounts                                54,179       54,179       64,189      64,189
Money market accounts                          328,775      328,775      267,515     267,515
Certificates of deposit                        602,722      609,644      619,085     629,394
                                             -----------------------------------------------
Total Deposits                               1,115,253    1,122,175    1,065,777   1,076,086
FHLB Advances and other borrowings             113,962      113,191       27,861      27,715

Off-balance-sheet financial instruments:
Commitments to extend credit                              $    (551)               $    (250)
Standby letters of credit                                       (46)                     (52)

19: Commitments and Contingencies

  In the ordinary course of business, the Corporation has various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements. In addition, the Corporation is a defendant in certain claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the consolidated financial condition of the Corporation.

York Financial Corp. and Subsidiaries
Supplementary Consolidated Financial Data

-------------------------------------------------------------------------------

Summaries of consolidated results of operations on a quarterly basis for the years ended June 30, 1999 and 1998 are as follows:


                                          Three Months Ended
                            September 30  December 31  March 31  June 30
                            --------------------------------------------
                                              (Unaudited)
         FISCAL YEAR 1999    (Dollars in Thousands, Except Per Share Data)
         ----------------

Interest income                $21,884      $21,317     $21,149   $22,015
Interest expense                13,241       13,042      12,593    12,950
                               ------------------------------------------
Net interest income              8,643        8,275       8,556     9,065
Provision for loan losses          865          992         915       860
                               ------------------------------------------
Net interest income after
 provision for loan losses       7,778        7,283       7,641     8,205

Securities gains                   789            5           -         -
Other income                     2,294        2,155       1,949     4,846
Other expenses                   6,804        6,906       6,885     7,639
Income tax expense               1,504          915         782     1,840
                               ------------------------------------------
Net income                     $ 2,553      $ 1,622     $ 1,923   $ 3,572
                               ==========================================
Per share data:
Net income                     $  0.27      $  0.17     $  0.20   $  0.37
                               ==========================================
Net income-assuming dilution   $  0.26      $  0.16     $  0.19   $  0.36
                               ==========================================
Cash dividends paid            $ 0.125      $ 0.125     $ 0.130   $ 0.130
                               ==========================================

         FISCAL YEAR 1998
         ----------------

Interest income                $22,166      $22,271     $22,023   $22,106
Interest expense                13,025       12,969      12,757    13,093
                               ------------------------------------------
Net interest income              9,141        9,302       9,266     9,013
Provision for loan losses          753        1,060         716     1,208
                               ------------------------------------------
Net interest income after
 provision for loan losses       8,388        8,242       8,550     7,805
Securities gains                     -            -           -       174
Other income                     2,095        3,311       2,577     1,995
Other expenses                   6,424        6,768       7,594     6,537
Income tax expense               1,626        1,874       1,297     1,002
                               ------------------------------------------
   Net income                  $ 2,433      $ 2,911     $ 2,236   $ 2,435
                               ==========================================
Per share data:Net income      $  0.27      $  0.32     $  0.24   $  0.26
                               ==========================================
Net income-assuming dilution   $  0.25      $  0.29     $  0.22   $  0.25
                               ==========================================
Cash dividends paid            $ 0.115      $ 0.115     $ 0.125   $ 0.125
                               ==========================================

All per share data is adjusted for stock dividends and splits effected through June 30, 1999.

                                      G34

Management's Discussion and Analysis of Consolidated Financial
Condition and Results of Operations of York Financial Corp.

--------------------------------------------------------------------------------

     The purpose of this discussion is to provide additional information about York Financial Corp. ("York Financial" or "Corporation"), its financial condition and results of operations. Readers of this annual report should refer to the consolidated financial statements and other financial data presented throughout this report to fully understand the following discussion and analysis.

Forward-Looking Statements
     In addition to historical information, this Annual Report contains forward-looking statements. The forward-looking statements contained in the following sections are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Important factors that might cause such a difference include, but are not limited to, interest rate trends, the general economic climate in the Corporation's market area and the country as a whole, the ability of the Corporation to control costs and expenses, competitive products and pricing, loan delinquency rates and changes in federal and state regulation. Readers should not place undue reliance on these forward-looking statements, as they reflect management's analysis only as of the date of this report. The Corporation has no obligation to update or revise these forward-looking statements to reflect events or circumstances that occur after the date of this report. Readers should carefully review the risk factors described in other documents the Corporation files periodically with the Securities and Exchange Commission.

Financial Review
     York Financial is a unitary savings and loan holding company incorporated in Pennsylvania. In August 1986, York Financial became the sole stockholder of York Federal Savings and Loan Association ("York Federal" or "Association"), a federally chartered stock savings and loan association. Presently, the primary business of York Financial is the business of York Federal. At June 30, 1999, the Corporation had consolidated assets of $1.4 billion, total deposits of $1.1 billion and stockholders' equity of $110.4 million. The Association is a member of the Federal Home Loan Bank ("FHLB") of Pittsburgh and is subject to supervision, examination and regulation by the Office of Thrift Supervision ("OTS") and the Federal Deposit Insurance Corporation ("FDIC"). The Association is primarily engaged in the business of attracting deposits and investing these deposits into loans secured by residential and commercial real property, commercial business loans, consumer loans, and investment securities. York Federal conducts its business through twenty-five offices located in south central Pennsylvania and Maryland. In addition, York Federal maintains a commissioned mortgage origination staff as well as mortgage correspondent relationships which originate residential mortgage loans for the Association primarily in Pennsylvania, Maryland and Virginia, although loans are originated in 11 states within the Mid- Atlantic region. The Association's deposits are insured up to applicable limits by the Savings Association Insurance Fund ("SAIF") of the FDIC.
     The Corporation's net income is highly dependent on the interest rate spread between the average rate earned on loans and securities and the average rate paid on deposits and borrowings as well as the amount of the respective assets and liabilities

Management's Discussion and Analysis of Consolidated Financial
Condition and Results of Operations of York Financial Corp. (continued)

-------------------------------------------------------------------------------

outstanding. Other operating income is an important supplement to York Federal's interest income and is primarily the result of mortgage banking activities including gains on sales of mortgage-backed securities and related value attributed to mortgage servicing rights created from loan originations and service fee income derived from the portfolio of loans serviced for others. Other operating income also includes gains and losses on sales of securities available for sale, gains and losses on sales of real estate, equity in earnings of limited partnership interests, and fees and service charges assessed on loan and deposit transactions.

Interest Rate Sensitivity Management and Market Risk
     Market risk is the risk of loss from adverse changes in market prices and rates. The Association's market risk arises principally from interest rate risk. In an effort to maintain control over such risks, management of York Federal focuses its attention on managing the interest rate sensitivity of assets and liabilities and controlling the volume of lending, securities, deposit, and borrowing activities. The Association's principal financial objective is to achieve long-term profitability while reducing (controlling) its exposure to fluctuating market interest rates. By managing the ratio of interest rate sensitive assets to interest rate sensitive liabilities repricing in the same periods, the Corporation seeks to minimize the adverse effect of interest rate fluctuations to net interest income and net portfolio value. The Corporation's assets and liabilities are not directly exposed to foreign currency or commodity price risk. At June 30, 1999, the Corporation had no off-balance sheet derivative financial instruments.
     Management utilizes an Asset/Liability Committee (ALCO), which meets at least once each month, to review the Association's interest sensitivity position on an ongoing basis and prepare strategies that outline the overall acquisition and allocation of funds to maximize earnings and maintain the interest rate sensitivity position at acceptable levels in order to insulate earnings from the effects of interest rate fluctuations. The Corporation originates for portfolio principally short and intermediate term and adjustable rate loans and sells most fixed rate permanent loan originations. The funding sources for these portfolio loans are deposits and borrowings with various maturities.
     The ALCO monitors the Corporation's interest rate risk position by utilizing simulation analysis. Net interest income fluctuations and the net portfolio value ratio are determined in various interest rate scenarios and monitored against acceptable limitations established by management and approved by the Board of Directors. Such rate scenarios include immediate rate shocks adjusting rates in +/- 100 basis point (bp) increments resulting in projected changes to net interest income over the next 12 months and projected net portfolio value ratios as indicated in the following table.

Management's Discussion and Analysis of Consolidated Financial
Condition and Results of Operations of York Financial Corp. (continued)

-------------------------------------------------------------------------------

An analysis of hypothetical changes in interest rates as of June 30, 1999 compared to June 30, 1998 is as follows:

                                                                    June 30
                                                1999                                     1998
                                --------------------------------------    -----------------------------------
                                                             Percentage change in
                                -----------------------------------------------------------------------------
  Change in interest rates        Net interest       Net portfolio        Net interest        Net portfolio
     (In basis points)              income (1)          ratio (2)          income (1)            ratio (2)
----------------------------    ---------------    -----------------    ----------------    -----------------
           +300                      (14.00%)           4.70%              (7.00%)                8.00%
           +200                       (9.00%)           5.75%              (4.00%)                8.31%
           +100                       (4.00%)           6.69%              (2.00%)                8.53%
              0                        0.00%            7.49%               0.00%                 8.70%
           (100)                       4.00%            8.15%               1.00%                 8.86%
           (200)                       6.00%            8.41%               3.00%                 9.05%

--------------------
     (1) The percentage change in this column represents net interest income for 12 months in a stable interest rate environment versus net interest income in the various rate scenarios.
     (2) The net portfolio value ratio in this column represents net portfolio value of the Association in various rate scenarios, divided by the present value of expected net cash flows from existing assets in those same scenarios. Net portfolio value is defined as the present value of expected net cash flows from existing assets, minus the present value of expected net cash flows from existing liabilities, plus or minus the present value of expected net cash flows from existing off-balance-sheet contracts.


     Simulation results are influenced by a number of estimates and assumptions which are primarily related to embedded options, prepayment behaviors, pricing strategies and cashflows. The risk profile of the Association has increased from year to year as indicated in the preceding table. This increase resulted primarily from the deployment of excess liquid funds into higher yielding investments with inherently more interest rate risk. Additionally, construction mortgage conversions to fixed rate permanent mortgages were retained in portfolio and partially funded with available liquid assets and overnight borrowings as required. Assumptions and estimates used in simulation analysis are inherently subjective and, as a consequence, results will neither precisely estimate net interest income or net portfolio value nor precisely measure the impact of higher or lower interest rates on net interest income or net portfolio value ratio. The results of these simulations are reported to the Corporation's Board of Directors on a quarterly basis. Management has determined that the level of interest rate risk is within acceptable limits at June 30, 1999.
     The management of York Federal is committed to managing the asset and liability portfolios in order to maximize earnings and maintain an interest rate sensitivity position that insulates earnings from the potential negative effect of interest rate fluctuations.

Asset Quality
     Management is aware of the risks inherent in lending and continually monitors risk characteristics of the loan portfolio. The Association has developed a Business Banking Group to offer financial products and services to small and mid-sized businesses in the Association's branch market area. The nature of these products and services and

Management's Discussion and Analysis of Consolidated Financial
Condition and Results of Operations of York Financial Corp. (continued)

-------------------------------------------------------------------------------

the financial characteristics of the target client group may have the effect of increasing the Association's credit risk exposure. The Association has employed management expertise and has adopted credit management policies to control the credit risk exposure inherent in this activity.

     The Association's policy is to maintain the allowance for loan losses at a level believed adequate by management to absorb losses in the existing loan portfolio. The allowance for loan loss is an estimate, however, these estimates are reviewed periodically and, any adjustments necessary, are recognized in operations in the period adjustments become known. Management's determination of the adequacy of the allowance is performed by an internal loan review committee and is based on known and inherent risk characteristics in the portfolio, past loss experience, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, current economic conditions, and such other relevant factors which in management's judgment deserve recognition. The allowance for loan losses related to impaired loans was determined in accordance with Statement of Financial Accounting Standards No. 114, as amended by Statement No. 118. Actual losses or recoveries are charged or credited directly to the allowance.

     An analysis of the allowance for loan losses is as follows:

                                                                                      Year Ended June 30
                                                                        1999        1998       1997       1996       1995
                                                                     ---------    -------    -------    -------    -------
                                                                                     (Dollars in Thousands)
Total allowance for loan losses at beginning of period               $  8,810    $ 6,413    $ 6,609    $ 5,840    $ 4,492
Loans charged-off:
 Real estate-mortgage:
  Residential                                                           1,581      1,701      1,304      1,151      1,138
  Commercial                                                               16         68      1,820        620          5
 Consumer                                                                 397         89        226        100        127
                                                                     ---------    -------    -------    -------    -------
   Total charge-offs                                                    1,994      1,858      3,350      1,871      1,270
Recoveries:
 Real estate-mortgage:
  Residential                                                             325        212        210        156        185
  Commercial                                                               24        294        516        184         92
 Consumer                                                                   6         12          4          -          1
                                                                     ---------    -------    -------    -------    -------
   Total recoveries                                                       355        518        730        340        278
                                                                     ---------    -------    -------    -------    -------
   Net loans charged-off                                                1,639      1,340      2,620      1,531        992
Provision for loan losses                                               3,632      3,737      2,424      2,300      2,340
                                                                     ---------    -------    -------    -------    -------
Total allowance for loan losses at end of period                     $ 10,803    $ 8,810    $ 6,413    $ 6,609    $ 5,840
                                                                     =========    =======    =======    =======    =======
Percentage of net charge-offs to average loans
  outstanding during the period                                          0.18%      0.13%      0.26%      0.17%      0.13%
                                                                     =========    =======    =======    =======    =======
Percentage of allowance for loan losses to adjusted
  total loans                                                            1.17%      0.92%      0.64%      0.70%      0.69%
                                                                     =========    =======    =======    =======    =======


     The allowance for loan losses totaled $10.8 million or 1.17% of adjusted total loans of $919.9 million at June 30, 1999. With the implementation of the Uniform Retail Credit Classification Policy at June 30, 1999, a one-time charge to the allowance for loan losses of $408,000 was recognized representing the total amount due on

Management's Discussion and Analysis of Consolidated Financial
Condition and Results of Operations of York Financial Corp. (continued)

-------------------------------------------------------------------------------

certain loans identified in accordance with the policy, in excess of the net realizable value of the underlying collateral. With this adjustment to the allowance for loan losses, net charge-offs increased compared to the prior year.

  Over the last two years, the composition of the loan portfolio has changed with an increase of $66.2 million in the commercial loan portfolio. The commercial loan portfolio as a percentage of total loans represented 12.2% at June 30, 1999 compared to 5.7% at June 30, 1997. Because of the increased inherent risk within the portfolio, the allowance for loan losses has been increased $4.4 million or 68.5% within the past two years. Management believes that a provision in excess of net charge-offs is warranted due to the changing composition within the loan portfolio and increased inherent risk. However, management believes the allowance for loan loss is adequate relative to its assessment of existing risk characteristics within the loan portfolio. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on specific circumstances related to future problem loans, increased risk due to a change in mix within the portfolio as well as changes in economic conditions.

An analysis of nonperforming assets is summarized as follows:

                                                                            June 30
                                                         1999           1998      1997       1996      1995
                                                       -----------    --------   -------   --------  --------
                                                                          (Dollars in Thousands)
Loans accounted for on a nonaccrual basis:
  Real estate-mortgage:
   Residential                                         $       870    $      -   $     -   $      -  $      -
   Commercial                                                    -           -       950      1,481     3,498
   Land                                                          -           -         -        200         -
  Consumer                                                      49           -         -          -         -
                                                       -----------    --------   -------   --------  --------
     Total nonaccrual loans                                    919           -       950      1,681     3,498
Accruing loans which are contractually past
 due 90 days or more:
  Real estate-mortgage:
     Residential                                             8,311      14,487    12,735     10,029     9,133
  Consumer                                                     823       1,194       702        383       433
                                                       -----------    --------   -------   --------  --------
     Total of 90 days past due loans                         9,134      15,681    13,437     10,412     9,566
                                                       -----------    --------   -------   --------  --------
Total of nonaccrual and 90 days past due loans         $    10,053    $ 15,681   $14,387   $ 12,093  $ 13,064
                                                       ===========    ========   =======   ========  ========
  As a percent of total loans                                 1.07%       1.63%     1.43%      1.28%     1.53%
                                                       ===========    ========   =======   ========  ========
Real estate owned:
 Real estate acquired through foreclosure or
  repossession by loan type:
  Real estate:
   Residential                                         $     4,571    $  4,543   $ 4,978   $  4,913  $  5,981
   Commercial                                                1,055       2,687     2,714      2,370     2,278
   Land                                                      1,319       1,863     2,895      3,349     5,107
 Loans classified as in substance foreclosure                    -           -         -          -       200
 Allowance for real estate losses                              (45)       (116)     (365)      (955)     (630)
                                                       -----------    --------   -------   --------  --------
Total real estate owned                                $     6,900    $  8,977   $10,222   $  9,677  $ 12,936
                                                       ===========    ========   =======   ========  ========
  As a percent of total assets                                0.51%       0.73%     0.88%      0.87%     1.28%
                                                       ===========    ========   =======   ========  ========
Total nonperforming assets                             $    16,953    $ 24,658   $24,609   $ 21,770  $ 26,000
                                                       ===========    ========   =======   ========  ========
  As a percent of total assets                                1.24%       2.01%     2.12%      1.96%     2.57%
                                                       ===========    ========   =======   ========  ========

Management's Discussion and Analysis of Consolidated Financial
Condition and Results of Operations of York Financial Corp. (continued)

-------------------------------------------------------------------------------

  The Association's nonaccrual policy generally covers loans which are 90 or more days past due, dependent upon type of loan and related collateral. All commercial real estate loans are placed on nonaccrual status when the collectibility of interest is uncertain based on specific circumstances evaluated on a loan by loan basis or when interest is more than 90 days past due. In the case of residential real estate and consumer loans, the Association implemented the Uniform Retail Credit Classification Policy effective June 30, 1999 and follows this policy for placing loans on nonaccrual. As noted in the previous table, loans contractually past due 90 days or more and real estate acquired through foreclosure have decreased as compared to the prior period. This is primarily due to the result of favorable economic conditions, an ongoing, more aggressive, collection effort to reduce delinquencies and the impact of sales of real estate owned.

  Management recognizes the risk of potential reduction in value of real estate owned during the holding period and provides for such risk by maintaining an allowance for real estate losses (such allowance is separate from and in addition to the allowance for loan losses). In fiscal 1999, net charge-offs were $321,000 and additions to the allowance totaled $250,000 resulting in a decrease in the allowance to $45,000. Management continually monitors the risk profile of real estate owned and maintains an allowance for real estate losses at a level believed adequate to absorb potential losses within the real estate portfolio.

Liquidity
  The primary purpose of asset/liability management is to maintain adequate liquidity and a desired balance between interest sensitive assets and liabilities. Liquidity management focuses on the ability to meet the cash flow requirements of customers wanting to withdraw or borrow funds for their personal or business needs. Interest rate sensitivity management focuses on consistent growth of net interest income in times of fluctuating interest rates. The management of liquidity and interest rate sensitivity must be coordinated since decisions involving one may influence the other.

  Liquidity needs can be met by either reducing assets or increasing liabilities. Sources of asset liquidity include short term investments, securities available for sale, maturing and repaying loans, and monthly cash flows from mortgage-backed securities. The loan portfolio provides an additional source of liquidity due to York Federal's participation in the secondary mortgage market. Liquidity needs can also be met by attracting deposits and utilizing borrowing arrangements with the FHLB and the Federal Reserve Bank of Philadelphia for short and long-term advances as well as other short-term borrowings.

  Deposits represent the Association's primary source of funds. The Association does not rely on brokered deposits as a source of funds. During fiscal 1999, the Association's deposits increased $49.5 million and is attributed to deposit pricing decisions to facilitate maintenance and expansion of customer relationships. In addition, York Federal has supplemented its deposit gathering efforts through borrowings from the FHLB of Pittsburgh.

  At June 30, 1999, York Federal had $110.4 million in FHLB advances outstanding at a weighted average interest rate of 5.24%, an increase of $84.6 million from $25.8 million in fiscal 1998. For additional details of FHLB advances and other borrowings, refer to Note 11 of the Notes to Consolidated Financial Statements.

  The decrease in the interest-earning overnight cash position to $9.0 million at June 30, 1999, as compared to $126.6 million at June 30, 1998 provided $117.6 million as a source of funds.

Management's Discussion and Analysis of Consolidated Financial
Condition and Results of Operations of York Financial Corp. (continued)

-------------------------------------------------------------------------------

  Amortization and prepayments of loans and proceeds from loan and securities sales represent a substantial source of funds to York Federal. These sources amounted to $549.7 million, $475.3 million and $317.0 million in fiscal 1999, 1998 and 1997, respectively. During fiscal 1999, the loan portfolio decreased $42.4 million to $909.2 million from $951.6 million in fiscal 1998. The primary factors contributing to the decrease in the loan portfolio and an increase in sources of funds are the interest rate environment that resulted in increased originations of fixed rate loans subsequently sold into the secondary market as well as an increased level of refinance activity resulting in higher than expected loan payoffs, a loan sale initiated to reduce certain credit risks identified within the residential mortgage loan portfolio and certain loan and security sales to manage interest rate risk levels within acceptable limits.

  Generally, the principal use of funds is the origination of mortgage and other loans. In addition, during fiscal 1999, the initiation of leverage strategies to effectively utilize available capital, resulted in expansion of the investment portfolio through the purchase of available for sale securities and held to maturity securities. The carrying value of securities available for sale and securities held to maturity increased $264.6 million to $318.3 million in fiscal 1999 from $53.7 million in fiscal 1998.

  Loan demand resulted in total originations of $577.8 million in fiscal 1999. Loan originations were obtained through various channels including the retail branch system, commissioned mortgage origination staff, tele-mortgage activity, expanded mortgage correspondent relationships, and Business Banking relationship managers. The volume of originations was favorably effected by a relatively stable and low-rate interest rate environment and included traditional long-term fixed rate loans originated primarily for sale as well as adjustable rate and residential construction loan products. In addition, in response to changing customer preferences, intermediate term mortgage products, i.e. seven year balloon loans and 5/1 CMT adjustable rate loans (fixed rate for the first five years with annual adjustments thereafter), continue to represent a significant component of loan origination volume.

  Under current regulations, York Federal is required to maintain liquid assets at 4.0% or more of its net withdrawable deposits plus short-term borrowings. Effective November 24, 1997, the Office of Thrift Supervision lowered liquidity requirements from 5.0% to 4.0%. Additionally, the OTS streamlined the calculations used to measure compliance with liquidity requirements, expanded the types of investments considered to be liquid assets, and reduced the liquidity base by modifying the definition of net withdrawable accounts to exclude accounts with maturities exceeding one year. The result of these changes to the liquidity requirements is to significantly increase the reported liquidity position of the Association. At June 30, 1999, the Association's liquidity level was 8.7%.

  The sources of liquidity previously discussed are deemed by management to be sufficient to fund outstanding loan commitments and meet other obligations. See Notes 17 and 18 of the Notes to Consolidated Financial Statements for information on commitments and fair value of financial instruments at June 30, 1999.

Capital
  The management of capital provides the foundation for future asset and profitability growth and is a major strategy in the management of York Financial Corp. Stockholders' equity at June 30, 1999, totaled $110.4 million compared to $109.2 million at June 30, 1998, an increase of $1.2 million or 1.1%. This growth was a result of a combination of

Management's Discussion and Analysis of Consolidated Financial
Condition and Results of Operations of York Financial Corp. (continued)

-------------------------------------------------------------------------------

factors including current earnings, cash dividends paid (representing a payout ratio of 50.6%), issuance of shares in connection with various benefit and dividend reinvestment plans, retirement of stock through a stock repurchase program and the impact of unrealized gains or losses on "available for sale" securities.

  OTS regulated thrifts must comply with various capital standards:
  Tangible Capital. Generally, common stock plus retained earnings must equal at least 1.5% of adjusted total assets.

  Tier 1 (Core) Capital to Total Assets. Tangible capital plus qualifying supervisory goodwill (arising from the purchase of a troubled savings association) and other qualifying intangible assets must equal at least 3.0% of adjusted total assets; 5.0% to be deemed well capitalized.

  Risk-Based Capital. Risk-based capital must equal at least 8.0% of risk-weighted assets, as defined in the regulations; 10% to be deemed well capitalized. The tier 1 (core) capital component of risk-based capital, as defined above, must equal at least 6.0% of risk-weighted assets to be deemed well capitalized.

  At June 30, 1999, York Federal's tangible and core capital both equaled 7.1% ($96.5 million), substantially in excess of the minimum regulatory requirements of 1.5% and 3.0%/5.0%, respectively. York Federal's total assets do not include any goodwill. York Federal's core capital to risk-weighted assets equaled 11.7% ($96.5 million) at June 30, 1999, which exceeds the required level of 6.0%. Finally, York Federal's risk-based capital ratio equaled 12.8% ($105.6 million) at June 30, 1999, which exceeds the required level of 8.0% by $39.7 million, and exceeds the required level to be deemed well capitalized of 10.0% by $23.2 million. For a more comprehensive analysis of capital, refer to Note 14 of the Notes to Consolidated Financial Statements.

Transactions with Affiliates
  Transactions with affiliates are limited to 10% of capital and surplus per affiliate with an aggregate limit on all such transactions with affiliates to 20% of capital and surplus. At June 30, 1999, such transactions are within these regulatory limits.

Results of Operations
  Fiscal 1999 Compared to Fiscal 1998

Net Interest Income
  York Financial's earnings are affected by the level of York Federal's net interest income, which is the difference between the income it receives on its loan portfolio and other investments and its cost of funds, consisting primarily of interest paid on deposits and borrowings. Net interest income is affected by the average yield on interest-earning assets, the average rate paid on interest-bearing liabilities, and the ratio of interest-earning assets to interest-bearing liabilities.

  Net interest income for fiscal 1999 was $34.5 million, as compared to $36.7 million for fiscal 1998, which represents a 6.0% decrease. The margin on interest-earning assets for fiscal 1999 decreased to 2.90% from 3.28% for fiscal 1998. The following table provides information regarding the dollar amount of interest income earned on interest-earning assets and the resulting yields, as well as the dollar amount of interest expense on interest-bearing liabilities and the resulting rates paid for the three years ending June 30, 1999.

Management's Discussion and Analysis of Consolidated Financial
Condition and Results of Operations of York Financial Corp. (continued)

--------------------------------------------------------------------------------

                                                                                            Year Ended June 30
                                                          1999                                      1998
                                           -------------------------------------      ---------------------------------
                                              Average                     Yield/        Average                  Yield/
                                              Balance       Interest       Rate         Balance    Interest      Rate
                                           ----------      ----------     ------      ----------  ---------    --------
                                                                     (Dollars in Thousands)
Interest-earning assets:
 Loans(1)(2)(3)                            $    900,213    $   69,880      7.76%    $    997,078  $  80,893     8.11%
 Securities held for trading                      9,478           601      6.34           10,314        688     6.67
 Securities available for sale                  132,478         8,120      6.13           56,858      3,770     6.63
 Securities held to maturity                     21,347         1,308      6.13           15,015        930     6.19
 Other interest-earning assets                  129,118         6,456      5.00           41,721      2,285     5.48
                                           ------------    ----------     -----     ------------  ---------     ----
Total interest-earning assets                 1,192,634        86,365      7.24        1,120,986     88,566     7.90
Noninterest-earning assets                       74,497                                   65,773
                                           ------------                             ------------
    Total                                  $  1,267,131                             $  1,186,759
                                           ============                             ============
Interest-bearing liabilities:
   Deposits:
    NOW accounts                           $    106,543         2,079      1.95     $     94,847      2,167     2.28
    Savings accounts                             58,492         1,463      2.50           66,052      1,676     2.54
    Money market accounts                       293,084        12,762      4.35          233,500     10,794     4.62
    Certificate accounts                        612,710        33,693      5.50          608,126     35,107     5.77
   Borrowings                                    36,435         1,829      5.02           38,871      2,100     5.40
                                           ------------    ----------     -----     ------------  ---------     ----
Total interest-bearing liabilities            1,107,264        51,826      4.68        1,041,396     51,844     4.98
                                                           ----------      ----                   ---------     ----
Noninterest-bearing deposits                     22,245                                   23,097
Noninterest-bearing liabilities                  25,659                                   18,070
                                           ------------                                ---------
                                              1,155,168                                1,082,563
Stockholders' equity                            111,963                                  104,196
                                           ------------                             ------------
   Total                                   $  1,267,131                             $  1,186,759
                                           ============                             ============
Ratio of interest-earning assets
 to interest-bearing liabilities                  1.08x                                    1.08x
                                           ============                             ============
Net interest income/interest rate
 spread                                                    $   34,539      2.56%                  $  36,722     2.92%
                                                           ==========     =====                   =========     ====
Net interest-earning
 assets/margin on
 interest-earning assets                   $     85,370                    2.90%    $     79,590                3.28%
                                           ============                    ====     ============                ====

                                                           1997
                                             -------------------------------------
                                                Average                     Yield/
                                                Balance       Interest       Rate
                                             ----------      ----------     ------
                                                     (Dollars in Thousands)
Interest-earning assets:
 Loans(1)(2)(3)                              $    989,670    $   80,820     8.17%
 Securities held for trading                       18,935         1,329     7.02
 Securities available for sale                     56,256         3,711     6.60
 Securities held to maturity                       16,141           951     5.89
 Other interest-earning assets                     15,747           830     5.27
                                             ------------    ----------     ----
Total interest-earning assets                   1,096,749        87,641     7.99
Noninterest-earning assets                         64,144
                                             ------------
  Total                                      $  1,160,893
                                             ============
Interest-bearing liabilities:
  Deposits:
   NOW accounts                              $     87,720         1,944     2.22
   Savings accounts                                73,764         2,040     2.77
   Money market accounts                          205,168         9,017     4.39
   Certificate accounts                           571,825        33,364     5.83
  Borrowings                                      100,826         5,423     5.38
                                             ------------    ----------     ----
Total interest-bearing liabilities              1,039,303        51,788     4.98
                                                             ----------     ----
Noninterest-bearing deposits                       11,426
Noninterest-bearing liabilities                    15,141
                                             ------------
                                                1,065,870
Stockholders' equity                               95,023
                                             ------------
   Total                                     $  1,160,893
                                             ============
Ratio of interest-earning assets to
 interest-bearing liabilities                       1.06x
                                                    =====
Net interest income/interest rate
 spread                                                      $   35,853     3.01%
                                                             ==========     ====
Net interest-earning
 assets/margin on
 interest-earning assets                     $     57,446                   3.27%
                                             ============                   ====

_________________

(1) Average balances include loans on nonaccrual status.
(2) Average balances include amounts held for sale.
(3) Interest includes amortization of loan fees of $0.2 million, $0.2 million and $0.6 million in 1999, 1998 and 1997, respectively.


        During fiscal 1999, York Federal originated $577.8 million of loans including loans refinanced from the Association's portfolio totaling $62.8 million. The result of these originations, when combined with mortgage loan securitizations or sales totaling $241.3 million and loan repayment activity, was a decrease of 9.7% or $96.8 million in average loans outstanding during fiscal 1999. The average balance of securities and other interest-earning assets increased $168.5 million over the prior fiscal year and results primarily from a decrease in loans and an increase in average deposits of $68.3 million or 6.8% partially offset by lower average borrowings of $2.4 million or 6.3%. The resulting shift in composition of the Association's assets coupled with the lower interest rate environment had a negative effect on interest income and contributed to the yield on earning assets decreasing 66 basis points to 7.24%. Even though in total, interest-earning assets increased 6.4% in fiscal 1999 compared to fiscal 1998, the

               Management's Discussion and Analysis of Consolidated Financial Condition and Results of Operations of York Financial Corp. (continued)

               -------------------------------------------------------------

               decrease in yield on interest-earning assets resulted in a decrease in interest income. This combination of volume and rate changes resulted in a net decrease in interest income of $2.2 million, or 2.5%.

                 Interest expense was virtually unchanged in fiscal 1999 from the prior fiscal year. There was an increase of $65.9 million or 6.3% in the average level of interest-bearing liabilities but this was offset by a decrease in the cost of funds. In order to maintain and attract new deposits during fiscal 1999, the Association continued to successfully market a Guaranteed Money Fund Account (which is priced based on nationally reported money fund rates) as well as provide competitive interest rates through special promotional offerings on selected certificate of deposit account programs. This response to the increased competitive pressures for deposits resulted in deposit growth in higher cost money market and certificate accounts. The increase in average deposits of $68.3 million was partially offset by a decrease in average overnight borrowings to $36.4 million from the previous year's level of $38.9 million. The average rate on interest-bearing liabilities decreased 30 basis points to 4.68% as compared to 4.98% in the prior period.

                 The volume/rate analysis shown in the following table presents a comparative analysis of reported interest income and expense in relation to changes in specific asset and liability account balances (volume) and corresponding interest rates (rate). This analysis illustrates the net impact of previously discussed volume and rate changes on net interest income for fiscal 1999 compared to fiscal 1998, and fiscal 1998 compared to fiscal 1997. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to
               (1) changes in volume and (2) changes in rates. The change in interest income/expense due to both volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

                                                                    Year Ended June 30
                                               1999 Compared to 1998               1998 compared to 1997
                                              Increase (Decrease) Due to:         Increase (Decrease) Due to:
                                          ------------------------------------    -----------------------------
                                           Volume           Rate        Net         Volume      Rate     Net
                                          ---------       --------   ---------    ----------   ------  --------
                                                                         (In Thousands)
Interest income:
 Loans                                    $  (7,758)      $ (3,255)  $ (11,013)   $      601   $ (528) $     73
 Securities held for trading                    (55)           (32)        (87)         (603)     (38)     (641)
 Securities available for sale                4,425            (75)      4,350            40       19        59
 Securities held to maturity                    367             11         378           (66)      45       (21)
 Other interest-earning assets                4,370           (199)      4,171         1,421       34     1,455
                                          ---------       --------      ------    ----------   ------  --------
    Total                                     1,349         (3,550)     (2,201)        1,393     (468)      925
Interest expense:
 Deposits:
  NOW accounts                                  228           (316)        (88)          161       62       223
  Savings accounts                             (192)           (21)       (213)         (206)    (158)     (364)
  Money market accounts                       2,595           (627)      1,968         1,292      485     1,777
  Certificate accounts                          252         (1,666)     (1,414)        2,096     (353)    1,743
 Borrowings                                    (127)          (144)       (271)       (3,332)       9    (3,323)
                                          ---------       --------      ------    ----------   ------  --------
    Total                                     2,756         (2,774)        (18)           11       45        56
                                          ---------       --------      ------    ----------   ------  --------
Net interest income                       $  (1,407)      $   (776)  $  (2,183)   $    1,382   $ (513) $    869
                                          =========       ========   =========    ==========   ======  ========

Management's Discussion and Analysis of Consolidated Financial
Condition and Results of Operations of York Financial Corp. (continued)

-------------------------------------------------------------------------------

Provision for Loan Losses
   In fiscal 1999, additions were made to the allowance for loan losses in the amount of $3.6 million resulting in an allowance (net of charge-offs and recoveries of $1.6 million) of $10.8 million, or 1.17% of the loan portfolio, compared to an allowance of $8.8 million, or .92% at fiscal year end 1998. See "Asset Quality" for further discussion of the allowance for loan losses.

Other Income
   Other income was $12.0 million for fiscal 1999, an increase of $1.9 million or 18.6% over 1998. Mortgage banking income for fiscal 1999 decreased $501,000 or 13.3% as compared to the same period in 1998 and included gain on sales of loans and trading securities of $2.3 million. Mortgage-backed securities created in conjunction with the Association's mortgage banking activities are deemed trading securities and are carried at fair value with unrealized gains and losses reported in the income statement. At June 30, 1999, there were no securities held for trading.

   The portfolio of loans serviced for others totaled $494.7 million at June 30, 1999, with a net average servicing rate of approximately 9.2 basis points, as compared to $487.1 million at June 30, 1998 with an average net servicing rate of approximately 13.6 basis points. A portion of the change in the balance of loans serviced for others was the sale of servicing on approximately $84.2 million of loans consummated in May 1999 with a net gain of $475,000. Such transaction is in addition to normal securitization and repayments within the portfolio both of which increased over prior year levels due to the stable and low-rate interest rate environment. In consideration of the timing of these transactions, the average balance of outstanding loans serviced for others increased $42.6 million in fiscal 1999. The decrease in net servicing rate of
4.4 basis points is primarily due to the capitalization of mortgage servicing rights with expected future decreases in servicing fee income. Amortization of capitalized mortgage servicing rights was $735,000 in fiscal 1999 compared to $442,000 in fiscal 1998 and is recognized as a reduction of gross servicing fee income. In addition, interest costs incurred by the Association in connection with the increased level of repayments resulted in downward pressure on the net servicing rate. The combination of these volume and rate changes caused net loan servicing fees for fiscal 1999 to decrease to $496,000 as compared to the fiscal 1998 level of $677,000. For additional information on loan servicing fees and mortgage banking activity, refer to Notes 1 and 6 of the Notes to Consolidated Financial Statements.

   Gain on the sale of securities available for sale totaled $794,000 at June 30, 1999 as compared to $174,000 at June 30, 1998. During the current year, Fannie Mae (FNMA) introduced a program which provides for the securitization of high loan-to-value seven year balloon loans. Management, recognizing the default risk associated with this loan type, securitized $58.0 million of loans within the portfolio qualifying under the FNMA program. Furthermore, in consideration of the interest rate risk associated with this asset, $40.6 million of these securities were sold resulting in the aforementioned gain during fiscal 1999. The balance of such securities are held in the Association's securities available for sale portfolio at June 30, 1999.

   Gain on sales of real estate during fiscal 1999 totaled $1.6 million as compared to $193,000 during fiscal 1998 and is the result of dispositions of real estate acquired in the normal course of business. The increase in gain on sale of real estate during fiscal 1999 was primarily due to the disposition of a commercial real estate property and the recognition of the gain on sale of a property previously deferred in accordance with Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate."

Management's Discussion and Analysis of Consolidated Financial
Condition and Results of Operations of York Financial Corp. (continued)

-------------------------------------------------------------------------------

   Fees and service charges for fiscal 1999 increased $385,000 or 12.0% to $3.6 million as compared to $3.2 million in fiscal 1998. The increase in fees and service charges is primarily a result of growth in loan and deposit volume. Loan volume was higher due to increased originations of $138.6 million to $577.8 million during fiscal 1999. The increase in deposit account servicing fees is related to increased volume of electronic transactions initiated by deposit customers including inter-account sweeps, ATM transactions and VISA debit card utilization. In addition, increased commercial checking account relationships initiated through expanded Business Banking activities and related fee structure associated with such accounts contributed to the increase in fees and service charges.

   The Corporation is a partner in various joint ventures. In the year ended June 30, 1999, income from joint ventures totaled $1.2 million as compared to $1.4 million in 1998. The income is primarily related to the Corporation's share in the net income of a venture capital partnership resulting from the increased market value of underlying portfolio investments. For additional information on investments in joint ventures refer to Note 9 of the Notes to Consolidated Financial Statements.

   Other operating income was $1.5 million in fiscal 1999 as compared to $1.4 million in fiscal 1998. As products and services become more fully integrated within the retail branch system, related income delivered through discount brokerage and insurance units was the primary reason for the increase in other operating income. Other effects on other operating income were income on corporate-owned life insurance policies related to a supplemental executive retirement plan which was partially offset by a reduction in appraisal and inspection fees performed for third parties. Lenders Support Group, an affiliate of the Association, performed appraisal and inspection activities for the Association and the general public. Effective September 30, 1998, the activities of Lenders Support Group were absorbed into the mortgage banking activity of the Association with appraisal and inspection activities for third parties discontinued.

Other Expenses
   Other expenses of $28.2 million increased $911,000 or 3.3% in fiscal 1999 as compared to $27.3 million in fiscal 1998 primarily due to an increase in salaries and benefits.

   Salaries and employee benefits increased $986,000 or 7.5% in fiscal 1999 over fiscal 1998 and is attributable to a combination of the following factors: annual adjustments through the salary administration program, increased staffing within the Retail Banking Group in connection with new branches, increased commissions related to an affiliate brokerage and insurance units, commissions and overtime due to increased loan volume and decreases in incentive and profit sharing compensation due to lower operating results. Full time equivalent personnel increased from 389 at June 30, 1998, to 422 at June 30, 1999.

   Occupancy expense increased $205,000 or 5.7% in fiscal 1999 over fiscal 1998 as a result of normal inflationary pressure on facilities management activities. Real estate expenses decreased $531,000 or 37.8% in fiscal 1999 as compared to fiscal 1998 and is primarily attributable to a decrease in the provision for possible real estate losses. Data processing increased $255,000 or 23.0% in fiscal 1999 compared to fiscal 1998 due to costs related to technology purchases to enhance efficiency. Advertising cost increased $76,000 or 7.0% in fiscal 1999 as compared to fiscal 1998 and is primarily attributable to ongoing efforts to enhance customer and product awareness through various media campaigns. Other expenses decreased $98,000 or 1.5% in fiscal 1999 as compared to fiscal 1998 as a result of increased cost of services and the effects of increased loan and deposit volume offset by elimination of costs incurred in 1998 with third parties to examine the Association's operating efficiencies.

Management's Discussion and Analysis of Consolidated Financial
Condition and Results of Operations of York Financial Corp. (continued)

-------------------------------------------------------------------------------

   Other operating expenses as a percentage of net interest income and other operating income represents the efficiency ratio. The Corporation's efficiency ratio for fiscal 1999 was 60.6% compared to 58.3% for fiscal 1998.

Provision for Income Taxes
   The provision for income taxes of $5.0 million for fiscal 1999 represents an effective tax rate of 34.2% as compared to 36.7% for fiscal 1998. The decrease in the effective tax rate is primarily attributable to the favorable results of a Delaware investment holding company activity and an increase in tax credits recognized on tax favored community redevelopment projects from year to year. For a more comprehensive analysis of income tax expense, refer to Note 12 of the Notes to Consolidated Financial Statements.

Results of Operations
  Fiscal 1998 Compared to Fiscal 1997

Net Interest Income
   Net interest income for fiscal 1998 was $36.7 million, as compared to $35.9 million for fiscal 1997, which represents a 2.2% increase. The margin on interest-earning assets for fiscal 1998 increased to 3.28% from 3.27% for fiscal 1997. For further information, see "Average Balances and Interest Yield/ Rate Analysis" and "Volume/Rate Analysis" tables included in this document.

   During fiscal 1998, York Federal originated $439.2 million of loans including loans refinanced from the Association's portfolio totaling $24.5 million and mortgage loans securitized or sold of $179.3 million. The result of these activities, when combined with loan repayments including refinance activity, was a 0.7% increase in average loans outstanding during fiscal 1998. The average balance of securities and other interest-earning assets increased $16.8 million over the prior fiscal year and results from an increase in deposits partially offset by repayment of short-term borrowing positions. The resulting composition shift of the Association's assets has a negative effect on interest income and contributed to the yield on earning assets decreasing 9 basis points to 7.90%. In total, interest-earning assets averaged 2.2% more in fiscal 1998 than in fiscal 1997, resulting in an increase in interest income. This combination of volume and rate changes resulted in a net increase in interest income of $0.9 million, or 1.1%.

   Interest expense was virtually unchanged from the prior fiscal year as a result of changes in composition of interest-bearing liabilities providing for a stable cost of funds and a 0.2% increase in the average level of interest-bearing liabilities. In order to maintain and attract new deposits during fiscal 1998, the Association continued to successfully market a Guaranteed Money Fund Account (which is priced based on nationally reported money fund rates) as well as provided competitive interest rates through special promotional offerings on selected certificate of deposit account programs. This response to the increased competitive pressures for deposits resulted in deposit growth in higher cost money market and certificate accounts. A decrease in average overnight borrowings to $38.9 million from the previous year's level of $100.8 million offset this shift in deposit composition. The result was a 4.98% cost of funds, unchanged from the prior fiscal year.

Provision for Loan Losses
   In fiscal 1998, additions were made to the allowance for loan losses in the amount of $3.7 million resulting in an allowance (net of charge-offs and recoveries of $1.3 million) of $8.8 million, or .92% of the loan portfolio, compared to an allowance of $6.4 million, or .64% at fiscal year end 1997. See "Asset Quality" for further discussion of the allowance for loan losses.

Management's Discussion and Analysis of Consolidated Financial
Condition and Results of Operations of York Financial Corp. (continued)

-------------------------------------------------------------------------------

Other Income
   Other income was $10.2 million for fiscal 1998 an increase of $1.4 million over 1997. Mortgage banking income for fiscal 1998 increased $147,000 or 4.1% as compared to the same period in 1997 and included gain on sales of loans and trading securities of $2.3 million. Mortgage-backed securities created in conjunction with the Association's mortgage banking activities are deemed trading securities and are carried at fair value with unrealized gains and losses reported in the income statement. At June 30, 1998, there were no securities held for trading.

   The portfolio of loans serviced for others totaled $487.1 million at June 30, 1998, with an average net servicing rate of approximately 13.6 basis points, as compared to $548.2 million at June 30, 1997, with an average net servicing rate of approximately 22.0 basis points. A portion of the change in the balance of loans serviced for others was the sale of servicing rights on approximately $95.5 million of loans consummated in November 1997 at a net gain of $740,000. Such transaction is in addition to normal securitization and repayments within the portfolio both of which increased over prior year levels due to the stable and low-rate interest rate environment. The average balance outstanding of loans serviced for others decreased $57.2 million in fiscal 1998. The decrease in net servicing rate of 8.4 basis points is primarily attributable to the implementation of Statement of Financial Accounting Standards (SFAS) No. 122 which was superceded by SFAS No. 125 and the related capitalization of mortgage servicing rights. Amortization of capitalized mortgage servicing rights was $442,000 in fiscal 1998 compared to $301,000 in fiscal 1997, and is recognized as a reduction of gross servicing fee income. In addition, interest costs incurred by the Association in connection with the increased level of repayments resulted in downward pressure on the net servicing rate. The combination of these volume and rate changes caused loan servicing fees for fiscal 1998 to decrease $677,000 as compared to the fiscal 1997 level of $1.2 million. For additional information on loan servicing fees and mortgage banking activity refer to Notes 1 and 6 of the Notes to Consolidated Financial Statements.

   Gain on sales of real estate during fiscal 1998 totaled $193,000 as compared to $91,000 during fiscal 1997, and is the result of dispositions of real estate acquired in the normal course of business. Fees and service charges for fiscal year 1998 increased $374,000 or 13.2% to $3.2 million as compared to $2.8 million in fiscal 1997. While fee income on the loan portfolio and related activity remained relatively stable, the increase in fees and service charges is primarily a result of deposit account servicing fees related to increased volume of electronic transactions initiated by deposit customers, including inter-account sweeps, ATM transactions and VISA debit card utilization. In addition, increased commercial checking account relationships initiated through expanded Business Banking activities and related fee structure associated with such accounts contributed to the increase in fees and service charges.

   The Corporation is a partner in various joint ventures. In the year ended June 30, 1998, income from joint ventures totaled $1.4 million as compared to a loss of $118,000 in fiscal 1997. The income is related to the Corporation's share in the net income of a venture capital partnership resulting from the increased market value of underlying portfolio investments. For additional information on investments in joint ventures refer to Note 9 of the Notes to Consolidated Financial Statements.

   Other operating income was $1.4 million in fiscal 1998 as compared to $1.1 million in fiscal 1997. Products and services delivered through discount brokerage and insurance units is the primary reason for the increase in other operating income and is

Management's Discussion and Analysis of Consolidated Financial
Condition and Results of Operations of York Financial Corp. (continued)

-------------------------------------------------------------------------------

expected to continue to have a favorable impact on other fee income as the delivery of such products and services are more fully integrated within the retail branch system.

Other Expenses
   Other expenses of $27.3 million decreased $3.8 million or 12.3% in fiscal 1998 as compared to $31.2 million in fiscal 1997 which was primarily attributable to the one time SAIF special assessment which amounted to an additional expense to the Association of approximately $5.3 million for the year ended June 30, 1997. York Federal paid $628,000 in deposit insurance premiums to the SAIF in fiscal 1998, a decrease of $622,000 or 49.8% compared to fiscal 1997. As a result of the one time special assessment, the Association's insurance premium rate decreased from a blended rate experienced in fiscal 1997 ranging from quarterly premiums at the annual rate of 23.0 basis points to 6.4 basis points, to 6.4 basis points for the entire year in fiscal 1998. The 6.4 basis points rate is more consistent with the deposit insurance premiums paid by Bank Insurance Fund (BIF) insured institutions and may vary according to the Association's capital levels and management ratings.

   Salaries and employee benefits increased $1.6 million or 13.7% in fiscal 1998 over fiscal 1997 and is attributable to a combination of the following factors: annual adjustments to the salary administration program, compensation investments related to the Business Banking Group formed in the Spring of fiscal 1997 and to Retail Banking Group in connection with new branches in the process of development at the end of the fiscal year, and increases in incentive and profit sharing compensation as a result of improved operating performance. Full time equivalent personnel increased from 380 at June 30, 1997, to 389 at June 30, 1998. Occupancy expense increased $113,000 or 3.2% in fiscal 1998 over fiscal 1997 as a result of normal inflationary pressure on facilities management activities. Real estate expenses decreased $190,000 as compared to fiscal 1997 and is primarily attributable to a decrease in the provision for possible real estate losses. Advertising cost increased $103,000 or 10.5% in fiscal 1998 as compared to fiscal 1997 and is primarily attributable to ongoing efforts to enhance customer and product awareness campaigns. Other expenses increased $462,000 or 7.8% in fiscal 1998 as compared to fiscal 1997 and include costs incurred with third parties to examine the Association's operating efficiencies.

Provision for Income Taxes
   The provision for income taxes of $5.8 million for fiscal 1998 represents an effective tax rate of 36.7% as compared to 35.4% for fiscal 1997. The increase in the effective tax rate is primarily attributable to a reduction in tax credits recognized on tax favored community redevelopment projects. For a more comprehensive analysis of income tax expense, refer to Note 12 of the Notes to Consolidated Financial Statements.

   Impact of Year 2000
   We are less than six months from the turn of the century. This milestone has generated widespread concern over its potential impact on business continuity. Historically, most computer programs were written using two digits rather than four to designate the applicable year. As a result, it is anticipated that computer systems may recognize a date using "00" as the year 1900 rather than the year 2000. This situation along with certain other date issues is commonly referred to as the "Year 2000 Issue" and could cause a system failure or miscalculations causing disruption of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

Management's Discussion and Analysis of Consolidated Financial
Condition and Results of Operations of York Financial Corp. (continued)

-------------------------------------------------------------------------------

   The Year 2000 Issue is recognized by the Corporation as a significant business issue and is receiving intense management focus. The majority of the Corporation's transaction processing is provided by a third party processor. A Year 2000 project team has been organized and a comprehensive action plan designed to achieve Year 2000 readiness. The project is addressing not only computer and technology areas but all areas of the Corporation's business. Many non-computer systems include embedded technology and may be affected by the Year 2000 Issue if not appropriately addressed. The action plan has five key project phases: awareness, assessment, remediation, validation, and implementation addressing systems for both the Corporation and its third party processor. The five phases of the project are substantially complete and we are currently in the process of completing the interface/integration testing between all key vendors and systems to ensure application compatibility. This timeline provides an opportunity to resolve any issues that may arise prior to the turn of the century.

   As part of the Year 2000 action plan, the Corporation has initiated formal communications with all of its significant vendors and large customers to determine the extent to which its systems will need to be modified or replaced or are vulnerable to those third parties' failure to remediate their own Year 2000 issues. While the Corporation has taken and will continue to take appropriate actions to mitigate the risk of adverse consequences associated with the failure of a third party to address these issues, there can be no guarantee that the systems of third parties will be timely converted and will not have an adverse effect on York Financial. As a precaution, the Corporation has developed a comprehensive Year 2000 contingency plan and is currently in the process of testing the plan for all mission critical applications and systems. The testing of the plan should be substantially completed no later than September 30, 1999.

   To assist customers in understanding Year 2000 issues and to inform them of the Corporation's actions to prepare, brochures regarding Year 2000 preparedness have been distributed to all customers. Additional mailings and other communications are anticipated prior to the turn of the century.

   It is difficult to isolate the incremental cost of this Year 2000 effort given that it impacts technical personnel already in place in operational areas across our business as well as possibly accelerating already planned technology investments. However, such costs and related investments are presently estimated to total $320,000 and the timing of recognizing such costs is not considered to be material to any one fiscal period.

   The costs of the project and the date on which the Corporation believes it will complete the Year 2000 project are based on management's best estimates. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated.

   Effects of Inflation and Changing Prices
   The consolidated financial statements and related financial data presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in relative purchasing power over time due to inflation.

   Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than does the effect of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the price of goods and services since such prices are affected by inflation. In the current interest rate environment, the liquidity and maturity structures of York Federal's assets and liabilities are critical to the maintenance of acceptable performance levels.

                                  PART I

Item 1.  Business
-----------------

     York Financial Corp. ("York Financial" or the "Corporation") was incorporated in Pennsylvania in September 1985 and in August 1986 became a unitary savings and loan holding company and the sole shareholder of York Federal Savings and Loan Association ("York Federal" or the "Association"). At June 30, 1999, the Corporation had assets of $1.4 billion, total deposits of $1.1 billion and stockholders' equity of $110.4 million.

     Presently, the primary business of York Financial is the business of York Federal. York Federal received its federal charter in 1955. At June 30, 1999, York Federal's stockholder's equity was $93.6 million. York Federal is a member of the Federal Home Loan Bank ("FHLB") of Pittsburgh and is subject to supervision, examination, and regulation by the Office of Thrift Supervision ("OTS") and the Federal Deposit Insurance Corporation ("FDIC"). The executive offices of York Federal and the Corporation are located at 101 South George Street, York, Pennsylvania 17401 (telephone number: (717) 846-8777).

     The primary business of York Federal is attracting deposits from the general public, commercial and governmental entities and investing these deposits into loans secured by residential and commercial real property, commercial business loans, consumer loans and investment securities. York Federal's principal source of income is interest and dividends received on loans and securities, fees received from servicing loans sold to government sponsored agencies and other investors and service charges assessed on loan and deposit transactions. York Federal's principal expense is interest paid on deposits and borrowings. Primary sources of funds to support lending and other general business activities are operations, net deposits, loan repayments including monthly amortization and prepayments, the sale of loans, securities held for trading, and securities available for sale, short and long-term advances from the FHLB of Pittsburgh and Federal Reserve Bank of Philadelphia and other short-term borrowings. The Association does not rely on brokered deposits as a source of funds.

     York Federal conducts its business through twenty-five offices located in south central Pennsylvania and Maryland. Effective August 1, 1999, the two Shrewsbury offices were combined into one office resulting in twenty-four office locations. York Federal maintains a commissioned mortgage origination staff as well as mortgage correspondent relationships which originate residential mortgage loans for the Association primarily in Pennsylvania, Maryland and Virginia, although loans are originated in eleven states within the Mid-Atlantic region.

     Earnings depend to a large extent on the ability of the institution to maintain a positive spread between the yield on earning assets and the cost of funds. The spread is affected by general economic conditions, monetary and fiscal policies of the federal government and the policies of regulatory authorities supervising the operations of thrift institutions. York Federal has maintained a positive spread between the yield on its earning assets and its cost of funds and, as a result, has experienced net income from its operations. No assurances, however, can be given that this experience will continue.

     York Financial, in addition to its ownership of York Federal, has several wholly-owned subsidiaries. For information regarding these subsidiaries and their activities, see "Business -- Subsidiaries of York Federal" and "Business -- Subsidiaries and Joint Ventures of the Corporation" contained herein.

Selected Financial Data and Other Items

     The information contained in the Corporation's Annual Report to Stockholders, attached hereto as Exhibit 13 ("Annual Report"), for the fiscal year ended June 30, 1999, is incorporated herein by reference.

Interest Rate Sensitivity Management and Market Risk

     The information contained on pages 7 through 8 of the Corporation's Annual Report is incorporated herein by reference.

Lending Activities

     General. On a consolidated basis, the Corporation's net loan portfolio totaled $909.2 million at June 30, 1999, representing 66.6% of its total assets. On that date, the portfolio consisted of loans secured by mortgages on residential properties, commercial real estate loans, including loans secured by undeveloped real estate, commercial business loans, and consumer loans.

     York Federal originates for its own portfolio adjustable rate and intermediate term real estate mortgage loans, consumer loans and certain commercial real estate and commercial business loans. York Federal generally has a policy of selling in the secondary market its originations of conforming long-term (15 to 30 years), fixed rate real estate mortgage loans. Although loans within the portfolio may have original maturities of 15 to 30 years, experience has indicated that because of refinancing and prepayments, such loans remain outstanding for significantly shorter periods than their contractual terms.

     Additional information concerning the loan portfolio is contained on pages 11 through 15 of the Corporation's Annual Report and is incorporated herein by reference. For additional information about the Corporation's lending activities and commitments, see Notes 1, 5 and 17 of the Notes to Consolidated Financial Statements.

    Loan Portfolio Analysis. The following table sets forth the composition of the Association's loan portfolio by type of loan as of the dates indicated:

                                                                              At June 30,
                                    -----------------------------------------------------------------------------------------------
                                         1999               1998              1997                  1996                 1995
                                    -----------------  ----------------  -----------------  ------------------  -------------------
                                     Amount   Percent  Amount   Percent   Amount  Percent    Amount    Percent   Amount    Percent
                                    --------  -------  ------   -------  -------  --------  --------  --------  --------  ---------
                                                                         (Dollars in thousands)
Real estate loans:
Residential first mortgage loans:
 Conventional.....................  $ 595,854   65.5% $  680,779   71.5% $  772,962    77.5%  $718,755    76.6%   $602,072    71.2%
 Construction.....................    159,138   17.5     111,032   11.7      65,641     6.6     65,725     7.0      79,742     9.4
                                    ---------  -----  ----------  -----  ----------   -----   --------   -----   ---------   -----
                                      754,992   83.0     791,811   83.2     838,603    84.1    784,480    83.6     681,814    80.6

Commercial first mortgage loans:
 Conventional.....................     82,485    9.1      56,047    5.9      48,443     4.9     62,006     6.6      82,544     9.8
 Construction.....................     30,269    3.3      14,258    1.5       9,967     1.0      9,840     1.0       6,409     0.8
                                    ---------  -----  ----------  -----  ----------   -----   --------   -----   ---------   -----
                                      112,754   12.4      70,305    7.4      58,410     5.9     71,846     7.6      88,953    10.6
                                    ---------  -----  ----------  -----  ----------   -----   --------   -----   ---------   -----
                                      867,746   95.4     862,116   90.6     897,013    90.0    856,326    91.2     770,767    91.2

Commercial business loans.........     12,364    1.4       3,737    0.4         496      --      1,714     0.2       2,751     0.3

Consumer loans:
 Automobile loans.................      2,684    0.3       2,459    0.3       2,597     0.3      5,301     0.6       5,945     0.7
 Mobile home loans................      1,697    0.2       1,954    0.2       2,249     0.2      1,362     0.1       1,306     0.2
 Education loans..................     19,246    2.1      18,360    1.9      17,163     1.7     15,505     1.7      12,777     1.5
 Savings account loans............      2,186    0.3       2,479    0.3       2,334     0.2      2,001     0.2       1,916     0.2
 Home improvement loans...........      3,041    0.4       4,582    0.5       3,987     0.4      3,901     0.4       3,360     0.4
 Boat loans.......................      1,098    0.1       1,711    0.2       2,525     0.3      3,126     0.3       4,326     0.5
 Home equity loans................     49,390    5.4      50,659    5.3      53,827     5.4     49,217     5.2      49,900     5.9
 Other............................     65,216    7.2      56,836    6.0      49,805     5.0     34,401     3.7      27,220     3.2
                                    ---------  -----  ----------  -----  ----------   -----   --------   -----   ---------   -----
                                      144,558   16.0     139,040   14.7     134,487    13.5    114,814    12.2     106,750    12.6
                                    ---------  -----  ----------  -----  ----------   -----   --------   -----   ---------   -----
    Subtotals.....................  1,024,668          1,004,893          1,031,996            972,854             880,268

Less:
 Loans in process.................    106,088   11.6      45,382    4.8      28,302     2.9     27,497     2.9      26,577     3.1
 Unamortized loan fees
  (expenses) and
  unearned income.................     (1,416)    --        (940)    --        (560)     --        178      --       2,646     0.3
 Allowance for loan losses........     10,803    1.2       8,810    0.9       6,413     0.6      6,609     0.7       5,840     0.7
                                    ---------  -----  ----------  -----  ----------   -----   --------   -----   ---------   -----
                                      115,475   12.8      53,252    5.7      34,155     3.5     34,284     3.6      35,063     4.1
                                    ---------  -----  ----------  -----  ----------   -----   --------   -----   ---------   -----
   Total..........................  $ 909,193  100.0% $  951,641  100.0% $  997,841   100.0%  $938,570   100.0%   $845,205   100.0%
                                    =========  =====  ==========  =====  ==========   =====   ========   =====   =========   =====

Loan Maturity

   The following table sets forth the dollar amount of total loans receivable which have predetermined interest rates and those which have floating or adjustable interest rates.

                                    Due within one year          Due one to five years         Due more than five years
                                    of June 30, 1999 (1)         after June 30, 1999 (1)        after June 30, 1999 (1)
                               ------------------------------ ----------------------------- -------------------------------
                                  Pre-    Floating or            Pre-    Floating or          Pre-      Floating or
                               Determined Adjustable          Determined Adjustable         Determined  Adjustable          Grand
                                 Rates      Rates     Total     Rates      Rates    Total     Rates      Rates     Total    Total
                               ---------  ---------  -------- ---------  --------- -------- ---------   --------  --------- -------
                                                                        (In thousands)
Real Estate
Conventional
  Residential and commercial.. $ 103,844  $  44,768 $ 148,612  $ 284,675 $ 104,826 $ 389,501 $  86,517 $ 51,472 $ 137,989 $ 676,102
Construction
  Residential and commercial..     7,435      4,265    11,700     21,349    12,245    33,594    25,586   14,676    40,262    85,556
Commercial business loans.....     1,718      9,020    10,738        241       764     1,005        --      621       621    12,364
Consumer......................    26,645     52,390    79,035     42,882    19,561    62,443     3,080       --     3,080   144,558
                               ---------  --------- ---------  --------- --------- --------- --------- -------- --------- ---------
  Total....................... $ 139,642  $ 110,443 $ 250,085  $ 349,147 $ 137,396 $ 486,543 $ 115,183 $ 66,769 $ 181,952 $ 918,580
                               =========  ========= =========  ========= ========= ========= ========= ======== ========= =========

_______________
(1) Based on contractual terms to maturity and adjusted for market consensus prepayment assumptions.

    Residential Real Estate Loans. At June 30, 1999 approximately 83.0% of York Federal's loan portfolio was comprised of one-to-four family residential mortgage loans. The loan-to-value ratio, maturity and other provisions of the loans made by York Federal have generally reflected the policy of making the maximum loan permissible consistent with applicable regulations, market conditions, and lending practices and underwriting standards established by York Federal. Loans in excess of the 90% loan-to-value ratio are insured for the amount which the loan exceeds 80% of value. Interest rates and fees charged on loans originated by York Federal are competitive with other lenders in the general market area.

    Generally, the permanent fixed rate residential loans currently originated by York Federal are structured to conform with terms and conditions which would enable these loans to be sold in the secondary market. At June 30, 1999, $30.6 million of conventional mortgages were held for sale in the secondary market. The Association makes loans not conforming to these secondary marketing requirements and retains these loans in portfolio. Such loans are generally made with adjustable interest rates.

    York Federal also presently offers adjustable rate and intermediate term mortgages on one-to-four unit residential dwellings for its portfolio. The interest rate on most adjustable mortgages is adjustable once a year and is tied to either the contract interest rate on loans closed to facilitate the purchase of previously occupied homes published by the Federal Housing Finance Board ("FHFB National Contract Rate") or the one-year constant maturity treasury (CMT) yield. The Association also offers a 5/1 CMT adjustable rate mortgage loan where the rate is fixed for the first five years with annual adjustments to the one year CMT thereafter. In addition to the 5/1 CMT adjustable rate mortgage loans, intermediate term loans include seven year balloon loans where the interest rate is fixed and the loan is amortized based on a 30 year amortization schedule with the remaining loan balance at the end of seven years being due and payable.

    Commercial Real Estate and Business Loans. York Federal has developed a business banking group to more aggressively pursue commercial real estate and business lending opportunities within its branch market area. These activities are expected to provide higher yields and shorter terms and/or repricing characteristics than other loan types within the portfolio. The Association's existing commercial loan portfolio includes a mix of land development, construction and permanent financing on commercial and multi-family real estate as well as commercial business loans representing working capital, equipment and some unsecured lending. Commercial loans are typically made for terms of up to 20 years either as adjustable interest rate loans with rate adjustment provisions of one to five years, with monthly rate adjustment provisions, or as "balloon" loans with abbreviated maturity dates.

    The commercial real estate loan portfolio is secured by commercial and single family condominiums, land for development, hotel/motel/restaurant, multi-family residential, office, industrial, and retail buildings and other properties. These loans are made in amounts generally limited to 80% of the appraised value of the property securing the loan. Commercial real estate loans are usually considered to be of higher risk than residential loans and represent 12.4% of York Federal's portfolio as of June 30, 1999.

    Commercial business loans may be made for working capital or equipment financing supported by appropriate collateral (i.e., accounts receivable, inventory, equipment) or in some instances unsecured lending supported by the creditworthiness of the borrower and appropriate guarantees. All loans are subjected to a rigorous risk identification and loan grading process in connection with extending the credit as well as ongoing credit analysis and evaluation while the loan is outstanding. At June 30, 1999, commercial business loans totaled $12.4 million or 1.4% of total loans. Such loans may have fixed rates but generally have adjustable rates tied to prime, libor, treasury or federal funds indices.

    Commercial business lending generally involves greater risk than residential mortgage lending and involves risks that are different from those associated with residential, commercial and multi-family real estate lending. Real estate lending is generally considered to be collateral based lending with loan amounts based on predetermined loan to collateral values and liquidation of the underlying real estate collateral is viewed as the primary source of repayment in the event of borrower default. Although commercial business loans are often collateralized by equipment, inventory, accounts receivable or other business assets, the liquidation of collateral in the event of a borrower default is often not a sufficient source of repayment because accounts receivable may be uncollectible and inventories and equipment may be obsolete or of limited use, among other things. Accordingly, the repayment of a commercial business loan depends primarily on the creditworthiness of the borrower (and any guarantors), while liquidation of collateral is a secondary and often insufficient source of repayment.

    Consumer Loans. At June 30, 1999, consumer loans totaled $144.6 million or approximately 16.0% of York Federal's total loan portfolio. The consumer loan portfolio is composed of automobile loans, loans secured by savings accounts, mobile home loans, home improvement loans, boat loans, education loans and other consumer loans. In addition, York Federal offers to its customers a home equity line of credit. Such loans are made in amounts generally not to exceed the difference between 90% of the current property value less the balance of other loans outstanding secured by the property. Loans typically adjust monthly at the Citibank prime rate. At June 30, 1999, York Federal had approximately $49.4 million of home equity loans outstanding under total lines of credit available of $107.0 million.

    It is York Federal's intention to emphasize consumer lending consistent with prudent underwriting practices in order to take advantage of the generally higher yields on these loans as well as their shorter terms. Consumer loans may entail greater risk than residential mortgage loans, particularly in the case of consumer loans which are unsecured or secured by assets that depreciate rapidly. In addition, consumer loan collections are dependent on the borrower's continuing financial stability and, thus, are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy.

    Construction Loans. York Federal provides loans to finance the construction of and permanent financing for residential and commercial real estate properties. Such construction/permanent financing is considered to have less risk than construction financing. At June 30, 1999, the Association had $85.6 million net of loans in process or 9.3% of total loans outstanding in construction loans. The Association considers this a niche product and continues to be committed to this type of lending. York Federal's policy is to grant single family construction loans up to 95% of the appraised value for an individual's personal residence. Residential construction/permanent loans generally are made for a six-month term. This period may be extended subject to negotiation and the payment of an extension fee.

    Commercial construction loans are made at adjustable rates of interest for terms of six months, although York Federal periodically makes longer term commercial construction loans on larger projects. Commercial construction financing is considered to involve a higher degree of credit risk than long term financing of residential properties. York Federal's risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development and the estimated cost (including interest) of construction. If the estimate of construction cost and the salability of the property upon completion of the project proves to be inaccurate, York Federal may advance funds beyond the amount originally committed to permit completion of the project. If the estimate of value proves to be inaccurate, York Federal may be confronted, at or prior to the maturity of the loan, with a project that is under valued and which is insufficient to assure full repayment.

    Loan Sales. Generally, fixed rate long-term mortgage loans are sold in the secondary mortgage market to FNMA, FHLMC and other investors. In addition, when deemed prudent, York Federal has securitized adjustable rate, 7 year balloon and 5/1 CMT (i.e., five year fixed and converts to one year adjustable) adjustable rate mortgages. At June 30, 1999, York Federal had outstanding commitments to sell $25.3 million in loans. York Federal generally expects to satisfy these commitments with loans originated within the respective commitment period.

    In prior years, certain sales to FNMA included recourse provisions. For additional information, see Note 17 of the Notes to Consolidated Financial Statements.

    In connection with loan sales, York Federal generally retains the servicing rights of the loans. See Notes 1 and 6 of the Notes to Consolidated Financial Statements and pages 13 through 17 of the Annual Report.

    Loan Commitments. York Federal makes commitments to grant conventional mortgage loans on existing residential dwellings for periods of up to 60 days from the date of rate lock-in. Such commitments are generally made at the market rate of interest prevailing at the time the loan application is received. During fiscal 1999, less than 5% of loan commitments expired without being funded. At June 30, 1999, York Federal's outstanding residential and commercial mortgage loan commitments amounted to $36.8 million. See Note 17 of the Notes to Consolidated Financial Statements.

Asset Quality

    The information contained on pages 9 through 11 of the Corporation's Annual Report is incorporated herein by reference.

    The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any category.

                                                                         At June 30,
                          --------------------------------------------------------------------------------------------------------
                                  1999                 1998                 1997                 1996                  1995
                          -------------------   ------------------   ------------------   ------------------   -------------------
                                   % of loans            % of loans          % of loans           % of loans           % of loans
                                     in each              in each              in each              in each              in each
                                    category              category            category             category             category
                                    to gross              to gross            to gross             to gross             to gross
                          Amount      loans     Amount     loans     Amount     loans     Amount     loans     Amount     loans
                          ------   ----------   ------  ----------   ------  ----------   ------  ----------   ------   ----------
                                                                   (Dollars in thousands)
Loans:
 Real Estate
  Residential.........   $ 4,696      72.4%     $3,158     78.3%     $2,485      81.2%    $2,063     80.5%     $1,500     77.0%
  Commercial..........     2,106      10.4         893      6.8         740       5.4      1,430      7.2       1,700     10.2
 Commercial
  business loans......       607       1.4         263      0.4          35        --         65      0.2          50      0.3
 Consumer.............       878      15.8         656     14.5         514      13.4        406     12.1         350     12.5
 Unallocated..........     2,516        --       3,840       --       2,639        --      2,645       --       2,240       --
                         -------     ------     ------    ------     ------     -----     ------    -----      ------    -----
  Total allowance for
   loan losses........   $10,803     100.0%     $8,810    100.0%     $6,413     100.0%    $6,609    100.0%     $5,840    100.0%
                         =======     ======     ======    ======     ======     =====     ======    =====      ======    =====

     Management recognizes the importance of an adequate allowance for loan losses and makes provision for loan losses during each fiscal year in amounts consistent with evaluated risks. Management of York Federal assesses risk known and inherent in the portfolio by identification of specific problem assets, consideration of past loss experience and other qualitative factors. OTS regulations require a classification system that includes three classifications for problem assets: substandard, doubtful and loss. Problem amounts are identified through consideration of nonperforming loans. Substandard assets must have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, the insured institution must charge off such amount. Assets that do not currently expose an insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "special mention" and are monitored by the Association. The management of York Federal assigns a risk factor to each asset classification and monitors such asset classifications on an ongoing basis with the results representing a primary consideration in determining the adequacy of the allowance for loan losses.

     In addition, management considers the past loss experience on various segments of the loan portfolio after adjusting for asset classifications and assigns an appropriate risk factor to be applied to the balance in assessing the adequacy of the allowances. Finally, other qualitative factors are considered and risk factors assigned to represent the impact of indicators such as current economic conditions, competition, trends in delinquencies, charge-offs and nonperforming loans and volume/term of current loan production.

     The resulting risk assessment and allocation of the allowance as indicated in the table indicates the allowance for loan loss at June 30, 1999 of $10.8 million is adequate relative to the known and inherent risks in the portfolio.

     Non-Performing Loans. The information contained on pages 8 through 11 of the Corporation's Annual Report is incorporated herein by reference. See Notes 1 and 5 of the Notes to Consolidated Financial Statements. Effective June 30, 1999, the Association implemented the Uniform Retail Credit Classification Policy. With the implementation of the policy, a one-time charge to the allowance for loan losses of $408,000 was recognized representing the total amount due on certain loans identified in accordance with the policy, in excess of the net realizable value of the underlying collateral. Previously, the Association had a nonaccrual policy which primarily effected commercial loans. With the implementation of the Uniform Retail Credit Classification Policy, in addition to commercial loans, nonaccrual loans include consumer and mortgage loans. The Association had nonaccrual loans totaling $919,000 at June 30, 1999 compared to $0 at June 30, 1998.

     Real Estate Owned. The information contained on pages 8 through 11 of the Corporation's Annual Report is incorporated herein by reference. See Notes 1 and 7 of the Notes to Consolidated Financial Statements.

Investment Activities

     Investment decisions are made by the Asset/Liability Committee of York Federal under the supervision of York Federal's Board of Directors. The Association's policies generally limit investments to U.S. Government and agency securities, mortgage-backed securities issued and guaranteed by Federal Home Loan Mortgage Corporation ("FHLMC"), Federal National Mortgage Association ("FNMA"), and Government National Mortgage Association ("GNMA"), and Bank qualified municipal bonds and investment grade corporate debt obligations. Investments are made based on various considerations, which include the interest rate, yield, and anticipated cash needs and sources (which in turn include outstanding commitments, upcoming maturities, estimated deposits and anticipated loan amortization and repayments) and projected risk based capital positions. The effect that the proposed investment would have on the Association's credit and interest rate risk is also given consideration during the evaluation.

     The following table sets forth the carrying value of York Federal's short-term investments, securities held for trading, securities available for sale, securities held to maturity and FHLB stock at the dates indicated.


                                            At June 30,
                                    ----------------------------
                                      1999      1998      1997
                                      ----      ----      ----
                                           (In thousands)
Short-term investments:
 Interest bearing deposits........  $  8,958  $126,613   $ 1,527

Securities:
 Held for Trading:
    Mortgage-backed...............        --        --     7,158
 Available for Sale:
    Equity Securities.............     1,335       338        --
    U.S. Treasury and other U.S.
     Government Agencies..........   161,856    14,810     6,095
    Mortgage-backed...............   132,500    32,792    53,595
                                    --------  --------   -------
        Total.....................   295,691    47,940    59,690
 Held to maturity:
    U.S. Treasury and other U.S.
     Government Agencies..........     3,498     5,500     8,590
    Corporate debt................    18,903        --        --
    Mortgage-backed...............       217       284       363
                                    --------  --------   -------
        Total.....................    22,618     5,784     8,953

FHLB of Pittsburgh stock..........     7,976     7,976     7,907
                                    --------  --------   -------
   Total..........................  $335,243  $188,313   $85,235
                                    ========  ========   =======

     During fiscal 1999, liquid assets were deployed primarily into available for sale securities. Additionally, leverage strategies were initiated to effectively utilize available capital which resulted in the expansion of the investment portfolio through the purchase of available for sale securities and held to maturity securities with a related increase to borrowings. Securities purchased under these strategies include U.S. Treasury and other U.S. Government agency securities which generally include call features which allow the issuing agency the right to call the securities at various dates prior to final maturity, mortgage-backed securities and investment grade corporate debt securities primarily in the form of trust preferred securities issued by other financial institutions. Mortgage-backed securities (which also are known as mortgage participation certificates or pass-through certificates) typically represent a participation interest in a pool of single-family or multi-family mortgages. The principal and interest payments on these mortgages are passed from the mortgage originators, through intermediaries (generally U.S. Government agencies and government sponsored enterprises) that pool and resell the participation interests in the form of securities, to investors such as the Association. Such U.S. Government agencies and government sponsored enterprises, which guarantee the payment of principal and interest to investors, primarily include the FHLMC, FNMA and the GNMA.

Mortgage-backed securities typically are issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that fall within a specific range and have varying maturities. Mortgage-backed securities generally yield less than the loans that underlie such securities because of the cost of payment guarantees and credit enhancements. In addition, mortgage-backed securities are usually more liquid than individual mortgage loans and may be used to collateralize certain liabilities and obligations of the Association. These types of securities also permit the Association to optimize its regulatory capital because they have low risk weighting.

     For further discussion of changes in the investment portfolio as noted in the preceding table and the related impact on interest rate sensitivity and market risk, see pages 7, 8 and 11 through 15 of the Corporation's Annual Report which is incorporated herein by reference. For additional information about the Corporation's investment activities, see Notes 1 and 4 of the Notes to Consolidated Financial Statements.

     Federal Home Loan Bank (FHLB) Stock. The Association maintains its stock position with the FHLB of Pittsburgh in an amount sufficient to satisfy its membership requirement. See "Regulation -- Federal Regulation of Savings Associations -- Federal Home Loan Bank System."

    The following table represents maturity distributions of various debt securities based on contractual terms to maturity adjusted for market consensus prepayment assumptions:

                                                                      At June 30, 1999
                           --------------------------------------------------------------------------------------------------------
                             One Year           One to Five         Five to Ten        More Than
                              or Less              Years               Years           Ten Years            Total Securities
                           ---------------    ----------------   -----------------  ----------------  -----------------------------
                           Amortized          Amortized          Amortized          Amortized         Amortized    Fair     Average
                             Cost    Yield       Cost    Yield     Cost      Yield     Cost    Yield     Cost      Value     Yield
                           --------  -----    ---------  -----   ---------   -----  ---------  -----  ---------   --------  ------
                                                                       (Dollars in thousands)
Securities:
 Available for Sale:
  U.S. Treasury and other
    U.S. Government
    agencies.............  $  1,048   5.67%   $  82,833   5.93%  $  79,187    6.36%  $  1,682   5.67%  $164,750   $161,856   6.13%
  Mortgage-backed........    23,288   6.09       63,821   6.07      29,050    5.88     18,045   5.68    134,204    132,500   5.98
                           --------   ----    ---------   ----   ---------   -----   --------  -----   --------   --------   ----
                           $ 24,336   6.07%   $ 146,654   5.99%  $ 108,237    6.23%  $ 19,727   5.68%  $298,954   $294,356   6.06%
                           ========   ====    =========   ====   =========   =====   ========  =====   ========   ========   ====

 Held to Maturity:
  U.S. Treasury and other
    U.S. Government
    agencies.............  $     --     --%   $      --     --%  $   3,498    6.88%  $     --     --%  $  3,498   $  3,484   6.88%
  Corporate debt.........        --     --           --     --       4,882    5.94     14,021   6.61     18,903     18,920   6.44
  Mortgage-backed........        50   8.58          135   8.58          32    8.58         --     --        217        231   8.58%
                           --------   ----    ---------   ----   ---------    ----   --------   ----   --------   --------   ----
                           $     50   8.58%   $     135   8.58%  $   8,412    6.34%  $ 14,021   6.61%  $ 22,618   $ 22,635   6.53%
                           ========   ====    =========   ====   =========    ====   ========   ====   ========   ========   ====

Savings Activities and Other Sources of Funds

    General. Deposits are the major source of York Federal's funds for lending and other investment purposes. In addition to deposits, York Federal obtains funds from operations, loan repayments including monthly amortization and prepayments, proceeds from sales of loans, loan participations, securities held for trading, securities available for sale, advances from the FHLB of Pittsburgh and other short-term borrowings. Fund inflows and outflows are significantly influenced by general interest rates and money market conditions. Borrowings may be used on a short-term basis to compensate for reductions in the availability of other sources of funds. They also may be used on a longer term basis for general business purposes. York Federal has borrowed primarily from the FHLB of Pittsburgh.

    Deposits. York Federal offers a number of deposit accounts, including passbook and statement savings accounts, NOW accounts, money market type accounts and certificate accounts, including Jumbo certificate accounts, ranging in maturity from seven days to ten years. Deposit accounts vary as to terms, with the principal differences being the minimum balance required, the time period the funds must remain on deposit and the interest rate. Deposit accounts are primarily held by customers within York Federal's primary market area. At June 30, 1999 there were no broker-originated deposits. See Note 10 of the Notes to Consolidated Financial Statements.

    Changes in the composition of the Association's deposit portfolio were due to customers reaction to the current rate environment in fiscal 1999. The Association priced money market deposit accounts and certain certificate accounts in order to maintain existing customers, extend maturities and attract new customers searching for investment alternatives as other deposits matured. This resulted in a shift in interest-bearing liabilities from low cost transaction accounts to higher cost money market and certificate accounts.

    The following table indicates the amount of York Federal's certificates of deposit of $100,000 or more by terms remaining to maturity as of June 30, 1999.

                                        Certificates
Maturity Period                          of Deposit
---------------                          ----------
                                       (In thousands)

Three months or less..................     $27,065
Three through six months..............      19,038
Six through twelve months.............      15,310
Over twelve months....................      29,586
                                           -------
 Total................................     $90,999
                                           =======

    Borrowings. As discussed within the Corporation's investment activities section above, leverage activities were initiated during fiscal 1999, which is the primary reason for the increase in short-term borrowings.

    For further discussion of changes in short-term borrowings as noted in the following table, see pages 11 through 15 of the Corporation's Annual Report, which is incorporated herein by reference. For additional information about the Corporation's borrowing activities, see Note 11 of the Notes to Consolidated Financial Statements.

    The following is a summary of aggregate short-term borrowings for the years ended June 30, 1999, 1998 and 1997, respectively:


                                                    Year Ended June 30,
                                               -----------------------------
                                                 1999      1998      1997
                                               --------  --------  ---------
                                                      (In thousands)
Amount outstanding at end of year............  $87,288   $ 1,252   $ 20,000
Average interest rate at end of year.........     5.14%     4.44%      5.87%
Maximum amount outstanding at any month-end..  $87,288   $29,000   $120,500
Average amount outstanding...................  $ 9,771   $12,479   $ 86,523
Weighted average interest rate for the year..     4.60%     5.70%      5.41%

Yields Earned and Rates Paid

    See pages 13 through 15 of the Corporation's Annual Report incorporated by reference herein.

Subsidiaries of York Federal

    York Financial Investment Corp. York Financial Investment Corp. ("YFIC") is an operating subsidiary of York Federal and is incorporated in the State of Delaware for the purpose of engaging in investment management services including the maintenance and management of investments and collection and distribution of the income from such investments. Originally incorporated in 1997 as a wholly owned subsidiary of New Service Corp., effective October 1, 1997, New Service Corp. dividended its interest in YFIC to York Financial which in turn contributed its interest in YFIC to York Federal. York Federal made capital contributions to YFIC at various times during the year in the form of securities held to maturity and securities available for sale. During fiscal 1999, YFIC received contributed capital of $274.0 million, net income of $6.9 million and unrealized losses on securities available for sale of $3.3 million net of applicable income taxes resulting in YFIC's stockholders' equity of $345.9 million at June 30, 1999.

Subsidiaries and Joint Ventures of the Corporation

    The directors of subsidiaries consist exclusively of persons who serve as either officers or directors of the Corporation or York Federal.

    Y-F Service Corp. ("Y-F Service/YFSC"). Y-F Service owns office facilities which it leases to York Federal and affiliates and is engaged in land acquisition, development and construction of future branch locations. During fiscal 1999, YFSC completed development of two new branch locations and at June 30, 1999 had two branch development projects in progress with projected openings by the end of 1999 and Spring 2000. During fiscal 1996, Y-F Service substantially completed the construction of an office building in the City of York consisting of approximately 45,000 square feet of retail office space. This building is primarily occupied by the Association's administrative support staff but also includes lease of certain space to an unrelated third party. This construction project included the restoration of a historically significant facade partially funded by state grant monies and is representative of the Corporation's ongoing investment in its community. Y-F Service's net income was $313,000 for the year ended June 30, 1999. Stockholders' equity was $3.4 million at June 30, 1999.

    First Capital Brokerage Services, Inc. ("First Capital"). First Capital is a wholly owned discount securities brokerage subsidiary that provides services to customers of York Federal and the general public. Operations commenced October 1987. First Capital's net worth at June 30, 1999 was $194,000 net of capital distributions to York Financial during fiscal 1999 totaling $29,000 and its net income for the year ended June 30, 1999 was $60,000.

    First Capital Insurance Services Inc. (Formerly YF Insurance Agency). Incorporated in 1992, First Capital Insurance Services Inc. is a wholly-owned subsidiary of the Corporation and is available to provide credit life and health insurance products to certain of the insured institution's consumer loan customers, employee group benefit plans, as well as a wide variety of life insurance products to the retail market. First Capital Insurance Services Inc.'s net income was $13,000 for the year ended June 30, 1999. Stockholders equity was $11,000 at June 30, 1999.

    New Service Corp. ("New Service"). New Service Corp. primarily engages in land acquisition, development and construction projects for management or resale. New Service, is engaged in a joint venture involving the acquisition and development of residential real estate lots. The total number of developed lots was 122 with 18 remaining to be sold. At June 30, 1999, New Service Corp.'s investment of $333,000 represents a 50% equity interest in the venture with total assets of $713,000. See Note 9 of the Notes to Consolidated Financial Statements. In addition, New Service has investments in real estate, primarily office buildings. Losses were realized from operations due to the level of vacancies experienced in properties held for investment. New Service's net loss for the year ended June 30, 1999 was $139,000. At June 30, 1999 stockholders' equity was $665,000.

    Lenders Support Group ("LSG"). LSG performs residential construction and home inspection and residential appraisal services for York Federal and the general public. During fiscal 1999, and as part of the company's ongoing business planning process, it was determined to reassign the construction inspection and appraisal activities within the consolidated group to York Federal's mortgage banking group. LSG's operations were discontinued as of September 30, 1998 and was inactive for the remainder of the year. Operations during fiscal 1999 resulted in net income of $47,000. LSG's net worth was $1,000 at June 30, 1999.

    Meridian Venture Partners ("MVP"). MVP is an equity oriented venture capital partnership organized under the laws of Pennsylvania in February 1987, and licensed as a small business investment company. The purpose of MVP is to make equity investments, primarily in established companies (as opposed to start-up companies). The Corporation originally invested $4.0 million in MVP. During fiscal 1999, York Financial purchased the partnership interest of a limited partner resulting in a net limited partner capital position of 25.6% (net of SBA preferred limited partner interest discussed below). The net amount of the investment at June 30, 1999 including the Corporation's share of reported gains (losses) recognized using the equity method of accounting and partnership distributions is $3.8 million.

    York Financial's share of MVP income from operations for the year ended June 30, 1999 including market value adjustments of portfolio investments is $1.4 million. Such amount compares to income of $1.5 million for the year ended June 30, 1998. As of June 30, 1999, MVP had total assets of $32.6 million. As of September 30, 1994, the Small Business Administration ("SBA") was admitted as a Preferred Limited Partner to MVP. This admission enables MVP to draw down additional capital from the SBA in the form of Participating Securities. These securities share in distributions from MVP. As of June 30, 1999, MVP had $14.9 million of Participating Securities outstanding.

                     YORK FINANCIAL CORP. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS


                                                 March 31  June 30
                                                   2000      1999
                                               ---------- ----------
              ASSETS                           (Unaudited)
                                                   (In thousands)

Cash and due from banks:
  Noninterest-earning                          $   24,433 $   22,813
  Interest-earning                                 10,829      8,958
                                               ---------- ----------
                                                   35,262     31,771

Loans held for sale, net                            1,461     30,631
Securities available for sale                     351,509    295,691
Securities held to maturity (fair value at
  March 31, 2000 - $22,231
  and June 30, 1999 - $22,635)                     22,665     22,618
Loans receivable, net                           1,127,976    909,193
Real estate, net                                    5,795      8,633
Premises and equipment, net                        21,464     20,842
Federal Home Loan Bank stock, at cost              21,290      7,976
Accrued interest receivable                        11,218      8,581
Other assets                                       21,855     20,952
Investments in joint ventures                       9,795      7,738
                                               ---------- ----------
Total Assets                                   $1,630,290 $1,364,626
                                               ========== ==========
      LIABILITIES AND STOCKHOLDERS' EQUITY


Liabilities:
  Deposits                                     $1,153,293 $1,115,253
  Federal Home Loan Bank loans and
  other borrowings                                348,005    113,962
  Advances from borrowers for taxes
  and insurance                                     4,021      4,281
  Other liabilities                                15,033     20,720
                                               ---------- ----------
Total Liabilities                               1,520,352  1,254,216

Stockholders' Equity:
  Preferred Stock: 10,000,000
  shares authorized and unissued                        -          -
  Common Stock, $1.00 par value:
      Authorized 20,000,000 shares; issued
         March 31, 2000 - 10,107,267 shares;
         June 30, 1999 - 9,565,467 shares          10,107      9,565
  Additional capital                               97,105     90,417
  Retained earnings                                11,389     15,028
  Accumulated other comprehensive income           (8,133)    (3,938)
Unearned ESOP shares                                 (530)      (662)
                                               ---------- ----------
Total Stockholders' Equity                        109,938    110,410
                                               ---------- ----------
Total Liabilities and Stockholders' Equity     $1,630,290 $1,364,626
                                               ========== ==========

See notes to consolidated financial statements

                    YORK FINANCIAL CORP. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                        Three Months Ended                 Nine Months Ended
                                                                             March 31                            March 31
                                                                        2000           1999              2000             1999
                                                                    ----------       ---------       -----------      ------------
                                                                        (Dollars in thousands, except per share data, unaudited)
Interest income:
 Interest and fees on loans                                      $     21,732     $    17,139        $    61,008      $     52,468
 Interest on securities held for trading                                    5             157                 78               475
 Interest and dividends on securities available for sale                6,039           1,655             16,564             4,753
 Interest and dividends on securities held to maturity                    771             397              2,044               835
 Other interest income                                                    109           1,801                305             5,819
                                                                 ------------     -----------        -----------      ------------
    Total interest income                                              28,656          21,149             79,999            64,350
Interest expense:
 Interest on deposits                                                  13,272          12,224             38,306            37,789
 Interest on borrowings                                                 5,872             369             13,271             1,087
                                                                 ------------     -----------        -----------      ------------
    Total interest expense                                             19,144          12,593             51,577            38,876
                                                                 ------------     -----------        -----------      ------------
    Net interest income                                                 9,512           8,556             28,422            25,474
Provision for loan losses                                                 400             915              1,550             2,772
                                                                 ------------     -----------        -----------      ------------
    Net interest income after provision for loan losses                 9,112           7,641             26,872            22,702
Other income:
 Mortgage banking                                                         230             654              1,051             2,015
 Gain on sale of securities available for sale                             20               -                125               794
 Gain on sales of real estate                                              10              56                104               191
 Fees and service charges                                               1,115             807              3,305             2,632
 (Loss) income from joint ventures and partnerships                      (184)            (48)            (1,043)              483
 Other operating income                                                   640             480              1,563             1,077
                                                                 ------------     -----------        -----------      ------------
    Total other income                                                  1,831           1,949              5,105             7,192
Other expenses:
 Salaries and employee benefits                                         4,235           3,565             11,631            10,290
 Occupancy                                                              1,024             952              2,946             2,767
 Federal deposit insurance                                                 59             165                389               484
 Real estate                                                              281             274                619               672
 Data processing                                                          455             311              1,234               921
 Advertising                                                              387             195              1,245               770
 Other                                                                  1,883           1,423              5,211             4,691
                                                                 ------------     -----------        -----------      ------------
    Total other expenses                                                8,324           6,885             23,275            20,595
                                                                 ------------     -----------        -----------      ------------
Income before income taxes                                              2,619           2,705              8,702             9,299
Provision for income taxes                                                293             782              1,754             3,201
                                                                 ------------     -----------        -----------      ------------
Net income                                                       $      2,326     $     1,923        $     6,948      $      6,098
                                                                 ============     ===========        ===========      ============
Per share data:
 Net income                                                      $       0.23     $      0.19        $      0.70      $       0.61
                                                                 ============     ===========        ===========      ============
 Net income - assuming dilution                                  $       0.23     $      0.18        $      0.68      $       0.58
                                                                 ============     ===========        ===========      ============
 Cash dividends paid                                             $       0.13     $      0.12        $      0.38      $       0.36
                                                                 ============     ===========        ===========      ============
 Weighted average shares                                           10,007,061      10,169,307          9,982,897        10,047,202
                                                                 ============     ===========        ===========      ============
 Weighted average shares - assuming dilution                       10,161,308      10,458,958         10,197,648        10,451,464
                                                                 ============     ===========        ===========      ============

                See notes to consolidated financial statements

                     YORK FINANCIAL CORP. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                           Nine Months Ended
                                                                                March 31
                                                                          2000        1999
                                                                       -----------  -----------
                                                                       (In thousands, unaudited)
OPERATING ACTIVITIES
Net income                                                              $    6,948    $   6,098
Adjustments to reconcile net income to net cash provided by
  operating activities:
     Amortization and accretion on securities, net                            (162)         (37)
     Provision for loan losses                                               1,550        2,772
     Provision for real estate losses                                          250          200
     Depreciation and amortization                                           1,706        1,516
     Loans originated for sale                                              (2,792)    (142,013)
     Proceeds from sales of trading securities                              30,563      132,802
     Realized gains on trading securities                                     (399)      (1,713)
     Realized gains on sales of securities available for sale                 (125)        (794)
     Decrease in other assets                                               (2,313)      (9,097)
     Decrease in other liabilities                                          (3,305)      (1,509)
     Other increase (decrease)                                                 909         (967)
                                                                        ----------    ---------
Net cash provided by (used in) operating activities                         32,830      (12,742)

INVESTING ACTIVITIES
  Proceeds from sales of securities available for sale                      82,743       61,582
  Purchases of securities available for sale                               (72,765)     (88,415)
  Purchases of securities held to maturity                                       -      (14,371)
  Proceeds from maturities of securities held to maturity                        -        2,000
  Purchases of FHLB stock                                                  (13,313)           -
  Principal repayments on securities                                        10,791       17,019
  Net increase in short-term investments                                         -           77
  Loans originated or acquired, net of change in
    deferred loan fees                                                    (542,945)    (209,169)
  Principal collected on loans                                             237,876      214,588
  Proceeds from sales of loans                                                 717            -
  Purchases of real estate                                                    (236)        (330)
  Proceeds from sales of real estate                                         4,081        4,741
  Purchases of premises, equipment, and tenant improvements, net            (1,983)      (2,855)
  Other                                                                     (2,959)       1,658
                                                                        ----------    ---------
Net cash used in investing activities                                     (297,993)     (13,475)

FINANCING ACTIVITIES
 Net increase in noninterest-bearing demand deposits, interest-
     bearing transaction accounts and savings accounts                       2,775       64,153
 Net increase (decrease) in certificates of deposit                         35,264       (5,526)
 Net increase (decrease) in FHLB loans and other borrowings                234,043          (42)
 Issuance of common stock:
   Dividend reinvestment plan                                                1,671        1,716
   Stock option plans                                                          238        1,454
 Cash dividends paid                                                        (3,788)      (3,643)
 Cash paid in lieu of fractional shares                                        (16)         (18)
 Stock repurchased                                                          (1,666)      (1,001)
 Release of ESOP shares                                                        133          133
                                                                        ----------    ---------
Net cash provided by financing activities                                  268,654       57,226
                                                                        ----------    ---------
Increase in cash and cash equivalents                                        3,491       31,009
Cash and cash equivalents at beginning of period                            31,771      144,547
                                                                        ----------    ---------
Cash and cash equivalents at end of period                              $   35,262    $ 175,556
                                                                        ==========    =========

See notes to consolidated financial statements

                     YORK FINANCIAL CORP. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (Unaudited)

                                March 31, 2000


Note A -- Basis Of Presentation

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Such preparation requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Although the interim amounts are unaudited, they do reflect all adjustments (consisting of normal recurring accruals) that, in the opinion of management, are considered necessary for a fair presentation of the results of operations for the interim periods. Operating results for the nine month period ended March 31, 2000 are not necessarily indicative of the results that may be expected for the year ended June 30, 2000. For further information, refer to the consolidated financial statements and footnotes thereto included in the Corporation's annual report on Form 10-K for the year ended June 30, 1999.

     Cash Flow Information: For purposes of the statements of cash flows, cash equivalents include cash and amounts due from banks. During the nine months ended March 31, 2000 and 1999, the Association exchanged loans for mortgage-backed securities in the amounts of $114.2 million and $198.2 million, respectively. During the nine months ended March 31, 2000 and 1999, the Association transferred unpaid loan balances from loans to real estate acquired due to foreclosures of $2.4 million and $4.0 million, respectively. During the nine months ended March 31, 2000 and 1999, there was a noncash capital distribution from an investment in joint venture of $0 and $2,205,000, respectively.

     Reclassifications: Certain reclassifications have been made to the fiscal 1999 consolidated financial statements to conform with the fiscal 2000 presentation.

Note B - Definitive Agreement and Plan of Reorganization

     On March 28, 2000, York Financial Corp. and Harris Financial, Inc. jointly announced that they would enter into a definitive agreement and plan of reorganization pursuant to which York Financial Corp. and Harris Financial, Inc. would merge.

     To accomplish the merger, the Board of Trustees of Harris Financial, MHC, has adopted a plan of conversion pursuant to which it will convert from a mutual to a capital stock form of organization. Approximately 76% of Harris Financial's outstanding shares of common stock are owned by its mutual holding company, Harris Financial, MHC. The plan provides that Harris Financial will conduct an offering of common stock to certain Harris Savings Bank depositors.

     The number and price of shares to be issued in the conversion offering will be based on an independent appraisal. Under the terms of the agreement, the merger consideration will be based, in part, on the independent appraisal. The primary pricing provisions of the agreement include that if the independent appraisal of the common stock issued in the conversion is between $289.5 million and $341.5 million, each York Financial share will be exchanged for $17.25 of Harris Financial common stock based on the price at which Harris Financial's shares are sold in the conversion offering.

     The merger is contemplated to be accounted for under the "pooling of interests" method for business combinations. However, the agreement provides that the parties may mutually elect to employ the "purchase" method of accounting for the merger. In a "purchase", between 15% and 30% of the merger consideration may be paid in cash. The merger is intended to be a tax-free exchange for York Financial stockholders, except to the extent that cash is received as consideration.

     Harris Savings Bank is a community bank that operates 37 branches in five counties of south-central Pennsylvania and Washington County, Maryland. As of December 31, 1999, Harris Financial had assets of $2.7 billion, deposits of $1.4 billion and equity of $169.3 million. York Federal Savings and Loan Association is a community savings association that operates 25 full-service offices in four counties in south central Pennsylvania and Harford County, Maryland. As of March 31, 2000, York Financial had assets of $1.6 billion, deposits of $1.2 billion and equity of $109.9 million.

     As a result of the conversion and merger, York Federal Savings and Loan will be merged with Harris Savings Bank. The resulting company will be wholly owned by Harris Financial. Currently, Harris Savings is ranked fourth and York Federal is ranked sixth in deposit market share, in the five county south central region of Pennsylvania including Dauphin, York, Cumberland, Lancaster and Lebanon. With 13.3% of deposits after the combination, Harris will rank second in market share in the five county south central region. It will also have six branches holding $164 million in deposits in two Maryland counties. Pro forma for the merger and the expected second-step conversion indicate Harris Financial will have assets of approximately $4.5 billion, deposits of $2.5 billion and equity of $480.0 million.

     The merger is subject to the approval of York Financial's stockholders and the conversion is subject to the approval of Harris Savings' depositors and Harris Financial's minority stockholders. The transactions are also subject to the approval of federal and state bank regulatory authorities, as well as customary conditions. The conversion and merger are expected to be completed in the fourth quarter of 2000. The agreement provides for breakup fees and grants Harris Financial an option to acquire 19.9% of York Financial's common stock if the agreement is terminated under certain circumstances.

Note C -- Per Share Data

     On October 20, 1999, the Corporation declared a 5% stock dividend, to shareholders of record on November 5, 1999, to be distributed November 15, 1999. Net income per share is computed based on the weighted average number of common shares outstanding and dilutive common stock equivalents, adjusted for stock splits/dividends. Cash dividends paid per share are based on the number of common shares outstanding at each record date, adjusted for stock splits/dividends.

     The Corporation computes earnings per share in accordance with Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share". Earnings per common share ("basic") is computed using net income applicable to common stock and weighted average common shares outstanding during the period. Earnings per common share - assuming dilution ("diluted") is computed using net income applicable to common stock and weighted average common shares outstanding during the period after consideration of the potential dilutive effect of common stock equivalents based on the treasury stock method using an average market price for the period. The Corporation's common stock equivalents are solely related to stock options.

The following table sets forth the computation of basic and diluted earnings per share:

                                                         Three Months Ended      Nine Months Ended
                                                               March 31              March 31
                                                          2000        1999        2000      1999
                                                         -------     ------      ------    ------
                                                         (Dollars in thousands, Except Per Share Data)
Numerator:
 Net Income                                            $     2,326 $     1,923 $     6,948 $     6,098
                                                       ----------- ----------- ----------- -----------
  Numerator for basic and diluted earnings per share   $     2,326 $     1,923 $     6,948 $     6,098
                                                       =========== =========== =========== ===========

Denominator:
 Denominator for basic earnings per share-
  weighted-average shares                               10,007,061  10,169,307   9,982,897  10,047,202

 Effect of dilutive securities:
  Employee Stock Options                                   154,247     289,651     214,751     404,262
                                                       ----------- ----------- ----------- -----------
  Denominator for diluted earnings per share-
   adjusted weighted-average shares and assumed
   conversion                                           10,161,308  10,458,958  10,197,648  10,451,464
                                                       =========== =========== =========== ===========

Basic earnings per share                               $      0.23 $      0.19 $      0.70 $      0.61
                                                       =========== =========== =========== ===========

Diluted earning per share                              $      0.23 $      0.18 $      0.68 $      0.58
                                                       =========== =========== =========== ===========

Note D - Federal Home Loan Bank (FHLB) Loans and other borrowings

Borrowings consist of the following:

                                             March 31       June 30
                                               2000           1999
                                           ---------------------------
                                                  (In thousands)
FHLB loans payable to FHLB Pittsburgh,
 secured by all FHLB stock and certain
 first mortgage loans:

  Short-term loans:
   Due August 27, 1999, 5.12%              $        -       $   70,000
   Due July 1, 1999, 5.57%                          -           14,400
   Due April 1, 2000, 6.61%                   227,800                -
                                           ---------------------------
                                              227,800           84,400

Convertible select loans:
  Due 2002, conversion option date 1999,
   5.46%                                            -           25,000
  Due 2004, conversion option date 2001,
   5.75%                                       25,000                -
  Due 2006, conversion option date 2000,
   5.32%                                       25,000                -
  Due 2008, conversion option date 2003
   ($25,000,000 face amount bearing 4.69%
   stated rate less unamortized discount
   based on imputed interest rate of
   6.50%; March 31, 2000, $1,439)              23,561                -
  Due 2009, conversion option date 2002,
   5.75%                                       25,000                -
                                           ---------------------------
Other loans:
  Due 2008, 2.00%                                 275              285
  Due 2024, 4.25%                                 713              727
                                           ---------------------------
                                              327,349          110,412
                                           ---------------------------
Other borrowings:
  Due 2000, libor plus 2.00%                   15,000                -
  Due 2004, 0.90%                                  29                -
  Advance to ESOP
   Due 2004, prime plus .75%                      530              662

Repurchase agreements:
   Due July 1, 1999, 3.60%                          -            2,888
   Due April 1, 2000, 5.15%                     5,097                -
                                           ---------------------------
                                           $  348,005       $  113,962
                                           ===========================

     As of March 31, maturities of FHLB loans and other borrowings are as follows: 2001-$272,690,000; 2002-$24,769,000; 2003-$24,742,000; 2004-
$24,938,000; 2005-$39,000; thereafter-$827,000. The FHLB has the option of converting the fixed rate convertible select loans to a LIBOR adjustable rate loan quarterly after the conversion date. Upon conversion, management has the right to exercise a return option to the FHLB with no prepayment penalty. Accordingly, amounts are included in maturities based on the next conversion date.

     The FHLB of Pittsburgh has an established credit policy, which permits the Association to borrow amounts up to twenty times the amount of the Association's holding of FHLB stock at

Note D - Federal Home Loan Bank (FHLB) Loans and other borrowings - continued

negotiated interest rates. The Association may increase its borrowing over amounts currently available by purchasing additional FHLB stock.

     During 1994, the Corporation on behalf of the Employee Stock Ownership Plan arranged for a loan in the amount of $1,325,000 payable in equal annual installments of $132,500 plus interest at prime plus .75% for a period of 10 years. The final maturity will be March 31, 2004. The proceeds were used to acquire shares of the Corporation's stock for the benefit of the corporate sponsored employee stock ownership plan.

     During the second quarter of fiscal 2000, the Corporation obtained a demand line of credit with a commercial bank in the amount of $15.0 million at LIBOR plus 2.00%, with a review of the commitment on a semi-annual basis.

Note E -- Comprehensive Income

     SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements that are displayed with the same prominence as other financial statements, and also provides for footnote disclosure of total comprehensive income in interim financial statements. Total comprehensive income for the three months ended March 31, 2000 and 1999 was $1.3 and $1.4 million, respectively. Year to date total comprehensive income was $2.8 million for 2000 compared to $4.9 million for 1999. Comprehensive income was lower for the nine months ended March 31, 2000 as compared to the same period in 1999 due to increased unrealized holding losses on securities available for sale.

Note F - Income Taxes

     Income tax expense for the Corporation is different than the amounts computed by applying the statutory federal income tax rate to income before income taxes because of the following:

                                               Percentage of Income
                                               Before Income Taxes
                                          ------------------------------
                                             Nine Months     Fiscal Year
                                                Ended           Ended
                                               March 31        June 30
                                                 2000            1999
                                          ------------------------------
Income tax expense at
 federal statutory rate                         35.0 %           35.0 %
Tax-exempt income                               (0.6)            (0.3)
State income taxes, net
 of federal benefit                             (1.6)             1.0
Federal tax credits                            (12.0)            (1.3)
Other                                           (0.7)            (0.2)
                                          -------------------------------
Effective tax rate                              20.1 %           34.2 %
                                          ===============================

Note G -- Recently Issued Accounting Guidance

     In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. The effective date of the Statement was deferred in June 1999 under SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133". This Statement is effective for financial statements issued for all quarters of all fiscal years beginning after June 15, 2000. The adoption of SFAS No. 137 is not expected to have a material impact on the Corporation's consolidated financial statements.

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
        CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF
                             YORK FINANCIAL CORP.

Financial Review

     The purpose of this discussion is to provide additional information about York Financial Corp. ("York Financial" or "Corporation"), its financial condition and results of operations. Readers of this report should refer to the consolidated financial statements and other financial data presented throughout this report to fully understand the following discussion and analysis.

     York Financial is a unitary savings and loan holding company incorporated in Pennsylvania in September 1985 and in August 1986 became the sole stockholder of York Federal Savings and Loan Association ("York Federal" or "Association"), a federally chartered stock savings and loan association. Presently, the primary business of York Financial is the business of York Federal. At March 31, 2000, the Corporation had consolidated assets of $1.6 billion, total deposits of $1.2 billion and stockholders' equity of $109.9 million. The Association is a member of the Federal Home Loan Bank ("FHLB") of Pittsburgh and is subject to supervision, examination and regulation by the Office of Thrift Supervision ("OTS") and the Federal Deposit Insurance Corporation ("FDIC"). The Association is primarily engaged in the business of attracting deposits and investing these deposits into loans secured by residential and commercial real property, commercial business loans, consumer loans and investment securities. York Federal conducts its business through twenty-five offices located in south central Pennsylvania and Maryland. In addition, York Federal maintains a commissioned mortgage origination staff as well as mortgage correspondent relationships which originate residential mortgage loans for the Association primarily in Pennsylvania, Maryland and Virginia, although loans are originated in 11 states within the Mid- Atlantic region. The Association's deposits are insured up to applicable limits by the Savings Association Insurance Fund ("SAIF") of the FDIC.

     The Corporation's net income is highly dependent on the interest rate spread between the average rate earned on loans and securities and the average rate paid on deposits and borrowings as well as the amount of the respective assets and liabilities outstanding. Other operating income is an important supplement to York Federal's interest income and includes mortgage banking activities with gains on sales of mortgage-backed securities and related value attributed to mortgage servicing rights created from loan originations and service fee income derived from the portfolio of loans serviced for others. Other operating income also includes gains and losses on sales of securities available for sale, gains and losses on sales of real estate, equity in earnings (losses) of limited partnership interests, and fees and service charges assessed on loan and deposit transactions.

Interest Rate Sensitivity Management

     Market risk is the risk of loss from adverse changes in market prices and rates. The Corporation's market risk arises principally from interest rate risk within York Federal. In an effort to maintain control over such risks, management of York Federal focuses its attention on managing the interest rate sensitivity of assets and liabilities and controlling the volume of lending, securities, deposit and borrowing activities. By managing the ratio of interest sensitive assets to interest sensitive liabilities repricing in the same periods, the Association seeks to control the adverse effect of interest rate fluctuations. The Corporation's assets and liabilities are not directly exposed to foreign currency or commodity price risk. At March 31, 2000 and June 30, 1999, the Corporation had no off-balance sheet derivative financial instruments.

     Management utilizes an Asset/Liability Committee (ALCO), which meets at least once a month, to review the Association's interest sensitivity position on an ongoing basis and prepare strategies regarding the acquisition and allocation of funds to maximize earnings and maintain the interest rate sensitivity position at acceptable levels. The Association originates for portfolio principally short and intermediate term and adjustable rate loans and sells most fixed rate loan originations. Additionally, investment securities categorized as available for sale have been acquired for portfolio. The funding sources for these portfolio loans and securities are deposits and borrowings with various maturities. In addition to normal portfolio management activities, strategies are evaluated on an ongoing basis, and implemented as necessary to manage interest rate risk levels, including asset sales, equity infusions to York Federal and extension of maturities of borrowings. As part of our risk management, we utilized all of these strategies with the sale of intermediate term loans totaling $82.6 million, equity infusions to York Federal from cash available at York Financial and proceeds from a commercial bank borrowing totaling $18 million and through extensions of maturities on certain borrowings, refer to Note D of the Consolidated Financial Statements.

     The ALCO monitors the Association's interest rate risk position utilizing simulation analysis. Net interest income fluctuations and the net portfolio value ratio are determined in various interest rate scenarios and monitored against acceptable limitations established by management and approved by the Board of Directors. Such rate scenarios include immediate rate shocks adjusting rates in +/- 100 basis point (bp) increments resulting in projected changes to net interest income over the next 12 months and projected net portfolio value ratios as indicated in the following table.

     An analysis of hypothetical changes in interest rates as of March 31, 2000 compared to June 30, 1999 is as follows:

                       March 31, 2000                  June 30, 1999
               ----------------------------  --------------------------------
 Basis point    Percentage                    Percentage
  Change in     change in                      change in
  interest     Net interest  Net portfolio   Net Interest      Net portfolio
    rates       income (1)  value ratio (2)   income (1)      value ratio (2)
------------   ----------------------------  --------------------------------

     300         (29.00%)        4.46%          (14.00%)           4.70%
     200         (18.00%)        5.70%           (9.00%)           5.75%
     100          (9.00%)        6.89%           (4.00%)           6.69%
       0           0.00%         7.98%            0.00%            7.49%
    (100)          5.00%         8.96%            4.00%            8.15%
    (200)          8.00%         8.94%            6.00%            8.41%

               (1) The percentage change in this column represents an increase (decrease) in net interest income for 12 months in a stable interest rate environment versus net interest income for 12 months in the various rate scenarios.

               (2) The net portfolio value ratio in this column represents net portfolio value of the Association in various rate scenarios, divided by the present value of expected net cash flows from existing assets in those same scenarios. Net portfolio value is defined as the present value of expected net cash flows from existing assets, minus the present value of expected net cash flows from existing liabilities, plus or minus the present value of expected net cash flows from existing off-balance-sheet contracts.

     Simulation results are influenced by a number of estimates and assumptions with regard to embedded options, prepayment behaviors, pricing strategies and cashflows. The risk profile of the Association has increased as indicated in the preceding table. The increase in net interest income variability in various rate shock scenarios is due to the continuation of portfolio lending and investment leverage strategies which were funded with convertible borrowings and overnight borrowings resulting in inherently more interest rate risk than previous periods, combined with an increase in market interest rates. Net portfolio value had less variability due to strategies evaluated and implemented to manage risks over the long term. Assumptions and estimates used in simulation analysis are inherently subjective and, as a consequence, results will neither precisely estimate net interest income or net portfolio value nor precisely measure the impact of higher or lower interest rates on net interest income or net portfolio value ratio. The results of these simulations are reported to the Association's Board of Directors on a quarterly basis. Management has determined that the level of interest rate risk is within established limits at March 31, 2000.

Asset Quality

     Management is aware of the risks inherent in lending and continually monitors risk characteristics of the loan portfolio. The Association's Business Banking Group offers financial products and services to small and mid-sized businesses in the Association's branch market area.

The nature of these products and services and the financial characteristics of the target client group may have the effect of increasing the Association's credit risk exposure. The Association has employed management expertise and has adopted credit management policies to control the credit risk exposure inherent in this activity.

     The Association's policy is to maintain the allowance for loan losses at a level believed adequate by management to absorb losses in the existing loan portfolio. The allowance for loan loss is an estimate. These estimates are reviewed periodically and, any adjustments necessary, are recognized in operations in the period adjustments become known. Management's determination of the adequacy of the allowance is performed by an internal loan review committee and is based on known and inherent risk characteristics in the portfolio, past loss experience, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, current economic conditions, and such other relevant factors which in management's judgment deserve recognition. The allowance for loan losses related to impaired loans was determined in accordance with SFAS No. 114, as amended by SFAS No. 118. Actual losses or recoveries are charged or credited directly to the allowance.

An analysis of the allowance for loan losses, for the periods indicated is as follows:

                                                                               Nine Months      Fiscal Year
                                                                                  Ended            Ended
                                                                                March 31          June 30
                                                                                  2000              1999
                                                                             --------------    --------------
                                                                                    (Dollars in thousands)
Total allowance for loan losses at beginning of period                       $       10,803    $        8,810
Loans charged-off:
 Real estate - mortgage:
  Residential                                                                           853             1,581
  Commercial                                                                              -                16
 Consumer                                                                               400               397
                                                                             --------------    --------------
   Total charged-offs                                                                 1,253             1,994

Recoveries:
 Real estate - mortgage:
  Residential                                                                           129               325
  Commercial                                                                              6                24
 Consumer                                                                                16                 6
                                                                             --------------    --------------
   Total recoveries                                                                     151               355
                                                                             --------------    --------------
   Net loans charged-off                                                              1,102             1,639
Provision for loan losses                                                             1,550             3,632
                                                                             --------------    --------------
Total allowance for loan losses at end of period                             $       11,251    $       10,803
                                                                             ==============    ==============
Percentage of net charge-offs to average loans outstanding
   during the period                                                                   0.10%             0.18%
                                                                             ==============    ==============
Percentage of allowance for loan losses to adjusted total loans                        0.99%             1.17%
                                                                             ==============    ==============

     The allowance for loan losses totaled $11.3 million or 0.99% of adjusted total loans of $1.1 billion at March 31, 2000 compared to $10.8 million or 1.17% of adjusted total loans of $920.0 million at June 30, 1999. Management believes the allowance for loan loss is adequate relative to its assessment of existing risk characteristics within the loan portfolio. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on specific circumstances related to future problem loans, increased risk due to a change in mix within the portfolio as well as changes in economic conditions.

An analysis of nonperforming assets is summarized as follows:

                                             March 31          June 30
                                               2000             1999
                                          --------------   --------------
                                             (Dollars in thousands)

Loans accounted for on a nonaccrual
basis:

  Real Estate-mortgage:
   Residential                            $          502   $          870
  Consumer                                             -               49
                                          --------------   --------------
     Total nonaccrual loans                          502              919
Accruing loans which are
 contractually past due 90 days
 or more:
  Real estate-mortgage:
   Residential                                     6,615            8,311
  Consumer                                           834              823
                                          --------------   --------------
    Total of 90 days past due loans                7,449            9,134
                                          --------------   --------------
Total of nonaccrual and 90 days past
 due loans                                $        7,951   $       10,053
                                          ==============   ==============
 As a percent of total loans                        0.70%            1.07%
                                          ==============   ==============

Real estate owned:
 Real estate acquired through
  foreclosure or repossession by
  loan type:
 Real estate:
  Residential                             $        2,689   $        4,571
  Commercial                                         401            1,055
  Land                                             1,064            1,319
 Allowance for real estate losses                    (55)             (45)
                                          --------------   --------------
Total real estate owned                   $        4,099   $        6,900
                                          ==============   ==============
 As a percent of total assets                       0.25%            0.51%
                                          ==============   ==============
Total nonperforming assets                $       12,050   $       16,953
                                          ==============   ==============
 As a percent of total assets                       0.74%            1.24%
                                          ==============   ==============


     The Association's nonaccrual policy generally covers loans, which are 90 or more days past due, dependent upon type of loan and related collateral. All commercial loans are placed on nonaccrual status when the collectibility of interest is uncertain based on specific circumstances evaluated on a loan by loan basis or when interest is more than 90 days past due. In the case of residential real estate and consumer loans, the Association implemented the Uniform Retail Credit Classification Policy effective June 30, 1999 and follows this policy for placing loans on nonaccrual status.

     Management recognizes the risk of potential reduction in value of real estate owned during the holding period and provides for such risk by maintaining an allowance for real estate losses (such allowance is separate from and in addition to the allowance for loan losses). For the nine months ended March 31, 2000, net charge-offs were $240,000 and additions to the allowance totaled $250,000 resulting in an increase in the allowance to $55,000 at March 31, 2000. Management continually monitors the risk profile of real estate owned and maintains an allowance for real estate losses at a level believed adequate to absorb potential losses within the real estate portfolio.

Liquidity

     The primary purpose of asset/liability management is to maintain adequate liquidity and a desired balance between interest- sensitive assets and liabilities. Liquidity management focuses on the ability to meet the cash flow requirements of customers wanting to withdraw or borrow funds for their personal or business needs. Interest rate sensitivity management focuses on consistent growth of net interest income in times of fluctuating interest rates. The management of liquidity and interest rate sensitivity must be coordinated since decisions involving one may influence the other.

     Liquidity needs can be met by either reducing assets or increasing liabilities. Sources of asset liquidity include short term investments, securities available for sale, maturing and repaying loans and monthly cash flows from mortgage-backed securities. The loan portfolio provides an additional source of liquidity due to York Federal's participation in the secondary mortgage market. Liquidity needs can be met by attracting deposits and utilizing borrowing arrangements with the FHLB of Pittsburgh and the Federal Reserve Bank of Philadelphia for short and long term loans as well as other short-term borrowings.

     Deposits represent the Association's primary source of funds. The Association does not rely on brokered deposits as a source of funds. During the nine months ended March 31, 2000, the Association's deposits increased $38.0 million. To supplement deposit-gathering efforts, York Federal borrows from the FHLB of Pittsburgh.

     At March 31, 2000, York Federal had $327.3 million in FHLB loans outstanding at a weighted average interest rate of 6.36%, an increase of $216.9 million for the first nine months of fiscal 2000. The Association was required to purchase additional FHLB stock due to increased borrowings. Other borrowings also increased for the first nine months of fiscal 2000 to $20.7 million from $3.6 million for the same period in the prior year. For additional details of FHLB loans and other borrowings, refer to Note D of the Notes to Consolidated Financial Statements.

     Amortization and prepayments of loans and proceeds from loan and securities sales represent a substantial source of funds to York Federal. These sources amounted to $361.4 million for the first nine months of fiscal 2000. Such amount includes a loan sale to manage the Association's risk position.

     Generally, the principal use of funds is the origination of mortgage and other loans. In addition, leverage strategies to effectively utilize available capital were completed early in the first nine months of fiscal 2000. These strategies resulted in expansion of the investment portfolio through the purchase of available for sale securities as well as an increase in loan balances. The carrying value of securities available for sale increased $55.8 million for the first nine months of fiscal 2000 from $295.7 million at June 30, 1999 to $351.5 million at March 31, 2000. Additionally, FHLB stock increased $13.3 million during the first nine months of fiscal 2000 as a result of our increased borrowings.

     Loan demand resulted in total originations of $548.3 million for the period ended March 31, 2000. Loan originations were obtained through various channels including the retail branch system, commissioned mortgage origination staff, tele-mortgage activity, expanded mortgage correspondent relationships and Business Banking relationship managers. The volume of originations was favorably impacted by the Association's pricing strategies and a relatively low-rate interest rate environment in the earlier portion of the fiscal year. A significant component of loan origination volume was intermediate term mortgage products, primarily, 5/1 CMT adjustable rate loans (fixed rate for the first five years with annual adjustments thereafter). During the nine months ended March 31, 2000, the loan portfolio increased $218.8 million to $1.1 billion at March 31, 2000.

     Under current regulations, York Federal is required to maintain liquid assets at 4.0% or more of its net withdrawable deposits plus short-term borrowings. For the quarter ended March 31, 2000, the Association's liquidity level was 6.5%.

Capital

     The management of capital provides the foundation for future asset and profitability growth and is a major strategy in the management of York Financial Corp. Stockholders' equity at March 31, 2000, totaled $109.9 million compared to $110.4 million at June 30, 1999, a decrease of $0.5 million or 0.4%. This decrease was primarily a result of the impact of unrealized losses on "available for sale" securities, retirement of shares related to a stock repurchase program and cash dividends paid, partially offset by a combination of factors including current earnings and the issuance of shares in connection with various benefit and dividend reinvestment plans.

     During August 1999, the Board of Directors authorized a second stock repurchase program for up to 478,000 shares of the Corporation's common stock. In February 2000, the second stock repurchase program expired. Under each repurchase plan, share purchases were made from time to time depending on market and business conditions. During the nine months ending March 31, 2000, 118,293 shares were repurchased and retired under the stock repurchase programs. To date, the Corporation has repurchased and retired 395,957 shares under its stock repurchase programs. At March 31, 2000, there were no open authorizations for additional share repurchases.

     OTS regulated thrifts must comply with various capital standards:

     Tangible Capital. Generally, common stock plus retained earnings must equal at least 1.5% of adjusted total assets.

     Tier 1 (Core) Capital to total assets. Tangible capital plus qualifying supervisory goodwill (arising from the purchase of a troubled savings association) and other qualifying intangible assets must equal at least 3.0% of adjusted total assets; 5.0% to be deemed well capitalized.

     Risk-Based Capital. Risk-based capital must equal at least 8.0% of risk-weighted assets, as defined in the regulations; 10% to be deemed well capitalized. The tier 1 (core) capital component of risk-based capital, as defined above, must equal at least 6.0% of risk weighted assets to be deemed well capitalized.

     At March 31, 2000, York Federal's tangible and core capital both equaled 7.4% ($120.5 million), substantially in excess of the minimum regulatory requirements of 1.5% and 3.0%/5.0%, respectively. York Federal's total assets do not include any goodwill. York Federal's core capital to risk- weighted assets equaled 12.5% ($120.5 million) at March 31, 2000, which exceeds the required level of 6.0%. Finally, York Federal's risk-based capital ratio equaled 13.6% ($130.9 million) at March 31, 2000 which exceeds the required level of 8.0% by $53.7 million, and exceeds the required level to be deemed well capitalized of 10.0% by $34.4 million.

Transactions with Affiliates

     Transactions with affiliates are limited to 10% of capital and surplus per affiliate with an aggregate limit on all such transactions with affiliates to 20% of capital and surplus. At March 31, 2000 such transactions are within these regulatory limits.

Results of Operations

     Nine months ended March 31, 2000 compared to March 31, 1999

Net Interest Income

     York Financial's earnings are affected by the level of York Federal's net interest income, the difference between the income it receives on its loan portfolio and other investments, and its cost of funds, consisting primarily of interest paid on deposits and borrowings. Net interest income is affected by the average yield on interest-earning assets, the average rate paid on interest-bearing liabilities, and the ratio of interest-earning assets to interest-bearing liabilities.

     Net interest income for the nine months ended March 31, 2000 was $28.4 million compared to $25.5 million for the same period last year, which represents an 11.4% increase. The increase in net interest income was primarily due to an increase in average balances in loan and securities portfolios, which more than offset the lower earning asset yield and the higher cost of funds rate. The margin on interest-earning assets decreased to 2.55% from 2.88% for the nine months ended March 31, 2000 and 1999, respectively.

                                                             Nine Months Ended March 31

                                                       2000                                   1999
                                        ---------------------------------------------------------------------------
                                          Average                   Yield       Average                    Yield
                                          Balance    Interest        Rate       Balance     Interest        Rate
                                        ----------   ----------      ----      ----------   ----------      ----
                                                                (Dollars in thousands)
Interest-earning assets:
  Loans (1)(2)(3)                       $1,086,738   $   61,008       7.49%    $  894,211   $   52,468       7.82%
  Securities held for trading                1,482           77       7.08         10,071          475       6.29
  Securities available for sale            353,579       16,545       6.22        101,461        4,753       6.25
  Securities held to maturity               39,598        2,044       6.83         18,576          835       5.95
  Other interest-earning assets              7,357          305       5.43        154,209        5,819       4.96
                                        ----------   ----------      -----     ----------   ----------      -----
Total interest-earning assets            1,488,754       79,979       7.16      1,178,528       64,350       7.27
Non interest-earning assets                 84,037                                 72,921
                                        ----------                             ----------
     Total                              $1,572,791                             $1,251,449
                                        ==========                             ==========
Interest-bearing liabilities:
  Deposits
     NOW accounts                       $  109,004        1,368       1.67       $105,022        1,601       2.03
     Savings accounts                       48,251          907       2.50         59,587        1,120       2.50
     Money market accounts                 324,319       10,777       4.42        283,763        9,492       4.46
     Certificate accounts                  612,108       25,254       5.49        615,283       25,576       5.54
  Borrowings                               318,709       13,271       5.54         28,811        1,087       5.03
                                        ----------   ----------      -----     ----------   ----------      -----
Total interest bearing liabilities       1,412,391       51,577       4.86      1,092,466       38,876       4.74
                                                     ----------      -----                  ----------      -----
Noninterest-bearing deposits                25,088                                 59,870
Noninterest-bearing liabilities             26,562                                 16,908
                                        ----------                             ----------
                                         1,464,041                              1,169,244
Stockholders' equity                       108,750                                112,205
                                        ----------                             ----------
     Total                              $1,572,791                             $1,281,449
                                        ==========                             ==========
Ratio of interest-earning assets
  to interest-bearing liabilities:            1.05x                                  1.08x
                                        ==========                             ==========
Net interest income/interest rate
  spread                                             $   28,402       2.30%                 $   25,474       2.53%
                                                     ==========      =====                  ==========      =====
Net interest-earning assets/
  margin on interest-earning assets     $   76,363                    2.55%    $   86,062                    2.88%
                                        ==========                   =====     ==========                   =====

(1) Average balances include loans on nonaccrual status.
(2) Average balances include loans held for sale.
(3) Interest includes amortization of loan fees.

     During the nine months ended March 31, 2000, York Federal originated $548.3 million of loans including loans refinanced from the Association's loan portfolio. The result of these originations, when combined with mortgage securitizations and sales totaling $114.2 million and loan repayment activity, was a 21.5% increase in average loans outstanding during the first nine months of fiscal 2000 as compared to the same period in the prior year. The average balance of securities and other interest earning assets increased $117.7 million over the same period last year and results from the above mentioned secondary market activity and the Corporation's leveraging strategy which was supported by an increase in deposits of $30.0 million and increased borrowings of $289.9 million over the same period in the prior year. The resulting composition shift of the Association's assets had a positive effect on interest income although the yield on earning assets decreased 11 basis points to 7.16%. The average rate on interest-bearing liabilities increased to 4.86% as compared to 4.74% in the same period last year. The higher rate on interest-bearing liabilities was primarily a result of the increase in the cost of funds for borrowings. The average rate paid on borrowings increased to 5.54% as compared to 5.03% in the same period of last year. The net effect caused the interest rate spread for the current period to decrease to 2.30% from 2.53% in the same period last year.

     The volume/rate analysis shown in the following table presents a comparative analysis of reported interest income and expense in relation to changes in specific asset and liability account balances (volume) and corresponding interest rates (rate). This analysis illustrates the net impact of previously discussed volume and rate changes on net interest income for the nine months ended March 31, 2000 compared to the same period ended March 31, 1999.

                                        Nine Months Ended March 31
                                          2000 compared to 1999
                                        Increase (Decrease) Due to:
                                     -------------------------------
                                      Volume       Rate        Net
                                      ------       ----        ---
                                              (In thousands)
Interest income:
  Loans                              $10,808     $(2,268)    $ 8,540
  Securities held for trading           (405)          7        (398)
  Securities available for sale       11,674         118      11,792
  Securities held to maturity          1,056         153       1,209
  Other interest-earning assets       (5,540)         26      (5,514)
                                     -------     -------     -------
      Total                           17,593      (1,964)     15,629
Interest expense:
  Deposits

    NOW accounts                          50        (283)       (233)
    Savings accounts                    (212)         (1)       (213)
    Money market accounts              1,356         (71)      1,285
    Certificate accounts                (123)       (199)       (322)
  Borrowings                          12,061         123      12,184
                                     -------     -------     -------
      Total                           13,132        (431)     12,701
                                     -------     -------     -------
Net interest income                  $ 4,461     $(1,533)    $ 2,928
                                     =======     =======     =======

Provision for Loan Losses

     Management is aware of the risks inherent in lending and continually monitors risk characteristics of the loan portfolio. See "Asset Quality".

Other Income

     Other income was $5.1 million for the nine months ended March 31, 2000, a decrease of $2.1 million from the nine months ended March 31, 1999.

     The following table provides the components of mortgage banking income:

                                                    Nine Months Ended
                                                        March 31
                                                      2000      1999
                                                      ----      ----
                                            (Dollars in thousands,unaudited)

Gain on sales of loans and trading securities        $  399     $1,713
Unrealized gain on loans and trading securities           -         44
Loan servicing fee income, net of amortization          637        257
Gain on sale of mortgage servicing rights                15          1
                                                     ------     ------
                                                     $1,051     $2,015
                                                     ======     ======

     Mortgage banking income for the nine months ended March 31, 2000 decreased $964,000 to $1,051,000 or 47.8% as compared to the same period in 1999. Included in mortgage banking income are gain on sales of loans and unrealized gain on trading securities of $399,000 for the nine months ended March 31, 2000 compared to $1,757,000 for the same period in 1999. Due to a change in the rate environment, the primary loan type originated has been a portfolio loan type instead of mortgage banking loans. This reduced mortgage banking loan volume resulted in lower mortgage banking income. Mortgage-backed securities created in conjunction with the Association's mortgage banking activities are deemed trading securities and are carried at fair value with unrealized gains and losses reported in the income statement. At March 31, 2000, there were no securities held for trading.

     The portfolio of loans serviced for others totaled $561.3 million at March 31, 2000 with a net average servicing rate of approximately 16.8 basis points as compared to $568.3 million at March 31, 1999 with a net average servicing rate of approximately 6.3 basis points. The increase in net servicing rate is primarily attributable to the change in impairment adjustments recorded as a result of changes in prepayment speeds from year to year. Amortization of capitalized mortgage servicing rights for the nine months ended March 31, 2000 was $420,000 compared to $552,000 in the prior year and is recognized as a reduction of gross servicing fee income. The combination of these volume and rate changes caused net loan servicing fees for the first nine months of fiscal 2000 to increase to $637,000 from $257,000 recognized in the same period for fiscal 1999.

     Gain on the sale of available for sale securities totaled $125,000 at March 31, 2000 as compared to $794,000 at March 31, 1999. During 2000, a FreddieMac (FHLMC) Preferred Stock pairoff resulted in a gain of $105,000. The pairoff was initiated by the broker and as a result of an inability to deliver the security. Additionally, during the quarter ended March 31, 2000, there was a $20,000 gain on the asset sale as part of interest rate management strategies. During fiscal 1999, FannieMae (FNMA) introduced a program, which provided for the securitization of high loan-to-value seven year balloon loans. Management, recognizing the default risk associated with this loan type, securitized $58.0 million of portfolio loans qualifying under the FNMA program. Furthermore, in consideration of the interest rate risk associated with this asset, $40.6 million of these securities were sold resulting in the aforementioned gain for the nine months ended March 31, 1999.

     Fees and service charges for the nine months ended March 31, 2000 increased $673,000 or 25.6% to $3,305,000 as compared to $2,632,000 in the same period in 1999. The increase in fees and service charges is primarily a result of growth in loan and deposit volume. The increase in deposit account servicing fees is related to increased volume of electronic transactions initiated by deposit customers including inter-account sweeps, ATM transactions and VISA debit card utilization. In addition, increased commercial loan and checking account relationships initiated through Business Banking activities and the related fee structure associated with such accounts contributed to the increase in fees and service charges.

     The Corporation is a partner in various joint ventures and partnerships. For the first nine months of fiscal 2000, the loss from these investments totaled $1,043,000 as compared to income of $483,000 for the same period in fiscal 1999. The variance related to joint ventures and partnerships is due primarily to the following factors: (1) For the first nine months of fiscal 2000, losses of $602,000 on a venture capital partnership resulted from the decreased market value of underlying portfolio investments and operating losses compared to gains of $566,000 in the same period of fiscal 1999; (2) The Corporation is a limited partner in several partnerships for the purpose of acquiring, renovating, operating and leasing qualified low-income housing and historic properties. During the nine months ended March 31, 2000, losses related to these partnerships amounted to $495,000 compared to losses of $88,000 for the same period in the prior year. Benefits attributed to these partnerships include low income housing and historic tax credits, refer to Note F of the Notes to Consolidated Financial Statements.

     Other operating income was $1,563,000 in the first nine months of fiscal 2000 as compared to $1,077,000 in the first nine months of fiscal 1999. As products and services become more fully integrated within the retail branch system, related income derived from discount brokerage and insurance units resulted in an increase in other operating income. Other effects on other operating income were income on corporate-owned life insurance policies related to a supplemental executive retirement plan.

Other Expenses

     Other expenses of $23.3 million increased $2,680,000 or 13.0% for the nine months ended March 31, 2000 as compared to the same period in 1999.

     Salaries and employee benefits for the nine months ended March 31, 2000 increased $1,341,000 or 13.0% over the same period in 1999 and is attributable to a combination of the following factors: annual adjustments through the salary administration program, increased commissions related to affiliate brokerage and insurance units and expenses related to a supplemental executive retirement plan. The number of full time equivalent personnel at March 31, 2000 was 405 compared to 399 at March 31, 1999. Federal deposit insurance decreased $95,000 or 19.6% for the nine months ended March 31, 2000 as compared to the same period in 1999, and is due to the lower Financing Corporation (FICO) debt service assessment by the FDIC. Data processing increased $313,000 or 34.0% in fiscal 2000 compared to fiscal 1999 due to costs related to technology purchases to enhance efficiency. Advertising cost increased $475,000 or 61.7% for the nine months ended March 31, 2000 as compared to the same period in 1999, and is primarily attributable to ongoing efforts to enhance customer and product awareness through various media campaigns. Other expenses for the nine months ended March 31, 2000 increased $520,000 or 11.1% compared to the same period in 1999, as a result of increased cost of services and the effects of increased loan and deposit volume.

Provision for Income Taxes

     The provision for income taxes of $1,754,000 for the nine months ended March 31, 2000 represents an effective tax rate of 20.1% as compared to 34.4% for the same period last year. For additional details of Income Taxes, refer to Note F of the Notes to Consolidated Financial Statements.

Other Matters

Impact of Year 2000

     We passed the turn of the century without any internal or third party problems but will continue to monitor as we pass certain first events of the new year. Various first events have already been tested and reviewed as part of the Year 2000 action plan. We will have our contingency plans in effect on a continual basis in the unlikely event that a Year 2000 disruption occurs.

     The incremental cost and related investments of the Year 2000 effort has been estimated to total $320,000. The timing and recognition of such costs has not been considered to be material to any one fiscal period. Additional costs in the current fiscal year related to Year 2000 are not expected.

Effects of Inflation and Changing Prices

     The consolidated financial statements and related financial data presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in relative purchasing power over time due to inflation.

     Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than does the effect of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the price of goods and services since such prices are affected by inflation. In the current interest rate environment, the liquidity and maturity structures of York Federal's assets and liabilities are critical to the maintenance of acceptable performance levels.

_______________________________________________________________________________

     You should rely only on the information contained in this document or that to which we have referred you. We have not authorized anyone to provide you with information that is different. This document does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful. The affairs of Harris Financial or Harris Savings Bank and York Financial or York Federal may change after the date of this prospectus. Delivery of this document and the sales of shares made hereunder does not mean otherwise.

_______________________________________________________________________________


                          New Harris Financial, Inc.
                     (Successor to Harris Financial, Inc.)




                    Up to 26,450,000 Shares of Common Stock




                                  Prospectus



                                ______________

                               Ryan, Beck & Co.

                                ______________



                               August ____, 2000


_______________________________________________________________________________

     Until the later of _____________________, 2000 or 25 days after commencement of the public offering, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

_______________________________________________________________________________

PART II:  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

                                                                      Amount(1)
                                                                      ---------

     Legal Fees and Expenses*.....................................   $  475,000
     Accounting Fees and Expenses*................................      250,000
     Financial advisor fees and expenses*(2)......................      300,000
     Appraisal Fees and Expenses*.................................      180,000
     Printing, Engraving, Postage and Mailing*....................      560,000
     OTS Filing Fee...............................................       14,400
     SEC Filing Fee...............................................       80,000
     NASD Filing Fee*.............................................       35,000
     Data Processing*.............................................       49,600
     Other Miscellaneous Expenses*................................      195,000
                                                                     ----------
     Total**......................................................   $2,139,000
                                                                     ==========

---------------
*    Estimated.
(1)  Excludes expenses related to the acquisition of York Financial Corp.
(2) Excludes underwriting discounts and commissions pursuant to Item 511 of Regulation S-K.


Item 14.    Indemnification of Directors and Officers

     ARTICLE VI of the Bylaws of Harris Financial, Inc. (the "Corporation") provides for indemnification of directors and officers of the Company as follows:

     6.1  Third Party Actions. The Corporation shall indemnify any person who
          -------------------
was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, provided that the Corporation shall not be liable for any amounts which may be due to any such person in connection with a settlement of any action or proceeding effected without its prior written consent or any action or proceeding initiated by any such person (other than an action or proceeding to enforce rights to indemnification hereunder).

     6.2  Derivative and Corporate Actions. The Corporation shall indemnify any
          --------------------------------
person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, provided that the Corporation shall not be liable for any amounts which may be due to any such person in connection with a settlement of any action or proceeding affected without its prior written consent. Indemnification shall not be made under this Section 6.2 in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

     6.3  Mandatory Indemnification. To the extent that a representative of the
          -------------------------
Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 6.1 or Section 6.2 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     6.4  Procedure for Effecting Indemnification. Unless ordered by a court,
          ---------------------------------------
any indemnification under Section 6.1 or Section 6.2 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because he has met the applicable standard of conduct set forth in those sections. The determination shall be made:

     (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

     (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

     (3)  by the stockholders.

     6.5  Advancing Expenses. Expenses (including attorneys' fees) incurred in
          ------------------
defending any action or proceeding referred to in this Article VI shall be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI or otherwise.

     6.6  Insurance. The Corporation shall have the power to purchase and
          ---------
maintain insurance on behalf of any person who is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against that liability under the provisions of this
Article VI.

     6.7  Modification. The duties of the Corporation to indemnify and to
          ------------
advance expenses to a director or officer provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

     ARTICLE VIII of the Corporation's Articles of Incorporation provides for the limitation of liability of directors and officers of the Company as follows:

     A. Personal Liability for Monetary Damages. The personal liabilities of the directors and officers of the Corporation for monetary damages for conduct in their capacities as such shall be eliminated to the fullest extent permitted by the BCL as it exists on the effective date of these Articles of Incorporation or as such law may be thereafter in effect, and in no event shall a director be personally liable, as such, for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office under the BCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This section A of Article VIII shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to Federal, State, or local law.

     B. Amendments. No amendment, modification or repeal of this Article VIII, nor the adoption of a provision of these Articles of Incorporation inconsistent with this Article VIII, shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act prior to such amendment, modification, repeal or adoption.

Item 15.  Recent Sales of Unregistered Securities

          None

Item 16.  Exhibits and Financial Statement Schedules:

1.1 Letter Agreement with Ryan, Beck & Co., Inc. dated April 7, 2000, relating to selling agent services.

1.2 Letter Agreement with Ryan, Beck & Co., Inc. and Legg Mason Wood Walker, Inc. dated June 2, 2000 relating to services to be provided in the stock offering.

1.3   Agency Agreement with Ryan, Beck & Co., Inc. and Legg Mason Wood Walker,
      Inc.*

2.1 Agreement and Plan of Reorganization by and between Harris Financial, MHC, Harris Financial, Inc. New Harris Financial, Inc. Harris Savings Bank and York Financial Corp. and York Federal Savings and Loan Association. (Incorporated by Reference to Exhibit 1 to the Current Report on Form 8-K of Harris Financial, Inc. filed with the Commission on April 7, 2000 (File No. 0-22399)).

2.2   Plan of Conversion and Reorganization of Harris Financial, MHC

3.1 Articles of Incorporation of Harris Financial, Inc. (Incorporated by reference to Exhibit B to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 of Harris Financial, Inc. filed with the Commission on March 17, 1997 (File No.333-22415).

3.2 Bylaws of Harris Financial, Inc. (Incorporated by reference to Exhibit C to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 of Harris Financial, Inc. filed with the Commission on March 17, 1997 (File No.333-22415).

3.3 Articles of Incorporation of New Harris Financial, Inc. (Incorporated by reference to Exhibit D to the Plan of Conversion and Reorganization of Harris Financial, Inc. filed as Exhibit 2.2 to this Registration Statement)

3.4 Articles of Incorporation of New Harris Financial, Inc. (Incorporated by reference to Exhibit E to the Plan of Conversion and Reorganization of Harris Financial, Inc. filed as Exhibit 2.2 to this Registration Statement)

4.1 Form of Common Stock Certificate of Harris Financial, Inc. (Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-4 of Harris Financial, Inc. filed with the Commission on March 17, 1997 (File No.333-22415)).

4.2   Form of Common Stock Certificate of New Harris Financial, Inc.

5.1 Opinion of Luse Lehman Gorman Pomerenk & Schick, a Professional Corporation as to the legality of the securities being issued.

8.1 Federal Tax Opinion of Luse Lehman Gorman Pomerenk & Schick, a Professional Corporation

8.2   Letter of RP Financial, LC with respect to Subscription Rights

10.1 Harris Savings Bank 1994 Stock Option Plan for Outside Directors (Incorporated by Reference to Exhibit 4.1 to the Registration Statement on Form S-8 of Harris Financial, Inc. filed with the Commission on September 22, 1997 (File No. 333-36087)).

10.2 Harris Savings Bank 1994 Incentive Stock Option Plan (Incorporated by Reference to Exhibit 4.2 to the Registration Statement on Form S-8 of Harris Financial, Inc. filed with the Commission on September 22, 1997 (File No. 333-36087)).

10.3 Harris Savings Bank 1996 Incentive Stock Option Plan (Incorporated by Reference to Exhibit 4.3 to the Registration Statement on Form S-8 of Harris Financial, Inc. filed with the Commission on September 22, 1997 (File No. 333-36087)).

10.4 Harris Savings Bank Recognition and Retention Plan for Officers and Employees (Incorporated by Reference to Exhibit 10.4 to the Registration Statement on Form S-4 of Harris Financial, Inc., filed with the Commission on February 26, 1997, and amended on March 17, 1997 (File No. 333-22415)).

10.5 Harris Savings Bank Recognition and Retention Plan for Outside Directors (Incorporated by Reference to Exhibit 10.5 to the Registration Statement on Form S-4 of Harris Financial, Inc., filed with the Commission on February 26, 1997, and amended on March 17, 1997 (File No. 333-22415)).

10.6 Form of Employment Contract between Harris Savings Bank and Lyle B. Shughart, dated March 13, 1997 (Incorporated by Reference to Exhibit 10.6 to the Registration Statement on Form S-4 of Harris Financial, Inc., filed with the Commission on February 26, 1997, and amended on March 17, 1997 (File No. 333-22415)).

10.7 Form of Change in Control Agreements between Harris Savings Bank and James L. Durrell, William M. Long and Lyle B. Shughart, all dated January 25, 1994 (Incorporated by Reference to Exhibit 10.7 to the Registration Statement on Form S-4 of Harris Financial, Inc., filed with the Commission on February 26, 1997, and amended on March 17, 1997 (File No. 333-22415)).

10.8 Harris Savings Bank Supplemental Executive Retirement Plan (Incorporated by Reference to Exhibit 10.8 to the Registration Statement on Form S-4 of Harris Financial, Inc., filed with the Commission on February 26, 1997, and amended on March 17, 1997 (File No. 333-22415)).

10.9 Executive Employment Agreement between Harris Savings Bank and Richard C. Ruben, dated August 11, 1997. (Incorporated by Reference to Exhibit 10.1 to the Current Report on Form 8-K of Harris Financial, Inc., filed with the Commission on March 13, 1998 (File Number 000-22399)).

10.10 Executive Agreement between Harris Financial MHC and Charles C. Pearson, Jr., dated December 19, 1997. (Incorporated by Reference to Exhibit 10.2 to the Current Report on Form 8-K of Harris Financial, Inc., filed with the Commission on March 13, 1998 (File No. 000-22399)).

10.11 Notification of the Naming of Executive Vice President/Chief Operating Officer, John Atkinson, dated April 29, 1998. (Incorporated by Reference to Current Report on Form 8-K of Harris Financial, Inc., filed with the Commission on May 4, 1998 (File No. 000-22399)).

10.12 Harris Financial, Inc. 1999 Stock Option Plan for Outside Directors and Harris Financial, Inc. 1999 Incentive Stock Option Plan (Incorporated by Reference to Registration Statement on Form S-8 of Harris Financial, Inc., filed with the Commission on May 27, 1999 (File No. 000-22399)).

10.13 Naming of Charles C. Pearson, Jr., as Chairman of the Board of Harris Savings Bank. (Incorporated by Reference to Current Report on Form 8-K of Harris Financial, Inc., filed with the Commission on May 18, 1999 (File No. 000-22399)).

10.14 Press Release regarding rescission of 5% stock dividend declared January 20, 2000. (Incorporated by Reference to Current Report on Form 8-K of Harris Financial, Inc., filed with the Commission on February 8, 2000 (File No. 000-22399)).

10.15 York Financial Corp. Incentive Stock Option Plan (Incorporated by Reference to Registration Statement on Form S-4 of York Financial Corp. under its former name of First Capital Group, Inc., filed with the Commission on September 19, 1985).

10.16 1984 York Financial Corp. Amended Incentive Stock Option Plan (Incorporated by Reference to Registration Statement on Form S-8 of York Financial Corp., filed with the Commission on December 13, 1994 (File No. 33-87300)).

10.17 1984 York Financial Corp. Non-Incentive Stock Option Plan for Outside Directors (Incorporated by Reference to Registration Statement on Form S-8 of York Financial Corp., filed with the Commission on December 13, 1994 (File No. 33-87300)).

10.18 1992 York Financial Corp. Non-Incentive Stock Option Plan for Directors (Incorporated by Reference to Registration Statement on Form S-8 of York Financial Corp. filed with the Commission on December 13, 1994 (File No. 33-87300) and to the 1992 Annual Meeting Proxy Statement of York Financial Corp. filed with the Commission on September 24, 1992).

10.19 1992 York Financial Corp. Stock Option and Incentive Plan (Incorporated by Reference to Registration Statement on Form S-8 of York Financial Corp. filed with the Commission on December 13, 1994 (File No. 33-87300) and to the 1992 Annual Meeting Proxy Statement of York Financial Corp. filed with the Commission on September 24, 1992).

10.20 1995 York Financial Corp. Non-Qualified Stock Option Plan for Directors (Incorporated by reference from the 1995 Annual Meeting Proxy Statement of York Financial Corp. filed with the Commission on September 25, 1995 and to Registration Statement on Form S-8 of York Financial Corp. filed with the Commission on November 21, 1995 (File No. 33-64505)).

10.21 1997 York Financial Corp. Stock Option and Incentive Plan (Incorporated by reference to the 1997 Annual Meeting Proxy Statement of York Financial Corp. with the Commission on September 25, 1997 and to Registration Statement on Form S-8 of York Financial Corp. filed with the Commission on November 24, 1997 (File No. 333-40887)).

10.22 Supplemental Executive Retirement Plan (Incorporated by Reference to Annual Report on Form 10-K for the fiscal year ended June 30, 1999 of York Financial Corp. filed with the Commission on September 24, 1999 (File No. 000-14995)).

10.23  Revised Employment Agreement of Charles C. Pearson, Jr.*

21     Subsidiaries of Harris Financial, Inc.

            Subsidiary                              State of Organization
       ----------------------                       --------------------------
       Harris Savings Bank                          Pennsylvania
       AVSTAR Mortgage Corporation                  Pennsylvania
       Harris Delaware Corporation                  Delaware
       H. S. Service Corporation                    Pennsylvania
       First Harrisburg Service Corporation         Pennsylvania
       C.B.L. Service Corporation                   Pennsylvania

23.1   Consent of Arthur Andersen LLP

23.2   Consent of Ernst & Young, LLP

23.3 Consent of Luse Lehman Gorman Pomerenk & Schick, a Professional Corporation (set forth in Exhibit 5.1)

23.4   Consent of RP Financial, LC

24 Power of attorney (set forth on the signature pages to this Registration Statement)

27 Financial Data Schedules (Incorporated by Reference to Quarterly Report on Form 10-Q of Harris Financial, Inc. for the Quarter Ended March 31, 2000, File Number 000-22399, filed with the Commission on May 11, 2000 and Quarterly Report on Form 10-Q of York Financial Corp. for the Quarter Ended March 31, 2000, File Number 000-14995 filed with the Commission on May 12, 2000).

99.1   Marketing Materials*

99.2   Appraisal Report**

99.3   Appraisal Agreement with RP Financial, LC.

99.4   Business Plan Agreement with RP Financial, LC.
___________________________
*    To be filed supplementally or by amendment.
** Text to be filed supplementally or by amendment; Tabular information filed in paper format only.

Item 17.  Undertakings

          The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Harrisburg, Pennsylvania, on June 22, 2000

                              HARRIS FINANCIAL, INC.


                             By: /s/ Charles C. Pearson, Jr.
                                 -----------------------------------------------
                                 Charles C. Pearson, Jr.
                                 Chairman, President and Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned Directors of Harris Financial, Inc. severally constitute and appoint Charles C. Pearson, Jr. with full power of substitution, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below which said Charles C. Pearson, Jr. may deem necessary or advisable to enable Harris Financial, Inc. to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4 relating to the offering of Harris Financial, Inc. Common Stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Charles C. Pearson, Jr. shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

By: /s/ Charles C. Pearson, Jr.                                 By: /s/ James L. Durrell
    ---------------------------------------------                   ----------------------------------------
    Charles C. Pearson, Jr., Chairman, President,                   James L. Durrell, Executive Vice
    and Chief Executive Officer                                     President and Chief Financial Officer
    (Principal Executive Officer)                                   (Principal Financial Officer)

Date: June 22, 2000                                             Date: June 22, 2000

By: /s/ Ernest P. Davis                                         By: /s/ Jimmie C. George
    ---------------------------------------------                   ----------------------------------------
    Ernest P. Davis, Director                                       Jimmie C. George, Director

Date: June 22, 2000                                             Date: June 22, 2000

By: /s/ Robert A. Houck                                         By: /s/ Bruce S. Isaacman
    ---------------------------------------------                   ----------------------------------------
    Robert A. Houck, Director                                       Bruce S. Isaacman

Date: June 22, 2000                                             Date: June 22, 2000

By  /s/ William E. McClure, Jr.                                 By: /s/ Robert E. Poole
    ---------------------------------------------                   ----------------------------------------
    William E. McClure, Jr., Director                               Robert E. Poole, Director

Date: June 22, 2000                                             Date: June 22, 2000

By: /s/ William A. Siverling                                    By: /s/ Frank R. Sourbeer
    ---------------------------------------------                   ----------------------------------------
    William A. Siverling, Director                                  Frank R. Sourbeer, Director

Date: June 22, 2000                                             Date: June 22, 2000

By: /s/ Donald B. Springer
    ---------------------------------------------
    Donald B. Springer, Director

     As filed with the Securities and Exchange Commission on June 23, 2000
                                                      Registration No. 333-
================================================================================



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                            ______________________

                                    EXHIBITS
                                       TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-1

                            ______________________



                             HARRIS FINANCIAL, INC.
                            Harrisburg, Pennsylvania

                                 EXHIBIT INDEX

1.1 Letter Agreement with Ryan, Beck & Co., Inc. dated April 7, 2000, relating to selling agent services.

1.2 Letter Agreement with Ryan, Beck & Co., Inc. and Legg Mason Wood Walker, Inc. dated June 2, 2000 relating to services to be provided in the stock offering.

1.3       Agency Agreement with Ryan, Beck & Co., Inc. and Legg Mason Wood
          Walker, Inc.*

2.1 Agreement and Plan of Reorganization by and between Harris Financial, MHC, Harris Financial, Inc. New Harris Financial, Inc. Harris Savings Bank and York Financial Corp. and York Federal Savings and Loan Association. (Incorporated by Reference to Exhibit 1 to the Current Report on Form 8-K of Harris Financial, Inc. filed with the Commission on April 7, 2000 (File No. 0-22399)).

2.2       Plan of Conversion and Reorganization of Harris Financial, MHC

3.1 Articles of Incorporation of Harris Financial, Inc. (Incorporated by reference to Exhibit B to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 of Harris Financial, Inc. filed with the Commission on March 17, 1997 (File No.333-22415).

3.2 Bylaws of Harris Financial, Inc. (Incorporated by reference to Exhibit C to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 of Harris Financial, Inc. filed with the Commission on March 17, 1997 (File No.333-22415).

3.3 Articles of Incorporation of New Harris Financial, Inc. (Incorporated by reference to Exhibit D to the Plan of Conversion and Reorganization of Harris Financial, Inc. filed as Exhibit 2.2 to this Registration Statement)

3.4 Articles of Incorporation of New Harris Financial, Inc. (Incorporated by reference to Exhibit E to the Plan of Conversion and Reorganization of Harris Financial, Inc. filed as Exhibit 2.2 to this Registration Statement)

4.1 Form of Common Stock Certificate of Harris Financial, Inc. (Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-4 of Harris Financial, Inc. filed with the Commission on March 17, 1997 (File No.333-22415)).

4.2       Form of Common Stock Certificate of New Harris Financial, Inc.

5.1 Opinion of Luse Lehman Gorman Pomerenk & Schick, a Professional Corporation as to the legality of the securities being issued.

8.1 Federal Tax Opinion of Luse Lehman Gorman Pomerenk & Schick, a Professional Corporation

8.2       Letter of RP Financial, LC with respect to Subscription Rights

10.1 Harris Savings Bank 1994 Stock Option Plan for Outside Directors (Incorporated by Reference to Exhibit 4.1 to the Registration Statement on Form S-8 of Harris Financial, Inc. filed with the Commission on September 22, 1997 (File No. 333-36087)).

10.2 Harris Savings Bank 1994 Incentive Stock Option Plan (Incorporated by Reference to Exhibit 4.2 to the Registration Statement on Form S-8 of Harris Financial, Inc. filed with the Commission on September 22, 1997 (File No. 333-36087)).

10.3 Harris Savings Bank 1996 Incentive Stock Option Plan (Incorporated by Reference to Exhibit 4.3 to the Registration Statement on Form S-8 of Harris Financial, Inc. filed with the Commission on September 22, 1997 (File No. 333-36087)).

10.4 Harris Savings Bank Recognition and Retention Plan for Officers and Employees (Incorporated by Reference to Exhibit 10.4 to the Registration Statement on Form S-4 of Harris Financial, Inc., filed with the Commission on February 26, 1997, and amended on March 17, 1997 (File No. 333-22415)).

10.5 Harris Savings Bank Recognition and Retention Plan for Outside Directors (Incorporated by Reference to Exhibit 10.5 to the Registration Statement on Form S-4 of Harris Financial, Inc., filed with the Commission on February 26, 1997, and amended on March 17, 1997 (File No. 333-22415)).

10.6 Form of Employment Contract between Harris Savings Bank and Lyle B. Shughart, dated March 13, 1997 (Incorporated by Reference to Exhibit 10.6 to the Registration Statement on Form S-4 of Harris Financial, Inc., filed with the Commission on February 26, 1997, and amended on March 17, 1997 (File No. 333-22415)).

10.7 Form of Change in Control Agreements between Harris Savings Bank and James L. Durrell, William M. Long and Lyle B. Shughart, all dated January 25, 1994 (Incorporated by Reference to Exhibit 10.7 to the Registration Statement on Form S-4 of Harris Financial, Inc., filed with the Commission on February 26, 1997, and amended on March 17, 1997 (File No. 333-22415)).

10.8 Harris Savings Bank Supplemental Executive Retirement Plan (Incorporated by Reference to Exhibit 10.8 to the Registration Statement on Form S-4 of Harris Financial, Inc., filed with the Commission on February 26, 1997, and amended on March 17, 1997 (File No. 333-22415)).

10.9 Executive Employment Agreement between Harris Savings Bank and Richard C. Ruben, dated August 11, 1997. (Incorporated by Reference to Exhibit 10.1 to the Current Report on Form 8-K of Harris Financial, Inc., filed with the Commission on March 13, 1998 (File Number 000-22399)).

10.10 Executive Agreement between Harris Financial MHC and Charles C. Pearson, Jr., dated December 19, 1997. (Incorporated by Reference to Exhibit 10.2 to the Current Report on Form 8-K of Harris Financial, Inc., filed with the Commission on March 13, 1998 (File No. 000-22399)).

10.11 Notification of the Naming of Executive Vice President/Chief Operating Officer, John Atkinson, dated April 29, 1998. (Incorporated by Reference to Current Report on Form 8-K of Harris Financial, Inc., filed with the Commission on May 4, 1998 (File No. 000-22399)).

10.12 Harris Financial, Inc. 1999 Stock Option Plan for Outside Directors and Harris Financial, Inc. 1999 Incentive Stock Option Plan (Incorporated by Reference to Registration Statement on Form S-8 of Harris Financial, Inc., filed with the Commission on May 27, 1999 (File No. 000-22399)).

10.13 Naming of Charles C. Pearson, Jr., as Chairman of the Board of Harris Savings Bank. (Incorporated by Reference to Current Report on Form 8-K of Harris Financial, Inc., filed with the Commission on May 18, 1999 (File No. 000-22399)).

10.14 Press Release regarding rescission of 5% stock dividend declared January 20, 2000. (Incorporated by Reference to Current Report on Form 8-K of Harris Financial, Inc., filed with the Commission on February 8, 2000 (File No. 000-22399)).

10.15 York Financial Corp. Incentive Stock Option Plan (Incorporated by Reference to Registration Statement on Form S-4 of York Financial Corp. under its former name of First Capital Group, Inc., filed with the Commission on September 19, 1985).

10.16 1984 York Financial Corp. Amended Incentive Stock Option Plan (Incorporated by Reference to Registration Statement on Form S-8 of York Financial Corp., filed with the Commission on December 13, 1994 (File No. 33-87300)).

10.17 1984 York Financial Corp. Non-Incentive Stock Option Plan for Outside Directors (Incorporated by Reference to Registration Statement on Form S-8 of York Financial Corp., filed with the Commission on December 13, 1994 (File No. 33-87300)).

10.18 1992 York Financial Corp. Non-Incentive Stock Option Plan for Directors (Incorporated by Reference to Registration Statement on Form S-8 of York Financial Corp. filed with the Commission on December 13, 1994 (File No. 33-87300) and to the 1992 Annual Meeting Proxy Statement of York Financial Corp. filed with the Commission on September 24, 1992).

10.19 1992 York Financial Corp. Stock Option and Incentive Plan (Incorporated by Reference to Registration Statement on Form S-8 of York Financial Corp. filed with the Commission on December 13, 1994 (File No. 33-87300) and to the 1992 Annual Meeting Proxy Statement of York Financial Corp. filed with the Commission on September 24, 1992).

10.20 1995 York Financial Corp. Non-Qualified Stock Option Plan for Directors (Incorporated by reference from the 1995 Annual Meeting Proxy Statement of York Financial Corp. filed with the Commission on September 25, 1995 and to Registration Statement on Form S-8 of York Financial Corp. filed with the Commission on November 21, 1995 (File No. 33-64505)).

10.21 1997 York Financial Corp. Stock Option and Incentive Plan (Incorporated by reference to the 1997 Annual Meeting Proxy Statement of York Financial Corp. with the Commission on September 25, 1997 and to Registration Statement on Form S-8 of York Financial Corp. filed with the Commission on November 24, 1997 (File No. 333-40887)).

10.22 Supplemental Executive Retirement Plan (Incorporated by Reference to Annual Report on Form 10-K for the fiscal year ended June 30, 1999 of York Financial Corp. filed with the Commission on September 24, 1999 (File No. 000-14995)).

10.23  Revised Employment Agreement of Charles C. Pearson, Jr.*

21            Subsidiaries of Harris Financial, Inc.

            Subsidiary                              State of Organization
       ---------------------                        ----------------------
       Harris Savings Bank                          Pennsylvania
       AVSTAR Mortgage Corporation                  Pennsylvania
       Harris Delaware Corporation                  Delaware
       H. S. Service Corporation                    Pennsylvania
       First Harrisburg Service Corporation         Pennsylvania
       C.B.L. Service Corporation                   Pennsylvania

23.1   Consent of Arthur Andersen LLP

23.2   Consent of Ernst & Young, LLP

23.3 Consent of Luse Lehman Gorman Pomerenk & Schick, a Professional Corporation (set forth in Exhibit 5.1)

23.4   Consent of RP Financial, LC

24 Power of attorney (set forth on the signature pages to this Registration Statement)

27 Financial Data Schedules (Incorporated by Reference to Quarterly Report on Form 10-Q of Harris Financial, Inc. for the Quarter Ended March 31, 2000, File Number 000-22399, filed with the Commission on May 11, 2000 and Quarterly Report on Form 10-Q of York Financial Corp. for the Quarter Ended March 31, 2000, File Number 000-14995 filed with the Commission on May 12, 2000).

99.1  Marketing Materials*

99.2  Appraisal Report**

99.3  Appraisal Agreement with RP Financial, LC.

99.4 Business Plan Agreement with RP Financial, LC.
___________________________
*    To be filed supplementally or by amendment.
** Text to be filed supplementally or by amendment; Tabular information filed in paper format only.